As filed with the Securities and Exchange Commission on October 11, 2005
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-4
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

The Goodyear Tire & Rubber Company
(Exact Name of Registrant as Specified in Its Charter)

Ohio	3011	34-0253240
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Subsidiary Guarantors Listed on Schedule A Hereto
(Exact Name of Registrants as Specified in Their Charter)

1144 East Market Street Akron, Ohio 44316-0001 (330) 796-2121 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	C. Thomas Harvie, Esq.
Senior Vice President, General Counsel
and Secretary
The Goodyear Tire & Rubber Company
1144 East Market Street
Akron, Ohio 44316-0001
(330) 796-2121
(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

      Copies to:
Leonard Chazen, Esq.
Covington & Burling
1330 Avenue of the Americas
New York, NY 10019
(212) 841-1000

     Approximate date of commencement of proposed sales to the public: As soon as practicable after this registration statement becomes effective.
     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.    ☐
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of Each Class of	Amount to be	Offering Price Per	Aggregate Offering	Amount of
Securities to be Registered	Registered	Unit(1)	Price(1)	Registration Fee

11% Senior Secured Notes due 2011	$450,000,000	100%	$450,000,000	$52,965(2)

Senior Secured Floating Rate Notes due 2011	$200,000,000	100%	$200,000,000	$23,540(2)

Note Guarantees	(3)	(4)	(4)	(3)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(f) under the Securities Act of 1933.

(2)	Computed in accordance with Section 6(b) of the Securities Act of 1933 by multiplying 0.0001177 by the proposed maximum aggregate offering price.

(3)	The Registrant’s subsidiaries listed on Schedule A hereto have guaranteed, jointly and severally, the payment of all obligations on the notes registered hereby. The subsidiary guarantors are registering the note guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933, no registration fee is required in respect of the note guarantees.

(4)	Not applicable.
     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

SCHEDULE A
SUBSIDIARY GUARANTORS

				Primary
				Standard
	State of	I.R.S. Employer		Industrial
	Incorporation or	Identification	Address of Registrant’s	Classification	Address of
Registrant	Organization	Number	Principal Executive Offices	Code Number	Agent for Service

Belt Concepts of America, Inc.	Delaware	56-1947316	605 North Pine Street Spring Hope, North Carolina 27882 (919) 478-4601	3060	The Corporation Trust Company 1209 Orange Street Wilmington, Delaware 19801 (302) 658-7581

Celeron Corporation	Delaware	51-0269149	1144 East Market Street Akron, Ohio 44316 (330) 796-2121	9995	The Corporation Trust Company 1209 Orange Street Wilmington, Delaware 19801 (302) 658-7581

Cosmoflex, Inc.	Delaware	34-1130989	4142 Industrial Avenue Hannibal, Missouri 63401 (573) 221-0242	3080	The Corporation Trust Company 1209 Orange Street Wilmington, Delaware 19801 (302) 658-7581

Dapper Tire Co., Inc.	California	95-2012142	4025 Lockridge Street San Diego, California 92102 (714) 375-6146	5013	CT Corporation System 818 West 7th Street Los Angeles, California 90017 (213) 627-8252

Divested Companies Holding Company	Delaware	51-0304855	1209 Orange Street Wilmington, Delaware 19801 (302) 658-7581	9995	CT Corporation System 1209 Orange Street Wilmington, Delaware 19801 (302) 658-7581

Divested Litchfield Park Properties, Inc.	Arizona	51-0304856	3225 North Central Avenue Phoenix, Arizona 85012 (602) 277-4792	9995	CT Corporation System 3225 North Central Avenue Phoenix, Arizona 85012 (602) 277-4792

Goodyear Farms, Inc.	Arizona	86-0056985	3225 North Central Avenue Phoenix, Arizona 85012 (602) 277-4792	3523	CT Corporation System 3225 North Central Avenue Phoenix, Arizona 85012 (602) 277-4792

Goodyear International Corporation	Delaware	34-0253255	1144 East Market Street Akron, Ohio 44316-0001 (330) 796-2121	5013	The Corporation Trust Company 1209 Orange Street Wilmington, Delaware 19801 (302) 658-7581

Goodyear Western Hemisphere Corporation	Delaware	34-0736571	1209 Orange Street Wilmington, Delaware 19801 (302) 658-7581	5013	The Corporation Trust Company 1209 Orange Street Wilmington, Delaware 19801 (302) 658-7581

The Kelly- Springfield Tire Corporation	Delaware	31-1515120	1144 East Market Street Akron, Ohio 44316-0001 (330)796-2121	9995	The Corporation Trust Company 1209 Orange Street Wilmington, Delaware 19801 (302) 658-7581

Wheel Assemblies Inc.	Delaware	34-1879550	1209 Orange Street Wilmington, Delaware 19801 (302) 658-7581	9995	The Corporation Trust Company 1209 Orange Street Wilmington, Delaware 19801 (302) 658-7581

Wingfoot Commercial Tire Systems, LLC	Delaware	31-1735402	1144 East Market Street Akron, Ohio 44316-0001 (330) 796-2121	5531	CT Corporation System 1300 East 9th Street Suite 1010 Cleveland, Ohio 44114 (216) 621-4270

Wingfoot Ventures Eight Inc.	Delaware	51-0319223	1105 North Market Street Suite 1300 Wilmington, Delaware 19899 (302) 651-8410	9995	The Corporation Trust Company 1209 Orange Street Wilmington, Delaware 19801 (302) 658-7581

Goodyear Canada Inc.	Ontario	Not applicable	450 Kipling Avenue Toronto Ontario M8Z 5F1 Canada (416) 201-4300	3060	Secretary 450 Kipling Avenue Toronto Ontario M8Z 5F1 Canada (416) 201-4300

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED OCTOBER 11, 2005
PROSPECTUS
THE GOODYEAR TIRE & RUBBER COMPANY
OFFER TO EXCHANGE
$450,000,000 11% Senior Secured Notes due 2011 that have been registered under the Securities Act of 1933 for any and all outstanding unregistered 11% Senior Secured Notes due 2011
$200,000,000 Senior Secured Floating Rate Notes due 2011 that have been registered under the Securities Act of 1933 for any and all outstanding unregistered Senior Secured Floating Rate Notes due 2011

      We are offering to exchange $650,000,000 in aggregate principal amount of our notes, comprised of $450,000,000 of 11% Senior Secured Notes due 2011 and $200,000,000 of Senior Secured Floating Rate Notes due 2011, which we refer to collectively as the exchange notes, for any and all outstanding unregistered notes, comprised of 11% Senior Secured Notes due 2011 and Senior Secured Floating Rate Notes due 2011, respectively, which we refer to collectively as the original notes. We refer collectively to the exchange notes and the original notes that remain outstanding following the exchange offer as the notes. The terms of the exchange notes will be identical in all material respects to the respective terms of the original notes of the corresponding series except that the exchange notes will be registered under the Securities Act of 1933, as amended (the “Securities Act”), and, therefore, the transfer restrictions applicable to the original notes will not be applicable to the exchange notes.

•	Our offer to exchange original notes for exchange notes will be open until 5:00 p.m., New York City time, on , 2005, unless we extend the offer.

•	We will exchange all outstanding original notes that are validly tendered and not validly withdrawn prior to the expiration date of the exchange offer. You should carefully review the procedures for tendering the original notes beginning on page 107 of this prospectus.

•	If you fail to tender your original notes, you will continue to hold unregistered securities and your ability to transfer them could be adversely affected.

•	The exchange of original notes for exchange notes pursuant to the exchange offer generally will not be a taxable event for U.S. federal income tax purposes.

•	We will not receive any proceeds from the exchange offer.

•	No public market currently exists for the outstanding notes or the exchange notes. We do not intend to list the exchange notes on any national securities exchange or the Nasdaq Stock Market.

•	Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal to be used in connection with the exchange offer states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, if requested by one or more broker-dealers, to make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale for a period ending on the earlier of (i) 180 days after the completion of the exchange offer and (ii) the date on which such broker-dealer has sold all of its exchange notes. See “Plan of Distribution.”
      Investing in the exchange notes involves risks. See “Risk Factors” beginning on page 14 of this prospectus.
      We are not asking you for a proxy and you are requested not to send us a proxy.
      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
THE DATE OF THIS PROSPECTUS IS                  , 2005.

      We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained in this prospectus as if we had authorized it. You must not rely upon any information or representation not contained in this prospectus as if we had authorized it. This prospectus does not constitute an offer to sell or solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

i

FORWARD-LOOKING INFORMATION — SAFE HARBOR STATEMENT
      Certain information set forth herein (other than historical data and information) may constitute forward-looking statements regarding events and trends that may affect our future operating results and financial position. The words “estimate,” “expect,” “intend” and “project,” as well as other words or expressions of similar meaning, are intended to identify forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus. Such statements are based on current expectations and assumptions, are inherently uncertain, are subject to risks and should be viewed with caution. Actual results and experience may differ materially from the forward-looking statements as a result of many factors, including:

•	we have not yet completed the implementation of our plan to improve our internal controls and, as described in “Item 9A — Controls and Procedures” in our Annual Report on Form 10-K for the year ended December 31, 2004, Item 4 of Part I of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, and Management’s Report on Internal Controls Over Financial Reporting which accompanies this prospectus, we have two material weaknesses in our internal controls. If these material weaknesses are not remediated or otherwise mitigated they could result in material misstatements in our financial statements in the future, which would result in additional restatements or impact our ability to timely file our financial statements in the future;

•	pending litigation relating to our restatement could have a material adverse effect on our financial condition;

•	an ongoing SEC investigation regarding our accounting restatement could materially adversely affect us;

•	we have experienced significant losses in 2001, 2002 and 2003. Although we recorded net income in 2004 and the first six months of 2005, we cannot provide assurance that we will be able to achieve or sustain future profitability. Our future profitability is dependent upon our ability to continue to successfully implement our turnaround strategy for our North American Tire segment;

•	we face significant global competition, increasingly from lower cost manufacturers, and our market share could decline;

•	our secured credit facilities limit the amount of capital expenditures that we may make;

•	higher raw material and energy costs may materially adversely affect our operating results and financial condition;

•	continued pricing pressures from vehicle manufacturers may materially adversely affect our business;

•	our financial position, results of operations and liquidity could be materially adversely affected if we experience a labor strike, work stoppage or other similar difficulty;

•	our U.S. pension plans are significantly underfunded and our required contributions to those plans are expected to increase. Proposed legislation affecting pension plan funding could result in the need for additional cash payments by us into our U.S. pension plans and increase the insurance premiums we pay to the Pension Benefit Guaranty Corporation;

•	our long-term ability to meet current obligations and to repay maturing indebtedness, is dependent on our ability to access capital markets in the future and to improve our operating results;

•	we have a substantial amount of debt, which could restrict our growth, place us at a competitive disadvantage or otherwise materially adversely affect our financial health;

•	any failure to be in compliance with any material provision or covenant of our secured credit facilities and the indenture governing our senior secured notes could have a material adverse effect on our liquidity and our operations;

•	our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly;

•	if healthcare costs continue to escalate, our financial results may be materially adversely affected;

•	we may incur significant costs in connection with product liability and other tort claims;

•	our reserves for product liability and other tort claims and our recorded insurance assets are subject to various uncertainties, the outcome of which may result in our actual costs being significantly higher than the amounts recorded;

•	we may be required to deposit cash collateral to support an appeal bond if we are subject to a significant adverse judgment, which may have a material adverse effect on our liquidity;

•	we are subject to extensive government regulations that may materially adversely affect our ongoing operating results;

•	potential changes in foreign laws and regulations could prevent repatriation of future earnings to our parent company in the United States;

•	our international operations have certain risks that may materially adversely affect our operating results;

•	we may be impacted by economic disruptions associated with global events including war, acts of terror and civil obstructions;

•	the terms and conditions of our global alliance with Sumitomo Rubber Industries, Ltd. (SRI) provide for certain exit rights available to SRI in 2009 or thereafter, upon the occurrence of certain events, which could require us to make a substantial payment to acquire SRI’s interest in certain of our joint venture alliances (which include much of our operations in Europe);

•	we have foreign currency translation and transaction risks that may materially adversely affect our operating results; and

•	if we are unable to attract and retain key personnel, our business could be materially adversely affected.
      It is not possible to foresee or identify all such factors. We will not revise or update any forward-looking statement or disclose any facts, events or circumstances that occur after the date hereof that may affect the accuracy of any forward-looking statement.
ADDITIONAL INFORMATION
      We have filed with the SEC a registration statement on Form S-4 under the Securities Act, to register the notes offered by this prospectus. This prospectus does not contain all of the information included in the registration statement and the exhibits and the schedules to the registration statement. We strongly encourage you to read carefully the registration statement and the exhibits and the schedules to the registration statement.
      Any statement made in this prospectus concerning the contents of any contract, agreement or other document is only a summary of the actual contract, agreement or other document. If we have filed any contract, agreement or other document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement regarding a contract, agreement or other document is qualified in its entirety by reference to the actual document.
      We file and furnish annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any documents we file at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-888-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public from the SEC’s web site at www.sec.gov or through our web site at www.goodyear.com. We have not incorporated by reference into this prospectus the information included on or linked from our website, and you should not consider it to be part of this prospectus.
MARKET AND INDUSTRY DATA AND FORECASTS
      This prospectus includes industry data and forecasts that we obtained from industry publications and surveys and internal company surveys. Industry publications and surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable, but there can be no assurance as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources nor have we ascertained the underlying economic assumptions relied upon therein.

SUMMARY

The following summary contains basic information about this offering. It may not contain all of the information that is important to you and it is qualified in its entirety by the more detailed information included in this prospectus. You should carefully consider the information contained in the entire prospectus, including the information set forth under the heading “Risk Factors” in this prospectus. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Forward-looking Information — Safe Harbor Statement.”
      In this prospectus, “Goodyear,” “Company,” “we,” “us,” and “our” refer to The Goodyear Tire & Rubber Company and its subsidiaries on a consolidated basis, except as otherwise indicated.
The Company
      We are one of the world’s leading manufacturers of tires and rubber products, engaging in operations in most regions of the world. Our 2004 net sales were $18.4 billion and our net income for 2004 was $114.8 million. Together with our U.S. and international subsidiaries and joint ventures, we develop, manufacture, market and distribute tires for most applications. We also manufacture and market several lines of power transmission belts, hoses and other rubber products for the transportation industry and various industrial and chemical markets, as well as synthetic rubber and rubber-related chemicals for various applications. We are one of the world’s largest operators of commercial truck service and tire retreading centers. In addition, we operate more than 1,700 tire and auto service center outlets where we offer our products for retail sale and provide automotive repair and other services. We manufacture our products in more than 90 facilities in 28 countries, and we have marketing operations in almost every country around the world. We employ more than 75,000 associates worldwide.
Recent Developments
      Asset Dispositions. On August 9, 2005, we announced the completion of the sale of our natural rubber plantations in Indonesia at a purchase price of approximately $62 million, subject to post-closing adjustments. On September 1, 2005, we announced that we had completed the sale of our Wingtack adhesives resin business to Sartomer Company, Inc. We received approximately $55 million in cash proceeds and retained approximately $10 million in working capital in connection with the Wingtack sale. We are also awaiting the necessary approvals to complete the sale of the assets of our North American farm tire business to Titan International for approximately $100 million. We also have announced that we are exploring the possible sale of our Engineered Products business. Engineered Products manufactures and markets engineered rubber products for industrial, military, consumer and transportation original equipment end-users.
      Cost Reduction Initiatives. On September 23, 2005, we announced cost reduction initiatives we plan to implement over the next several years. The initiatives include reducing our high-cost manufacturing capacity by between 8 percent and 12 percent. In connection with the reduction in manufacturing capacity, we anticipate incurring cash restructuring charges of approximately $150-250 million over the next three years.
      SEC Investigation and “Wells Notice.” In the Fall of 2003, the SEC informed us that it had initiated an investigation into the facts and circumstances related to the restatement we announced in October 2003. On August 16, 2005, we announced that we had received a “Wells Notice” from the staff of the SEC. The Wells Notice states that the SEC staff intends to recommend that a civil or administrative enforcement action be brought against us for alleged violations of provisions of the Securities and Exchange Act of 1934 relating to the maintenance of books, records and internal accounting controls, the establishment of disclosure controls and procedures, and the periodic SEC filing requirements, as set forth in sections 13(a) and 13(b)(2)(A) and (B) of the Act and SEC Rules 12b-20, 13a-13 and 13a-15(a). The alleged violations relate to the account reconciliation matters giving rise to our initial decision to restate in October 2003. We have also been informed that Wells Notices have been issued to a former chief financial officer and a former chief accounting officer of ours. We continue to cooperate with the SEC in connection with this matter.

      Impact of Hurricane Rita. On October 3, 2005, we announced that we had implemented temporary reductions at our North American tire facilities due to disruptions in the supply of certain raw materials resulting from the impact of Hurricane Rita. As a result of the supplier shortages, North American tire production was reduced by approximately 30% with production expected to rise as the raw material disruptions ease. As a result of the supplier shortages and other effects of the hurricane we declared force majeure with respect to certain contracts which we may be unable to fulfill in the future. We are still assessing the impact of these events on our business and results of operations. We currently anticipate that most of the impact will be related to higher production and raw material costs as well as higher transportation expenses.
Our Principal Executive Offices
      We are an Ohio corporation, organized in 1898. Our principal executive offices are located at 1144 East Market Street, Akron, Ohio 44316-0001. Our telephone number is (330) 796-2121.

Summary Terms of the Exchange Offer
      On March 12, 2004, we completed an offering of $650,000,000 in aggregate principal amount of original notes, comprised of $450,000,000 of 11% Senior Secured Notes due 2011 and $200,000,000 of Senior Secured Floating Rate Notes due 2011. That offering was exempt from the registration requirements of the Securities Act. In connection with that offering, we entered into a registration rights agreement with the initial purchasers of the original notes in which we agreed, among other things, to deliver this prospectus to you and to use our commercially reasonable efforts to complete the exchange offer.

Exchange Offer	We are offering to exchange up to $650,000,000 in aggregate principal amount of our notes, comprised of $450,000,000 of 11% Senior Secured Notes due 2011 and $200,000,000 of Senior Secured Floating Rate Notes due 2011, which have been registered under the Securities Act, for any and all of our outstanding 11% Senior Secured Notes due 2011 and Senior Secured Floating Rate Notes due 2011 to satisfy our obligations under the registration rights agreement that we entered into when the original notes were sold.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, on , 2005, unless extended.

Withdrawal; Non-Acceptance	You may withdraw any original notes tendered in the exchange offer at any time prior to 5:00 p.m., New York City time, on , 2005. If we decide for any reason not to accept any original notes tendered for exchange, the original notes will be returned to the registered holder at our expense promptly after the expiration or termination of the exchange offer. In the case of original notes tendered by book-entry transfer into the exchange agent’s account at The Depository Trust Company, any withdrawn or unaccepted original notes will be credited to the tendering holder’s account at The Depository Trust Company.

For further information regarding the withdrawal of tendered original notes, see “The Exchange Offer — Terms of the Exchange Offer;” “— Expiration Date; Extension; Termination; Amendment” and “— Withdrawal Rights.”

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. See the discussion below under the caption “The Exchange Offer — Conditions to the Exchange Offer” for more information regarding the conditions to the exchange offer.

Exchange Agent	Wells Fargo Bank, N.A. is serving as exchange agent in connection with the exchange offer.

Procedures for Tendering Original Notes	If you wish to participate in the exchange offer, you must either:

• complete, sign and date an original or faxed letter of transmittal in accordance with the instructions in the letter of transmittal accompanying this prospectus; or

• arrange for The Depository Trust Company to transmit required information to the exchange agent in connection with a book-entry transfer.

Then you must mail, fax or deliver all required documentation to Wells Fargo Bank, N.A., which is acting as the exchange agent for the exchange offer. The exchange agent’s address appears on the letter of transmittal. By tendering your original notes in either of these manners, you will represent to and agree with us that:

• you are acquiring the exchange notes in the ordinary course of your business;

• you are not engaged in, and you do not intend to engage in, the distribution (within the meaning of the federal securities laws) of the exchange notes in violation of the provisions of the Securities Act;

• you have no arrangement or understanding with anyone to participate in a distribution of the exchange notes; and

• you are not an “affiliate,” within the meaning of Rule 405 under the Securities Act, of the Company.

See “The Exchange Offer — Procedures for Tendering Original Notes” and “— The Depository Trust Company Book-Entry Transfer.”

Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”

Special Procedures for Beneficial Owners	If you are a beneficial owner of original notes that are held by or registered in the name of a broker, dealer, commercial bank, trust company or other nominee or custodian and you wish to tender your original notes, you should contact your intermediary entity promptly and instruct it to tender the exchange notes on your behalf.

Guaranteed Delivery Procedures	If you desire to tender original notes in the exchange offer and:

• the original notes are not immediately available;

• time will not permit delivery of the original notes and all required documents to the exchange agent on or prior to the expiration date; or

• the procedures for book-entry transfer cannot be completed on a timely basis;

you may nevertheless tender the original notes, provided that you comply with all of the guaranteed delivery procedures set forth in “The Exchange Offer — Guaranteed Delivery Procedures.”

Resales of Exchange Notes	Based on an interpretation by the staff of the SEC set forth in no-action letters issued to third parties, we believe that you can resell and transfer your exchange notes without compliance with the registration and prospectus delivery requirements of the Securities

Act, if you can make the representations that appear above under the heading “— Procedures for Tendering Original Notes.”

We cannot guarantee that the SEC would make a similar decision about the exchange offer. If our belief is wrong, or if you cannot truthfully make the representations appearing above, and you transfer any exchange note without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from such requirements, you may incur liability under the Securities Act. We are not indemnifying you against this liability.

Accrued Interest on the Exchange Notes and the Original Notes	The exchange notes will bear interest from the most recent date to which interest has been paid on the corresponding series of original notes. If your original notes are accepted for exchange, then you will receive interest on the exchange notes and not on the original notes.

Certain United States Federal Tax Considerations	The exchange of original notes for exchange notes in the exchange offer will not be a taxable transaction for United States federal income tax purposes. See the discussion below under the caption “Certain United States Federal Tax Considerations.”

Consequences of Failure to Exchange Original Notes	All untendered original notes will remain subject to the restrictions on transfer provided for in the original notes and in the indentures. Generally, the original notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities and may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the original notes under the Securities Act.

Because we anticipate that most holders of the original notes will elect to exchange their original notes, we expect that the liquidity of the markets, if any, for any original notes remaining after the completion of the exchange offer will be substantially limited.

Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes in the exchange offer. We will pay all registration and other expenses incidental to the exchange offer.

Summary Terms of the Exchange Notes
      The following summary contains basic information about the exchange notes and is not intended to be complete. For a more complete understanding of the exchange notes, please refer to the section entitled “Description of the Exchange Notes” in this prospectus.

Issuer	The Goodyear Tire & Rubber Company

Securities	$450 million aggregate principal amount of 11% Senior Secured Notes due 2011 (the “fixed rate exchange notes”).

$200 million aggregate principal amount of Senior Secured Floating Rate Notes due 2011 (the “floating rate exchange notes” and, together with the fixed rate exchange notes, the “exchange notes”).

Principal and Maturity	Fixed rate exchange notes The fixed rate exchange notes will mature on March 1, 2011.

Floating rate exchange notes The floating rate exchange notes will mature on March 1, 2011.

Interest	Fixed rate exchange notes 11% per annum. Interest will be payable semiannually on each March 1 and September 1.

Floating rate exchange notes Six-month LIBOR plus 8.0%, reset semiannually. Interest will be payable semiannually on each March 1 and September 1.

Optional Redemption	Fixed rate exchange notes
Goodyear may redeem some or all of the fixed rate exchange notes beginning on March 1, 2008 at the fixed rate redemption prices listed under “Description of the Exchange Notes — Optional Redemption.”

Prior to March 1, 2008, Goodyear may, at its option, redeem some or all of the fixed rate exchange notes at a redemption price equal to the principal amount of the fixed rate exchange notes plus the Applicable Premium and accrued and unpaid interest to the redemption date. The “Applicable Premium” is defined under “Description of the Exchange Notes — Optional Redemption.”

At any time before March 1, 2007, Goodyear may redeem up to 35% of the aggregate principal amount of the fixed rate exchange notes with the net proceeds of certain equity offerings.

Floating rate exchange notes
Goodyear may redeem some or all of the floating rate exchange notes beginning on March 1, 2008 at the redemption prices listed under “Description of the Exchange Notes — Optional Redemption.”

At any time before March 1, 2007, Goodyear may redeem up to 35% of the aggregate principal amount of the floating rate exchange notes with the net proceeds of certain equity offerings.

Guarantees	The notes will be guaranteed, jointly and severally, on a senior secured basis, by each of the Company’s U.S. and Canadian subsidiaries that is a guarantor under the Company’s secured credit facilities and, to the extent that they also guarantee any debt of Goodyear or a guarantor, by each of Goodyear’s other restricted subsidiaries.

If the notes are assigned an investment grade rating by Moody’s and S&P and no default or event of default has occurred or is continuing, Goodyear may elect to suspend the guarantees. If either rating on the notes should subsequently decline to below investment grade, the guarantees will be reinstated.

Collateral	Goodyear’s obligations under the notes and the guarantors’ obligations under the guarantees will be secured by liens on the collateral that rank immediately junior in priority to the liens securing the Company’s first lien revolving credit facility and second lien term loan facility and any other indebtedness designated by Goodyear from time to time (and in accordance with the indenture governing the notes) to be priority lien indebtedness, subject to certain exceptions. The fixed rate exchange notes and the floating rate exchange notes will be secured by the collateral on an equal and ratable basis. The collateral will initially consist of:

• 100% of the capital stock of, or other equity interests in, certain of the Company’s existing and future U.S. subsidiaries owned directly by the Company and certain of the guarantors, the capital stock of, or other equity interests in, certain of the Company’s existing and future foreign subsidiaries owned directly by the Company and certain of the guarantors, not to exceed 65% of the outstanding capital stock or equity interests in any such foreign subsidiary, and indebtedness held by the Company and certain of the guarantors, in each case, only to the extent that the aggregate principal amount, par value, book value as carried by the Company or market value (whichever is greatest), of any securities of any such subsidiary is not greater than 19.99% of the aggregate principal amount of notes outstanding,

• certain U.S. equipment (including blimps) and U.S. and Canadian intellectual property of the Company and certain of the guarantors,

• the Company’s corporate headquarters,

• certain of Goodyear’s and certain guarantors’ U.S. and Canadian accounts receivable, inventory, cash and cash accounts, and

• any proceeds of any of the preceding.

The liens securing the notes and the guarantees are subject to release in certain circumstances. For example, if the notes are assigned an investment grade rating by Moody’s and S&P and no default or event of default has occurred or is continuing, Goodyear may elect to release any or all of the collateral securing the notes and the guarantees. If either rating on the notes should subsequently decline to below investment grade, the liens will be reinstated.

The lenders under Goodyear’s first and second lien credit facilities and the holders of certain interest rate protection and other hedging obligations and certain cash management obligations benefit from, and all other indebtedness that Goodyear incurs in the future and designates in accordance with the indenture governing the notes as priority lien indebtedness will benefit from, liens on the collateral which will have priority over the liens on the collateral securing the notes, to which Goodyear refers as priority liens. The liens securing the notes will also rank pari passu in priority with the liens that secure the Company’s third lien term loan facility. See “Description of the Exchange Notes — Security” and “Risk factors — Risks relating to the notes — You may not be able to fully realize the value of your liens — Your interest in the collateral may be adversely affected by the failure to record and/or perfect security interests in certain collateral.” Additionally, liens against certain of the collateral not perfected pursuant to the restructured credit facilities will not be perfected with respect to the notes.

Any release of all priority liens upon any collateral approved by holders of the obligations secured by priority liens shall also release the liens securing the notes on the same collateral (subject to certain limited exceptions); provided, that after giving effect to the release, at least $200.0 million of obligations secured by the priority liens on the remaining collateral remain outstanding or committed and available to be drawn. The holders of obligations secured by the priority liens will receive all proceeds from any realization on the collateral until the obligations secured by the priority liens are paid in full in cash and the commitments with respect thereto are terminated. See “Description of the Exchange Notes — Security — Intercreditor agreement.”

Intercreditor Agreement	Pursuant to the intercreditor agreement, the liens securing the notes will be expressly junior in priority to all liens that secure (1) obligations under the Company’s first and second lien credit facilities, (2) any future indebtedness permitted to be incurred under the indenture governing the notes that the Company designates in accordance with the terms of such indenture as priority lien indebtedness and (3) certain obligations under interest rate protection and other hedging agreements and certain cash management obligations. The intercreditor agreement will also provide that the liens securing the notes will rank pari passu in priority with the liens that secure the Company’s third lien term loan facility. Pursuant to the intercreditor agreement, the liens securing the notes may not be enforced at any time when obligations secured by priority liens are outstanding, except for certain limited exceptions.

Sharing of Liens	In addition to the additional indebtedness that may be secured by the priority liens on the collateral, certain existing and future indebtedness permitted to be incurred under the indenture governing the notes may be secured by liens upon any or all of the collateral securing the notes, on an equal and ratable basis with the liens securing the notes, which we refer to as pari passu liens on the collateral.

Ranking	The fixed rate exchange notes and the floating rate exchange notes will rank:

• equally in right of payment with each other;

• equally in right of payment to all of the Company’s existing and future senior debt, including debt under the Company’s U.S. secured credit facilities and European credit facility;

• senior in right of payment to all of the Company’s future subordinated indebtedness;

• effectively junior to (i) the Company’s obligations under the Company’s first and second lien credit facilities and any other existing and future obligations secured by a priority lien on the collateral securing the notes to the extent of the value of such collateral and (ii) the Company’s obligations under the Company’s secured credit facilities and any other existing and future obligations that are secured by a lien on assets that are not part of the collateral securing the notes, to the extent of the value of such assets;

• effectively equal and ratable with the Company’s third lien term loan facility and any other existing and future obligations that are secured by a lien on the collateral ranking pari passu with the lien securing the notes, to the extent of the value of the collateral; and

• structurally subordinated to all liabilities, including trade payables, of the Company’s subsidiaries that are not guarantors of the notes, which non-guarantor subsidiaries, for the six months ended June 30, 2005, had net sales of $8.6 billion. This information does not include eliminations for intercompany transactions. For a presentation of the financial information pursuant to Rule 3-10 of Regulation S-X for our subsidiaries guaranteeing the notes and our non-guarantor subsidiaries, see Note to the Financial Statements No. 24, Consolidating Financial Information and Note to the Interim Consolidated Financial Statements No. 9, Consolidating Financial Information, included herein.

Similarly, the guarantees will rank:

• equally in right of payment to all of the applicable guarantor’s existing and future senior debt, including obligations of the applicable guarantor under the Company’s secured credit facilities;

• senior in right of payment to all of the applicable guarantor’s future subordinated debt; and

• effectively junior to (i) the applicable guarantor’s obligations under the Company’s first and second lien credit facilities and any other existing and future obligations to the extent secured by a priority lien on the collateral securing the notes to the extent of the value of such collateral and (ii) the applicable guarantor’s obligations under the Company’s secured credit facilities and any other existing and future obligations that are secured by a lien on assets that are not part of the collateral securing the notes, to the extent of the value of such assets.

As of June 30, 2005,

• the Company had $5.5 billion of senior debt (including the notes) of which $1.2 billion principal amount has been secured by priority liens on the collateral and $300 million outstanding amounts have been secured by pari passu liens on the collateral; and

• the Company’s subsidiaries that are not guarantors of the notes had $5.232 million of liabilities, including trade payables, excluding liabilities owed to us. For a presentation of the financial information pursuant to Rule 3-10 of Regulation S-X for our subsidiaries guaranteeing the notes and our non-guarantor subsidiaries, see Note to the Financial Statements No. 24, Consolidating Financial Information and Note to the Interim Consolidated Financial Statements No. 9, Consolidating Financial Information, included herein.

Subject to certain conditions, the indenture relating to the notes will permit the Company to incur additional debt, including a substantial amount of debt that may be secured by priority and pari passu liens on the collateral.

Change of Control	Upon the occurrence of a change of control, unless the Company has previously exercised its right to redeem all of the notes as described above, you will have the right to require the Company to repurchase all or a portion of your notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued interest to the date of repurchase. See “Description of the Exchange Notes — Change of Control” and “Risk factors.”

Certain Covenants	The Company will issue the notes under the indenture, dated March 12, 2004, with Wells Fargo Bank, N.A., as the trustee. The indenture governing the notes contains covenants that limit the Company’s ability and the ability of certain of its subsidiaries to, among other things:

• incur additional indebtedness or issue redeemable preferred stock;

• pay dividends, make distributions in respect of the Company’s capital stock, or make certain other restricted payments or investments;

• incur liens;

• sell assets;

• incur restrictions on the ability of the Company’s subsidiaries to pay dividends or to make other payments to the Company;

• enter into transactions with the Company’s affiliates;

• enter into sale/leaseback transactions; and

• consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets.

These covenants are subject to a number of important exceptions and qualifications. For example, if the notes are assigned an investment grade rating by Moody’s and S&P and no default has occurred or is continuing, certain covenants will be suspended. If either rating on the notes should subsequently decline to below investment grade, the suspended covenants will be reinstated. The Company intends to seek a rating of the notes. For more detail, see “Description of the Exchange Notes — Certain covenants.”

Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes in the exchange offer. We will pay all registration and other expenses incidental to the exchange offer.

RISK FACTORS
      You should carefully consider the risks described below and other information contained in this prospectus before making an investment decision. Additional risks and uncertainties not presently known to us, or that we currently deem immaterial, may also impair our business operations. Any of the events discussed in the risk factors below may occur. If they do, our business, results of operations or financial condition could be materially adversely affected. In such an instance, the trading price of our securities could decline, and you might lose all or part of your investment.
Risks Relating to Goodyear’s Business

Our internal controls over financial reporting are not effective.
      We announced restatements of our financial statements in each of the past two years. These restatements resulted in part from deficiencies in our internal controls over financial reporting, which have not been fully remedied.
      In its report on internal control over financial reporting, pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, management concluded that as of December 31, 2004, we did not maintain effective internal controls over financial reporting, based on criteria established in the Internal Control — Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission. This conclusion was based on the existence of material weaknesses in account reconciliations and segregation of duties. As stated in our Form 10-Q for the quarter ended to June 30, 2005, these material weaknesses continued to exist as of June 30, 2005. In addition to these material weaknesses, we had several other internal control deficiencies at December 31, 2004.
      We are currently implementing programs and procedures designed to further upgrade our controls and procedures, but these programs and procedures are not yet fully implemented. If we are unsuccessful in our effort to permanently and effectively remedy the weaknesses in our internal controls, we may not be able to report accurately or timely our financial condition, our results of operations and cash flows. If we are unable to report financial information accurately, we could be subject to, among other things, fines, additional securities litigation and a general loss of investor confidence, any one of which could adversely affect us. For more information, see “Item 9A — Controls and Procedures” in our Annual Report on Form 10-K for the year ended December 31, 2004, Item 4 of Part I of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, and Management’s Report on Internal Control Over Financial Reporting which accompanies this prospectus. One factor that may affect management’s assessment of the effectiveness of our internal control over financial reporting is the level of the Company’s net income or loss in future periods. In general, the lower a company’s net income, the greater likelihood that a control deficiency would result in a material misstatement of the annual or interim financial statements.

Pending litigation relating to our restatement could have a material adverse effect on our financial position, cash flows and results of operation.
      Since our announcement on October 22, 2003 of the restatement of our previously issued financial results for the years ended 1998 through 2002 and for the first and second quarters of 2003, at least 36 lawsuits have been filed against us and certain of our current or former officers or directors. These actions have been consolidated into three separate actions in the United States District Court for the Northern District of Ohio. We intend to vigorously defend these lawsuits. However, we cannot currently predict or determine the outcome or resolution of these proceedings or the timing for their resolution, or reasonably estimate the amount, or potential range, of possible loss, if any. In addition to any damages that we may suffer, our management’s efforts and attention may be diverted from our ordinary business operations in order to address these claims. The final resolution of these lawsuits could have a material adverse effect on our financial position, cash flows and results of operation.

An ongoing SEC investigation regarding our accounting restatement could materially adversely affect us.
      Following our announcement on October 22, 2003 of the restatement of our previously issued financial results, the SEC advised us that it had initiated an informal inquiry into the facts and circumstances related to the restatement. On February 5, 2004, the SEC advised us that it had approved the issuance of a formal order of investigation. On August 16, 2005, we announced that we had received a “Wells Notice” from the SEC indicating that the staff of the SEC intends to recommend that a civil or administrative enforcement action be brought against us for alleged violations of the Securities Exchange Act of 1934, relating to the maintenance of books, records and internal accounting controls, the establishment of disclosure controls and procedures, and periodic SEC filing requirements. The alleged violations relate to the account reconciliation matters giving rise to our initial decision to restate in October 2003. We have also been informed that Wells Notices have been issued to a former chief financial officer and a former chief accounting officer of ours. We continue to cooperate with the SEC regarding this matter. We are unable to predict the outcome of this process, and an unfavorable outcome could harm our reputation and our business.

It is uncertain whether we will successfully implement the turnaround strategy for our North American Tire segment.
      We are in the process of implementing a turnaround strategy for our North American Tire segment. Based in part on successes in implementing this strategy, North American Tire had positive segment operating income in 2004, after suffering operating losses in the previous two years. Additional progress in implementing the turnaround strategy is needed, however, to enable the North American Tire business segment to continue to achieve and maintain profitability.
      The ability of the North American Tire segment to achieve and maintain profitability may be hampered by trends that continue to negatively affect our North American Tire business, including industry overcapacity, which limits pricing power, increased competition from low-cost manufacturers and unsettled economic conditions in the United States. In addition, our North American Tire segment has been, and may continue to be negatively affected by higher than expected raw materials and energy prices, as well as the continuing burden of legacy pension and post-retirement benefit costs.
      We cannot assure that our turnaround strategy will be successful. If our turnaround strategy is not successful, we will not be able to achieve or sustain future profitability, which would impair our ability to meet our debt and other obligations and would otherwise negatively affect our financial condition and operations.

We face significant global competition and our market share could decline.
      New tires are sold under highly competitive conditions throughout the world. We compete with other tire manufacturers on the basis of product design, performance, price, reputation, warranty terms, customer service and consumer convenience. On a worldwide basis, we have two major competitors, Bridgestone/ Firestone (based in Japan) and Michelin (based in France), that dominate the markets of the countries in which they are based and are aggressively seeking to maintain or improve their respective shares of the North American, European, Latin American and other world tire markets. Other significant competitors include Continental, Cooper Tire, Pirelli, Toyo, Yokohama, Kumho, Hankook and various regional tire manufacturers. Our principal competitors produce significant numbers of tires in low-cost markets. We are limited by our master contract with the United Steelworkers (USW) in our ability to shift certain production of new products to low-cost markets and our credit agreements limit the amount of capital expenditures we may make. Our ability to compete successfully will depend, in significant part, on our ability to reduce costs by such means as reduction of excess capacity, leveraging global purchasing, improving productivity, elimination of redundancies and increasing production at low-cost supply sources. If we are unable to compete successfully, our market share may decline, materially adversely affecting our results of operations and financial condition.

Our U.S. pension plans are significantly underfunded and our required contributions to these plans are expected to increase.
      The unfunded amount of the aggregate projected benefit obligation for our pension plans was $3.12 billion at December 31, 2004, compared to $2.75 billion at December 31, 2003. The underfunding in our U.S. pension plans represents the vast majority of these amounts. Our funding obligations under our U.S. plans are governed by the Employee Retirement Income Security Act of 1974, as amended (“ERISA”). In 2004, we met or exceeded our required funding obligations for these plans under ERISA. Estimates of the amount and timing of our future funding obligations are based on various assumptions. These include assumptions concerning, among other things, the actual and projected market performance of the pension plan assets; interest rates on long-term obligations; statutory requirements; and demographic data for pension plan participants. The amount and timing of our future funding obligations also depend on whether we elect to make contributions to the pension plans in excess of those required under ERISA; such voluntary contributions could reduce or defer our funding obligations.
      Although subject to change, we expect to make contributions to our domestic pension plans of approximately $400 to $425 million in 2005. At the end of 2005, certain interest rate relief measures relating to the calculation of pension funding obligations will expire. If the current measures are extended, we estimate that in 2006 we will be required to contribute approximately $575 million to $625 million to our domestic pension plans. If the current measures are not extended or replaced, we estimate that in 2006 we would be required to contribute approximately $675 million to $725 million to our domestic pension plans. For more information on the calculation of our estimated domestic pension plan contributions, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Commitments and Contingencies.” The anticipated funding obligations under our pension plans for 2007 and thereafter cannot be reasonably estimated at this time because these estimates vary materially depending on the assumptions used to determine them. Nevertheless, we presently expect that our funding obligations under our pension plans in 2007 and subsequent years will be substantial and could have a material adverse impact on our liquidity.
      Recently introduced pension reform legislation would replace the interest rate used to calculate pension funding obligations, require more rapid funding of underfunded plans, restrict the use of techniques that reduce funding volatility, limit pension increases in underfunded plans, and raise the insurance premiums charged by the Pension Benefit Guaranty Corporation. It is not possible to predict whether Congress will adopt pension reform legislation, or what form any legislation might take. If legislation similar to the pending bills were enacted, it could materially increase our pension funding obligations and insurance premiums, and could limit our ability to negotiate pension increases for our union-represented employees.

Higher raw material and energy costs may materially adversely affect our operating results and financial condition.
      Raw material costs increased significantly in 2004 and have continued to increase in 2005, driven by increases in costs of oil and natural rubber. Market conditions may prevent us from passing these increased costs on to our customers through timely price increases. Additionally, higher raw material costs around the world may continue to hinder our ability to fully realize our turnaround strategy. As a result, higher raw material and energy costs may result in declining margins and operating results.

Continued pricing pressures from vehicle manufacturers may materially adversely affect our business.
      Approximately 29% of the tires we sell are sold to vehicle manufacturers for mounting as original equipment. Pricing pressure from vehicle manufacturers has been a characteristic of the tire industry in recent years. Many vehicle manufacturers have policies of seeking price reductions each year. Although we have taken steps to reduce costs and resist price reductions, current and future price reductions could materially adversely impact our sales and profit margins. If we are unable to offset continued price reductions through improved operating efficiencies and reduced expenditures, those price reductions may result in declining margins and operating results.

If we fail to extend or renegotiate our primary collective bargaining contracts with our labor unions as they expire from time to time, or if our unionized employees were to engage in a strike or other work stoppage, our business and operating results could be materially harmed.
      We are a party to collective bargaining contracts with our labor unions, which represent a significant number of our employees. In particular, our master collective bargaining agreement with the USW covers approximately 13,700 employees in the United States at December 31, 2004 and expires in July 2006. Although we believe that our relations with our employees are satisfactory, no assurance can be given that we will be able to successfully extend or renegotiate our collective bargaining agreements as they expire from time to time. If we fail to extend or renegotiate our collective bargaining agreements, if disputes with our unions arise, or if our unionized workers engage in a strike or other work stoppage, we could incur higher ongoing labor costs or experience a significant disruption of operations, which could have a material adverse effect on our business.

Our long-term ability to meet our obligations and to repay maturing indebtedness is dependent on our ability to access capital markets in the future and to improve our operating results.
      The adequacy of our liquidity depends on our ability to achieve an appropriate combination of operating improvements, financing from third parties, access to capital markets and asset sales. Although we completed a major refinancing of our senior secured credit facilities on April 8, 2005, issued $400 million in Senior unsecured notes in June 2005, and repaid our 6.375% Euro Notes due 2005 upon maturity on June 6, 2005, we may undertake additional financing actions in the capital markets in order to ensure that our future liquidity requirements are addressed. These actions may include the issuance of additional equity.
      Because of our debt ratings, our operating performance over the past few years and other factors, access to the capital markets cannot be assured. Our ongoing ability to access the capital markets is also dependent on the degree of success we have implementing our North American Tire turnaround strategy. See “— It is uncertain whether we will successfully implement the turnaround strategy for our North American Tire segment.” Future liquidity requirements also may make it necessary for us to incur additional debt. However, a substantial portion of our assets is already subject to liens securing our indebtedness. As a result, we are limited in our ability to pledge our remaining assets as security for additional secured indebtedness. Our failure to access the capital markets or incur additional debt in the future could have a material adverse effect on our liquidity and operations, and could require us to consider further measures, including deferring planned capital expenditures, reducing discretionary spending, selling additional assets and restructuring existing debt.

We have a substantial amount of debt, which could restrict our growth, place us at a competitive disadvantage or otherwise materially adversely affect our financial health.
      We have a substantial amount of debt. As of June 30, 2005, our debt (including capital leases) on a consolidated basis was approximately $5.5 billion. Our substantial amount of debt and other obligations could have an important consequence to you. For example, it could:

•	make it more difficult for us to satisfy our obligations;

•	impair our ability to obtain financing in the future for working capital, capital expenditures, research and development, acquisitions or general corporate requirements;

•	increase our vulnerability to general adverse economic and industry conditions;

•	limit our ability to use operating cash flow in other areas of our business because we must dedicate a substantial portion of these funds to payments on our indebtedness;

•	limit our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate; and

•	place us at a competitive disadvantage compared to our competitors that have less debt.

      The agreements governing our debt, including our credit agreements, limit, but do not prohibit, us from incurring additional debt and we may incur a significant amount of additional debt in the future, including additional secured debt. If new debt is added to our current debt levels, our ability to satisfy our debt obligations may become more limited.
      Our ability to make scheduled payments on, or to refinance, our debt and other obligations will depend on our financial and operating performance, which, in turn, is subject to our ability to implement our turnaround strategy, prevailing economic conditions and certain financial, business and other factors beyond our control. If our cash flow and capital resources are insufficient to fund our debt service and other obligations, including required pension contributions, we may be forced to reduce or delay expansion plans and capital expenditures, sell material assets or operations, obtain additional capital or restructure our debt. We cannot assure you that our operating performance, cash flow and capital resources will be sufficient to pay our debt obligations when they become due. We cannot assure you that we would be able to dispose of material assets or operations or restructure our debt or other obligations if necessary or, even if we were able to take such actions, that we could do so on terms that were acceptable to us.

Any failure to be in compliance with any material provision or covenant of our debt instruments could have a material adverse effect on our liquidity and operations.
      The indentures and other agreements governing our secured credit facilities and secured notes and our other outstanding indebtedness impose significant operating and financial restrictions on us. These restrictions may affect our ability to operate our business and may limit our ability to take advantage of potential business opportunities as they arise. These restrictions limit our ability to, among other things:

•	incur additional indebtedness and issue preferred stock;

•	pay dividends and other distributions with respect to our capital stock or repurchase our capital stock or make other restricted payments;

•	enter into transactions with affiliates;

•	create or incur liens to secure debt;

•	make certain investments;

•	enter into sale/leaseback transactions;

•	sell or otherwise transfer or dispose of assets;

•	incur dividend or other payment restrictions affecting certain subsidiaries;

•	use proceeds from the sale of certain assets; and

•	engage in certain mergers or consolidations and transfers of substantially all assets.
      Our ability to comply with these covenants may be affected by events beyond our control, and unanticipated events could require us to seek waivers or amendments of covenants or alternative sources of financing or to reduce expenditures. We cannot assure you that such waivers, amendments or alternative financing could be obtained, or if obtained, would be on terms acceptable to us.
      Our first lien credit facility and European term loan and revolving credit facility require us to maintain certain specified thresholds of Consolidated EBITDA to consolidated interest expense (as defined in each of the facilities). In addition, under these facilities, we are required not to permit our ratio of consolidated net secured indebtedness (net of cash in excess of $400 million) to Consolidated EBITDA to be greater than certain specified thresholds. These restrictions could limit our ability to plan for or react to market conditions or meet extraordinary capital needs or otherwise restrict capital activities.
      A breach of any of the covenants or restrictions contained in any of our existing or future financing agreements, including the financial covenants in our secured credit facilities, could result in an event of default under those agreements. Such a default could allow the lenders under our financing agreements, if the agreements so provide, to discontinue lending, to accelerate the related debt as well as any other debt to which a cross-acceleration or cross-default provision applies, and/or to declare all borrowings outstanding thereunder to be due and payable. In addition, the lenders could terminate any commitments they have to provide us with further funds. If any of these events occur, we cannot assure you that we will have sufficient funds available to pay in full the total amount of obligations that become due as a result of any such acceleration, or that we will be able to find additional or alternative financing to refinance any such accelerated obligations. Even if we obtain additional or alternative financing, we cannot assure you that it would be on terms that would be acceptable to us. Finally, we have agreed with the USW that if we do not remain in compliance with our prevailing principal bank financial covenants, we will seek a substantial private equity investment. Any such investor or investors could exercise influence over the management of our business and may have interests that conflict with the interests of our other investors.
      We cannot assure you that we will be able to remain in compliance with the covenants to which we are subject in the future and, if we fail to do so, that we will be able to obtain waivers from our lenders or amend the covenants.

Our capital expenditures may not be adequate to maintain our competitive position.
      Our capital expenditures are limited by our liquidity and capital resources and restrictions in our credit agreements. The amount Goodyear has available for capital spending is limited by the need to pay its other expenses and to maintain adequate cash reserves and borrowing capacity to meet unexpected demands that may arise. In addition, our credit facilities limit the amount of capital expenditures that we may make to $700 million in each year through 2010. The amounts of permitted capital expenditures may be increased with the proceeds of equity issuances. In addition, unused capital expenditures may be carried over into the next year. During the first six months of 2005, capital expenditures totaled approximately $228 million. Capital expenditures are expected to approximate $640 million in 2005. We believe that our ratio of capital expenditures to sales is lower than the comparable ratio for our principal competitors.
      Productivity improvements through process re-engineering, design efficiency and manufacturing cost improvements may be required to offset potential increases in labor and raw material costs and competitive price pressures. In addition, as part of our strategy to increase the percentage of tires sold in higher cost markets that are produced at our lower-cost production facilities, we may need to modernize or expand certain of those facilities. If we are unable to make sufficient capital expenditures, or to maximize the efficiency of the capital expenditures we do make, we may be unable to achieve productivity improvements, which may harm our competitive position.

Our variable rate indebtedness subjects us to interest rate risk, which could cause our debt service obligations to increase significantly.
      Certain of our borrowings, primarily borrowings under our credit facilities, are at variable rates of interest and expose us to interest rate risk. If interest rates increase, our debt service obligations on the variable rate indebtedness would increase even though the amount borrowed remained the same, which would require us to use more of our available cash to service our indebtedness. There can be no assurance that we will be able to enter into swap agreements or other hedging arrangements in the future, or that existing or future hedging arrangements will offset increases in interest rates.

We may incur significant costs in connection with asbestos claims.
      We are among many defendants named in legal proceedings involving claims of individuals relating to alleged exposure to asbestos. At June 30, 2005, approximately 129,100 claims were pending against us alleging various asbestos-related personal injuries purported to have resulted from alleged exposure to asbestos in certain rubber encapsulated products or aircraft braking systems manufactured by us in the past or to asbestos in certain of our facilities. We expect that additional claims will be brought against us in the future. Our ultimate liability with respect to such pending and unasserted claims is subject to various uncertainties, including the following:

•	the number of claims that are brought in the future;

•	the costs of defending and settling these claims;

•	the risk of insolvencies among our insurance carriers;

•	the possibility that adverse jury verdicts could require us to pay damages in amounts greater than the amounts for which we have historically settled claims;

•	the risk of changes in the litigation environment or federal and state law governing the compensation of asbestos claimants;

•	the risk that the bankruptcies of other asbestos defendants may increase our costs; and

•	the risk that our insurance will not cover all of our asbestos liabilities.
      Because of the uncertainties related to such claims, it is reasonably possible that we may incur a material amount in excess of our current reserve for such claims. In addition, if any of the foregoing risks were to materialize, the resulting costs could have a material adverse impact on our liquidity, financial position and results of operations in future periods.

We may be required to deposit cash collateral to support an appeal bond if we are subject to a significant adverse judgment, which may have a material adverse effect on our liquidity.
      We are subject to various legal proceedings. If we wish to appeal any future adverse judgment in any of these proceedings, we may be required to post an appeal bond with the relevant court. We would likely be required to issue a letter of credit to the surety posting the bond. We may issue up to an aggregate of $700 million in letters of credit under our $1.5 billion U.S. first lien credit facility. As of June 30, 2005, we had $499 million in letters of credit issued under this facility. If we are subject to a significant adverse judgment and do not have sufficient availability under our credit facilities to issue a letter of credit to support an appeal bond, we may be required to pay down borrowings under the facilities or deposit cash collateral in order to stay the enforcement of the judgment pending an appeal. A significant deposit of cash collateral may have a material adverse effect on our liquidity. If we are unable to post cash collateral, we may be unable to stay enforcement of the judgment.

We are subject to extensive government regulations that may materially adversely affect our ongoing operating results.
      We are subject to regulation by the Department of Transportation and by the National Highway Traffic Safety Administration, or NHTSA, which have established various standards and regulations applicable to tires sold in the United States for highway use. NHTSA has the authority to order the recall of automotive products, including tires, having safety defects related to motor vehicle safety. NHTSA’s regulatory authority was expanded in November 2000 as a result of the enactment of The Transportation Recall Enhancement, Accountability, and Documentation Act, or TREAD Act. The TREAD Act imposes numerous requirements with respect to the early warning reporting of property damage, injury and fatality claims and tire recalls and also requires tire manufacturers, among other things, to conform with revised and more rigorous tire standards, once the revised standards are implemented. Compliance with the TREAD Act regulations will increase the cost of producing and distributing tires in the United States. In addition, while we believe that our tires are free from design and manufacturing defects, it is possible that a recall of our tires, under the TREAD Act or otherwise, could occur in the future. A substantial recall could have a material adverse effect on our reputation, operating results and financial position. Compliance with these and other federal, state and local laws and regulations in the future may require a material increase in our capital expenditures and could materially adversely affect the Company’s earnings and competitive position.

Our international operations have certain risks that may materially adversely affect our operating results.
      Goodyear has manufacturing and distribution facilities located in North America, Europe, Latin America, Africa and Asia. International operations are subject to certain inherent risks, including:

•	exposure to local economic conditions;

•	potential adverse changes in the diplomatic relations of foreign countries with the United States;

•	hostility from local populations and insurrections;

•	adverse currency exchange controls;

•	restrictions on the withdrawal of foreign investment and earnings;

•	withholding taxes and restrictions on the withdrawal of foreign investment and earnings;

•	labor regulations;

•	expropriations of property;

•	the potential instability of foreign governments;

•	risks of renegotiation or modification of existing agreements with governmental authorities;

•	export and import restrictions; and

•	other changes in laws or government policies.
      The likelihood of such occurrences and their potential effect on Goodyear vary from country to country and are unpredictable.

We have foreign currency translation and transaction risks that may materially adversely affect our operating results.
      The financial condition and results of operations of certain of our operating entities are reported in various foreign currencies and then translated into U.S. dollars at the applicable exchange rate for inclusion in our financial statements. As a result, the appreciation of the U.S. dollar against these foreign currencies has a negative impact on our reported sales and operating margin (and conversely, the depreciation of the U.S. dollar against these foreign currencies has a positive impact). For the fiscal year ended December 31, 2004, we estimate that foreign currency translation favorably impacted sales by approximately $542 million compared to the prior year. For the six months ended June 30, 2005, foreign currency translation favorably impacted sales by approximately $241 million compared to the corresponding period in 2004. The volatility of currency exchange rates may materially adversely affect our operating results.

The terms and conditions of our global alliance with Sumitomo Rubber Industries, Ltd. (“SRI”) provide for certain exit rights available to SRI upon the occurrence of certain events, which could require us to make a substantial payment to acquire SRI’s interest in certain of their joint venture alliances.
      In 1999, we entered into a global alliance with SRI. Under the global alliance agreements, we acquired 75%, and SRI owned 25%, of Goodyear Dunlop Tires Europe B.V., which concurrently with the transaction acquired substantially all of SRI’s tire businesses in Europe and most of Goodyear’s tire businesses in Europe. We also acquired 75%, and SRI acquired 25%, of Goodyear Dunlop Tires North America, Ltd., a holding company that purchased SRI’s tire manufacturing operations in North America and certain of its primarily OE-related tire sales and distribution operations. In addition, we also acquired 25% of the capital stock of two newly-formed tire companies in Japan, as well as 51% of the capital stock of a newly-formed technology company and 80% of the capital stock of a newly-formed global purchasing company. SRI owns the balance of the capital stock in each of these companies. Under the Umbrella Agreement between us and SRI, SRI has the right to require us to purchase from SRI its ownership interests in the European and North American joint ventures in September 2009 if certain triggering events have occurred. In addition, the occurrence of certain other events enumerated in the Umbrella Agreement, including certain bankruptcy events or changes in control of Goodyear, could provide SRI with the right to require us to repurchase these interests immediately. While we have not done any current valuation of these businesses, our cost of acquiring an interest in these businesses in 1999 was approximately $1.2 billion. Any payment required to be made to SRI pursuant to an exit under the terms of the global alliance agreements could be substantial. We cannot assure you that our operating performance, cash flow and capital resources would be sufficient to make such a payment or, if we were able to make the payment, that there would be sufficient funds remaining to satisfy our other obligations. The withdrawal of SRI from the global alliance could also have other adverse effects on our business.

If we are unable to attract and retain key personnel our business could be materially adversely affected.
      Our business substantially depends on the continued service of key members of our management. The loss of the services of a significant number of members of our management could have a material adverse effect on our business. Our future success will also depend on our ability to attract and retain highly skilled personnel, such as engineering, project management and senior management professionals. Competition for these employees is intense, and we could experience difficulty from time to time in hiring and retaining the personnel necessary to support our business. If we do not succeed in retaining our current employees and attracting new high quality employees, our business could be materially adversely affected.
Risks Relating to the Exchange Notes

The collateral securing the notes is subject to priority liens held by others. If there is a default, such collateral may not be sufficient to repay those creditors and the holders of the notes.
      The collateral securing the notes also secures other of Goodyear’s indebtedness on a senior basis, including the Company’s first and second lien credit facilities. As a result, the notes will be effectively junior to all of that indebtedness, to the extent of the value of the collateral securing those credit facilities. In addition, under the terms of the indenture governing the notes, Goodyear will be permitted in the future to incur substantial additional debt that may be secured by priority liens on the same collateral securing the notes. The Company will also be permitted to incur substantial additional debt that is secured by the collateral on an equal and ratable basis with the notes in certain circumstances, including indebtedness under the Company’s third lien term loan facility.
      The lenders under Goodyear’s first and second lien credit facilities and other priority lien debt will be entitled to receive proceeds from any realization of the collateral securing those facilities to repay outstanding indebtedness under those facilities in full in cash before the holders of the notes and other obligations secured by junior liens will be entitled to any recovery from such collateral.
      Goodyear cannot assure you that the proceeds from the sale of the collateral would be sufficient to satisfy in full all obligations secured by priority liens on such collateral or any portion of the amounts outstanding under the notes. If such proceeds are not sufficient to repay in full the obligations secured by the priority liens or any amounts outstanding under the notes, holders of the notes would only have an unsecured claim on the Company’s remaining assets in respect of the unsatisfied amount, which claim will rank equally in priority to the unsecured claim with respect to any unsatisfied portion of the obligations secured by the priority liens and the Company’s other unsecured senior indebtedness.
      The ability of Goodyear to designate future debt as priority lien or junior lien debt and, in either event, to enable the holders thereof to share in the collateral on either a priority basis or a pari passu basis with the notes may have the effect of diluting the ratio of the aggregate amount of the obligations secured by the collateral to the value of such collateral.

You may not be able to fully realize the value of your liens.

The collateral may not be valuable enough to satisfy all the obligations secured by the collateral.
      The value of the collateral in the event of a liquidation will depend upon market and economic conditions, the availability of buyers and similar factors. No independent appraisals of any of the collateral have been prepared by or on behalf of Goodyear in connection with this offering of notes. Accordingly, Goodyear cannot assure you that the proceeds of any sale of the collateral following an acceleration of maturity with respect to the notes or under the Company’s credit agreements would be sufficient to satisfy, or would not be substantially less than, amounts due on the notes, the credit agreements and other indebtedness secured thereby.
      If the proceeds of any sale of the collateral were not sufficient to repay all amounts due on the notes, noteholders would have only an unsecured claim against the Company’s remaining assets. Some or all of the collateral may be illiquid and may have no readily ascertainable market value. Likewise, Goodyear cannot assure you that the collateral will be saleable or, if saleable, that there will not be substantial delay in its liquidation. To the extent that liens, rights and easements granted to third parties encumber assets located on property owned by Goodyear or constitute junior liens on the collateral, those third parties have or may exercise rights and remedies with respect to the property subject to such encumbrances (including rights to require marshalling of assets) that could adversely affect the value of that collateral and the ability of the collateral trustee to realize or foreclose on that collateral.
      The indenture governing the notes permits the Company to issue additional secured debt, including debt secured equally and ratably by the same assets pledged to you. This would reduce amounts payable to you from the proceeds of any sale of collateral. In addition, the indenture governing the notes will permit the Company to incur liens on assets to secure other indebtedness that will not secure the notes, including assets of the Company’s foreign subsidiaries.

Bankruptcy laws may limit your ability to realize value from the collateral.
      The right of the collateral trustee to repossess and dispose of the collateral upon the occurrence of an event of default under the credit agreements or the indenture governing the notes is likely to be significantly impaired by applicable bankruptcy law if a bankruptcy case were to be commenced by or against Goodyear before the collateral trustee repossessed and disposed of the collateral. Upon the commencement of a case for relief under Title 11 of the United States Code, a secured creditor such as the collateral trustee is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from such debtor, without bankruptcy court approval. Moreover, the bankruptcy code permits the debtor to continue to retain and use collateral even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.”
      The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional security if and at such times as the court in its discretion determines that the value of the secured creditor’s interest in the collateral is declining during the pendency of the bankruptcy case. A bankruptcy court may determine that a secured creditor may not require compensation for a diminution in the value of its collateral if the value of the collateral exceeds the debt it secures.
      In view of the lack of a precise definition of the term “adequate protection” and the broad discretionary power of a bankruptcy court, it is impossible to predict:

•	how long payments under the notes could be delayed following commencement of a bankruptcy case;

•	whether or when the collateral trustee could repossess or dispose of the collateral;

•	the value of the collateral at the time of the bankruptcy petition; or

•	whether or to what extent holders of the notes would be compensated for any delay in payment or loss of value of the collateral through the requirement of “adequate protection.”
      In addition, the indenture requires that, in the event of a bankruptcy, the collateral trustee not object to a number of important matters following the filing of a bankruptcy petition. After such a filing, the value of your collateral could materially deteriorate and you would be unable to raise an objection.

      In addition, in the event a bankruptcy proceeding is commenced by or against Goodyear and the Company enters into certain debtor-in-possession financings in any such proceeding, the indenture governing the notes and the intercreditor agreement governing the relationship between the holders of these notes and the holders of the Company’s other debt will provide that liens on the collateral securing the notes and the subsidiary guarantees may, without any further action or consents, be made junior and subordinated to liens granted to secure such debtor-in-possession financing and certain other liens, including priority liens or liens granted as adequate protection to secure priority liens, subject only to the granting and approval by the applicable bankruptcy court of “adequate protection,” including the accrual but not the payment of post-petition interest, for the holders of the notes. See “Description of the Exchange Notes — Security — Intercreditor agreement.”

Your interest in the collateral may be adversely affected by the failure to record and/or perfect security interests in certain collateral.
      The security interest in the collateral securing the notes includes personal property of Goodyear, and certain of the Company’s U.S. and Canadian subsidiaries, a pledge of certain stock and other equity interests of certain of the Company’s subsidiaries, intercompany notes and the proceeds of the foregoing, whether now owned or acquired or arising in the future, and the Company’s corporate headquarters. Applicable law requires that certain property and rights acquired after the grant of a general security interest can only be perfected at the time such property and rights are acquired and identified. Although the indenture will contain further assurances covenants, the trustee will not monitor the future acquisition of property and rights that constitute collateral, or take any action to perfect the security interest in such acquired collateral.
      Although Goodyear has pledged equity interests in certain of the Company’s foreign subsidiaries as part of the collateral, Goodyear will not in all cases perfect those security interests under the law of the relevant foreign jurisdiction. Additionally, liens against certain of the collateral not perfected pursuant to the Company’s secured credit facilities will not be perfected with respect to the notes. As a result, Goodyear cannot assure you that the collateral trustee would be able to realize or foreclose on those or other equity interests that have not been perfected.

State law may limit the ability of the trustee and the noteholders to foreclose on real property and improvements included in the collateral.
      The notes are secured by a junior lien on certain real property and improvements located in Ohio. The laws of Ohio may limit the ability of the trustee and the noteholders to foreclose on the real property collateral located in Ohio. Under the law of Ohio, there are limitations imposed with respect to debt, such as the notes, that is secured by real property. These limitations may include procedural requirements for foreclosure that generally require a greater period of time than the requirements for foreclosure of personal property, rights of the debtor to reinstate defaulted debt (even if it has been accelerated) before the foreclosure date by paying the past due amounts, statutorily required minimum bids at foreclosure sales, and a statutory right of redemption after foreclosure.

The ability of the noteholders to exercise remedies against the stock of certain of the Company’s foreign subsidiaries pledged as collateral may be limited by the laws of the jurisdictions of organization of these foreign subsidiaries.
      Under the local law of certain jurisdictions governing the foreign pledge agreements, a sale of the pledged stock of the Company’s foreign subsidiaries requires the consent of various governmental agencies or courts. In addition, the minority stockholder in the Company’s Malaysian subsidiary has a preemption right that may prohibit a transfer of the shares of that subsidiary owned by Goodyear. In the event that the trustee seeks to exercise remedies against the collateral, there can be no assurance that it will be able to liquidate the pledged stock of these subsidiaries or that the noteholders will obtain any value for such shares.

The collateral is subject to casualty risks.
      Goodyear is obligated under the credit agreements to maintain adequate insurance to the same extent as companies of established reputation engaged in the same or similar businesses in the same or similar localities insure themselves, except to the extent any such failure would not have a material adverse effect on Goodyear or the Company’s lenders’ rights or benefits. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. As a result, the Company cannot assure you that the insurance proceeds will compensate Goodyear fully for the Company’s losses. If there is a total or partial loss of any of the pledged collateral, Goodyear cannot assure you that any insurance proceeds received by the Company will be sufficient to satisfy all the secured obligations, including the notes.

The intercreditor agreement and the lien-ranking provisions set forth in the indenture limit the rights of the holders of the notes with respect to the collateral securing the notes.
      The rights of the holders of the notes with respect to the collateral securing the notes will be substantially limited pursuant to the terms of the lien-ranking provisions set forth in the indenture and intercreditor agreement. Under those lien-ranking provisions, at any time that obligations that have the benefit of the priority liens are outstanding, any actions that may be taken in respect of the collateral, including the ability to cause the commencement of enforcement proceedings against the collateral and to control the conduct of such proceedings, and releases of collateral from the lien of the collateral documents, will be at the direction of holders of the obligations secured by priority liens, and the trustee, on behalf of the holders of the notes, will not have the ability to control or direct such actions, even if the rights of the holders of the notes are adversely affected. Additional releases of collateral from the liens securing the notes are permitted under a number of circumstances. See “Description of the Exchange Notes — Security — Release of collateral.”

A court could cancel the guarantees of the notes by the Company’s subsidiaries under fraudulent transfer law.
      Certain of Goodyear’s U.S. and Canadian subsidiaries will guarantee the notes and certain of the guarantors will grant a security interest in substantially all of their assets to secure their guarantees. Although the guarantees provide you with a direct claim against the assets of the guarantors, under federal bankruptcy law and comparable provisions of state fraudulent transfer laws, in certain circumstances a court could cancel a guarantee and order the return of any payments made thereunder to the subsidiary or to a fund for the benefit of its creditors.
      A court might take these actions if it found, among other things, that when the guarantor incurred the debt evidenced by its guarantee (a) it received less than reasonably equivalent value or fair consideration for the incurrence of the guarantee and (b) any one of the following conditions was satisfied:

•	the guarantor was insolvent or rendered insolvent by reason of the incurrence;

•	the guarantor was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•	the guarantor intended to incur, or believed (or reasonably should have believed) that it would incur, debts beyond its ability to pay as those debts matured.
      In applying the above factors, a court would likely find that a guarantor did not receive fair consideration or reasonably equivalent value for its guarantee, except to the extent that it benefited directly or indirectly from the notes’ issuance. The determination of whether a guarantor was or was rendered “insolvent” when it entered into its guarantee will vary depending on the law of the jurisdiction being applied. Generally, an entity would be considered insolvent if the sum of its debts (including contingent or unliquidated debts) is greater than all of its assets at a fair valuation or if the present fair salable value of its assets is less than the amount that will be required to pay its probable liability on its existing debts, including contingent or unliquidated debts, as they become absolute and matured.

      If a court canceled a guarantor’s guarantee, you would no longer have a claim against that guarantor or its assets. Goodyear’s assets and the assets of the remaining guarantors may not be sufficient to pay amounts then due under the notes.

The assets of our non-guarantor subsidiaries will be subject to prior claims by creditors of those subsidiaries.
      Holders of notes will not have any claim as a creditor against the Company’s subsidiaries that are not guarantors of the notes. Therefore, in the event of any bankruptcy, liquidation or reorganization of a non-guarantor subsidiary, the rights of the holders of notes to participate in the assets of such non-guarantor subsidiary will rank behind the claims of that subsidiary’s creditors, including trade creditors (except to the extent Goodyear has a claim as a creditor of such subsidiary).

Goodyear’s corporate structure may materially adversely affect the Company’s ability to meet its debt service obligations under the notes.
      A significant portion of Goodyear’s consolidated assets is held by the Company’s subsidiaries. Goodyear has manufacturing and/or sales operations in most countries in the world, often through subsidiary companies. The Company’s cash flow and Goodyear’s ability to service the Company’s debt, including the notes, depends on the results of operations of these subsidiaries and upon the ability of these subsidiaries to make distributions of cash to Goodyear, whether in the form of dividends, loans or otherwise. In recent years, Goodyear’s foreign subsidiaries have been a significant source of cash flow for the Company’s business. In certain countries where Goodyear operates, transfers of funds into or out of such countries are generally or periodically subject to various restrictive governmental regulations and there may be adverse tax consequences to such transfers. In addition, Goodyear’s debt instruments in certain cases place limitations on the ability of the Company’s subsidiaries to make distributions of cash to Goodyear.
      While the indenture limits Goodyear’s ability to enter into agreements that restrict the Company’s ability to receive dividends and other distributions from the Company’s subsidiaries, these limitations are subject to a number of significant exceptions, and Goodyear is generally permitted to enter into such instruments in connection with financing the Company’s foreign subsidiaries. Furthermore, Goodyear’s subsidiaries are separate and distinct legal entities and those that are not subsidiary guarantors of the notes have no obligation, contingent or otherwise, to make payments on the notes or to make any funds available for that purpose.

Goodyear may not have the ability to raise the funds necessary to finance a change of control offer required by the indenture.
      Upon the occurrence of specific change of control events under the indenture, Goodyear will be required to offer to repurchase all of the notes then outstanding at 101% of the principal amount, plus accrued and unpaid interest, to the repurchase date. A change of control may also accelerate Goodyear’s obligation to repay amounts outstanding under the Company’s credit agreements. It is unlikely that Goodyear would have sufficient assets or be able to obtain sufficient third party financing on favorable terms to satisfy all of the Company’s obligations under the notes and these other instruments upon a change of control.
      Under the terms of certain of Goodyear’s existing credit agreements, a change of control will result in an event of default. Any future credit agreements or other agreements or instruments relating to indebtedness to which Goodyear becomes a party may contain restrictions on the Company’s ability to offer to repurchase the notes in connection with a change of control. In the event a change of control occurs at a time when Goodyear is prohibited from offering to purchase the notes, the Company could attempt to obtain the consent of the lenders under those agreements or attempt to refinance the related indebtedness.

Risks Related to the Exchange Offer

If you do not properly tender your original notes for exchange notes, you will continue to hold unregistered notes that are subject to transfer restrictions.
      We will only issue exchange notes in exchange for original notes that are timely received by the exchange agent together with all required documents. Therefore, you should allow sufficient time to ensure timely delivery of the original notes and you should carefully follow the instructions on how to tender your original notes set forth under “The Exchange Offer — Procedures for Tendering Original Notes” and in the letter of transmittal that you will receive with this prospectus. Neither we nor the exchange agent are required to tell you of any defects or irregularities with respect to your tender of the original notes.
      If you do not tender your original notes or if we do not accept your original notes because you did not tender your original notes properly, then you will continue to hold original notes that are subject to the existing transfer restrictions. In addition, if you tender your original notes for the purpose of participating in a distribution of the exchange notes, you will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes. If you continue to hold any original notes after the exchange offer is completed, you may have difficulty selling them because of the restrictions on transfer and because there will be fewer original notes outstanding. In addition, if a large amount of original notes are not tendered or are tendered improperly, the limited amount of exchange notes that would be issued and outstanding after we complete the exchange offer could lower the market price of the exchange notes.

If an active trading market does not develop for the exchange notes, you may be unable to sell the exchange notes or to sell them at a price you deem sufficient.
      The exchange notes will be new securities for which there is no established trading market. We do not intend to list the exchange notes on any national securities exchange or Nasdaq. We cannot give you any assurance as to:

•	the liquidity of any trading market that may develop;

•	the ability of holders to sell their exchange notes; or

•	the price at which holders would be able to sell their exchange notes.
      Even if a trading market develops, the exchange notes may trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including:

•	prevailing interest rates;

•	the number of holders of the exchange notes;

•	the interest of securities dealers in making a market for the exchange notes;

•	the market for similar exchange notes; and

•	our operating performance and financial condition.
      Moreover, the market for non-investment grade debt has historically been subject to disruptions that have caused volatility in prices. It is possible that the market for the notes will be subject to disruptions. A disruption may have a negative effect on you as a holder of the notes, regardless of our prospects or performance.
      Finally, if a large number of holders of original notes do not tender original notes or tender original notes improperly, the limited amount of exchange notes that would be issued and outstanding after we complete the exchange offer could adversely affect the development of a market for the exchange notes.

USE OF PROCEEDS
      This exchange offer is intended to satisfy our obligations under the registration rights agreement by and among us, our subsidiary guarantors and the initial purchasers of the notes. We will not receive any proceeds from the issuance of the exchange notes in the exchange offer. We will receive in exchange outstanding notes in like principal amount. We will retire or cancel all of the outstanding notes tendered in the exchange offer.
CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES
      The following table sets forth our consolidated ratio of earnings to fixed charges for each of the last five years and for the six months ended June 30, 2005.

Year Ended December 31,							Six Months Ended
							June 30,
2004	2003		2002	2001		2000	2005

1.72	—	(1)	1.16	—	(2)	1.36	2.39

(1)	Earnings for the year ended December 31, 2003 were inadequate to cover fixed charges. The coverage deficiency was $641.7 million.

(2)	Earnings for the year ended December 31, 2001 were inadequate to cover fixed charges. The coverage deficiency was $271.2 million.
      For purposes of calculating our ratio of earnings to fixed charges:
      Earnings consist of income (loss) before income taxes plus (i) amortization of previously capitalized interest, (ii) minority interest in net income of consolidated subsidiaries with fixed charges, (iii) proportionate share of fixed charges of investees accounted for by the equity method, and (iv) proportionate share of net loss of investees accounted for by the equity method, less (i) capitalized interest, (ii) minority interest in net loss of consolidated subsidiaries, and (iii) undistributed proportionate share of net income of investees accounted for by the equity method.
      Fixed charges consist of (i) interest, whether expensed or capitalized, (ii) amortization of debt discount, premium or expense, (iii) the interest portion of rental expense, and (iv) proportionate share of fixed charges of investees accounted for by the equity method.

SELECTED FINANCIAL DATA

	Year Ended December 31,
						(Unaudited)
						Six Months Ended
		Restated				June 30,

	2004	2003	2002	2001	2000	2005	2004
(In millions, except per share amounts)
Net Sales	$18,370.4	$15,122.1	$13,856.0	$14,162.3	$14,439.0	$9,759	$8,821
Net Income (Loss)	$114.8	$(807.4)	$(1,246.9)	$(254.7)	$50.0	$137	$(48)

Net Income (Loss) Per Share — Basic	$0.65	$(4.61)	$(7.47)	$(1.59)	$0.32	$0.78	$(0.28)

Net Income (Loss) Per Share — Diluted	$0.63	$(4.61)	$(7.47)	$(1.59)	$0.31	$0.69	$(0.28)

Dividends Per Share	$—	$—	$0.48	$1.02	$1.20	$—	$—
Total Assets	$16,533.3	$14,701.1	$13,013.1	$13,719.7	$13,539.6	$16,009	$14,997
Long Term Debt and Capital Leases Due Within One Year	$1,009.9	$113.5	$369.8	$109.7	$159.2	$202	$1,196
Long Term Debt and Capital Leases	$4,449.1	$4,825.8	$2,989.5	$3,203.3	$2,349.4	$5,033	$3,916
Shareholders’ Equity (Deficit)	$72.8	$(32.2)	$221.1	$2,596.8	$3,429.3	$45	$(168)
Notes:
The information contained in the selected financial data has been restated. For further information, refer to the Note to the Financial Statements No. 2, Restatement, included herein.

(1)	Information on the impact of the restatement follows:

	Year Ended December 31,

	2003	2003

	As Previously	As
	Reported(B)	Restated
(In millions, except per share amounts)
Net Sales	$15,119.0	$15,122.1
Net Loss	$(802.1)	$(807.4)

Net Loss Per Share — Basic	$(4.58)	$(4.61)

Net Loss Per Share — Diluted	$(4.58)	$(4.61)

Dividends Per Share	$—	$—
Total Assets	15,005.5	14,701.1
Long Term Debt and Capital Leases Due Within One Year	113.5	113.5
Long Term Debt and Capital Leases	4,826.2	4.825.8
Shareholders’ Equity (Deficit)	(13.1)	(32.2)

(B)	As reported in 2003 Form 10-K filed on May 19, 2004.

	Year Ended December 31,

	2002	2002	2002

	As Originally	As Previously	As
	Reported(A)	Reported(B)	Restated
(In millions, except per share amounts)
Net Sales	$13,850.0	$13,856.2	$13,856.0
Net Loss	$(1,105.8)	$(1,227.0)	$(1,246.9)

Net Loss Per Share — Basic	$(6.62)	$(7.35)	$(7.47)

Net Loss Per Share — Diluted	$(6.62)	$(7.35)	$(7.47)

Dividends Per Share	$0.48	$0.48	$0.48
Total Assets	13,146.6	13,038.7	13,013.1
Long Term Debt and Capital Leases Due Within One Year	369.8	369.8	369.8
Long Term Debt and Capital Leases	2,989.0	2,989.8	2,989.5
Shareholders’ Equity	650.6	255.4	221.1

	Year Ended December 31,

	2001	2001	2001

	As Previously	As Previously
	Reported(A)	Reported(B)	As Restated
(In millions, except per share amounts)
Net Sales	$14,147.2	$14,162.5	$14,162.3
Net Loss	$(203.6)	$(254.1)	$(254.7)

Net Loss Per Share — Basic	$(1.27)	$(1.59)	$(1.59)

Net Loss Per Share — Diluted	$(1.27)	$(1.59)	$(1.59)

Dividends Per Share	$1.02	$1.02	$1.02
Total Assets	13,783.4	13,768.6	13,719.7
Long Term Debt and Capital Leases due Within One Year	109.7	109.7	109.7
Long Term Debt and Capital Leases	3,203.6	3,203.6	3,203.3
Shareholders’ Equity	2,864.0	2,627.8	2,596.8

	Year Ended December 31,

	2000	2000	2000

	As Originally	As Previously	As
	Reported(A)	Reported(B)	Restated
(In millions, except per share amounts)
Net Sales	$14,417.1	$14,459.9	$14,439.0
Net Income	$40.3	$51.3	$50.0

Net Income Per Share — Basic	$0.26	$0.33	$0.32

Net Income Per Share — Diluted	$0.25	$0.32	$0.31

Dividends Per Share	$1.20	$1.20	$1.20
Total Assets	13,568.0	13,576.7	13,539.6
Long Term Debt and Capital Leases due Within One Year	159.2	159.2	159.2
Long Term Debt and Capital Leases	2,349.6	2,349.6	2,349.4
Shareholders’ Equity	3,503.0	3,454.3	3,429.3

(A)	As reported in 2002 Form 10-K filed on April 3, 2003.

(B)	As reported in 2003 Form 10-K filed on May 19, 2004.

      As discussed in the Note to the Financial Statements No. 2, Restatement, restatement adjustments included in the 2003 Form 10-K were classified as “Accounting Irregularities,“Account Reconciliations,” “Out-of-Period,” “Discount Rate,” “Chemical Products Segment” and “Tax Adjustments.” Restatement adjustments included in the 2004 Form 10-K were classified as “SPT”, “General and Product Liability”, “Account Reconciliations” and “Tax Adjustments”.
      The increase in net loss in 2003 of $5.3 million was due primarily to tax adjustments. Charges for the write-off of goodwill related to sold assets, adjustments to leased tire assets and changes to the timing of rationalization charges at South Pacific Tyre, or SPT, were substantially offset by the benefit of a change in our estimated liability for general and product liability — discontinued products.
      For the restatement of 2003, pretax loss was increased by charges of $5.4 million due to the impact of Account Reconciliations and $2.3 million due to SPT. Pretax loss in 2003 was reduced by benefits of $7.3 million due to General and Product Liability. The net loss in 2003 was increased by $4.8 million due to the impact of Tax Adjustments.
      Net loss as previously reported in 2002 increased by $121.2 million due primarily to an additional Federal and state deferred tax asset valuation allowance of $121.6 million.
      For the restatement of 2002, pretax loss as previously reported was increased by charges of $14.9 million due to the impact of Discount Rate, $6.8 million due to Account Reconciliations and $3.5 million due to Accounting Irregularities. Pretax loss as previously reported was reduced by a benefit of $15.2 million due to the impact of Out-of-Period and $14.2 million due to Chemical Products Segment. Net loss as previously reported was increased by $122.5 million for Tax Adjustments.
      Net loss as restated in 2002 increased by $19.9 million due primarily to charges for tax adjustments, an additional Federal and state deferred tax asset valuation allowance and changes to the timing of rationalization charges at SPT.
      For the restatement of 2002, pretax loss as restated was increased by charges of $3.5 million due to the impact of SPT and $1.8 million due to Account Reconciliations. The net loss in 2002 was increased by a charge of $7.2 million due to Tax Adjustments.
      Net loss as previously reported in 2001 increased by $50.5 million due primarily to the timing of the recognition of manufacturing variances to reflect the actual cost of inventories of the Chemical Products Segment, the erroneous recording of cost of goods sold for the sale of inventory at Wingfoot Commercial Tire Systems, LLC, Accounting Irregularities adjustments and other Account Reconciliation adjustments. On November 1, 2000, Goodyear made a contribution, which included inventory, to Wingfoot Commercial Tire Systems, LLC, a consolidated subsidiary. On a consolidated basis, the inventory was valued at Goodyear’s historical cost. Upon the sale of the inventory, consolidated cost of goods sold was understated by $11 million. Additionally, inventory and fixed asset losses totaling $4.2 million were not expensed as incurred and were written off. Chemical Products Segment adjustments were the result of a stand-alone audit conducted in 2003 of a portion of the Chemical Products business segment.
      For the restatement of 2001, pretax loss as previously reported was increased by charges of $18.9 million due to the impact of Chemical Products Segment, $14.5 million due to Out-of-Period, $13.2 million due to Accounting Irregularities, $12.8 million due to Account Reconciliations and $5.5 million due to Discount Rate. The tax effect of restatement adjustments reduced the net loss by $17.9 million.
      Net loss as restated in 2001 increased by $0.6 million due primarily to charges for changes in the timing of rationalization charges at SPT, an asset impairment charge at SPT, interest expense related to a long term contractual obligation with SPT and a benefit from the reduction in goodwill amortization expense due to impact of changing exchange rates.
      For the restatement of 2001, pretax loss as restated was reduced by a benefit of $0.6 million due to the impact of SPT, but was increased by charges of $1.7 million due to Account Reconciliations.

      Net income as previously reported in 2000 increased by $11.0 due primarily to Chemical Products Segment adjustments and the Account Reconciliation adjustments, primarily Interplant and Wingfoot Commercial Tire Systems, LLC.
      For the restatement of 2000, pretax income as previously reported was reduced by charges of $21.7 million due to the impact of Account Reconciliations. Pretax income increased by benefits of $19.1 million due to the impact of Chemical Products Segment, $14.5 million due to Discount Rate, $5.8 million due to Out-of-Period and $0.6 million due to Accounting Irregularities. The tax effect of restatement adjustments was an expense of $7.3 million.
      Net income as restated in 2000 decreased by $1.3 million due primarily to a charge to recognize certain payments we made pursuant to a long term supply agreement with SPT as a capital contribution, 50% of which was attributed to our joint venture partner pursuant to the provisions of Emerging Issues Task Force Issue 00-12, “Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee”, and benefits from the tax effect of the SPT capital contribution charge, a reduction in goodwill amortization expense due to impact of changing exchange rates and corrections to intercompany accounts at a subsidiary in Europe.
      For the restatement of 2000, pretax income as restated was reduced by $7.5 million due to SPT and increased $0.3 million due to Account Reconciliations.
      (2) Refer to “Principles of Consolidation” in the Note to the Financial Statements No. 1, Accounting Policies, included herein.
      (3) Net sales in 2004 increased $1.2 billion resulting from the consolidation of two businesses in accordance with FIN 46. Net Income in 2004 included net after-tax charges of $133.3 million, or $0.70 per share-diluted, for rationalizations and related accelerated depreciation, general and product liability-discontinued products, insurance fire loss deductibles and asset sales. Net income in 2004 also included net after-tax benefits of $236.0 million, or $1.23 per share-diluted, from an environmental insurance settlement, net favorable tax adjustments and a favorable lawsuit settlement.
      (4) Net Loss in 2003 included net after-tax charges of $515.1 million (as restated), or $2.93 per share-diluted (as restated), for rationalizations, general and product liability-discontinued products, accelerated depreciation and asset write-offs, net favorable tax adjustments, an unfavorable settlement of a lawsuit against Goodyear in Europe, and rationalization costs at Goodyear’s SPT equity affiliate. In addition, Engineered Products recorded account reconciliation adjustments in the restatements totaling $18.9 million or $0.11 per share in 2003.
      (5) Net Loss in 2002 included net after-tax charges of $22.0 million (as restated), or $0.13 per share-diluted (as restated), for general and product liability — discontinued products, asset sales, rationalizations, write-off of a miscellaneous investment and a net rationalization reversal at Goodyear’s SPT equity affiliate. Net loss in 2002 also included a non-cash charge of $1.22 billion (as restated), or $6.95 per share-diluted (as restated), to establish a valuation allowance against net federal and state deferred tax assets.
      (6) Net Loss in 2001 included net after-tax charges of $187.4 million (as restated), or $1.18 per share-diluted (as restated), for rationalizations, asset sales, general and product liability — discontinued products, rationalization costs at Goodyear’s SPT equity affiliate and costs related to a tire replacement program.
      (7) Net Income in 2000 included net after-tax charges of $71.9 million (as restated), or $0.45 per share-diluted (as restated), for rationalizations, a change in Goodyear’s domestic inventory costing method from LIFO to FIFO, rationalization costs at Goodyear’s SPT equity affiliate, general and product liability — discontinued products and asset sales.

Management’s Discussion and Analysis of Financial Condition and Results of Operations
(All per share amounts are diluted)
Overview
      The Goodyear Tire & Rubber Company is one of the world’s leading manufacturers of tires and rubber products with one of the most recognizable brand names in the world. We have a broad global footprint with 101 manufacturing facilities in 28 countries. We operate our business through six operating segments: North American Tire; European Union Tire; Latin American Tire; Eastern Europe, Middle East and Africa Tire (“Eastern Europe Tire”); Asia/ Pacific Tire; and Engineered Products.
      Effective January 1, 2005, Chemical Products was integrated into North American Tire. The integration did not change how we report net income. Segment information for all periods presented has been restated to reflect the integration. During 2004, $818.6 million, or 53.4%, of Chemical Products’ sales and 75.2% of its segment operating income resulted from intercompany transactions. Our total segment sales no longer reflect these intercompany sales. In addition, the segment operating income previously attributable to Chemical Products’ intercompany transactions is no longer included in the total segment operating income that we report.

Six Months Ended June 30, 2005 and 2004
      In the second quarter and six months ended June 30, 2005, we recorded net income of $69 million and $137 million, respectively, compared to net income of $30 million and a net loss of $48 million, respectively, in the comparable periods of 2004. Improvements in operating income in all five of the tire segments contributed to the increase in net income. For the second quarter of 2005, sales of $4,992 million increased $473 million or 10.4% compared to the second quarter of 2004. For the first half of 2005, sales of $9,759 million increased $938 million or 10.6% compared to the first half of 2004. Sales in the tire segments increased for both periods primarily due to price increases implemented to offset higher raw material costs and product mix improvements resulting from a shift in focus toward the consumer replacement market, while being more selective in original equipment (OE) markets. In addition, translation accounted for approximately $108 million of the increase for the second quarter of 2005 and $241 million for the first six months of 2005.
      Our results are highly dependent on the results of our two largest segments, North American Tire and European Union Tire. These two segments represented approximately 70% of the consolidated net sales in the first six months of 2005. While generating over two-thirds of consolidated net sales, these two segments accounted for 42% of total segment operating income, with North American Tire contributing 11%. While North American Tire’s operational performance continues to improve, it is still hindered primarily by costs related to pension and other postretirement benefit expenses.
      Our share of industry sales in North America and European Union is another key performance indicator. Listed below is the estimated share of sales in each of these two regions for the primary tire markets, original equipment and replacement. These percentages are estimates only and are based on a combination of industry publications and surveys and internal company surveys. In the first six months of 2005, the change in share of sales reflects our selective strategy in the original equipment market and our focus on the replacement market.

	North American		European Union
	Estimated Share		Estimated Share
	of Sales		of Sales

	First Half	Full Year	First Half	Full Year
	2005	2004	2005	2004

Original Equipment	38%	40%	23%	24%
Replacement	25%	25%	25%	23%
Another key indicator of performance is our ability to overcome increasing tire raw material costs. In the first six months of 2005, we experienced raw material price inflation of approximately $239 million related to our tire segments compared to the first six months of 2004. Through many initiatives including strategic pricing actions in the marketplace, improved product mix toward higher value tires, productivity improvements, and product reformulation, we were able to offset these higher costs during the period. For the full year 2005, raw material costs are expected to increase approximately 10% compared to 2004.
      We anticipate continued year-over-year gains in operating performance during the second half of 2005, however, the rate of those gains is expected to be less than they were in the first half of 2005.
      During 2005, we introduced several new products following last year’s successful launches of the Assurance® line of tires in North America, and the Dunlop Sport MaxxTM and Hydragrip® lines of tires in Europe. The 2005 introductions included new Fortera® and Wrangler® tires featuring Silent Armor Technologytm. We also introduced new DuraSealtm commercial tire technology, which contains a “built in sealant” that allows truck drivers to continue driving after a tire is punctured. Initial orders of these new tires were strong in the first six months, building on the momentum of the new products successfully introduced last year.
      We closed $3.65 billion in new credit facilities in April 2005 as part of our capital structure improvement plan. These new facilities, which replaced $3.28 billion in existing facilities due from 2005 to 2007, provide us with greater liquidity and extend debt maturities to allow time to implement our turnaround strategies. On June 23, 2005, we completed an offering of $400 million aggregate principal amount of 9.00% Senior Notes due 2015 in a transaction under Rule 144A and Regulation S under the Securities Act. The proceeds were used to repay the $200 million in borrowings under our U.S. first lien revolving credit facility, and to replace $190 million of the cash, that we used to pay the $516 million principal amount of our 6.375% Euro Notes due 2005 at maturity on June 6, 2005.
      While operating results have improved, we continue to face significant challenges. Although we were successful in refinancing a significant portion of our debt as described above, our overall debt level remains high. On June 30, 2005 debt (including capital leases) on a consolidated basis was $5,500 million, compared to $5,680 million at December 31, 2004. This high debt level also impacted financial results, resulting in higher interest expense. In the first six months of 2005, interest expense of $203 million represented an increase of $30 million from the first six months of 2004. While we have improved our liquidity position in the short term through refinancing activities, we also continue to review potential divestitures of non-core assets.
      We remain subject to a Securities and Exchange Commission (“SEC”) investigation into the facts and circumstances surrounding the restatement of our historical financial statements. Because the investigation is currently ongoing, the outcome cannot be predicted at this time. As described in Item 4 of Part I of our Quarterly Report on Form 10-Q for the period ended June 30, 2005, we also continue to have two material weaknesses in our internal control over financial reporting. We continue to implement remediation plans to address internal control matters.
      In the second quarter ended June 30, 2005 we recorded approximately $8 million in net after tax expenses relating to prior periods. We reviewed the net effect of these identified out-of-period adjustments on our 2005 and prior-period financial statements and concluded that the adjustments were not material. It is possible that additional out-of-period items may be identified in subsequent quarters or our expected earnings may not materialize, either of which could result in a future determination that a restatement of previously issued financial statements is necessary.

Fiscal Years 2004, 2003 and 2002
      In 2004, we had net income of $114.8 million, compared to significant net losses for 2003 and 2002 of $807.4 million (as restated) and $1,246.9 million (as restated), respectively. The net loss in 2002 included a non-cash charge of $1.22 billion (as restated) to establish a valuation allowance against our net deferred tax assets. The improvement in 2004 compared to 2003 is due in part to:

•	a decrease in net after-tax rationalization charges of $215.1 million,

•	an after-tax gain from a settlement with certain insurance companies related to coverage for environmental matters of $156.6 million,

•	a decrease in net after-tax charges for accelerated depreciation and asset writeoffs of $122.0 million,

•	a decrease in net after-tax charges for general and product liability — discontinued products of $85.4 million (as restated), and

•	an increase in net favorable tax adjustments of $10.5 million.
      Earnings in 2004 also benefited from an increase in segment operating income in each of our operating segments, as set forth below:

	Year Ended December 31,

		Restated

	2004	2003	2002
(In millions)
Segment Operating Income
North American Tire	$73.5	$(102.5)	$(21.5)
European Union Tire	252.7	129.8	101.1
Eastern Europe, Middle East and Africa Tire	193.8	146.6	93.2
Latin American Tire	251.2	148.6	107.6
Asia/ Pacific Tire	61.1	49.9	43.7
Engineered Products	113.2	46.8	39.0
      Our North American Tire segment accounted for approximately 47% of our consolidated net sales in 2004. In recent years, North American Tire results have been negatively impacted by several factors, including over-capacity which limits pricing leverage, weakness in the replacement tire market, increased competition from low cost manufacturers, a decline in market share and increases in medical and pension costs. In 2004, North American Tire’s segment operating income improved to $73.5 million on sales of approximately $8.6 billion. The improvement was due primarily to sustained improvement in pricing and a shift in product mix toward more profitable Goodyear brand tires. Additional improvement was a result of savings from rationalization programs, lower benefit costs and increased sales in the consumer replacement market and commercial markets. In addition, our second largest segment, European Union Tire, which accounted for approximately 24% of our consolidated net sales in 2004, had its segment operating income improve to $252.7 million on sales of approximately $4.5 billion. Approximately 11% of the increase in segment operating income from 2003 to 2004 was attributable to currency translation, primarily the Euro. The improvement in European Union Tire also reflected improved pricing and product mix.
      Although our North American segment’s performance improved in 2004, it contributed just 7.8% of our total segment operating income on 46.7% of total segment sales, due primarily to legacy costs for North American retirees such as pension and other postretirement benefit expenses. In contrast, our Latin American and Eastern Europe Tire segments represented only 13.2% of our total segment sales in 2004, while approximately 41.2% of our total segment operating income came from these segments. As a result, increasing competition and unexpected changes in government policies or currency values in these regions could have a disproportionate impact on our ability to sustain profitability.
      Higher raw material costs, particularly for natural rubber, continue to negatively impact our results. Raw material costs in our Cost of Goods Sold in 2004 increased by approximately $280 million from 2003.
      Our results of operations, financial position and liquidity could be adversely affected in future periods by loss of market share or lower demand in the replacement market or from the original equipment industry, which would result in lower levels of plant utilization that would increase unit costs. Also, we could experience higher raw material and energy costs in future periods. These costs, if incurred, may not be recoverable due to pricing pressures present in today’s highly competitive market. Our future results of operations are also dependent on our ability to (i) successfully implement cost reduction programs to address, among other things, higher wage and benefit costs, and (ii) where necessary, reduce excess manufacturing capacity. We are unable to predict future currency fluctuations. Sales and earnings in future periods would be unfavorably impacted if the U.S. dollar strengthens against various foreign currencies, or if economic conditions deteriorate in the United States or Europe. Continued volatile economic conditions or changes in government policies in emerging markets could adversely affect sales and earnings in future periods. We may also be impacted by economic disruptions associated with global events including war, acts of terror and civil obstructions.
Consolidated Results of Operations

Three Months Ended June 30, 2005 and 2004
      Net sales in the second quarter of 2005 were $4,992 million, increasing 10.4% from $4,519 million in the 2004 second quarter. Net income of $69 million, or $0.34 per share, was recorded in the 2005 second quarter compared to net income of $30 million, or $0.17 per share, in the second quarter 2004.
      Net sales in the second quarter of 2005 in our tire segments were favorably impacted by price and product mix of approximately $200 million, higher volume of approximately $77 million and a positive impact from currency translation of approximately $97 million. Sales also increased approximately $59 million in the Engineered Products Division, mainly due to improvements in volume and price of approximately $50 million and currency translation of $11 million.
      Worldwide tire unit sales in the second quarter of 2005 were 56.4 million units, an increase of 1.4 million units, or 2.5% compared to the 2004 period. This increase was driven by a 3.1% unit increase from the consumer replacement market and a 23.0% increase from the commercial OE market.
      Cost of goods sold (CGS) in the second quarter of 2005 was $3,945 million, an increase of $355 million, or 9.9% compared to the second quarter 2004, while decreasing as a percentage of sales to 79.0% from 79.4% in the 2004 comparable period. CGS for our tire segments in the second quarter of 2005 increased due to higher raw material costs of approximately $127 million and higher volume of approximately $61 million. Also contributing to the CGS increase was foreign currency translation of approximately $49 million and product mix related manufacturing cost increases of approximately $43 million. CGS also increased by $59 million in the Engineered Products Division, primarily related to higher volume, increased raw material costs of $6 million and foreign currency translation. Partially offsetting these CGS increases was lower conversion costs of approximately $22 million in our tire segments, driven by lower OPEB costs and savings from rationalization programs.
      Selling, administrative and general expense (SAG) was $746 million in the second quarter of 2005, compared to $693 million in 2004, an increase of $53 million or 7.6%. The increase was driven primarily by wage and benefits expenses, which increased by $21 million in the quarter in our tire segments and higher product liability expenses of $8 million. Foreign currency translation also increased SAG by $16 million when compared to the same period 2004. Also contributing to the increase in SAG were increased advertising expenses of approximately $3 million related to the launch of new products in 2005. SAG as a percentage of sales was 14.9% in the second quarter 2005, compared to 15.3% in the second quarter of 2004.
      Interest expense increased by $12 million to $101 million in the second quarter of 2005 from $89 million in the second quarter of 2004 primarily as a result of higher average debt levels and higher average interest rates, partially offset by lower credit spreads in conjunction with the April 2005 refinancing.
      Other (income) and expense was $18 million in the 2005 second quarter, a decrease of $11 million, compared to $29 million in the 2004 second quarter. The decrease was primarily related to gains on insurance settlements, partially offset by higher financing write-offs in conjunction with the April 2005 refinancing. Results in the second quarter of 2005 included a gain related to the 2004 fire in Germany of $12 million and a $19 million gain from an insurance settlement with certain insurance companies related to environmental coverage. A gain recognized from a settlement with certain insurance companies related to asbestos coverage was mostly offset by expenses recorded to reflect a reduction in our receivable from excess insurers due to a recent court determination. These recoveries were also offset by the write-off of debt issuance costs of $47 million in connection with our refinancing activities in 2005.
      For the second quarter of 2005, we recorded tax expense of $85 million on income before income taxes and minority interest in net income of subsidiaries of $187 million. Included in tax expense for the second quarter of 2005 was a net tax charge of $7 million primarily related to the settlement of prior year tax liabilities. The difference between our effective tax rate and the U.S. statutory rate was primarily attributable to continuing to maintain a full valuation allowance against our net Federal and state deferred tax assets. For the second quarter of 2004, we recorded tax expense of $59 million on income before income taxes and minority interest in net income of subsidiaries of $108 million. Included in tax expense for the second quarter of 2004 was a net tax benefit of $5 million primarily related to the settlement of prior years tax liabilities.
      During the second quarter ended June 30, 2005, we recorded approximately $8 million in net after tax expenses relating to prior periods. Out-of-period adjustments increased net sales by $9 million (pre-tax) Cost of goods sold by $15 million (pre-tax) and Selling, administrative and general expenses and Minority interest, each by $1 million (pre-tax), respectively, in the second quarter of 2005. The net tax effect on these items was not significant. In addition, we recorded $2 million in out-of-period tax adjustments in the first quarter of 2005. The out-of-period adjustments identified in 2005 include net after tax charges of $6 million to write-off negative equity of a minority partner’s interest in a consolidated affiliate, recognized in Corporate, $4 million to write-down the carrying value of certain fixed assets in the Latin America Tire Segment to correct translation recorded during the period an economy was under highly-inflationary accounting, $3 million related to the elimination of intercompany profit in inventory, primarily in the European Union Tire Segment and Corporate, and $2 million related to the application of a tax law change in the European Union Tire Segment, partially offset by $6 million in out-of-period income primarily due to the overaccrual of dealer incentives in the European Union Tire Segment.

Rationalization Activity
      During the second quarter of 2005 reversals of $5 million of reserves were recorded for rationalization actions no longer needed for their originally-intended purposes. The reversals primarily consisted of associate-related costs related to a 2003 plant closure in the North American Tire Segment.
      Accelerated depreciation charges were recorded for fixed assets that will be taken out of service in connection with certain rationalization plans initiated in 2003 and 2004 in Engineered Products and European Union Tire Segments. During the second quarter of 2005 there were no accelerated depreciation charges and for the second quarter of 2004, $1 million was recorded as Cost of Goods Sold for accelerated depreciation charges.
      2004 rationalization activities consisted primarily of warehouse, manufacturing and sales and marketing associate reductions in Engineered Products, a farm tire manufacturing consolidation in European Union Tire, administrative associate reductions in North American Tire, European Union Tire and corporate functional groups, and manufacturing, sales and research and development associate reductions in North American Tire. In fiscal year 2004, net charges were recorded totaling $56 million ($52 million after-tax or $0.27 per share). The net charges included reversals of $39 million ($32 million after-tax or $0.17 per share) related to reserves from rationalization actions no longer needed for their originally-intended purpose, and new charges of $95 million ($84 million after-tax or $0.44 per share). Included in the $95 million of new charges were $77 million for plans initiated in 2004, as described above. Approximately 1,400 associates will be released under programs initiated in 2004, of which approximately 900 have been released to date (265 during the first half of 2005). The costs of the 2004 actions consisted of $40 million related to future cash outflows, primarily for associate severance costs, $32 million in non-cash pension curtailments and postretirement benefit costs and $5 million for non-cancelable lease costs and other exit costs. Costs in 2004 also included $16 million related to plans initiated in 2003, consisting of $14 million of non-cancelable lease costs and other exit costs and $2 million of associate severance costs. The reversals are primarily the result of lower than initially estimated associate severance costs of $35 million and lower leasehold and other exit costs of $4 million. Of the $35 million of associate severance cost reversals, $12 million related to previously-approved plans in Engineered Products that were reorganized into the 2004 warehouse, manufacturing, and sales and marketing associate reductions.
      Additional restructuring charges of $3 million related to 2004 and 2003 rationalization plans not yet recorded are expected to be incurred and recorded primarily during the remainder of 2005. We estimate that

SAG and CGS were reduced in the second quarter of 2005 by approximately $8 million as a result of the implementation of the 2004 plans. Plan savings have been substantially offset by higher SAG and conversion costs including increased compensation and benefit costs.
      For further information, refer to the Interim Consolidated Financial Statements included in this prospectus, Note 2, Costs Associated with Rationalization Programs.

Six Months Ended June 30, 2005 and 2004
      Net sales in the first six months of 2005 were $9,759 million, increasing 10.6% from $8,821 million in the comparable period of 2004. Net income for the first six months of 2005 was $137 million, or $0.69 per diluted share compared to a net loss of $48 million, or a loss of $0.28 per share in the first six months of 2004.
      Net sales in the first six months of 2005 for our tire segments were favorably impacted by price and product mix of approximately $411 million, foreign currency translation of approximately $222 million, and higher volume of approximately $87 million. Sales also increased approximately $117 million due to improvements in the Engineered Products Division, primarily related to increased volume and improved product mix.
      Worldwide tire unit sales in the first half of 2005 were 112.3 million units, an increase of 1.6 million units, or 1.4% compared to the 2004 period. This volume improvement in the first six months of 2005 was driven by a 2.6% increase in the consumer replacement market and a 27.0% increase in the commercial OE market, partially offset by a 2.2% decrease in the consumer OE market.
      CGS increased to $7,764 million, an increase of $698 million, or 9.9% compared to the first six months of 2004, while decreasing as a percentage of sales to 79.6% compared to 80.1% in the comparable period of 2004. Gross margin through the first six months of 2005 (20.4% in 2005 versus 19.9% in 2004) reflects our ability to offset higher raw material costs through price increases and cost reductions. CGS for our tire segments in the first six months of 2005 increased due to higher raw material costs of approximately $239 million and product mix-related manufacturing cost increases of approximately $143 million. CGS also increased due to foreign currency translation of approximately $136 million and higher volume of approximately $57 million. Lower conversion costs of approximately $38 million were driven by savings from rationalization programs, helping to offset a portion of the CGS increase. CGS also increased by $116 million in the Engineered Products Division primarily related to higher volume, increased raw material costs of $13 million and foreign currency translation.
      In the six months of 2005, SAG was $1,432 million, compared to $1,376 million in 2004, an increase of $56 million or 4.1%. The increase in our tire segments was driven primarily by foreign currency translation, which added $30 million to SAG in the period. Wage and benefits expenses increased by $25 million when compared to the comparable period in 2004. Offsetting these increases were lower advertising expenses of approximately $12 million. SAG as a percentage of sales was 14.7% in the first six months of 2005, compared to 15.6% in the 2004 period.
      Interest expense increased by $30 million to $203 million in the first half of 2005 from $173 million in the first half of 2004 primarily as a result of higher average debt levels and higher average interest rates, partially offset by lower credit spreads in conjunction with the April 2005 refinancing.
      For the six months ended June 30, 2005, Other (income) and expense was $30 million, compared to $79 million in the 2004 period, a decrease of $49 million. The decrease was primarily related to gains on insurance settlements, partially offset by higher financing write-offs in conjunction with the April 2005 refinancing. Results for the six months ended June 30, 2005, included a gain related to the 2004 fire in Germany of $14 million and a $20 million gain from an insurance settlement with certain insurance companies related to environmental coverage. A gain recognized from a settlement with certain insurance companies related to asbestos coverage was mostly offset by expenses recorded to reflect a reduction in our receivable from excess insurers due to a recent court determination. These recoveries were also offset by the write-off of debt issuance costs of $47 million in connection with our refinancing activities in 2005. In the six months ended June 30, 2004, debt issuance costs written-off in connection with our 2004 refinancing were $13 million.

      For the first six months of 2005, we recorded tax expense of $152 million on income before income taxes and minority interest in net income of subsidiaries of $343 million. Included in tax expense for the first six months was a net tax charge of $6 million primarily related to the settlement of prior years tax liabilities. For the first half of 2004, we recorded tax expense of $116 million on income before income taxes and minority interest in net income of subsidiaries of $93 million. Included in tax expense for the first six months was a net tax benefit of $7 million primarily related to the settlement of prior years tax liabilities. The difference between our effective tax rate and the U.S. statutory rate was primarily attributable to continuing to maintain a full valuation allowance against our net Federal and state deferred tax assets.

Rationalization Activity
      For the first six months of 2005, net reversals of $13 million were recorded, which included reversals of $15 million for reserves from rationalization actions no longer needed for their originally-intended purpose, and new charges of $2 million. The $15 million in reversals consisted of $9 million of associate-related costs for plans initiated in 2004 and 2003, and $6 million primarily for non-cancelable leases that were exited during the first quarter related to plans initiated in 2001 and earlier.
      Accelerated depreciation charges were recorded for fixed assets that will be taken out of service in connection with certain rationalization plans initiated in 2003 and 2004 in the Engineered Products and European Union Tire Segments. During the first six months of 2005 and 2004, $1 million and $5 million, respectively, were recorded as Cost of Goods Sold.
      We estimate that SAG and CGS were reduced in the six months ended June 30, 2005 by approximately $16 million as a result of the implementation of the 2004 plans. Plan savings have been substantially offset by higher SAG and conversion costs, including increased compensation and benefit costs.
      For further information, refer to the Interim Consolidated Financial Statements included in this prospectus, the Note 2, Costs Associated with Rationalization Programs.

Fiscal Years 2004, 2003 and 2002
      Net sales in 2004 were $18.37 billion, compared to $15.12 billion (as restated) in 2003 and $13.86 billion (as restated) in 2002.
      Net income of $114.8 million, $0.63 per share, was recorded in 2004. A net loss of $807.4 million (as restated), $4.61 per share (as restated), was recorded in 2003. A net loss of $1.25 billion (as restated), $7.47 per share (as restated), was recorded in 2002, primarily resulting from a non-cash charge of $1.22 billion (as restated), $6.95 per share (as restated) to establish a valuation allowance against our net Federal and state deferred tax assets.

Net Sales
      Net sales in 2004 increased approximately $3.2 billion from 2003. The increase was due primarily to the consolidation of two affiliates deemed to be variable interest entities, South Pacific Tyres (SPT) and Tire & Wheels Assemblies (T&WA), in January 2004. The consolidation of these businesses increased net sales in 2004 by approximately $1.2 billion. Additionally, improved pricing and product mix improvements in all SBUs, primarily in North American Tire, increased 2004 net sales by approximately $799 million. Higher unit volume in North American Tire, Latin American Tire, Eastern Europe Tire and European Union Tire, as well as higher volume in Engineered Products, had a favorable impact on 2004 net sales of approximately $606 million. Currency translation, mainly in Europe, favorably affected 2004 net sales by approximately $542 million.

      The following table presents our tire unit sales for the periods indicated:

	Year Ended December 31,

	2004	2003	2002
(In millions of tires)
North American Tire (U.S. and Canada)	70.8	68.6	69.7
International	88.8	82.0	77.9

Replacement tire units	159.6	150.6	147.6

North American Tire (U.S. and Canada)	31.7	32.6	34.1
International	32.0	30.3	32.6

OE tire units	63.7	62.9	66.7

Goodyear worldwide tire unites	223.3	213.5	214.3

      Our worldwide tire unit sales in 2004 increased 4.6% from 2003. North American Tire volume in 2004 increased 1.3% from 2003, while international unit sales increased 7.5%. Worldwide replacement unit sales in 2004 increased 6.0% from 2003, due primarily to the consolidation of SPT and improvement in North American Tire, Latin American Tire and Eastern Europe Tire. Original equipment unit sales in 2004 increased 1.2% from 2003, due primarily to the consolidation of SPT and improvement in Eastern Europe Tire, Latin American Tire and European Union Tire. Original equipment and replacement tire unit sales in 2004 increased by approximately 0.8 million and 5.5 million units, respectively, as a result of the consolidation of SPT.
      Net sales (as restated) in 2003 increased $1.2 billion from 2002 (as restated) due primarily to favorable currency translation of approximately $737 million, mainly in Europe. Favorable pricing and product mix in all business units, primarily Latin American Tire and North American Tire, accounted for approximately $418 million of the increase in revenues. In Europe, strong replacement sales also had a favorable impact on 2003 net sales of approximately $104 million.
      Our worldwide tire unit sales in 2003 decreased 0.3% from 2002. North American Tire volume decreased 2.5% in 2003, while international unit sales increased 1.7%. Worldwide replacement unit sales in 2003 increased 2.0% from 2002, due to increases in all regions except North American Tire and Asia/ Pacific Tire. Original equipment unit sales decreased 5.6% in 2003, due primarily to a decrease in North American Tire.

Cost of Goods Sold
      CGS was $14.71 billion in 2004, compared to $12.50 billion in 2003 and $11.31 billion in 2002. CGS was 80.1% of sales in 2004, compared to 82.7% in 2003 and 81.6% in 2002. CGS in 2004 increased by approximately $1.0 billion due to the previously mentioned consolidation of SPT and T&WA in accordance with FIN 46, by approximately $429 million in 2004 due to higher volume and approximately $409 million due to currency translation, primarily in Europe. Manufacturing costs related to changes in product mix increased 2004 CGS by approximately $210 million. In addition, 2004 raw material costs increased by approximately $280 million, although conversion costs were flat. Savings from rationalization programs totaling approximately $127 million favorably affected CGS in 2004. CGS in 2004 also includes a fourth quarter benefit of approximately $23.4 million ($19.3 million after tax or $0.09 per share) resulting from a settlement with certain suppliers of various raw materials.
      CGS (as restated) in 2003 increased by approximately $554 million from 2002 due to currency movements, primarily in Europe. In addition, raw material costs in 2003, largely for natural and synthetic rubber, rose by approximately $335 million. CGS in 2003 also increased by approximately $133 million due to accelerated depreciation charges, asset impairment charges and write-offs related to 2003 rationalization actions. Manufacturing costs related to improvements in product mix, primarily in North American Tire, increased 2003 CGS by approximately $184 million. In addition, costs increased in Latin American Tire due to inflation. Savings from rationalization programs of approximately $61 million, mainly in European Union Tire and North American Tire, and the change in vacation policy described below of approximately

$33 million favorably affected 2003 CGS. CGS in 2003 included $16.8 million of net charges related to Engineered Products account reconciliations that were recorded in conjunction with the restatement.
      Research and development expenditures are expensed in CGS as incurred and were $378.2 million in 2004, compared to $351.0 million (as restated) in 2003 and $386.5 million (as restated) in 2002. Research and development expenditures in 2005 are expected to be approximately $380 to $390 million.

Selling, Administrative and General Expense
      SAG was $2.83 billion in 2004, compared to $2.37 billion in 2003 and $2.20 billion in 2002. SAG in 2004 was 15.4% of sales, compared to 15.7% in 2003 and 15.9% in 2002. SAG increased by approximately $200 million in 2004 due to the previously mentioned consolidation of SPT and T&WA in accordance with FIN 46. SAG in 2004 included expenses of approximately $30 million for professional fees associated with the restatement and SEC investigation, and approximately $25 million for Sarbanes-Oxley compliance. We estimate that external costs for Sarbanes-Oxley compliance will be approximately $10 million to $15 million in 2005. Currency translation, primarily in Europe, increased SAG in 2004 by approximately $101 million. Advertising expenses were approximately $46 million higher due in part to the launch of the Assurance tire in North America, and wage and benefit costs rose by approximately $46 million. SAG in 2004 benefited from approximately $28 million in savings from rationalization programs.
      SAG (as restated) increased in 2003 due primarily to currency translation, mainly in Europe, of approximately $132 million and higher wages and benefits of approximately $72 million. SAG also reflected increased advertising expense, largely in European Union Tire and North American Tire, of approximately $29 million and increased corporate consulting fees of approximately $23 million. SAG was favorably affected by savings from rationalization programs of approximately $74 million and by the change in vacation policy described below of approximately $34 million.

Other Cost Reduction Measures
      During 2002, we announced the suspension of the matching contribution portion of our savings plans for all salaried associates, effective January 1, 2003. Effective April 20, 2003, we suspended the matching contribution portion of the savings plan for bargaining unit associates, including those covered by our master contract with the USW. We contributed approximately $38 million to the savings plans in 2002. In addition, we changed our vacation policy for domestic salaried associates in 2002. As a result of the changes to the policy, we did not incur vacation expense for domestic salaried associates in 2003. Vacation expense was approximately $67 million lower in 2003 compared to 2002 due to the impact of this change in vacation policy.

Interest Expense
      Interest expense in 2004 was $368.8 million, compared to $296.3 million in 2003 and $242.7 million (as restated) in 2002. Interest expense increased in 2004 from 2003 due to higher average debt levels, higher average interest rates and the April 1, 2003 restructuring and refinancing of our credit facilities. Interest expense increased in 2003 from 2002 (as restated) due to higher average debt levels. While we expect interest expense to increase in 2005 due to higher interest rates and higher average debt levels, we expect that the $3.35 billion refinancing we announced in February 2005 will partially offset this increase by reducing the amount over LIBOR we pay to maintain the refinanced facilities.

Other (Income) and Expense
      Other (income) and expense was $8.2 million in 2004, compared to $263.4 million (as restated) in 2003 and $56.8 million in 2002. Other (income) and expense included accounts receivable sales fees, debt refinancing fees and commitment fees totaling $116.5 million, $99.4 million and $48.4 million in 2004, 2003 and 2002, respectively. The higher level of financing fees and financial instruments in 2003 and 2004 was due to costs resulting from refinancing activities in those years. Amounts in 2004 included $20.5 million of deferred costs written-off in connection with refinancing activities in 2004. Financing fees and financial instruments included $45.6 million in 2003 related to new facilities in that year. Refer to the Note to the

Financial Statements No. 11, Financing Arrangements and Derivative Financial Instruments, for further information about refinancing activities. We expect to incur additional financing fees in the future related to refinancings and capital market transactions.
      Other (income) and expense included net charges for general and product liability-discontinued products totaling $52.7 million, $138.1 million (as restated) and $33.8 million in 2004, 2003 and 2002, respectively. These charges related to asbestos personal injury claims and for liabilities related to Entran II claims, net of insurance recoveries. Of the $52.7 million of net expense recorded in 2004, $41.4 million related to Entran II claims ($141.4 million of expense and $100.0 million of insurance recoveries) and $11.3 million related to asbestos claims ($13.0 million of expense and $1.7 million of probable insurance recoveries). Of the $138.1 million (as restated) of net expense recorded in 2003, $180.4 million related to Entran II claims ($255.4 million of expense and $75.0 million of insurance recoveries) and $(42.3) million (as restated) related to asbestos claims ($24.3 million of expense and $66.6 million of probable insurance recoveries). Of the $33.8 million of net expense recorded in 2002, $9.8 million related to Entran II claims and $24.0 million related to asbestos claims. We did not record any probable insurance recoveries in 2002. Refer to the Note to the Financial Statements No. 20, Commitments and Contingent Liabilities, included herein, for further information about general and product liabilities.
      Other (income) and expense in 2004 included a gain of $13.3 million ($10.3 million after tax or $0.05 per share) on the sale of assets in North American Tire, European Union Tire and Engineered Products. In addition, a loss of $17.5 million ($17.8 million after tax or $0.09 per share) was recorded in 2004 on the sale of corporate assets and assets in North American Tire and European Union Tire, including a loss of $14.5 million ($15.6 million after tax or $0.08 per share) on the write-down of the assets of our natural rubber plantations in Indonesia. Other (income) and expense in 2004 also included a charge of $11.7 million ($11.6 million after tax or $0.07 per share) for insurance fire loss deductibles related to fires at our facilities in Germany, France and Thailand. During 2004, approximately $36 million in insurance recoveries were received related to these fire losses.
      Other (income) and expense in the 2004 fourth quarter included a benefit of $156.6 million ($156.6 million after tax or $0.75 per share) resulting from a settlement with certain insurance companies. We will receive $159.4 million ($156.6 million plus imputed interest of $2.8 million) in installments in 2005 and 2006 in exchange for releasing the insurers from certain past, present and future environmental claims. A significant portion of the costs incurred by us related to these claims had been recorded over prior years.
      Other (income) and expense in 2003 included a loss of $17.6 million ($8.9 million after tax or $0.05 per share) on the sale of 20,833,000 shares of common stock of Sumitomo Rubber Industries, Ltd. in the second quarter. A loss of $14.4 million ($13.2 million after tax or $0.08 per share) was recorded in 2003 on the sale of assets in Engineered Products, North American Tire and European Union Tire. A gain of $6.9 million ($5.8 million after tax or $0.04 per share) was recorded in 2003 resulting from the sale of assets in Asia/Pacific Tire, Latin American Tire and European Union Tire.
      Other (income) and expense in 2002 included gains of $28.0 million ($23.7 million after tax or $0.14 per share) resulting from the sale of assets in Latin American Tire, Engineered Products and European Union Tire. The write-off of a miscellaneous investment of $4.1 million ($4.1 million after tax or $0.02 per share) was also included in Other (income) and expense in 2002.
      For further information, refer to the Note to the Financial Statements No. 4, Other (Income) and Expense, included herein.

Foreign Currency Exchange
      Net foreign currency exchange loss was $23.4 million in 2004, compared to a net loss of $40.7 million (as restated) in 2003 and a net gain of $8.7 million (as restated) in 2002. Foreign currency exchange loss in 2004 was lower than in 2003 (as restated), as 2003 (as restated) reflected the weakening of the Brazilian Real versus the U.S. dollar. The loss in 2003 (as restated) included approximately $48 million of increased losses versus 2002 due to currency movements on U.S. dollar-denominated monetary items in Brazil and Chile. Net foreign currency exchange gain in 2002 (as restated) benefited by approximately $16 million from currency movements on U.S. dollar-denominated monetary items in Brazil. A loss of approximately $8 million resulting from currency movements on U.S. dollar-denominated monetary items in Argentina was also recorded in 2002.

Equity in (Earnings) Losses of Affiliates
      Equity in earnings of affiliates in 2004 was income of $8.4 million, compared to a loss of $14.5 million (as restated) in 2003 and a loss of $13.8 million (as restated) in 2002. The improvement in 2004 was due primarily to improved results at Rubbernetwork.com and the consolidation of SPT. Our share of losses at SPT was included in 2003 and 2002. SPT was consolidated effective January 1, 2004, pursuant to the provisions of FIN 46.

Income Taxes
      For 2004, we recorded tax expense of $207.9 million on income before income taxes and minority interest in net income of subsidiaries of $380.5 million. For 2003, we recorded tax expense of $117.1 million (as restated) on a loss before income taxes and minority interest in net income of subsidiaries of $657.5 million (as restated). For 2002, we recorded tax expense of $1.23 billion (as restated) on income before income taxes and minority interest in net income of subsidiaries of $36.6 million (as restated).
      The difference between our effective tax rate and the U.S. statutory rate was due primarily to our continuing to maintain a full valuation allowance against our net Federal and state deferred tax assets. In 2002 we recorded a non-cash charge of $1.22 billion (as restated) ($6.95 per share (as restated)) to establish this valuation allowance.
      Income tax expense in 2004 includes net favorable tax adjustments totaling $60.1 million. These adjustments related primarily to the settlement of prior years’ tax liabilities.
      In 2002, we determined that earnings of certain international subsidiaries would no longer be permanently reinvested in working capital. Accordingly, we recorded a provision of $50.2 million for the incremental taxes incurred or to be incurred upon inclusion of such earnings in Federal taxable income.
      The American Job Creation Act of 2004 (the Act) was signed into law in October 2004 and replaces an export incentive with a deduction from domestic manufacturing income. As we are both an exporter and a domestic manufacturer and in a U.S. tax loss position, this change should have no material impact on our income tax provision. The Act also provides for a special one-time tax deduction of 85% of certain foreign earnings that are repatriated no later than 2005. We have started an evaluation of the effects of the repatriation provision. We do not anticipate that the repatriation of foreign earnings under the Act would provide an overall tax benefit to us. However, we do not expect to be able to complete this evaluation until our 2005 tax position has been more precisely determined and the U.S. Congress or the U.S. Treasury Department provide additional guidance on certain of the Act’s provisions. Any repatriation of earnings under the Act is not expected to have a material impact on our results of operations, financial position or liquidity.
      The calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations. We recognize liabilities for anticipated tax audit issues based on our estimate of whether, and the extent to which, additional taxes will be due. If we ultimately determine that payment of these amounts is unnecessary, we reverse the liability and recognize a tax benefit during the period in which we determine that the liability is no longer necessary. We also recognize tax benefits to the extent that it is probable that our positions will be sustained when challenged by the taxing authorities. As of December 31, 2004, we had not recognized tax benefits of approximately $180 million relating to the reorganization of legal entities in 2001. Pursuant to the reorganization, our tax payments have been reduced by approximately $67 million through December 31, 2004. Should the ultimate outcome be unfavorable, we would be required to make a cash payment for all tax reductions claimed as of that date.
      For further information, refer to the Note to the Financial Statements No. 14, Income Taxes, included herein.

Rationalization Activity
      We recorded net rationalization costs of $55.6 million in 2004, $291.5 million in 2003 and $5.5 million in 2002. As of December 31, 2004, we had reduced employment levels by approximately 6,800 from January 1, 2002 and approximately 18,000 since January 1, 2000, primarily as a result of rationalization activities.

2004
      In 2004, net charges were recorded totaling $55.6 million ($52.0 million after-tax or $0.27 per share). The net charges included reversals of $39.2 million ($32.2 million after tax or $0.17 per share) related to reserves from rationalization actions no longer needed for their originally intended purpose, and new charges of $94.8 million ($84.2 million after tax or $0.44 per share). Included in the $94.8 million of new charges are $77.4 million for plans initiated in 2004. These plans consisted of warehouse, manufacturing and sales and marketing associate reductions in Engineered Products, a farm tire manufacturing consolidation in European Union Tire, manufacturing, sales, research and development and administrative associate reductions in North American Tire, and administrative associate reductions in European Union Tire and corporate functional groups. Approximately 1,400 associates will be released under programs initiated in 2004, of which approximately 830 were released to date (190 during the first quarter of 2005). The costs of the 2004 actions consisted of $40.1 million related to future cash outflows, primarily for associate severance costs, $31.9 million in non-cash pension curtailments and postretirement benefit costs, and $5.4 million of non-cancelable lease costs and other exit costs. Costs in 2004 also included $16.3 million related to plans initiated in 2003, consisting of $13.7 million for non-cancelable lease costs and other exit costs and $2.6 million of associate-related costs. The reversals are primarily the result of lower than initially estimated associate severance costs of $34.9 million and lower leasehold and other exit costs of $4.3 million. Of the $34.9 million of associate severance cost reversals, $12.0 million related to previously-approved plans in Engineered Products that were reorganized into the 2004 warehouse, manufacturing, and sales and marketing associate reductions.
      In 2004, $75.0 million was incurred primarily for associate severance payments, $34.6 million for non-cash pension curtailments and postretirement benefit costs, and $22.9 million was incurred for noncancelable lease costs and other costs. The remaining accrual balance for all programs was $67.6 million at December 31, 2004, substantially all of which is expected to be utilized within the next 12 months. In addition, accelerated depreciation charges totaling $10.4 million were recorded in 2004 for fixed assets that will be taken out of service in connection with certain rationalization plans initiated in 2004 and 2003 in European Union Tire, Latin American Tire and Engineered Products. During 2004, $7.7 million was recorded as CGS and $2.7 million was recorded as SAG.

2003
      In 2003, net charges were recorded totaling $291.5 million ($267.1 million after tax or $1.52 per share). The net charges included reversals of $15.7 million ($14.3 million after tax or $0.08 per share) related to reserves from rationalization actions no longer needed for their originally intended purpose, and new charges of $307.2 million ($281.4 million after tax or $1.60 per share). The 2003 rationalization actions consisted of manufacturing, research and development, administrative and retail consolidations in North America, Europe and Latin America. Of the $307.2 million of new charges, $174.8 million related to future cash outflows, primarily associate severance costs, and $132.4 million related primarily to non-cash special termination benefits and pension and retiree benefit curtailments. Approximately 4,400 associates will be released under the programs initiated in 2003, of which approximately 2,700 were exited in 2003 and approximately 1,500 were exited during 2004. The reversals are primarily the result of lower than initially estimated associate-related payments of approximately $12 million, favorable sublease contract signings in the European Union of approximately $3 million and lower contract termination costs in the United States of approximately $1 million. These reversals do not represent changes in the plans as originally approved by management.
      As part of the 2003 rationalization program, we closed our Huntsville, Alabama tire facility in the fourth quarter of 2003. Of the $307.2 million of new rationalization charges in 2003, approximately $138 million related to the Huntsville closure and were primarily for associate-related costs, including severance, special termination benefits and pension and retiree benefit curtailments. The Huntsville closure also resulted in charges to CGS of approximately $35 million for asset impairments and $85 million for accelerated depreciation and the writeoff of spare parts. In addition, 2003 CGS included charges totaling approximately $8 million to write-off construction in progress related to the research and development rationalization plan, and approximately $5 million for accelerated depreciation on equipment taken out of service at European Union Tire’s facility in Wolverhampton, England.

2002
      In 2002, net charges were recorded totaling $5.5 million ($6.4 million after tax or $0.03 per share). The net charges included reversals of $18.0 million ($14.3 million after tax or $0.09 per share) for reserves from rationalization actions no longer needed for their originally intended purpose. In addition, new charges were recorded totaling $26.5 million ($23.0 million after tax or $0.14 per share) and other credits were recorded totaling $3.0 million ($2.3 million after tax or $0.02 per share). The 2002 rationalization actions consisted of a manufacturing facility consolidation in Europe, the closure of a mold manufacturing facility and a plant consolidation in the United States, and administrative consolidations. Of the $26.5 million charge, $24.2 million related to future cash outflows, primarily associate severance costs, and $2.3 million related to non-cash write-offs of equipment taken out of service in the Engineered Products and North American Tire Segments.

General
      Upon completion of the 2004 plans, we estimate that annual operating costs will be reduced by approximately $110 million (approximately $50 million SAG and approximately $60 million CGS) of which $9 million was realized during 2004. We estimate that SAG and CGS were reduced in the six months ended June 30, 2005 by approximately $16 million as a result of the implementation of the 2004 plans. We estimate that CGS and SAG were reduced in 2004 by approximately $120 million and $64 million, respectively, as a result of the implementation of the 2003 plans. Plan savings have been substantially offset by higher SAG and conversion costs including increased compensation and benefit costs.
      The remaining reserve for costs related to the completion of our rationalization actions was $27 million at June 30, 2005, compared to $68 million at December 31, 2004 and $143 million at December 31, 2003. The majority of the accrual balance of $27 million at June 30, 2005 is expected to be utilized by December 31, 2005.
Union Agreement
      Our master contract with the USW committed us to consummate the issuance or placement of at least $250 million of debt securities and at least $75 million of equity or equity-linked securities by December 31, 2003 or the USW would have the right to file a grievance and strike. On March 12, 2004, we completed a private offering of $650 million in senior secured notes due 2011, consisting of $450 million of 11% senior secured notes and $200 million of floating rate notes at LIBOR plus 8%. On July 2, 2004, we completed a private offering of $350 million in 4% convertible senior notes due 2034 (an equity-linked security). Under the master contract we also committed to launch, by December 1, 2004, a refinancing of our U.S. term loan and revolving credit facilities due in April 2005, with loans or securities having a term of at least three years. We completed the refinancing of the U.S. term loan in March 2004 and refinanced the U.S. revolving credit facility in August 2004. In the event of a strike by the USW, our operations and liquidity could be materially adversely affected.
Critical Accounting Policies
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and related notes to the financial statements. Actual results could differ from those estimates. Significant estimates include:

•	general and product liability and other litigation

•	environmental liabilities

•	workers’ compensation

•	recoverability of goodwill and other intangible assets

•	deferred tax asset valuation allowance

•	pension and other postretirement benefits

•	allowance for doubtful accounts
      On an ongoing basis, management reviews its estimates, based on currently available information. Changes in facts and circumstances may alter such estimates and affect results of operations and financial position in future periods.
      General and Product Liability and Other Litigation. General and product liability and other recorded litigation liabilities are recorded based on management’s analysis that a loss arising from these matters is probable. If the loss can be reasonably estimated, we record the amount of the estimated loss. If the loss is estimated using a range and no point within the range is more probable than another, we record the minimum amount in the range. As additional information becomes available, any potential liability related to these matters is assessed and the estimates are revised, if necessary. Loss ranges are based upon the specific facts of each claim or class of claim and were determined after review by our in-house counsel, external counsel or a combination thereof. Court rulings on our cases or similar cases could impact our assessment of the probability and estimate of our loss, which could have an impact on our reported results of operations, financial position and liquidity. We record insurance recovery receivables related to our litigation claims when it is probable we will receive reimbursement from the insurer. Specifically, we are a defendant in numerous lawsuits alleging various asbestos-related personal injuries purported to result from alleged exposure to asbestos 1) in certain rubber encapsulated products or aircraft braking systems manufactured by us in the past, or 2) in certain of our facilities. Typically, these lawsuits have been brought against multiple defendants in state and Federal courts.
      Due to the potential exposure that the asbestos claims represent, we began using an independent asbestos valuation firm in connection with the preparation of our 2003 financial statements. The firm was engaged to review our existing reserves for pending claims, determine whether or not we could make a reasonable estimate of the liability associated with unasserted asbestos claims, and review our method of determining our receivables from probable insurance recoveries.
      Prior to the fourth quarter of 2003, our estimate for asbestos liability was based upon a review of the various characteristics of the pending claims by an experienced asbestos counsel. In addition, at that time we did not have an accrual for unasserted claims, as sufficient information was deemed to be not available to reliably estimate such an obligation prior to the fourth quarter of 2003.
      After reviewing our recent settlement history by jurisdiction, law firm, disease type and alleged date of first exposure, the valuation firm cited two primary reasons for us to refine our valuation assumptions. First, in calculating our estimated liability, the valuation firm determined that we had previously assumed that we would resolve more claims in the foreseeable future than is likely based on our historical record and nationwide trends. As a result, we now assume that a smaller percentage of pending claims will be resolved within the predictable future. Second, the valuation firm determined that it was not possible to estimate a liability for as many non-malignancy claims as we had done in the past. As a result, our current estimated liability includes fewer liabilities associated with non-malignancy claims than were included prior to December 2003.

      A significant assumption in our estimated liability is that it represents our estimated liability through 2008, which represents the period over which the liability can be reasonably estimated. Due to the difficulties in making these estimates, analysis based on new data and/or changed circumstances arising in the future could result in an increase in the recorded obligation in an amount that cannot be reasonably estimated, and that increase could be significant. We had recorded liabilities for both asserted and unasserted claims, inclusive of defense costs, totaling $119.3 million at December 31, 2004 and $134.7 million (as restated) at December 31, 2003. The portion of the liability associated with unasserted asbestos claims was $37.9 million at December 31, 2004 and $54.4 million (as restated) at December 31, 2003. At December 31, 2004, our liability with respect to asserted claims and related defense costs was $81.4 million, compared to $80.3 million (as restated) at December 31, 2003.
      We maintain primary insurance coverage under coverage-in-place agreements as well as excess liability insurance with respect to asbestos liabilities. We record a receivable with respect to such policies when we determine that recovery is probable and we can reasonably estimate the amount of a particular recovery.
      Prior to 2003, we did not record a receivable for expected recoveries from excess carriers in respect of asbestos-related matters. We have instituted coverage actions against certain of these excess carriers. After consultation with our outside legal counsel and giving consideration to relevant factors, including the ongoing legal proceedings with certain of our excess coverage insurance carriers, their financial viability, their legal obligations and other pertinent facts, we determined an amount we expect is probable of recovery from such carriers. Accordingly, we recorded a receivable during 2003, which represents an estimate of recovery from our excess coverage insurance carriers relating to potential asbestos-related liabilities.
      The valuation firm also reviewed our method of valuing receivables recorded for probable insurance recoveries. Based upon the model employed by the valuation firm, as of December 31, 2004, (i) we had recorded a receivable related to asbestos claims of $107.8 million, compared to $121.3 million (as restated) at December 31, 2003, and (ii) we expect that approximately 90% of asbestos claim related losses would be recoverable up to our accessible policy limits through the period covered by the estimated liability. The receivable recorded consists of an amount we expect to collect under coverage-in-place agreements with certain primary carriers as well as an amount we believe is probable of recovery from certain of our excess coverage insurance carriers. Of this amount, $9.4 million and $11.8 million (as restated) was included in Current assets as part of Accounts and notes receivable at December 31, 2004 and 2003, respectively.
      In addition to our asbestos claims, we are a defendant in various lawsuits related to our Entran II rubber hose product. During 2004, we entered into a settlement agreement to address a substantial portion of our Entran II liabilities. The claims associated with the plaintiffs that opted not to participate in the settlement will be evaluated in a manner consistent with our other litigation claims. We had recorded liabilities related to Entran II claims totaling $307.2 million at December 31, 2004 and $246.1 million at December 31, 2003.
      Environmental Matters. We had recorded liabilities totaling $39.5 million at December 31, 2004 and $32.6 million (as restated) at December 31, 2003 for anticipated costs related to various environmental matters, primarily the remediation of numerous waste disposal sites and certain properties sold by us. Our environmental liabilities are based upon our best estimate of the cost to remediate the identified locations. Our process for estimating the costs entails management selecting the best remediation alternative based upon either an internal analysis or third party studies and proposals. Our estimates are based upon the current law and approved remediation technology. The actual cost that will be incurred may differ from these estimates based upon changes in environmental laws and standards, approval of new environmental remediation technology, and the extent to which other responsible parties ultimately contribute to the remediation efforts.
      Workers’ Compensation. We had recorded liabilities, on a discounted basis, totaling $230.7 million and $195.7 million (as restated) for anticipated costs related to workers’ compensation at December 31, 2004 and December 31, 2003, respectively. The costs include an estimate of expected settlements on pending claims, defense costs and a provision for claims incurred but not reported. These estimates are based on our assessment of potential liability using an analysis of available information with respect to pending claims, historical experience, and current cost trends. The amount of our ultimate liability in respect of these matters may differ from these estimates. We periodically update our loss development factors based on actuarial analyses. The increase in the liability from 2003 to 2004 was due primarily to an increase in reserves for existing claims, reflecting revised estimates of our ultimate liability in these cases, and updated actuarial assumptions related to unasserted claims. At December 31, 2004, the liability was discounted using the risk-free rate of return.
      For further information on general and product liability and other litigation, environmental matters and workers’ compensation, refer to the Note to the Financial Statements No. 20, Commitments and Contingencies, included herein, and Note 7 to the unaudited Interim Financial Statements, included herein.
      Goodwill and Other Intangible Assets. Generally accepted accounting principles do not permit goodwill or other intangible assets with indefinite lives to be amortized. Rather, these assets must be tested annually for potential indicator of impairment.
      For purposes of our annual impairment testing, we determine the estimated fair values of our reporting units using a valuation methodology based upon an EBITDA multiple using comparable companies in the global automotive industry sector and a discounted cash flow approach. The EBITDA multiple is adjusted if necessary to reflect local market conditions and recent transactions. The EBITDA of the reporting units are adjusted to exclude certain non-recurring or unusual items and corporate charges. EBITDA is based upon a combination of historical and forecasted results. Significant decreases in EBITDA in future periods could be an indication of a potential impairment. Additionally, valuation multiples in the global automotive industry sector would have to decline in excess of 25% to indicate a potential goodwill impairment.
      Goodwill totaled $720.3 million and other intangible assets totaled $162.6 million at December 31, 2004. We completed our 2004 annual valuation during the third quarter of 2004. The valuation indicated that there was no impairment of goodwill or other intangible assets with indefinite lives.
      Deferred Tax Asset Valuation Allowance. At December 31, 2004, we had valuation allowances aggregating $2.1 billion against all of our net Federal and state and some of our foreign net deferred tax assets.
      The valuation allowance was calculated in accordance with the provisions of SFAS 109 which requires an assessment of both negative and positive evidence when measuring the need for a valuation allowance. In accordance with SFAS 109, evidence, such as operating results during the most recent three-year period, is given more weight than our expectations of future profitability, which are inherently uncertain. Our U.S. losses in recent periods represented sufficient negative evidence to require a full valuation allowance against our net Federal and state deferred tax assets under SFAS 109. We intend to maintain a valuation allowance against our net deferred tax assets until sufficient positive evidence exists to support realization of such assets.
      Pensions and Other Postretirement Benefits. Our recorded liability for pensions and postretirement benefits other than pensions is based on a number of assumptions, including:

•	future health care costs,

•	maximum company-covered benefit costs,

•	life expectancies,

•	retirement rates,

•	discount rates,

•	long term rates of return on plan assets, and

•	future compensation levels.
      Certain of these assumptions are determined with the assistance of outside actuaries. Assumptions about future health care costs, life expectancies, retirement rates and future compensation levels are based on past experience and anticipated future trends, including an assumption about inflation. The discount rate for our U.S. plans is derived from a portfolio of corporate bonds from issuers rated AA- or higher by S&P. The total cash flows provided by the portfolio are similar to the timing of our expected benefit payment cash flows. The long term rate of return on plan assets is based on the compound annualized return of our U.S. pension fund over periods of 15 years or more, asset class return expectations and long-term inflation. These assumptions are regularly reviewed and revised when appropriate, and changes in one or more of them could affect the amount of our recorded net expenses for these benefits. If the actual experience differs from expectations, our financial position, results of operations and liquidity in future periods could be affected.
      The discount rate used in determining the recorded liability for our U.S. pension and postretirement plans was 5.75% for 2004, compared to 6.25% for 2003 and 6.75% for 2002. The decrease in the rate was due primarily to lower interest rates on long-term highly rated corporate bonds. As a result, interest cost included in our net periodic pension cost increased to $421.0 million in 2004, compared to $399.8 million in 2003 and $385.0 million in 2002. Interest cost included in our net periodic postretirement cost was $188.1 million in 2004, compared to $174.0 million in 2003 and $186.9 million in 2002. Actual return on plan assets was 12.1% in 2004, compared to expected returns of 8.5%.
      The following table presents the sensitivity of our projected pension benefit obligation, accumulated other postretirement obligation, shareholders’ equity, and 2005 expense to the indicated increase/decrease in key assumptions:

	+/- Change at December 31, 2004

	Change	PBO/ABO	Equity	2005 Expense
(Dollars in millions)
Pensions:
Assumption:
Discount rate	+/-0.5%	$260	$260	$14
Actual return on assets	+/-1.0%	N/A	30	32
Estimated return on assets	+/-1.0%	N/A	N/A	30
Postretirement Benefits:
Assumption:
Discount rate	+/-0.5%	148	N/A	4
Health care cost trends — total cost	+/-1.0%	14	N/A	2
      For further information on pensions, refer to the Note to the Financial Statements No. 13, Pensions, Other Postretirement Benefits and Savings Plans, included herein, and Note 6 to the unaudited Interim Financial Statements, included herein.
      Allowance for Doubtful Accounts. The allowance for doubtful accounts represents an estimate of the losses expected from our accounts and notes receivable portfolio. The level of the allowance is based on many quantitative and qualitative factors, including historical loss experience by region, portfolio duration, economic conditions and credit risk quality. The adequacy of the allowance is assessed quarterly.
      Different assumptions or changes in economic conditions would result in changes to the allowance for doubtful accounts. The allowance for doubtful accounts totaled $144.4 million and $128.9 million (as restated) at December 31, 2004 and 2003, respectively.
Segment Information
      Segment information reflects our strategic business units (SBUs), which are organized to meet customer requirements and global competition. The Tire businesses are segmented on a regional basis. Engineered Products is managed on a global basis.
      Effective January 1, 2005, Chemical Products was integrated into North American Tire. Intercompany sales from Chemical Products to other segments are no longer reflected in our segment sales. In addition, segment operating income from intercompany sales from Chemical Products to other segments is no longer reflected in our total segment operating income.
      Results of operations are measured based on net sales to unaffiliated customers and segment operating income. Segment operating income is computed as follows: Net Sales less CGS (excluding certain accelerated depreciation charges, asset impairment charges and asset write-offs) and SAG (including certain allocated corporate administrative expenses).
      Total segment operating income was $316 million in the second quarter of 2005, increasing from $254 million in the second quarter of 2004. Total segment operating margin (total segment operating income divided by segment sales) in the second quarter of 2005 was 6.3% compared to 5.6% in the second quarter of 2004.
      In the first six months of 2005, total segment operating income was $608 million, increasing 39.8% from $435 million in the 2004 period. Total segment operating margin in the first six months of 2005 was 6.2% compared to 4.9% in the 2004 comparable period.
      Management believes that total segment operating income is useful because it represents the aggregate value of income created by our SBUs and excludes items not directly related to the SBUs for performance evaluation purposes. Total segment operating income is the sum of the individual SBUs’ segment operating income as determined in accordance with Statement of Financial Accounting Standards No. 131, “Disclosures about Segments of an Enterprise and Related Information.” Refer to the Note 8, Business Segments, for further information and for a reconciliation of total segment operating income to Income before Income Taxes.

North American Tire

	Year Ended December 31,

				Three Months Ended June 30,				Six Months Ended June 30,
		Restated
							Percent				Percent
	2004	2003	2002	2005	2004	Change	Change	2005	2004	Change	Change
(In millions)
Tire Units	102.5	101.2	103.8	25.3	25.7	(0.4)	(1.7)%	50.6	50.4	0.2	0.3%
Net Sales	$8,568.6	$7,279.2	$7,097.7	$2,296	$2,171	$125	5.8%	$4,434	$4,109	$325	7.9%
Segment Operating Income	73.5	(102.5)	(21.5)	55	41	14	34.1%	66	17	49	288%
Segment Operating Margin	0.9%	(1.4)%	(0.3)%	2.4%	1.9%			1.5%	0.4%

Three Months Ended June 30, 2005 and 2004
      North American Tire unit sales in the 2005 second quarter decreased 0.4 million units or 1.7% from the 2004 period. Replacement unit sales increased 0.1 million units or 0.5% in the second quarter of 2005 compared to 2004. Original equipment volume decreased 0.5 million units or 6.5% in the second quarter of 2005 compared to 2004 due to a slowdown in the domestic automotive industry that resulted in lower levels of vehicle production and to our selective fitment strategy in the consumer original equipment business.
      Net sales increased 5.8% in the second quarter of 2005 from the 2004 period due primarily to favorable price and product mix of approximately $105 million, driven by price increases to offset higher raw material costs and improved mix resulting from our strategy to focus on the higher value replacement market and being more selective in the OE market. Also positively impacting sales in the period were increases of approximately $45 million primarily related to growth in external chemical sales and other tire related businesses. Partially offsetting these impacts was a volume decrease of approximately $26 million, primarily due to the sluggish consumer original equipment market.
      Operating income increased 34.1% in the second quarter of 2005 from the 2004 period. Improved price and product mix of approximately $54 million, lower conversion costs of approximately $30 million primarily related to rationalizations and cost reduction initiatives and lower OPEB costs, and increased earnings primarily from external chemical and other tire related businesses of approximately $23 million benefited the second quarter of 2005. The 2005 period was unfavorably impacted by increased raw material costs of approximately $75 million and higher SAG costs of approximately $17 million, due primarily to higher compensation costs and product liability expenses.

      Operating income for the second quarter 2005 did not include rationalization net reversals of $5 million in 2005 and charges totaling $4 million in 2004. Operating income also did not include second quarter 2005 and 2004 gains on asset sales of $2 million and $1 million, respectively.

Six Months Ended June 30, 2005 and 2004
      Unit sales in the six months increased 0.2 million units or 0.3% from the 2004 period. Replacement unit volume increased 1.4 million units or 4.1%, while OE volume decreased 1.2 million units or 7.1%.
      Net sales increased 7.9% in the first six months of 2005 from the 2004 period due primarily to favorable price and product mix of approximately $179 million due to price increases to offset rising raw material costs and improved mix from our strategy to focus on the higher value consumer replacement market and being more selective in the consumer OE market. Also positively impacting sales for the period was growth in external chemical sales and the T&WA business of approximately $119 million.
      Operating income increased 288% in the first six months of 2005 from the 2004 period. Improved price and product mix of approximately $84 million, lower conversion costs of approximately $64 million, primarily related to the implementation of cost reduction initiatives resulting in productivity improvements, lower OPEB costs, rationalization activities, including the closure of the Huntsville plant, and improved earnings from external chemical and other tire related businesses of approximately $51 million benefited the six months of 2005. The 2005 period was unfavorably impacted by increased raw material costs of approximately $139 million and increased SAG costs of approximately $18 million, primarily due to higher compensation costs and product liability expenses.
      Operating income in the first six months of 2005 did not include rationalization net reversals of $9 million and a gain on asset sales of $8 million. Operating income in the first six months of 2004 did not include rationalization net charges totaling $6 million and a gain on asset sales of $2 million.

Fiscal Years Ended 2004, 2003 and 2002
      North American Tire unit sales in 2004 increased 1.3 million units or 1.3% from 2003 but decreased 1.3 million units or 1.3% from 2002. Replacement unit sales in 2004 increased 2.2 million units or 3.2% from 2003 and 1.1 million units or 1.6% from 2002. Original equipment volume in 2004 decreased 0.9 million units or 2.6% from 2003 and 2.4 million units or 7.1% from 2002. Replacement unit volume in 2004 increased from 2003 due primarily to higher sales of Goodyear brand tires. OE unit sales in 2004 decreased from 2003 due primarily to a slowdown in the automotive industry that resulted in lower levels of vehicle production and our selective fitment strategy in the consumer original equipment business.
      Net sales in 2004 increased 17.7% from 2003 and 20.7% from 2002. Net sales in 2004 increased $523.8 million from 2003 due to the consolidation of T&WA in January 2004 in accordance with FIN 46. Sales were also favorably affected by approximately $312 million resulting from favorable pricing and product mix, due primarily to strong sales of Goodyear brand consumer tires and commercial tires. In addition, net sales benefited by approximately $271 million due to increased volume, mainly in the commercial OE and consumer replacement and retail markets. External chemical sales increased approximately $189 million primarily from increased pricing and improved volume.
      Net sales in 2003 increased 2.6% from 2002. Net sales increased in 2003 due to improved pricing and product mix of approximately $118 million, primarily in the consumer replacement and original equipment markets, and lower product related adjustments of approximately $10 million. The production slowdown by automakers and a decrease in the consumer replacement custom brand channel contributed to lower volume of approximately $86 million in 2003. External chemical sales increased approximately $130 million primarily from increased pricing and improved volume in both natural and synthetic rubber.
      During 2002, we supplied approximately 500 thousand tire units with an operating income benefit of approximately $10 million in connection with the Ford tire replacement program. Ford ended the replacement program on March 31, 2002.

      Operating income in 2004 increased significantly from 2003 and 2002. Operating income in 2004 rose from 2003 (as restated) due primarily to improvements in pricing and product mix of approximately $201 million, primarily in the consumer and commercial replacement markets. In addition, operating income benefited by approximately $65 million from increased volume, primarily in the consumer replacement, commercial OE and retail markets. Operating income was favorably affected by savings from rationalization programs totaling approximately $78 million. Operating income in 2004 was unfavorably impacted by increased raw material costs of approximately $99 million and higher transportation costs of $32 million. SAG in 2004 was approximately $58 million higher than in 2003, due in part to increased advertising costs of approximately $25 million and increased compensation and benefits costs of approximately $12 million. External chemical operating income improved approximately $14 million due to improved pricing and product mix and higher volume.
      Operating income in 2003 (as restated) decreased significantly from 2002 (as restated). Higher raw materials costs of approximately $151 million, higher manufacturing conversion costs of approximately $86 million, primarily related to contractual increases, and lower consumer volume of approximately $12 million adversely impacted 2003 operating income. Operating income benefited by approximately $66 million from savings related to rationalization programs and by approximately $37 million due to lower research and development expenditures. Operating income in 2003 (as restated) included a benefit of approximately $51 million from the previously mentioned change in the domestic salaried associates’ vacation policy, and $20 million of insurance recoveries related to general and product liabilities. External chemical operating income deteriorated by approximately $8 million due to increased raw material and conversion costs.
      Operating income did not include net rationalization charges (credits) totaling $8.4 million in 2004, $191.9 million in 2003 and $(1.9) million in 2002. In addition, operating income did not include losses on asset sales of $13.2 million in 2004 and $3.8 million in 2003, and the write-off of a miscellaneous investment totaling $4.1 million in 2002.

European Union Tire

	Year Ended December 31,

				Three Months Ended June 30,				Six Months Ended June 30,
		Restated
							Percent				Percent
	2004	2003	2002	2005	2004	Change	Change	2005	2004	Change	Change
(In millions)
Tire Units	62.8	62.3	61.5	15.9	15.4	0.5	3.2%	31.9	31.7	0.2	0.6%
Net Sales	$4,476.2	$3,921.5	$3,319.4	$1,178	$1,060	$118	11.1%	$2,376	$2,171	$205	9.4%
Segment Operating Income	252.7	129.8	101.1	85	57	28	49.1%	192	127	65	51.2%
Segment Operating Margin	5.6%	3.3%	3.0%	7.2%	5.4%			8.1%	5.8%

Three Months Ended June 30, 2005 and 2004
      European Union Tire segment unit sales in the 2005 second quarter increased 0.5 million units or 3.2% from the 2004 period. Replacement unit sales increased 0.5 million units or 4.7% while OE volume was essentially flat compared to the second quarter of 2004.
      Net sales in the second quarter of 2005 increased 11.1% compared to the second quarter of 2004 primarily due to price and product mix of approximately $66 million driven by price increases to offset higher raw material costs and a favorable mix toward the consumer replacement and commercial markets. Also contributing to the sales increase was a volume increase of approximately $31 million, largely due to increases in the consumer replacement and commercial OE markets, and the favorable effect of currency translation totaling approximately $26 million.
      For the second quarter of 2005, operating income increased 49.1% compared to 2004 due to improvements in price and product mix of approximately $49 million driven by price increases to offset higher raw material costs and a shift towards higher value high performance, ultra-high performance and commercial tires. Operating income was adversely affected by higher raw material costs of approximately $11 million and higher SAG expense of approximately $10 million, due primarily to higher selling and retail costs, in the second quarter of 2005 compared to 2004.
      Operating income for the second quarter of 2005 did not include a loss on the sale of assets of $1 million. Operating income for the second quarter of 2004 did not include rationalization net charges totaling $4 million, as well as a $1 million gain on the sale of assets.

Six Months Ended June 30, 2005 and 2004
      Unit sales in the first six months 2005 increased 0.2 million units or 0.6% from the 2004 period. Replacement volume increased 0.4 units or 1.8% while OE volume decreased 0.2 million units or 2.1%.
      Net sales in the first half of 2005 increased 9.4% compared to the first half of 2004 primarily due to the favorable effect of currency translation totaling approximately $87 million and price and product mix improvements of approximately $120 million driven by price increases to offset higher raw material costs and a favorable mix toward the consumer replacement and commercial markets. Volume increases in the first six months impacted sales by approximately $12 million largely due to increases in the consumer replacement and OE commercial market.
      For the first six months of 2005, operating income increased 51.2% compared to 2004 due primarily to improvements in price and product mix of approximately $82 million and favorable currency translation of approximately $6 million. Operating income was adversely affected by higher raw material costs of approximately $28 million in the first half of 2005 compared to 2004.
      Operating income in the first six months of 2005 did not include rationalization net reversals of $2 million and a gain on asset sales of $4 million. Operating income in the first six months of 2004 did not include rationalization net charges totaling $25 million and a gain on asset sales of $2 million.

Fiscal Years 2004, 2003 and 2002
      European Union Tire unit sales in 2004 increased 0.5 million units or 0.8% from 2003 and 1.3 million units or 2.0% from 2002. Replacement unit sales in 2004 approximated 2003 levels but increased 2.6 million units or 6.4% from 2002. Original equipment volume in 2004 increased 0.5 million units or 2.4% from 2003 but decreased 1.3 million units or 7.0% from 2002. Replacement unit sales in 2004 were flat, reflecting product shortages, especially in the first half of 2004. OE unit sales in 2004 increased from 2003 due primarily to increased sales of consumer tires and improved conditions in the commercial market.
      Net sales in 2004 increased 14.1% from 2003 and 34.8% from 2002. Net sales in 2004 increased from 2003 due primarily to a benefit of approximately $382 million from currency translation, mainly from the Euro. Net sales rose by approximately $130 million due to improved pricing and product mix, due primarily to price increases and a shift in mix towards higher priced premium brands. Additionally, higher OE volume increased 2004 net sales by approximately $41 million.
      Net sales in 2003 (as restated) increased 18.1% from 2002. Net sales increased in 2003 compared to 2002 due primarily to a benefit of approximately $587 million from currency translation, mainly from the Euro. In addition, net sales rose by approximately $42 million due to higher volume in the consumer replacement market. Negative pricing and product mix in retail operations adversely impacted net sales in 2003 by approximately $30 million.
      Operating income in 2004 increased 94.7% from 2003 and 150.0% from 2002. Operating income in 2004 rose from 2003 due primarily to improvements in pricing and product mix of approximately $135 million. In addition, higher sales volume benefited operating income by approximately $9 million. In addition, to higher production and productivity improvements increased 2004 operating income by approximately $4 million. Savings from rationalization actions benefited operating income by approximately $47 million. Operating income rose by approximately $13 million from currency translation. Operating income was adversely impacted by higher raw material costs totaling approximately $42 million. SAG rose by approximately $39 million, due primarily to higher selling and advertising expenses related to premium brand tires.

      Operating income in 2003 (as restated) increased 28.4% from 2002. Operating income in 2003 increased due primarily to savings from rationalization programs of approximately $57 million, and the benefit of higher production tonnage and increased productivity totaling approximately $17 million. Operating income rose by approximately $26 million due to the favorable impact of currency translation and by approximately $10 million from improved volume, particularly in the replacement market. Improved pricing and product mix, mainly in the consumer replacement and original equipment markets, benefited operating income in 2003 by approximately $5 million. Operating income was adversely impacted by higher raw material costs of approximately $50 million, higher pension costs of approximately $18 million and higher SAG costs due to increased advertising of approximately $14 million. In addition, operating income in 2003 included a charge of approximately $13 million for an unfavorable court settlement.
      Operating income did not include net rationalization charges (credits) totaling $23.1 million in 2004, $54.3 million in 2003 and $(0.4) million in 2002. In addition, operating income did not include (gains) losses on asset sales of $(6.2) million in 2004, $1.5 million (as restated) in 2003 and $(13.7) million (as restated) in 2002.
      European Union Tire’s results are highly dependent upon the German market, which accounted for 37% of European Union Tire’s net sales in 2004. Accordingly, results of operations in Germany will have a significant impact on European Union Tire’s future performance and could also have an impact on our other segments.

Eastern Europe, Middle East and Africa Tire

	Year Ended December 31,			Three Months Ended June 30,				Six Months Ended June 30,

							Percent				Percent
	2004	2003	2002	2005	2004	Change	Change	2005	2004	Change	Change
(In millions)
Tire Units	18.9	17.9	16.1	4.7	4.5	0.2	2.9%	9.5	9.2	0.3	3.2%
Net Sales	$1,279.0	$1,073.4	$807.1	$342	$301	$41	13.6%	$682	$584	$98	16.8%
Segment Operating Income	193.8	146.6	93.2	49	45	4	8.9%	96	88	8	9.1%
Segment Operating Margin	15.2%	13.7%	11.5%	14.3%	15.0%			14.1%	15.1%

Three Months Ended June 30, 2005 and 2004
      Eastern Europe, Middle East and Africa Tire unit sales in the 2005 second quarter increased 0.2 million units or 2.9% from the 2004 period. OE unit sales increased 10.2% due to growth in emerging markets.
      Net sales increased 13.6% in the 2005 second quarter compared to 2004 mainly due to the favorable impact of currency translation of approximately $12 million. Improved volume of approximately $7 million and price and product mix of approximately $13 million were largely due to volume increases in the replacement markets, price increases in emerging markets, and continued growth in premium brands. Also positively impacting sales in the quarter was increased retail sales of approximately $9 million.
      Operating income in the 2005 second quarter increased 8.9% from the second quarter of 2004. Operating income for the 2005 period was favorably impacted by improved volume of approximately $3 million and price and product mix of approximately $12 million, due primarily to volume increases in the OE markets, and continued growth in premium brands. Foreign currency translation also favorably impacted operating income by approximately $7 million in the period. Higher raw material costs of approximately $7 million, higher conversion costs of approximately $3 million, primarily related to lower inter-segment volumes, and higher advertising expenses in developing regions, negatively impacted the 2005 period.
      Operating income for the second quarter of 2005 did not include a loss on the sale of assets of $1 million.

Six Months Ended June 30, 2005 and 2004
      Unit sales in the first six months of 2005 increased 0.3 million units or 3.2% from the 2004 period. Replacement volume increased 0.2 million units or 2.3% and OE volume increased 0.1 million units or 7.2%.

      For the first six months of 2005, net sales increased 16.8%, compared to 2004 mainly due to the favorable impact of currency translation of approximately $42 million. Improved volume of approximately $14 million, price and product mix of approximately $30 million, largely due to volume increases in the OE markets, price increases in emerging markets, and growth in premium brands, and increased retail sales of approximately $11 million positively impacted sales in the period.
      Operating income in the first half 2005 increased 9.1% from the first half of 2004. Operating income for 2005 was favorably impacted by positive foreign currency translation of approximately $19 million, improved volume of approximately $6 million and price and product mix of approximately $27 million, due primarily to volume increases in the OE markets and growth in premium brands. Higher raw material costs of approximately $16 million and lower inter-segment volumes which reduced operating income by approximately $15 million impacted the 2005 period. Also negatively impacting the period were lower retail profitability of approximately $5 million and increased SAG costs of approximately $4 million, primarily related to higher advertising expenses in developing regions.
      Operating income in the first six months of 2005 did not include a loss on asset sales of $1 million.

Fiscal Years 2004, 2003, 2002
      Eastern Europe, Middle East and Africa Tire (“Eastern Europe Tire”) unit sales in 2004 increased 1.0 million units or 5.2% from 2003 and 2.8 million units or 16.8% from 2002. Replacement unit sales in 2004 increased 0.6 million units or 4.0% from 2003 and 2.1 million units or 15.6% from 2002. Original equipment volume in 2004 increased 0.4 million units or 10.7% from 2003 and 0.7 million units or 22.3% from 2002. Replacement unit sales in 2004 increased from 2003 due primarily to growth in emerging markets. OE unit sales in 2004 increased from 2003 due primarily to growth in the automotive industry in Turkey and South Africa.
      Net sales in 2004 increased 19.2% from 2003 and 58.5% from 2002. Net sales in 2004 increased from 2003 due primarily to a benefit of approximately $102 million from currency translation, primarily in South Africa, Poland and Slovenia. In addition, net sales rose by approximately $97 million on improved pricing and mix. Higher overall volume, mainly due to improved economic conditions, increased net sales by $41 million. Negative results in our South African retail business adversely impacted net sales by approximately $32 million, which reflected the net impact of volume, pricing, product mix and currency translation.
      Net sales in 2003 increased 33.0% from 2002. Net sales in 2003 increased from 2002 due primarily to a benefit of approximately $156 million from currency translation, primarily in South Africa and Slovenia. Net sales rose by approximately $62 million on higher volume in both the consumer replacement and original equipment markets. In addition, improved pricing, due primarily to a shift in mix toward higher- priced winter and high performance tires, benefited net sales by approximately $48 million.
      Operating income in 2004 increased 32.2% from 2003 and 107.9% from 2002. Operating income in 2004 rose from 2003 due primarily to a benefit of approximately $62 million resulting from price increases and a shift in mix toward high performance tires. Operating income increased by approximately $16 million on higher volume, primarily in Turkey, Russia, South Africa and Central Eastern Europe, and by approximately $11 million from the favorable effect of currency translation. Operating income was adversely impacted by higher raw material and conversion costs totaling approximately $28 million. In addition, SAG expense was approximately $16 million higher resulting primarily from increased selling activity in growing and emerging markets.
      Operating income in 2003 increased 57.3% from 2002. Operating income increased in 2003 due primarily to a benefit of approximately $33 million from price increases and a shift in mix toward winter and high performance tires. Operating income also benefited by approximately $24 million from higher volume and approximately $15 million from currency translation, mainly in South Africa and Slovenia, and improved conversion costs of approximately $13 million. Operating income was adversely impacted by higher raw material costs of approximately $12 million and higher SAG expense of approximately $12 million, primarily for wages, benefits and advertising.

      Operating income did not include net rationalization charges (credits) totaling $3.6 million in 2004, $(0.1) million in 2003 and $(0.4) million in 2002. In addition, operating income did not include losses on asset sales of $0.1 million in 2004.

Latin American Tire

	Year Ended December 31,

				Three Months Ended June 30,				Six Months Ended June 30,
		Restated
							Percent				Percent
	2004	2003	2002	2005	2004	Change	Change	2005	2004	Change	Change
(In millions)
Tire Units	19.6	18.7	19.9	5.4	4.7	0.7	14.8%	10.4	9.6	0.8	7.8%
Net Sales	$1,245.4	$1,041.0	$947.7	$381	$291	$90	30.9%	$729	$594	$135	22.7%
Segment Operating Income	251.2	148.6	107.6	77	61	16	26.2%	164	123	41	33.3%
Segment Operating Margin	20.2%	14.3%	11.4%	20.2%	21.0%			22.5%	20.7%

Three Months Ended June 30, 2005 and 2004
      Latin American Tire unit sales in the 2005 second quarter increased 0.7 million units or 14.8% from the 2004 period. Replacement unit sales increased 0.2 million units or 4.7% and OE volume increased 0.5 million units or 51.3%.
      Net sales in the 2005 second quarter increased 30.9% from the 2004 period. Net sales increased in 2005 due to increased volume of approximately $39 million, price and product mix of approximately $23 million and the favorable impact of currency translation, mainly in Brazil, of approximately $37 million.
      Operating income in the second quarter 2005 increased 26.2% from the comparable period in 2004. Operating income was favorably impacted by approximately $24 million related to improved pricing and product mix, as well as approximately $11 million due to increased volumes and approximately $15 million from the favorable impact of currency translation. Increased raw material costs of approximately $20 million and higher SAG costs of approximately $4 million, due primarily to higher compensation costs, negatively impacted operating income compared to the 2004 period. Also negatively impacting income for the period were approximately $3 million of increased conversion costs.
      Operating income for the second quarter of 2004 did not include rationalization net charges totaling $2 million.

Six Months Ended June 30, 2005 and 2004
      Unit sales in the first six months 2005 increased 0.8 million units or 7.8% from the 2004 period. Replacement units increased 0.6%, while OE volume increased 0.7 million units or 33.5%.
      For the first six months of 2005 net sales increased 22.7% from the comparable 2004 period. Net sales increased in 2005 due to improvements in price and product mix of approximately $57 million, volume of approximately $42 million and the favorable impact of currency translation, mainly in Brazil, of approximately $52 million, partially offset by lower other tire related sales of approximately $9 million.
      Operating income in the first half 2005 increased 33.3% from the comparable period in 2004. Operating income was favorably impacted by approximately $59 million related to improved pricing and product mix and the favorable impact of currency translation of approximately $27 million. Increased raw material costs of approximately $36 million and higher SAG costs of approximately $8 million, primarily due to higher compensation costs, negatively impacted operating income compared to the 2004 period.
      Operating income in the first six months of 2004 did not include rationalization net charges of $2 million.

Fiscal Years 2004, 2003 and 2002
      Latin American Tire unit sales in 2004 increased 0.9 million units or 5.0% from 2003 but decreased 0.3 million units or 1.6% from 2002. Replacement unit sales in 2004 increased 0.8 million units or 5.3% from 2003 and 0.8 million units or 5.8% from 2002. Original equipment volume in 2004 increased 0.1 million units or 3.9% from 2003 but decreased 1.1 million units or 20.1% from 2002. Replacement unit sales in 2004 increased from 2003 due primarily to improved commercial and consumer demand. OE unit sales in 2004 increased slightly from 2003, reflecting improved commercial volume.
      Net sales in 2004 increased 19.6% from 2003 and 31.4% from 2002. Net sales in 2004 increased from 2003 due primarily to a benefit of approximately $134 million from price increases and improved product mix in the replacement market. Net sales rose by approximately $60 million on higher volume and approximately $7 million from currency translation.
      Net sales in 2003 increased 9.8% from 2002. Net sales increased in 2003 due primarily to a benefit of approximately $212 million from improved pricing and product mix. Currency translation, mainly in Brazil and Venezuela, adversely impacted net sales by approximately $79 million, and lower volume, primarily in the consumer and commercial original equipment markets, adversely impacted net sales by approximately $38 million.
      Operating income in 2004 increased 69.0% from 2003 and 133.5% from 2002. Operating income in 2004 increased from 2003 due primarily to a benefit of approximately $126 million from improved pricing and product mix in the replacement market. Operating income benefited by approximately $13 million from higher volume and $5 million from savings from rationalization programs. Operating income was adversely impacted by higher raw material and conversion costs totaling approximately $41 million and approximately $2 million from currency translation. In addition, SAG expense rose by approximately $11 million, due primarily to increased wages and benefits and advertising expenses.
      Operating income in 2003 (as restated) increased 38.1% from 2002. Operating income in 2003 rose due primarily to a benefit of approximately $134 million from improved pricing and product mix, and a benefit of approximately $3 million from higher volume. Operating income was adversely impacted by higher raw material costs of approximately $50 million and by approximately $20 million from currency translation, primarily in Brazil and Venezuela. In addition, conversion costs related to utilities rose by approximately $12 million and SAG expense was higher by approximately $11 million, due primarily to expenses related to airships, doubtful accounts and wages and benefits.
      Operating income did not include net rationalization charges (credits) totaling $(1.7) million in 2004 and $10.0 million in 2003. In addition, operating income did not include (gains) losses on asset sales of $(2.0) million in 2003 and $(13.7) million in 2002.

Asia/ Pacific Tire

	Year Ended December 31,

				Three Months Ended June 30,				Six Months Ended June 30,
		Restated
							Percent				Percent
	2004	2003	2002	2005	2004	Change	Change	2005	2004	Change	Change
(In millions)
Tire Units	19.5	13.4	13.0	5.1	4.7	0.4	9.4%	9.9	9.8	0.1	1.2%
Net Sales	$1,312.0	$581.8	$531.3	$368	$328	$40	12.2%	$709	$651	$58	8.9%
Segment Operating Income	61.1	49.9	43.7	20	17	3	17.6%	39	25	14	56.0%
Segment Operating Margin	4.7%	8.6%	8.2%	5.4%	5.2%			5.5%	3.8%

Three Months Ended June 30, 2005 and 2004
      Asia/ Pacific Tire unit sales in the 2005 second quarter increased 0.4 million units or 9.4% from the 2004 period. Replacement unit sales increased 0.2 million units or 5.9% and OE volume increased 0.3 million units or 18.3%.

      Net sales in the 2005 quarter increased 12.2% compared to the 2004 period due to favorable currency translation of approximately $21 million and a volume increase of approximately $21 million.
      Operating income in the second quarter of 2005 increased 17.6% compared to the 2004 period due to improved price and product mix of approximately $12 million and volume of approximately $5 million, offset in part by raw material cost increases of $13 million.

Six Months Ended June 30, 2005 and 2004
      Unit sales in the first six months 2005 increased 0.1 million units or 1.2% from the 2004 period. Replacement volume decreased 0.3 units or 3.5% while OE volume increased 0.4 million units or 14.4%.
      Net sales in the first half of 2005 increased 8.9% compared to the first half of 2004 due to favorable price and mix of approximately $27 million, favorable currency translation of approximately $24 million and increased volume of approximately $6 million.
      Operating income in the first half of 2005 increased 56.0% compared to the 2004 period due to improved price and product mix of approximately $23 million and non-recurring FIN 46 related charges of approximately $7 million in 2004, offset in part by raw material cost increases of $21 million. Also, positively impacting income for the period were increased volume of approximately $1 million, lower SAG costs of approximately $1 million and favorable foreign currency translation of approximately $1 million.
      Operating income for the first six months of 2005 did not include rationalization net reversals of $2 million.

Fiscal Years 2004, 2003 and 2002
      Asia/ Pacific Tire unit sales in 2004 increased 6.1 million units or 45.5% from 2003 and 6.5 million units or 52.4% from 2002. Replacement unit sales in 2004 increased 5.4 million units or 60.0% from 2003 and 5.4 million units or 58.4% from 2002. Original equipment volume in 2004 increased 0.7 million units or 15.6% from 2003 and 1.1 million units or 37.4% from 2002. Unit sales in 2004 increased by 5.5 million replacement units and 0.8 million OE units due to the consolidation of South Pacific Tyres, as discussed below. Excluding the impact of SPT, replacement unit volume increased slightly, and OE volume decreased due primarily to lower consumer volume.
      Effective January 1, 2004, Asia/ Pacific Tire includes the operations of South Pacific Tyres, an Australian Partnership, and South Pacific Tyres N.Z. Limited, a New Zealand company (together, “SPT”), joint ventures 50% owned by Goodyear and 50% owned by Ansell Ltd. SPT is the largest tire manufacturer in Australia and New Zealand, with two tire manufacturing plants and 14 retread plants. SPT sells Goodyear- brand, Dunlop-brand and other house and private brand tires through its chain of 417 retail stores, commercial tire centers and independent dealers.
      Net sales in 2004 increased 125.5% from 2003 and 146.9% from 2002. Net sales in 2004 increased from 2003 due primarily to the consolidation of SPT, which benefited 2004 sales by $707.4 million. Net sales also rose by approximately $32 million due to improved pricing and product mix, but were adversely impacted by lower volume excluding SPT of $18 million.
      Net sales in 2003 increased 9.5% from 2002. Net sales increased in 2003 due primarily to a benefit of approximately $29 million from increased volume, largely a result of strong original equipment demand. Net sales also increased by approximately $16 million due to currency translation, primarily in India and Australia.
      Operating income in 2004 increased 22.6% from 2003 and 40.0% from 2002. Operating income in 2004 increased from 2003 due primarily to a benefit of approximately $25 million from price increases and improved product mix, and a reduction in conversion costs of approximately $4 million. Operating income was adversely impacted by higher raw material costs totaling approximately $22 million and approximately $3 million from lower volume. In addition, SAG expenses rose by approximately $6 million. The consolidation of SPT increased Asia/ Pacific Tire operating income by approximately $11.7 million in 2004; however, it reduced operating margin to 4.7% in 2004 from 8.6% in 2003.

      Operating income in 2003 (as restated) increased 14.2% from 2002. Operating income in 2003 increased due primarily to a benefit of approximately $14 million from improved consumer and farm product mix and higher selling prices in both replacement and original equipment markets. In addition, operating income increased by approximately $8 million due to currency translation and approximately $7 million due to increased volume in the original equipment market. Operating income was favorably affected in 2003 by approximately $3 million due to increased sales of miscellaneous products and improved equity income. Operating income was adversely impacted by higher raw material costs of approximately $27 million.
      Operating income did not include net rationalization charges (credits) totaling $(1.7) million in 2002. In addition, operating income did not include (gains) losses on asset sales of $(2.1) million in 2003.
      Prior to 2004, results of operations of SPT were not included in Asia/ Pacific Tire, and were included in the Consolidated Statement of Operations using the equity method.
      SPT operating income in 2003 increased substantially from 2002 due primarily to the benefits of the rationalization programs in the prior years. SPT operating income did not include net rationalization charges (credits) totaling $8.7 million in 2003 and $3.2 million in 2002. SPT debt totaled $255.2 million at December 31, 2003 of which $72.0 million was payable to Goodyear.

Engineered Products

	Year Ended December 31,

				Three Months Ended June 30,				Six Months Ended June 30,
		Restated
							Percent				Percent
	2004	2003	2002	2005	2004	Change	Change	2005	2004	Change	Change
(In millions)
Net Sales	$1,470.3	$1,203.7	$1,126.3	$427	$368	$59	16.0%	$829	$712	$117	16.4%
Segment Operating Income	113.2	46.8	39.0	30	33	(3)	(9.1)%	51	55	(4)	(7.3)%
Segment Operating Margin	7.7%	3.9%	3.5%	7.0%	9.0%			6.2%	7.7%

Three Months Ended June 30, 2005 and 2004
      Engineered Products sales increased 16.0% in the second quarter of 2005 from 2004 levels due to improved volume of approximately $39 million, mainly in the industrial channel, price and product mix of approximately $8 million and the favorable effect of currency translation of approximately $11 million.
      Operating income decreased 9.1% in the second quarter of 2005 compared to the 2004 period due primarily to increased conversion costs of approximately $4 million, higher raw material costs of approximately $6 million, and higher SAG expense of approximately $6 million primarily due to higher compensation and consulting expenses. Also negatively impacting earnings in the period were higher freight costs and other less significant items. Operating income was favorably impacted by improved volume of approximately $9 million and price and product mix of approximately $8 million.

Six Months Ended June 30, 2005 and 2004
      Sales increased 16.4% in the first half of 2005 from 2004 due to improved volume of approximately $83 million, mainly in the industrial and military channels, price and product mix of approximately $15 million and the favorable effect of currency translation of approximately $19 million.
      Operating income decreased 7.3% in the first half of 2005 compared to the 2004 period due primarily to increased conversion costs of approximately $13 million, higher raw material costs of approximately $13 million and higher SAG expense of approximately $10 million primarily due to higher compensation, consulting and bad debt expenses, and higher product liability expenses. Operating income was favorably impacted by improved volume of approximately $32 million.
      Operating income for the first six months of 2004 did not include a gain on the sale of assets of $1 million.

Fiscal Years 2004, 2003 and 2002
      Engineered Products sales in 2004 increased 22.1% from 2003 and 30.4% from 2002. Net sales in 2004 increased from 2003 due primarily to a benefit of approximately $194 million resulting from increased volume and approximately $37 million from improved pricing and product mix, each largely as a result of strong sales to military and OE industrial and heavy duty customers. Net sales also rose by approximately $35 million from currency translation. We expect military sales to remain strong in 2005, but anticipate a reduction in such sales in 2006.
      Net sales in 2003 increased 6.9% from 2002. Net sales increased in 2003 due primarily to a benefit of approximately $39 million from currency translation. Net sales rose by approximately $30 million on increased military sales and approximately $8 million on improved pricing and mix.
      Operating income in 2004 increased 141.9% from 2003 and 190.3% from 2002. Operating income in 2004 increased from 2003 due primarily to a benefit of approximately $75 million from increased volume, largely in military and industrial products. Operating income also reflected savings from rationalization programs of approximately $24 million. SAG was approximately $18 million higher and conversion costs rose approximately $10 million. Operating income in 2003 (as restated) was adversely impacted by charges totaling approximately $19 million related to account reconciliation adjustments in the restatement reported in our 2003 Form 10-K.
      Operating income in 2003 (as restated) increased 20.0% from 2002. Operating income in 2003 increased due primarily to benefits of approximately $8 million from increased military sales, lower raw material costs of approximately $5 million, and currency translation of approximately $5 million. The previously mentioned change in the domestic salaried vacation policy also favorably affected 2003 operating income by approximately $8 million. Operating income in 2003 was adversely impacted by unfavorable price/mix of approximately $11 million due to increased sales of original equipment and heavy duty product, and higher SAG costs (excluding the impact of the vacation policy change) of approximately $9 million, primarily related to increased sales efforts. As previously mentioned, operating income in 2003 included charges totaling approximately $19 million related to account reconciliation adjustments in previously-mentioned restatement reported in our 2003 Form 10-K.
      Operating income did not include net rationalization charges totaling $22.8 million in 2004, $29.4 million in 2003 and $4.6 million in 2002. In addition, operating income did not include (gains) losses on asset sales of $(2.5) million in 2004, $6.3 million in 2003 and $(0.6) million in 2002.
Liquidity and Capital Resources
      At June 30, 2005, we had $1,621 million in cash and cash equivalents as well as $1,580 million of unused availability under our various credit agreements, compared to $1,968 million and $1,116 million, respectively, at December 31, 2004. Cash and cash equivalents do not include restricted cash. Restricted cash included the settlement fund balance related to Entran II litigation as well as cash deposited in support of trade agreements and performance bonds, and historically has included cash deposited in support of borrowings incurred by subsidiaries. At June 30, 2005, cash balances totaling $219 million were subject to such restrictions, compared to $152 million at December 31, 2004. The increase was primarily due to receipt of insurance settlements subject to restrictions.

Operating Activities
      Cash flow provided by operating activities was $61 million in the first six months of 2005, an improvement of approximately $101 million from the comparable prior year period. The improvement was driven by net income of $137 million during the first six months of 2005 compared to a loss of $48 million in the first six months of 2004, partially offset by higher pension contributions of $94 million.

Investing Activities
      Cash flow used in investing activities of $204 million was consistent with first six months of 2004. Our 2005 capital expenditures of $228 million primarily represents spending for plant upgrades and expansions and new tire molds. We expect full year 2005 capital expenditures to be approximately $640 million.

Financing Activities
      Cash flows used in financing activities of $153 million decreased by $192 million from the prior year six month period primarily due to net debt payments in 2005 of $32 million versus net borrowings in the comparable period in 2004 of $154 million.

Credit Sources
      In aggregate, we had committed and uncommitted credit facilities of $7,504 million available at June 30, 2005, of which $1,580 million were unused, compared to $7,295 million available at December 31, 2004, of which $1,116 million were unused.
$400 Million Senior Notes Offering and Repayment of 6.375% Euro Notes due 2005
      On June 23, 2005, we completed an offering of $400 million aggregate principal amount of 9.00% Senior Notes due 2015 in a transaction under Rule 144A and Regulation S of the Securities Act of 1933. The senior notes are guaranteed by our U.S. and Canadian subsidiaries that also guarantee our obligations under our senior secured credit facilities. The guarantee is unsecured. The proceeds were used to repay $200 million in borrowings under our U.S. first lien revolving credit facility, and to replace $190 million of the cash, that we used to pay the $516 million principal amount of our 6.375% Euro Notes due 2005 at maturity on June 6, 2005. In conjunction with the debt issuance, we paid fees of approximately $10 million, which will be amortized over the term of the notes.
      The Indenture governing the senior notes limits our ability and the ability of certain of our subsidiaries to (i) incur additional debt or issue redeemable preferred stock, (ii) pay dividends, or make certain other restricted payments or investments, (iii) incur liens, (iv) sell assets, (v) incur restrictions on the ability of our subsidiaries to pay dividends to us, (vi) enter into affiliate transactions, (vii) engage in sale and leaseback transactions, and (viii) consolidate, merge, sell or otherwise dispose of all or substantially all of our assets. These covenants are subject to significant exceptions and qualifications. For example, if the senior notes are assigned an investment grade rating by Moody’s and S&P and no default has occurred or is continuing, certain covenants will be suspended.
April 8, 2005 Refinancing
      As previously reported, on April 8, 2005 we completed a refinancing in which we replaced approximately $3.28 billion of credit facilities with new facilities aggregating $3.65 billion. The new facilities consist of:

•	a $1.5 billion first lien credit facility due April 30, 2010 (consisting of a $1.0 billion revolving facility and a $500 million deposit-funded facility);

•	a $1.2 billion second lien term loan facility due April 30, 2010;

•	the Euro equivalent of approximately $650 million in credit facilities for Goodyear Dunlop Tires Europe B.V. (“GDTE”) due April 30, 2010 (consisting of approximately $450 million in revolving facilities and approximately $200 million in term loan facilities); and

•	a $300 million third lien term loan facility due March 1, 2011.
      In connection with the refinancing, we paid down and retired the following facilities:

•	our $1.3 billion asset-based credit facility, due March 2006 (the $800 million term loan portion of this facility was fully drawn prior to the refinancing);

•	our $650 million asset-based term loan facility, due March 2006 (this facility was fully drawn prior to the refinancing);

•	our $680 million deposit-funded credit facility due September 2007 (there were $492 million of letters of credit outstanding under this facility prior to the refinancing); and

•	our $650 million senior secured European facilities due April 2005 (the $400 million term loan portion of this facility was fully drawn prior to the refinancing).
      In conjunction with the refinancing, we paid fees of approximately $57 million. In addition, we paid approximately $20 million of termination fees associated with the replaced facilities. We recognized approximately $47 million of expense in the second quarter to write-off fees associated with the refinancing, including approximately $30 million of previously unamortized fees related to the replaced facilities. The remaining fees will be amortized over the term of the new facilities.
$1.5 Billion First Lien Credit Facility
      The $1.5 billion first lien credit facility consists of a $1.0 billion revolving facility and a $500 million deposit-funded facility. Our obligations under these facilities are guaranteed by most of our wholly-owned U.S. subsidiaries and by our wholly-owned Canadian subsidiary, Goodyear Canada Inc. Our obligations under this facility and our subsidiaries’ obligations under the related guarantees are secured by first priority security interests in a variety of collateral.
      With respect to the deposit-funded facility, the lenders deposited the entire $500 million of the facility in an account held by the administrative agent, and those funds are used to support letters of credit or borrowings on a revolving basis, in each case subject to customary conditions. The full amount of the deposit-funded facility is available for the issuance of letters of credit or for revolving loans. As of June 30, 2005, there were $499 million of letters of credit issued under the deposit-funded facility. There were no borrowings under the revolver at June 30, 2005.
$1.2 Billion Second Lien Term Loan Facility
      Our obligations under this facility are guaranteed by most of our wholly-owned U.S. subsidiaries and by our wholly-owned Canadian subsidiary, Goodyear Canada Inc. and are secured by second priority security interests in the same collateral securing the $1.5 billion asset-based credit facility. As of June 30, this facility was fully drawn.
$300 Million Third Lien Secured Term Loan Facility
      Our obligations under this facility are guaranteed by most of our wholly-owned U.S. subsidiaries and by our wholly-owned Canadian subsidiary, Goodyear Canada Inc. and are secured by third priority security interests in the same collateral securing the $1.5 billion asset-based credit facility (however, the facility is not secured by any of the manufacturing facilities that secure the first and second lien facilities). As of June 30, 2005, this facility was fully drawn.
Euro Equivalent of $650 Million (€505 Million) Senior Secured European Credit Facilities
      These facilities consist of (i) a €195 million European revolving credit facility, (ii) an additional €155 million German revolving credit facility, and (iii) €155 million of German term loan facilities. At closing, we used the entire availability under the €155 million term loan facilities and €155 million German revolving credit facility to pay down and retire our prior credit facilities. We secure the U.S. facilities described above and provide unsecured guarantees to support these facilities. GDTE and certain of its subsidiaries in the United Kingdom, Luxembourg, France and Germany also provide guarantees. GDTE’s obligations under the facilities and the obligations of subsidiary guarantors under the related guarantees are secured by a variety of collateral. As of June 30, 2005, $30 million was borrowed under the German revolving credit facility and $187 million under the German term loan facilities.

      For a description of the collateral securing the above facilities as well as the covenants applicable to them, please refer to Note 5, “Financing Arrangements” or the “Liquidity and Capital Resources” section of our Quarterly Report on Form 10-Q for the period ended March 31, 2005.

Consolidated EBITDA (per Credit Agreements)
      Subsequent to the April 8, 2005 refinancing described above, under our primary credit facilities we are not permitted to fall below a ratio of 2.00 to 1.00 of Consolidated EBITDA to Consolidated Interest Expense (as such terms are defined in each of the relevant credit facilities) for any period of four consecutive fiscal quarters. In addition, our ratio of Consolidated Net Secured Indebtedness to Consolidated EBITDA (as such terms are defined in each of the relevant credit facilities) is not permitted to be greater than 3.50 to 1.00 at any time.
      Consolidated EBITDA is a non-GAAP financial measure that is presented not as a measure of operating results, but rather as a measure under our debt covenants. It should not be construed as an alternative to either (i) income from operations or (ii) cash flows from operating activities. Our failure to comply with the financial covenants in our credit facilities could have a material adverse effect on our liquidity and operations. Accordingly, we believe that the presentation of Consolidated EBITDA will provide investors with information needed to assess our ability to continue to comply with these covenants.
      The following table presents the calculation of EBITDA and Consolidated EBITDA for the three and six month periods ended June 30, 2005 and 2004 and for the years ended December 31, 2004, 2003 and 2002. Other companies may calculate similarly titled measures differently than we do. Certain line items are presented as defined in the restructured credit facilities, and do not reflect amounts as presented in the Consolidated Statement of Income.

	Year Ended December 31,

				Three Months		Six Months
		Restated		Ended June 30,		Ended June 30,

	2004	2003	2002	2005	2004	2005	2004
(In millions)
Net Income (Loss)	$114.8	$(807.4)	$(1,246.9)	$69	$30	$137	$(48)
Interest Expense	368.8	296.3	242.7	101	89	203	173
Income Tax	207.9	117.1	1,227.9	85	59	152	116
Depreciation and Amortization Expense	628.7	691.6	605.3	150	149	307	310

EBITDA	1,320.2	297.6	829.0	405	327	799	551
Credit Agreement Adjustments:
Other (Income) and Expense	1.9	342.6	9.8	17	27	27	74
Minority Interest in Net Income (Loss) of Subsidiaries	57.8	32.8	55.6	33	19	54	25
Consolidated Interest Expense Adjustment	10.0	18.3	28.1	1	2	3	5
Non-Cash Recurring Items	—	54.7	—	—	—	—	—
Rationalizations	55.6	291.5	5.5	(5)	10	(13)	34
Less Excess Cash Rationalization Charges(1)	—	(12.9)	—	—	—	—	—

Consolidated EBITDA	$1,445.5	$1,024.6	$928.0	$451	$385	$870	$689

(1)	“Excess Cash Rationalization charges” is defined in our April 1, 2003 credit facilities and only contemplates cash expenditures with respect to rationalization charges recorded on the Consolidated Statement of Income after April 1, 2003. Amounts incurred prior to April 1, 2003 were not included.

Other Foreign Credit Facilities
      At June 30, 2005, we had short-term committed and uncommitted bank credit arrangements totaling $413 million, of which $148 million were unused, compared to $339 million and $182 million at December 31, 2004. The continued availability of these arrangements is at the discretion of the relevant lender, and a portion of these arrangements may be terminated at any time.

International Accounts Receivable Securitization Facilities (On-Balance-Sheet)
      On December 10, 2004, GDTE and certain of its subsidiaries entered into a new five-year pan-European accounts receivable securitization facility. The facility initially provided €165 million ($225 million) of funding. The facility was expanded to €275 million ($332 million) on May 23, 2005, and will be subject to customary annual renewal of back-up liquidity lines.
      As of June 30, 2005, the amount outstanding and fully utilized under this program was $332 million compared to $225 million as of December 31, 2004.
      In addition to the pan-European accounts receivable securitization facility discussed above, SPT and other subsidiaries in Australia had transferred accounts receivable under other programs totaling $72 million and $63 million at June 30, 2005 and December 31, 2004, respectively.

International Accounts Receivable Securitization Facilities (Off-Balance-Sheet)
      Various other international subsidiaries have also established accounts receivable continuous sales programs. At June 30, 2005 and December 31, 2004, proceeds available to these subsidiaries from the sale of certain of their receivables totaled $4 million and $5 million, respectively. These subsidiaries retain servicing responsibilities.

Registration Obligations
      We are a party to three registration rights agreements in connection with our private placement of the $350 million of convertible senior notes in July 2004, $650 million of senior secured notes in March 2004, and $400 million of senior notes in June 2005. The registration rights agreement for the convertible senior notes required us to pay additional interest to investors if we did not file a registration statement to register the convertible notes by November 7, 2004, or if such registration statement was not declared effective by the SEC by December 31, 2004. The additional interest to investors is at a rate of 0.25% per year for the first 90 days and 0.50% per year thereafter. We failed to file a registration statement for the convertible notes by November 7, 2004, and as a result, we will pay additional interest until the registration statement for the convertible senior notes is declared effective. The registration rights agreement for the $650 million of original notes required us to pay additional interest to investors if a registered exchange offer for the notes was not completed (or, if required, the shelf registration statement was not declared effective) by December 7, 2004. The additional interest to investors is at a rate of 1.00% per year for the first 90 days, increasing in increments of 0.25% every 90 days thereafter, to a maximum of 2.00% per year. Because no such exchange offer was filed or declared effective by December 7, 2004, we will pay additional interest until this exchange offer is completed. If the rate of additional interest payable reaches 2.00% per year then the interest rate for the secured notes will be permanently increased by 0.25% per annum after the exchange offer is completed. The registration rights agreement for the $400 million of senior notes issued in June 2005, requires us to pay additional interest to investors if an exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) by March 20, 2006. The annual interest rate borne by the Notes will be increased by 0.25% per annum and an additional 0.25% per annum every 90 days thereafter, up to a maximum additional cash interest of 1.00% per annum, until the exchange offer is completed, the registration statement is declared effective, or the Notes become freely tradable under the Securities Act. As of June 30, 2005, the additional interest associated with the convertible notes issued in June 2004 and $650 million senior secured notes issued in March 2004, was 0.50% and 1.50%, respectively.

Credit Ratings
      Our credit ratings as of the date of this filing are presented below:

	S&P	Moody’s

$1.5 Billion First Lien Credit Facility	BB	Ba3
$1.2 Billion Second Lien Term Loan Facility	B+	B2
$300 Million Third Lien Secured Term Loan Facility	B-	B3
European Facilities	B+	B1
$650 Million Senior Secured Notes due 2011	B-	B3
Corporate Rating (implied)	B+	B1
Senior Unsecured Debt	B-	—
Outlook	Stable	Stable
      Although we do not request ratings from Fitch, the rating agency rates our secured debt facilities (ranging from B+ to B- depending on facility) and our unsecured debt (“CCC+”).
      As a result of these ratings and other related events, we believe that our access to capital markets may be limited. Unless our debt credit ratings and operating performance improve, our access to the credit markets in the future may be limited. Moreover, a reduction in our credit ratings would further increase the cost of any financing initiatives we may pursue.
      A rating reflects only the view of a rating agency, and is not a recommendation to buy, sell or hold securities. Any rating can be revised upward or downward at any time by a rating agency if such rating agency decides that circumstances warrant such a change.

Potential Future Financings
      By completing the April 8, 2005 refinancing, we effectively extended the maturity date of $650 million and $1,950 million of long-term debt, a portion of which was coming due in 2005 and 2006, respectively. Also, on June 23, 2005, we completed an offering of $400 million aggregate principal amount of senior notes due 2015. We plan to undertake additional financing actions in the capital markets in order to ensure that our future liquidity requirements are addressed. These actions may include the issuance of additional equity.
      Because of our debt ratings, operating performance over the past few years and other factors, access to the capital markets cannot be assured. Our ongoing ability to access the capital markets is also dependent on the degree of success we have implementing our North American Tire turnaround strategy. Successful implementation of the turnaround strategy is also crucial to ensuring that we have sufficient cash flow from operations to meet our obligations. While we have made progress in implementing the turnaround strategy, there is no assurance that our progress will continue, or that we will be able to sustain any future progress to a degree sufficient to maintain access to capital markets and meet liquidity requirements. As a result, failure to complete the turnaround strategy successfully could have a material adverse effect on our financial position, results of operations and liquidity.
      Future liquidity requirements also may make it necessary for us to incur additional debt. However, a substantial portion of our assets is already subject to liens securing our indebtedness. As a result, we are limited in our ability to pledge our remaining assets as security for additional secured indebtedness. In addition, unless we sustain or improve our financial performance, our ability to raise unsecured debt may be limited.

Dividends
      On February 4, 2003, we announced that we eliminated our quarterly cash dividend. The dividend reduction was decided on by the Board of Directors in order to conserve cash. Under the credit facilities issued in the April 8, 2005 refinancing, we are permitted to pay dividends on our common stock of $10 million or less in any fiscal year. This limit increases to $50 million in any fiscal year if Moody’s senior (implied) rating and Standard & Poor’s (S&P) corporate rating improve to Ba2 or better and BB or better, respectively.

Asset Dispositions
      As part of our continuing effort to divest non-core businesses, we previously announced, on February 28, 2005, that we entered into an agreement to sell the assets of our North American farm tire business to Titan International, for approximately $100 million, pending government, regulatory and union approvals. We continue to work on obtaining the necessary approvals for this transaction.
Commitments & Contingencies
      The following table presents, at June 30, 2005, our obligations and commitments to make future payments under contracts and contingent commitments.

	Payment Due by Period as of June 30, 2005

							After
	Total	1 Year	2 Years	3 Years	4 Years	5 Years	5 Years
(In millions)
Long Term Debt(1)	$5,425	$461	$573	$100	$1	$1,754	$2,536
Capital Lease Obligations(2)	107	11	12	12	11	11	50
Interest Payments(3)	2,495	383	349	320	314	293	836
Operating Leases(4)	1,490	264	267	206	154	127	472
Pension Benefits(5)	1,182	482	700	(5)	(5)	(5)	(5)
Other Post Retirement Benefits(6)	2,363	304	301	252	243	233	1,030
Workers’ Compensation(7)	328	63	47	34	24	18	142
Binding Commitments(8)	1,081	843	40	27	25	22	124

Total Contractual Cash Obligations	$14,471	$2,811	$2,289	$951	$772	$2,458	$5,190

(1)	Long term debt payments include notes payable and reflect long term debt maturities as of June 30, 2005.

(2)	The present value of capital lease obligations is $75 million.

(3)	These amounts represent future interest payments related to our existing debt obligations as of June 30, 2005 based on fixed and variable interest rates specified in the associated debt agreements. Payments related to variable debt are based on the six-month LIBOR rate at June 30, 2005 plus the specified margin in the associated debt agreements for each period presented. The amounts provided relate only to existing debt obligations and do not assume the refinancing or replacement of such debt.

(4)	Operating leases do not include minimum sublease rentals of $52 million, $44 million, $34 million, $25 million, $17 million and $30 million in each of the periods above, respectively, for a total of $202 million. Net operating lease payments total $1,288 million. The present value of operating leases is $895 million. The operating leases relate to, among other things, computers and office equipment, real estate and miscellaneous other assets. No asset is leased from any related party.

(5)	The obligation related to pension benefits is actuarially determined and is reflective of obligations as of December 31, 2004. The amounts set forth in the table represent our estimated funding requirements in 2005 and 2006 for domestic defined benefit pension plans under ERISA, and approximately $70 million of expected contributions to our funded international pension plans in 2005. Although subject to change, we expect to make contributions to our domestic pension plans of approximately $400 to $425 million in 2005. The amount in the table for 2005 represents the midpoint of this range plus expected contributions to our funded international plans. The expected contributions are based upon a number of assumptions, including:

•	an ERISA liability interest rate of 6.10% for 2005, and

•	plan asset returns of 8.5% in 2005.

At the end of 2005, the current interest relief rate measures used for pension funding calculations expire. If current measures are extended, we estimate that required contributions in 2006 will be in the range of $575 million to $625 million. If new legislation is not enacted, the interest rate used for 2006 and beyond will be based upon a 30-year U.S. Treasury bond rate, as calculated and published by the U.S. government as a proxy for the rate that could be attained if 30-year Treasury bonds were currently being issued. Using an estimate of these rates would result in estimated required contributions during 2006 in the range of $675 million to $725 million. The estimated amount set forth in the table for 2006 represents the midpoint of this range. We likely will be subject to additional statutory minimum funding requirements after 2006. We are not able to reasonably estimate our future required contributions beyond 2006 due to uncertainties regarding significant assumptions involved in estimating future required contributions to our defined benefit pension plans, including:

•	interest rate levels,

•	the amount and timing of asset returns,

•	what, if any, changes may occur in legislation, and

•	how contributions in excess of the minimum requirements could impact the amounts and timing of future contributions.

We expect the amount of contributions required in years beyond 2006 will be substantial.

(6)	The payments presented above are expected payments for the next 10 years. The payments for other post-retirement benefits reflect the estimated benefit payments of the plans using the provisions currently in effect. We reserve the right to modify or terminate the plans at any time. The obligation related to other postretirement benefits is actuarially determined on an annual basis. The estimated payments include an estimated reduction in our obligations totaling approximately $475 million to $525 million resulting from the provisions of the Medicare Prescription Drug, Improvement and Modernization Act of 2003.

(7)	The payments for workers’ compensation are based upon recent historical payment patterns. The present value of anticipated payments for workers’ compensation is $249 million.

(8)	Binding commitments are for our normal operations and are related primarily to obligations to acquire land, buildings and equipment. In addition, binding commitments include obligations to purchase raw materials through short-term supply contracts at fixed prices or at a formula price related to market prices or negotiated prices.
Additional other long-term liabilities include items such as income taxes, general and product liabilities, environmental liabilities and miscellaneous other long-term liabilities. These other liabilities are not contractual obligations by nature. We cannot, with any degree of reliability, determine the years in which these liabilities might ultimately be settled. Accordingly, these other long-term liabilities are not included in the above table.
      In addition, the following contingent contractual obligations, the amounts of which cannot be estimated, are not included in the table above:

•	The terms and conditions of our global alliance with Sumitomo as set forth in the Umbrella Agreement between Sumitomo and us provide for certain minority exit rights available to Sumitomo commencing in 2009. In addition, the occurrence of certain other events enumerated in the Umbrella Agreement, including certain bankruptcy events or changes in control of us, could trigger a right of Sumitomo to require us to purchase these interests immediately. Sumitomo’s exit rights, in the unlikely event of exercise, could require us to make a substantial payment to acquire Sumitomo’s interest in the alliance.

•	Pursuant to an agreement entered into in 2001, Ansell Ltd. (Ansell) has the right, during the period beginning August 13, 2005 and ending August 14, 2006, to require us to purchase Ansell’s 50% interest in SPT. The purchase price is a formula price based on the earnings of SPT, subject to various adjustments. If Ansell does not exercise its right, we may require Ansell to sell its interest to us during the 180 days following the expiration of Ansell’s right at a price established using the same formula.

•	Pursuant to an agreement entered into in 2001, we shall purchase minimum amounts of carbon black from a certain supplier from January 1, 2003 through December 31, 2006, at agreed upon base prices that are subject to quarterly adjustments for changes in raw material costs and natural gas costs and a one-time adjustment for other manufacturing costs.
      We do not engage in the trading of commodity contracts or any related derivative contracts. We generally purchase raw materials and energy through short-term, intermediate and long term supply contracts at fixed prices or at formula prices related to market prices or negotiated prices. We will, however, from time to time, enter into contracts to hedge our energy costs.
Off-Balance Sheet Arrangements
      An off-balance sheet arrangement is any transaction, agreement or other contractual arrangement involving an unconsolidated entity under which a company has (1) made guarantees, (2) a retained or a contingent interest in transferred assets, (3) an obligation under certain derivative instruments or (4) any obligation arising out of a material variable interest in an unconsolidated entity that provides financing, liquidity, market risk or credit risk support to a company, or that engages in leasing, hedging or research and development arrangements with the company. The following table presents off-balance sheet arrangements at June 30, 2005.

	Amount of Commitment Expiration per Period

	Total	1st Year	2nd Year	3rd Year	4th Year	5th Year	Thereafter
(In millions)
Customer Financing Guarantees	$6	$2	$1	$—	$1	$1	$1
Affiliate Financing Guarantees	3	3	—	—	—	—	—
Other Guarantees	1	—	1	—	—	—	—

Off-Balance Sheet Arrangements	$10	$5	$2	$—	$1	$1	$1

Recently Issued Accounting Standards
      The FASB has issued Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123R). Under the provisions of SFAS 123R, companies are required to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exception). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award, usually the vesting period. On April 14, 2005, the Securities and Exchange Commission (SEC) approved a delay to the effective date of SFAS 123R. Under the new SEC rule, SFAS 123R is effective for annual periods that begin after June 15, 2005. SFAS 123R applies to all awards granted, modified, repurchased or cancelled by us after December 31, 2005 and to unvested options at the date of adoption. We do not expect the adoption of SFAS 123R to have a material impact on our results of operations, financial position or liquidity.
      The FASB has issued Statement of Financial Accounting Standards No. 151, “Inventory Costs — an amendment of ARB No. 43, Chapter 4” (SFAS 151). The provisions of SFAS 151 are intended to eliminate narrow differences between the existing accounting standards of the FASB and the International Accounting Standards Board (IASB) related to inventory costs, in particular, the treatment of abnormal idle facility expense, freight, handling costs and spoilage. SFAS 151 requires that these costs be recognized as current period charges regardless of the extent to which they are considered abnormal. The provisions of SFAS 151 are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. We are currently assessing the potential impact of implementing SFAS 151 on the consolidated financial statements.
      FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” (FIN 47) an interpretation of FASB Statement No. 143, “Accounting for Asset Retirement Obligations” (SFAS 143), clarifies the term conditional asset retirement obligation as used in SFAS 143. The term refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Thus, the timing and (or) method of settlement may be conditional on a future event. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The fair value of a liability for the conditional asset retirement obligation should be recognized when incurred — generally upon acquisition, construction, or development and (or) through the normal operation of the asset. Uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FIN 47 is effective for fiscal years ending after December 15, 2005. Retrospective application for interim financial information is permitted but is not required. We are currently evaluating the impact of FIN 47 on the consolidated financial statements and will implement this new standard for the year ended December 31, 2005, in accordance with its requirements.
      In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections.” SFAS No. 154 is a replacement of APB No. 20 and FASB Statement No. 3. SFAS No. 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application as the required method for reporting a change in accounting principle. SFAS No. 154 provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable. The reporting of a correction of an error by restating previously issued financial statements is also addressed by SFAS No. 154. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 31, 2005. The Company will adopt this pronouncement beginning in fiscal year 2006.
      In June 2005, the FASB staff issued a FASB Staff Position 143-1 “Accounting for Electronic Equipment Waste Obligations” (FSP 143-1) to address the accounting for obligations associated with the Directive 2002/96/ EC on Waste Electrical and Electronic Equipment (the “Directive”) adopted by the European Union. The Directive effectively obligates a commercial user to incur costs associated with the retirement of a specified asset that qualifies as historical waste equipment. The commercial user should apply the provisions of SFAS 143 and the related FIN 47 discussed above. An entity should recognize the cumulative effect of initially applying FSP 143-1 as a change in accounting principle as described in paragraph 20 of APB (Accounting Principals Board) Opinion No. 20, “Accounting Changes.” FSP 143-1 shall be applied the later of the first reporting period ending after June 8, 2005 or the date of the adoption of the law by the applicable EU-member country. We have adopted the FSP during the second quarter of 2005 at certain of our European operations where applicable legislation was adopted and the impact on the consolidated financial statements was not significant.
Quantitative and Qualitative Disclosures About Market Risk
Interest Rate Risk
      We continuously monitor our fixed and floating rate debt mix. Within defined limitations, we manage the mix using refinancing and unleveraged interest rate swaps. We will enter into fixed and floating interest rate swaps to alter our exposure to the impact of changing interest rates on consolidated results of operations and future cash outflows for interest. Fixed rate swaps are used to reduce our risk of increased interest costs during periods of rising interest rates, and are normally designated as cash flow hedges. Floating rate swaps are used to convert the fixed rates of long-term borrowings into short-term variable rates, and are normally designated as fair value hedges. Interest rate swap contracts are thus used by us to separate interest rate risk management from debt funding decisions. At June 30, 2005 and December 31, 2004, the interest rates on 49% of our debt were fixed by either the nature of the obligation or through the interest rate swap contracts. We also have from time to time entered into interest rate lock contracts to hedge the risk-free component of anticipated debt issuances. As a result of credit ratings actions and other related events, our access to these instruments may be limited.

      The following tables present information at June 30:

Interest Rate Swap Contracts	2005	2004

(Dollars in millions)
Fixed Rate Contracts:
Notional principal amount	$—	$14
Pay fixed rate	—%	5.94%
Receive variable Australian Bank Bill Rate	—	5.48
Average years to maturity	—	1.00
Fair value — liability	—	—
Pro forma fair value — liability	—	—
Floating Rate Contracts:
Notional principal amount	$200	$200
Pay variable LIBOR	5.22%	2.92%
Receive fixed rate	6.63	6.63
Average years to maturity	1.4	2.45
Fair value — asset (liability)	$3	$8
Pro forma fair value — asset (liability)	2	7
      The pro forma fair value assumes a 10% increase in variable market interest rates at June 30, 2005 and 2004, and reflects the estimated fair value of contracts outstanding at that date under that assumption.
      Weighted average interest rate swap contract information follows:

	Three Months		Six Months
	Ended		Ended
	June 30,		June 30,

(Dollars in millions)	2005	2004	2005	2004

Fixed Rate Contracts:
Domestic:
Notional principal	$—	$—	$—	$162
Pay fixed rate	—%	—%	—%	5.00%
Receive variable LIBOR	—	—	—	1.18
International:
Notional principal (AUD 20 million)	$15	$14	$15	$15
Pay fixed rate	5.94%	5.94%	5.94%	5.94%
Receive variable Australian Bank Bill Rate	5.69	5.51	5.66	5.51
Floating Rate Contracts:
Notional principal	$200	$200	$200	$200
Pay variable LIBOR	4.57%	3.00%	4.44%	2.97%
Receive fixed rate	6.63	6.63	6.63	6.63
      The following table presents fixed rate debt information at June 30:

Fixed Rate Debt	2005	2004

(In millions)
Fair value — liability	$2,989	$2,607
Carrying amount — liability	2,875	2,616
Pro forma fair value — liability	2,891	2,566
      The pro forma information assumes a 100 basis point increase in market interest rates at June 30, 2005 and 2004, and reflects the estimated fair value of fixed rate debt outstanding at that date under that assumption.

      The sensitivity to changes in interest rates of our interest rate contracts and fixed rate debt was determined with a valuation model based upon net modified duration analysis. The model assumes a parallel shift in the yield curve. The precision of the model decreases as the assumed change in interest rates increases.
Foreign Currency Exchange Risk
      We enter into foreign currency contracts in order to reduce the impact of changes in foreign exchange rates on consolidated results of operations and future foreign currency-denominated cash flows. These contracts reduce exposure to currency movements affecting existing foreign currency-denominated assets, liabilities, firm commitments and forecasted transactions resulting primarily from trade receivables and payables, equipment acquisitions, intercompany loans and royalty agreements and forecasted purchases and sales. In addition, the principal and interest on our Swiss franc bond due 2006 and €100 million of the Euro Notes due 2005 are hedged by currency swap agreements. The currency swap agreement hedging €100 million of our Euro Notes matured with our Euro Notes on June 6, 2005.
      Contracts hedging the Swiss franc bond and the Euro Notes are designated as cash flow hedges. Contracts hedging short-term trade receivables and payables normally have no hedging designation.
      The following table presents foreign currency contract information at June 30:

	2005	2004
(In millions)
Fair value — asset (liability)	$44	$78
Pro forma change in fair value	(20)	(20)
Contract maturities	7/05-10/19	7/04-7/19
      We were not a party to any foreign currency option contracts at June 30, 2005 or 2004.
      The pro forma change in fair value assumes a 10% change in foreign exchange rates at June 30 of each year, and reflects the estimated change in the fair value of contracts outstanding at that date under that assumption. The sensitivity of our foreign currency positions to changes in exchange rates was determined using current market pricing models.
      Fair values are recognized on the Consolidated Balance Sheet at June 30 as follows:

	2005	2004
(In millions)
Fair value — asset (liability):
Swiss franc swap-current	$43	$(1)
Swiss franc swap-long term	—	46
Euro swaps-current	—	30
Euro swaps-long term	—	—
Other-current asset	5	6
Other-current liability	(4)	(3)

BUSINESS
      We are one of the world’s leading manufacturers of tires and rubber products, engaging in operations in most regions of the world. Our 2004 net sales were $18.4 billion and our net income for 2004 was $114.8 million. Together with our U.S. and international subsidiaries and joint ventures, we develop, manufacture, market and distribute tires for most applications. We also manufacture and market several lines of power transmission belts, hoses and other rubber products for the transportation industry and various industrial and chemical markets, as well as synthetic rubber and rubber-related chemicals for various applications. We are one of the world’s largest operators of commercial truck service and tire retreading centers. In addition, we operate more than 1,700 tire and auto service center outlets where we offer our products for retail sale and provide automotive repair and other services. We manufacture our products in more than 90 facilities in 28 countries, and we have marketing operations in almost every country around the world. We employ more than 75,000 associates worldwide.
General Segment Information
      Our operating segments are North American Tire; European Union Tire; Eastern Europe, Middle East and Africa Tire (“Eastern Europe Tire”) (formerly known as “Eastern Europe, Africa and Middle East Tire”); Latin American Tire; Asia/ Pacific Tire (formerly known as “Asia Tire”) (collectively, the “Tire Segments”); and Engineered Products.
Financial Information About Our Segments
      Financial information related to our operating segments for the three year period ended December 31, 2004 appears in the Note to the Financial Statements No. 18, Business Segments, included herein, and for the six month periods ending June 30, 2005 and June 30, 2004, appears in Note 8 to the unaudited Interim Financial Statements included herein.
General Information Regarding Tire Segments
      Our principal business is the development, manufacture, distribution and sale of tires and related products and services worldwide. We manufacture and market numerous lines of rubber tires for:

•	automobiles

•	trucks

•	buses

•	aircraft

•	motorcycles

•	farm implements

•	earthmoving equipment

•	industrial equipment

•	various other applications.
      In each case our tires are offered for sale to vehicle manufacturers for mounting as original equipment (“OE”) and in replacement markets worldwide. We manufacture and sell tires under the Goodyear-brand, the Dunlop-brand, the Kelly-brand, the Fulda-brand, the Debica-brand, the Sava-brand and various other Goodyear owned “house” brands, and the private-label brands of certain customers. In certain markets we also:

•	retread truck, aircraft and heavy equipment tires,

•	manufacture and sell tread rubber and other tire retreading materials,

•	provide automotive repair services and miscellaneous other products and services, and

•	manufacture and sell flaps for truck tires and other types of tires.
      The principal products of the Tire Segments are new tires for most applications. Approximately 77.6% of our consolidated sales in 2004 were of new tires, compared to 78.3% in 2003 and 77.5% in 2002. The percentages of each Tire Segment’s sales attributable to new tires during the periods indicated were:

	Year Ended December 31,

Sales of New Tires By	2004	2003	2002

North American Tire	87.9%	86.3%	86.2%
European Union Tire	87.4	89.2	85.6
Eastern Europe Tire	94.6	94.1	91.8
Latin American Tire	92.5	91.1	90.6
Asia/ Pacific Tire	82.2	97.7	97.2
      Each Tire Segment exports tires to other Tire Segments. The financial results of each Tire Segment exclude sales of tires exported to other Tire Segments, but include operating income derived from such transactions. In addition, each Tire Segment imports tires from other Tire Segments. The financial results of each Tire Segment include sales and operating income derived from the sale of tires imported from other Tire Segments. Sales to unaffiliated customers are attributed to the Tire Segment that makes the sale to the unaffiliated customer.
      Tire unit sales for each Tire Segment and for Goodyear worldwide during the periods indicated were:
Goodyear’s Annual Tire Unit Sales

	Year Ended December 31,

	2004	2003	2002
(In millions of tires)
North American Tire	102.5	101.2	103.8
European Union Tire	62.8	62.3	61.5
Eastern Europe Tire	18.9	17.9	16.1
Latin American Tire	19.6	18.7	19.9
Asia/ Pacific Tire	19.5	13.4	13.0

Goodyear worldwide	223.3	213.5	214.3
      Our worldwide tire unit sales in the replacement and OE markets during the periods indicated were:
Goodyear Worldwide Annual Tire Unit Sales — Replacement and OE

	Year Ended December 31,

	2004	2003	2002
(In millions of tires)
Replacement tire units	159.6	150.6	147.6
OE tire units	63.7	62.9	66.7

Goodyear worldwide tire units	223.3	213.5	214.3
      Tire unit information in 2002 and 2003 does not include the operations of our affiliate, South Pacific Tyres, or SPT. Unit sales in 2004 increased by 5.5 million replacement units and 0.8 million OE units due to the consolidation of SPT. For further information, refer to the Note to the Financial Statements No. 8, Investments.
      New tires are sold under highly competitive conditions throughout the world. On a worldwide basis, we have two major competitors: Bridgestone (based in Japan) and Michelin (based in France). Other significant competitors include Continental, Cooper, Pirelli, Toyo, Yokohama, Kumho, Hankook and various regional tire manufacturers.

      We compete with other tire manufacturers on the basis of product design, performance, price and reputation, warranty terms, customer service and consumer convenience. Goodyear-brand and Dunlop-brand tires enjoy a high recognition factor and have a reputation for performance, quality and value. Kelly-brand, Debica-brand, Sava-brand and various other house brand tire lines offered by us, and tires manufactured and sold by us to private brand customers, compete primarily on the basis of value and price.
      We do not consider our tire businesses to be seasonal to any significant degree. A significant inventory of new tires is maintained in order to optimize production schedules consistent with anticipated demand and assure prompt delivery to customers, especially “just in time” deliveries of tires or tire and wheel assemblies to OE manufacturers. Notwithstanding, tire inventory levels are designed to minimize working capital requirements.
North American Tire
      Our largest segment, the North American tire business (North American Tire), develops, manufactures, distributes and sells tires and related products and services in the United States and Canada. North American Tire manufactures tires in nine plants in the United States and three plants in Canada. Certain Dunlop-brand related businesses of North American Tire are conducted by Goodyear Dunlop Tires North America, Ltd., which is 75% owned by Goodyear and 25% owned by Sumitomo Rubber Industries, Ltd.

Tires
      North American Tire manufactures and sells tires for automobiles, trucks, motorcycles, buses, farm implements, earthmoving equipment, commercial and military aircraft and industrial equipment and for various other applications.
      Goodyear-brand radial passenger tire lines sold in North America include Assurance® with ComforTred TechnologyTM for the luxury market, Assurance® with TripleTred TechnologyTM with broad market appeal, Eagle® high performance and run-flat extended mobility technology (EMT) tires. Dunlop-brand radial passenger tire lines sold in North America include SP Sport® performance tires. The major lines of Goodyear-brand radial tires offered in the United States and Canada for sport utility vehicles and light trucks are Wrangler® and Fortera®. Goodyear also offers Dunlop-brand radials for light trucks such as the RoverTM and Grandtrek® lines. North American Tire also manufactures and sells several lines of Kelly-brand, other house brands and several lines of private brand radial passenger tires in the United States and Canada.
      A full line of Goodyear-brand all-steel cord and belt construction medium radial truck tires, the Unisteel® series, is manufactured and sold for various applications, including line haul highway use and off-road service. In addition, various lines of Dunlop-brand, Kelly-brand, other house and private brand radial truck tires are sold in the United States and Canadian replacement markets.

Related Products and Services
      North American Tire also:

•	retreads truck, aircraft and heavy equipment tires, primarily as a service to its commercial customers,

•	manufactures tread rubber and other tire retreading materials for trucks, heavy equipment and aircraft,

•	manufactures rubber track for agricultural and construction equipment,

•	provides automotive maintenance and repair services at approximately 805 retail outlets,

•	sells automotive repair and maintenance items, automotive equipment and accessories and other items to dealers and consumers,

•	develops, manufactures, distributes and sells synthetic rubber and rubber lattices, various resins and organic chemicals used in rubber and plastic processing, and other chemical products, and

•	provides miscellaneous other products and services.

•	North American Tire sells chemical products to Goodyear’s other business segments and to unaffiliated customers. North American Tire owns 4 chemical products manufacturing facilities and conducts natural rubber purchasing operations. Approximately 65% of the total pounds of synthetic materials sold by North American Tire in 2004 was to Goodyear’s other business segments. All production is at 4 plants in the United States.

Markets and Other Information
      North American Tire distributes and sells tires throughout the United States and Canada. Tire unit sales to OE customers and in the replacement markets served by North American Tire during the periods indicated were:
North American Tire Unit Sales — Replacement and OE

	Year Ended December 31,

	2004	2003	2002
(In millions of tires)
Replacement tire units	70.8	68.6	69.7
OE tire units	31.7	32.6	34.1

Total tire units	102.5	101.2	103.8
      North American Tire is a major supplier of tires to most manufacturers of automobiles, motorcycles, trucks, farm and construction equipment and aircraft that have production facilities located in North America. Our 2004 unit sales in the North American original equipment market channel decreased compared to 2003 and 2002 due to our selective fitment strategy in the consumer original equipment business.
      Goodyear-brand, Dunlop-brand and Kelly-brand tires are sold in the United States and Canadian replacement markets through several channels of distribution. The principal channel for Goodyear-brand tires is a large network of independent dealers. Goodyear-brand, Dunlop-brand and Kelly-brand tires are also sold to numerous national and regional retail marketing firms in the United States. North American Tire also operates approximately 917 retail outlets (including auto service centers, commercial tire and service centers and leased space in department stores) under the Goodyear name or under the Wingfoot Commercial Tire Systems, Allied or Just Tires trade styles. Several lines of house brand tires and private and associate brand tires are sold to independent dealers, national and regional wholesale marketing organizations and various other retail marketers.
      Automotive parts, automotive maintenance and repair services and associated merchandise are sold under highly competitive conditions in the United States and Canada through retail outlets operated by North American Tire.
      North American Tire periodically offers various financing and extended payment programs to certain of its tire customers in the replacement market. We do not believe these programs, when considered in the aggregate, require an unusual amount of working capital relative to the volume of sales involved, and they are consistent with prevailing tire industry practices.
      We are subject to regulation by the National Highway Traffic Safety Administration (“NHTSA”), which has established various standards and regulations applicable to tires sold in the United States for highway use. NHTSA has the authority to order the recall of automotive products, including tires, having safety defects related to motor vehicle safety. In addition, the Transportation Recall Enhancement, Accountability, and Documentation Act (the “TREAD Act”) imposes numerous requirements with respect to tire recalls. The TREAD Act also requires tire manufacturers to, among other things, remedy tire safety defects without charge for five years and conform with revised and more rigorous tire standards, once the revised standards are implemented.
      Most external sales of chemical products and natural rubber are made directly to manufacturers of various products. Several major firms are significant suppliers of one or more chemical products similar to those manufactured by North American Tire. The principal competitors of the chemical products business of

North American Tire include Bayer and Dow. The markets are highly competitive, with product quality and price being the most significant factors to most customers. North American Tire believes its chemical products are generally considered to be of high quality and are competitive in price.
European Union Tire
      Our second largest segment, European Union Tire, develops, manufactures, distributes and sells tires for automobiles, motorcycles, trucks, farm implements and construction equipment in Western Europe, exports tires to other regions of the world and provides related products and services. European Union Tire manufactures tires in 13 plants in England, France, Germany and Luxembourg. Substantially all of the operations and assets of European Union Tire are owned and operated by Goodyear Dunlop Tires Europe B.V., a 75% owned subsidiary of Goodyear. European Union Tire:

•	manufactures and sells Goodyear-brand, Dunlop-brand and Fulda-brand and other house brand passenger, truck, motorcycle, farm and heavy equipment tires,

•	sells Debica-brand and Sava-brand passenger, truck and farm tires manufactured by the Eastern Europe Tire Segment,

•	sells new, and manufactures and sells retreaded, aircraft tires,

•	provides various retreading and related services for truck and heavy equipment tires, primarily for its commercial truck tire customers,

•	offers automotive repair services at retail outlets in which it owns a controlling interest, and

•	provides miscellaneous related products and services.

Markets and Other Information
      European Union Tire distributes and sells tires throughout Western Europe. Tire unit sales to OE customers and in the replacement markets served by European Union Tire during the periods indicated were:
European Union Tire Unit Sales — Replacement and OE

	Year Ended December 31,

	2004	2003	2002
(In millions of tires)
Replacement tire units	43.9	43.9	41.3
OE tire units	18.9	18.4	20.2

Total tire units	62.8	62.3	61.5
      European Union Tire is a significant supplier of tires to most manufacturers of automobiles, trucks and farm and construction equipment located in Western Europe.
      European Union Tire’s primary competitor in Western Europe is Michelin. Other significant competitors include Continental, Bridgestone, Pirelli, several regional tire producers and imports from other regions, primarily Eastern Europe and Asia.
      Goodyear-brand and Dunlop-brand tires are sold in the several replacement markets served by European Union Tire through various channels of distribution, principally independent multi-brand tire dealers. In some markets, Goodyear-brand tires, as well as Dunlop-brand, Fulda-brand, Debica-brand and Sava-brand tires, are distributed through independent dealers, regional distributors and retail outlets, of which approximately 337 are owned by Goodyear.
Eastern Europe, Middle East and Africa Tire
      Our Eastern Europe, Middle East and Africa Tire segment (“Eastern Europe Tire”) manufactures and sells passenger, truck, farm, bicycle and construction equipment tires in Eastern Europe, the Middle East and

Africa. Eastern Europe Tire manufactures tires in six plants in Poland, Slovenia, Turkey, Morocco and South Africa. Eastern Europe Tire:

•	maintains sales operations in most countries in Eastern Europe (including Russia), the Middle East and Africa,

•	exports tires for sale in Western Europe, North America and other regions of the world,

•	provides related products and services in certain markets,

•	manufactures and sells Goodyear-brand, Kelly-brand, Debica-brand, Sava-brand and Fulda-brand tires and sells Dunlop-brand tires manufactured by European Union Tire,

•	sells new and retreaded aircraft tires,

•	provides various retreading and related services for truck and heavy equipment tires,

•	sells automotive parts and accessories, and

•	provides automotive repair services.

Markets and Other Information
      Eastern Europe Tire distributes and sells tires in most countries in eastern Europe, the Middle East and Africa. Tire unit sales to OE customers and in the replacement markets served by Eastern Europe Tire during the periods indicated were:
Eastern Europe Tire Unit Sales — Replacement and OE

	Year Ended
	December 31,

	2004	2003	2002
(In millions of tires)
Replacement tire units	15.4	14.8	13.3
OE tire units	3.5	3.1	2.8

Total tire units	18.9	17.9	16.1
      Eastern Europe Tire has a significant share of each of the markets it serves and is a significant supplier of tires to manufacturers of automobiles, trucks, and farm and construction equipment in Morocco, Poland, South Africa and Turkey. Its major competitors are Michelin, Bridgestone, Continental and Pirelli. Other competition includes regional and local tire producers and imports from other regions, primarily Asia.
      Goodyear-brand tires are sold by Eastern Europe Tire in the various replacement markets primarily through independent tire dealers and wholesalers who sell several brands of tires. In some countries, Goodyear-brand, Dunlop-brand, Kelly-brand, Fulda-brand, Debica-brand and Sava-brand tires are sold through regional distributors and multi-brand dealers. In the Middle East and most of Africa, tires are sold primarily to regional distributors for resale to independent dealers. In South Africa and sub-Saharan Africa, tires are also sold through a retail chain of approximately 168 retail stores operated by Goodyear under the trade name Trentyre.
Latin American Tire
      Our Latin American Tire segment manufactures and sells automobile, truck and farm tires throughout Central and South America and in Mexico (“Latin America”), sells tires to various export markets, retreads and sells commercial truck, aircraft and heavy equipment tires, and provides other products and services. Latin American Tire manufactures tires in six facilities in Brazil, Chile, Colombia, Peru and Venezuela.

      Latin American Tire manufactures and sells several lines of passenger, light and medium truck and farm tires. Latin American Tire also:

•	manufactures and sells pre-cured treads for truck and heavy equipment tires,

•	retreads, and provides various materials and related services for retreading, truck, aircraft and heavy equipment tires,

•	manufactures other products, including batteries for motor vehicles,

•	manufactures and sells new aircraft tires, and

•	provides miscellaneous other products and services.

Markets and Other Information
      Latin American Tire distributes and sells tires in most countries in Latin America. Tire sales to OE customers and in the replacement markets served by Latin American Tire during the periods indicated were:
Latin American Tire Unit Sales — Replacement and OE

	Year Ended
	December 31,

	2004	2003	2002
(In millions of tires)
Replacement tire units	15.0	14.2	14.2
OE tire units	4.6	4.5	5.7

Total tire units	19.6	18.7	19.9
Asia/ Pacific Tire
      Our Asia/ Pacific Tire segment manufactures and sells tires for automobiles, light and medium trucks, farm and construction equipment and aircraft throughout the Asia/ Pacific markets. Asia/ Pacific Tire manufactures tires in China, India, Indonesia, Japan, Malaysia, the Philippines, Taiwan and Thailand. In addition, beginning in 2004, Asia/ Pacific Tire information included the manufacturing operations of affiliates in Australia and New Zealand. Asia/ Pacific Tire also retreads aircraft tires and provides miscellaneous other products and services.
      Effective January 1, 2004, Asia/ Pacific Tire includes the operations of South Pacific Tyres, an Australian Partnership, and South Pacific Tyres N.Z. Limited, a New Zealand company (together, “SPT”), joint ventures 50% owned by Goodyear and 50% owned by Ansell Ltd. SPT is the largest tire manufacturer in Australia and New Zealand, with two tire manufacturing plants and 17 retread plants. SPT sells Goodyear- brand, Dunlop-brand and other house and private brand tires through its chain of 417 retail stores, commercial tire centers and independent dealers. For further information about SPT, refer to the Notes to the Financial Statements No. 8, Investments and No. 18, Business Segments.

Markets and Other Information
      Asia/ Pacific Tire distributes and sells tires in most countries in the Asia/ Pacific region. Tire sales to OE customers and in the replacement markets served by Asia/ Pacific Tire during the periods indicated were:
Asia/ Pacific Tire Unit Sales — Replacement and OE

	Year Ended
	December 31,

	2004	2003	2002
(In millions of tires)
Replacement tire units	14.5	9.1	9.1
OE tire units	5.0	4.3	3.9

Total tire units	19.5	13.4	13.0

Asia/ Pacific Tire information in 2002 and 2003 does not include the operations of SPT. Unit sales in 2004 increased by 5.5 million replacement units and 0.8 million OE units due to the consolidation of SPT.
Engineered Products
      Our Engineered Products segment develops, manufactures, distributes and sells numerous rubber and thermoplastic products worldwide. The products and services offered by Engineered Products include:

•	belts and hoses for motor vehicles,

•	conveyor and power transmission belts,

•	air, water, steam, hydraulic, petroleum, fuel, chemical and materials handling hose for industrial applications,

•	anti-vibration products,

•	tank tracks, and

•	miscellaneous products and services.
      Engineered Products manufactures products at 8 plants in the United States and 19 plants in Australia, Brazil, Canada, Chile, China, France, Mexico, Slovenia, South Africa and Venezuela.

Markets and Other Information
      Engineered Products sells its products to manufacturers of vehicles and various industrial products and to independent wholesale distributors. Numerous major firms participate in the various markets served by Engineered Products. There are several suppliers of automotive belts and hose products, air springs, engine mounts and other rubber components for motor vehicles. Engineered Products is a significant supplier of these products, and is also a leading supplier of conveyor and power transmission belts and industrial hose products. The principal competitors of Engineered Products include Dana, Mark IV, Gates, Bridgestone, Conti-Tech, Trelleborg, Tokai/ DTR, Unipoly and Habasit.
      These markets are highly competitive, with quality, service and price all being significant factors to most customers. EPD believes its products are considered to be of high quality and are competitive in price and performance.
General Business Information

Sources and Availability of Raw Materials
      The principal raw materials used by Goodyear are synthetic and natural rubber. We purchase substantially all of our requirements for natural rubber in the world market. Synthetic rubber typically accounts for slightly more than half of all rubber consumed by us on an annual basis. Our plants located in Beaumont, and Houston, Texas, supply the major portion of our synthetic rubber requirements in North America. We purchase a significant amount of our synthetic rubber requirements outside North America from third parties.
      We use nylon and polyester yarns, substantial quantities of which are processed in our textile mills. Significant quantities of steel wire are used for radial tires, a portion of which we produce. Other important raw materials we use are carbon black, pigments, chemicals and bead wire. Substantially all of these raw materials are purchased from independent suppliers, except for certain chemicals we manufacture. We purchase most raw materials in significant quantities from several suppliers, except in those instances where only one or a few qualified sources are available. As in 2004 and 2005, we anticipate the continued availability of all raw materials we will require during 2006, subject to spot shortages.
      Substantial quantities of hydrocarbon-based chemicals and fuels are used in the production of tires and other rubber products, synthetic rubber, latex and other products. Supplies of chemicals and fuels have been and are expected to continue to be available to us in quantities sufficient to satisfy our anticipated requirements, subject to spot shortages.

      In 2004, raw materials costs increased approximately $280 million from 2003 levels due to inflation. Raw materials costs are expected to increase during 2005, driven by increases in the cost of oil, steel, petrochemicals and natural rubber. Continued volatility in the commodity markets could result in further increases in prices.

Patents and Trademarks
      We own approximately 2,550 product, process and equipment patents issued by the United States Patent Office and approximately 5,900 patents issued or granted in other countries around the world. We also have licenses under numerous patents of others. We have approximately 580 applications for United States patents pending and approximately 3,900 patent applications on file in other countries around the world. While such patents, patent applications and licenses as a group are important, we do not consider any patent, patent application or license, or any related group of them, to be of such importance that the loss or expiration thereof would materially affect Goodyear or any business segment.
      We own or control and use approximately 1,570 different trademarks, including several using the word “Goodyear” or the word “Dunlop.” Approximately 9,400 registrations and 900 pending applications worldwide protect these trademarks. While such trademarks as a group are important, the only trademarks we consider material to our business, or to the business of any of our segments, are those using the word “Goodyear”. We believe our trademarks are valid and most are of unlimited duration as long as they are adequately protected and appropriately used.

Backlog
      Our backlog of orders is not considered material to, or a significant factor in, evaluating and understanding any of our business segments or our businesses considered as a whole.

Research and Development
      Our direct and indirect expenditures on research, development and certain engineering activities relating to the design, development and significant modification of new and existing products and services and the formulation and design of new, and significant improvements to existing, manufacturing processes and equipment during the periods indicated were:

	Year Ended December 31,

	2004	2003	2002
(In millions)
Research and development expenditures	$378.2	$351.0	$386.5
These amounts were expensed as incurred.

Employees
      At June 30, 2005, we employed more than 75,000 people throughout the world, including approximately 33,000 persons in the United States. Approximately 13,700 of our employees in the United States were covered by a master collective bargaining agreement, dated August 20, 2003, with the United Steelworkers, A.F.L.-C.I.O.-C.L.C. (“USW”), which expires on July 22, 2006. In addition, approximately 1,800 of our employees in the United States were covered by other contracts with the USW and various other unions. Unions represent the major portion of our employees in Europe, Latin America and Asia.

Compliance with Environmental Regulations
      We are subject to extensive regulation under environmental and occupational health and safety laws and regulations. These laws and regulations relate to, among other things, air emissions, discharges to surface and underground waters and the generation, handling, storage, transportation and disposal of waste materials and hazardous substances. We have several continuing programs designed to ensure compliance with federal, state and local environmental and occupational safety and health laws and regulations. We expect capital expenditures for pollution control facilities and occupational safety and health projects will be approximately $24 million during 2005 and approximately $28 million during 2006.
      We expended approximately $65 million during 2004, and expect to expend approximately $62 million during 2005 and $60 million during 2006, to maintain and operate our pollution control facilities and conduct our other environmental activities, including the control and disposal of hazardous substances. These expenditures are expected to be sufficient to comply with existing environmental laws and regulations and are not expected to have a material adverse effect on our competitive position.
      In the future we may incur increased costs and additional charges associated with environmental compliance and cleanup projects necessitated by the identification of new waste sites, the impact of new environmental laws and regulatory standards, or the availability of new technologies. Compliance with federal, state and local environmental laws and regulations in the future may require a material increase in our capital expenditures and could adversely affect our earnings and competitive position.
Information About International Operations
      We engage in manufacturing and/or sales operations in most countries in the world, often through subsidiary companies. We have manufacturing operations in the United States and 27 other countries. Most of our international manufacturing operations are engaged in the production of tires. Several engineered rubber products and certain other products are also manufactured in plants located outside the United States. Financial information related to our geographic areas for the three year period ended December 31, 2004 appears in the Note to the Financial Statements No. 18, Business Segments, included herein, and appears in Note 8 to the unaudited Interim Financial Statements included herein.
      In addition to the ordinary risks of the marketplace, in some countries our operations are affected by price controls, import controls, labor regulations, tariffs, extreme inflation and/or fluctuations in currency values. Furthermore, in certain countries where we operate, transfers of funds into or out of such countries are generally or periodically subject to various restrictive governmental regulations.

PROPERTIES
      As of June 30, 2005, we manufactured our products in 99 manufacturing facilities located around the world, with 30 plants in the United States and 69 plants in 27 other countries.
North American Tire Manufacturing Facilities
      As of June 30, 2005, North American Tire owned (or leased with the right to purchase at a nominal price) and operated 21 manufacturing facilities in the United States and Canada, including:

•	12 tire plants (9 in the United States and 3 in Canada),

•	1 steel tire wire cord plant,

•	1 tire mold plant,

•	2 textile mills,

•	3 tread rubber plants, and

•	2 aero retread plants.
      These facilities have floor space aggregating approximately 23.1 million square feet. North American Tire also owns a tire plant in Huntsville, Alabama that was closed during 2003 and has floor space aggregating approximately 1.3 million square feet.
      North American Tire also owns and operates 4 chemical products manufacturing facilities. The facilities are located in the United States and produce synthetic rubber and rubber lattices, synthetic resins, and other organic chemical products. These facilities have floor space aggregating approximately 1.7 million square feet.
European Union Tire Manufacturing Facilities
      As of June 30, 2005, European Union Tire owned and operated 19 manufacturing facilities in 5 countries, including:

•	13 tire plants,

•	1 tire fabric processing facility,

•	1 steel tire wire cord plant,

•	1 tire mold and tire manufacturing machines facility, and

•	3 tire retread plants.
      These facilities have floor space aggregating approximately 13.5 million square feet.
Eastern Europe, Middle East And Africa Tire Manufacturing Facilities
      As of June 30, 2005, Eastern Europe Tire owned and operated 6 tire plants in 5 countries. These facilities have floor space aggregating approximately 7.4 million square feet.
Latin American Tire Manufacturing Facilities
      As of June 30, 2005, Latin American Tire owned and operated 6 tire plants in 5 countries. Latin American Tire also manufactures tread rubber and tire molds and operates a fabric processing facility in Brazil. These facilities have floor space aggregating approximately 5.7 million square feet.
Asia/ Pacific Tire Manufacturing Facilities
      As of June 30, 2005, Asia/ Pacific Tire owned and operated 11 tire plants in 10 countries, manufactured tread rubber and operated 2 aero-retread plants. These facilities have floor space aggregating approximately 6.3 million square feet.

Engineered Products Manufacturing Facilities
      As of June 30, 2005, Engineered Products owned (or leased with the right to purchase at a nominal price) 27 facilities at 8 locations in the United States and 19 international locations in 10 countries. These facilities have floor space aggregating approximately 6.0 million square feet. Certain facilities manufacture more than one group of products. The facilities include:
      In the United States and Canada —

•	7 hose products plants

•	2 conveyor belting plants

•	2 molded rubber products plants

•	2 power transmission products plants

•	5 mix centers
      In Latin America —

•	2 air springs plants

•	5 hose products plants

•	3 power transmission products plants

•	2 conveyor belting plants
      In Europe —

•	2 air springs plants

•	1 power transmission products plant

•	1 hose products plant
      In Asia —

•	1 conveyor belting plant

•	1 hose products plant
      In Africa —

•	one conveyor belting and power transmission products plant
Plant Utilization
      Our worldwide tire capacity utilization rate was approximately 88% during 2004, compared to approximately 88% during 2003 and 86% during 2002. We expect to have production capacity sufficient to satisfy presently anticipated demand for our tires and other products for the foreseeable future.
Other Facilities
      We also own and operate four research and development facilities and technical centers, and six tire proving grounds, and recently sold our natural rubber planation and rubber processing facility in Indonesia. We also operate approximately 1,839 retail outlets for the sale of our tires to consumers, approximately 62 tire retreading facilities and approximately 254 warehouse distribution facilities. Substantially all of these facilities are leased. We do not consider any one of these leased properties to be material to our operations. For additional information regarding leased properties, refer to the Notes to the Financial Statements No. 9, Properties and Plants and No. 10, Leased Assets.

LEGAL PROCEEDINGS
Heatway Litigation and Settlement
      On June 4, 2004, we entered into an amended settlement agreement in Galanti et al. v. Goodyear (Case No. 03-209, United States District Court, District of New Jersey) that was intended to address the claims arising out of a number of Federal, state and Canadian actions filed against us involving a rubber hose product, Entran II, that we supplied from 1989 to 1993 to Chiles Power Supply, Inc. (d/b/a Heatway Systems), a designer and seller of hydronic radiant heating systems in the United States. Heating systems using Entran II are typically attached or embedded in either indoor flooring or outdoor pavement, and use Entran II hose as a conduit to circulate warm fluid as a source of heat.
      On October 19, 2004, the Galanti court conducted a fairness hearing on, and gave final approval to, the amended settlement. As a result, we will make annual cash contributions to a settlement fund of $60 million, $40 million, $15 million, $15 million and $20 million in 2004, 2005, 2006, 2007 and 2008, respectively. In addition to these annual payments, we contributed approximately $170 million received from insurance contributions to a settlement fund pursuant to the terms of the settlement agreement. We do not expect to receive any additional insurance reimbursements for Entran II related matters. In November 2004, we made our first annual cash contribution, approximately $60 million, to the settlement fund.
      Sixty-two sites initially opted-out of the amended settlement. Currently, after taking into account sites that have opted back in, as well as the preliminary settlement of Davis et al. v. Goodyear (Case No. 99CV594, District Court, Eagle County, Colorado), approximately 41 sites remain opted-out of the settlement. In Davis, a case involving approximately 14 homesites, a preliminary settlement was reached with the property owners in July 2005. There are currently two Entran II actions filed against us, Cross Mountain Ranch, LP v. Goodyear (Case No. 04CV105, District Court, Routt County, Colorado), a case involving one site that is currently scheduled for trial in August 2005 and Bloom et al. v. Goodyear (Case No. 05-CV-1317, United States District Court for the District of Colorado), a case involving 9 sites filed in July 2005. We also expect that a portion of the remaining opt-outs may file actions against us in the future. Any liability resulting from the following actions also will not be covered by the amended settlement:

•	Malek, et al. v. Goodyear (Case No. 02-B-1172, United States District Court for the District of Colorado), a case involving 25 homesites, in which a federal jury awarded the plaintiffs aggregate damages of $8.1 million of which 40% was allocated to us. On July 12, 2004, judgment was entered in Malek and an additional $4.8 million in prejudgment interest was awarded to the plaintiffs, all of which was allocated to us; and

•	Holmes v. Goodyear (Case No. 98CV268-A, District Court, Pitkin County, Colorado), a case involving one site in which the jury awarded the plaintiff $632,937 in damages, of which the jury allocated 20% to us, resulting in a net award against us of $126,587. The plaintiff was also awarded $367,860 in prejudgement interest and costs, all of which was allocated to us.
      Although liability resulting from the opt outs, Malek and Holmes will not be covered by the amended settlement, we will be entitled to assert a proxy claim against the settlement fund for the payment such claimant would have been entitled to under the amended settlement.
      In addition, any liability of ours arising out of the actions listed below will not be covered by the amended settlement nor will we be entitled to assert a proxy claim against the settlement fund for amounts (if any) paid to plaintiffs in these actions:

•	Goodyear v. Vista Resorts, Inc. (Case No. 02CA1690, Colorado Court of Appeals), an action involving five homesites, in which a jury rendered a verdict in favor of the plaintiff real estate developer in the aggregate amount of approximately $5.9 million, which damages were trebled under the Colorado Consumer Protection Act. The total damages awarded were approximately $22.7 million, including interest, attorney’s fees and costs. This verdict was upheld by the Court of Appeals in 2004 and on August 8, 2005 the Supreme Court of Colorado denied Goodyear’s Petition for Writ of Certiorari;

•	Sumerel et al. v. Goodyear et al (Case No. 02CA1997, Colorado Court of Appeals), a case involving six sites in which a judgment was entered against us in the amount of $1.3 million plus interest and costs; and

•	Loughridge v. Goodyear and Chiles Power Supply, Inc. (Case No. 98-B-1302, United States District Court for the District of Colorado), a case consolidating claims involving 36 Entran II sites, in which a federal jury awarded 34 homeowners aggregate damages of $8.2 million, 50% of which was allocated to us. On September 8, 2003, an additional $5.7 million in prejudgment interest was awarded to the plaintiffs, all of which was allocated to us.
      We are pursuing appeals of Holmes, Loughridge, Malek, and Sumerel and expect that except for liabilities associated with these cases, and the sites that opt out of the amended settlement, our liability with respect to Entran II matters will be addressed by the amended settlement.
      The ultimate cost of disposing of Entran II claims is dependent upon a number of factors, including our ability to resolve claims not subject to the amended settlement (including the cases in which we have received adverse judgments), the extent to which the liability, if any, associated with such a claim may be offset by our ability to assert a proxy claim against the settlement fund and whether or not claimants opting out of the amended settlement pursue claims against us in the future.
Japan Investigation
      On June 17, 2004, we became aware that the Japan Fair Trade Commission had commenced an investigation into alleged unfair business practices by several tire manufacturers and distributors in Japan that supply tires to the Japan National Defense Agency. One of the companies being investigated is Goodyear Wingfoot KK, a subsidiary of ours. Depending upon the results of its investigation, the Japan Fair Trade Commission may pursue sanctions against the tire manufacturers and distributors.
SEC Investigation
      On October 22, 2003, we announced that we would restate our financial results for the years ended 1998 through 2002 and for the first and second quarters of 2003. Following this announcement, the SEC advised us that they had initiated an informal inquiry into the facts and circumstances related to the restatement. On February 5, 2004, the SEC advised us that it had approved the issuance of a formal order of investigation. The order authorized an investigation into possible violations of the securities laws related to the restatement and previous public filings. On August 16, 2005, we announced that we had received a “Wells Notice” from the staff of the SEC. The Wells Notice states that the SEC staff intends to recommend that a civil or administrative enforcement action be brought against us for alleged violations of provisions of the Securities and Exchange Act of 1934 relating to the maintenance of books, records and internal accounting controls, the establishment of disclosure controls and procedures, and the periodic SEC filing requirements, as set forth in sections 13(a) and 13(b)(2)(A) and (B) of the Act and SEC Rules 12b-20, 13a-13 and 13a-15(a). The alleged violations relate to the account reconciliation matters giving rise to our initial decision to restate in October 2003. We have also been informed that Wells Notices have been issued to a former chief financial officer and a former chief accounting officer of ours. We continue to cooperate with the SEC in connection with this matter, the outcome of which cannot be predicted at this time.
Securities Litigation
      On October 23, 2003, following the announcement of the restatement, a purported class action lawsuit was filed against us in the United States District Court for the Northern District of Ohio on behalf of purchasers of Goodyear common stock alleging violations of the federal securities laws. After that date, a total of 20 of these purported class actions were filed against us in that court. These lawsuits name as defendants several of Goodyear’s present or former officers and directors, including Goodyear’s current chief executive officer, Robert J. Keegan, Goodyear’s current chief financial officer, Richard J. Kramer, and Goodyear’s former chief financial officer, Robert W. Tieken, and allege, among other things, that Goodyear and the other named defendants violated federal securities laws by artificially inflating and maintaining the market price of Goodyear’s securities. Five derivative lawsuits were also filed by purported shareholders on behalf of Goodyear in the United States District Court for the Northern District of Ohio and two similar derivative lawsuits originally filed in the Court of Common Pleas for Summit County, Ohio were removed to federal court. The derivative actions are against present and former directors, Goodyear’s present and former chief executive officers and Goodyear’s former chief financial officer and allege, among other things, breach of fiduciary duty and corporate waste arising out of the same events and circumstances upon which the securities class actions are based. The plaintiffs in the federal derivative actions also allege violations of Section 304 of the Sarbanes-Oxley Act of 2002, by certain of the named defendants. Finally, at least 11 lawsuits have been filed in the United States District Court for the Northern District of Ohio against Goodyear, The Northern Trust Company, and current and/or former officers of Goodyear asserting breach of fiduciary claims under the Employee Retirement Income Security Act (ERISA) on behalf of a putative class of participants in Goodyear’s Employee Savings Plan for Bargaining Unit Employees and Goodyear’s Savings Plan for Salaried Employees. The plaintiffs’ claims in these actions arise out of the same events and circumstances upon which the securities class actions and derivative actions are based. All of these actions have been consolidated into three separate actions before the Honorable Judge John Adams in the United States District Court for the Northern District of Ohio. On June 28 and July 16, 2004, amended complaints were filed in each of the three consolidated actions. The amended complaint in the purported ERISA class action added certain current and former directors and associates of Goodyear as additional defendants and the Northern Trust Company was subsequently dismissed without prejudice from this action. On November 15, 2004, the defendants filed motions to dismiss all three consolidated cases and the Court is considering these motions. While Goodyear believes these claims are without merit and intends to vigorously defend them, it is unable to predict their outcome.
Asbestos Litigation
      We are currently one of several (typically 50 to 80) defendants in civil actions involving approximately 129,100 claimants (as of June 30, 2005) relating to their alleged exposure to materials containing asbestos in products manufactured by us or asbestos materials at our facilities. These cases are pending in various state courts, including primarily courts in California, Florida, Illinois, Maryland, Michigan, Mississippi, New York, Ohio, Pennsylvania, Texas and West Virginia, and in certain federal courts relating to the plaintiffs’ alleged exposure to materials containing asbestos. We manufactured, among other things, rubber coated asbestos sheet gasket materials from 1914 through 1973 and aircraft brake assemblies containing asbestos materials prior to 1987. Some of the claimants are independent contractors or their employees who allege exposure to asbestos while working at certain of our facilities. It is expected that in a substantial portion of these cases there will be no evidence of exposure to a Goodyear manufactured product containing asbestos or asbestos in Goodyear facilities. The amount expended by us and our insurers on defense and claim resolution was approximately $30 million during 2004 and approximately $13 million during the first six months of 2005. The plaintiffs in the pending cases allege that they were exposed to asbestos and, as a result of such exposure suffer from various respiratory diseases, including in some cases mesothelioma and lung cancer. The plaintiffs are seeking unspecified actual and punitive damages and other relief.
Insurance Settlement
      We reached agreement effective April 13, 2005, to settle our claims for insurance coverage for asbestos and pollution related liabilities with respect to pre-1993 insurance policies issued by certain underwriters at Lloyd’s, London, and reinsured by Equitas Limited. The settlement agreement generally provides for the payment of money to us in exchange for the release by us of past, present and future claims under those policies and the cancellation of those policies; agreement by us to indemnify the underwriters from claims asserted under those policies; and provisions addressing the impact on the settlement should federal asbestos reform legislation be enacted on or before January 3, 2007.
      Under the agreement, in the second quarter of 2005, Equitas paid $22 million to us and placed $39 million into a trust. The trust funds may be used to reimburse us for a portion of costs we incur in the future to resolve certain asbestos claims. Our ability to use any of the trust funds is subject to specified confidential criteria, as well as limits on the amount that may be drawn from the trust in any one month. If federal asbestos reform legislation is enacted into law on or prior to January 3, 2007, then the trust would repay Equitas any amount it is required to pay with respect to our asbestos liabilities as a result of such legislation. If such legislation is not enacted by that date, any funds remaining in the trust will be disbursed to us to enable us to meet future asbestos-related liabilities or for other purposes.
Engineered Products Antitrust Investigation
      The Antitrust Division of the United States Department of Justice is conducting a grand jury investigation concerning the closure of a portion of our Bowmanville, Ontario conveyor belting plant announced in October 2003. In that connection, the Division has sought documents and other information from us and several associates. The plant was part of our Engineered Products division and originally employed approximately 120 people. Engineered Products had approximately $1.2 billion in sales in 2003, including approximately $200 million of sales related to conveyor belting. Although we do not believe that we have violated the antitrust laws, we are cooperating with the Department of Justice.
DOE Facility Litigation
      On June 7, 1990, a civil action, Teresa Boggs, et al. v. Divested Atomic Corporation, et al. (Case No. C-1-90-450), was filed in the United States District Court for the Southern District of Ohio by Teresa Boggs and certain other named plaintiffs on behalf of themselves and a putative class comprised of certain other persons who resided near the Portsmouth Uranium Enrichment Complex, a facility owned by the United States Department of Energy located in Pike County, Ohio (the “DOE Plant”), against Divested Atomic Corporation (“DAC”), the successor by merger of Goodyear Atomic Corporation (“GAC”), Goodyear, and Lockheed Martin Energy Systems (“LMES”). GAC operated the DOE Plant for several years pursuant to a series of contracts with the DOE until LMES assumed operation of the DOE Plant on November 16, 1986. The plaintiffs allege that the operators of the DOE Plant contaminated certain areas near the DOE Plant with radioactive and/or other hazardous materials causing property damage and emotional distress. Plaintiffs claim $300 million in compensatory damages, $300 million in punitive damages and unspecified amounts for medical monitoring and cleanup costs. This civil action is no longer a class action as a result of rulings of the District Court decertifying the class. On June 8, 1998, a civil action, Adkins, et al. v. Divested Atomic Corporation, et al. (Case No. C2 98-595), was filed in the United States District Court for the Southern District of Ohio, Eastern Division, against DAC, Goodyear and LMES on behalf of approximately 276 persons who currently reside, or in the past resided, near the DOE Plant. The plaintiffs allege, on behalf of themselves and a putative class of all persons who were residents, property owners or lessees of property subject to alleged windborne particulates and water run off from the DOE Plant, that DAC (and, therefore, Goodyear) and LMES in their operation of the Portsmouth DOE Plant (i) negligently contaminated, and are strictly liable for contaminating, the plaintiffs and their property with allegedly toxic substances, (ii) have in the past maintained, and are continuing to maintain, a private nuisance, (iii) have committed, and continue to commit, trespass, and (iv) violated the Comprehensive Environmental Response, Compensation and Liability Act of 1980. The plaintiffs are seeking $30 million in actual damages, $300 million in punitive damages, other unspecified legal and equitable remedies, costs, expenses and attorney’s fees.
Other Matters
      In addition to the legal proceedings described above, various other legal actions, claims and governmental investigations and proceedings covering a wide range of matters are pending against us, including claims and proceedings relating to several waste disposal sites that have been identified by the United States Environmental Protection Agency and similar agencies of various States for remedial investigation and cleanup, which sites were allegedly used by us in the past for the disposal of industrial waste materials. Based on available information, we do not consider any such action, claim, investigation or proceeding to be material, within the meaning of that term as used in Item 103 of Regulation S-K and the instructions thereto. For additional information regarding our legal proceedings, refer to the Note to the Financial Statements No. 20, Commitments and Contingent Liabilities included herein, and Note 7 to the unaudited Interim Financial Statements, included herein.
Supplementary Data
      The supplementary data specified by Item 302 of Regulation S-K as it relates to quarterly data is included in “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

MANAGEMENT
Directors and Executive Officers
      Set forth below are the names and ages of all of the members of the Board of Directors and executive officers of Goodyear as of the date of this prospectus, all positions with Goodyear presently held by each such person and the positions held by, and principal areas of responsibility of, each such person during the last five years.
      The Board of Directors is classified into three classes of directors: Class I, Class II and Class III. At each annual meeting of shareholders, directors of one class are elected, on a rotating basis, to three year terms, to serve as the successors to the directors of the same class whose terms expire at that annual meeting. The current terms of the Class I, Class II and Class III Directors will expire at the 2008, 2007 and 2006 annual meetings, respectively.
      Each executive officer is elected by Goodyear’s Board of Directors at its annual meeting to a term of one year or until his or her successor is duly elected, except in those instances where the person is elected at other than an annual meeting, in which event such person’s term will expire at the next annual meeting.

Name	Age	Position(s) Held

Robert J. Keegan	58	Chairman of the Board, Chief Executive Officer and President
Jonathan D. Rich	50	President, North American Tire
Arthur de Bok	43	President, European Union Tire
Jarro F. Kaplan	58	President, Eastern Europe, Middle East and Africa Tire
Eduardo A. Fortunato	52	President, Latin America Tire
Pierre Cohade	43	President, Asia/Pacific Tire
Timothy R. Toppen	50	President, Engineered Products
Lawrence D. Mason	44	President, North American Tire Consumer Business
Richard J. Kramer	41	Executive Vice President and Chief Financial Officer
Joseph M. Gingo	60	Executive Vice President, Quality Systems and Chief Technical Officer
C. Thomas Harvie	62	Senior Vice President, General Counsel and Secretary
Charles L. Sinclair	54	Senior Vice President, Global Communications
Christopher W. Clark	54	Senior Vice President, Global Sourcing
Kathleen T. Geier	49	Senior Vice President, Human Resources
Darren R. Wells	39	Senior Vice President, Business Development and Treasurer
Thomas A. Connell	56	Vice President and Controller
Donald D. Harper	58	Vice President
William M. Hopkins	61	Vice President
Isabel H. Jasinowski	56	Vice President
Gary A. Miller	58	Vice President
James C. Boland	65	Director
John G. Breen	71	Director
Gary D. Forsee	55	Director
William J. Hudson, Jr.	71	Director

Name	Age	Position(s) Held

Steven A. Minter	66	Director
Denise M. Morrison	51	Director
Rodney O’Neal	51	Director
Shirley D. Peterson	63	Director
Thomas H. Weidemeyer	58	Director
      Robert J. Keegan, Chairman, President and Chief Executive Officer. Mr. Keegan joined Goodyear on October 1, 2000. He was elected President and Chief Operating Officer and a Director of the Company on October 3, 2000, and President and Chief Executive Officer of the Company effective January 1, 2003. Effective June 30, 2003, he became Chairman. He is the principal executive officer of the Company. Prior to joining Goodyear, Mr. Keegan held various marketing, finance and managerial positions at Eastman Kodak Company from 1972 through September 2000, including Vice President from July 1997 to October 1998, Senior Vice President from October 1998 to July 2000 and Executive Vice President from July 2000 to September 2000. Mr. Keegan is a Class II director.
      Jonathan D. Rich, President, North American Tire. Mr. Rich joined Goodyear in September 2000 and was elected President, Chemical Division on August 7, 2001, serving as the executive officer responsible for Goodyear’s chemical products operations worldwide. Effective December 1, 2002, Mr. Rich was appointed, and on December 3, 2002 he was elected President, North American Tire and is the executive officer responsible for Goodyear’s tire operations in the United States and Canada. Prior to joining Goodyear, Mr. Rich was technical director of GE Bayer Silicones in Leverkusen, Germany. He also served in various managerial posts with GE Corporate R&D and GE Silicones, units of the General Electric Company from 1986 to 1998.
      Arthur de Bok, President, European Union Tire. On September 16, 2005, Mr. de Bok was appointed president, European Union Tire and was elected to that position on October 4, 2005. After joining Goodyear on December 31, 2001, Mr. de Bok served in various managerial positions in Goodyear’s European operations. Prior to joining Goodyear, Mr. de Bok served in various marketing and managerial posts for The Procter & Gamble Company from 1989 to 2001. Mr. de Bok is the executive officer responsible for Goodyear’s tire operations in Western Europe.
      Jarro F. Kaplan, President, Eastern Europe, Middle East and Africa Region. Mr. Kaplan served in various development and sales and marketing managerial posts until he was appointed Managing Director of Goodyear Turkey in 1993 and thereafter Managing Director of Goodyear Great Britain Limited in 1996. He was appointed Managing Director of Deutsche Goodyear in 1999. On May 7, 2001, Mr. Kaplan was elected President, Eastern Europe, Middle East and Africa and is the executive officer responsible for Goodyear’s tire operations in Eastern Europe, the Middle East and Africa. Goodyear employee since 1969.
      Eduardo A. Fortunato, President, Latin American Tire. Mr. Fortunato served in various international managerial, sales and marketing posts with Goodyear until he was elected President and Managing Director of Goodyear Brazil in 2000. On November 4, 2003, Mr. Fortunato was elected President, Latin American Tire. Mr. Fortunato is the executive officer responsible for Goodyear’s tire operations in Mexico, Central America and South America. Goodyear employee since 1975.
      Timothy R. Toppen, President, Engineered Products. Mr. Toppen served in various research, technology and marketing posts until April 1, 1997 when he was appointed Director of Research and Development for Engineered Products. Mr. Toppen was elected President, Chemical Division, on August 1, 2000, serving in that office until he was elected President, Engineered Products on August 7, 2001. Mr. Toppen is the executive officer responsible for Goodyear’s engineered products operations worldwide. Goodyear employee since 1978.
      Pierre Cohade, President, Asia/ Pacific Tire. Mr. Cohade joined Goodyear in October, 2004 and was elected President Asia/ Pacific Tire on October 5, 2004. Mr. Cohade is the executive officer responsible for Goodyear’s tire operations in Asia, Australia and the Western Pacific. Prior to joining Goodyear, Mr. Cohade served in various finance and managerial posts with the Eastman Kodak Company from 1985 to 2001, including chairman of Eastman Kodak’s Europe, Africa, Middle East and Russian Region from 2001 to 2003. From February 2003 to April 2004, Mr. Cohade served as the Executive Vice President of Groupe Danone’s beverage division.
      Lawrence D. Mason, President, North American Tire Consumer Business. Mr. Mason joined Goodyear on October 7, 2003 and was elected President, North American Tire Consumer Business effective October 13, 2003. Mr. Mason is the executive officer responsible for the business activities of Goodyear’s tire consumer business in North America. Prior to joining Goodyear, Mr. Mason was employed by Huhtamaki — Americas as Division President of North American Foodservice and Retail Consumer Products from 2002 to 2003. From 1983 to 2001, Mr. Mason served in various sales and managerial posts with The Procter & Gamble Company.
      Richard J. Kramer, Executive Vice President and Chief Financial Officer. Mr. Kramer joined Goodyear on March 6, 2000, when he was appointed a Vice President for corporate finance. On April 10, 2000, Mr. Kramer was elected Vice President-Corporate Finance, serving in that capacity as the Company’s principal accounting officer until August 6, 2002, when he was elected Vice President, Finance — North American Tire. Effective August 28, 2003 he was appointed, and on October 7, 2003 he was elected, Senior Vice President, Strategic Planning and Restructuring. He was elected Executive Vice President and Chief Financial Officer on June 1, 2004. Mr. Kramer is the principal financial officer of the Company. Prior to joining Goodyear, Mr. Kramer was an associate of PricewaterhouseCoopers LLP for 13 years, including two years as a partner.
      Joseph M. Gingo, Executive Vice President, Quality Systems and Chief Technical Officer. Mr. Gingo served in various research and development and managerial posts until November 5, 1996, when he was elected a Vice President, responsible for Goodyear’s operations in Asia, Australia and the western Pacific. On September 1, 1998, Mr. Gingo was placed on special assignment with the office of the Chairman of the Board. From December 1, 1998 to June 30, 1999, Mr. Gingo served as the Vice President responsible for Goodyear’s worldwide Engineered Products operations. Effective July 1, 1999 to June 1, 2003, Mr. Gingo served as Senior Vice President, Technology and Global Products Planning. On June 2, 2003, Mr. Gingo was elected Executive Vice President, Quality Systems and Chief Technical Officer. Mr. Gingo is the executive officer responsible for Goodyear’s research and tire technology development and product planning operations worldwide. Goodyear employee since 1966.
      C. Thomas Harvie, Senior Vice President, General Counsel and Secretary. Mr. Harvie joined Goodyear on July 1, 1995, when he was elected a Vice President and the General Counsel. Effective July 1, 1999, Mr. Harvie was appointed, and on August 3, 1999 he was elected, Senior Vice President and General Counsel. He was elected Senior Vice President, General Counsel and Secretary effective June 16, 2000. Mr. Harvie is the chief legal officer and is the executive officer responsible for the government relations and real estate activities of Goodyear.
      Charles L. Sinclair, Senior Vice President, Global Communications. Mr. Sinclair served in various public relations and communications positions until 2002, when he was named Vice President, Public Relations and Communications for North American Tire. Effective June 16, 2003, he was appointed, and on August 5, 2003, he was elected Senior Vice President, Global Communications. Mr. Sinclair is the executive officer responsible for Goodyear’s worldwide communications activities. Goodyear employee since 1984.
      Christopher W. Clark, Senior Vice President, Global Sourcing. Mr. Clark served in various managerial and financial posts until October 1, 1996, when he was appointed managing director of P.T. Goodyear Indonesia Tbk, a subsidiary of Goodyear. On September 1, 1998, he was appointed managing director of Goodyear do Brasil Produtos de Borracha Ltda, a subsidiary of Goodyear. On August 1, 2000, he was elected President, Latin America Tire. On November 4, 2003, Mr. Clark was named Senior Vice President, Global Sourcing. Mr. Clark is the executive officer responsible for coordinating Goodyear’s supply activities worldwide. Goodyear employee since 1973.

      Kathleen T. Geier, Senior Vice President, Human Resources. Ms. Geier served in various managerial and human resources posts until July 1, 2002 when she was appointed and later elected, Senior Vice President, Human Resources. Ms. Geier is the executive officer responsible for Goodyear’s human resources activities worldwide. Goodyear employee since 1978.
      Darren R. Wells, Senior Vice President, Business Development and Treasurer. Mr. Wells joined Goodyear on August 1, 2002 and was elected Vice President and Treasurer on August 6, 2002. On May 11, 2005, Mr. Wells was named Senior Vice President, Business Development and Treasurer. Mr. Wells is the executive officer responsible for Goodyear’s treasury operations, risk management and pension asset management activities as well as its worldwide business development activities. Prior to joining Goodyear, Mr. Wells served in various financial posts with Ford Motor Company units from 1989 to 2000 and was the Assistant Treasurer of Visteon Corporation from 2000 to July 2002.
      Thomas A. Connell, Vice President and Controller. Mr. Connell joined Goodyear on September 1, 2003 and was elected Vice President and Controller on October 7, 2003. Mr. Connell serves as Goodyear’s principal accounting officer. Prior to joining Goodyear, Mr. Connell served in various financial positions with TRW Inc. from 1979 to June 2003, most recently as its Vice President and corporate controller. From 1970 to 1979, Mr. Connell was an audit supervisor with the accounting firm of Ernst & Whinney.
      Donald D. Harper, Vice President. Mr. Harper served in various organizational effectiveness and human resources posts until June 1996, when he was appointed Vice President of Human Resources Planning, Development and Change. Effective December 1, 2003, Mr. Harper has served as the Vice President, Human Resources, North America Shared Services. Mr. Harper was elected a Vice President effective December 1, 1998 and is the executive officer responsible for corporate human resources activities in North America. Goodyear employee since 1968.
      William M. Hopkins, Vice President. Mr. Hopkins served in various tire technology and managerial posts until appointed Director of Tire Technology for North American Tire effective June 1, 1996. He was elected a Vice President effective May 19, 1998. He served as the executive officer responsible for Goodyear’s worldwide tire technology activities until August 1, 1999. Since August 1, 1999, Mr. Hopkins has served as the executive officer responsible for Goodyear’s worldwide product marketing and technology planning activities. Goodyear employee since 1967.
      Isabel H. Jasinowski, Vice President. Ms. Jasinowski served in various government relations posts until she was appointed Vice President of Government Relations in 1995. On April 2, 2001, Ms. Jasinowski was elected Vice President, Government Relations, serving as the executive officer primarily responsible for Goodyear’s governmental relations and public policy activities. Goodyear employee since 1981.
      Gary A. Miller, Vice President. Mr. Miller served in various management and research and development posts until he was elected a Vice President effective November 1, 1992. Mr. Miller was elected Purchasing and Chief Procurement Officer in May 2003. He is the executive officer primarily responsible for Goodyear’s purchasing operations worldwide. Goodyear employee since 1967.
      James C. Boland, Director. Mr. Boland was the President and Chief Executive Officer of Cavs/ Gund Arena Company (the Cleveland Cavaliers professional basketball team and Gund Arena) from 1998 to December 31, 2002, when he became Vice Chairman. Prior to his retirement from Ernst & Young in 1998, Mr. Boland served for 22 years as a partner of Ernst & Young in various roles including Vice Chairman and Regional Managing Partner, as well as a member of the firm’s Management Committee. Mr. Boland is a director of Invacare Corporation and The Sherwin-Williams Company.
      John G. Breen, Director. Mr. Breen was the Chairman of the Board and Chief Executive Officer of The Sherwin-Williams Company from January 15, 1979 to October 25, 1999, when he retired as Chief Executive Officer. He served as Chairman of the Board of The Sherwin-Williams Company until April 26, 2000, when he retired. He is a director of The Sherwin-Williams Company, Mead Westvaco Corporation, Parker-Hannifin Corporation and The Stanley Works.

      Gary D. Forsee, Director. Mr. Forsee has served as Sprint Corp.’s Chief Executive Officer since March 19, 2003. Mr. Forsee has also served as Sprint’s Chairman of the Board of Directors since May 12, 2003. Prior to joining Sprint Mr. Forsee served as the Vice Chairman-Domestic Operations of BellSouth Corporation from December 2001 to February 2003, and held other managerial positions at BellSouth from September 1999 to December 2001. Prior to joining BellSouth, Mr. Forsee was President and Chief Executive Officer of Global One, a global telecommunications joint venture, from January 1998 to July 1999.
      William J. Hudson, Jr., Director. Mr. Hudson was the President and Chief Executive Officer of AMP, Incorporated from January 1, 1993 to August 10, 1998. Mr. Hudson served as the Vice Chairman of AMP, Incorporated from August 10, 1998 to April 30, 1999. Mr. Hudson is a member of the Executive Committee of the United States Council for International Business.
      Steven A. Minter, Director. Mr. Minter was the President and Executive Director of The Cleveland Foundation, Cleveland, Ohio, from January 1, 1984 to June 30, 2003, when he retired. Since September 1, 2003, Mr. Minter has served as a part-time Executive-in-Residence at Cleveland State University. Mr. Minter is a director of KeyCorp and a trustee of The College of Wooster.
      Denise M. Morrison. Ms. Morrison has served as the President Global Sales and Chief Customer Officer of Campbell Soup Company since April 2003. Prior to joining Campbell Soup, Ms. Morrison served in various managerial positions at Kraft Foods, including as Executive Vice President/ General Manager of the Snacks Division from October 2001 to March 2003 and the Confections Division from January 2001 to September 2001. Ms. Morrison also served in various managerial positions at Nabisco Inc. from 1995 to 2000 and at Nestle USA from 1984 to 1995. Ms. Morrison is also a director of Ballard Power Systems Inc., a Canadian manufacturer of proton exchange membrane fuel cell products.
      Rodney O’Neal, Director. Mr. O’Neal has served in various managerial positions at Delphi Corporation since 1999 and has served as the President and Chief Operating Officer since January 7, 2005, when he was also elected to Delphi’s Board of Directors. Mr. O’Neal also served in various managerial and engineering positions at General Motors Corporation from 1976 to 1999, including Vice President of General Motors and President of Delphi Interior Systems prior to Delphi’s separation from General Motors.
      Shirley D. Peterson, Director. Mrs. Peterson was President of Hood College from 1995-2000. From 1989 to 1993 she served in the U.S. Government, first appointed by the President as Assistant Attorney General in the Tax Division of the Department of Justice, then as Commissioner of the Internal Revenue Service. She was also a partner in the law firm of Steptoe & Johnson LLP where she served a total of 22 years from 1969 to 1989 and from 1993 to 1994. Mrs. Peterson is also a director of AK Steel Corp., Champion Enterprises Federal-Mogul Corp., Wolverine World Wide, Inc. and is an independent trustee for Scudder Mutual Funds.
      Thomas H. Weidemeyer. Until his retirement in December 2003, Mr. Weidemeyer served as Director, Senior Vice President and Chief Operating Officer of United Parcel Service, Inc., the world’s largest transportation company, since January 2001, and President of UPS Airlines since June 1994. Mr. Weidemeyer became Manager of the Americas International Operation in 1989, and in that capacity directed the development of the UPS delivery network throughout Central and South America. In 1990, Mr. Weidemeyer became Vice President and Airline Manager of UPS Airlines and in 1994 was elected its President and Chief Operating Officer. Mr. Weidemeyer became Manager of the Air Group and a member of the Management Committee that same year. In 1998 he was elected as a Director and he became Chief Operating Officer of United Parcel Service, Inc. in 2001. Mr. Weidemeyer is also a director of NRG Energy, Inc. and Waste Management, Inc.
Compensation of Directors
      Goodyear directors who are not officers or employees of Goodyear or any of its subsidiaries receive, as compensation for their services as a director, $17,500 per calendar quarter. The Presiding Director receives an additional $13,750 per calendar quarter. The chairperson of the Audit Committee receives an additional $3,750 per calendar quarter and the chairpersons of all other committees receive an additional $1,250 per calendar quarter. Any director who attends more than 24 board and committee meetings will receive $1,700 for each additional meeting attended ($1,000 if the meeting is attended by telephone). Travel and lodging expenses incurred in attending board and committee meetings are paid by Goodyear. A director who is also an officer or an employee of Goodyear or any of its subsidiaries does not receive additional compensation for his or her services as a director.
      Directors who are not current or former employees of Goodyear or its subsidiaries participate in the Outside Directors’ Equity Participation Plan (the “Directors’ Equity Plan”). The Directors’ Equity Plan is intended to further align the interests of directors with the interests of shareholders by making part of each director’s compensation dependent on the value and appreciation over time of the Common Stock. Under the Directors’ Equity Plan, on the first business day of each calendar quarter each eligible director who has been a director for the entire preceding calendar quarter will have $20,000 accrued to his or her plan account. On April 13, 2004, individuals who had served as director since October 1, 2003 had an additional $20,000 accrued to their account pursuant to an April 13, 2004 amendment to the Directors’ Equity Plan. Amounts accrued are converted into units equivalent in value to shares of Common Stock at the fair market value of the Common Stock on the accrual date. The units will receive dividend equivalents at the same rate as the Common Stock, which dividends will also be converted into units in the same manner. The Directors’ Equity Plan also permits each participant to annually elect to have 25%, 50%, 75% or 100% of his or her retainer and meeting fees deferred and converted into share equivalents on substantially the same basis.
      A participating director is entitled to benefits under the Directors’ Equity Plan after leaving the Board of Directors unless the Board of Directors elects to deny or reduce benefits. Benefits may not be denied or reduced if, prior to leaving the Board of Directors, the director either (i) attained the age of 70 with at least five years of Board service or (ii) attained the age of 65 with at least ten years of Board service. The units will be converted to a dollar value at the price of the Common Stock on the later of the first business day of the seventh month following the month during which the participant ceases to be a director and the fifth business day of the year next following the year during which the participant ceased to be a director. Such amount will be paid in ten annual installments or, at the discretion of the Compensation Committee, in a lump sum or in fewer than ten installments beginning on the fifth business day following the aforesaid conversion from units to a dollar value. Amounts in Plan accounts will earn interest from the date converted to a dollar value until paid at a rate one percent higher than the prevailing yield on United States Treasury securities having a ten-year maturity on the conversion date.
      The units accrued to the accounts of the participating directors under the Directors’ Equity Plan at May 31, 2005 are set forth in the “Deferred Share Equivalent Units” column of the Beneficial Ownership of Directors and Management table set forth in “Security Ownership of Certain Beneficial Owners and Management.”
      Goodyear also sponsors a Directors’ Charitable Award Program funded by life insurance policies owned by Goodyear on the lives of pairs of directors. Goodyear donates $1 million per director to one or more qualifying charitable organizations recommended by each director after both of the paired directors are deceased. Assuming current tax laws remain in effect, Goodyear will recover the cost of the program over time with the proceeds of the insurance policies purchased. Directors derive no financial benefit from the program.

Compensation of Executive Officers

Summary of Compensation
      The table below sets forth information regarding the compensation of the Chief Executive Officer of Goodyear and the persons who were, at December 31, 2004, the other four most highly compensated executive officers of Goodyear (the “Named Officers”) for services in all capacities to Goodyear and its subsidiaries during 2004, 2003 and 2002.

					Long-Term Compensation

	Annual Compensation				Awards		Payouts

						Securities
						Underlying	Long Term
					Restricted	Options/	Incentive
				Other Annual	Stock	SARs	Plan	All Other
		Salary	Bonus	Compensation	Award(s)	(Number	Payouts	Compensation
Name and Principal Position	Year	(Dollars)	(Dollars)(1)	(Dollars)(2)	(Dollars)(3)	of Shares)	(Dollars)(4)	(Dollars)(5)

Robert J. Keegan	2004	$1,050,000	$2,600,000	—	—	261,548	$472,113	$1,000,000
Chairman of the Board, Chief	2003	1,000,000	509,200	—	—	200,000	—	—
Executive Officer and President(6)	2002	840,000	—	—	—	140,000	—	5,100
Jonathan D. Rich	2004	420,000	680,000	—	—	52,000	55,080	500,000
President,	2003	345,000	63,476	—	—	45,000	—	—
North American Tire(7)	2002	223,333	131,770	—	—	25,000	—	5,100
C. Thomas Harvie	2004	431,000	560,000	—	—	49,087	157,371	200,000
Senior Vice President, General	2003	415,000	175,000	—	—	42,700	—	—
Counsel and Secretary	2002	415,000	102,537	—	—	32,000	—	6,655
Richard J. Kramer	2004	378,750	587,704	—	—	47,861	78,686	500,000
Executive Vice President and	2003	300,000	50,496	—	—	41,600	—	—
Chief Financial Officer(8)	2002	289,583	251,216	—	$155,400	26,000	—	5,782
Michael J. Roney(9)	2004	394,667	570,000	$132,665	—	48,000	157,371	664,152
President	2003	380,000	133,000	147,754	—	37,300	—	271,450
European Union Tire	2002	370,000	224,000	153,251	—	28,000	—	181,509

(1)	Represents amounts awarded under the Performance Recognition Plan. Additional information regarding the amounts awarded to the Named Officers and other executive officers under the Performance Recognition Plan is set forth below under “— Other Compensation Plan Information — Performance Recognition Plan.” In addition, the amount reported for Mr. Kramer in 2002 includes an award of 15,000 shares of unrestricted stock on August 6, 2002 valued at $233,250.

(2)	These amounts represent reimbursements made to Mr. Roney for incremental taxes resulting from his foreign assignment.

(3)	Mr. Kramer purchased 10,000 shares of Common Stock for a purchase price of $.01 per share on August 6, 2002. Through August 6, 2005, the shares are subject to transfer and other restrictions and to Goodyear’s option to repurchase under specified circumstances at a price of $.01 per share. The dollar value reported ($155,400) represents the market value of the shares at the date of grant ($15.55 per share on August 6, 2002), less the purchase price. The restrictions and Goodyear’s option in respect of all 10,000 shares of Common Stock will lapse if Mr. Kramer continues to be a Goodyear employee through August 5, 2005. If Mr. Kramer ceases to be an employee prior to that date due to his death or disability, he will be entitled to receive 277 of the shares of Common Stock for each full month of service. Mr. Kramer receives all dividends, if any, paid on the shares of Common Stock. The value of the 10,000 shares of Common Stock (net of the purchase price) was $156,600 at December 31, 2004, based on a closing price on the New York Stock Exchange of $15.67 per share on that date. No other shares of restricted stock were granted, awarded or issued by Goodyear to any Named Officer during 2004, 2003 or 2002.

(4)	The payouts for 2004 relate to performance equity units granted on December 3, 2001 and August 6, 2002. Amounts earned were determined by the extent to which the performance goals related to the units were achieved during the three year performance period ended December 31, 2004. Payouts are to be made 50% in cash and 50% in shares of Common Stock. The performance measure for 50% of each unit was based on Goodyear’s average annual return on invested capital and the other 50% was based on

Goodyear’s total shareholder return relative to a peer group consisting of the firms included in the S&P Auto Parts & Equipment Index. Payouts ranging from 0% to 150% of the units granted could have been earned. Amounts earned were determined based on Goodyear’s average annual total shareholder return (potential payouts ranged from 30% of the units if the total shareholder return equaled or exceeded the 30th percentile of the peer group to 75% of the units if Goodyear’s total shareholder return during the relevant performance period equaled or exceeded the 75th percentile of the peer group) and its return on the invested capital (with potential payouts ranging from 35% of the units if a 7.6% average annual return were achieved to 75% of the units if a 13.6% average annual return were achieved) during the performance period. As a result of the achievement of the target levels during the performance period, each participant earned 89.64% of the units granted. The value of each unit, $14.63, is based on the average of the high and low sale price of the Common Stock on December 31, 2004.

(5)	All Other Compensation for each Named Officer in 2004 consists of the guaranteed payout related to grants to the Named Officers under the Executive Performance Plan (the “EP Plan”). This payout will only be made if the Named Officer remains an employee of Goodyear through December 31, 2006. Additional information on grants made under the EP Plan is set forth below under “— Long Term Incentive Awards.” In addition, with respect to Mr. Roney, all other compensation includes payments generally applicable to employees temporarily assigned outside their home countries in an amount aggregating $264,152. This amount includes a foreign housing allowance, tuition for foreign schooling and a foreign service premium payment.

(6)	Mr. Keegan became a Goodyear employee on October 1, 2000 and served as President and Chief Operating Officer from October 3, 2000 until he was elected the President and Chief Executive Officer effective January 1, 2003. Mr. Keegan became Chairman of the Board effective June 30, 2003.

(7)	Mr. Rich has served as President of North American Tire since December of 2002. He previously served as President of Chemical Products.

(8)	Mr. Kramer has served as Executive Vice President and Chief Financial Officer since June of 2004. He previously served as Vice President-Corporate Finance from March 2000 to July 2002, Vice President, Finance-North American Tire from July 2002 to August 2003 and Senior Vice President, Strategic Planning and Restructuring from September 2003 to June 2004.

(9)	Mr. Roney served as President, European Union Tire until September 16, 2005.

Option/ SAR Grants In 2004
      The table below shows all grants of stock options and SARs during 2004 to the Named Officers. Ordinarily, Stock Options and SARs are granted annually in December of each year.

	Individual Grants				Potential Realizable Value
					at Assumed Annual Rates
		% of Total			of Stock Price Appreciation
	Number of	Options/SARs			for Option Term
	Securities Underlying	Granted to	Exercise or Base		(Dollars)(3)
	Options/SARs Granted	Employees in	Price (Dollars	Expiration
Name	(Number of Shares)(1)	2004	per Share)(2)	Date	5%	10%

Robert J. Keegan	233,000	5.6%	$12.54	12-9-14	$1,838,370	$4,657,670
	28,548	7	10.91	12-3-12	507,298	807,908
Jonathan D. Rich	52,000	1.3	12.54	12-9-14	410,280	1,039,480
C. Thomas Harvie	43,000	1.0	12.54	12-9-14	339,270	859,570
	6,087	.2	12.27	12-3-12	121,679	193,749
Richard J. Kramer	45,000	1.1	12.54	12-9-14	355,050	899,550
	2,861	.1	12.21	12-3-12	56,905	90,608
Michael J. Roney	48,000	1.2	12.54	12-9-14	378,720	959,520

(1)	On December 9, 2004, stock options in respect of an aggregate of 4,031,135 shares of Common Stock were granted to 867 persons, including the Named Officers. In the case of each Named Officer, incentive stock options were granted on December 9, 2004 in respect of 7,800 shares. All other shares are the subject of non-qualified stock options. Each stock option will vest at the rate of 25% per annum. Each unexercised stock option terminates automatically if the optionee ceases to be an employee of Goodyear or one of its subsidiaries for any reason, except that (a) upon retirement or disability of the optionee more than six months after the grant date, the stock option will become immediately exercisable and remain exercisable until its expiration date, and (b) in the event of the death of the optionee more than six months after the grant thereof, each stock option will become exercisable and remain exercisable for up to three years after the date of death of the optionee. Each option also includes the right to the automatic grant of a new option (a “reinvestment option”) for that number of shares tendered in the exercise of the original stock option. The reinvestment option will be granted on, and will have an exercise price equal to the fair market value of the Common Stock on, the date of the exercise of the original stock option and will be subject to the same terms and conditions as the original stock option except for the exercise price and the reinvestment option feature. The following reinvestment options were granted during 2004: Mr. Keegan, 28,548 shares on August 19, 2004; Mr. Harvie, 6,087 shares on November 18, 2004; and Mr. Kramer, 2,861 shares on November 23, 2004.

(2)	The exercise price of each stock option is equal to 100% of the per share fair market value of the Common Stock on the date granted. The option exercise price and/or withholding tax obligations may be paid by delivery of shares of Common Stock valued at the market value on the date of exercise.

(3)	The dollar amounts shown reflect calculations at the 5% and 10% rates set by the Securities and Exchange Commission and, therefore, are not intended to forecast possible future appreciation, if any, of the price of the Common Stock. No economic benefit to the optionees is possible without an increase in price of the Common Stock, which will benefit all shareholders commensurately.

Option/ SAR 2003 Exercises and Year-End Values
      The table below sets forth certain information regarding option and SAR exercises during 2004, and the value of options/ SARs held at December 31, 2004, by the Named Officers.

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money
			Options/SARs at		Options/SARs at
			December 31, 2004		December 31, 2004
	Shares Acquired	Value	(Number of Shares)		(Dollars)(1)
	on Exercise	Realized
Name	(Number of Shares)	(Dollars)	Exercisable	Unexercisable	Exercisable	Unexercisable

Robert J. Keegan	35,000	$103,775	482,500	504,048	$627,700	$2,248,915
Jonathan D. Rich	-0-	-0-	40,550	101,850	172,313	459,178
C. Thomas Harvie	8,000	34,600	167,675	105,112	137,559	464,624
Richard J. Kramer	3,750	16,013	70,650	97,061	106,840	397,729
Michael J. Roney	-0-	-0-	116,875	96,225	167,281	415,444

(1)	Determined using $14.66 per share, the closing price of the Common Stock on December 31, 2004, as reported on the New York Stock Exchange Composite Transactions tape.

Long Term Incentive Awards
      The table below sets forth the long term incentive grants made in 2004 to the Named Officers, all of which were grants made under the Executive Performance Plan.

		Performance or	Estimated Future Pay-Outs Under
		Other Period Until	Non-Stock Price-Based Plans(2)
	Number of	Maturation or
Name	Units(1)	Pay-Out	Threshold	Target	Maximum

Robert J. Keegan	40,000	1/1/04-12/31/06	$1,000,000	$4,000,000	$8,000,000
	44,000	1/1/05-12/31/07	—	4,400,000	8,800,000
Jonathan D. Rich	10,000	1/1/04-12/31/06	500,000	1,000,000	2,000,000
	11,000	1/1/05-12/31/07	—	1,100,000	2,200,000
C. Thomas Harvie	8,000	1/1/04-12/31/06	200,000	800,000	1,600,000
	8,300	1/1/05-12/31/07	—	830,000	1,660,000
Richard J. Kramer	10,000	1/1/04-12/31/06	500,000	1,000,000	2,000,000
	10,700	1/1/05-12/31/07	—	1,070,000	2,140,000
Michael J. Roney	8,000	1/1/04-12/31/06	400,000	800,000	1,600,000

(1)	Represents units granted under the Executive Performance Plan. Following the respective performance period, each unit will have a value of between $0 to $200 depending upon the level of achievement of the performance measures. The performance measure for 50% of each unit is based on a cumulative target level of net income over the performance period. The other 50% is based on a cumulative target level of total cash flow over the performance period.

(2)	The target amount represents the amount to be paid if the units are paid out at a value of $100 per unit. The maximum amount represents the amount to be paid if the units are paid out of a value of $200 per unit. With respect to the units with a performance period ending December 31, 2007, no award will be paid out if the minimum target levels of net income and cash flow are not achieved. With respect to the units with a performance period ending December 31, 2006, the threshold amount represents the amount guaranteed to be paid if the Named Officer remains in the continuous employ of the Company through the performance period.

Other Compensation Plan Information

Performance Recognition Plan
      Approximately 806 key employees, including all executive officers of Goodyear, will participate in the Performance Recognition Plan of Goodyear (the “Performance Plan”) for plan year 2005. On December 9, 2004, the Compensation Committee selected the participants, established their respective target bonuses, and, on February 22, 2005, approved the performance criteria and goals. Awards in respect of plan year 2005 will be made in 2006 based on each participant’s level of achievement of his or her goals, the Chief Executive Officer’s (or, in the case of participants who are not officers, other officers’ of Goodyear) evaluation of the extent of the participant’s contribution to Goodyear, and the Committee’s determination of the amount available for payment to the relevant group of participants. Awards, if any, are generally paid in cash, although executive officers may elect to defer all or a portion of their award in the form of cash or stock units. If deferred in the form of stock units, the Company will match 20% of the amount deferred. The stock units are converted to shares of common stock and paid to the participant on the first business day of the third year following the end of the plan year under which the award was earned. Target bonuses under the Performance Plan have been established for calendar year 2005 as follows: Mr. Keegan, $1,500,000; Mr. Rich, $385,000; Mr. Harvie, $290,000; Mr. Kramer, $330,000; and Mr. Roney, $361,000 and all participants (806 persons as a group), approximately $27.8 million.

Executive Performance Plan
      On December 1, 2003, the Compensation Committee established the Executive Performance Plan (the “EP Plan”). The purpose of the EP Plan is to provide long-term incentive compensation opportunities to attract, retain and reward key personnel and to motivate key personnel to achieve business objectives. Upon the attainment of performance goals established by the Committee, participants will be eligible to receive a cash award at the end of the performance period subject to adjustment and approval by the Committee. Grants under the EP Plan have a three year performance period and payment on each unit may range between $0 and $200, depending upon the attainment of the performance criteria and assuming the recipient remains in the continuous employ of the Company through the performance period. The performance criteria for the performance period is based 50% on net income and 50% on total cash flow.
      In 2004, an aggregate of 326,100 units were granted to executive officers and key employees under the EP Plan. As a result of retention considerations, 172,900 units granted under the EP Plan in 2004 are subject to a guaranteed minimum payout of between $25 and $50 per unit. These grants are payable in 2007 based on a performance period ending December 31, 2006. The remaining units granted do not have a guaranteed minimum payout and are payable in 2008 based on a performance period ending December 31, 2007.

Savings Plan
      Goodyear sponsors the Employee Savings Plan for Salaried Employees (the “Savings Plan”). An eligible employee, including officers, may contribute 1% to 50% of his or her compensation to the Savings Plan, subject to an annual contribution ceiling ($14,000 in 2005). Savings Plan participants who are age 50 or older and contributing at the maximum plan limits or at the annual contribution ceiling are entitled to make “catch-up” contributions annually up to a specified amount ($4,000 in 2005). Contributions to the Savings Plan are not included in the current taxable income of the employee pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended. Employee contributions are invested, at the direction of the participant, in any one or more of the nine available funds and/or in mutual funds under a self directed account. Prior to January 1, 2003, Goodyear matched at a 50% rate each dollar contributed by a participating employee up to a maximum of the lesser of (i) 6% of the participant’s annual compensation or (ii) legally imposed limits. Goodyear contributions were invested by the Savings Plan trustee in shares of Common Stock. Goodyear suspended the matching program effective January 1, 2003.
      Eligible employees hired after January 1, 2005 will not participate in the pension plan described below, but will receive company contributions to their Savings Plan accounts in an amount equal to 5% of compensation up to the Social Security wage base ($90,000 in 2005), plus 11.2% of compensation in excess of the wage base. The maximum company contribution for any individual in 2005 is $17,940.

Severance Plan
      The Goodyear Employee Severance Plan (the “Severance Plan”), adopted on February 14, 1989, provides that, if a full-time salaried employee of Goodyear or any of the domestic subsidiaries (who participates in the Salaried Pension Plan) with at least one year of service is involuntarily terminated (as defined in the Severance Plan) within two years following a change in control, the employee is entitled to severance pay, either in a lump sum or, at the employee’s election, on a regular salary payroll interval basis.
      The severance pay will equal the sum of (a) two weeks’ pay for each full year of service with Goodyear and its subsidiaries and (b) one month’s pay for each $12,000 of total annual compensation (the base salary rate in effect at the date of termination, plus all incentive compensation received during the twelve months prior to his or her separation). Severance pay may not exceed two times the employee’s total annual compensation.
      In addition, medical benefits and basic life insurance coverage will be provided to each employee on the same basis as in effect prior to his or her separation for a period of weeks equal to the number of weeks of severance pay. A change in control is deemed to occur upon the acquisition of 35% or more of the Common

Stock by any “acquiring person” or any change in the composition of the Board of Directors of Goodyear with the effect that a majority of the directors are not “continuing directors.”
      If the Named Officers had been involuntarily terminated as of December 31, 2004 (following a change in control), the amount of severance pay due would have been: Mr. Keegan, $3,118,400; Mr. Rich, $966,952; Mr. Harvie, $1,212,000; Mr. Kramer, $970,992; and Mr. Roney, $1,070,000.
      The Company also follows general guidelines for providing severance benefits to executive officers of the Company whose employment terminates prior to retirement, and under appropriate circumstances. Executive officers eligible for such benefits typically receive a separation allowance based on individual circumstances, including length of service, in an amount generally equivalent to 6 to 18 months of base salary plus an amount based on the individual’s target bonus then in effect over an equivalent period. The separation allowance may be paid in a single lump sum or in installments. The Company may also provide limited outplacement and personal financial planning services to eligible executive officers following their termination.

Deferred Compensation Plan
      Goodyear’s Deferred Compensation Plan for Executives provides that an eligible employee may elect to defer all or a portion of his or her Performance Plan award and/or annual salary by making a timely deferral election. Several deferral period options are available. All amounts deferred earn amounts equivalent to the returns on one or more of five reference investment funds, as selected by the participant. The plan was amended in 2002 to eliminate a provision that required the automatic deferral of any cash compensation earned which, if paid as and when due, would not be deductible by Goodyear for federal income tax purposes by reason of Section 162(m) of the Code.

Retirement Benefits
      Goodyear maintains a Salaried Pension Plan (the “Pension Plan”), a defined benefit plan qualified under the Code, in which many salaried employees, including most executive officers, hired prior to January 1, 2005 participate. The Pension Plan permits any eligible employee to make monthly optional contributions of 1% of the first $45,000 of compensation and 2% on compensation between $45,000 and $210,000 in 2005. The Code limits the maximum amount of earnings that may be used in calculating benefits under the Pension Plan, which limit is $210,000 for 2005. The Pension Plan provides benefits to participants who have at least five years of service upon any termination of employment. Under the Pension Plan, benefits payable to a participant who retires prior to age 65 are subject to a reduction for each full month of retirement before age 65.
      Goodyear also maintains a Supplementary Pension Plan (the “Supplementary Plan”), a non-qualified plan partially funded by a Rabbi Trust which provides additional retirement benefits to certain officers. The Supplementary Plan provides pension benefits to participants who have at least 30 years of service or have ten years of service and are age 55 or older. Under the Supplementary Plan, benefits payable to a participant who retires prior to age 62 are subject to a reduction for each month of retirement before age 62.
      Participants may elect a lump sum payment of benefits under the Pension Plan and the Supplementary Plan (the “Pension Plans”) for benefits accrued prior to January 1, 2005, subject to the approval of the Company’s ERISA appeals committee in respect of benefits under the Supplementary Plan. For benefits accrued after January 1, 2005, a lump sum will be the default form of payment; however, these benefits cannot be distributed prior to six months after separation of service.
      The table below shows estimated annual benefits payable at selected earnings levels under the Pension Plans assuming retirement on July 1, 2005 at age 65 after selected periods of service. The amounts shown in the table include the estimated benefits provided under both the Pension Plan and the Supplementary Plan.
      The pension benefit amounts shown include the maximum benefits obtainable and assume payments are made on a five year certain and life annuity basis and are not subject to any deduction for social security or any other offsets. Pension benefits are based on the retiree’s highest average annual earnings, consisting of salary and cash payments under the Performance Recognition Plan, for any five calendar years out of the ten years immediately preceding his or her retirement (assuming full participation in the contributory feature of the Pension Plan).
      Earnings covered by the Pension Plans are substantially equivalent to the sum of the amounts set forth under the “Salary” and “Bonus” columns of the Summary Compensation Table set forth below under “— Summary of Compensation.” The years of credited service used to determine the amounts in the table for the Named Officers are: Mr. Keegan, 33 years; Mr. Rich, 4 years; Mr. Harvie, 29 years; Mr. Kramer, 4 years; and Mr. Roney, 23 years. As described below in “Employment Agreement,” Mr. Keegan’s years of credited service include his years of service with Eastman Kodak Company. Mr. Harvie’s years of credited service also include his years of service with his prior employer. The benefits paid to Mr. Keegan and Mr. Harvie under the Pension Plans will be reduced by amounts they are entitled to receive under the pension plans maintained by their prior employers.

	Estimated Annual Benefits Upon Retirement at July 1, 2005, for Years of Service Indicated

5 Year Average Annual Remuneration	10 Years	15 Years	20 Years	25 Years	30 Years	35 Years

$ 250,000	$50,355	$68,881	$87,158	$99,137	$111,170	$118,400
500,000	105,355	143,881	182,158	206,637	231,170	245,900
750,000	160,355	218,881	277,158	314,137	351,170	373,400
1,000,000	215,355	293,881	372,158	421,637	471,170	500,900
1,250,000	270,355	368,881	467,158	529,137	591,170	628,400
1,500,000	325,355	443,881	562,158	636,637	711,170	755,900
1,750,000	380,355	518,881	657,158	744,137	831,170	883,400
2,000,000	435,355	593,881	752,158	851,637	951,170	1,010,900
2,500,000	545,355	743,881	942,158	1,066,637	1,191,170	1,265,900
3,000,000	655,355	893,881	1,132,158	1,281,637	1,431,170	1,520,900
3,500,000	765,355	1,043,881	1,322,158	1,496,637	1,671,170	1,775,900
4,000,000	875,355	1,193,881	1,512,158	1,711,637	1,911,170	2,030,900
Compensation Committee Interlocks and Insider Participation
      During fiscal year 2004, the Compensation Committee consisted of the following directors: John G. Breen (chair), James C. Boland, Gary D. Forsee and William J. Hudson, Jr. None of our executive officers serves as a member of the compensation committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of our board of directors or compensation committee. None of the members of our compensation committee has ever been our employee.
Employment Agreement
      Mr. Keegan and Goodyear entered into an agreement, dated September 11, 2000, which provided, among other things, for the employment of Mr. Keegan as President and Chief Operating Officer.
      As contemplated by the agreement, on December 4, 2000, Mr. Keegan was granted stock options for 80,000 shares of Common Stock at an exercise price of $17.68 per share and on December 5, 2000 he was awarded performance unit grants for 12,000 units for the performance period ending December 31, 2001, for 24,000 units for the performance period ending December 31, 2002, and for 36,000 units for the performance period ending December 31, 2003.
      In accordance with the agreement and under the 1997 Plan, Mr. Keegan entered into a Restricted Stock Purchase Agreement dated October 3, 2000, pursuant to which he purchased 50,000 shares of the Common Stock for $.01 per share, which shares could not be transferred by Mr. Keegan prior to October 3, 2002 and were subject to a repurchase option whereby Goodyear could have repurchased all or a portion of such shares at $.01 per share through October 3, 2002 if Mr. Keegan ceased to be employed by Goodyear for any reason (other than his death or disability) prior to October 3, 2002. On October 3, 2002 Goodyear’s conditional repurchase option expired and all other restrictions on transfer lapsed.

      Mr. Keegan will also receive a total pension benefit equal to what he would have earned under the Pension Plans if his service with Goodyear were equal to the total of his service with Goodyear and Eastman Kodak Company. He also receives the same non-salary benefits generally made available to Goodyear executive officers.
      Mr. Keegan’s agreement was supplemented on February 3, 2004 to provide for the payment of severance compensation to Mr. Keegan upon the termination of his employment with Goodyear under the circumstances outlined in the supplemental agreement. If paid, the severance compensation would consist of (i) two times the sum of Mr. Keegan’s annual base salary and target bonus then in effect, plus (ii) the pro rata portion of Mr. Keegan’s target bonus for the then current fiscal year. In the event that severance compensation is paid to Mr. Keegan under the agreement, the agreement restricts Mr. Keegan from participating in any business that competes with Goodyear for a period of two years. The term of the supplemental agreement is from February 3, 2004 to February 28, 2009. If Mr. Keegan’s employment was terminated as of December 31, 2004 and the supplemental agreement was in effect at that time, the amount of severance due Mr. Keegan would have been $6,000,000. This amount would not be payable if Mr. Keegan received benefits under the previously described Severance Plan.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
      The firm identified in the table below has reported that it beneficially owned more than five percent of our Common Stock.

	Shares of
	Common Stock
	Beneficially		Percent
Name and Address	Owned		of Class

Brandes Investment Partners, L.P.	30,214,095	(1)	17.2%
and related parties
11988 El Camino Real, Suite 500
San Diego, California 92130

(1)	As set forth in a Form 13F filed with the Securities and Exchange Commission on August 15, 2005.
      In addition, The Northern Trust Company, 50 South LaSalle Street, Chicago, Illinois 60675, has indicated that, at July 31, 2005, it held 19,328,985 shares, or approximately 11.0% of the outstanding shares of our Common Stock, as the trustee of three employee savings plans sponsored by Goodyear and certain subsidiaries.
      On July 31, 2005, each of our directors, each of the executive officers named below and all of our directors and executive officers as a group beneficially owned the number of shares of Common Stock set forth in the table below.

	Shares of		Shares of	Shares of
	Common		Common	Common	Deferred
	Stock		Stock Held	Stock Subject	Share
	Owned		in Savings	to Exercisable	Equivalent
Name	Directly(2)		Plan(3)	Options(4)	Units

James C. Boland	3,000		-0-	-0-	15,364	(12)
John G. Breen	5,200	(5)(6)	-0-	-0-	45,773	(12)
Gary D. Forsee	1,000		-0-	-0-	20,113	(12)
C. Thomas Harvie	18,076		1,068	146,000	-0-
William J. Hudson, Jr.	5,000		-0-	-0-	34,444	(12)
Robert J. Keegan	114,532	(7)	431	426,048	-0-
Richard J. Kramer	29,802	(8)	207	59,250	455	(13)
Steven A. Minter	3,580	(6)	-0-	-0-	26,879	(12)
Denise M. Morrison	1,100		-0-	-0-	1,135	(12)
Rodney O’Neal	-0-		-0-	-0-	7,349	(12)
Shirley D. Peterson	-0-		-0-	-0-	5,447	(12)
Jonathan D. Rich	4,761	(9)	3,146	35,896	23,405	(13)
Michael J. Roney	9,378	(10)	211	111,875	697	(13)
Thomas H. Weidemeyer	1,000		-0-	-0-	2,649	(12)
All directors and executive officers as a group (29 persons)	314,313		20,252	1,408,970	195,313

(1)	The number of shares indicated as beneficially owned by each of the director and named executive officers, and the 1,743,535 shares of Common Stock indicated as beneficially owned by each person and the group, has been determined in accordance with Rule 13d-3(d)(1) promulgated under the Securities Exchange Act of 1934. In each case, beneficial ownership is less than one percent of all outstanding shares of Common Stock.

(2)	Unless otherwise indicated in a subsequent note, each person named and each member of the group has sole voting and investment power with respect to the shares of Common Stock shown.

(3)	Shares held in trust under Goodyear’s Employee Savings Plan for Salaried Employees.

(4)	Shares which may be acquired upon the exercise of options which are exercisable prior to August 1, 2005 under Goodyear’s 2002 Performance Plan (the “2002 Plan”), Goodyear 1997 Performance Incentive Plan (the “1997 Plan”) and the 1989 Goodyear Performance and Equity Incentive Plan (the “1989 Plan”).

(5)	Includes 5,000 shares jointly owned by Mr. Breen and his spouse.

(6)	Includes 200 shares acquired pursuant to Goodyear’s 1994 Restricted Stock Award Plan for non-employee Directors, which shares are subject to certain restrictions.

(7)	Includes 13,000 shares owned by Mr. Keegan’s spouse.

(8)	Includes 10,000 shares acquired under the 2002 Plan and a Restricted Stock Purchase Agreement, which shares are subject to the Company’s repurchase option and certain restrictions on transfer.

(9)	Includes 1,000 shares owned jointly by Mr. Rich and his spouse.

(10)	Includes 200 shares owned jointly by Mr. Roney and his spouse.

(11)	Includes 279,815 shares owned of record and beneficially or owned beneficially through a nominee, and 34,498 shares held by or jointly with family members of certain directors and executive officers.

(12)	Deferred units, each equivalent to a hypothetical share of Common Stock, accrued to the accounts of the director under Goodyear’s Outside Director’s Equity Participation Plan, payable in cash following retirement from the Board of Directors.

(13)	Units, each equivalent to a hypothetical share of Common Stock, deferred pursuant to performance awards earned under the 2002 Plan, 1997 Plan and the 1989 Plan and receivable in cash, shares of Common Stock, or any combination thereof, at the election of the executive officer.

PLAN OF DISTRIBUTION
      Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that a holder, other than a person that is an affiliate of ours within the meaning of Rule 405 under the Securities Act or a broker-dealer registered under the Exchange Act that purchases notes from us to resell pursuant to Rule 144A under the Securities Act or any other exemption, that exchanges original notes for exchange notes in the ordinary course of business and that is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes will be allowed to resell the exchange notes to the public without further registration under the Securities Act and without delivering to the purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act.
      Each broker-dealer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired as a result of market-making activities or other trading activities. We have agreed that, if requested by one or more broker-dealers, to make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale for a period ending on the earlier of (i) 180 days after the completion of the exchange offer and (ii) the date on which such broker-dealer has sold all of its exchange notes. In addition, until               , 2005, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.
      If you wish to exchange your original notes for exchange notes in the exchange offer, you will be required to make representations to us as described in “Exchange Offer — Resale of Exchange Notes” and “Exchange Offer — Procedures for Tendering Original Notes.” As indicated in the letter of transmittal, you will be deemed to have made these representations by tendering your original notes for exchange notes in the exchange offer. In addition, if you are a broker-dealer who receives exchange notes for your own account in exchange for original notes that were acquired by you as a result of market-making activities or other trading activities, you will be required to acknowledge, in the same manner, that you will deliver a prospectus in connection with any resale by you of such exchange notes.
      We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
      We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the original notes) other than commissions or concessions of any brokers or dealers and will indemnify the holders of the original notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

THE EXCHANGE OFFER
General
      We are offering to exchange up to $650,000,000 in aggregate principal amount of our notes, comprised of $450,000,000 of 11% Senior Secured Notes due 2011 and $200,000,000 of Senior Secured Floating Rate Notes due 2011, for any and all of the corresponding series of original notes, properly tendered before the expiration date and not withdrawn. We are making the exchange offer for all of the original notes. Your participation in the exchange offer is voluntary, and you should carefully consider whether to accept this offer.
      On the date of this prospectus, $650,000,000 in aggregate principal amount of the original notes, comprised of $450,000,000 of 11% Senior Secured Notes due 2011 and $200,000,000 of Senior Secured Floating Rate Notes due 2011, are outstanding. Our obligations to accept original notes for exchange notes pursuant to the exchange offer are limited by the conditions listed below under “— Conditions to the Exchange Offer.” We currently expect that each of the conditions will be satisfied and that no waivers will be necessary.
Purpose of the Exchange Offer
      We issued and sold $650,000,000 in aggregate principal amount of the original notes on March 12, 2004 in a transaction exempt from the registration requirements of the Securities Act. Because the sale of the original notes was exempt from registration under the Securities Act, a holder may reoffer, resell or otherwise transfer the original notes only if the original notes are registered under the Securities Act or if an applicable exemption from the registration and prospectus delivery requirements of the Securities Act is available.
      In connection with the issuance and sale of the original notes, we entered into the registration rights agreement, pursuant to which we agreed, among other things, to (i) use commercially reasonable efforts to cause the registration statement of which this prospectus is a part to become effective and (ii) use commercially reasonable efforts to complete the exchange offer no later than 60 days after the effective date of the registration statement of which this prospectus is a part.
      If there is a change in SEC policy that in the reasonable opinion of our counsel raises a substantial question as to whether the exchange offer is permitted by applicable federal law, we will seek a favorable decision from the staff of the SEC allowing us to consummate the exchange offer. In addition, there are circumstances under which we are required to file a shelf registration statement with respect to resales of the original notes. We have filed a copy of the registration rights agreement as an exhibit to the registration statement on Form S-4 with respect to the exchange notes offered by this prospectus.
      We are making the exchange offer to satisfy our obligations under the registration rights agreement. Holders of original notes that do not tender their original notes or whose original notes are tendered but not accepted will have to rely on exemptions to registration requirements under the securities laws, including the Securities Act, if they wish to sell their original notes.
      Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “Plan of Distribution.”
Resale of Exchange Notes
      We have not requested, and do not intend to request, an interpretation by the staff of the SEC as to whether the exchange notes issued pursuant to the exchange offer in exchange for the original notes may be offered for sale, resold or otherwise transferred by any holder without compliance with the registration and prospectus delivery provisions of the Securities Act. Instead, based on an interpretation by the staff in a series of no-action letters issued to third parties, we believe that exchange notes issued pursuant to the exchange offer in exchange for original notes may be offered for sale, resold and otherwise transferred by any holder of exchange notes if:

•	the holder is not our affiliate within the meaning of Rule 405 under the Securities Act;

•	the holder is not a broker-dealer who purchases such exchange notes directly from us to resell pursuant to Rule 144A or any other available exception under the Securities Act;

•	the exchange notes are acquired in the ordinary course of the holder’s business; and

•	the holder does not intend to participate in a distribution of the exchange notes.
      Any holder who exchanges original notes in the exchange offer with the intention of participating in any manner in a distribution of the exchange notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction.
      Because the SEC has not considered our exchange offer in the context of a no-action letter, we cannot assure you that the staff would make a similar determination with respect to the exchange offer. Any holder that is an affiliate of ours or that tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes will be deemed to have received restricted securities and will not be allowed to rely on this interpretation by the staff and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.
      If you participate in the exchange offer, you must acknowledge, among other things, that you are not participating in, and do not intend to participate in, a distribution of exchange notes. If you are a broker-dealer that receives exchange notes for your own account in exchange for original notes, and you acquired your original notes as a result of your market-making activities or other trading activities, you must acknowledge that you will deliver a prospectus in connection with any resale of the exchange notes. Please refer to the section in this prospectus entitled “Plan of Distribution.”
Terms of the Exchange Offer
      Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept for exchange any original notes properly tendered and not withdrawn before expiration of the exchange offer. The date of acceptance for exchange of the original notes and completion of the exchange offer, is the exchange date, which will be the first business day following the expiration date unless we extend the date as described in this prospectus. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of the corresponding series of the original notes surrendered under the exchange offer. The original notes may be tendered only in integral multiples of $1,000. The exchange notes will be delivered on the earliest practicable date following the exchange date.
      The form and terms of the exchange notes will be substantially identical to the form and terms of the corresponding series of the original notes, except the exchange notes:

•	will be registered under the Securities Act; and

•	will not bear legends restricting their transfer.
      The exchange notes will evidence the same debt as the original notes. The exchange notes will be issued under and entitled to the benefits of the respective indentures that authorized the issuance of the original notes.
      The exchange offer is not conditioned upon any minimum aggregate principal amount of original notes being tendered for exchange.
      As of the date of this prospectus, $650,000,000 in aggregate principal amount of the original notes are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of original notes. There will be no fixed record date for determining registered holders of original notes entitled to participate in the exchange offer.

      We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the SEC. Original notes that are not exchanged in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits their holders have under the respective indentures relating to the original notes of such series and the corresponding series of the exchange notes. Holders of original notes do not have any appraisal or dissenters rights under the indentures or otherwise in connection with the exchange offer.
      We will be deemed to have accepted for exchange properly tendered original notes when we have given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the holders of original notes who surrender them in the exchange offer for the purposes of receiving the exchange notes from us and delivering the exchange notes to their holders. The exchange agent will make the exchange as promptly as practicable on or after the date of acceptance for exchange of the original notes. We expressly reserve the right to amend or terminate the exchange offer, and not to accept for exchange any original notes not previously accepted for exchange, upon the occurrence of any of the conditions specified below under “— Conditions to the Exchange Offer.”
      Holders who tender original notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of original notes. We will pay all charges and expenses, other than applicable taxes described below, in connection with the exchange offer. It is important that you read “— Solicitation of Tenders; Fees and Expenses” and “— Transfer Taxes” below for more details regarding fees and expenses incurred in the exchange offer.
Expiration Date; Extension; Termination; Amendment
      The exchange offer will expire at 5:00 p.m., New York City time, on                  , 2005, unless we have extended the period of time that the exchange offer is open. The expiration date will be at least 20 business days after the beginning of the exchange offer as required by Rule 14e-1(a) under the Exchange Act.
      We reserve the right to extend the period of time that the exchange offer is open, and delay acceptance for exchange of any original notes, by giving oral or written notice to the exchange agent and by timely public announcement no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date. During any extension, all original notes previously tendered will remain subject to the exchange offer unless properly withdrawn.
      We also reserve the right to:

•	end or amend the exchange offer and not to accept for exchange any original notes not previously accepted for exchange upon the occurrence of any of the events specified below under “— Conditions to the Exchange Offer” that have not been waived by us; and

•	amend the terms of the exchange offer in any manner that, in our good faith judgment, is advantageous to you, whether before or after any tender of the original notes.
      If any termination or amendment occurs, we will notify the exchange agent and will either issue a press release or give oral or written notice to you as promptly as practicable.
Procedures for Tendering Original Notes
      We have forwarded to you, along with this prospectus, a letter of transmittal relating to the exchange offer. A holder need not submit a letter of transmittal if the holder tenders original notes in accordance with the procedures mandated by The Depository Trust Company’s Automated Tender Offer Program (“ATOP”). To tender original notes without submitting a letter of transmittal, the electronic instructions sent to The Depository Trust Company and transmitted to the exchange agent must contain your acknowledgment of receipt of and your agreement to be bound by and to make all of the representations contained in the letter of transmittal. In all other cases, a letter of transmittal must be manually executed and delivered as described in this prospectus.

      Only a holder of record of original notes may tender original notes in the exchange offer. To tender in the exchange offer, a holder must either:

•	complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature on the letter of transmittal guaranteed if the letter of transmittal so requires and deliver the letter of transmittal or facsimile together with any required documents to the exchange agent prior to the expiration date;

•	instruct The Depository Trust Company to transmit on behalf of the holder a computer-generated message to the exchange agent in which the holder of the original notes acknowledges and agrees to be bound by the terms of the letter of transmittal, which computer-generated message shall be received by the exchange agent prior to 5:00 p.m., New York City time, on the expiration date, according to the procedure for book-entry transfer described below; or

•	the holder must comply with the guaranteed delivery procedures described below.
      To be tendered effectively, the exchange agent must receive any physical delivery of the letter of transmittal and other required documents at the address set forth below under “— Exchange Agent” before expiration of the exchange offer. To receive confirmation of valid tender of original notes, a holder should contact the exchange agent at the telephone number listed under “— Exchange Agent.”
      The tender by a holder that is not withdrawn before expiration of the exchange offer will constitute an agreement between that holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. Only a registered holder of original notes may tender the original notes in the exchange offer. If a holder completing a letter of transmittal tenders less than all of the original notes held by this holder, this tendering holder should fill in the applicable box of the letter transmittal. The amount of original notes delivered to the exchange agent will be deemed to have been tendered unless otherwise indicated.
      If original notes, the letter of transmittal or any other required documents are physically delivered to the exchange agent, the method of delivery is at the holder’s election and risk. Rather than mail these items, we recommend that holders use an overnight or hand delivery service. In all cases, holders should allow sufficient time to assure delivery to the exchange agent before expiration of the exchange offer. Holders should not send the letter of transmittal or original notes to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or other nominees to effect the above transactions for them.
      Any beneficial owner whose original notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct it to tender on the owner’s behalf. If the beneficial owner wishes to tender on its own behalf, it must, prior to completing and executing the letter of transmittal and delivering its original notes, either:

•	make appropriate arrangements to register ownership of the original notes in the owner’s name; or

•	obtain a properly completed bond power from the registered holder of original notes.
The transfer of registered ownership may take considerable time and may not be completed prior to the expiration date.
      If the applicable letter of transmittal is signed by the record holder(s) of the original notes tendered, the signature must correspond with the name(s) written on the face of the original note without alteration, enlargement or any change whatsoever. If the applicable letter of transmittal is signed by a participant in The Depository Trust Company, the signature must correspond with the name as it appears on the security position listing as the holder of the original notes.
      A signature on a letter of transmittal or a notice of withdrawal must be guaranteed by an eligible guarantor institution. Eligible guarantor institutions include banks, brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, government securities brokers, credit unions, national securities exchanges, registered securities associations, clearing agencies and savings associa-

tions. The signature need not be guaranteed by an eligible guarantor institution if the original notes are tendered:

•	by a registered holder who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible institution.
      If the letter of transmittal is signed by a person other than the registered holder of any original notes, the original notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the original notes and an eligible institution must guarantee the signature on the bond power.
      If the letter of transmittal or any original notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless we waive this requirement, they should also submit evidence satisfactory to us of their authority to deliver the letter of transmittal.
      We will determine in our sole discretion all questions as to the validity, form, eligibility, including time of receipt, acceptance and withdrawal of tendered original notes. Our determination will be final and binding. We reserve the absolute right to reject any original notes not properly tendered or any original notes the acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right to waive any defects, irregularities or conditions of tender as to particular original notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties.
      Unless waived, any defects or irregularities in connection with tenders of original notes must be cured within the time that we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of original notes, neither we, the exchange agent nor any other person will incur any liability for failure to give notification. Tenders of original notes will not be deemed made until those defects or irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent without cost to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.
      In all cases, we will issue exchange notes for original notes that we have accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	original notes or a timely book-entry confirmation that original notes have been transferred into the exchange agent’s account at The Depository Trust Company; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.
      Holders should receive copies of the letter of transmittal with the prospectus. A holder may obtain additional copies of the letter of transmittal for the original notes from the exchange agent at its offices listed under “— Exchange Agent.” By signing the letter of transmittal, or causing The Depository Trust Company to transmit an agent’s message to the exchange agent, each tendering holder of original notes will represent to us that, among other things:

•	any exchange notes that the holder receives will be acquired in the ordinary course of its business;

•	the holder has no arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•	if the holder is not a broker-dealer, that it is not engaged in and does not intend to engage in the distribution of the exchange notes;

•	if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for original notes that were acquired as a result of market-making activities or other trading activities, that it will deliver a prospectus, as required by law, in connection with any resale of those exchange notes (see “Plan of Distribution”); and

•	the holder is not an “affiliate,” as defined in Rule 405 of the Securities Act, of us or, if the holder is an affiliate, it will comply with any applicable registration and prospectus delivery requirements of the Securities Act.

The Depository Trust Company Book-Entry Transfer
      The exchange agent has established an account with respect to the original notes at The Depository Trust Company for purposes of the exchange offer.
      With respect to the original notes, the exchange agent and The Depository Trust Company have confirmed that any financial institution that is a participant in The Depository Trust Company may utilize The Depository Trust Company ATOP procedures to tender original notes.
      With respect to the original notes, any participant in The Depository Trust Company may make book-entry delivery of original notes by causing The Depository Trust Company to transfer the original notes into the exchange agent’s account in accordance with The Depository Trust Company’s ATOP procedures for transfer.
      However, the exchange for the original notes so tendered will be made only after a book-entry confirmation of such book-entry transfer of original notes into the exchange agent’s account, and timely receipt by the exchange agent of an agent’s message and any other documents required by the letter of transmittal. The term “agent’s message” means a message, transmitted by The Depository Trust Company and received by the exchange agent and forming part of a book-entry confirmation, which states that The Depository Trust Company has received an express acknowledgment from a participant tendering original notes that are the subject of the book-entry confirmation that the participant has received and agrees to be bound by the terms of the letter of transmittal, and that we may enforce that agreement against the participant.
Guaranteed Delivery Procedures
      Holders wishing to tender their original notes but whose original notes are not immediately available or who cannot deliver their original notes, the letter of transmittal or any other required documents to the exchange agent or cannot comply with the applicable procedures described above before expiration of the exchange offer may tender if:

•	the tender is made through an eligible guarantor institution;

•	before expiration of the exchange offer, the exchange agent receives from the eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail or hand delivery, or a properly transmitted agent’s message and notice of guaranteed delivery (i) setting forth the name and address of the holder and the registered number(s) and the principal amount of original notes tendered, (ii) stating that the tender is being made by guaranteed delivery and (iii) guaranteeing that, within three New York Stock Exchange trading days after expiration of the exchange offer, the letter of transmittal, or facsimile thereof, together with the original notes or a book-entry transfer confirmation, and any other documents required by the letter of transmittal will be deposited by the eligible guarantor institution with the exchange agent; and

•	the exchange agent receives the properly completed and executed letter of transmittal, or facsimile thereof, as well as all tendered original notes in proper form for transfer or a book-entry transfer confirmation, and all other documents required by the letter of transmittal, within three New York Stock Exchange trading days after expiration of the exchange offer.
      Upon request to the exchange agent, a notice of guaranteed delivery will be sent to holders who wish to tender their original notes according to the guaranteed delivery procedures set forth above.

Withdrawal Rights
      You may withdraw your tender of original notes at any time before 5:00 p.m., New York City time, on the expiration date. For a withdrawal to be effective, the exchange agent must receive a computer generated notice of withdrawal, transmitted by The Depository Trust Company on behalf of the holder in accordance with the standard operating procedure of The Depository Trust Company or a written notice of withdrawal, sent by facsimile transmission, receipt confirmed by telephone, or letter, before the expiration date. Any notice of withdrawal must:

•	specify the name of the person that tendered the original notes to be withdrawn;

•	identify the original notes to be withdrawn, including the certificate number or numbers and principal amount of such original notes;

•	specify the principal amount of original notes to be withdrawn;

•	include a statement that the holder is withdrawing its election to have the original notes exchanged;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal by which the original notes were tendered or as otherwise described above, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee under the indentures register the transfer of the original notes into the name of the person withdrawing the tender; and

•	specify the name in which any of the original notes are to be registered, if different from that of the person that tendered the original notes.
      The exchange agent will return the properly withdrawn original notes promptly following receipt of notice of withdrawal. If original notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at The Depository Trust Company, Euroclear or Clearstream, as applicable, to be credited with the withdrawn original notes or otherwise comply with The Depository Trust Company’s procedures.
      Any original notes withdrawn will not have been validly tendered for exchange for purposes of the exchange offer. Any original notes that have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. In the case of original notes tendered by book-entry transfer into the exchange agent’s account at The Depository Trust Company pursuant to its book-entry transfer procedures, the original notes will be credited to an account with The Depository Trust Company specified by the holder, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be re-tendered by following one of the procedures described under “— Procedures for Tendering Original Notes” above at any time on or before the expiration date.
Acceptance of Original Notes for Exchange; Delivery of Exchange Notes
      Upon satisfaction or waiver of all of the conditions to the exchange offer, we will accept, promptly after the exchange date, all original notes properly tendered and will issue the exchange notes promptly after the acceptance. Please refer to the section in this prospectus entitled “— Conditions to the Exchange Offer” below. For purposes of the exchange offer, we will be deemed to have accepted properly tendered original notes for exchange when we give notice of acceptance to the exchange agent.
      For each original note accepted for exchange, the holder of the original note will receive an exchange note of the corresponding series having a principal amount at maturity equal to that of the surrendered original note.
      In all cases, we will issue exchange notes for original notes that are accepted for exchange pursuant to the exchange offer only after the exchange agent timely receives certificates for the original notes or a book-entry confirmation of the original notes into the exchange agent’s account at The Depository Trust Company, a properly completed and duly executed letter of transmittal and all other required documents.
Conditions to the Exchange Offer
      We will not be required to accept for exchange, or to issue exchange notes in exchange for, any original notes (or any series of original notes) and may terminate or amend the exchange offer, by notice to the exchange agent or by a timely press release, at any time before accepting any of the original notes for exchange, if, in our reasonable judgment:

•	the exchange notes to be received will not be tradeable by the holder without restriction under the Securities Act, the Exchange Act and without material restrictions under the blue sky or securities laws of substantially all of the states of the United States;

•	the exchange offer, or the making of any exchange by a holder of outstanding notes, would violate applicable law or any applicable interpretation of the staff of the SEC;

•	any action or proceeding has been instituted or threatened in any court or by or before any governmental agency or regulatory authority with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.
      In addition, we will not be obligated to accept for exchange the original notes of any holder that has not made to us:

•	the representations described under “— Resale of Exchange Notes,” “— Procedures for Tendering Original Notes” and “Plan of Distribution;” and

•	such other representations as may be reasonably necessary under applicable SEC rules, regulations or interpretations to make available an appropriate form for registration of the exchange notes under the Securities Act.
      We expressly reserve the right, at any time or at various times, to extend the period of time during which the exchange offer is open. Consequently, we may delay acceptance of any original notes by giving oral or written notice of such extension to their holders. During any such extensions, all original notes previously tendered will remain subject to the exchange offer, and we may accept them for exchange. We will return any original notes that we do not accept for exchange for any reason without expense to their tendering holders as promptly as practicable after the expiration or termination of the exchange offer.
      In addition, we expressly reserve the right to amend or terminate the exchange offer and to reject for exchange any original notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. We expressly reserve the right, at any time or at various times, to waive any of the conditions of the exchange offer, in whole or in part. We will give oral or written notice of any extension, amendment, non-acceptance, termination or waiver to the holders of the original notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the business day after the previously scheduled expiration date.
      These conditions are for our sole benefit, and we may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times in our sole discretion. If we fail at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that we may assert at any time or at various times.
      In addition, we will not accept for exchange any original notes tendered, and will not issue exchange notes in exchange for any such original notes, if at such time any stop order will be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of any of the indentures under the Trust Indenture Act of 1939.
      The exchange offer is not conditioned upon any minimum principal amount of original notes being tendered for exchange.

Exchange Agent
      We have appointed Wells Fargo Bank, N.A. as the exchange agent for the exchange offer. You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter for transmittal and requests for the notice of guaranteed delivery, as well as all executed letters of transmittal to the exchange agent at the addresses listed below:

By Hand or Overnight Delivery:

Wells Fargo Bank, N.A.
Attn: Corporate Trust Operations
Sixth and Marquette
MAC N9303-121
Minneapolis, MN 55479

By Registered or Certified Mail:

Wells Fargo Bank, N.A.
Attn: Corporate Trust Operations
Sixth and Marquette
MAC N9303-121
Minneapolis, MN 55479

By Facsimile Transmission:

(612) 667-6282
Attn: Corporate Trust Operations

To Confirm by Telephone or for Information:

(800) 344-5128
      DELIVERY TO AN ADDRESS OTHER THAN AS LISTED ABOVE, OR TRANSMISSIONS OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN AS LISTED ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.
Solicitation of Tenders; Fees and Expenses
      We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. However, we will pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer.
      We will pay the estimated cash expenses to be incurred in connection with the exchange offer, including the following:

•	fees and expenses of the exchange agent and trustee;

•	SEC registration fees;

•	accounting and legal fees; and

•	printing and mailing expenses.
Transfer Taxes
      We will pay all transfer taxes, if any, applicable to the exchange of original notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•	certificates representing original notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of original notes tendered;

•	exchange notes are to be delivered to, or issued in the name of, any person other than the registered holder of the original notes;

•	tendered original notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of original notes under the exchange offer.
      If satisfactory evidence of payment of transfer taxes is not submitted with the letter of transmittal, the amount of any transfer taxes will be billed to the tendering holder.
Accounting Treatment
      We will record the exchange notes at the same carrying value of the original notes of the corresponding series reflected in our accounting records on the date the exchange offer is completed. Accordingly, we will not recognize any gain or loss for accounting purposes upon the exchange of exchange notes for original notes. We will amortize certain expenses incurred in connection with the issuance of the exchange notes over the respective terms of the exchange notes.
Consequences of Failure to Exchange
      If you do not exchange your original notes for exchange notes of the corresponding series pursuant to the exchange offer, you will continue to be subject to the restrictions on transfer of the original notes as described in the legend on the notes. In general, the original notes may be offered or sold only if registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the original notes under the Securities Act, except as may be required in the circumstances described under “Description of the Exchange Notes — Registration Rights; Special Interest — Registration Requirements.”
      Your participation in the exchange offer is voluntary, and you should carefully consider whether to participate. We urge you to consult your financial and tax advisors in making a decision whether or not to tender your original notes. Please refer to the section in this prospectus entitled “Certain United States Federal Tax Considerations.”
      As a result of the making of, and upon acceptance for exchange of all validly tendered original notes pursuant to the terms of, the exchange offer, we will have fulfilled a covenant contained in the registration rights agreement. If you do not tender your original notes in the exchange offer, you will be entitled to all the rights and limitations applicable to the original notes under the indenture, except for any rights under the registration rights agreement that by their terms end or cease to have further effectiveness as a result of the making of the exchange offer. To the extent that original notes are tendered and accepted in the exchange offer, the trading market for untendered, or tendered but unaccepted, original notes could be adversely affected. Please refer to the section in this prospectus entitled “Risk Factors — Risks Related to the Exchange Offer — If you do not properly tender your original notes for exchange notes, you will continue to hold unregistered notes which are subject to transfer restrictions.”
      We may in the future seek to acquire untendered original notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. However, we have no present plans to acquire any original notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered original notes.
      Holders of the original notes and exchange notes which remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage thereof have taken certain actions or exercised certain rights under the indentures governing the original notes and the exchange notes.

DESCRIPTION OF THE EXCHANGE NOTES
      The terms of the exchange notes are the same in all material respects as the terms of the corresponding series of the original notes, except that the exchange notes will be registered under the Securities Act and, therefore, the transfer restrictions applicable to the original notes will not be applicable to the exchange notes and the exchange notes will not bear any legends restricting their transfer. The exchange notes will evidence the same debt as the corresponding series of the original notes and both the original notes and the exchange notes will be governed by the same respective indentures. Each series of the original notes and the corresponding series of the exchange notes will be treated as a single class of notes should any original notes remain outstanding following the exchange offer.
      Definitions of certain terms used in this Description of the Exchange Notes may be found under the heading “Certain definitions.” For purposes of this section, the term “Company” refers only to The Goodyear Tire & Rubber Company and not to any of its Subsidiaries; the terms “we”, “our” and “us” refer to The Goodyear Tire & Rubber Company and, where the context so requires, certain or all of its Subsidiaries. Certain of the Company’s Subsidiaries will guarantee the Notes and therefore will be subject to many of the provisions contained in this Description of the Exchange Notes. Each Subsidiary which guarantees the Notes is referred to in this section as a “Subsidiary Guarantor.” Each such guarantee is termed a “Subsidiary Guarantee.” References to the “Notes” refer collectively to (i) the original 11% Senior Secured Notes due 2011 issued in an aggregate principal amount of $450.0 million and the 11% Senior Secured Notes due 2011 offered hereby (collectively, the “Fixed Rate Notes”) and (ii) the original Senior Secured Floating Rate Notes due 2011 issued in an aggregate principal amount of $200.0 million and the Senior Secured Floating Rate Notes due 2011 offered hereby (collectively, the “Floating Rate Notes”). The Fixed Rate Notes and the Floating Rate Notes were each issued as a separate series under the Indenture but, except as otherwise provided below, are treated as a single class for all purposes under the Indenture. The Fixed Rate Notes and the Floating Rate Notes rank equally in right of payment with each other and will be secured by the Collateral on an equal and ratable basis.
      The exchange notes will be issued and the original notes were issued, under an Indenture, dated as of March 12, 2004 (the “Indenture”), among the Company, the Subsidiary Guarantors and Wells Fargo Bank, N.A. as Trustee (the “Trustee”), a copy of which is available upon request to the Company. The Indenture contains provisions which define your rights under the Notes. In addition, the Indenture governs the obligations of the Company and of each Subsidiary Guarantor under the Notes. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The Collateral Agent for the Notes is Wilmington Trust Company (the “Collateral Agent”).
      On April 8, 2005, we completed a refinancing in which we replaced approximately $3.28 billion of credit facilities with new facilities aggregating $3.65 billion. The new facilities consist of (1) a $1.5 billion first lien credit facility due April 30, 2010 (the “First Lien Credit Facility”), consisting of a $1.0 billion revolving facility and a $500 million deposit-funded facility; (2) a $1.2 billion second lien term loan facility due April 30, 2010 (the “Second Lien Term Loan”); (3) the Euro equivalent of approximately $650 million in credit facilities for GDTE due April 30, 2010 (the “European Credit Facility”), consisting of approximately $450 million in revolving facilities and approximately $200 million in term loan facilities; and (4) a $300 million third lien term loan facility due March 1, 2011 (the “Third Lien Term Loan”). In connection with the refinancing, we paid down and terminated the following facilities: (1) our $1.3 billion asset-based credit facility, due March 2006; (2) our $650 million asset-based term loan facility, due March 2006; (3) our $680 million deposit-funded credit facility due September 2007; and (4) our $650 million senior secured European facilities due April 2005.
      The definitions of certain terms used in this Description of the Exchange Notes refer to the credit facilities that existed prior to the April 2005 refinancing as well as to any “Refinancing Indebtedness” relating to those credit facilities. As a result of the April 2005 refinancing, references to “ABL Bank Indebtedness” and “U.S. Bank Indebtedness” now refer to the First Lien Credit Facility and Second Lien Term Loan; references to “European Bank Indebtedness” now refer to the European Credit Facility; references to “Credit Agreements” now refer to the First Lien Credit Facility, the Second Lien Term Loan and the European

Credit Facility; the definition of “Other Pari Passu Lien Obligations” now includes the Third Lien Term Loan and does not include the European Credit Facility, which is not secured by Pari Passu Liens; and the definition of “Priority Lien Obligations” now includes the First Lien Credit Facility and Second Lien Term Loan and continues to exclude the European Credit Facility.
      The following description is meant to be only a summary of the provisions of the Indenture, the Security Documents and the Intercreditor Agreement that we consider material. It does not restate the terms of these agreements in their entirety. We urge that you carefully read the Indenture, the Security Documents and the Intercreditor Agreement because these agreements, and not this description, govern your rights as Holders. You may request copies of these agreements at our address set forth under the heading “Where you can find more information.”
Overview of the Notes
      The Notes:

•	will be senior obligations of the Company secured by the Collateral as described below under “Security;”

•	will be senior in right of payment to all future Subordinated Obligations of the Company; and

•	will be guaranteed by each Subsidiary Guarantor.
      Even though the Notes will be secured, pursuant to the terms of the Security Documents and the Intercreditor Agreement, the security interests in the Collateral securing the Notes under the Security Documents will rank junior in priority to any and all security interests in the Collateral at any time granted to secure Priority Lien Obligations and rank ratably in priority with the security interests in the Collateral securing any Other Pari Passu Lien Obligations. The Priority Lien Obligations currently include:

•	Indebtedness under our First Lien Credit Facility and Second Lien Term Loan, and

•	certain Hedging Obligations and certain obligations in respect of cash management services incurred in connection with Bank Indebtedness.
      The Other Pari Passu Lien Obligations include Indebtedness under our Third Lien Term Loan credit facility.
      In addition, certain of our Indebtedness is secured by assets that do not secure the Notes and the Subsidiary Guarantees. In particular, the First Lien Credit Facility and Second Lien Term Loan and the Swiss Franc Notes are also secured by security interests in certain real property of the Company and the Subsidiary Guarantors and the European Credit Facility is secured by security interests in certain assets of the Company’s Foreign Subsidiaries.
Principal, Maturity and Interest
      Fixed Rate Notes. We initially issued Fixed Rate Notes in an aggregate principal amount of $450.0 million. The Fixed Rate Notes will mature on March 1, 2011. We will issue the Fixed Rate Notes in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000.
      Each Fixed rate note we issue will bear interest at a rate of 11% per annum beginning from the most recent date to which interest has been paid or provided for on the unregistered notes. We will pay interest semiannually to Holders of record at the close of business on the February 15 or August 15 immediately preceding the interest payment date on March 1 and September 1 of each year.
      Floating Rate Notes. We initially issued Floating Rate Notes in an aggregate principal amount of $200.0 million. The Floating Rate Notes will mature on March 1, 2011. We will issue the Floating Rate Notes in fully registered form, without coupons, in denominations of $1,000 and any integral multiple of $1,000.
      Each Floating Rate Note we issue will bear interest at a rate equal to the Applicable Floating Rate from the most recent date to which interest has been paid or provided for on the unregistered notes. The Applicable

Floating Rate will be reset semiannually on March 1 and September 1 of each year. We will pay interest semiannually to Holders of record at the close of business on the February 15 or August 15 immediately preceding the interest payment date on March 1 and September 1 of each year.
      The interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law as the same may be modified by U.S. law of general application.
Indenture May be Used for Future Issuances
      We may issue an unlimited aggregate principal amount of additional Notes of any series having identical terms and conditions to the applicable Notes we are currently offering (“Additional Fixed Rate Notes” and “Additional Floating Rate Notes”, collectively the “Additional Notes”); provided, however, that we will only be permitted to issue such Additional Notes if at the time of and after giving effect to such issuance we are in compliance with the covenants contained in the Indenture, including those covenants relating to the Incurrence of additional Indebtedness and the Incurrence of additional Liens. Any Additional Notes of a series will be part of the same issue as the Notes of such series that we are currently offering, will vote on all matters with such Notes and will be fungible with such Notes to the extent specified in the applicable offering document for such Additional Notes. Such Additional Notes, if issued, would be secured by the Collateral to the same extent as the Notes offered hereby.
Paying Agent and Registrar
      We will pay the principal of, premium, if any, and interest on the Notes at any office of ours or any agency designated by us which is located in the Borough of Manhattan, The City of New York. We have initially designated the corporate trust office of the Trustee to act as the agent of the Company in such matters. The location of the corporate trust office is Wells Fargo Corporate Trust, c/o The Depositary Trust Company, New York, NY 10041. We however, reserve the right to pay interest to Holders by check mailed directly to Holders at their registered addresses.
      Holders may exchange or transfer their Notes at the same location given in the preceding paragraph. No service charge will be made for any registration of transfer or exchange of Notes. We, however, may require Holders to pay any transfer tax or other similar governmental charge payable in connection with any such transfer or exchange.
Optional Redemption
      Fixed Rate Notes. Except as set forth under this section, we may not redeem the Notes prior to March 1, 2008. After this date, we may redeem the Fixed Rate Notes, in whole or in part, on not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on March 1 of the years set forth below:

Redemption
Year	Price

2008	105.50%
2009	102.75%
2010 and thereafter	100.00%
      Prior to March 1, 2007, we may, on one or more occasions, also redeem up to a maximum of 35% of the original aggregate principal amount of the Fixed Rate Notes (calculated giving effect to any issuance of additional Fixed Rate Notes) with the Net Cash Proceeds of one or more Public Equity Offerings by the Company, at a redemption price equal to 111.00% of the principal amount thereof, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that:

(1)	at least 65% of the original aggregate principal amount of the Fixed Rate Notes (calculated giving effect to any issuance of additional Fixed Rate Notes) remains outstanding after giving effect to any such redemption; and

(2)	any such redemption by the Company must be made within 90 days after the closing of such Public Equity Offering and must be made in accordance with certain procedures set forth in the Indenture.
      In addition, prior to March 1, 2008, we may at our option redeem the Fixed Rate Notes, in whole or in part, at a redemption price equal to 100% of the principal amount of the Fixed Rate Notes plus the Applicable Premium as of, and accrued and unpaid interest to, the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date). Notice of such redemption must be mailed by first-class mail to each Holder’s registered address, not less than 30 nor more than 60 days prior to the redemption date.
      “Applicable Premium” means, with respect to a Fixed rate exchange note at any redemption date, the greater of (1) 1.00% of the principal amount of such Fixed rate exchange note and (2) the excess of (A) the present value at such redemption date of (i) the redemption price of such Fixed rate exchange note on March 1, 2008 (such redemption price being described in the first paragraph in this section exclusive of any accrued interest), plus (ii) all required remaining scheduled interest payments due on such Fixed rate exchange note through March 1, 2008 (but excluding accrued and unpaid interest to the redemption date), computed using a discount rate equal to the Adjusted Treasury Rate, over (B) the principal amount of such note on such redemption date.
      “Adjusted Treasury Rate” means, with respect to any redemption date, (1) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the Comparable Treasury Issue (if no maturity is within three months before or after March 1, 2008, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (2) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per year equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date, in each case calculated on the third Business Day immediately preceding the redemption date, in each case of (1) and (2), plus 0.50%.
      “Comparable Treasury Issue” means the United States Treasury security selected by the Quotation Agent as having a maturity comparable to the remaining term of the Fixed Rate Notes from the redemption date to March 1, 2008, that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of U.S. Dollar denominated corporate debt securities of a maturity most nearly equal to March 1, 2008.
      “Comparable Treasury Price” means, with respect to any redemption date, if clause (2) of the Adjusted Treasury Rate is applicable, the average of three, or if not possible, such lesser number as is obtained by the Trustee, Reference Treasury Dealer Quotations for such redemption date.
      “Quotation Agent” means the Reference Treasury Dealer selected by the Trustee after consultation with the Company.
      “Reference Treasury Dealer” means J.P. Morgan Securities Inc. and its successors and assigns and two other nationally recognized investment banking firms selected by the Company that are primary U.S. Government securities dealers.

      “Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue, expressed in each case as a percentage of its principal amount, quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day immediately preceding such redemption date.
      Floating Rate Notes. Except as set forth under this section, we may not redeem the Floating Rate Notes prior to March 1, 2008. After this date, we may redeem the Floating Rate Notes, in whole or in part, on not less than 30 nor more than 60 days’ prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on March 1 of the years set forth below:

Redemption
Year	Price

2008	104.00%
2009	102.00%
2010 and thereafter	100.00%
      Prior to March 1, 2007, we may, on one or more occasions, also redeem up to a maximum of 35% of the original aggregate principal amount of the Floating Rate Notes (calculated giving effect to any issuance of Additional Floating Rate Notes) with the Net Cash Proceeds of one or more Public Equity Offerings by the Company, at a redemption price equal to the principal amount thereof multiplied by the sum of (a) 100.00% plus (b) the Applicable Floating Rate in effect on the date on which the redemption notice is given, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that:

(1)	at least 65% of the original aggregate principal amount of the Floating Rate Notes (calculated giving effect to any issuance of Additional Floating Rate Notes) remains outstanding after giving effect to any such redemption; and

(2)	any such redemption by the Company must be made within 90 days of such Public Equity Offering and must be made in accordance with certain procedures set forth in the Indenture.
Selection
      If we partially redeem the Notes or any series of Notes, the Trustee will select the Notes to be redeemed on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate, although no Note of $1,000, in original principal amount or less will be redeemed in part. If we redeem any Note in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Note. On and after the redemption date, interest will cease to accrue on Notes or portions thereof called for redemption so long as we have deposited with the Paying Agent funds sufficient to pay the principal of the Notes to be redeemed, plus accrued and unpaid interest thereon.
Security
      Collateral Description. The Notes will be secured by Liens on the Collateral that rank immediately junior in priority (subject to Permitted Collateral Liens) to the Liens on the Collateral securing Priority Lien Obligations.
      The Collateral consists of all assets of the Company and the Grantor Subsidiary Guarantors pledged to secure the U.S. secured credit facilities, other than Additional Excluded Collateral. The Collateral includes:

•	100% of the Capital Stock of, or other equity interests in, certain of our existing and future Domestic Subsidiaries owned directly by us and the Grantor Subsidiary Guarantors (other than Goodyear

Canada), in each case other than Excluded Equity Interests and subject to the limitation described in the fifth paragraph under this heading,

•	the Capital Stock of, or other equity interests in certain of our existing and future Foreign Subsidiaries owned directly by us and the Grantor Subsidiary Guarantors (other than Goodyear Canada), in each case other than Excluded Equity Interests and subject to the limitation described in the seventh paragraph under this heading and which in no event exceeds 65% of the total outstanding equity interests of any Foreign Subsidiary,

•	Indebtedness held by the Company and the Grantor Subsidiary Guarantors (other than Goodyear Canada), in each case subject to the limitation described in the seventh paragraph under this heading,

•	certain equipment (including blimps) and general intangibles (including intellectual property) of the Company and the Grantor Subsidiary Guarantors (other than Goodyear Canada),

•	the Company’s Corporate Headquarters,

•	certain intellectual property of Goodyear Canada,

•	certain accounts receivable, inventory, cash and cash accounts (other than Excluded Operating Accounts) of the Company and the Grantor Subsidiary Guarantors, and

•	any proceeds of any of the preceding,

•	in each case, other than any Consent Assets and to the extent that a Pari Passu Lien can be granted thereon.

      On the date hereof, the Pari Passu Liens securing the Notes and the Subsidiary Guarantees rank third in priority behind the first-priority and second-priority Priority Liens securing the First Lien Credit Facility and Second Lien Term Loan, in respect of the Collateral.
      The Collateral will also be subject to Liens in favor of holders of certain of our other Indebtedness and non-debt obligations as follows:

First, in addition to the Bank Indebtedness currently secured by various portions of the Collateral, the Indenture will permit us to Incur additional Priority Lien Obligations; provided, however, that the total amount of Priority Lien Obligations that may be outstanding pursuant to clause (1) of the definition of “Permitted Collateral Liens” at any one time does not exceed the greater of (a) $2,700.0 million and (b) the sum of (1) 80% of the book value of the inventory of the Company and the Subsidiary Guarantors and (2) 85% of the book value of the accounts receivable of the Company and the Subsidiary Guarantors, in each case, as of the end of the most recent fiscal quarter for which financial statements have been filed with the SEC; provided further, however, that we may allocate all or a portion of this amount to be secured by Pari Passu Liens rather than Priority Liens; provided further, that (x) the first $500.0 million of Indebtedness allocated to be secured by Pari Passu Liens pursuant to the preceding proviso shall reduce the amount set forth in clause (a) above by the amount of such Indebtedness and (y) all Indebtedness allocated to be secured by Pari Passu Liens pursuant to the preceding proviso in excess of $500.0 million shall reduce both the amount set forth in clause (a) above and the amount set forth in clause (b) above, in each case, by the amount of such Indebtedness. If any Collateral secures Indebtedness on a Priority Lien basis, such Indebtedness will be considered a Priority Lien Obligation; provided, however, that for purposes of the definition of Priority Lien Obligations, the European Bank Indebtedness will not be considered a Priority Lien Obligation as long as the only Collateral securing the European Bank Indebtedness on a Priority Lien basis is the Company’s equity interest in Luxembourg Finance.

Second, in addition to the Notes and any other Indebtedness secured by Pari Passu Liens pursuant to clause First above, the Indenture will permit us to secure Other Pari Passu Lien Obligations (including the European Bank Indebtedness to the extent it constitutes an Other Pari Passu Lien Obligation) in an amount not to exceed the greater of (1) $650.0 million and (2) an amount that as of the date of

Incurrence, after giving effect thereto and the application of proceeds therefrom, would not result in a Consolidated Secured Debt Ratio of more than 3.75:1.

Third, certain Hedging Obligations and certain obligations in respect of cash management services are and may in the future also be secured by Priority Liens or Pari Passu Liens on the Collateral.

Fourth, certain administrative expenses of the Credit Agent, the Collateral Agent and the Trustee may be secured by Priority Liens or Pari Passu Liens on the Collateral.

Fifth, other Permitted Collateral Liens.

      As a result, the Pari Passu Liens securing the Notes, the Subsidiary Guarantees and the Other Pari Passu Lien Obligations will be subject and subordinate to the Priority Liens securing the Bank Indebtedness, as well as any Priority Liens securing any other Priority Lien Obligations and certain non-debt obligations.
      Any security interest for the benefit of the Holders of the Notes in any Capital Stock or other securities of any Subsidiary shall be limited at any time to that portion of Capital Stock or other security which value (defined as the principal amount, par value, book value as carried by the Company or market value, whichever is greatest), when considered in the aggregate with all other Capital Stock or other securities of such Subsidiary subject to a security interest under the Indenture, does not exceed 19.99% of the principal amount of the then outstanding Notes issued by the Company; provided, however, in the event that Rule 3-16 of Regulation S-X promulgated by the SEC is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of the Company due to the fact that such Subsidiary’s Capital Stock or other securities secure the Notes, then the Capital Stock or other securities of such Subsidiary (the “Excluded Securities”) shall automatically be deemed to not be part of the Collateral but only for so long as and to the extent necessary to not be subject to such requirement; provided further, however, that in such event, the Security Documents may be amended or modified, without the consent of any Holder of Notes, to the extent necessary to release the security interests in the Excluded Securities that are so deemed to no longer constitute part of the Collateral. Any portion of a Subsidiary’s Capital Stock or other securities that does not secure the Notes or the Subsidiary Guarantees pursuant to this paragraph (including any Excluded Securities) may continue to secure any Priority Lien Obligations and Other Pari Passu Lien Obligations; provided, however, that if any Priority Lien Obligation or Other Pari Passu Lien Obligation is secured by a security interest in any securities that are Excluded Securities, such obligation is registered under the Securities Act, and in connection with such registration, the Company is required to file with the SEC (or any other governmental agency) separate financial statements of the Subsidiary of the Company that is the issuer of such securities, then such securities will not be considered Excluded Securities and will be pledged to secure the Notes and the Subsidiary Guarantees.
      The Company, the Grantor Subsidiary Guarantors and the Collateral Agent have entered into the Security Documents that define the terms of the security interests that secure the Notes. These security interests secure the payment and performance when due of all of the obligations of the Company and the Subsidiary Guarantors under the Notes, the Indenture, the Subsidiary Guarantees and the Security Documents as provided in the Security Documents. In addition, the Priority Liens on the Capital Stock of certain of our Foreign Subsidiaries securing the U.S. Bank Indebtedness and the ABL Bank Indebtedness have not been perfected under foreign law, and the Pari Passu Liens on such Capital Stock securing the Notes will also not be perfected under foreign law.
      The Collateral does not include mortgages on any of the real property (including manufacturing facilities) of the Company or its Subsidiaries (other than the Company’s Corporate Headquarters) or any assets of the Company’s foreign subsidiaries (other than Goodyear Canada). The Collateral also does not include the Company’s equity interests in its joint venture companies with Sumitomo Rubber Industries, Ltd. in the United States, Europe and Japan. The First Lien Credit Facility and the Swiss Franc Notes are secured by first-priority mortgages, and the Second Lien Term Loan is secured by second-priority mortgages, in certain of such real property. In addition, the European Bank Indebtedness is secured by security interests in certain of the assets of certain of the Company’s foreign subsidiaries.

      The Company may issue Additional Notes of any series under the Indenture as provided under “Indenture May Be Used For Future Issuances,” which, if issued, will rank pari passu with the Notes and will be secured by the Collateral to the same extent as the Notes offered hereby.
      Intercreditor Agreement. The Collateral Agent and the Credit Agent have entered into the Intercreditor Agreement. If any other Indebtedness is designated as Priority Lien Obligations or Other Pari Passu Lien Obligations, the representatives of the holders of such other Indebtedness will also become party to the Intercreditor Agreement and, in the case of Other Pari Passu Lien Obligations, will designate the Collateral Agent as collateral agent on their behalf. Pursuant to the terms of the Intercreditor Agreement, prior to the Discharge of Priority Lien Obligations, the Credit Agent will determine the time and method by which the security interests in the Collateral will be enforced. The Collateral Agent will not be permitted to enforce the security interests even if an Event of Default has occurred and the Notes have been accelerated except (a) in any insolvency or liquidation proceeding, as necessary to file a claim or statement of interest with respect to the Notes or (b) as necessary in the Collateral Agent’s judgment to continue the perfection of the Pari Passu Liens on the Collateral. After the Discharge of Priority Lien Obligations, the Collateral Agent, in accordance with the provisions of the Indenture and the Security Documents, will determine the time and method by which the security interests in the Collateral will be enforced and, if applicable, will distribute cash proceeds (after payment of the costs of enforcement and collateral administration) of the Collateral received by it under the Security Documents for the ratable benefit of the Holders of the Notes and the Other Pari Passu Lien Obligations.
      The rights of the Holders of the Notes with respect to the Collateral securing the Notes will be limited pursuant to the terms of the Intercreditor Agreement. Under the terms of the Intercreditor Agreement, the Holders of the Notes and the holders of Other Pari Passu Lien Obligations will have security interests in the Collateral that rank immediately junior to that of the holders of Priority Lien Obligations (subject to Permitted Collateral Liens). Accordingly, any proceeds received upon a realization of the Collateral securing the Notes, Other Pari Passu Lien Obligations and Priority Lien Obligations will be applied as follows:

First, to the payment of all costs and expenses Incurred by the Credit Agent in connection with the collection of proceeds or sale of any Collateral or otherwise in connection with the agreements governing the Priority Lien Obligations, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Credit Agent on behalf of the Company or a Subsidiary Guarantor and any other costs or expenses Incurred in connection with the exercise of any right or remedy of the holders of the Priority Lien Obligations,

Second, to pay amounts due under all Priority Lien Obligations in accordance with the relative priorities of the Priority Liens securing such Priority Lien Obligations, as determined among the holders of the Priority Lien Obligations,

Third, to the payment of all costs and expenses Incurred by the Trustee and the Collateral Agent in connection with the collection of proceeds or sale of any Collateral or otherwise in connection with the Indenture, the Security Documents and the Intercreditor Agreement, including all court costs and the fees and expenses of its agents and legal counsel, the repayment of all advances made by the Trustee and the Collateral Agent on behalf of the Company or a Subsidiary Guarantor and any other costs or expenses incurred in connection with the exercise of any right or remedy of the holders of the Notes and the Other Pari Passu Lien Obligations,

Fourth, to pay the Notes, any accrued and unpaid interest thereon and the Other Pari Passu Lien Obligations on a pro rata basis based on the respective amounts of the Notes and the Other Pari Passu Lien Obligations then outstanding, and

Fifth, to the extent of the balance of such proceeds after application in accordance with clauses (1), (2), (3) and (4) above, to the Company or such Subsidiary Guarantor, as applicable, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.
      No appraisals of any Collateral have been prepared by us or on our behalf in connection with this offering. The value of the Collateral in the event of liquidation will depend on market and economic conditions, the availability of buyers and other factors. The proceeds from the sale or sales of all of the Collateral may not be sufficient to satisfy the amounts due on the Notes after the occurrence of an Event of Default. If such proceeds were not sufficient to repay amounts due on the Notes, then Holders (to the extent not repaid from the proceeds of the sale of the Collateral) would only have an unsecured claim against the remaining assets of the Company and the Subsidiary Guarantors.
      In the event a bankruptcy proceeding shall be commenced by or against the Company and the Company enters into certain debtor-in-possession financings (a “DIP Financing”) in such proceeding, the Liens on the Collateral securing the Notes and the Subsidiary Guarantees may, without any further action or consent by the Trustee, the Collateral Agent or the Holders, be made junior and subordinated to Liens granted to secure such DIP Financings, subject to the granting and approval by the applicable bankruptcy court of adequate protection for the Holders consisting of (a) the accrual (but not the current payment of) post-petition interest at non-default rates, (b) the current payment of out-of-pocket expenses, including fees and disbursements of counsel and other professional fees and disbursements, of the Trustee and the Collateral Agent and (c) a replacement Lien on substantially all assets of the Company and the Domestic Subsidiaries (other than the assets of any Consent Subsidiaries), subject only to the Liens securing such DIP Financing, Liens existing prior to the commencement of such proceeding, Liens, if any, that are senior to the Liens securing such DIP Financing, including certain Priority Liens and Liens granted as adequate protection to the parties secured by such pre-existing or other senior Liens (including the Priority Liens).
      Further Assurances. Upon request of the Trustee at any time and from time to time, the Company will, and will cause each of the Grantor Subsidiary Guarantors to, promptly execute, acknowledge and deliver such Security Documents, financing statements, instruments, certificates, notices and other documents and take such other actions which the Trustee may reasonably request to cause the security interests purported to be created by the Security Documents or required to be created under the terms of the Indenture to constitute valid security interests, perfected in accordance with the Indenture and protect, assure or enforce the Liens and benefits intended to be conferred as contemplated by the Indenture, in each case for the benefit of the Holders of the Notes.
      In the event that the Company or any Grantor Subsidiary Guarantor shall at any time directly own any equity interests in any Subsidiary (other than (a) equity interests in any Subsidiary with Consolidated assets not greater than $10,000,000 as of the end of the most recent fiscal quarter for which financial statements have been filed with the SEC, (b) equity interests in any Consent Subsidiary or any Excluded Securities and (c) equity interests as to which the actions required by this paragraph have already been taken), the Company will promptly notify the Trustee and the Collateral Agent and will, within 30 days (or such longer period as may be reasonable under the circumstances) after such notification, cause such equity interests to be pledged under the Collateral Agreement and cause to be delivered to the Collateral Agent (or the Credit Agent, acting on behalf of the Collateral Agent pursuant to the Intercreditor Agreement) any certificates representing such equity interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank; provided, however, that (1) neither the Company nor any Grantor Subsidiary Guarantor shall be required to pledge more than 65% of outstanding voting equity interests of any Foreign Subsidiary or Goodyear Canada and (2) neither the Company nor any Grantor Subsidiary Guarantor shall be required to pledge any equity interests in any Foreign Subsidiary if the Company shall have delivered an Officers’ Certificate to the Trustee certifying that the Company has determined, on the basis of reasonable inquiries in the jurisdiction of such Foreign Subsidiary, that such pledge would affect materially and adversely the ability of such Foreign Subsidiary to conduct its business in such jurisdiction.
      In the event that the Company or any Grantor Subsidiary Guarantor shall at any time directly own any equity interests of any Material Foreign Subsidiary (other than equity interests as to which the actions required by this paragraph have already been taken and equity interests in any Consent Subsidiary or any Excluded Securities), the Company will promptly notify the Trustee and the Collateral Agent and will take all such actions as the Collateral Agent shall reasonably request and as shall be available under applicable law to cause such equity interests to be pledged under a Foreign Pledge Agreement and cause to be delivered to the Collateral Agent (or the Credit Agent, acting on behalf of the Collateral Agent pursuant to the Intercreditor Agreement) any certificates representing such equity interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank; provided, however, that (1) neither the Company nor any Grantor Subsidiary Guarantor shall be required to pledge more than 65% of outstanding voting equity interests of any Foreign Subsidiary or Goodyear Canada and (2) neither the Company nor any Grantor Subsidiary Guarantor shall be required to pledge any equity interests in any Foreign Subsidiary if the Company shall have delivered an Officers’ Certificate to the Trustee certifying that the Company has determined, on the basis of reasonable inquiries in the jurisdiction of such Foreign Subsidiary, that such pledge would affect materially and adversely the ability of such Foreign Subsidiary to conduct its business in such jurisdiction.
      In the event that the Company or any Grantor Subsidiary Guarantor shall at any time own any Material Intellectual Property (other than Material Intellectual Property as to which the actions required by this paragraph have already been taken), the Company will promptly notify the Trustee and the Collateral Agent and will file all Uniform Commercial Code financing statements and recordations with the United States Patent and Trademark Office as shall be required by law or reasonably requested by the Trustee to be filed or recorded to perfect the Liens intended to be created on such Collateral (to the extent such Liens may be perfected by filings under the Uniform Commercial Code as in effect in any applicable jurisdiction or by filings with the United States Patent and Trademark Office); provided, however, that if the consents of Persons other than the Company and the Wholly Owned Subsidiaries would be required under applicable law or the terms of any agreement in order for a security interest to be created in any Material Intellectual Property under the Collateral Agreement, a security interest shall not be required to be created in such Material Intellectual Property prior to the obtaining of such consents. The Company will endeavor in good faith to obtain any consents required to permit any security interest in Material Intellectual Property to be created under the Collateral Agreement.
      The Company will otherwise comply with the provisions of TIA § 314(b).
      Release of Collateral. Whether prior to or after the Discharge of Priority Lien Obligations, we will be entitled to releases of assets included in the Collateral from the Liens securing the Notes and the Subsidiary Guarantees under any one or more of the following circumstances:

(1)	if all other Liens (other than Permitted Collateral Liens described in clause (5) of the definition thereof) on that asset securing Priority Lien Obligations and any Other Pari Passu Lien Obligations then secured by that asset (including all commitments thereunder) are released; provided, however, that after giving effect to the release, at least $300.0 million of obligations secured by the Priority Liens on the remaining Collateral remain outstanding or committed and available to be drawn under the documents governing such commitment and no Default shall have occurred and be continuing under the Indenture as of the time of such proposed release;

(2)	in respect of any sales, transfers, leases or other dispositions of assets in transactions permitted or not prohibited under the covenant described below under the caption “— Limitation on Sales of Assets and Subsidiary Stock,” including any such transactions by the Credit Agent in connection with an exercise of remedies against the Collateral on behalf of lenders under any Priority Lien Obligations secured by such Collateral; provided, however, that all other Priority Liens and Pari Passu Liens (other than Permitted Collateral Liens described in clause (5) of the definition thereof) have also been released in respect of such disposed asset; provided further, however, that such Liens shall not be released in respect of any such sale, transfer, lease or other disposition to the Company or any Subsidiary unless the Company elects to cause such transaction to be an Asset Disposition;

(3)	if we provide substitute collateral with at least an equivalent Fair Market Value;

(4)	if all of the stock of any of our Subsidiaries that is pledged to the Trustee is released (except in the case of a release because such stock has become part of the Excluded Securities) or if any Subsidiary that is a Subsidiary Guarantor is released from its Subsidiary Guarantee, that Subsidiary’s assets will also be released; or

(5)	as described under the heading “Amendments and Waivers” below.

      The Lien releases referred to in clause (2) above will be automatic, without any action required on the part of the Company, any Grantor Subsidiary Guarantor, the Collateral Agent or the Trustee (other than (i) at the Company’s election made pursuant to such clause (2) and (ii) any releases of Liens on equity interests in any entity organized under the laws of a jurisdiction outside the United States or any real property in any such jurisdiction).
      The Liens on all Collateral securing the Notes and the Subsidiary Guarantees also will be released automatically:

(1)	upon payment in full of the principal of, accrued and unpaid interest on the Notes and all other obligations under the Indenture, the Subsidiary Guarantees, the Security Documents and the Intercreditor Agreement that are due and payable at or prior to the time such principal, accrued and unpaid interest are paid;

(2)	upon a satisfaction and discharge of the Indenture;

(3)	at our election, during any Suspension Period (as defined below under “Certain covenants — Suspended Covenants”); or

(4)	upon a legal defeasance or covenant defeasance as described below under the heading “Defeasance.”
      The Collateral Agent and the Trustee will, upon the Company’s request accompanied by an Officers’ Certificate or an Opinion of Counsel to the effect that one of the conditions stated above for terminating the Liens securing the Notes and Subsidiary Guarantees has occurred, promptly execute and deliver to the Company, at the Company’s expense, all documents reasonably requested by the Company to evidence such release.
      To the extent applicable, the Company will cause TIA § 314(b), relating to reports, and TIA § 314(d), relating to the release of property or securities or relating to the substitution therefor of any property or securities to be subjected to the Lien of the Security Documents, to be complied with. Any certificate or opinion required by TIA § 314(d) may be made by an Officer of the Company except in cases where TIA § 314(d) requires that such certificate or opinion be made by an independent Person, which Person will be an independent engineer, appraiser or other expert selected or reasonably satisfactory to the Trustee. Notwithstanding anything to the contrary in this paragraph, the Company will not be required to comply with all or any portion of TIA § 314(d) if it determines, in good faith based on advice of counsel, that the terms of TIA § 314(d) or any interpretation or guidance as to the meaning thereof of the SEC and its staff, including “no action” letters or exemptive orders, whether or not issued to the Company by the SEC, or any portion of TIA § 314(d) is inapplicable to one or a series of released Collateral.
      Subsidiary Guarantees. The Subsidiary Guarantors, as primary obligors and not merely as sureties, will jointly and severally irrevocably and unconditionally Guarantee on a senior basis the performance and full and punctual payment when due, whether at Stated Maturity, by acceleration or otherwise, of all obligations of the Company under the Indenture (including obligations to the Trustee) and the Notes, whether for payment of principal of or interest on the Notes, expenses, indemnification or otherwise (all such obligations guaranteed by such Subsidiary Guarantors being herein called the “Guaranteed Obligations”). The Subsidiary Guarantee of each Grantor Subsidiary Guarantor (other than Goodyear Canada) will be secured by the Collateral owned by such Grantor Subsidiary Guarantor with a Pari Passu Lien in favor of the Holders of the Notes, subject to the same conditions as the Collateral pledged by the Company to secure the Notes. The Subsidiary Guarantee of Goodyear Canada will be secured by the Current Asset Collateral owned by Goodyear Canada with a Pari Passu Lien in favor of the Holders of the Notes, subject to the same conditions as the Current Asset Collateral pledged by the Company to secure the Notes. The Subsidiary Guarantees of the non-Grantor Subsidiary Guarantors will be unsecured. Each of the Subsidiary Guarantors will agree to pay, in addition to the amount stated above, any and all costs and expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Holders in enforcing any rights under the Subsidiary Guarantees. Each Subsidiary Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be Guaranteed by the applicable Subsidiary Guarantor without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally. The Company will cause each Restricted Subsidiary that enters into a Guarantee of any Indebtedness of the Company or any Subsidiary Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes. For the purposes of this paragraph, a pledge of an intercompany note by a Restricted Subsidiary to secure Indebtedness of the Company or a Subsidiary Guarantor will be considered a Guarantee by such Restricted Subsidiary unless such intercompany note is also pledged to secure the Notes or the applicable Subsidiary Guarantee with the same level of priority that the Notes or Subsidiary Guarantee bear to the other Indebtedness secured by such pledge. In addition, if at any time such Subsidiary Guarantor has Consolidated assets of greater than $10,000,000 as of the end of the most recent fiscal quarter for which financial statements have been filed with the SEC, the Company will also cause such Subsidiary Guarantor to become a Grantor Subsidiary Guarantor and to execute and deliver to the Trustee Security Documents pursuant to which its assets (of the same type as those assets of the Company and the other Grantor Subsidiary Guarantors constituting Collateral) will be pledged to secure its Subsidiary Guarantee of the Notes. See “Certain covenants — Future Subsidiary Guarantors” below.
      Each Subsidiary Guarantee is a continuing guarantee and shall (a) remain in full force and effect until payment in full of all the Guaranteed Obligations, (b) be binding upon each Subsidiary Guarantor and its successors and (c) inure to the benefit of, and be enforceable by, the Trustee, the Holders and their successors, transferees and assigns.
      The Subsidiary Guarantee of a Subsidiary Guarantor also will be released:

(1)	upon the sale (including any sale pursuant to any exercise of remedies by a holder of Indebtedness of the Company or of such Subsidiary Guarantor) or other disposition (including by way of consolidation or merger) of a Subsidiary Guarantor;
      (2) upon the sale or disposition of all or substantially all the assets of such Subsidiary Guarantor;

(3)	upon the designation of such Subsidiary Guarantor as an Unrestricted Subsidiary;

(4)	unless there is then existing an Event of Default, at such time and for so long as any such Subsidiary Guarantor that became a Subsidiary Guarantor after March 12, 2004 pursuant to the covenant described under “Certain covenants — Future Subsidiary Guarantors” does not Guarantee any Indebtedness that would have required such Subsidiary Guarantor to enter into a supplemental indenture pursuant to the covenant described under “Certain covenants — Future Subsidiary Guarantors;”

(5)	at our election, during any Suspension Period; or

(6)	if we exercise our legal defeasance option or our covenant defeasance option as described under “Defeasance” or if our obligations under the Indenture are discharged in accordance with the terms of the Indenture.
Ranking
      The Notes will be Senior Indebtedness of the Company, will rank equally in right of payment with all existing and future Senior Indebtedness of the Company, will have the benefit of the Pari Passu Liens on the Collateral described above under “Security,” in each case, subject to Permitted Collateral Liens (including Priority Liens), and will be senior in right of payment to all existing and future Subordinated Obligations of the Company.
      Pursuant to the Intercreditor Agreement, the security interests in the Collateral securing the Notes and the Subsidiary Guarantees will rank immediately junior in priority (subject to Permitted Collateral Liens) to any and all security interests at any time, granted in the Collateral to secure the Priority Lien Obligations.

      The Collateral will also be subject to Liens in favor of holders of certain of our other Indebtedness and non-debt obligations as follows:

First, in addition to the Bank Indebtedness currently secured by various portions of the Collateral, the Indenture will permit us to Incur additional Priority Lien Obligations; provided, however, that the total amount of Priority Lien Obligations that may be outstanding pursuant to clause (1) of the definition of “Permitted Collateral Liens” at any one time does not exceed the greater of (a) $2,700.0 million and (b) the sum of (1) 80% of the book value of the inventory of the Company and the Subsidiary Guarantors and (2) 85% of the book value of the accounts receivable of the Company and the Subsidiary Guarantors, in each case, as of the end of the most recent fiscal quarter for which financial statements have been filed with the SEC; provided further, however, that we may allocate all or a portion of this amount to be secured by Pari Passu Liens rather than Priority Liens; provided further, that (x) the first $500.0 million of Indebtedness allocated to be secured by Pari Passu Liens pursuant to the preceding proviso shall reduce the amount set forth in clause (a) above by the amount of such Indebtedness and (y) all Indebtedness allocated to be secured by Pari Passu Liens pursuant to the preceding proviso in excess of $500.0 million shall reduce both the amount set forth in clause (a) above and the amount set forth in clause (b) above, in each case, by the amount of such Indebtedness. If any Collateral secures Indebtedness on a Priority Lien basis, such Indebtedness will be considered a Priority Lien Obligation; provided, however, that for purposes of the definition of Priority Lien Obligations, the European Bank Indebtedness will not be considered a Priority Lien Obligation as long as the only Collateral securing the European Bank Indebtedness on a Priority Lien basis is the Company’s equity interest in Luxembourg Finance.

Second, in addition to the Notes and any other Indebtedness secured by Pari Passu Liens pursuant to clause First above, the Indenture will permit us to secure Other Pari Passu Lien Obligations (including the European Bank Indebtedness to the extent it constitutes an Other Pari Passu Lien Obligation) in an amount not to exceed the greater of (1) $650.0 million and (2) an amount that as of the date of Incurrence, after giving effect thereto and the application of proceeds therefrom, would not result in a Consolidated Secured Debt Ratio of more than 3.75:1.

Third, certain Hedging Obligations and certain obligations in respect of cash management services are and may in the future also be secured by Priority Liens or Pari Passu Liens on the Collateral.

Fourth, certain administrative expenses of the Credit Agent, the Collateral Agent and the Trustee may be secured by Priority Liens or Pari Passu Liens on the Collateral.

Fifth, other Permitted Collateral Liens.
      The Company currently conducts a portion of its operations through its Subsidiaries. To the extent such Subsidiaries are not Subsidiary Guarantors, creditors of such Subsidiaries, including trade creditors, and preferred stockholders, if any, of such Subsidiaries generally will have priority with respect to the assets and earnings of such Subsidiaries over the claims of creditors of the Company, including Holders. The Notes, therefore, will be effectively subordinated to the claims of creditors, including trade creditors, and preferred stockholders, if any, of Subsidiaries of the Company that are not Subsidiary Guarantors.
      For the six months ended June 30, 2005, the Subsidiaries of the Company, other than those Subsidiaries that are Subsidiary Guarantors, had net sales of $8.6 billion and net income of $281 million. At June 30, 2005, non-guarantor subsidiaries had total assets of approximately $11.5 billion. The above financial information does not include eliminations for intercompany transactions. For a presentation of the financial information pursuant to Rule 3-10 of Regulation S-X for our subsidiaries guaranteeing the notes and our non-guarantor subsidiaries, see Note to the Financial Statements No. 24, Consolidating Financial Information and Note to the Interim Consolidated Financial Statements No. 9, Consolidating Financial Information, included herein.

      As of June 30, 2005, there was outstanding:

(1)	$4.2 billion of Senior Indebtedness of the Company (other than the Notes), of which $1.2 billion is secured by Priority Liens (exclusive of unused commitments under the Credit Agreements) and

(2)	$1.9 billion of Senior Indebtedness of the Subsidiary Guarantors (other than the Subsidiary Guarantees), of which $1.2 billion is secured by Priority Liens.
      Although the Indenture limits the Incurrence of Indebtedness by the Company and its Restricted Subsidiaries and the issuance of Preferred Stock by the Restricted Subsidiaries, such limitation is subject to a number of significant qualifications. The Company and its Subsidiaries may be able to Incur substantial amounts of additional Indebtedness in certain circumstances. Such Indebtedness may be Senior Indebtedness and may be Priority Lien Obligations. See “Certain covenants — Limitation on Indebtedness” below.
      The Notes will rank equally in all respects with all other Senior Indebtedness of the Company. Unsecured Indebtedness is not deemed to be subordinate or junior to Secured Indebtedness merely because it is unsecured.
Change of Control
      Upon the occurrence of any of the following events (each a “Change of Control”), each Holder will have the right to require the Company to purchase all or any part of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date):

(1)	any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (1) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company;

(2)	during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of the Company (together with any new directors whose election by such board of directors of the Company or whose nomination for election by the shareholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of the Company then in office;

(3)	the adoption of a plan relating to the liquidation or dissolution of the Company; or

(4)	the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all the assets of the Company (as determined on a Consolidated basis) to another Person, and, in the case of any such merger or consolidation, the securities of the Company that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of the Voting Stock of the Company are changed into or exchanged for cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the surviving Person or transferee that represent immediately after such transaction, at least a majority of the aggregate voting power of the Voting Stock of the surviving Person or transferee.

      Within 30 days following any Change of Control, the Company shall mail a notice to each Holder with a copy to the Trustee (the “Change of Control Offer”), stating:

(1)	that a Change of Control has occurred and that such Holder has the right to require the Company to purchase all or a portion of such Holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

(2)	the circumstances and relevant facts and financial information regarding such Change of Control;

(3)	the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed); and

(4)	the instructions determined by the Company, consistent with this covenant, that a Holder must follow in order to have its Notes purchased.
      The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer. In addition, the Company will not be required to make a Change of Control Offer upon a Change of Control in respect of any Notes called for redemption to the extent that the Company mails a valid notice of redemption to Holders prior to the Change of Control, and thereafter redeems all Notes called for redemption in accordance with the terms set forth in such redemption notice.
      The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the purchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.
      The Change of Control purchase feature is a result of negotiations between the Company and the Investors. Management has no present intention to engage in a transaction involving a Change of Control, although it is possible that the Company would decide to do so in the future. Subject to the limitations discussed below, the Company could, in the future, enter into certain transactions, including acquisitions, refinancings or recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of Indebtedness outstanding at such time or otherwise affect the Company’s capital structure or credit ratings. Restrictions on the ability of the Company to Incur additional Indebtedness are contained in the covenants described under “Certain covenants — Limitation on Indebtedness,” “— Limitation on Liens” and “— Limitation on Sale/ Leaseback Transactions.” Except for the limitations contained in such covenants, however, the Indenture does not contain any covenants or provisions that may afford Holders protection in the event of a highly leveraged transaction.
      The definition of Change of Control includes a phrase relating to the sale of “all or substantially all” the assets of the Company (as determined on a Consolidated basis). Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder to require the Company to purchase its Notes as a result of a sale of less than all of the assets of the Company (as determined on a Consolidated basis) to another Person may be uncertain.
      The occurrence of certain of the events which would constitute a Change of Control would constitute a default under the Credit Agreements. Future Senior Indebtedness of the Company may contain prohibitions of certain events which would constitute a Change of Control or require such Senior Indebtedness to be repurchased or repaid upon a Change of Control. Moreover, the exercise by the Holders of their right to require the Company to purchase the Notes could cause a default under such Senior Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase on the Company. Finally, the

Company’s ability to pay cash to the Holders upon a purchase may be limited by the Company’s then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases.
      The provisions under the Indenture relative to the Company’s obligation to make an offer to purchase the Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Notes.
Certain Covenants
      The Indenture contains covenants including, among others, those summarized below.
      Suspended Covenants. Following the first day (the “Suspension Date”) that:

(1)	the Notes have an Investment Grade Rating from both of the Rating Agencies, and

(2)	no Default has occurred and is continuing under the Indenture
      The Company and its Restricted Subsidiaries will not be subject to the provisions of the Indenture summarized below under:

(A)	“— Limitation on Indebtedness,”

(B)	“— Limitation on Restricted Payments,”

(C)	“— Limitation on Restrictions on Distributions from Restricted Subsidiaries,”

(D)	“— Limitation on Sales of Assets and Subsidiary Stock,”

(E)	“— Limitation on Transactions with Affiliates,”

(F)	“— Future Subsidiary Guarantors,” and

(G)	clause (3) of the first paragraph under the heading “Merger and consolidation,”
(collectively, the “Suspended Covenants”). In addition, the Company may elect to suspend the Subsidiary Guarantees, and the Company may also elect to release any or all of the Collateral from the Liens securing the Notes and Subsidiary Guarantees. In the event that the Company and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of the foregoing and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies withdraws its Investment Grade Rating or downgrades the rating assigned to the Notes below an Investment Grade Rating, then the Company and its Restricted Subsidiaries will thereafter again be subject to the Suspended Covenants with respect to future events, the Subsidiary Guarantees will be reinstated and any Collateral that was released from Liens securing the Notes and Subsidiary Guarantees, as well as any Collateral acquired since the Suspension Date, will be restored and pledged to secure the Notes and the Subsidiary Guarantees, as applicable. The period of time between the Suspension Date and the Reversion Date is referred to in this description as the “Suspension Period.” Notwithstanding that the Suspended Covenants may be reinstated, no default will be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period. During any Suspension Period, the Company may not designate any Subsidiary to be an Unrestricted Subsidiary unless the Company would have been permitted to designate such Subsidiary to be an Unrestricted Subsidiary if a Suspension Period had not been in effect for any period.
      On the Reversion Date, all Indebtedness Incurred during the Suspension Period will be classified to have been Incurred pursuant to paragraph (a) of “— Limitation on Indebtedness” or one of the clauses set forth in paragraph (b) of “— Limitation on Indebtedness” (to the extent such Indebtedness would be permitted to be Incurred thereunder as of the Reversion Date and after giving effect to Indebtedness Incurred prior to the Suspension Period and outstanding on the Reversion Date). To the extent such Indebtedness would not be so permitted to be Incurred pursuant to paragraph (a) or (b) of “— Limitation on Indebtedness,” such Indebtedness will be deemed to have been outstanding on March 12, 2004, so that it is classified as permitted under clause (3)(B) of paragraph (b) of “— Limitation of Indebtedness.” Calculations made after the

Reversion Date of the amount available to be made as Restricted Payments under “— Limitation on Restricted Payments” will be made as though the covenant described under “— Limitation on Restricted Payments” had been in effect since March 12, 2004 and throughout the Suspension Period. Accordingly, Restricted Payments made during the Suspension Period will reduce the amount available to be made as Restricted Payments under paragraph (a) of “— Limitation on Restricted Payments” and the items specified in subclause (4)(C) of paragraph (a) of the covenant described under “— Limitation on Restricted Payments” will increase the amount available to be made under paragraph (a) thereof. For purposes of determining compliance with paragraphs (a) and (b) of the “— Limitation of Sales of Assets and Subsidiary Stock,” the Net Available Cash from all Asset Dispositions not applied in accordance with the covenant will be deemed to be reset to zero.
      In addition, the Indenture also permits, without causing a Default or Event of Default, the Company and the Restricted Subsidiaries to honor any contractual commitments to take actions in the future after any date on which the Notes no longer have an Investment Grade Rating from both of the Rating Agencies as long as such contractual commitments were entered into during a Suspension Period and not in anticipation of the Notes’ no longer having an Investment Grade Rating from both of the Rating Agencies.
      Limitation on Indebtedness. (a) The Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or any Subsidiary Guarantor may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto and the application of the proceeds therefrom the Consolidated Coverage Ratio would be greater than 2.0:1.
      (b) Notwithstanding the foregoing paragraph (a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

(1)	Bank Indebtedness in an aggregate principal amount not to exceed the greater of (A) $2,700.0 million, less the aggregate amount of all prepayments of principal applied to permanently reduce any such Indebtedness in satisfaction of the Company’s obligations under the covenant described under “— Limitation on Sales of Assets and Subsidiary Stock” and (B) the sum of (i) 60% of the book value of the inventory of the Company and its Restricted Subsidiaries plus (ii) 80% of the book value of the accounts receivable of the Company and its Restricted Subsidiaries (other than any accounts receivable pledged, sold or otherwise transferred or encumbered by the Company or any Restricted Subsidiary in connection with a Qualified Receivables Transaction), in each case, as of the end of the most recent fiscal quarter for which financial statements have been filed with the SEC; provided, however, that the amount of Indebtedness that may be Incurred pursuant to this clause (1) shall be reduced by any amount of Indebtedness Incurred and then outstanding pursuant to the election provision of clause (10)(A)(i) below;

(2)	Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary; provided, however, that any subsequent event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof;

(3)	Indebtedness (A) represented by the Notes (not including any Additional Notes) and the Subsidiary Guarantees, (B) outstanding on March 12, 2004 (other than the Indebtedness described in clauses (1) and (2) above) and (C) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in this clause (3) (including Indebtedness that is Refinancing Indebtedness) or the foregoing paragraph (a);

(4)	(A) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by the Company or a Restricted Subsidiary (other than Indebtedness Incurred in contemplation of, in connection with, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Company); provided, however, that on the date that such Restricted Subsidiary is acquired by the Company, (i) the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the foregoing paragraph (a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (4) or (ii) the Consolidated Coverage Ratio immediately after giving effect to such Incurrence and acquisition would be greater than such ratio immediately prior to such transaction and (B) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause (4);

(5)	Indebtedness (A) in respect of performance bonds, bankers’ acceptances, letters of credit and surety or appeal bonds entered into by the Company or any Restricted Subsidiary in the ordinary course of business, and (B) Hedging Obligations entered into in the ordinary course of business to hedge risks with respect to the Company’s or a Restricted Subsidiary’s interest rate, currency or raw materials pricing exposure and not entered into for speculative purposes;

(6)	Purchase Money Indebtedness, Capitalized Lease Obligations and Attributable Debt and Refinancing Indebtedness in respect thereof in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (6) and then outstanding, will not exceed the greater of (A) $600.0 million and (B) 5.0% of Consolidated assets of the Company as of the end of the most recent fiscal quarter for which financial statements have been filed with the SEC; provided, however, that the aggregate principal amount of Capitalized Lease Obligations and Attributable Debt (and Refinancing Indebtedness in respect thereof) Incurred pursuant to this clause (6) and outstanding in respect of Sale/ Leaseback Transactions relating to Collateral may not exceed $100.0 million;

(7)	Indebtedness Incurred by a Receivables Entity in a Qualified Receivables Transaction;

(8)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five Business Days of a Financial Officer’s becoming aware of its Incurrence;

(9)	any Guarantee (other than the Subsidiary Guarantees) by the Company or a Restricted Subsidiary of Indebtedness or other obligations of the Company or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness or other obligations by the Company or such Restricted Subsidiary is permitted under the terms of the Indenture (other than Indebtedness Incurred pursuant to clause (4) above);

(10)	(A) Indebtedness of Foreign Subsidiaries in an aggregate principal amount that, when added to all other Indebtedness Incurred pursuant to this clause (10)(A) and then outstanding, will not exceed (i) $600.0 million plus (ii) any amount then permitted to be Incurred pursuant to clause (1) above that the Company instead elects to Incur pursuant to this clause (10)(A) and (B) Indebtedness of Foreign Subsidiaries Incurred in connection with a Qualified Receivables Transaction in an amount not to exceed €275.0 million at any one time outstanding;

(11)	Indebtedness constituting Other Pari Passu Lien Obligations or unsecured Indebtedness in an amount not to exceed $850.0 million and Refinancing Indebtedness in respect thereof; provided that such Refinancing Indebtedness constitutes Other Pari Passu Lien Obligations or unsecured Indebtedness; and

(12)	Indebtedness of the Company and the Restricted Subsidiaries in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (12) and then outstanding, will not exceed $150.0 million.

      (c) For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this covenant:

(1)	Outstanding Indebtedness Incurred pursuant to any of the Credit Agreements prior to or on the March 12, 2004 shall be classified as Incurred as follows:

(A)	such Indebtedness shall be deemed to have been Incurred pursuant to clause (1) of paragraph (b) above, in an amount such that after giving effect to such Incurrence there will remain available to be Incurred under clause (1) of paragraph (b) an amount of Indebtedness equal to the aggregate amount committed and undrawn under the Credit Agreements on March 12, 2004 (including amounts committed that are not available to be drawn because they have been allocated to undrawn outstanding letters of credit); and

(B)	to the extent not classified pursuant to (A), such Indebtedness shall be deemed to have been Incurred pursuant to paragraph (a) above.

(2)	Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness,

(3)	in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this covenant, the Company, in its sole discretion, shall classify such Indebtedness (or any portion thereof) as of the time of Incurrence and will only be required to include the amount of such Indebtedness in one of such clauses (provided that any Indebtedness originally classified as Incurred pursuant to clauses (b)(2) through (b)(12) above may later be reclassified as having been Incurred pursuant to paragraph (a) or any other of clauses (b)(2) through (b)(12) above to the extent that such reclassified Indebtedness could be Incurred pursuant to paragraph (a) or one of clauses (b)(2) through (b)(12) above, as the case may be, if it were Incurred at the time of such reclassification), and

(4)	all Indebtedness constituting Other Pari Passu Lien Obligations Incurred after March 12, 2004 shall be treated as Incurred pursuant to clause (11) of paragraph (b) above unless and until such Indebtedness can no longer be Incurred pursuant to clause (11) of paragraph (b) above.
      (d) For purposes of determining compliance with any U.S. dollar or euro denominated restriction on the Incurrence of Indebtedness where the Indebtedness Incurred is denominated in a different currency, the amount of such Indebtedness will be the U.S. Dollar Equivalent or Euro Equivalent, as the case may be, determined on the date of the Incurrence of such Indebtedness; provided, however, that if any such Indebtedness denominated in a different currency is subject to a Currency Agreement with respect to U.S. dollars or euros, as the case may be, covering all principal, premium, if any, and interest payable on such Indebtedness, the amount of such Indebtedness expressed in U.S. dollars or euros will be as provided in such Currency Agreement. The principal amount of any Refinancing Indebtedness Incurred in the same currency as the Indebtedness being Refinanced will be the U.S. Dollar Equivalent or Euro Equivalent, as appropriate, of the Indebtedness Refinanced determined on the date of the Incurrence of such Indebtedness, except to the extent that (1) such U.S. Dollar Equivalent or Euro Equivalent was determined based on a Currency Agreement, in which case the Refinancing Indebtedness will be determined in accordance with the immediately preceding sentence, and (2) the principal amount of the Refinancing Indebtedness exceeds the principal amount of the Indebtedness being Refinanced, in which case the U.S. Dollar Equivalent or Euro Equivalent, as appropriate, of such excess, as appropriate, will be determined on the date such Refinancing Indebtedness is Incurred.
      Limitation on Restricted Payments. (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to:

(1)	declare or pay any dividend, make any distribution on or in respect of its Capital Stock or make any similar payment (including any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) to the direct or indirect holders of its Capital Stock in their capacity as such, except (A) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock or, in the case of a Restricted Subsidiary, Preferred Stock) and (B) dividends or distributions payable to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary has Capital Stock held by Persons other than the Company or other Restricted Subsidiaries, to such other Persons on no more than a pro rata basis),

(2)	purchase, repurchase, redeem, retire or otherwise acquire (“Purchase”) for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or a Restricted Subsidiary (other than in exchange for Capital Stock of the Company that is not Disqualified Stock),

(3)	Purchase for value, prior to scheduled maturity, any scheduled repayment or any scheduled sinking fund payment, any Subordinated Obligations (other than the Purchase for value of Subordinated Obligations acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such Purchase), or

(4)	make any Investment (other than a Permitted Investment) in any Person, (any such dividend, distribution, payment, Purchase or Investment being herein referred to as a “Restricted Payment”) if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(A)	a Default will have occurred and be continuing (or would result therefrom);

(B)	the Company could not Incur at least $1.00 of additional Indebtedness under paragraph (a) of the covenant described under “— Limitation on Indebtedness;” or

(C)	the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by a Financial Officer of the Company, whose determination will be conclusive; provided, however, that with respect to any noncash Restricted Payment in excess of $25.0 million, the amount so expended shall be determined in accordance with the provisions of the definition of Fair Market Value) declared or made subsequent to March 12, 2004 would exceed the sum, without duplication, of:

(i)	50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the first fiscal quarter of 2004 to the end of the most recent fiscal quarter for which financial statements have been filed with the SEC prior to the date of such Restricted Payment (or, in case such Consolidated Net Income will be a deficit, minus 100% of such deficit);

(ii)	100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to March 12, 2004 (other than an issuance or sale to a Subsidiary of the Company and other than an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution received by the Company from its shareholders subsequent to March 12, 2004;

(iii)	the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company’s Consolidated balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to March 12, 2004 of any Indebtedness of the Company or its Restricted Subsidiaries issued after March 12, 2004 which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or the Fair Market Value of other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); and

(iv)	an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case realized by the Company or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company’s equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary.

      (b) The provisions of the foregoing paragraph (a) will not prohibit:

(1)	any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees to the extent such sale to such an employee stock ownership plan or trust is financed by loans from or guaranteed by the Company or any Restricted Subsidiary unless such loans have been repaid with cash on or prior to the date of determination) or a substantially concurrent cash capital contribution received by the Company from its shareholders; provided, however, that:

(A)	such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments, and
           (B) the Net Cash Proceeds from such sale applied in the manner set forth in this clause (1) shall be excluded from the calculation of amounts under clause (4)(C)(ii) of paragraph (a) above;

(2)	any prepayment, repayment or Purchase for value of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, other Subordinated Obligations or Indebtedness Incurred under clause (a) of the covenant described under “— Limitation on Indebtedness”; provided, however, that such prepayment, repayment or Purchase for value shall be excluded in the calculation of the amount of Restricted Payments;

(3)	dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividends would have complied with this covenant; provided, however, that such dividends shall be included in the calculation of the amount of Restricted Payments;

(4)	any Purchase for value of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; provided, however, that the aggregate amount of such Purchases for value will not exceed $10.0 million in any calendar year; provided further, however, that any of the $10.0 million permitted to be applied for Purchases under this clause (4) in a calendar year (and not so applied) may be carried forward for use in the following two calendar years; provided further, however, that such Purchases for value shall be excluded in the calculation of the amount of Restricted Payments;

(5)	so long as no Default has occurred and is continuing, payments of dividends on Disqualified Stock issued after March 12, 2004 pursuant to the covenant described under “— Limitation on Indebtedness”; provided, however, that such dividends shall be included in the calculation of the amount of Restricted Payments;

(6)	repurchases of Capital Stock deemed to occur upon exercise of stock options if such Capital Stock represents a portion of the exercise price of such options; provided, however, that such Restricted Payments shall be excluded in the calculation of the amount of Restricted Payments;

(7)	so long as no Default has occurred and is continuing, any prepayment, repayment or Purchase for value of Subordinated Obligations from Net Available Cash to the extent permitted under the covenant described under “— Limitation on Sales of Assets and Subsidiary Stock” below; provided, however, that such prepayment, repayment or Purchase for value shall be excluded in the calculation of the amount of Restricted Payments;

(8)	payments to holders of Capital Stock (or to the holders of Indebtedness that is convertible into or exchangeable for Capital Stock upon such conversion or exchange) in lieu of the issuance of fractional shares; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments; or

(9)	any Restricted Payment in an amount which, when taken together with all Restricted Payments made pursuant to this clause (9), does not exceed $50.0 million; provided, however, that (A) at the time of each such Restricted Payment, no Default shall have occurred and be continuing (or result therefrom) and (B) such Restricted Payments shall be included in the calculation of the amount of Restricted Payments.
      Limitation on Restrictions on Distributions from Restricted Subsidiaries. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company;

(2)	make any loans or advances to the Company; or

(3)	transfer any of its property or assets to the Company, except:

(A)	any encumbrance or restriction pursuant to applicable law, rule, regulation or order or an agreement in effect at or entered into on March 12, 2004;

(B)	any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

(C)	any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (A) or (B) of this covenant or this clause (C) or contained in any amendment to an agreement referred to in clause (A) or (B) of this covenant or this clause (C); provided, however, that the encumbrances and restrictions contained in any such Refinancing agreement or amendment are no less favorable in any material respect to the Holders than the encumbrances and restrictions contained in such predecessor agreements;

(D)	in the case of clause (3), any encumbrance or restriction:

(i)	that restricts in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license or similar contract, or the assignment or transfer of any such lease, license or other contract, or

(ii)	contained in mortgages, pledges and other security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements;

(E)	with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(F)	any encumbrance or restriction existing under or by reason of Indebtedness or other contractual requirements of a Receivables Entity in connection with a Qualified Receivables Transaction; provided, however, that such restrictions apply only to such Receivables Entity;

(G)	purchase money obligations for property acquired in the ordinary course of business and Capitalized Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) above;

(H)	provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements and other similar agreements;

(I)	restrictions on cash or other deposits or net worth imposed by customers, suppliers or, in the ordinary course of business, other third parties; and

(J)	with respect to any Foreign Subsidiary, any encumbrance or restriction contained in the terms of any Indebtedness, or any agreement pursuant to which such Indebtedness was issued, if:

(i)	the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement, or

(ii)	at the time such Indebtedness is Incurred, such encumbrance or restriction is not expected to materially affect the Company’s ability to make principal or interest payments on the Notes, as determined in good faith by a Financial Officer of the Company, whose determination shall be conclusive.
      Limitation on Sales of Assets and Subsidiary Stock. (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition unless:

(1)	the Company or such Restricted Subsidiary receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the Fair Market Value of the shares and assets subject to such Asset Disposition,

(2)	at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Additional Assets; provided, however, that in the case of an Asset Disposition of any Collateral or Excluded Securities, any Additional Assets received by the Company and any Restricted Subsidiary are added, substantially concurrently with their acquisition, to the Collateral securing (with the same priority as the assets disposed of) the Notes and the Subsidiary Guarantees; provided further, however, that the 75% consideration requirement of this clause (2) shall not apply to any Specified Asset Sale, and

(3)	an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

(A)	first, to the extent the Company elects (or is required by the terms of any Applicable Indebtedness) (i) to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value Applicable Indebtedness, (ii) to cause any loan commitment that is available to be drawn under the applicable credit facility and to be Incurred under the Indenture and that when drawn would constitute a Priority Lien Obligation, to be permanently reduced by the amount of Net Available Cash and (iii) to make Designated LC Cash Collateralizations, in each case, other than Indebtedness owed to the Company or an Affiliate of the Company and other than obligations in respect of Disqualified Stock, within 365 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

(B)	second, to acquire Additional Assets (or otherwise to make capital expenditures), in each case within 365 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash; provided, however, that, in the case of an Asset Disposition of any Collateral or Excluded Securities, (A) such Additional Assets are added, substantially concurrently with their acquisition, to the Collateral securing (with the same priority as the assets disposed of) the Notes and the Subsidiary Guarantees or, in the case of capital expenditures, such capital expenditures are used to improve or maintain assets that constitute Collateral or real property or fixtures thereon owned by the Company or a Subsidiary Guarantor;

(C)	third, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and (B), to make an Offer (as defined in paragraph (c) of this covenant below) to purchase Notes pursuant to and subject to the conditions set forth in paragraph (c) of this covenant; provided, however, that if the Company elects (or is required by the terms of any other Senior Indebtedness), such Offer may be made ratably to purchase the Notes and any Applicable Senior Indebtedness, and

(D)	fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A), (B) and (C), for any general corporate purpose permitted by the terms of the Indenture;

provided, however that in connection with any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary will retire such Indebtedness and will cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased, repurchased, redeemed, retired, defeased or otherwise acquired for value.
      Notwithstanding the foregoing provisions of this paragraph (3), the Company and its Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this covenant exceeds $25.0 million. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash may be used or invested in any manner that is not prohibited by the Indenture.

(b)	For the purposes of this covenant, the following are deemed to be cash:

(1)	the assumption of Applicable Indebtedness of the Company (other than obligations in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock and Preferred Stock of a Restricted Subsidiary that is Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition;

(2)	any Designated Noncash Consideration having an aggregate Fair Market Value that, when taken together with all other Designated Non-cash Consideration received pursuant to this clause and then outstanding, does not exceed at the time of the receipt of such Designated Noncash Consideration (with the Fair Market Value of each item of Designated Noncash Consideration being measured at the time received and without giving effect to subsequent changes in value) the greater of (1) $200.0 million and (2) 1.5% of the total Consolidated assets of the Company as shown on the most recent balance sheet of the Company filed with the SEC;

(3)	securities, notes or similar obligations received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash; and

(4)	Temporary Cash Investments.

      (c) In the event of an Asset Disposition that requires the purchase of Notes pursuant to clause (a)(3)(C) of this covenant, the Company will be required

(1)	to purchase Notes tendered pursuant to an offer by the Company for the Notes (the “Offer”) at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant date to receive interest due on the relevant interest payment date) in accordance with the procedures (including prorating in the event of oversubscription), set forth in the Indenture and

(2)	to purchase Applicable Senior Indebtedness of the Company on the terms and to the extent contemplated thereby; provided that in no event shall the Company offer to purchase such Applicable Senior Indebtedness of the Company at a purchase price in excess of 100% of its principal amount (without premium) or, unless otherwise provided for in such Applicable Senior Indebtedness, the accreted amount, if issued with original issue discount, plus accrued and unpaid interest thereon. If the aggregate purchase price of Notes (and Applicable Senior Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Notes (and other Applicable Senior Indebtedness), the Company will apply the remaining Net Available Cash in accordance with clause (a)(3)(D) of this covenant. The Company will not be required to make an Offer for Notes (and Applicable Senior Indebtedness) pursuant to this covenant if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (a)(3)(A) and (B)) is less than $25.0 million for any particular Asset Disposition (which lesser amount will be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).
      (d) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue thereof.
      Limitation on Transactions with Affiliates. (a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an “Affiliate Transaction”) unless such transaction is on terms:

(1)	that are no less favorable to the Company or such Restricted Subsidiary, as the case may be, than those that could be obtained at the time of such transaction in arm’s-length dealings with a Person who is not such an Affiliate,

(2)	that, in the event such Affiliate Transaction involves an aggregate amount in excess of $25.0 million,

(A)	are set forth in writing, and

(B)	have been approved by a majority of the members of the Board of Directors having no personal stake in such Affiliate Transaction and,

(3)	that, in the event such Affiliate Transaction involves an amount in excess of $75.0 million, have been determined by a nationally recognized appraisal, accounting or investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.
      (b) The provisions of the foregoing paragraph (a) will not prohibit:

(1)	any Restricted Payment permitted to be paid pursuant to the covenant described under “— Limitation on Restricted Payments,”

(2)	any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors,

(3)	the grant of stock options or similar rights to employees and directors of the Company pursuant to plans approved by the Board of Directors,

(4)	loans or advances to employees in the ordinary course of business of the Company,

(5)	the payment of reasonable fees and compensation to, or the provision of employee benefit arrangements and indemnity for the benefit of, directors, officers and employees of the Company and its Restricted Subsidiaries in the ordinary course of business,

(6)	any transaction between or among any of the Company, any Restricted Subsidiary or any joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity,

(7)	the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company,

(8)	any agreement as in effect on March 12, 2004 and described in this prospectus or in the Company’s SEC filings as filed on or prior to March 12, 2004, or any renewals, extensions or amendments of any such agreement (so long as such renewals, extensions or amendments are not less favorable in any material respect to the Company or its Restricted Subsidiaries) and the transactions evidenced thereby,

(9)	transactions with customers, clients, suppliers or purchasers or sellers of goods or services in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Company or its Restricted Subsidiaries, in the reasonable determination of the Board of Directors or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party, or

(10)	any transaction effected as part of a Qualified Receivables Transaction.
      Limitation on Liens. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, Incur or permit to exist any Lien of any nature whatsoever on any of its property or assets (including Capital Stock of a Restricted Subsidiary), whether owned at March 12, 2004 or thereafter acquired, other than:

(1)	in the case of any asset that does not constitute Collateral (including assets previously constituting Collateral that have been released from the Liens securing the Notes and the Subsidiary Guarantees), Permitted Liens; provided, however, that any Lien on such assets shall be permitted notwithstanding that it is not a Permitted Lien if all payments due under the Indenture, Notes and Subsidiary Guarantees are secured on an equal and ratable basis with (or, in the case of any such Indebtedness which is a Subordinated Obligation, on a prior basis to) the obligations so secured until such time as such obligations are no longer secured by a Lien on such assets; and

(2)	in the case of any asset that constitutes Collateral, Permitted Collateral Liens.
Notwithstanding the foregoing, to the extent that any asset that does not already constitute Collateral (other than Additional Excluded Collateral) is pledged to secure U.S. Bank Indebtedness or ABL Bank Indebtedness, including any Refinancings thereof, such asset shall also be pledged to secure the Notes and the Subsidiary Guarantees on an immediately junior basis to the U.S. Bank Indebtedness or ABL Bank Indebtedness so secured by such asset and such asset will thereafter be deemed to be part of the Collateral.
      Perfected Security Interests. The Company has delivered or caused to be delivered to the Trustee on March 12, 2004, or, in the case of that portion of the Collateral consisting of Capital Stock of certain of the Company’s Foreign Subsidiaries, within 120 days after March 12, 2004 (or, in the case of Goodyear Thailand and Goodyear Brazil, such longer period as may be reasonable under the circumstances), evidence satisfactory to the Trustee (which, if permitted by the TIA, may consist of an Officers’ Certificate or other certificate of the Company) of (1) the completion and effectiveness of all filings, recordings, registrations and other actions required by the Security Documents to perfect the Pari Passu Liens created by, or intended to be created by, and required to be perfected pursuant to, the Security Documents in favor of the Holders of Notes and (2) the full payment of all filing fees, taxes and other amounts payable in connection with such filings, recordings, registrations (unless such amounts payable are not accepted at the time of such filings, recordings, registrations or other actions and are otherwise billed to the Company) and the receipt by the Trustee of evidence satisfactory to it of such payments and related actions (which may consist of an Officers’ Certificate or other certificate of the Company).
      SEC Reports. Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file with the SEC and provide the Trustee and Holders and prospective Holders (upon request) within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. In addition, the Company shall furnish to the Trustee and the Holders, promptly upon their becoming available, copies of the annual report to shareholders and any other information provided by the Company to its public shareholders generally. The Company also will comply with the other provisions of Section 314(a) of the TIA.
      Future Subsidiary Guarantors. (a) The Company will cause each Restricted Subsidiary that Guarantees any Indebtedness of the Company or of any Subsidiary Guarantor to become a Subsidiary Guarantor, and if applicable, execute and deliver to the Trustee a supplemental indenture in the form set forth in the Indenture pursuant to which such Subsidiary will Guarantee payment of the Notes. For the purposes of this clause (a), a pledge of an intercompany note by a Restricted Subsidiary to secure Indebtedness of the Company or a Subsidiary Guarantor will be considered a Guarantee by such Restricted Subsidiary unless such intercompany note is also pledged to secure the Notes or the applicable Subsidiary Guarantee with the same level of priority that the Notes or Subsidiary Guarantee bear to the other Indebtedness secured by such pledge. Each Subsidiary Guarantee will be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary Guarantor, without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.
      (b) In the event that any Subsidiary Guarantor that is not a Grantor Subsidiary Guarantor shall at any time have Consolidated assets greater than $10,000,000 as of the end of the most recent fiscal quarter for which financial statements have been filed with the SEC, then at such time the Company will, within 30 days (or such longer period as may be reasonable under the circumstances), cause such Subsidiary Guarantor to become a Grantor Subsidiary Guarantor and execute and deliver to the Trustee Security Documents pursuant to which its assets (other than Consent Assets) constituting Collateral will be pledged to secure its Subsidiary Guarantee of the Notes.
      Limitation on Sale/ Leaseback Transactions. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/ Leaseback Transaction with respect to any property unless:

(1)	the Company or such Restricted Subsidiary would be entitled to:

(A)	Incur Indebtedness with respect to such Sale/ Leaseback Transaction pursuant to the covenant described under “— Limitation on Indebtedness” and

(B)	create a Lien on such property securing such Indebtedness without equally and ratably securing the Notes pursuant to the covenant described under “— Limitation on Liens;”

(2)	the gross proceeds payable to the Company or such Restricted Subsidiary in connection with such Sale/ Leaseback Transaction are at least equal to the Fair Market Value of such property; and

(3)	the transfer of such property is permitted by, and, if applicable, the Company applies the proceeds of such transaction in compliance with, the covenant described under “— Limitation on Sale of Assets and Subsidiary Stock.”

Merger and Consolidation
      The Company will not, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all its assets in one or a series of related transactions to, any Person, unless:

(1)	the resulting, surviving or transferee Person (the “Successor Company”) will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and the Indenture;

(2)	immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

(3)	immediately after giving effect to such transaction, (A) the Successor Company would be able to Incur an additional $1.00 of Indebtedness under paragraph (a) of the covenant described under “— Limitation on Indebtedness” or (B) the Consolidated Coverage Ratio for the Successor Company would be greater than such ratio for the Company and its Restricted Subsidiaries immediately prior to such transaction; and

(4)	the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.
      The Successor Company will succeed to, and be substituted for, and may exercise every right and power of, the Company under the Indenture, and the predecessor Company, other than in the case of a lease, will be released from the obligation to pay the principal of and interest on the Notes.
      In addition, the Company will not permit any Subsidiary Guarantor to, directly or indirectly, consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets in one or a series of related transactions to, any Person unless:

(1)	except in the case of a Subsidiary Guarantor (i) that has been disposed of in its entirety to another Person (other than to the Company or an Affiliate of the Company), whether through a merger, consolidation or sale of Capital Stock or assets or (ii) that, as a result of the disposition of all or a portion of its Capital Stock, ceases to be a Subsidiary, the resulting, surviving or transferee Person (the “Successor Guarantor”) will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not such Subsidiary Guarantor) will expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee;

(2)	immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing; and

(3)	the Company will have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.
Notwithstanding the foregoing:

(1)	any Restricted Subsidiary may Consolidate with, merge into or transfer all or part of its properties and assets to the Company or any Subsidiary Guarantor and

(2)	the Company may merge with an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction within the United States of America, any state thereof or the District of Columbia to realize tax or other benefits.
Defaults
      Each of the following is an Event of Default:

(1)	a default in any payment of interest on any Note when due and payable continued for 30 days,

(2)	a default in the payment of principal of any Note when due and payable at its Stated Maturity, upon optional redemption or required repurchase, upon declaration of acceleration or otherwise,

(3)	the failure by the Company or any Subsidiary Guarantor to comply with its obligations under the covenant described under “Merger and consolidation” above,

(4)	the failure by the Company or any Restricted Subsidiary to comply for 30 days after notice with any of its obligations under the covenants described under “Change of Control” or “Certain covenants” (other than “Certain covenants — SEC reports”) above (in each case, other than a failure to purchase Notes),

(5)	the failure by the Company or any Restricted Subsidiary to comply for 60 days after notice as specified in the Indenture with its other agreements contained in the Notes, the Indenture or the Security Documents,

(6)	the failure by the Company or any Restricted Subsidiary to pay any Indebtedness (other than Indebtedness owing to the Company or a Restricted Subsidiary) within any applicable grace period after final maturity or the acceleration of any such Indebtedness by the holders thereof because of a default if the total amount of such Indebtedness unpaid or accelerated exceeds $50.0 million or its foreign currency equivalent (the “cross acceleration provision”),

(7)	certain events of bankruptcy, insolvency or reorganization of the Company or a Significant Subsidiary (the “bankruptcy provisions”),

(8)	the rendering of any final and nonappealable judgment or decree (not covered by insurance) for the payment of money in excess of $50.0 million or its foreign currency equivalent (treating any deductibles, self-insurance or retention as not so covered) against the Company or a Significant Subsidiary if such final judgment or decree remains outstanding and is not satisfied, discharged or waived within a period of 60 days following such judgment (the “judgment default provision”),

(9)	any Subsidiary Guarantee ceases to be in full force and effect in all material respects (except as contemplated by the terms thereof) or any Subsidiary Guarantor denies or disaffirms such Subsidiary Guarantor’s obligations under the Indenture or any Subsidiary Guarantee and such Default continues for 10 days after receipt of the notice as specified in the Indenture, or

(10)	(A)the repudiation or disaffirmation by the Company or any Subsidiary Guarantor of its obligations under any of the Security Documents, (B) the determination in a judicial proceeding that any of the Security Documents is unenforceable or invalid against the Company or any Subsidiary Guarantor for any reason with respect to any material portion of the Collateral or (C) any Security Document shall cease to be in full force and effect (other than in accordance with the terms of the applicable Security Document and the Indenture), or cease to be effective to grant the Trustee a perfected Lien on the Collateral with the priority purported to be created thereby, in each case under this clause (10)(C), with respect to any material portion of the Collateral (the “security default provision”).
The foregoing will constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

      However, a default under clauses (4), (5), (6), (8) or (9) (only with respect to any Subsidiary Guarantor that is not a Significant Subsidiary) will not constitute an Event of Default until the Trustee notifies the Company or the Holders of at least 25% (or, in the case of a default under clause (4) relating to the covenants described under “Change of Control” or “Certain covenants — Limitation on Sales of Assets and Subsidiary Stock”, the lesser of 25% or $100 million) in principal amount of the outstanding Notes notify the Company and the Trustee of the default and the Company or the Subsidiary Guarantor, as applicable, does not cure such default within the time specified in clauses (4), (5), (6), (8) or (9) hereof after receipt of such notice.
      If an Event of Default (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the outstanding Notes by notice to the Company may declare the principal of and accrued but unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and interest will be due and payable immediately. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, the principal of and interest on all the Notes will become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Notes may rescind any such acceleration with respect to the Notes and its consequences.
      Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1)	such Holder has previously given the Trustee notice that an Event of Default is continuing,

(2)	Holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy,

(3)	such Holders have offered the Trustee reasonable indemnity against any loss, liability or expense,

(4)	the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity and

(5)	the Holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.
      Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Notes will be given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee will be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.
      If a Default occurs and is continuing and is known to the Trustee, the Trustee must mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note (including payments pursuant to the redemption provisions of such Note), the Trustee may withhold notice if and so long as a committee of its Trust Officers in good faith determines that withholding notice is in the interests of the Holders. In addition, the Company will be required to deliver to the Trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any Default that occurred during the previous year. The Company will also be required to deliver to the Trustee, within 30 days after the occurrence thereof, written notice of any event which would constitute certain Events of Default, their status and what action the Company is taking or proposes to take in respect thereof.
Amendments and Waivers
      Subject to certain exceptions, the Indenture, the Notes, the Security Documents or the provisions of the Intercreditor Agreement affecting Holders of the Notes may be amended with the written consent of the Holders of a majority in principal amount of the Notes then outstanding voting as a single class and any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in principal amount of the Notes then outstanding voting as a single class; provided, however, that, if any amendment, waiver or other modification will only affect the Fixed Rate Notes or the Floating Rate Notes, only the consent of the Holders of at least a majority in principal amount of the then outstanding Fixed Rate Notes or Floating Rate Notes (and not the consent of the Holders of at least a majority of all Notes), as the case may be, shall be required. However, without the consent of each Holder of an outstanding Note affected, no amendment may, among other things:

(1)	reduce the amount of Notes whose Holders must consent to an amendment,

(2)	reduce the rate of or extend the time for payment of interest on any Note,

(3)	reduce the principal of or extend the Stated Maturity of any Note,

(4)	reduce the premium payable upon the redemption of any Note or change the time at which any Note may be redeemed as described under “Optional redemption” above,

(5)	make any Note payable in money other than that stated in the Note,

(6)	impair the right of any Holder to receive payment of principal of, and interest on, such Holder’s Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes,

(7)	make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions,

(8)	modify the Subsidiary Guarantees in any manner adverse to the Holders, or

(9)	make any change in any Security Document, the Intercreditor Agreement or the provisions in the Indenture dealing with Security Documents or application of Trust proceeds of the Collateral that would adversely affect the Holders.
Notwithstanding the preceding, without the consent of Holders of 66 2/3% in aggregate principal amount of the Notes then outstanding, an amendment or waiver may not:

(1)	release any Collateral from the Lien of the Indenture and the Security Documents;

(2)	change the provisions applicable to the application of the proceeds from the sale of the Collateral in any way adverse to the Holders, or

(3)	change or alter the priority of the security interests in the Collateral in any way adverse to the Holders, in each case except as provided under the terms of the Security Documents or the Intercreditor Agreement.
      Without the consent of any Holder, the Company, the Subsidiary Guarantors and the Trustee or Collateral Agent, as applicable, may amend the Indenture, the Security Documents or the Intercreditor Agreement to:

(1)	cure any ambiguity, omission, defect or inconsistency,

(2)	provide for the assumption by a successor corporation of the obligations of the Company under the Indenture,

(3)	provide for uncertificated Notes in addition to or in place of certificated Notes (provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code),

(4)	add additional Guarantees with respect to the Notes,

(5)	add to the covenants of the Company for the benefit of the Holders or to surrender any right or power conferred upon the Company,

(6)	make any change that does not adversely affect the rights of any Holder in any material respect, subject to the provisions of the Indenture,

(7)	make any amendment to the provisions of the Indenture relating to the form, authentication, transfer and legending of Notes; provided, however, that

(A)	compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any other applicable securities law and

(B)	such amendment does not materially affect the rights of Holders to transfer Notes,

(8)	comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, or

(9)	provide for the addition of Collateral permitted under the terms of the Indenture or Security Documents.
      The consent of the Holders will not be necessary to approve the particular form of any proposed amendment. It will be sufficient if such consent approves the substance of the proposed amendment.
      After an amendment becomes effective, the Company is required to mail to Holders a notice briefly describing such amendment. However, the failure to give such notice to all Holders, or any defect therein, will not impair or affect the validity of the amendment.
Transfer and Exchange
      A Holder will be able to transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes required by law or permitted by the Indenture. The Company will not be required to transfer or exchange any Note selected for redemption or to transfer or exchange any Note for a period of 15 days prior to a selection of Notes to be redeemed. The Notes will be issued in registered form and the Holder will be treated as the owner of such Note for all purposes.
Satisfaction and Discharge
      When the Company (1) delivers to the Trustee all outstanding Notes for cancellation or (2) all outstanding Notes have become due and payable, whether at maturity or on a redemption date as a result of the mailing of notice of redemption and, in the case of clause (2), the Company irrevocably deposits with the Trustee funds or U.S. Government Obligations) sufficient to pay at maturity or upon redemption all outstanding Notes, including premium, if any, interest thereon to maturity or such redemption date, and if in any case the Company pays all other sums payable under the Indenture by the Company, then the Indenture shall, subject to certain exceptions, cease to be of further effect.
Defeasance
      The Company may at any time terminate all its obligations under the Indenture with respect to any series of Notes (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes.
      In addition, the Company may at any time terminate:

(1)	its obligations under the covenants described under “Certain covenants,”

(2)	the operation of the cross acceleration provision, the bankruptcy provisions with respect to Significant Subsidiaries, the judgment default provision and the security default provision described under “Defaults” above and the limitations contained in clauses (3) under the first paragraph of “Merger and consolidation” above (“covenant defeasance”).
      In the event that the Company exercises its legal defeasance option or its covenant defeasance option, each Subsidiary Guarantor will be released from all of its obligations with respect to its Subsidiary Guarantee and the Security Documents.
      The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the applicable series of Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the applicable series of Notes may not be accelerated because of an Event of Default specified in clause (4), (6), (7) (with respect only to Significant Subsidiaries), (8) or (10) under “Defaults” above or because of the failure of the Company to comply with clause (3) under the first paragraph of “Merger and consolidation” above.
      In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the “defeasance trust”) with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, premium (if any) and interest in respect of the applicable series of Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an Opinion of Counsel to the effect that Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such Opinion of Counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).
Concerning the Trustee
      Wells Fargo Bank, N.A. is the Trustee under the Indenture and has been appointed by the Company as Registrar and Paying Agent with regard to the Notes.
Governing Law
      The Indenture, the Notes and the Security Documents are governed by, and construed in accordance with, the laws of the State of New York without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.
Certain Definitions
      “ABL Bank Indebtedness” means any and all amounts payable under or in respect of the Term Loan and Revolving Credit Agreement dated as of March 31, 2003, among the Company, certain lenders, JPMorgan Chase Bank, as administrative agent, Citicorp USA Inc., as syndication agent, and Bank of America, N.A. and The CIT Group/ Business Credit, Inc., as documentation agents and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations and all other amounts payable thereunder or in respect thereof.

      “Additional Assets” means:

(3)	any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary;

(4)	the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or

(5)	Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary;
provided, however, that any such Restricted Subsidiary described in clauses (2) or (3) above is primarily engaged in a Permitted Business.
      “Additional Excluded Collateral” means:

(1)	the portion of the Company’s and the Grantor Subsidiary Guarantors’ manufacturing facilities that are pledged to secure Bank Indebtedness on March 12, 2004,

(2)	any Excluded Securities and

(3)	any Consent Assets that are pledged from time to time to secure Priority Lien Obligations permitted under the Indenture.
      “Additional Foreign Bank Collateral” means all the assets of and rights in Foreign Subsidiaries (other than that portion of the Company’s equity interest in Luxembourg Finance pledged to secure the Notes) subject to Liens securing the European Bank Indebtedness from time to time.
      “Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing. For purposes of the provisions described under “Certain covenants — Limitation on Transactions with Affiliates” and “Certain covenants — Limitation on Sales of Assets and Subsidiary Stock” only, “Affiliate” shall also mean any beneficial owner of shares representing 10% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.
      “Applicable Floating Rate” means, for each semi-annual period during which any Floating Rate Note is outstanding subsequent to the initial semi-annual period, 800 basis points over the rate determined by the Company (notice of such rate to be sent to the Trustee by the Company on the date of determination thereof), equal to the British Bankers’ Association LIBOR rate for deposits in U.S. dollars for a period of six months as reported by any generally recognized financial information service as of 11:00 a.m. (London time) two Business Days immediately prior to the first day of such semi-annual period; provided, however, that, if no British Bankers’ Association LIBOR rate is available to the Company, the Applicable Floating Rate for the relevant semi-annual period shall instead be at the rate at which J.P. Morgan Securities Ltd. or one of its affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market for a period of six months at approximately 11:00 a.m. (London time) two Business Days immediately prior to the first day of such semi-annual period, in amounts equal to $1.0 million. The semi-annual periods referred to in this definition shall commence on March 1 and September 1 of each year; provided, however, that the Applicable Floating Rate for the initial semi-annual period commencing upon original issuance of the Floating Rate Notes was determined pursuant to this definition on the date that was two Business Days immediately prior to March 12, 2004.

      “Applicable Indebtedness” means:

(1)	in respect of any asset that is the subject of an Asset Disposition at a time when such asset is included in the Collateral or is an Excluded Security, any Priority Lien Obligation that, in each case, is secured at such time by such asset on a Priority Lien basis; or

(2)	in respect of any asset that is the subject of an Asset Disposition at a time when such asset is not included in the Collateral but is owned, directly or indirectly, by a Foreign Subsidiary the stock of which is included in the Collateral, (A) any Priority Lien Obligation that, in each case, is secured by such stock on a Priority Lien basis, (B) any Indebtedness of such Foreign Subsidiary or (C) any Indebtedness of any other Foreign Subsidiary that is a Wholly Owned Subsidiary; or

(3)	in respect of any other asset, Senior Indebtedness of the Company or a Subsidiary Guarantor or Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor.
      “Applicable Senior Indebtedness” means:

(1)	in respect of any asset that is the subject of an Asset Disposition at a time when such asset is included in the Collateral, Senior Indebtedness that is secured at such time by such asset; or

(2)	in respect of any asset that is the subject of an Asset Disposition at a time when such asset is not included in the Collateral but is owned, directly or indirectly, by a Foreign Subsidiary the stock of which is included in the Collateral, (A) any Priority Lien Obligation that, in each case, is secured by such stock on a Priority Lien basis, (B) any Indebtedness of such Foreign Subsidiary or (C) any Indebtedness of any other Foreign Subsidiary that is a Wholly Owned Subsidiary; or

(3)	in respect of any other asset, Senior Indebtedness of the Company or a Subsidiary Guarantor or Indebtedness of a Restricted Subsidiary that is not a Subsidiary Guarantor.
      “Asset Disposition” means any sale, lease, transfer or other disposition (or series of sales, leases, transfers or dispositions that are part of a common plan) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation, or similar transaction (each referred to for the purposes of this definition as a “disposition”), of:

(1)	any shares of Capital Stock of a Restricted Subsidiary (other than directors’ qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary),

(2)	all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary,

(3)	any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary or

(4)	any other assets of the Company or any Restricted Subsidiary that are the subject of a transaction the Company elects to be an Asset Disposition pursuant to clause (2) under “Security — Release of Collateral.”
other than, in the case of clauses (1), (2) and (3) above,

(A)	a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary,

(B)	for purposes of the provisions described under “Certain covenants — Limitation on Sales of Assets and Subsidiary Stock” only, a disposition subject to the covenant described under “Certain covenants — Limitation on Restricted Payments,”

(C)	a disposition of assets with a Fair Market Value of less than $5,000,000,

(D)	a sale of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” to a Receivables Entity,

(E)	a transfer of accounts receivable and related assets of the type specified in the definition of “Qualified Receivables Transaction” (or a fractional undivided interest therein) by a Receivables Entity in a Qualified Receivables Transaction, and

(F)	a disposition of all or substantially all the Company’s assets (as determined on a Consolidated basis) in accordance with the covenant described under “Certain covenants — Merger and consolidation.”
      “Attributable Debt” means, with respect to any Sale/ Leaseback Transaction that does not result in a Capitalized Lease Obligation, the present value (computed in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/ Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of:

(1)	the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) and

(2)	the Attributable Debt determined assuming no such termination.
      “Average Life” means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing:

(1)	the sum of the products of the number of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by

(2)	the sum of all such payments.
      “Bank Indebtedness” means any and all amounts payable under or in respect of the Credit Agreements and any Refinancing Indebtedness with respect thereto or with respect to such Refinancing Indebtedness, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations and all other amounts payable thereunder or in respect thereof.
      “Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of the board of directors of the Company.
      “Bond Agreement” means the Bond Agreement dated March 17, 1986, between the Company and Union Bank of Switzerland, Credit Suisse, Swiss Bank Corporation and Morgan Stanley S.A. relating to the Swiss Franc Notes.
      “Business Day” means each day which is not a Legal Holiday.
      “Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.
      “Capitalized Lease Obligations” means an obligation that is required to be classified and accounted for as a capitalized lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP.
      “Code” means the Internal Revenue Code of 1986, as amended.
      “Collateral” means all assets and rights constituting Collateral, from time to time, pursuant to the Security Documents.

      “Collateral Agreement” means the Collateral Agreement, dated as of March 12, 2004, among the Company, the Subsidiary Guarantors and the Trustee, as the same may be amended from time to time in accordance with its terms and under the Indenture.
      “Consent Asset” means any asset or right of the Company or a Grantor Subsidiary Guarantor the creation of a security interest in which would be prohibited by or not be effective under applicable law or would violate or result in a default under any agreement or instrument in effect on March 12, 2004 (or in the case of any future Grantor Subsidiary Guarantor on the date it becomes a Grantor Subsidiary Guarantor) between the Company or such Grantor Subsidiary Guarantor, as the case may be, and any Person other than:

(1)	the Company,

(2)	any Wholly Owned Subsidiary or

(3)	any Subsidiary that is not a Wholly Owned Subsidiary unless the waiver of such default or violation would require the consent of any Person other than the Company or another Subsidiary; provided, however, that no asset or right shall be a Consent Asset to the extent that Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code as in effect in the applicable jurisdiction, or any other law of the applicable jurisdiction, shall permit (and excuse any default or violation resulting from) the creating of a security interest in such asset or right notwithstanding the provision of such agreement or instrument prohibiting the creation of a security interest therein or shall render such provision unenforceable.
      “Consent Subsidiary” means any Subsidiary in respect of which

(1)	the consent of any Person other than the Company or any Wholly Owned Subsidiary is required by applicable law or the terms of any organizational document of such Subsidiary or other agreement of such Subsidiary or any Affiliate of such Subsidiary in order for such Subsidiary to Guarantee the Notes, pledge its assets to secure its Guarantee of the Notes and perform its obligations under any supplemental indenture and the Security Documents, or in order for Capital Stock of such Subsidiary to be pledged under the Security Documents, as the case may be, and

(2)	the Company endeavored in good faith to obtain such consents and such consents shall not have been obtained; provided, however, that any Subsidiary constituting a “Consent Subsidiary” under the U.S. Revolving Credit Facility on March 12, 2004 shall be a Consent Subsidiary only for so long as the assets or Capital Stock of such Subsidiary are not pledged to secure any U.S. Bank Indebtedness or ABL Bank Indebtedness. Notwithstanding the foregoing, no Subsidiary shall be a Consent Subsidiary at any time that it is a guarantor of, or has provided any collateral to secure, Indebtedness for borrowed money of the Company, and any Consent Subsidiary that at any time ceases to meet the test set forth in clause (1) shall cease to be a Consent Subsidiary.
      “Consolidated Coverage Ratio” as of any date of determination means the ratio of:

(1)	the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which financial statements have been filed with the SEC to

(2)	Consolidated Interest Expense for such four fiscal quarters;
provided, however, that:

(A)	if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,

(B)	if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a pro forma basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary had not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness,

(C)	if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets that are the subject of such Asset Disposition for such period or increased by an amount equal to the EBITDA (if negative) directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

(D)	if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person that becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit, division or line of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and

(E)	if since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period shall have made any Asset Disposition or any Investment or acquisition of assets that would have required an adjustment pursuant to clause (C) or (D) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition, Investment or acquisition of assets occurred on the first day of such period.
      For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, Asset Disposition or other Investment, the amount of income, EBITDA or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the pro forma calculations shall be determined in good faith by a responsible Financial Officer of the Company and shall comply with the requirements of Rule 11-02 of Regulation S-X, as it may be amended or replaced from time to time, promulgated by the SEC.
      If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term as at the date of determination in excess of 12 months). If any Indebtedness is Incurred or repaid under a revolving credit facility and is being given pro forma effect, the interest on such Indebtedness shall be calculated based on the average daily balance of such Indebtedness for the four fiscal quarters subject to the pro forma calculation.

      “Consolidated Interest Expense” means, for any period, the total interest expense of the Company and its Consolidated Restricted Subsidiaries, plus, to the extent Incurred by the Company and its Consolidated Restricted Subsidiaries in such period but not included in such interest expense, without duplication:

(1)	interest expense attributable to Capitalized Lease Obligations and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction that does not result in a Capitalized Lease Obligation,

(2)	amortization of debt discount and debt issuance costs,

(3)	capitalized interest,

(4)	noncash interest expense,

(5)	commissions, discounts and other fees and charges attributable to letters of credit and bankers’ acceptance financing,

(6)	interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary and such Indebtedness is in default under its terms or any payment is actually made in respect of such Guarantee,

(7)	net payments made pursuant to Hedging Obligations (including amortization of fees),

(8)	dividends paid in cash or Disqualified Stock in respect of (A) all Preferred Stock of Restricted Subsidiaries and (B) all Disqualified Stock of the Company, in each case held by Persons other than the Company or a Restricted Subsidiary,

(9)	interest Incurred in connection with investments in discontinued operations, and

(10)	the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust
And less, to the extent included in such total interest expense, (A) any breakage costs of Hedging Obligations terminated in connection with the offering of the Notes on March 12, 2004 and the application of the net proceeds therefrom and (B) the amortization during such period of capitalized financing costs; provided, however, that, for any financing consummated after March 12, 2004, the aggregate amount of amortization relating to any such capitalized financing costs deducted in calculating Consolidated Interest Expense shall not exceed 5% of the aggregate amount of the financing giving rise to such capitalized financing costs.
      Notwithstanding the foregoing, for the purposes of the definition of “Consolidated Secured Debt Ratio,” “Consolidated Interest Expense” means, for any period, the total Consolidated interest expense of the Company for such period determined in accordance with GAAP.
      “Consolidated Net Income” means, for any period, the net income of the Company and its Consolidated Subsidiaries for such period; provided, however, that there shall not be included in such Consolidated Net Income:

(1)	any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

(A)	subject to the limitations contained in clause (4) below, the Company’s equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to a Restricted Subsidiary, to the limitations contained in clause (3) below) and

(B)	the Company’s equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income to the extent such loss has been funded with cash from the Company or a Restricted Subsidiary;

(2)	any net income (or loss) of any Person acquired by the Company or a Subsidiary of the Company in a pooling of interests transaction for any period prior to the date of such acquisition;

(3)	any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company (but, in the case of any Foreign Subsidiary, only to the extent cash equal to such net income (or a portion thereof) for such period is not readily procurable by the Company from such Foreign Subsidiary (with the amount of cash readily procurable from such Foreign Subsidiary being determined in good faith by a Financial Officer of the Company) pursuant to intercompany loans, repurchases of Capital Stock or otherwise), except that:

(A)	subject to the limitations contained in clause (4) below, the Company’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution made to another Restricted Subsidiary, to the limitation contained in this clause) and

(B)	the net loss of any such Restricted Subsidiary for such period shall not be excluded in determining such Consolidated Net Income;

(4)	any gain (or loss) realized upon the sale or other disposition of any asset of the Company or its Consolidated Subsidiaries (including pursuant to any Sale/Leaseback Transaction) that is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Capital Stock of any Person;

(5)	any extraordinary gain or loss; and

(6)	the cumulative effect of a change in accounting principles.
Notwithstanding the foregoing, for the purpose of the covenant described under “Certain covenants — Limitation on Restricted Payments” only, there shall be excluded from Consolidated Net Income any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries to the Company or a Restricted Subsidiary to the extent such dividends, repayments or transfers increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(4)(C)(iv) thereof.
      “Consolidated Secured Debt Ratio” as of any date of determination means, the ratio of:
      (1) the sum of, without duplication

(A)	total Consolidated Indebtedness of the Company that is secured by Priority Liens and Pari Passu Liens and

(B)	total Indebtedness for borrowed money of the Foreign Subsidiaries (including the European Bank Indebtedness), in each case, as of the end of the most recent fiscal quarter for which financial statements have been filed with the SEC, to
      (2) the aggregate amount of EBITDA for the then most recent four fiscal quarters for which financial statements have been filed with the SEC, in each case with such pro forma adjustments to Consolidated Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Coverage Ratio.
      “Consolidation” means the consolidation of:

(1)	in the case of the Company, the accounts of each of the Restricted Subsidiaries with those of the Company and

(2)	in the case of a Restricted Subsidiary, the accounts of each Subsidiary of such Restricted Subsidiary that is a Restricted Subsidiary with those of such Restricted Subsidiary, in each case in accordance with GAAP consistently applied;
provided, however, that “Consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary will be accounted for as an investment. The term “Consolidated” has a correlative meaning.
      “Corporate Headquarters” means the Company’s corporate headquarters located at 1144 East Market Street, Akron, Ohio, to the extent that such property does not constitute a “manufacturing facility” as defined in the Bond Agreement governing the terms of the Swiss Franc Notes.
      “Credit Agent” means JPMorgan Chase Bank, in its capacity as administrative agent and collateral agent for the lenders party to each of the Credit Agreements or any successor thereto, or any Person otherwise designated the “Credit Agent” pursuant to the Intercreditor Agreement.
      “Credit Agreements” means:

(1)	the $750,000,000 Amended and Restated Revolving Credit Agreement dated as of March 31, 2003, among the Company, certain lenders and JPMorgan Chase Bank, as administrative agent,

(2)	the $645,454,545 Term Loan Agreement dated as of March 31, 2003, among the Company, certain lenders, JPMorgan Chase Bank, as administrative agent and BNP Paribas, as syndication agent,

(3)	the $650,000,000 Term Loan and Revolving Credit Agreement dated as of March 31, 2003, among the Company, the other borrowers thereunder, certain lenders, JPMorgan Chase Bank, as administrative agent, and Deutsche Bank AG, as syndication agent and

(4)	the Term Loan and Revolving Credit Agreement dated as of March 31, 2003, among the Company, certain lenders, JPMorgan Chase Bank, as administrative agent, Citicorp USA Inc., as syndication agent, and Bank of America, N.A. and The CIT Group/Business Credit, Inc., as documentation agents, each as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refinancing, restructuring or other modification thereto would be prohibited by the terms of the Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Notes at the time outstanding).
      “Currency Agreement” means with respect to any Person any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.
      “Current Asset Collateral” means all Collateral consisting of accounts, chattel paper, deposit accounts (and all cash, checks and other negotiable instruments, funds and other evidences of payment held therein), all inventory, to the extent evidencing, governing, securing or otherwise related to the preceding items, all documents of title, general intangibles and instruments, all documents, books and records related to the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.
      “Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.
      “Designated Noncash Consideration” means noncash consideration received by the Company or one of its Restricted Subsidiaries in connection with an Asset Sale that is designated by the Company as Designated Noncash Consideration, less the amount of cash or cash equivalents received in connection with a subsequent sale of such Designated Noncash Consideration, which cash and cash equivalents shall be considered Net Available Cash received as of such date and shall be applied pursuant to the covenant described under “Certain covenants — Limitation on Sales of Assets and Subsidiary Stock.”

      “Designated LC Cash Collateralizations” means cash collateral provided in respect of letters of credit issued under the U.S. Revolving Credit Facility; provided, however, that a corresponding commitment amount of such facility is permanently reduced, except that no such permanent reduction shall be required to the extent such reduction would reduce the aggregate amount of commitment available under the facility below $250.0 million.
      “Discharge of Priority Lien Obligations” means payment in full in cash of the principal of and interest and premium, if any, on all Indebtedness outstanding under the Priority Lien Obligations secured by any Collateral, or with respect to Hedging Obligations secured by any Collateral or letters of credit outstanding thereunder, delivery of cash collateral or backstop letters of credit in respect thereof in compliance with Bank Indebtedness that is a Priority Lien Obligation, in each case after or concurrently with termination of all commitments to extend credit thereunder, and payment in full of any other Priority Lien Obligation that is due and payable or otherwise accrued and owing at or prior to the time such principal, interest and premium, if any, are paid.
      “Disqualified Stock” means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event:

(1)	matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,

(2)	is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary; provided, however, that any such conversion or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable) or

(3)	is redeemable at the option of the holder thereof, in whole or in part, in the case of each of clauses (1), (2) and (3), on or prior to 180 days after the Stated Maturity of any series of the Notes; provided, however, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the first anniversary of the Stated Maturity of any series of the Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are not more favorable in any material respect to the holders of such Capital Stock than the provisions of the covenants described under “Change of Control” and “Certain covenants — Limitation on Sale of Assets and Subsidiary Stock”; provided further, however, that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the Company or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Company in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
      The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to the Indenture; provided, however, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.
      “Domestic Subsidiary” means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.
      “EBITDA” for any period means the Consolidated Net Income for such period, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

(1)	income tax expense of the Company and its Consolidated Restricted Subsidiaries,

(2)	Consolidated Interest Expense,

(3)	depreciation expense of the Company and its Consolidated Restricted Subsidiaries,

(4)	amortization expense of the Company and its Consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid cash item that was paid in a prior period),

(5)	all other noncash charges of the Company and its Consolidated Restricted Subsidiaries (excluding any such noncash charge to the extent it represents an accrual of or reserve for cash expenditures in any future period) less all noncash items of income of the Company and its Restricted Subsidiary in each case for such period (other than normal accruals in the ordinary course of business), and

(6)	cash and non-cash charges reflected on the Consolidated financial statements of the Company and its Consolidated Restricted Subsidiaries for any period ending prior to January 1, 2004, related to

(A)	anticipated liabilities relating to the pending Entran II claims described in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003, filed with the SEC on November 19, 2003, and

(B)	rationalization actions designed to reduce capacity, eliminate redundancies and reduce costs.
Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and noncash charges of, a Restricted Subsidiary of the Company shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if (A) a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its shareholders or (B) in the case of any Foreign Subsidiary, a corresponding amount of cash is readily procurable by the Company from such Foreign Subsidiary (as determined in good faith by a Financial Officer of the Company) pursuant to intercompany loans, repurchases of Capital Stock or otherwise, provided that to the extent cash of such Foreign Subsidiary provided the basis for including the net income of such Foreign Subsidiary in Consolidated Net Income pursuant to clause (3) of the definition of “Consolidated Net Income,” such cash shall not be taken into account for the purposes of determining readily procurable cash under this clause (B).
      “Euro Equivalent” means with respect to any monetary amount in a currency other than euros, at any time of determination thereof, the amount of euros obtained by converting such foreign currency involved in such computation into euros at the spot rate for the purchase of euros with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination. Except as described under “Certain covenants — Limitation on Indebtedness,” whenever it is necessary to determine whether the Company has complied with any covenant in the Indenture or a Default has occurred and an amount is expressed in a currency other than euros, such amount will be treated as the Euro Equivalent determined as of the date such amount is initially determined in such currency.
      “European Bank Indebtedness” means any and all amounts payable under or in respect of the $650,000,000 Term Loan and Revolving Credit Agreement dated as of March 31, 2003, among the Company, the other borrowers thereunder, certain lenders, JPMorgan Chase Bank, as administrative agent, and Deutsche Bank AG, as syndication agent and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations and all other amounts payable thereunder or in respect thereof.
      “European Revolving Loan Bank Indebtedness” means that portion of the European Bank Indebtedness Incurred from time to time under the revolving loan commitments in an initial maximum aggregate principal amount of $250,000,000.
      “Exchange Act” means the Securities Exchange Act of 1934, as amended.

      “Exchange Notes” means the debt securities of the Company issued pursuant to the Indenture in exchange for, and in an aggregate principal amount equal to, the Notes, in compliance with the terms of the Registration Rights Agreements.
      “Excluded Equity Interests” means equity interests in any Subsidiary with Consolidated assets not greater than $10,000,000 as of September 30, 2003 or, in the case of a Lien granted after March 12, 2004, as of the end of the most recent fiscal quarter for which financial statements have been filed with the SEC at the time of such grant:

(1)	equity interests in any Consent Subsidiary and

(2)	equity interests in any Foreign Subsidiary if the Company shall have delivered to the Trustee an Officers’ Certificate certifying that the Company has determined, on the basis of reasonable inquiries in the jurisdiction of such Foreign Subsidiary, that such pledge would affect materially and adversely the ability of such Foreign Subsidiary to conduct its business in such jurisdiction.
      “Excluded Operating Accounts” means payroll and other operating accounts of the Company or any Grantor Subsidiary Guarantor that are not used to receive:

(1)	payments from any account debtor in respect of accounts or

(2)	payments in respect of inventory, and containing only such amounts as are required in the Company’s or such Grantor Subsidiary Guarantor’s good faith judgment for near-term operational purposes.
      “Excluded Securities” has the meaning assigned to such term in the seventh paragraph under the heading “Security — Collateral description.”
      “Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction as such price is, unless specified otherwise in the Indenture, determined in good faith by a Financial Officer of the Company or by the Board of Directors. Fair Market Value (other than of any asset with a public trading market) of any asset or property (or group of assets or property subject to an event giving rise to a requirement under the Indenture that “Fair Market Value” be determined) in excess of $25.0 million shall be determined by the Board of Directors or a duly authorized committee thereof.
      “Financial Officer” means the Chief Financial Officer, the Treasurer or the Chief Accounting Officer of the Company.
      “Foreign Pledge Agreement” means a pledge or collateral agreement securing the Notes or the Subsidiary Guarantees or any of them that is governed by the law of a jurisdiction other than the United States of America and reasonably satisfactory in form and substance to the Trustee.
      “Foreign Subsidiary” means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia, other than Goodyear Canada.
      “GAAP” means generally accepted accounting principles in the United States of America as in effect as of March 12, 2004 set forth in:

(1)	the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants,

(2)	statements and pronouncements of the Financial Accounting Standards Board,

(3)	such other statements by such other entities as approved by a significant segment of the accounting profession, and

(4)	the rules and regulations of the SEC governing the inclusion of financial statements (including pro forma financial statements) in periodic reports required to be filed pursuant to Section 13 of the

Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

All ratios and computations based on GAAP contained in the Indenture shall be computed in conformity with GAAP.
      “Goodyear Brazil” means Goodyear do Brasil Produtos de Borracha Ltda., a Brazilian company incorporated with quotas and limited liability, and its successors and permitted assigns.
      “Goodyear Canada” means Goodyear Canada Inc., an Ontario corporation, and its successors and permitted assigns.
      “Goodyear Thailand” means Goodyear (Thailand) Public Company Limited, a public company limited organized under the laws of the Kingdom of Thailand, and its successors and permitted assigns.
      “Grantor Subsidiary Guarantor” means each Subsidiary Guarantor on March 12, 2004 (other than Goodyear Western Hemisphere Corporation and Celeron Corporation) and each other Subsidiary of the Company that becomes a Grantor Subsidiary Guarantor pursuant to the covenant described under “Certain covenants — Future Subsidiary Guarantors.”
      “Guarantee” means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1)	to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or

(2)	entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);
provided, however, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning. The term “Guarantor” shall mean any Person Guaranteeing any obligation.
      “Hedging Obligations” of any Person means the obligations of such Person pursuant to any Interest Rate Agreement, Currency Agreement or Raw Materials Hedge Agreement.
      “Holder” means the Person in whose name a Note is registered on the Registrar’s books.
      “Incur” means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.
      “Indebtedness” means, with respect to any Person on any date of determination, without duplication:

(1)	the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

(2)	the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

(3)	all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1), (2) and (5)) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit); provided, however, that all obligations of such Person for the reimbursement of any obligor on any letter of credit, bankers’ acceptance or similar credit transaction shall constitute Indebtedness for all purposes of the covenant described under “Limitation on Liens” and for determining the Company’s ability to Incur Liens and for no other purpose under the Indenture, if such obligations are secured by or are purported to be secured by Liens on Collateral;

(4)	all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

(5)	all Capitalized Lease Obligations and all Attributable Debt of such Person;

(6)	the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued and unpaid dividends);

(7)	all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be the lesser of:

(A)	the Fair Market Value of such asset at such date of determination and

(B)	the amount of such Indebtedness of such other Persons;

(8)	Hedging Obligations of such Person; and

(9)	all obligations of the type referred to in clauses (1) through (8) of other Persons for the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee.
Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term “Indebtedness” will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.
      The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above; provided, however, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.
      “Intercreditor Agreement” means the Lien Subordination and Intercreditor Agreement, dated March 12, 2004, by and among the Company, the Grantor Subsidiary Guarantors, the Credit Agent and the Trustee, as amended, supplemented or otherwise modified from time to time.
      “Interest Rate Agreement” means, with respect to any Person, any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.
      “Investment” in any Person means any direct or indirect advance, loan or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by, such Person. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain covenants — Limitation on Restricted Payments”:

(1)	“Investment” shall include the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(A)	the Company’s “Investment” in such Subsidiary at the time of such redesignation less

(B)	the portion (proportionate to the Company’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2)	any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.
In the event that the Company sells Capital Stock of a Restricted Subsidiary such that after giving effect to such sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary, any Investment in such Person remaining after giving effect to such sale shall be deemed to constitute an Investment made on the date of such sale of Capital Stock.
      “Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by Standard and Poor’s, or an equivalent rating by any other Rating Agency.
      “Legal Holiday” means a Saturday, Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York.
      “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge in the nature of an encumbrance of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).
      “Luxembourg Finance” means Goodyear Finance Holdings, S.A., a Luxembourg corporation and its successors and permitted assigns.
      “Material Foreign Subsidiary” means, at any time, each Foreign Subsidiary that had assets with an aggregate book value in excess of $50,000,000 as of the end of the most recent fiscal quarter for which financial statements have been filed with the SEC.
      “Material Intellectual Property” means all intellectual property of the Company and the Grantor Subsidiary Guarantors, other than intellectual property that in the aggregate is not material to the business of the Company and its Subsidiaries, taken as a whole.
      “Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating business.
      “Net Available Cash” from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, in each case only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other noncash form) therefrom, in each case net of:

(1)	all legal, accounting, investment banking, title and recording tax expenses, commissions and other fees and expenses incurred, and all Federal, state, provincial, foreign and local taxes required to be paid or accrued as a liability under GAAP, as a consequence of such Asset Disposition,

(2)	all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition,

(3)	all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and

(4)	appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition (but only for so long as such reserve is maintained).
      “Net Cash Proceeds,” with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys’ fees, accountants’ fees, underwriters’ or placement agents’ fees, listing fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.
      “Officer” means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company. “Officer” of a Subsidiary Guarantor has a correlative meaning.
      “Officers’ Certificate” means a certificate signed by two Officers.
      “Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, a Subsidiary Guarantor or the Trustee.
      “Other Pari Passu Lien Obligation” means any Indebtedness of the Company and its Restricted Subsidiaries (including any Additional Notes) that is designated by the Company as permitted by the Indenture to be secured by Pari Passu Liens (other than the Notes issued on March 12, 2004 and the Subsidiary Guarantees). Any portion of the European Bank Indebtedness secured by Pari Passu Liens will be considered an Other Pari Passu Lien Obligation for so long as the only Collateral securing the European Bank Indebtedness on a Priority Lien basis is the Company’s equity interest in Luxembourg Finance. On the date hereof, the European Bank Indebtedness is not secured by Priority Liens or Pari Passu Liens on any Collateral, and is therefore not an Other Pari Passu Lien Obligation.
      “Pari Passu Lien” means any Lien on Collateral securing the Notes, a Subsidiary Guarantee or any Other Pari Passu Lien Obligation that ranks immediately junior in priority (subject to Permitted Collateral Liens) to the Liens on such Collateral securing any Priority Lien Obligations.
      “Permitted Business” means any business engaged in by the Company or any Restricted Subsidiary on March 12, 2004 and any Related Business.
      “Permitted Collateral Liens” means

(1)	Liens on the Collateral securing Priority Lien Obligations in an amount which, when taken together with all other Priority Lien Obligations then outstanding pursuant to this clause (1), does not exceed the greater of (A) $2700.0 million and (B) the sum of (i) 80% of the book value of the inventory of the Company and the Subsidiary Guarantors and (ii) 85% of the book value of the accounts receivable of the Company and the Subsidiary Guarantors, in each case, as of the end of the most recent fiscal quarter for which financial statements have been filed with the SEC; provided, however, that at the election of the Company, all or a portion of the amount of Indebtedness permitted to be secured by Priority Liens pursuant to this clause (1) may instead be allocated to be secured by Pari Passu Liens; provided further, that (x) the first $500.0 million of Indebtedness allocated to be secured by Pari Passu Liens pursuant to the preceding proviso shall reduce the amount set forth in clause (a) above by the amount of such Indebtedness and (y) all Indebtedness allocated to be secured by Pari Passu Liens pursuant to the preceding proviso in excess of $500.0 million shall reduce both the amount set forth in clause (a) above and the amount set forth in clause (b) above, in each case, by the amount of such Indebtedness;

(2)	Liens on the Collateral securing the Notes outstanding on March 12, 2004, the Exchange Notes issued in exchange therefor and the Subsidiary Guarantees relating thereto; and Liens on the Collateral securing Other Pari Passu Lien Obligations (including, without limitation, Additional Notes) in an amount which, when taken together with all other Other Pari Passu Lien Obligations (including the European Bank Indebtedness to the extent it constitutes an Other Pari Passu Lien Obligation at the time) then outstanding does not exceed any amount of Indebtedness secured by

Pari Passu Liens pursuant to clause (1) above plus the greater of (A) $650.0 million and (B) an amount that as of the date of Incurrence, after giving effect thereto and the application of proceeds therefrom, would not result in a Consolidated Secured Debt Ratio of more than 3.75:1;

(3)	the Priority Lien on the Company’s equity interest in Luxembourg Finance securing the European Bank Indebtedness (which lien is not in existence on the date hereof);

(4)	Liens on the Collateral existing on March 12, 2004 (other than Liens specified in clauses (1) through (3) above);

(5)	Liens on the Collateral described in clauses (3) through (5), (7), (10), (11), (13), (15) (only in respect of clauses (10) and (11)) and (17) through (22) of the definition of “Permitted Liens”; provided that all obligations secured by such Liens described in clauses (21) and (22) of the definition of “Permitted Liens” shall be deemed to constitute Indebtedness Incurred pursuant to clause (b)(6) of the covenant described under “Certain covenants — Limitation on Indebtedness” for all purposes of the covenant described under “Limitation on Liens” and for determining the Company’s ability to Incur Liens and for no other purpose under the Indenture;

(6)	Liens on the Collateral in favor of any collateral agent relating to such collateral agent’s administrative expenses with respect to the Collateral; and

(7)	Liens on the Collateral securing Indebtedness Incurred pursuant to clause (b)(6) of the covenant described under “Certain covenants — Limitation on Indebtedness.”

For the avoidance of doubt, any Lien on the Collateral securing U.S. Bank Indebtedness or ABL Bank Indebtedness outstanding on March 12, 2004 shall be deemed to be Incurred and outstanding pursuant to clause (1) of this definition, and any Lien on the Collateral (other than any Lien on the Company’s equity interest in Luxembourg Finance) securing European Bank Indebtedness outstanding on March 12, 2004 shall be deemed to be Incurred and outstanding pursuant to clause (2) of this definition.
      “Permitted Investment” means an Investment by the Company or any Restricted Subsidiary in:

(1)	the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary;

(2)	another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary;

(3)	Temporary Cash Investments;

(4)	receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

(5)	payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

(6)	loans or advances to employees made in the ordinary course of business of the Company or such Restricted Subsidiary;

(7)	stock, obligations or securities received in settlement of disputes with customers or suppliers or debts (including pursuant to any plan of reorganization or similar arrangement upon insolvency of a debtor) created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

(8)	any Person to the extent such Investment represents the noncash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with the covenant described under “Certain covenants — Limitation on Sale of Assets and Subsidiary Stock;”

(9)	a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with a Qualified Receivables Transaction, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Transaction or any related Indebtedness; provided, however, that any Investment in a Receivables Entity is in the form of a Purchase Money Note, contribution of additional receivables or an equity interest;

(10)	any Person to the extent such Investments consist of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by the Company or any Restricted Subsidiary;

(11)	any Person to the extent such Investments consist of Hedging Obligations otherwise permitted under the covenant described under “Certain covenants — Limitation on Indebtedness;”

(12)	any Person to the extent such Investment in such Person existed on March 12, 2004 and any Investment that replaces, refinances or refunds such an Investment, provided that the new Investment is in an amount that does not exceed that amount replaced, refinanced or refunded and is made in the same Person as the Investment replaced, refinanced or refunded;

(13)	advances to, and Guarantees for the benefit of, customers, dealers or suppliers made in the ordinary course of business and consistent with past practice; and

(14)	any Person to the extent such Investment, when taken together with all other Investments made pursuant to this clause (14) and then outstanding on the date such Investment is made, does not exceed the greater of (A) the sum of (a) $250.0 million and (b) any amounts under clause (a)(4)(C)(iv)(x) of the covenant described under “Certain covenants — Limitation on Restricted Payments” that were excluded by operation of the proviso in clause (a)(4)(C)(iv) of such covenant and which excluded amounts are not otherwise included in Consolidated Net Income or intended to be permitted under any of clauses (1) through (13) of this definition and (B) 2.0% of Consolidated assets of the Company as of the end of the most recent fiscal quarter for which financial statements of the Company have been filed with the SEC.
      “Permitted Liens” means, with respect to any Person:

(1)	Liens on Additional Excluded Collateral to secure Priority Lien Obligations permitted pursuant to the Indenture;

(2)	Liens on Additional Foreign Bank Collateral to secure European Bank Indebtedness permitted pursuant to clause (b)(1) of the covenant described under “Certain covenants — Limitation on Indebtedness”;

(3)	pledges or deposits by such Person under workers’ compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(4)	Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review;

(5)	Liens for taxes, assessments or other governmental charges not yet due or payable or subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

(6)	Liens in favor of issuers of surety or performance bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business; provided, however, that such letters of credit do not constitute Indebtedness;

(7)	survey exceptions, encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which were not Incurred in connection with Indebtedness for borrowed money and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(8)	Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property of such Person (including Indebtedness Incurred under clause (b)(6) of the covenant described under “Certain covenants — Limitation on Indebtedness”); provided, however, that the Lien may not extend to any other property (other than property related to the property being financed) owned by such Person or any of its Subsidiaries at the time the Lien is Incurred, and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

(9)	Liens existing on March 12, 2004 (other than (i) Liens referred to in the foregoing clauses (1) and (2) and (ii) Permitted Collateral Liens);

(10)	Liens on property or shares of stock of another Person at the time such other Person becomes a Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided further, however, that such Liens do not extend to any other property owned by such Person or any of its Subsidiaries, except pursuant to after-acquired property clauses existing in the applicable agreements at the time such Person becomes a Subsidiary which do not extend to property transferred to such Person by the Company or a Restricted Subsidiary;

(11)	Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or any Subsidiary of such Person; provided, however, that such Liens are not created, Incurred or assumed in connection with, or in contemplation of, such acquisition; provided further, however, that the Liens do not extend to any other property owned by such Person or any of its Subsidiaries;

(12)	Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Restricted Subsidiary of such Person;

(13)	Liens securing Hedging Obligations so long as such obligations relate to Indebtedness that is, and is permitted under the Indenture to be, secured by a Lien on the same property securing such Hedging Obligations;

(14)	Liens on assets of Foreign Subsidiaries securing Indebtedness Incurred under clause (b)(10) of the covenant described under “Certain covenants — Limitation on Indebtedness;”

(15)	Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (1), (2), (8), (9), (10) and (11); provided, however, that:

(A)	such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements, accessions, proceeds, dividends or distributions in respect thereof) and

(B)	the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of:

(i)	the outstanding principal amount or, if greater, committed amount of the Indebtedness secured by Liens described under clauses (1), (2), (8), (9), (10) or (11) at the time the original Lien became a Permitted Lien under the Indenture and

(ii)	an amount necessary to pay any fees and expenses, including premiums, related to such Refinancings;

(16)	Liens on accounts receivables and related assets of the type specified in the definition of “Qualified Receivables Transaction” Incurred in connection with a Qualified Receivables Transaction;

(17)	judgment Liens not giving rise to an Event of Default so long as any appropriate legal proceedings which may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(18)	Liens arising from Uniform Commercial Code financing statement filings regarding leases that do not otherwise constitute Indebtedness entered into in the ordinary course of business;

(19)	leases and subleases of real property which do not materially interfere with the ordinary conduct of the business of the Company and its Subsidiaries;

(20)	Liens which constitute bankers’ Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with any bank or other financial institution, whether arising by operation of law or pursuant to contract;

(21)	Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(22)	Liens on specific items of inventory or other goods and related documentation (and proceeds thereof) securing reimbursement obligations in respect of trade letters of credit issued to ensure payment of the purchase price for such items of inventory or other goods; and

(23)	other Liens to secure Indebtedness in an aggregate amount not to exceed $25.0 million at any time outstanding.
      “Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
      “Preferred Stock,” as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
      “principal” of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.
      “Priority Lien” means any Lien on any Collateral for the benefit of the lenders of any Indebtedness of the Company or any of its Restricted Subsidiaries that is designated by the Company as permitted by the Indenture to rank prior to the Liens on such Collateral for the benefit of the Holders.
      “Priority Lien Obligation” means any Indebtedness that is secured by a Priority Lien; provided, however, that for purposes of this definition, the European Bank Indebtedness will not be considered a Priority Lien Obligation as long as the only Collateral securing the European Bank Indebtedness on a Priority Lien basis is the Company’s equity interest in Luxembourg Finance. The relative priorities of the Priority Lien Obligations are determined by agreement among the holders of the Priority Lien Obligations. On the date hereof, the

European Bank Indebtedness is not secured by Priority Liens or Pari Passu Liens on any Collateral, and therefore does not constitute a Priority Lien Obligation at this time.
      “Public Equity Offering” means an underwritten primary public offering of common stock of the Company pursuant to an effective registration statement under the Securities Act.
      “Purchase Money Indebtedness” means Indebtedness:

(1)	consisting of the deferred purchase price of property, plant or equipment, conditional sale obligations, obligations under any title retention agreement and other obligations Incurred in connection with the acquisition, construction or improvement of such asset, in each case where the amount of such Indebtedness does not exceed the greater of

(A)	the cost of the asset being financed and

(B)	the Fair Market Value of such asset, and

(2)	Incurred to finance such acquisition, construction or improvement by the Company or a Restricted Subsidiary of such asset;
provided, however, that such Indebtedness is Incurred within 180 days after such acquisition or the completion of such construction or improvement.
      “Purchase Money Note” means a promissory note of a Receivables Entity evidencing a line of credit, which may be irrevocable, from the Company or any Subsidiary of the Company to a Receivables Entity in connection with a Qualified Receivables Transaction, which note

(1)	shall be repaid from cash available to the Receivables Entity, other than

(A)	amounts required to be established as reserves,

(B)	amounts paid to investors in respect of interest,

(C)	principal and other amounts owing to such investors and

(D)	amounts paid in connection with the purchase of newly generated receivables and

(2)	may be subordinated to the payments described in clause (A).
      “Qualified Receivables Transaction” means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to:

(1)	a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) or

(2)	any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all Guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable; provided, however, that the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by a Financial Officer of the Company).
      The grant of a security interest in any accounts receivable of the Company or any of its Restricted Subsidiaries to secure Bank Indebtedness shall not be deemed a Qualified Receivables Transaction.
      “Rating Agency” means Standard & Poor’s and Moody’s or if Standard & Poor’s or Moody’s or both shall not make a rating on the Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Company (as certified by a resolution of the Board of Directors) which shall be substituted for Standard & Poor’s or Moody’s or both, as the case may be.

      “Raw Material Hedge Agreements” means agreements designed to hedge against fluctuations in the cost of raw materials in connection with the operation of the Company and its Restricted Subsidiaries’ business.
      “Receivables Entity” means a (a) Wholly Owned Subsidiary of the Company which is designated by the Board of Directors (as provided below) as a Receivables Entity or (b) another Person engaging in a Qualified Receivables Transaction with the Company which Person engages in the business of the financing of accounts receivable, and in either of clause (a) or (b):

(1)	no portion of the Indebtedness or any other obligations (contingent or otherwise) of which

(A)	is Guaranteed by the Company or any Subsidiary of the Company (excluding Guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings),

(B)	is recourse to or obligates the Company or any Subsidiary of the Company in any way other than pursuant to Standard Securitization Undertakings or

(C)	subjects any property or asset of the Company or any Subsidiary of the Company, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings;

(2)	which is not an Affiliate of the Company or with which neither the Company nor any Subsidiary of the Company has any material contract, agreement, arrangement or understanding other than on terms which the Company reasonably believes to be no less favorable to the Company or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Company; and

(3)	to which neither the Company nor any Subsidiary of the Company has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.
Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.
      “Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness exchange or replacement for, such Indebtedness, including, in any such case from time to time, after the discharge of the Indebtedness being Refinanced. “Refinanced” and “Refinancing” shall have correlative meanings.
      “Refinancing Indebtedness” means Indebtedness that is Incurred to Refinance (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Company or any Restricted Subsidiary existing on March 12, 2004 or Incurred in compliance with the Indenture (including Indebtedness of the Company that Refinances Refinancing Indebtedness); provided, however, that:

(1)	the Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced,

(2)	the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced,

(3)	such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount of the Indebtedness being refinanced (or if issued with original issue discount, the aggregate accreted value) then outstanding (or that would be outstanding if the entire committed amount of any credit facility being Refinanced were fully drawn (other than any such amount that would have been prohibited from being drawn pursuant to the covenant described above under “Certain covenants — Limitation on Indebtedness”)) (plus fees and expenses, including any premium and defeasance costs), and

(4)	if the Indebtedness being Refinanced is subordinated in right of payment to the Notes, such Refinancing Indebtedness is subordinated in right of payment to the Notes at least to the same extent as the Indebtedness being Refinanced;
provided further, however, that Refinancing Indebtedness shall not include:

(A)	Indebtedness of a Restricted Subsidiary that is not a Grantor Subsidiary Guarantor that Refinances Indebtedness of the Company or

(B)	Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.
      “Registration Rights Agreement” means the Registration Rights Agreement dated March 12, 2004, among the Company, the Subsidiary Guarantors and the initial purchasers of the Notes.
      “Related Business” means any business reasonably related, ancillary or complementary to the businesses of the Company and its Restricted Subsidiaries on March 12, 2004.
      “Restricted Subsidiary” means any Subsidiary of the Company other than an Unrestricted Subsidiary.
      “Sale/ Leaseback Transaction” means an arrangement relating to property, plant or equipment now owned or hereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or such Restricted Subsidiary leases it from such Person, other than (i) leases between the Company and a Restricted Subsidiary or between Restricted Subsidiaries or (ii) any such transaction entered into with respect to any property or any improvements thereto at the time of, or within 180 days after, the acquisition or completion of construction of such property, plant or equipment or such improvements (or, if later, the commencement of commercial operation of any such property), as the case may be, to finance the cost of such property, plant or equipment or such improvements, as the case may be.
      “SEC” means the Securities and Exchange Commission.
      “Secured Indebtedness” means any Indebtedness of the Company secured by a Lien. “Secured Indebtedness” of a Subsidiary Guarantor has a correlative meaning.
      “Security Documents” means the Collateral Agreement, any Foreign Pledge Agreements, any agreements or mortgages to which assets are added to the Collateral and any other instruments or documents entered into or delivered in connection with any of the foregoing, as such agreements, instruments or documents may be amended from time to time.
      “Senior Indebtedness” of the Company or any Subsidiary Guarantor, as the case may be, means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company or any Subsidiary Guarantor, as applicable, regardless of whether or not a claim for post-filing interest is allowed in such proceedings), and fees and other amounts owing in respect of, Bank Indebtedness, the Notes (in the case of the Company), the Subsidiary Guarantees (in the case of the Subsidiary Guarantors) and all other Indebtedness of the Company or any Subsidiary Guarantor, as applicable, whether outstanding on March 12, 2004 or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are subordinated in right of payment to the Notes or such Subsidiary Guarantor’s Subsidiary Guarantee, as applicable; provided, however, that Senior Indebtedness of the Company or any Subsidiary Guarantor shall not include:

(1)	any obligation of the Company to any Subsidiary of the Company or of such Subsidiary Guarantor to the Company or any other Subsidiary of the Company;

(2)	any liability for Federal, state, local or other taxes owed or owing by the Company or such Subsidiary Guarantor, as applicable;

(3)	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities);

(4)	any Indebtedness or obligation of the Company (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of the Company or such Subsidiary Guarantor, as applicable, including any Subordinated Obligations of the Company or such Subsidiary Guarantor, as applicable;

(5)	any obligations with respect to any Capital Stock; or

(6)	any Indebtedness Incurred in violation of the Indenture.
      “Significant Subsidiary” means any Restricted Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.
      “Specified Asset Sale” means the sale of all the assets and liabilities of the Company’s Chemical Products strategic business segment other than its natural rubber plantation and processing facility in Indonesia.
      “Standard & Poor’s” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating business.
      “Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Company or any Subsidiary of the Company which, taken as a whole, are customary in an accounts receivable transaction.
      “Stated Maturity” means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).
      “Subordinated Obligation” means any Indebtedness of the Company (whether outstanding on March 12, 2004 or thereafter Incurred) that by its terms is subordinate or junior in right of payment to the Notes. “Subordinated Obligation” of a Subsidiary Guarantor has a correlative meaning.
      “Subsidiary” of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by:

(1)	such Person,

(2)	such Person and one or more Subsidiaries of such Person or

(3)	one or more Subsidiaries of such Person.
      “Subsidiary Guarantee” means each Guarantee of the obligations with respect to the Notes issued by a Subsidiary of the Company pursuant to the terms of the Indenture.
      “Subsidiary Guarantor” means any Subsidiary that has issued a Subsidiary Guarantee.
      “Swiss Franc Notes” means the Company’s 5 3/8% Bonds 1986-2006 issued as of March 17, 1986, in an original aggregate principal amount of CHF 200,000,000.
      “Temporary Cash Investments” means any of the following:

(1)	direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(2)	investments in commercial paper maturing within 270 days from the date of acquisition thereof, and having, at such date of acquisition, ratings of A1 from S&P and P1 from Moody’s;

(3)	investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof and issued or guaranteed by or placed with, and money market deposit accounts issued or offered by any commercial bank organized under the laws of the United States of America or any state thereof which has a short-term deposit rating of A1 from S&P and P1 from Moody’s and has a combined capital and surplus and undivided profits of not less than $500,000,000;

(4)	fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (1) above and entered into with a financial institution described in clause (3) above;

(5)	money market funds that

(A)	comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940,

(B)	are rated AAA by S&P and Aaa by Moody’s and

(C)	have portfolio assets of at least $5,000,000,000; and

(6)	in the case of any Foreign Subsidiary,

(A)	marketable direct obligations issued or unconditionally guaranteed by the sovereign nation in which such Foreign Subsidiary is organized and is conducting business or issued by any agency of such sovereign nation and backed by the full faith and credit of such sovereign nation, in each case maturing within one year from the date of acquisition, so long as the indebtedness of such sovereign nation is rated at least A by S&P or A2 by Moody’s or carries an equivalent rating from a comparable foreign rating agency,

(B)	investments of the type and maturity described in clauses (2) through (5) of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies,

(C)	investments of the type and maturity described in clause (3) in any obligor organized under the laws of a jurisdiction other than the United States that

(i)	is a branch or subsidiary of a lender or the ultimate parent company of a lender under any of the Credit Agreements (but only if such lender meets the ratings and capital, surplus and undivided profits requirements of such clause (3)) or

(ii)	carries a rating at least equivalent to the rating of the sovereign nation in which it is located, and

(D)	other investments of the type and maturity described in clause (3) in obligors organized under the laws of a jurisdiction other than the United States in any country in which such Subsidiary is located; provided, that the investments permitted under this subclause (D) shall not exceed $10,000,000 for all such Subsidiaries in any such country or $50,000,000 in the aggregate for all such Subsidiaries and all countries.
      “TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on March 12, 2004.
      “Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.
      “Transactions” means the offering of the Notes and the closing of the New ABL Term Loan.
      “Trustee” means the party named as such in the Indenture until a successor replaces it and, thereafter, means the successor.

      “Trust Officer” means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.
      “Unrestricted Subsidiary” means:

(1)	any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below and

(2)	any Subsidiary of an Unrestricted Subsidiary.
The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either:

(A)	the Subsidiary to be so designated has total Consolidated assets of $1,000 or less or

(B)	if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under the covenant entitled “Limitation on Restricted Payments.”
The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation:

(x)	(1) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of the covenant described under “Certain covenants — Limitation on Indebtedness” or (2) the Consolidated Coverage Ratio for the Company and its Restricted Subsidiaries would be greater after giving effect to such designation than before such designation and

(y)	no Default shall have occurred and be continuing.
Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing provisions.
      “U.S. Bank Indebtedness” means any and all amounts payable under or in respect of:

(1)	the $750,000,000 Amended and Restated Revolving Credit Agreement dated as of March 31, 2003, among the Company, certain lenders and JPMorgan Chase Bank, as administrative agent and

(2)	the $645,454,545 Term Loan Agreement dated as of March 31, 2003, among the Company, certain lenders, JPMorgan Chase Bank, as administrative agent and BNP Paribas, as syndication agent, and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations and all other amounts payable thereunder or in respect thereof.
      “U.S. Dollar Equivalent” means with respect to any monetary amount in a currency other than U.S. dollars, at any time for determination thereof, the amount of U.S. dollars obtained by converting such foreign currency involved in such computation into U.S. dollars at the spot rate for the purchase of U.S. dollars with the applicable foreign currency as published in The Wall Street Journal in the “Exchange Rates” column under the heading “Currency Trading” on the date two Business Days prior to such determination.
      “U.S. Government Obligations” means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer’s option.
      “U.S. Revolving Credit Facility” means that portion of the U.S. Bank Indebtedness described in clause (i) of such definition.
      “Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
      “Wholly Owned Subsidiary” means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors’ qualifying shares) is owned by the Company or another Wholly Owned Subsidiary.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
      The following is a discussion of certain of the material U.S. federal income tax consequences related to the Exchange Offer. Unless otherwise stated, this summary deals only with U.S. holders who hold the original notes and exchange notes as capital assets.
      As used herein, “U.S. holders” are any beneficial owners of notes that are, for U.S. federal income tax purposes, (i) citizens or residents of the United States, (ii) corporations created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, (iii) estates, the income of which is subject to United States federal income taxation regardless of its source or (iv) trusts if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust. In addition, certain trusts in existence on August 20, 1996 and treated as U.S. persons prior to such date may also be treated as U.S. Holders.
      This summary does not describe all of the tax consequences that may be relevant to a holder in light of its particular circumstances. For example, it does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, or tax-exempt investors. It also does not discuss notes held as part of a hedge, straddle, “synthetic security,” or other integrated transaction. This summary does not address the tax consequences to (i) U.S. persons that have a functional currency other than the U.S. dollar, (ii) certain United States expatriates or (iii) shareholders, partners or beneficiaries of a holder of notes. Further, it does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the notes.
      This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and all of which are subject to change or differing interpretations, possibly on a retroactive basis.
      You should consult with your own tax advisor regarding the federal, state, local and foreign income, franchise, personal property and any other tax consequences of the Solicitation, the adoption of the Proposed Amendments and the sale of the Notes pursuant to the Offer.
Exchange Offer
      The exchange of original notes for exchange notes will not be treated as a taxable transaction for United States federal income tax purposes because the exchange notes will not be considered to differ materially in kind or in extent from the original notes. Rather, the exchange notes you receive will be treated as a continuation of your investment in the original notes. As a result, there will be no material United States federal income tax consequences to you resulting from the exchange of original notes for exchange notes.
Consequences of Payment of Liquidated Damages
      Our obligation to pay liquidated damages in the form of additional interest on the notes in the event of a default under the registration rights agreement potentially implicate Treasury regulations governing contingent payment debt instruments. The special mandatory accrual and other rules applicable to contingent payment debt instruments do not apply to debt instruments subject to contingencies that are either remote or incidental. At the time the notes were originally issued, we determined that the likelihood of payments of liquidated damages, as described above, was remote. As a result, we determined that the rules applicable to contingent payment debt instruments did not apply to the notes at the time of their original issuance.
      Because liquidated damages began to accrue on December 7, 2004, a determination had to be made whether as of that date the notes had become subject to the rules related to contingent payment debt instruments. We have determined that the contingency related to the payment of liquidated damages upon a registration default is an incidental contingency because, at the time liquidated damages began to accrue, we believed that, under all reasonably expected market conditions, the potential amount of liquidated damages due prior to our curing of the registration default was insignificant relative to the total expected amount of the remaining payments on the notes. Our determination that the contingency related to the payment of liquidated damages is an incidental contingency has not changed since the time liquidated damages began to accrue.
      Our determination that the contingency with respect to the notes is incidental is binding on all holders of notes (but not on the Internal Revenue Service) unless a holder explicitly discloses on a statement attached to the holder’s timely filed federal income tax return for the year that includes its acquisition of a note that its determination is different from ours.
Consequences under the Contingent Payment Debt Regulations, if Applicable
      If our determination that the contingency with respect to the notes is incidental is not correct, the notes will be subject to the regulations governing contingent payment debt instruments. Under the contingent payment debt instrument regulations, a U.S. holder, regardless of its method of tax accounting, would be required to accrue interest income on the notes on a constant yield basis at an assumed yield (the “comparable yield”). The comparable yield would be based on the yield at which we could have issued on December 7, 2004, a debt instrument with no contingent payments, but with terms otherwise similar to those of the notes. Accordingly, if the contingent payment debt instrument regulations were to apply to the notes, U.S. holders may be required to include in income an amount of interest in excess of the stated interest and liquidated damage payments on the notes.
      If the contingent payment debt instrument regulations were applicable to the notes, solely for purposes of determining the amount of interest income that a U.S. holder would be required to accrue we would be required to construct a “projected payment schedule” in respect of the notes representing a series of payments the amount and timing of which would produce a yield to maturity on the notes equal to the comparable yield. Based on the comparable yield and the issue price of the notes, a U.S. holder of a note (regardless if its tax accounting method) would be required to accrue as interest income the sum of the daily portions of interest on the notes for each day in the taxable year on which the U.S. holder holds the notes, adjusted upward or downward to reflect the difference, if any, between the actual and projected amount of any contingent payments on the notes (as set forth below). The issue price of the notes is the first price at which a substantial amount of the notes were originally sold to the public, excluding bond houses, brokers or similar persons acting in the capacity as underwriters, placement agents or wholesalers.
      If the contingent payment debt regulations were applicable to the notes, the daily portions of interest in respect of the notes would be determined by allocating to each day in an accrual period the ratable portion of interest on the notes that accrues in the accrual period. The amount of interest on a note that would accrue in an accrual period would be the product of the comparable yield (adjusted to reflect the length of the accrual period) and the adjusted issue price of the note. The adjusted issue price of a note at the beginning of the first accrual period will be its issue price and at the beginning of any accrual period thereafter would be equal to (x) the sum of the issue price of such note and any interest previously accrued thereon (disregarding any positive or negative adjustments, described below) minus (y) the amount of the non-contingent stated interest paid on the notes and the projected amount of contingent payments previously made on the notes for previous accrual periods.
      In addition to the interest accruals discussed above, if the contingent debt regulations were applicable to the notes, a U.S. holder would be required to recognize interest income equal to the amount of any excess of actual payments over projected payments (a “positive adjustment”) in respect of a note for a taxable year. If a U.S. holder receives actual payments that are less than the projected payments in a taxable year, the holder would incur a “negative adjustment” equal to the amount of such difference. This negative adjustment would (i) first reduce the amount of interest in respect of the note that a U.S. holder would otherwise be required to include in the taxable year and (ii) to the extent of any excess, would give rise to an ordinary loss equal to that portion of such excess that does not exceed the excess of (A) the amount of all previous interest inclusions under the note over (B) the total amount of the holder’s net negative adjustments treated as ordinary losses in prior taxable years. A net negative adjustment is not subject to the two-percent floor limitation imposed on miscellaneous deductions under Section 67 of the Code. Any negative adjustment in excess of the amounts described in (i) and (ii) above would be carried forward to offset future interest income in respect of the notes or to reduce the amount realized on a sale, exchange or retirement of the notes.
      If the notes were subject to the contingent payment debt instrument regulations, if a U.S. holder’s basis in a note upon its acquisition is different than the note’s adjusted issue price at such time, such holder would be required to reasonably allocate such difference to daily portions of interest or projected payments over the remaining term of the note. If a U.S. holder’s basis is greater than the note’s adjusted issue price at the time of acquisition, the allocable portion of such difference would be treated as a negative adjustment in such period subject to the rules related to negative adjustments described above. If a U.S. holder’s basis is less than the note’s adjusted issue price at the time of acquisition, the allocable portion of such difference would be treated as a positive adjustment in such period subject to the rules related to positive adjustment described above.
      If the notes were subject to the contingent payment debt instrument regulations, the tax consequences of a sale, exchange or retirement of a note would be the same as had the contingent payment debt instrument regulations not applied to the notes except that any gain recognized would be treated as ordinary income rather than capital gains, and any loss would be treated as an ordinary loss to the extent of the excess of previous interest inclusions over the total negative adjustments previously taken into account as ordinary loss (and the balance of any loss would be a capital loss).
      The preceding discussion does not describe all of the United States federal income tax consequences that may be relevant to a holder in light of its particular circumstances or to holders subject to special rules. You should consult your own tax advisors concerning the tax consequences arising under federal, state, local, or foreign laws of the exchange of original notes for exchange notes.

BENEFIT PLAN CONSIDERATIONS
      If you intend to use the assets of any employee benefit plan, as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”); any plan described in Section 4975(e)(1) of the Code; any plan, individual retirement account, or other arrangement that is subject to provisions of any federal, state, local, foreign, or other law, rule, or regulation that is similar to provisions of ERISA and the Code (“Similar Laws”); or any entity whose underlying assets include plan assets by reason of a plan’s investment in such entity (each of the foregoing is hereafter referred to as a “Plan”), directly or indirectly to purchase any of the notes offered for sale in connection with this prospectus, you should consult with counsel on the potential consequences of your investment under the fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of ERISA and the Code and the provisions of any Similar Laws.
      The following summary relates to Plans that are subject to ERISA and/or the Code (“ERISA Plans”) and is based on the provisions of ERISA and the Code and related guidance in effect as of the date of this prospectus. This summary is general in nature and is not intended as a complete summary of these considerations. Future legislation, court decisions, administrative regulations or other guidance might change the requirements summarized in this section. Any of these changes could be made retroactively and could apply to transactions entered into before the change is enacted. In addition, benefit plans that are not subject to ERISA or the Code might be subject to comparable requirements under applicable Similar Laws.
Fiduciary Responsibilities
      ERISA imposes requirements on ERISA Plans and fiduciaries of ERISA Plans. Under ERISA, fiduciaries generally include persons who exercise authority or control over ERISA Plan assets, or who render investment advice with respect to an ERISA Plan for compensation. Before investing any ERISA Plan assets in any note offered in connection with this prospectus, you should determine whether the investment:

1. is permitted under the plan document and other instruments governing the ERISA Plan; and

2. is appropriate for the ERISA Plan in view of its overall investment policy and the composition and diversification of its portfolio, taking into account the limited liquidity of the notes.
      You should consider all factors and circumstances of a particular investment in the notes, including, for example, the risk factors discussed in “Risk Factors” and the fact that in the future there may not be a market in which you will be able to sell or otherwise dispose of your interest in the notes.
      We are not making any representation that the sale of any notes to an ERISA Plan meets the fiduciary requirements for investment by ERISA Plans generally or any particular ERISA Plan or that such an investment is appropriate for ERISA Plans generally or any particular ERISA Plan. We are not providing investment advice to any ERISA Plan, through this prospectus or otherwise, in connection with the sale of the notes.
Foreign Indicia of Ownership
      ERISA also prohibits ERISA Plan fiduciaries from maintaining the indicia of ownership of any ERISA Plan assets outside the jurisdiction of the United States district courts except in specified cases. Before investing in any note offered for sale in connection with this prospectus, you should consider whether the acquisition, holding or disposition of a note would satisfy such indicia of ownership rules.
Prohibited Transactions
      ERISA and the Code prohibit a wide range of transactions involving ERISA Plans, on the one hand, and persons who have specified relationships to such ERISA Plans, on the other. These persons are called “parties in interest” under ERISA and “disqualified persons” under the Code. The transactions prohibited by ERISA and the Code are called “prohibited transactions.” If you are a party in interest or disqualified person who engages in a prohibited transaction, or a fiduciary who causes an ERISA Plan to engage in a prohibited transaction, you may be subject to excise taxes and other penalties and liabilities under ERISA and/or the

Code. As a result, if you are considering using ERISA Plan assets directly or indirectly to invest in any of the notes offered for sale in connection with this prospectus, you should consider whether the investment might be a prohibited transaction under ERISA and/or the Code.
      Prohibited transactions may arise, for example, if the notes are acquired by an ERISA Plan with respect to which we, the initial purchasers and/or any of our or their respective affiliates, are parties in interest or disqualified persons. Exemptions from the prohibited transaction provisions of ERISA and the Code may apply, depending in part on the type of plan fiduciary making the decision to acquire a note and the circumstances under which such decision is made. These exemptions include:

1. Prohibited transaction class exemption (“PTCE”) 75-1 (relating to specified transactions involving employee benefit plans and broker-dealers, reporting dealers, and banks);

2. PTCE 84-14 (relating to specified transactions directed by independent qualified professional asset managers);

3. PTCE 90-1 (relating to specified transactions involving insurance company pooled separate accounts);

4. PTCE 91-38 (relating to specified transactions by bank collective investment funds);

5. PTCE 95-60 (relating to specified transactions involving insurance company general accounts); and

6. PTCE 96-23 (relating to specified transactions directed by in-house asset managers).
      These exemptions do not, however, provide relief from the provisions of ERISA and the Code that prohibit self-dealing and conflicts of interest by plan fiduciaries. In addition, there is no assurance that any of these class exemptions or any other exemption will be available with respect to any particular transaction involving the notes.
Treatment of Insurance Company Assets as Plan Assets
      Based on the reasoning of the United States Supreme Court in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), assets in the general account of an insurance company might be deemed to be ERISA Plan assets under certain circumstances. If general account assets are deemed to be ERISA Plan assets, an insurance company’s purchase of the notes with assets of its general account might be subject to ERISA’s fiduciary responsibility provisions or might give rise to prohibited transactions under ERISA and the Code. Insurance companies that intend to use assets of their general accounts to purchase the notes should consider the potential effects of Section 401(c) of ERISA, PTCE 95-60, and Department of Labor Regulations Section 2550.401c-1 on their purchase.
Representations and Warranties
      If you acquire or accept a note (or any interest therein) offered in connection with this prospectus, you will be deemed to have represented and warranted that either:

1. you have not used the assets directly or indirectly of any Plan to acquire such note; or

2. your acquisition and holding of such note (A) is exempt from the prohibited transaction restrictions of ERISA and the Code under one or more prohibited transaction class exemptions or does not constitute a prohibited transaction under ERISA and the Code, (B) meets the applicable fiduciary requirements of ERISA, and (C) does not violate any applicable Similar Law.
      Any subsequent purchaser of such note will be required to make the same representations concerning the use of Plan assets to purchase the note.

LEGAL MATTERS
      The validity of the notes and certain other matters will be passed upon for us by Covington & Burling, New York, New York.
EXPERTS
      The financial statements as of December 31, 2004 and 2003 and for each of the three years in the period ended December 31, 2004 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report of Internal Control over Financial Reporting) as of December 31, 2004 included in this prospectus, have been so included in reliance on the report (which contains an explanatory paragraph related to the Company’s restatement of its financial statements as described in Note 2 to the financial statements and which contains an adverse opinion on the effectiveness of internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.
      The consolidated financial statements of South Pacific Tyres as of June 30, 2004, 2003 and 2002 and for each of the years in the three-year period ended June 30, 2004, have been included herein and in the registration statement in reliance upon the report of KPMG, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.
      The report of KPMG refers to the Partnerships’ restatement of its description of significant differences between generally accepted accounting principles in Australia and generally accepted accounting principles in the United States and their effects on financial performance and partners’ equity for each of the years in the two-year period ended June 30, 2003.

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING
      Management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting as such term is defined under Rule 13a-15(f) promulgated under the Securities Exchange Act of 1934, as amended. The Company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
      In order to evaluate the effectiveness of the Company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act, management conducted an assessment, including testing, using the criteria in the Internal Control — Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission.
      A material weakness is a control deficiency or combination of control deficiencies that result in more than a remote likelihood that a material misstatement of the annual or interim consolidated financial statements will not be prevented or detected. As of December 31, 2004 the Company did not maintain effective controls over certain account reconciliations and did not maintain adequate segregation of duties at the application control level in certain information technology environments. A description of the material weaknesses that existed as of December 31, 2004, as well as their actual and potential effect on the presentation of the Company’s consolidated financial statements issued during their existence, is discussed below.
      Account Reconciliations. At December 31, 2004, the Company did not maintain effective control over the preparation and review of account reconciliations of certain general ledger accounts. This control deficiency primarily related to account reconciliations of goodwill, deferred charges, fixed assets, compensation and benefits, accounts payable-trade and the accounts of a retail subsidiary in France. This control deficiency resulted in misstatements that were part of the restatement of the Company’s consolidated financial statements for 2003, 2002 and 2001, for each of the quarters for the year ended December 31, 2003 and for the first, second and third quarters for the year ended December 31, 2004. Additionally, this control deficiency could result in a material misstatement to annual or interim consolidated financial statements that would not be prevented or detected. Accordingly, management has determined that this control deficiency constitutes a material weakness.
      Segregation of Duties. At December 31, 2004, the Company did not maintain effective controls over the segregation of duties at the application control level in certain information technology environments as a result of not restricting the access of certain individuals in both information technology and finance. These deficiencies existed in varying degrees in certain business segments within the revenue and purchasing processes. This control deficiency did not result in any adjustments to the annual or interim consolidated financial statements; however, this control deficiency could result in a material misstatement to annual or interim consolidated financial statements that would not be prevented or detected. Accordingly, management has determined that this control deficiency constitutes a material weakness.
      Because of the material weaknesses described above, management has concluded that, as of December 31, 2004, the Company did not maintain effective internal controls over financial reporting, based on criteria established in Internal Control — Integrated Framework.
      Management’s assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2004 has been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm, as stated in their report which is included herein.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Board of Directors and Shareholders of The Goodyear Tire & Rubber Company
      We have completed an integrated audit of The Goodyear Tire & Rubber Company’s 2004 consolidated financial statements and of its internal control over financial reporting as of December 31, 2004 and audits of its 2003 and 2002 consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Our opinions, based on our audits, are presented below.
Consolidated financial statements and financial statement schedules
      In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of The Goodyear Tire & Rubber Company and its subsidiaries at December 31, 2004 and 2003, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2004 in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedules listed in the accompanying index present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedules are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit of financial statements includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      As discussed in Note 8 to the consolidated financial statements, the Company adopted the provisions of FASB Interpretation No. 46R (revised December 2003), “Consolidation of Variable Interest Entities,” as of January 1, 2004.
      As described in Note 2, “Restatement,” the Company has restated its previously issued consolidated financial statements.
Internal control over financial reporting
      Also, we have audited management’s assessment, included in the accompanying Management’s Report on Internal Control Over Financial Reporting, that The Goodyear Tire & Rubber Company did not maintain effective internal control over financial reporting as of December 31, 2004, because of the effects of not maintaining effective controls over certain account reconciliations and not maintaining adequate segregation of duties at the application control level in certain information technology environments, based on criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express opinions on management’s assessment and on the effectiveness of the Company’s internal control over financial reporting based on our audit.
      We conducted our audit of internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. An audit of internal control over financial reporting includes obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we consider necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.
      A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.
      Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.
      A material weakness is a control deficiency, or combination of control deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The following material weaknesses have been identified and included in management’s assessment.
      Account Reconciliations. At December 31, 2004, the Company did not maintain effective control over the preparation and review of account reconciliations of certain general ledger accounts. This control deficiency primarily related to account reconciliations of goodwill, deferred charges, fixed assets, compensation and benefits, accounts payable-trade and the accounts of a retail subsidiary in France. This control deficiency resulted in misstatements that were part of the restatement of the Company’s consolidated financial statements for 2003, 2002 and 2001, for each of the quarters for the year ended December 31, 2003 and for the first, second and third quarters for the year ended December 31, 2004. Additionally, this control deficiency could result in a material misstatement to annual or interim consolidated financial statements that would not be prevented or detected. Accordingly, management has determined that this control deficiency constitutes a material weakness.
      Segregation of Duties. At December 31, 2004, the Company did not maintain effective controls over the segregation of duties at the application control level in certain information technology environments as a result of not restricting the access of certain individuals in both information technology and finance. These deficiencies existed in varying degrees in certain business segments within the revenue and purchasing processes. This control deficiency did not result in any adjustments to the annual or interim consolidated financial statements however, this control deficiency could result in a material misstatement to annual or interim consolidated financial statements that would not be prevented or detected. Accordingly, management has determined that this control deficiency constitutes a material weakness.
      These material weaknesses were considered in determining the nature, timing, and extent of audit tests applied in our audit of the 2004 consolidated financial statements, and our opinion regarding the effectiveness of the Company’s internal control over financial reporting does not affect our opinion on those consolidated financial statements.
      In our opinion, management’s assessment that The Goodyear Tire & Rubber Company did not maintain effective internal control over financial reporting as of December 31, 2004, is fairly stated, in all material respects, based on criteria established in Internal Control — Integrated Framework issued by the COSO. Also, in our opinion, because of the effects of the material weaknesses described above on the achievement of the objectives of the control criteria, The Goodyear Tire & Rubber Company has not maintained effective internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control — Integrated Framework issued by the COSO.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP
Cleveland, Ohio
March 16, 2005 except for Notes 18 and 24, as to which the date is June 20, 2005.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME

	Year Ended December 31,

		Restated

	2004	2003	2002
(Dollars in millions, except per share amounts)
Net Sales	$18,370.4	$15,122.1	$13,856.0
Cost of Goods Sold	14,709.2	12,499.0	11,306.9
Selling, Administrative and General Expense	2,833.1	2,374.2	2,202.4
Rationalizations (Note 3)	55.6	291.5	5.5
Interest Expense (Note 15)	368.8	296.3	242.7
Other (Income) and Expense (Note 4)	8.2	263.4	56.8
Foreign Currency Exchange (Gain) Loss	23.4	40.7	(8.7)
Equity in (Earnings) Losses of Affiliates	(8.4)	14.5	13.8
Minority Interest in Net Income of Subsidiaries	57.8	32.8	55.6

Income (Loss) before Income Taxes	322.7	(690.3)	(19.0)
United States and Foreign Taxes on Income (Loss) (Note 14)	207.9	117.1	1,227.9

Net Income (Loss)	$114.8	$(807.4)	$(1,246.9)

Net Income (Loss) Per Share — Basic	$0.65	$(4.61)	$(7.47)

Average Shares Outstanding (Note 12)	175.4	175.3	167.0
Net Income (Loss) Per Share — Diluted	$0.63	$(4.61)	$(7.47)

Average Shares Outstanding (Note 12)	192.3	175.3	167.0
The accompanying notes are an integral part of these financial statements.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET

	December 31,

		Restated

	2004	2003
(Dollars in millions)
ASSETS
Current Assets:
Cash and cash equivalents (Note 1)	$1,967.9	$1,546.3
Restricted cash (Note 1)	152.4	23.9
Accounts and notes receivable (Note 5)	3,408.8	2,602.3
Inventories (Note 6)	2,784.8	2,467.7
Prepaid expenses and other current assets	299.2	305.4

Total Current Assets	8,613.1	6,945.6
Long Term Accounts and Notes Receivable	307.5	289.7
Investments in and Advances to Affiliates	34.9	184.2
Other Assets (Note 8)	78.3	71.5
Goodwill (Note 7)	720.3	658.2
Other Intangible Assets (Note 7)	162.6	150.4
Deferred Income Tax (Note 14)	83.4	70.5
Prepaid and Deferred Pension Costs (Note 13)	829.9	869.9
Deferred Charges	248.1	255.9
Properties and Plants (Note 9)	5,455.2	5,205.2

Total Assets	$16,533.3	$14,701.1

LIABILITIES
Current Liabilities:
Accounts payable-trade	$1,970.4	$1,557.8
Compensation and benefits (Note 13)	1,029.2	977.9
Other current liabilities	589.4	584.3
United States and foreign taxes	271.3	270.7
Notes payable (Note 11)	220.6	146.7
Long term debt and capital leases due within one year (Note 11)	1,009.9	113.5

Total Current Liabilities	5,090.8	3,650.9
Long Term Debt and Capital Leases (Note 11)	4,449.1	4,825.8
Compensation and Benefits (Note 13)	5,035.8	4,512.9
Deferred and Other Noncurrent Income Taxes (Note 14)	405.8	380.6
Other Long Term Liabilities	632.9	509.1
Minority Equity in Subsidiaries	846.1	854.0

Total Liabilities	16,460.5	14,733.3
Commitments and Contingent Liabilities (Note 20)
Shareholders’ Equity (Deficit)
Preferred Stock, no par value:
Authorized, 50,000,000 shares, unissued	—	—
Common Stock, no par value:
Authorized, 300,000,000 shares
Outstanding shares, 175,619,639 (175,326,429 in 2003)	175.6	175.3
Capital Surplus	1,391.8	1,390.2
Retained Earnings	1,069.9	955.1
Accumulated Other Comprehensive Income (Loss) (Note 19)	(2,564.5)	(2,552.8)

Total Shareholders’ Equity (Deficit)	72.8	(32.2)

Total Liabilities and Shareholders’ Equity	$16,533.3	$14,701.1

The accompanying notes are an integral part of these financial statements.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF SHAREHOLDERS’ EQUITY (DEFICIT)

					Accumulated
					Other
	Common Stock				Comprehensive	Total
			Capital	Retained	Income	Shareholders’
	Shares	Amount	Surplus	Earnings	(Loss)	Equity
(Dollars in millions, except per share)
Balance at December 31, 2001 as originally restated(A) (after deducting 32,512,970 treasury shares)	163,165,698	$163.2	$1,245.4	$3,089.3	$(1,870.1)	$2,627.8
Effect of restatement on periods ending on or before December 31, 2001				(0.1)	(30.9)	(31.0)

Balance at December 31, 2001 (as restated)	163,165,698	$163.2	$1,245.4	$3,089.2	$(1,901.0)	$2,596.8
Comprehensive income (loss):
Net loss				(1,246.9)
Foreign currency translation (net of tax benefit of $0)					74.4
Minimum pension liability (net of tax of $42.4)					(1,283.6)
Unrealized investment gain (net of tax of $0)					7.3
Deferred derivative gain (net of tax of $0)					60.6
Reclassification adjustment for amounts recognized in income (net of tax of $0)					(64.5)
Total comprehensive loss						(2,452.7)
Cash dividends — $0.48 per share				(79.8)		(79.8)
Common stock issued from treasury:
Domestic pension funding	11,300,000	11.3	126.6			137.9
Common stock issued for acquisitions	693,740	0.7	15.2			15.9
Stock compensation plans	147,995	0.1	2.9			3.0

Balance at December 31, 2002 (as restated) (after deducting 20,371,235 treasury shares)	175,307,433	175.3	1,390.1	1,762.5	(3,106.8)	221.1
Comprehensive income (loss):
Net loss				(807.4)
Foreign currency translation (net of tax benefit of $0)					393.7
Minimum pension liability (net of tax of $2.2)					128.3
Unrealized investment gain (net of tax of $0)					4.1
Reclassification adjustment for amounts recognized in income (net of tax of $8.7)					8.8
Deferred derivative gain (net of tax of $0)					46.3
Reclassification adjustment for amounts recognized in income (net of tax of $1.9)					(27.2)
Total comprehensive loss						(253.4)
Common stock issued from treasury:
Stock compensation plans	18,996		0.1			0.1

Balance at December 31, 2003 (as restated) (after deducting 20,352,239 treasury shares)	175,326,429	175.3	1,390.2	955.1	(2,552.8)	(32.2)
Comprehensive income (loss):
Net income				114.8
Foreign currency translation (net of tax benefit of $0)					253.2
Minimum pension liability (net of tax of $34.2)					(283.8)
Unrealized investment gain (net of tax of $0)					13.4
Deferred derivative gain (net of tax of $0)					29.6
Reclassification adjustment for amounts recognized in income (net of tax of $(3.5))					(24.1)
Total comprehensive income						103.1
Common stock issued from treasury:
Stock compensation plans	293,210	0.3	1.6			1.9

Balance at December 31, 2004 (after deducting 20,059,029 treasury shares)	175,619,639	$175.6	$1,391.8	$1,069.9	$(2,564.5)	$72.8

(A)	As reported in Form 10-K filed on May 19, 2004.
The accompanying notes are an integral part of these financial statements.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF CASH FLOWS

	Year Ended December 31,

		Restated

	2004	2003	2002
(In millions)
Cash Flows from Operating Activities:
Net Income (Loss)	$114.8	$(807.4)	$(1,246.9)
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	628.7	691.6	605.3
Amortization of debt issuance costs	86.1	50.3	17.9
Deferred tax provision (Note 14)	(4.5)	(9.9)	1,131.2
Rationalizations (Note 3)	32.4	132.4	2.4
(Gain) loss on asset sales (Note 4)	7.5	16.4	(23.6)
Fire loss deductible expense (Note 4)	11.6	—	—
Insurance settlement gain (Note 4)	(156.6)	—	—
Minority interest and equity earnings	47.5	39.3	71.4
Net cash flows from sale of accounts receivable (Note 5)	(117.7)	(839.6)	34.8
Pension contributions	(264.6)	(115.7)	(226.9)
Changes in operating assets and liabilities, net of asset acquisitions and dispositions:
Accounts and notes receivable	(305.7)	(104.7)	43.1
Inventories	(53.9)	38.2	60.4
Accounts payable — trade	147.5	(103.5)	96.3
Prepaid expenses and other current assets	64.1	202.1	(131.4)
Deferred charges	(19.6)	1.9	(9.7)
Long term compensation and benefits	689.4	(20.3)	1,511.2
Accumulated other comprehensive income (loss) — deferred pension gain (loss)	(244.2)	191.1	(1,265.8)
Other long term liabilities	96.7	221.5	(88.7)
Other assets and liabilities	(39.7)	127.5	105.0

Total adjustments	605.0	518.6	1,932.9

Total cash flows from operating activities	719.8	(288.8)	686.0
Cash Flows from Investing Activities:
Capital expenditures	(518.6)	(375.4)	(458.1)
Short term securities acquired	—	—	(64.7)
Short term securities redeemed	—	26.6	38.5
Asset dispositions	19.3	104.4	55.6
Asset acquisitions	(61.8)	(71.2)	(54.8)
Other transactions	35.9	79.6	(56.8)

Total cash flows from investing activities	(525.2)	(236.0)	(540.3)
Cash Flows from Financing Activities:
Short term debt incurred	162.5	323.1	84.1
Short term debt paid	(139.2)	(469.2)	(87.5)
Long term debt incurred	2,066.7	2,983.8	38.4
Long term debt paid	(1,693.9)	(1,612.1)	(125.2)
Common stock issued (Notes 8, 12)	1.8	0.2	18.7
Dividends paid to minority interests in subsidiaries	(28.9)	(38.6)	(16.2)
Dividends paid to Goodyear shareholders	—	—	(79.8)
Debt issuance costs	(51.4)	(104.1)	—
Increase in restricted cash	(128.5)	(23.9)	—
Other transactions	—	27.9	—

Total cash flows from financing activities	189.1	1,087.1	(167.5)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	37.9	64.2	(13.7)

Net Change in Cash and Cash Equivalents	421.6	626.5	(35.5)
Cash and Cash Equivalents at Beginning of the Period	1,546.3	919.8	955.3

Cash and Cash equivalents at End of the Period	$1,967.9	$1,546.3	$919.8

The accompanying notes are an integral part of these financial statements.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS

Note 1.	Accounting Policies
      A summary of the significant accounting policies used in the preparation of the accompanying financial statements follows:

Principles of Consolidation
      The consolidated financial statements include the accounts of all majority-owned subsidiaries in which no substantive participating rights are held by minority shareholders. All intercompany transactions have been eliminated. Our investments in companies in which we have the ability to exercise significant influence over operating and financial policies are accounted for using the equity method. Accordingly, our share of the earnings of these companies is included in consolidated net income (loss). Investments in other companies are carried at cost.
      The consolidated financial statements also include the accounts of entities consolidated pursuant to the provisions of Interpretation No. 46 of the Financial Accounting Standards Board, “Consolidation of Variable Interest Entities — an Interpretation of ARB No. 51,” as amended by FASB Interpretation No. 46 (revised December 2003) (collectively, “FIN 46”). FIN 46 requires companies to consolidate, at fair value, the assets, liabilities and results of operations of variable interest entities (VIEs) in which the equity investment at risk is not sufficient to permit the entity to finance its activities without additional subordinated financial support from other parties. In addition, FIN 46 requires consolidation of VIEs in which a company holds a controlling financial interest through means other than the majority ownership of voting equity.
      We applied the provisions of FIN 46, effective July 1, 2003, to VIEs representing lease-financing arrangements with special purpose entities (SPEs). Effective January 1, 2004, we applied the provisions of FIN 46 to entities that are not SPEs. This resulted in the consolidation of South Pacific Tyres (SPT), a tire manufacturer, marketer and exporter of tires in Australia and New Zealand, and T&WA, a wheel mounting operation in the United States which sells to original equipment manufacturers.
      Refer to Note 8 and Note 10.

Use of Estimates
      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and related notes to financial statements. Actual results could differ from those estimates. On an ongoing basis, management reviews its estimates, including those related to:

•	allowance for doubtful accounts,

•	recoverability of intangibles and other long-lived assets,

•	deferred tax asset valuation allowances,

•	workers’ compensation,

•	litigation,

•	general and product liabilities,

•	environmental liabilities,

•	pension and other postretirement benefits, and

•	various other operating allowances and accruals, based on currently available information.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
      Changes in facts and circumstances may alter such estimates and affect results of operations and financial position in future periods.

Revenue Recognition
      Revenues are recognized when finished products are shipped to unaffiliated customers, both title and the risks and rewards of ownership are transferred or services have been rendered and accepted, and collectibility is reasonably assured. A provision for sales returns and allowances is recorded at the time of sale. Appropriate provision is made for uncollectible accounts based on historical experience and specific circumstances, as appropriate.

Shipping and Handling Fees and Costs
      Expenses for transportation of products to customers are recorded as a component of cost of goods sold.

Research and Development Costs
      Research and development costs include, among other things, materials, equipment, compensation and contract services. These costs are expensed as incurred and included as a component of cost of goods sold. Refer to Note 16.

Warranty
      We offer warranties on the sale of certain of our products and services and record an accrual for estimated future claims at the time revenue is recognized. Tire replacement under most of the warranties we offer is on a prorated basis. Warranty reserves are based on past claims experience, sales history and other considerations. Refer to Note 20.

Environmental Cleanup Matters
      We expense environmental expenditures related to existing conditions resulting from past or current operations and from which no current or future benefit is discernible. Expenditures that extend the life of the related property or mitigate or prevent future environmental contamination are capitalized. We determine our liability on a site by site basis and record a liability at the time when it is probable and can be reasonably estimated. Our estimated liability is reduced to reflect the anticipated participation of other potentially responsible parties in those instances where it is probable that such parties are legally responsible and financially capable of paying their respective shares of the relevant costs. Our estimated liability is not discounted or reduced for possible recoveries from insurance carriers. Refer to Note 20.

Legal Expenses
      We record a liability for estimated legal and defense costs related to pending general and product liability claims, environmental matters and workers’ compensation claims. Refer to Note 20.

Advertising Costs
      Costs incurred for producing and communicating advertising are generally expensed when incurred. Costs incurred under our cooperative advertising program with dealers and franchisees are recorded as reductions of sales as related revenues are recognized. Refer to Note 17.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)

Rationalizations
      We adopted Statement of Financial Accounting Standards No. 146 (SFAS 146), “Accounting for Costs Associated with Exit or Disposal Activities,” effective for all exit or disposal activities initiated after December 31, 2002. SFAS 146 requires, among other things, that liabilities for costs associated with exit or disposal activities be recognized when the liabilities are incurred, rather than when an entity commits to an exit plan. SFAS 146 changes the timing of liability and expense recognition related to exit or disposal activities, but not the ultimate amount of such expenses. Refer to Note 3.

Income Taxes
      Income taxes are recognized during the year in which transactions enter into the determination of financial statement income, with deferred taxes being provided for temporary differences between amounts of assets and liabilities for financial reporting purposes and such amounts as measured by tax laws. Refer to Note 14.

Cash and Cash Equivalents/ Consolidated Statement of Cash Flows
      Cash and cash equivalents include cash on hand and in the bank as well as all short term securities held for the primary purpose of general liquidity. Such securities normally mature within three months from the date of acquisition. Cash flows associated with items intended as hedges of identifiable transactions or events are classified in the same category as the cash flows from the items being hedged. Unpresented checks are recorded within accounts payable-trade and totaled $180.5 million and $139.6 million at December 31, 2004 and 2003, respectively. Cash flows associated with unpresented checks are classified as financing activities.

Restricted Cash and Restricted Net Assets
      Restricted cash includes the settlement fund balance related to Entran II litigation as well as cash deposited in support of trade agreements and performance bonds, and historically has included cash deposited in support of borrowings incurred by subsidiaries. At December 31, 2004, cash balances totaling $152.4 million were subject to such restrictions, compared to $23.9 million at December 31, 2003.
      In certain countries where we operate, transfers of funds into or out of such countries by way of dividends, loans or advances are generally or periodically subject to various restrictive governmental regulations and there may be adverse tax consequences to such transfers. In addition, certain of our credit agreements and other debt instruments restrict the ability of foreign subsidiaries to make distributions of cash. At December 31, 2004, approximately $220.6 million of net assets were subject to such restrictions, compared to approximately $259 million at December 31, 2003.

Inventories
      Inventories are stated at the lower of cost or market. Cost is determined using FIFO or the average cost method. Costs include direct material, direct labor and applicable manufacturing and engineering overhead. Refer to Note 6.

Goodwill and Other Intangible Assets
      Goodwill is recorded when the cost of acquired businesses exceeds the fair value of the identifiable net assets acquired. Goodwill and intangible assets with indefinite useful lives are not amortized, but are tested for impairment annually or when events or circumstances indicate that impairment may have occurred, as provided in Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets”. We elected to perform the goodwill impairment test annually as of July 31. The carrying amount of goodwill and intangible assets with indefinite useful lives is reviewed whenever events or circumstances indicated that

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
revisions might have been warranted. Goodwill and intangible assets with indefinite useful lives would be written down to fair value if considered impaired. Intangible assets with finite useful lives are amortized to their estimated residual values over such finite lives, and reviewed for impairment in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. Refer to Note 7.

Investments
      Investments in marketable equity securities are stated at fair value. Fair value is determined using quoted market prices at the end of the reporting period and, when appropriate, exchange rates at that date. Unrealized gains and losses on marketable equity securities classified as available-for-sale are recorded in Accumulated Other Comprehensive Income (Loss), net of tax. Refer to Notes 8 and 19.

Properties and Plants
      Properties and plants are stated at cost. Depreciation is computed using the straight-line method. Additions and improvements that substantially extend the useful life of properties and plants, and interest costs incurred during the construction period of major projects, are capitalized. Repair and maintenance costs are charged to income in the period incurred. Properties and plants are depreciated to their estimated residual values over their estimated useful lives, and reviewed for impairment in accordance with Statement of Financial Accounting Standards No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”. Refer to Notes 9 and 15.

Foreign Currency Translation
      Financial statements of international subsidiaries are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities and a weighted-average exchange rate for each period for revenues, expenses, gains and losses. Where the local currency is the functional currency, translation adjustments are recorded as Accumulated Other Comprehensive Income (Loss). Where the U.S. dollar is the functional currency, translation adjustments are recorded in income.

Derivative Financial Instruments and Hedging Activities
      To qualify for hedge accounting, hedging instruments must be designated as hedges and meet defined correlation and effectiveness criteria. These criteria require that the anticipated cash flows and/or financial statement effects of the hedging instrument substantially offset those of the position being hedged.
      Derivative contracts are reported at fair value on the Consolidated Balance Sheet as both current and long term Accounts Receivable or Other Liabilities. Deferred gains and losses on contracts designated as cash flow hedges are recorded in Accumulated Other Comprehensive Income (Loss) (OCI). Ineffectiveness in hedging relationships is recorded as Other (Income) and Expense in the current period.
      Interest Rate Contracts — Gains and losses on contracts designated as cash flow hedges are initially deferred and recorded in OCI. Amounts are transferred from OCI and recognized in income as Interest Expense in the same period that the hedged item is recognized in income. Gains and losses on contracts designated as fair value hedges are recognized in income in the current period as Interest Expense. Gains and losses on contracts with no hedging designation are recorded in income in the current period as Other (Income) and Expense.
      Foreign Currency Contracts — Gains and losses on contracts designated as cash flow hedges are initially deferred and recorded in OCI. Amounts are transferred from OCI and recognized in income in the same period and on the same line that the hedged item is recognized in income. Gains and losses on contracts with no hedging designation are recorded in income currently as Foreign Currency Exchange.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
      We do not include premiums paid on forward currency contracts in our assessment of hedge effectiveness. Premiums on contracts designated as hedges are recognized in income as Foreign Currency Exchange over the life of the contract.
      Net Investment Hedging — Nonderivative instruments denominated in foreign currencies are used to hedge net investments in foreign subsidiaries. Gains and losses on these instruments are deferred and recorded in OCI as Foreign Currency Translation Adjustment. These gains and losses are only recognized in income upon the complete or partial sale of the related investment or the complete liquidation of the investment.
      Termination of Contracts — Gains and losses (including deferred gains and losses in OCI) are recognized in income as Other (Income) and Expense when contracts are terminated concurrently with the termination of the hedged position. To the extent that such position remains outstanding, gains and losses are amortized to Interest Expense or Foreign Currency Exchange over the remaining life of that position. Gains and losses on contracts that we temporarily continue to hold after the early termination of a hedged position, or that otherwise no longer qualify for hedge accounting, are recognized in income as Other (Income) and Expense.
      Refer to Note 11.

Stock-Based Compensation
      We used the intrinsic value method to measure compensation cost for stock-based compensation. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of our common stock at the date of the grant over the amount an employee must pay to acquire the stock. Compensation cost for stock appreciation rights and performance units is recorded based on the quoted market price of our common stock at the end of the reporting period. Refer to Note 12.
      The following table presents the pro forma effect of using the fair value method to measure compensation cost:

	Year Ended December 31,

		Restated

	2004	2003	2002
(In millions, except per share)
Net income (loss) as reported	$114.8	$(807.4)	$(1,246.9)
Add: Stock-based compensation expense (income) included in net income (loss) (net of tax)	6.4	1.3	(5.6)
Deduct: Stock-based compensation expense calculated using the fair value method (net of tax)	(20.2)	(28.0)	(28.7)

Net income (loss) as adjusted	$101.0	$(834.1)	$(1,281.2)

Net income (loss) per share:
Basic — as reported	$0.65	$(4.61)	$(7.47)
— as adjusted	0.58	(4.76)	(7.67)
Diluted — as reported	$0.63	$(4.61)	$(7.47)
— as adjusted	0.56	(4.76)	(7.67)

Earnings Per Share of Common Stock
      Basic earnings per share were computed based on the average number of common shares outstanding. Diluted earnings per share reflects the dilutive impact of outstanding stock options (computed using the treasury stock method) and in 2004, contingently convertible debt.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
      We have adopted the provisions of Emerging Issues Task Force Issue No. 04-08, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share”. This pronouncement requires shares, issuable under contingent conversion provisions in debt agreements, to be included in the calculation of diluted earnings per share regardless of whether the provisions of the contingent features had been met. The provisions of Issue No. 04-08 are effective for reporting periods ending after December 15, 2004. Retroactive restatement of diluted earnings per share is required. Refer to Note 12.
      All earnings per share amounts in these notes to financial statements are diluted, unless otherwise noted. Refer to Note 12.

Reclassification
      Certain items previously reported in specific financial statement captions have been reclassified to conform to the 2004 presentation.

Recently Issued Accounting Standards
      The Financial Accounting Standards Board (FASB) issued Staff Position No. 129-1, “Disclosure Requirements under FASB Statement No. 129, Disclosure of Information about Capital Structure, Relating to Contingently Convertible Securities” (FSP 129-1). FSP 129-1 clarified certain disclosure requirements of the contingent conversion features of convertible securities. FSP 129-1 was effective immediately upon its release. Our disclosures related to our $350 million 4% Convertible Senior Notes due 2034 are in compliance with the disclosure requirements of FSP 129-1.
      The FASB issued, on May 19, 2004, FASB Staff Position No. FAS 106-2, “Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003” (FSP 106-2). FSP 106-2 provides guidance on accounting for the effects of the new Medicare prescription drug legislation by employers whose prescription drug benefits are actuarially equivalent to the drug benefit under Medicare Part D. It also contains basic guidance on related income tax accounting, and complex rules for transition that permit various alternative prospective and retroactive transition approaches. Based on the proposed regulations, during 2004 we determined that the overall impact of the adoption of FSP 106-2 was a reduction of expense in 2004 and in future annual periods of approximately $2 million on an annual basis. The adoption of FSP 106-2 also reduced our accumulated postretirement benefit obligation by approximately $19.7 million during 2004. On January 21, 2005 final regulations were issued. Based on the clarifications provided in the final regulations, our net periodic postretirement cost is expected to be lower by approximately $50 million in 2005, and the accumulated postretirement benefit obligation is expected to be reduced by approximately $475 million to $525 million during 2005.
      The FASB has issued Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123R). Under the provisions of SFAS 123R, companies are required to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award, usually the vesting period. We must adopt the provisions of SFAS 123R as of the beginning of the first interim reporting period that begins after June 15, 2005 (i.e. the third quarter of 2005), with early adoption encouraged. SFAS 123R applies to all awards granted, modified, repurchased or cancelled by us after June 30, 2005.
      SFAS 123R allowed companies various transition approaches. We are currently assessing the timing and the transition method that we will use for the adoption of SFAS 123R. We expect to recognize additional compensation cost of approximately $3 million to $4 million per quarter that was not previously required to be recognized, beginning in the quarter in which we first implement the provisions of SFAS 123R. We do not

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
expect the adoption of SFAS 123R to have a material impact on our results of operations, financial position or liquidity.
      On October 22, 2004, the American Jobs Creation Act of 2004 (the Act) was signed into law. The Act, when fully phased-in, includes a tax deduction of up to 9 percent of the lesser of (a) qualified production activities income or (b) taxable income, both as defined in the Act. In addition, the Act includes a special one-time tax deduction of 85 percent of certain foreign earnings that are repatriated no later than in the 2005 tax year. The FASB issued two staff positions to address the accounting for income taxes in conjunction with the Act. FASB Staff Position No. 109-1, “Application of FASB Statement No. 109, Accounting for Income Taxes, to the Tax Deduction on Qualified Production Activities provided by the American Jobs Creation Act of 2004” (FSP 109-1), was effective upon its release on December 22, 2004. FSP 109-1 requires us to treat the tax deduction as a special deduction instead of a change in tax rate that would have impacted our existing deferred tax balances. Based on current earnings levels, this provision should not have a material impact on our income tax provision.
      FASB Staff Position No. 109-2, “Accounting and Disclosure Guidance for the Foreign Earnings Repatriation Provision within the American Jobs Creation Act of 2004” (FSP 109-2), established accounting and disclosure requirements for enterprises in the process of evaluating, or completing the evaluation of, the repatriation provision of the Act. We have started an evaluation of the effects of the repatriation provision. We do not anticipate repatriating foreign earnings under the Act, as it may not provide an overall tax benefit. However, we do not expect to be able to complete this evaluation until our 2005 tax position has been more precisely determined and Congress or the Treasury Department provide additional clarifying language on key elements of the provision. If we ultimately determine to elect to repatriate earnings under the Act, it would not have a material impact on our results of operations, financial position or liquidity.
      The FASB has issued Statement of Financial Accounting Standards No. 151, “Inventory Costs — an amendment of ARB No. 43, Chapter 4” (SFAS 151). The provisions of SFAS 151 are intended to eliminate narrow differences between the existing accounting standards of the FASB and the International Accounting Standards Board (IASB) related to inventory costs, in particular, abnormal amounts of idle facility expense, freight, handling costs and spoilage. SFAS 151 requires that these costs be recognized as current period charges regardless of the extent to which they are considered abnormal. The provisions of SFAS 151 are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The adoption of SFAS 151 is not expected to have a material impact on our results of operations, financial position or liquidity.
      The FASB has issued Statement of Financial Accounting Standards No. 153, “Exchanges of Nonmonetary Assets — an amendment of APB Opinion No. 29” (SFAS 153). The provisions of SFAS 153 are intended to eliminate narrow differences between the existing accounting standards of the FASB and the IASB related to the value on which the measurement of nonmonetary exchanges should be based. APB Opinion No. 29 (APB 29) provides that exchanges of nonmonetary assets should be measured based on the fair value of the assets exchanged. An exception was provided in APB 29 to measure exchanges of similar productive assets based on book values. SFAS 153 eliminates the exception in APB 29 for similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS 153 are effective for nonmonetary exchanges occurring in periods beginning after June 15, 2005. The adoption of SFAS 153 is not expected to have a material impact on our results of operations, financial position or liquidity.
      The EITF issued Topic 03-06, “Participating Securities and the Two — Class Method under FASB Statement No. 128”, (EITF 03-06). EITF 03-06 requires the use of the two-class method of computing EPS for enterprises with participating securities or multiple classes of common stock. The provisions of EITF 03-06 are effective for fiscal periods beginning after March 31, 2004. The adoption of EITF 03-06 did not have an impact on our EPS.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)

Note 2.	Restatement
      These consolidated financial statements have been restated to reflect adjustments to our previously reported quarterly financial data and annual financial statements included in our Form 10-K for the year ended December 31, 2003, as filed on May 19, 2004, and our previously-filed quarterly reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004, and September 30, 2004. The restatement also affected periods prior to 2003. References to quarterly amounts are unaudited. All amounts are before tax unless otherwise noted. Refer to Supplementary Data (Unaudited) for the effect of the restatement on quarterly periods of 2004 and 2003. We intend to file an amended Form 10-K for the year ended December 31, 2003 as expeditiously as possible.

Restatements Included in 2003 Form 10-K
      Our 2003 Form 10-K, filed on May 19, 2004, contained a restatement of our previously-issued quarterly financial data and annual financial statements. We identified adjustments through May 19, 2004 which reduced previously reported net income in 2003 and prior years by a total of $280.8 million. Of this amount, $56.2 million was included in 2003 net income and $224.6 million was included in net income in prior years. The impact on net income for the years ended December 31, 2002 and 2001 was $121.2 million and $50.5 million, respectively. The impact related to years prior to 2001 was a decrease in retained earnings of $52.9 million at January 1, 2001. Total shareholders’ equity at September 30, 2003 was reduced by adjustments to Accumulated Other Comprehensive Income (Loss) (OCI) of $183.9 million.
      The total reductions in net income of $280.8 million include $31.3 million recorded in the quarter ended June 30, 2003; $84.7 million in additional items previously reflected in the restated financial results included in the Form 8-K filed on November 20, 2003 and the Form 10-Q for the quarter ended September 30, 2003 filed on November 19, 2003; and $164.8 million in additional items reflected in the financial statements included in the Form 10-K for the year ended December 31, 2003 filed on May 19, 2004.
      The restatements initially arose out of an intensified effort to reconcile certain general ledger accounts in the second and third quarters of 2003. As a result of our efforts to reconcile these accounts, we identified various adjustments that were recorded in the second quarter of 2003 and subsequently identified additional adjustments that needed to be recorded. Based on an assessment of the impact of the adjustments, management and the Audit Committee decided to restate our previously issued financial statements on Form 10-Q for the quarter ended September 30, 2003 and for prior periods. Following the identification of these adjustments, PricewaterhouseCoopers LLP (PwC) advised us in October 2003 that the failure to identify certain issues that had affected several years financial statements related to the monitoring and review of general ledger accounts collectively resulted in a material weakness in internal controls that required strengthening of procedures for account reconciliations.
      In December 2003, we discovered accounting irregularities in our European Union Tire business segment. The Audit Committee initiated a special investigation of these irregularities, and this investigation was subsequently expanded to other overseas locations. The investigations identified accounting irregularities primarily related to earnings management whereby accrual accounts were improperly adjusted between periods or expenses were improperly deferred. In the first and second quarters of 2004, we identified other adjustments. Some of these adjustments resulted from accounting irregularities including the understatement of workers’ compensation liability and the valuation of real estate received in payment of trade accounts receivable in Chile. The Audit Committee also initiated an investigation into these adjustments. As a result of these investigations, management and the Audit Committee decided that a further restatement of our financial statements for 2003 and prior years was necessary.
      In May 2004, PwC advised us that the circumstances it previously identified to us as collectively resulting in a material weakness had each individually become a material weakness. PwC advised us that this

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
determination was due to the number of previously undetected errors that were attributable to the material weakness previously identified. A significant portion of these errors were detected by us. PwC further identified an additional material weakness resulting from intentional overrides of internal controls by those in authority, particularly related to the European Union Tire segment and workers’ compensation liability in the United States. These material weaknesses, if unaddressed, could result in material errors in our financial statements. In addition, PwC advised us that it had identified as reportable conditions our need to enhance certain finance personnel’s knowledge of U.S. GAAP and internal controls and the need to enhance controls related to the establishment of bank accounts.
      The restatement also included changes to the timing of certain previously recognized adjustments not arising from account reconciliations as well as other adjustments identified during the restatement process.
      The adjustments resulting from our initial restatement efforts, the special overseas accounting and workers’ compensation investigations and the 2003 year-end closing process are described as follows:
      Accounting Irregularities. This category includes adjustments reducing income by a total of $29.0 million related to periods ending September 30, 2003 and earlier. Of this amount, $0.4 million of income was included in income in 2003 and $29.4 million of expense was included in income in prior years. These adjustments resulted from the overseas special accounting investigation, the understatement of our liability for workers’ compensation payments, the improper deferral of manufacturing variances in 1998, and certain adjustments in Chile, including the correction of the valuation of real estate received in payment for trade accounts receivable.
      Adjustments reducing income by a total of $9.2 million were included in the restatement as a result of the special accounting investigation in Europe and Asia. The majority of the adjustments addressed accrual accounts that were improperly adjusted between periods or expenses that were improperly deferred beyond the third quarter of 2003. These adjustments primarily related to accounts receivable, fixed assets, accounts payable-trade and other long-term liability accounts that were improperly adjusted. As part of this investigation, an adjustment was made to defer a gain on a sale-leaseback transaction of $3.9 million beyond the third quarter of 2003 that was improperly recognized in prior periods.
      The workers’ compensation adjustments totaled $17.7 million related to periods ending on September 30, 2003 and earlier. These adjustments resulted from an understatement of our potential liability for estimated payments relating to workers’ compensation claims by employees. In the first quarter of 2004, it was noted that claims arising from one of our United States tire manufacturing plants were under-reserved. As a result, with the assistance of the outside administrator we reviewed approximately 85% of the open claims handled by this administrator at this plant as well as other facilities and determined that reserves needed to be increased to accurately value the claims. The under-reserving resulted in part from improper efforts to reduce, or restrict the amount of increase in, the reserves for certain workers’ compensation claims leading to claims data in our workers’ compensation claims database that did not reflect our probable ultimate exposure. Of the $17.7 million adjustment, $4.1 million affected income for the nine months ended 2003, $5.6 million and $2.3 million affected income for the years ended December 31, 2002 and 2001, respectively, and $5.7 million affected pre-2001 income. In addition, in the fourth quarter of 2003, $6.2 million was recorded relating to the understatement.
      In the second quarter of 1999, we discovered that $18.1 million of manufacturing variances at one of our United States tire manufacturing plants had been improperly deferred from 1998 to 1999. When the matter was discovered in the second quarter of 1999, we recorded the remaining costs that had not previously been recorded. As part of this restatement, we reduced income in 1998 by $18.1 million and increased income in 1999 by the same amount.
      In 2000, our subsidiary in Chile received approximately 13 acres of land in Santiago, Chile, in payment for trade accounts receivable from one of its Chilean customers. At the time, the subsidiary recorded the land

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
based upon an inappropriate appraisal. In the first quarter of 2004, we had an additional appraisal performed that appropriately valued the land at a much lower value. The Audit Committee requested an investigation into the matter, and as a result, we recorded an adjustment to reduce the valuation of the land. The adjustment reduced income by $1.5 million in 2000. We also identified other adjustments in Chile whereby accrual accounts were improperly adjusted between periods or expenses were improperly deferred. Adjustments of $0.6 million were recorded related to these accounts.
      A summary of the accounting irregularities adjustments and the time periods affected follows:

		Year Ended
	Nine Months Ended	December 31,
	September 30,
	2003	2002	2001	Pre-2001	Total

(In millions)	(Unaudited)
Income (Expense)
Accruals and deferred expenses — Europe and Asia	$4.5	$0.5	$(8.3)	$(2.0)	$(5.3)
Deferred income — Europe	—	(2.9)	(1.0)	—	(3.9)
Workers’ compensation	(4.1)	(5.6)	(2.3)	(5.7)	(17.7)
Accruals and deferred expenses — Chile	—	4.5	(1.6)	(3.5)	(0.6)
Land valuation — Chile	—	—	—	(1.5)	(1.5)

	$0.4	$(3.5)	$(13.2)	$(12.7)	$(29.0)

      Account Reconciliations. This category includes adjustments totaling $144.9 million resulting from the failure to either reconcile accounts or resolve certain reconciliation issues in a timely manner. Of this amount, $42.8 million was included in income in 2003 and $102.1 million was included in income in prior years. The most significant adjustments in this category relate to certain reconciliations for accounts receivable, inventories, fixed assets, intercompany accounts, prepaid expenses and accounts payable-trade. Certain of these adjustments were associated with the integration of a new enterprise resource planning system (ERP) into our accounting processes beginning in 1999.
      The following categories represent a majority of the account reconciliation adjustments included in the restatement:

A. Interplant. We use an internal system, the Interplant System, to track the procurement and transfer of fixed assets, raw materials and spare parts acquired or manufactured by Goodyear units in the United States for our foreign manufacturing locations. The $28.8 million Interplant charge corrects an overstatement of income and assets. The most significant items in this category are 1) fixed assets and inventory of $26.0 million which were not properly relieved from the Interplant System when they were billed to the foreign manufacturing locations and accordingly now have to be expensed and 2) the correction of a failure to depreciate $2.8 million of fixed assets.

B. North American Tire (NAT) Receivables. The adjustment to accounts receivable of $25.0 million is attributable to amounts erroneously recorded in our general ledger during the period April 1999 to November 2000. During this period, we implemented certain modules of an ERP accounting system. These modules were not properly integrated with existing systems resulting in an overstatement of sales and accounts receivable in the general ledger. This overstatement had to be reversed. Billings to customers and cash collections were appropriate during this period.

C. Engineered Products (EPD). It was not possible to allocate the amount of this adjustment to specific periods and accordingly, we recorded substantially all of this adjustment in the first quarter of 2003. This adjustment includes the write-off of $21.3 million consisting of $3.7 million in intercompany

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)

accounts and $17.6 million related to payables and other accounts. Several factors relating to our ERP systems implementation resulted in EPD’s inability to locate or recreate account reconciliations for prior periods.

D. Wingfoot Commercial Tire Systems, LLC. On November 1, 2000, we made a contribution, which included inventory, to Wingfoot Commercial Tire Systems, LLC, a consolidated subsidiary. On a consolidated basis, the inventory was valued at our historical cost. Upon the sale of the inventory, consolidated cost of goods sold was understated by $11.0 million. Additionally, inventory and fixed asset losses totaling $4.2 million were not expensed as incurred and were written off in connection with the restatement.

E. Fixed Assets. The adjustments to other fixed assets totaled $13.1 million and related primarily to the understatement of depreciation expenses and the write-off of assets previously disposed.

F. General and Product Liability. The expense for general and product claims increased $11.6 million for the third quarter and nine months ended September 30, 2003, and related to the timing of the recognition of certain liabilities for Entran II claims. We reached final agreement with one of our insurers in November 2003, prior to filing the third quarter 10-Q, and recorded both a receivable and separately a corresponding liability related to Entran II matters. This amount was reflected in our amended quarterly report on Form 10-Q/ A for the period ended September 30, 2003 filed on August 3, 2004, which has subsequently been restated, as discussed below in “Restatements Included in 2004 Form 10-K”.
      Adjustments totaling $23.0 million were recorded in OCI in the 2003 Form  10-K filed on May 19, 2004. An adjustment was made to record an $18.0 million charge to deferred derivative losses, with an offsetting credit to liabilities. This adjustment was associated with three interest rate swaps and a cross-currency contract for the period March 2001 through March 2003. An adjustment was also made to record a $6.8 million charge to currency translation, with an offsetting credit to long-term assets. The adjustment affected the period from January 1, 2003 to September 30, 2003. These adjustments were identified in conjunction with the completion of account reconciliations.
      Out-of-Period Adjustments. This category includes adjustments previously identified but deemed to be immaterial and recorded in the period we identified the error or in a subsequent period. Adjustments in this category change the timing of income and expense items that were previously recognized. The cumulative amount of out-of-period adjustments was a decrease to income of $0.6 million. Of this amount, $0.8 million of income was included in income in 2003 and $1.4 million of expense was included in income in prior years.
      The most significant item in this category relates to the timing of the recognition of certain SAG expenses. As a result of the integration of the new enterprise resource planning system into our accounting processes beginning in 1999, certain expenses were incorrectly capitalized in inventory during 2001, 2000 and 1999. In the 2003 Form 10-K, we recorded an adjustment totaling $16.8 million during 2002 to correct the impact on prior years. Of this amount, $13.9 million applied to 2001.
      Discount Rate Adjustments. In preparing our 2003 Form 10-K, we reassessed the estimate of the discount rate used in determining the net periodic benefit cost and benefit obligations for a majority of its domestic pension, workers’ compensation and other postretirement benefit plans. Consistent with that effort and the restatement process, we determined that it would be appropriate to make similar reassessments for discount rates for all periods presented. As a result, the discount rate was revised to 6.75%, 7.25% and 7.50% from 7.25%, 7.75% and 8.00% for 2003, 2002 and 2001, respectively. Total reductions to income for 2000-2003 were $18.9 million, of which $13.0 million decreased income for the nine months ended September 30, 2003, and $14.9 million and $5.5 million decreased income for the years ended December 31, 2002 and 2001, respectively. Pre-2001 income was increased by $14.5 million as a result of these adjustments. This change also resulted in a charge to deferred pension costs in accumulated other comprehensive income (loss) (OCI) totaling $150.1 million for the years ended December 31, 2002 and 2001. Additionally, in 2002, we had

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
established a valuation allowance against our net Federal and state deferred tax assets. Accordingly, this restatement includes a charge to income tax expense of $81.2 million to provide a valuation allowance against the tax benefit included in the adjustment to OCI in 2001, and a charge to OCI of $10.8 million to provide a valuation allowance against the tax benefit included in the adjustment to OCI in 2002.
      Chemical Products Segment. This category primarily includes adjustments identified as a result of a stand-alone audit conducted in 2003 of a portion of our Chemical Products business (which was integrated into our North American Tire segment on January 1, 2005). The most significant adjustments in this category relate to the timing of the recognition of manufacturing variances to reflect the actual cost of inventories, the fair value adjustment of a hedge for natural gas, and the correction of intercompany profit elimination in inventory to eliminate selling and administrative expenses in inventory. The cumulative effect of Chemical Products adjustments at September 30, 2003 was a decrease to income of $7.7 million. Of this amount, $(0.6) million was included in income in 2003 and $8.3 million was included in income in prior years.
      Tax Adjustments. As a result of the restatement adjustments included in the 2003 Form 10-K, an additional Federal and state valuation allowance of $121.6 million (including the $81.2 million charge for discount rate adjustments discussed above) was required to be recognized in 2002, the period in which we previously provided for our valuation allowance. The remaining amounts related to the correction of errors in the computation of deferred tax assets and liabilities.

Restatements Included in 2004 Form 10-K
      On November 5, 2004, we announced that we would file an amended 2003 Form 10-K to include summarized financial information related to certain investments in affiliates. We also announced a restatement of our previously reported financial statements. On December 30, 2004, we announced that we were working to resolve an accounting issue concerning an Australian affiliate, South Pacific Tyres (“SPT”), and that the resolution of this matter could have an impact on our previously reported financial results. Although the primary focus of this effort was to resolve the accounting treatment for a 10-year supply agreement between the Company and SPT, we also noted the possibility that other items having an impact on SPT’s prior period financial statements could arise in the course of the review. On February 25, 2005, we announced that we would restate our 2004 third quarter Form 10-Q for additional adjustments identified subsequent to its filing on November 9, 2004. These consolidated financial statements reflect the resolution of the SPT accounting matters. The restatements of our previously issued quarterly and annual financial statements reflected adjustments that reduced previously reported net income by $19.8 million, of which $12.9 million related to SPT, as discussed below. Of this amount, $5.5 million of income was included in 2004 net income and $25.3 million of expense was included in net income in prior years. The impact on net income for the years ended December 31, 2003 and 2002 was $5.3 million and $19.9 million, respectively. The impact on years prior to 2002 was $0.1 million.
      The total reduction in net income of $19.8 million included $4.6 million of expense for additional items previously reflected in the restated financial results included in the Form 10-Q filed on November 9, 2004. Of this amount, $2.7 million of income was recorded in the quarter ended March 31, 2004; $0.3 million of income was recorded in the quarter ended June 30, 2004; and $7.6 million of expense was recorded in the quarter ended September 30, 2004. Additional items totaling $15.2 million of expense are reflected in the financial statements for the year ended December 31, 2004.
      The adjustments included in the restatements are described as follows:

SPT. These adjustments reduced income by $12.9 million and resulted primarily from the recognition of a contractual obligation related to a supply agreement that was entered into in 2000 with our 50% owned affiliate in Australia, South Pacific Tyres, an impairment of certain property, plant and equipment, the timing of the recognition of certain rationalization charges and other adjustments

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)

identified in conjunction with a restatement of SPT’s historical U.S. GAAP financial results. Of this amount, a benefit of $0.6 million was included in income in 2004 and charges of $13.5 million were included in income in prior years. The adjustments included a charge that reduced income by $6.9 million to recognize payments we made pursuant to a long term supply agreement as a capital contribution. We made certain payments to SPT totaling $13.8 million under the terms of the supply agreement. As part of this restatement, we are recording 50% of those payments as capital contributions to SPT and 50% in expense, representing amounts contributed on behalf of our joint venture partner pursuant to the provisions of Emerging Issues Task Force Issue 00-12, “Accounting by an Investor for Stock-Based Compensation Granted to Employees of an Equity Method Investee”. We also recorded a charge that reduced income by $4.3 million for the write-down of assets at a closed manufacturing facility.

General and Product Liability. We identified adjustments related to general and product liability — discontinued products which increased income by $9.5 million. Of this amount, $2.2 million was included in income in 2004 and $7.3 million was included in income in 2003. These adjustments were the result of the valuation firm’s review of additional historical defense costs data.

Account Reconciliations. We identified adjustments related to account reconciliation items in 2004 which reduced cumulative income by $4.0 million. Of this amount, a benefit of $2.5 million was included in income in 2004 and charges of $6.5 million were included in income in prior years. These adjustments were primarily comprised of $4.1 million in net expense related to the write-off of goodwill associated with certain retail stores previously sold in France, $2.9 million in expense related to the write-off of certain deferred charges, $1.8 million in expense related to a clerical error in recording adjustments to our workers’ compensation reserve as part of our restatement as of December 31, 2003, and $1.5 million in expense related to the reconciliation of an intra-company account, partially offset by favorable adjustments related to an overaccrual for payroll deductions of approximately $3.3 million, and additional equity in earnings of affiliates of approximately $1.0 million. Also included in the adjustments were an offsetting charge and credit of $2.7 million identified in 2004 that related to a leased tire asset account. Since it was not possible to allocate these offsetting $2.7 million adjustments to the applicable periods, we recorded both adjustments in the first quarter of 2004.We also reassessed our estimate of the discount rate used in determining net periodic pension cost and benefit obligations for two minor pension plans, and recorded a $1.3 million expense related to these two plans.
      Other restatement adjustments included $3.2 million in expense resulting from the incorrect calculation of depreciation on certain fixed assets, $2.6 million in expense related to account reconciliations at a subsidiary in Europe, $2.0 million in expense resulting from the failure to record expenses related to bank credit facilities and $1.8 million in expense from a physical inventory of fixed assets at a manufacturing facility. Adjustments were also identified that increased income by $4.8 million related to the reduction of previously recorded amortization expense resulting primarily from the revaluation of foreign currency-denominated goodwill related to a subsidiary in Europe from 1996 to 2001, $3.8 million for an overstatement of accounts payable, $2.6 million to reverse a loss on an asset write-off recorded in the third quarter of 2004 and $1.3 million related to asset sales at a retail chain in Europe. Other less significant adjustments reflected in the restatement amounted to an increase in cumulative income of $0.4 million.
      Additionally, we identified an error related to intercompany transactions arising from a programming and systems interface change with a computer program. This error caused sales and cost of goods sold in North American Tire to be understated by equal amounts. The restatement reflects an increase in sales and costs of goods sold during the first quarter of 2004 of $10.4 million each, and an increase in sales and cost of goods sold during the second quarter of 2004 of $10.8 million each to correct this. There was no effect on net income in any period.
      We also identified a misclassification of deferred income tax assets and liabilities on our Consolidated Balance Sheet at December 31, 2003. We had recorded certain deferred tax assets and liabilities on a gross

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
basis rather than netting short-term deferred tax assets with short-term deferred tax liabilities and long-term deferred tax assets with long-term deferred tax liabilities. The misclassification overstated total assets and total liabilities by $356.7 million beginning at December 31, 2003. This had no impact on shareholders’ equity, net income, or cash flows.
      We also identified an adjustment to OCI totaling $5.8 million, primarily related to the revaluation of various foreign currency-denominated goodwill accounts and certain other accounts. This revaluation error resulted in goodwill and minority equity being understated and shareholders’ equity (deficit) being overstated by approximately $40 million, $31 million and $9 million, respectively, at December 31, 2003. The U.S. dollar value of these accounts increased since the time the goodwill was initially recorded, due primarily to the recent strengthening of the euro.
      Tax Adjustments. We identified an additional adjustment to our net deferred tax valuation allowance that reduced net income by $11.5 million. The remaining tax adjustments relate to the correction of errors in the computation of deferred tax assets and liabilities.
      Certain 2004 quarterly financial information has also been restated in these consolidated financial statements to reflect adjustments to our previously reported financial information on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004. Refer to Supplementary Data (Unaudited) for further information. We intend to file amended Form 10-Qs for these quarterly periods of 2004 as expeditiously as possible.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
      The following table sets forth the effects of the restatement adjustments for both “Restatement Included in 2003 Form 10-K” and “Restatement Included in 2004 Form 10-K”, as discussed above, on the Consolidated Statement of Operations for the years ended December 31, 2003, 2002, and 2001, as well as the cumulative effect on periods ending prior to January 1, 2001.
Effect of restatement adjustments on Goodyear’s previously issued financial statements
Increase (decrease) in Income (loss)

	Year Ended December 31,

	Restated

	2003	2002	2001	Pre-2001	Total
(In millions, except per share amounts)
Net loss as originally reported(A)		$(1,105.8)	$(203.6)
Adjustments (pretax):
Accounting Irregularities		(3.5)	(13.2)	$(12.7)	$(29.4)
Account Reconciliations		(6.8)	(12.8)	(82.5)	(102.1)
Out-of-Period		15.2	(14.5)	(2.1)	(1.4)
Discount Rate Adjustments		(14.9)	(5.5)	14.5	(5.9)
Chemical Products		14.2	(18.9)	(3.6)	(8.3)

Total adjustments (pretax)		4.2	(64.9)	(86.4)	(147.1)
Tax effect of restatement adjustments		(2.9)	17.9	32.3	47.3
Tax adjustments		(122.5)	(3.5)	1.2	(124.8)

Total taxes		(125.4)	14.4	33.5	(77.5)

Total net adjustments		(121.2)	(50.5)	$(52.9)	$(224.6)

Net loss as previously reported(B)	$(802.1)	$(1,227.0)	$(254.1)
SPT	(2.3)	(3.5)	0.6	(8.3)	(13.5)
General and Product Liability	7.3	—	—	—	7.3
Account Reconciliations	(5.4)	(1.8)	(1.7)	2.4	(6.5)

Total adjustments (pretax)	(0.4)	(5.3)	(1.1)	(5.9)	(12.7)
Tax effect of restatement adjustments	(0.1)	(7.4)	0.5	6.4	(0.6)
Tax adjustments	(4.8)	(7.2)	—	—	(12.0)

Total taxes	(4.9)	(14.6)	0.5	6.4	(12.6)

Total net adjustments	(5.3)	(19.9)	(0.6)	$0.5	$(25.3)

Net loss as restated	$(807.4)	$(1,246.9)	$(254.7)

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)

	Year Ended December 31,

	Restated

	2003	2002	2001	Pre-2001	Total
(In millions, except per share amounts)
Net Income (Loss) Per Share:
Basic as originally reported(A)		$(6.62)	$(1.27)
Effect of net adjustments		(0.73)	(0.32)

Basic as previously reported(B)	$(4.58)	$(7.35)	$(1.59)
Effect of net adjustments	(0.03)	(0.12)	—

Basic as restated	$(4.61)	$(7.47)	$(1.59)

Diluted as originally reported(A)		$(6.62)	$(1.27)
Effect of net adjustments		(0.73)	(0.32)

Diluted as previously reported(B)	$(4.58)	$(7.35)	$(1.59)
Effect of net adjustments	(0.03)	(0.12)	—

Diluted as restated	$(4.61)	$(7.47)	$(1.59)

(A)	As reported in 2002 Form 10-K filed on April 3, 2003.

(B)	As reported in 2003 Form 10-K filed on May 19, 2004.
      The following table sets forth the effects of the restatement adjustments discussed above on the Consolidated Statement of Operations for the year ended December 31, 2003.

	Year Ended
	December 31, 2003

	As Originally
	Reported(A)	Restated
(In millions, except per share amounts)
Net Sales	$15,119.0	$15,122.1
Cost of Goods Sold	12,495.3	12,499.0
Selling, Administrative and General Expense	2,371.2	2,374.2
Rationalizations	291.5	291.5
Interest Expense	296.3	296.3
Other (Income) and Expense	267.3	263.4
Foreign Currency Exchange	40.2	40.7
Equity in Earnings of Affiliates	12.1	14.5
Minority Interest	35.0	32.8

Loss Before Income Taxes	(689.9)	(690.3)
U.S. and Foreign Taxes on Income (Loss)	112.2	117.1

Net Loss	$(802.1)	$(807.4)

Net Loss Per Share — Basic	$(4.58)	$(4.61)
Average Shares Outstanding	175.3	175.3
Net Loss Per Share — Diluted	$(4.58)	$(4.61)
Average Shares Outstanding	175.3	175.3

(A)	As reported in 2003 Form 10-K filed on May 19, 2004.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
      The following table sets forth the effects of the restatement adjustments discussed above on the Consolidated Statement of Operations for the years ended December 31, 2002 and 2001.

	Year Ended December 31, 2002

	As Originally	As Previously
	Reported(A)	Reported(B)	Restated
(In millions, except per share amounts)
Net Sales	$13,850.0	$13,856.2	$13,856.0
Cost of Goods Sold	11,313.9	11,303.9	11,306.9
Selling, Administrative and General Expense	2,223.9	2,203.2	2,202.4
Rationalizations	8.6	5.5	5.5
Interest Expense	241.3	241.7	242.7
Other (Income) and Expense	25.8	56.8	56.8
Foreign Currency Exchange	(10.2)	(9.7)	(8.7)
Equity in Earnings of Affiliates	8.8	13.2	13.8
Minority Interest	55.8	55.3	55.6

Loss Before Income Taxes	(17.9)	(13.7)	(19.0)
U.S. and Foreign Taxes on Income (Loss)	1,087.9	1,213.3	1,227.9

Net Loss	$(1,105.8)	$(1,227.0)	$(1,246.9)

Net Loss Per Share — Basic	$(6.62)	$(7.35)	$(7.47)
Average Shares Outstanding	167.0	167.0	167.0
Net Loss Per Share — Diluted	$(6.62)	$(7.35)	$(7.47)
Average Shares Outstanding	167.0	167.0	167.0

	Year Ended December 31, 2001

	As Originally	As Previously
	Reported(A)	Reported(B)	Restated
(In millions, except per share amounts)
Net Sales	$14,147.2	$14,162.5	$14,162.3
Cost of Goods Sold	11,619.5	11,685.3	11,687.8
Selling, Administrative and General Expense	2,248.8	2,220.5	2,219.1
Rationalizations	206.8	210.3	210.3
Interest Expense	292.4	297.1	298.0
Other (Income) and Expense	11.8	40.8	40.8
Foreign Currency Exchange	0.1	10.0	8.8
Equity in Earnings of Affiliates	40.6	39.7	39.5
Minority Interest	0.2	(3.3)	(3.0)

Loss Before Income Taxes	(273.0)	(337.9)	(339.0)
U.S. and Foreign Taxes on Income (Loss)	(69.4)	(83.8)	(84.3)

Net Loss	$(203.6)	$(254.1)	$(254.7)

Net Loss Per Share — Basic	$(1.27)	$(1.59)	$(1.59)
Average Shares Outstanding	160.0	160.0	160.0
Net Loss Per Share — Diluted	$(1.27)	$(1.59)	$(1.59)
Average Shares Outstanding	160.0	160.0	160.0

(A)	As reported in 2002 Form 10-K filed on April 3, 2003.

(B)	As reported in 2003 Form 10-K filed on May 19, 2004.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
      The following table sets forth the effects of the restatement adjustments discussed above on the Consolidated Balance Sheet at December 31, 2003.

	December 31, 2003

	As Originally	As Previously
	Reported(A)	Reported(B)	Restated
(Dollars in millions)
ASSETS
Current Assets:
Cash and cash equivalents	$1,541.0	$1,544.2	$1,546.3
Short term securities	23.9	23.9	23.9
Accounts and notes receivable	2,621.5	2,622.7	2,602.3
Inventories	2,465.0	2,464.6	2,467.7
Prepaid expenses and other current assets	336.7	305.7	305.4

Total Current Assets	6,988.1	6,961.1	6,945.6
Long Term Accounts and Notes Receivable	255.0	255.0	289.7
Investments in and Advances to Affiliates	177.5	178.9	184.2
Other Assets	74.9	71.5	71.5
Goodwill	622.5	618.6	658.2
Other Intangible Assets	161.8	161.9	150.4
Deferred Income Tax	397.5	70.5	70.5
Prepaid and Deferred Pension Costs	868.3	869.9	869.9
Deferred Charges	252.7	246.7	255.9
Properties and Plants	5,207.2	5,208.9	5,205.2

Total Assets	$15,005.5	$14,643.0	$14,701.1

LIABILITIES
Current Liabilities:
Accounts payable-trade	$1,572.9	$1,574.9	$1,557.8
Compensation and benefits	983.1	982.7	977.9
Other current liabilities	572.2	571.5	584.3
United States and foreign taxes	306.1	268.7	270.7
Notes payable	137.7	137.7	146.7
Long term debt and capital leases due within one year	113.5	113.5	113.5

Total Current Liabilities	3,685.5	3,649.0	3,650.9
Long Term Debt and Capital Leases	4,826.2	4,825.8	4,825.8
Compensation and Benefits	4,540.4	4,542.6	4,512.9
Deferred and Other Noncurrent Income Taxes	689.4	370.1	380.6
Other Long Term Liabilities	451.4	451.4	509.1
Minority Equity in Subsidiaries	825.7	825.0	854.0

Total Liabilities	15,018.6	14,663.9	14,733.3
Commitments and Contingent Liabilities
Shareholders’ Equity
Preferred Stock, no par value:
Authorized, 50,000,000 shares, unissued	—	—	—
Common Stock, no par value:
Authorized, 300,000,000 shares
Outstanding shares, 175,309,002	175.3	175.3	175.3
Capital Surplus	1,390.2	1,390.2	1,390.2
Retained Earnings	980.4	972.8	955.1
Accumulated Other Comprehensive Income (Loss)	(2,559.0)	(2,559.2)	(2,552.8)

Total Shareholders’ Equity	(13.1)	(20.9)	(32.2)

Total Liabilities and Shareholders’ Equity	$15,005.5	$14,643.0	$14,701.1

(A)	As reported in 2003 Form 10-K filed on May 19, 2004.

(B)	As reported in 2004 Form 10-Q filed on November 9, 2004.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
      The following table sets forth the effects of the restatement adjustments discussed above on the Consolidated Balance Sheet at December 31, 2002.

	December 31, 2002

	As Originally	As Previously
	Reported(A)	Reported(B)	Restated
(Dollars in millions)
ASSETS
Current Assets:
Cash and cash equivalents	$923.0	$918.1	$919.8
Short term securities	24.3	24.3	24.3
Accounts and notes receivable	1,459.7	1,438.1	1,426.8
Inventories	2,371.6	2,346.2	2,345.6
Prepaid expenses and other current assets	448.1	453.7	453.1

Total Current Assets	5,226.7	5,180.4	5,169.6
Long Term Accounts and Notes Receivable	236.3	242.8	253.4
Investments in and Advances to Affiliates	141.7	139.2	145.9
Other Assets	254.9	253.0	249.6
Goodwill	607.4	602.6	589.1
Other Intangible Assets	161.3	161.4	146.5
Deferred Income Tax	207.5	187.0	187.0
Prepaid and Deferred Pension Costs	913.4	913.4	912.5
Deferred Charges	205.1	202.7	203.9
Properties and Plants	5,192.3	5,156.2	5,155.6

Total Assets	$13,146.6	$13,038.7	$13,013.1

LIABILITIES
Current Liabilities:
Accounts payable-trade	$1,502.2	$1,515.4	$1,512.8
Compensation and benefits	961.2	913.6	907.4
Other current liabilities	481.6	512.3	511.1
United States and foreign taxes	473.2	358.2	359.8
Notes payable	283.4	283.4	283.4
Long term debt and capital leases due within one year	369.8	369.8	369.8

Total Current Liabilities	4,071.4	3,952.7	3,944.3
Long Term Debt and Capital Leases	2,989.0	2,989.8	2,989.5
Compensation and Benefits	4,194.2	4,497.3	4,487.0
Deferred and Other Noncurrent Income Taxes	194.9	298.6	305.0
Other Long Term Liabilities	306.3	317.1	341.3
Minority Equity in Subsidiaries	740.2	727.8	724.9

Total Liabilities	12,496.0	12,783.3	12,792.0
Commitments and Contingent Liabilities
Shareholders’ Equity
Preferred Stock, no par value:
Authorized, 50,000,000 shares, unissued	—	—	—
Common Stock, no par value:
Authorized, 300,000,000 shares
Outstanding shares, 175,309,002	175.3	175.3	175.3
Capital Surplus	1,390.3	1,390.1	1,390.1
Retained Earnings	2,007.1	1,782.5	1,762.5
Accumulated Other Comprehensive Income (Loss)	(2,922.1)	(3,092.5)	(3,106.8)

Total Shareholders’ Equity	650.6	255.4	221.1

Total Liabilities and Shareholders’ Equity	$13,146.6	$13,038.7	$13,013.1

(A)	As reported in 2002 Form 10-K filed on April 3, 2003.

(B)	As reported in 2003 Form 10-K filed on May 19, 2004.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
Note 3.     Costs Associated with Rationalization Programs
      To maintain global competitiveness, we have implemented rationalization actions over the past several years for the purpose of reducing excess capacity, eliminating redundancies and reducing costs. The net amounts of rationalization charges to the Consolidated Statement of Income were as follows:

	2004	2003	2002
(In millions)
New charges	$94.8	$307.2	$26.5
Reversals	(39.2)	(15.7)	(18.0)
Other credits	—	—	(3.0)

	$55.6	$291.5	$5.5

      The following table presents the reconciliation of the liability balance between periods:

	Associate-
	Related Costs	Other Than	Total
		Associate-
	Restated	Related Costs	Restated
(In millions)
Accrual balance at December 31, 2001	$69.1	$53.3	$122.4
2002 charges	19.5	7.0	26.5
Incurred	(49.5)	(11.7)	(61.2)
Reversed to goodwill	(0.5)	—	(0.5)
Reversed to the income statement	(13.3)	(4.7)	(18.0)

Accrual balance at December 31, 2002	25.3	43.9	69.2
2003 charges	295.3	11.9	307.2
Incurred	(199.3)	(15.5)	(214.8)
Reversed to goodwill	—	(2.9)	(2.9)
Reversed to the income statement	(11.7)	(4.0)	(15.7)

Accrual balance at December 31, 2003	109.6	33.4	143.0
2004 charges	75.7	19.1	94.8
Incurred	(109.6)	(22.9)	(132.5)
FIN 46 adoption	—	1.5	1.5
Reversed to the income statement	(34.9)	(4.3)	(39.2)

Accrual balance at December 31, 2004	$40.8	$26.8	$67.6

      2004 rationalizations consisted primarily of warehouse, manufacturing and sales and marketing associate reductions in Engineered Products, a farm tire manufacturing consolidation in European Union Tire, manufacturing, sales, research and development and administrative associate reductions in North American Tire, and administrative associate reductions in European Union Tire and corporate functional groups.
      In 2004, net charges were recorded totaling $55.6 million ($52.0 million after tax or $0.27 per share). The net charges included reversals of $39.2 million ($32.2 million after tax or $0.17 per share) related to reserves from rationalization actions no longer needed for their originally intended purpose, and new charges of $94.8 million ($84.2 million after tax or $0.44 per share). Included in the $94.8 million of new charges are $77.4 million for plans initiated in 2004, as described above. Approximately 1,400 associates will be released under programs initiated in 2004, of which approximately 640 were released by December 31, 2004. The costs of the 2004 actions consisted of $40.1 million related to future cash outflows, primarily for associate severance costs, including $31.9 million in non-cash pension curtailments and postretirement benefit costs and

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
$5.4 million for noncancelable lease costs and other exit costs. Costs in 2004 also included $16.3 million related to plans initiated in 2003, consisting of $13.7 million of noncancelable lease costs and other exit costs and $2.6 million of associate severance costs. The reversals are primarily the result of lower than initially estimated associate severance costs of $34.9 million and lower leasehold and other exit costs of $4.3 million. Of the $34.9 million of associate severance cost reversals, $12.0 million related to previously approved plans in Engineered Products that were reorganized into the 2004 warehouse, manufacturing, and sales and marketing associate reductions.
      In 2004, $75.0 million was incurred primarily for associate severance payments, $34.6 million for non-cash pension curtailments and postretirement benefit costs, and $22.9 million was incurred for noncancelable lease costs and other costs. The remaining accrual balance for all programs was $67.6 million at December 31, 2004, substantially all of which is expected to be utilized within the next 12 months.
      Accelerated depreciation charges totaling $10.4 million were recorded in 2004 for fixed assets that will be taken out of service in connection with certain rationalization plans initiated in 2003 and 2004 in European Union Tire, Latin American Tire and Engineered Products. During 2004, $7.7 million was recorded as CGS and $2.7 million was recorded as SAG.
      The following table summarizes, by segment, the total charges expected to be recorded and the total charges recorded in 2004, related to the new plans initiated in 2004:

	Expected	Charges	Charges
	Total	Recorded in	Reversed in
	Charge	2004	2004
(In millions)
North American Tire	$7.6	$7.6	$—
European Union Tire	31.7	29.3	3.5
Eastern Europe, Middle East and Africa Tire	3.7	3.7	—
Engineered Products	37.4	34.7	—
Corporate	2.1	2.1	0.4

	$82.5	$77.4	$3.9

      A significant portion of the additional restructuring costs not yet recorded is expected to be recorded in the first quarter of 2005.
      In 2003, net charges were recorded totaling $291.5 million ($267.1 million after tax or $1.52 per share). The net charges included reversals of $15.7 million ($14.3 million after tax or $0.08 per share) related to reserves from rationalization actions no longer needed for their originally intended purpose, and new charges of $307.2 million ($281.4 million after tax or $1.60 per share). The 2003 rationalization actions consisted of manufacturing, research and development, administrative and retail consolidations in North America, Europe and Latin America. Of the $307.2 million of new charges, $174.8 million related to future cash outflows, primarily associate severance costs, and $132.4 million related primarily to non-cash special termination benefits and pension and retiree benefit curtailments. Approximately 4,400 associates will be released under the programs initiated in 2003, of which approximately 2,700 were exited in 2003 and approximately 1,500 were exited during 2004. The reversals are primarily the result of lower than initially estimated associate-related payments of approximately $12 million, favorable sublease contract signings in the European Union of approximately $3 million and lower contract termination costs in the United States of approximately $1 million. These reversals do not represent changes in the plans as originally approved by management.
      As part of the 2003 rationalization program, we closed our Huntsville, Alabama tire facility in the fourth quarter of 2003. Of the $307.2 million of new rationalization charges in 2003, approximately $138 million related to the Huntsville closure and were primarily for associate-related costs, including severance, special termination benefits and pension and retiree benefit curtailments. The Huntsville closure also resulted in

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
charges to CGS of approximately $35 million for asset impairments and $85 million for accelerated depreciation and the write-off of spare parts. In addition, 2003 CGS included charges totaling approximately $8 million to write-off construction in progress related to the research and development rationalization plan, and approximately $5 million for accelerated depreciation on equipment taken out of service at European Union Tire’s facility in Wolverhampton, England.
      The following table summarizes, by segment, the total charges expected to be recorded, the new charges recorded in 2004, the total charges recorded to-date and the total amounts reversed to-date, related to plans initiated in 2003:

	Expected	Charges	Charges	Charges
	Total	Recorded in	Recorded to	Reversed to
	Charge	2004	Date	Date
(In millions)
North American Tire	$216.4	$10.3	$211.0	$15.2
European Union Tire	63.6	4.3	63.6	6.4
Latin American Tire	11.7	1.3	11.7	4.5
Engineered Products	29.8	0.4	29.8	12.2
Corporate	7.4	—	7.4	2.5

	$328.9	$16.3	$323.5	$40.8

      A significant portion of the additional restructuring costs not yet recorded is expected to be recorded in the first quarter of 2005.
      In 2002, net charges were recorded totaling $5.5 million ($6.4 million after tax or $0.03 per share). The net charges included reversals of $18.0 million ($14.3 million after tax or $0.09 per share) for reserves from rationalization actions no longer needed for their originally intended purpose. In addition, new charges were recorded totaling $26.5 million ($23.0 million after tax or $0.14 per share) and other credits were recorded totaling $3.0 million ($2.3 million after tax or $0.02 per share). The 2002 rationalization actions consisted of a manufacturing facility consolidation in Europe, the closure of a mold manufacturing facility and a plant consolidation in the United States, and administrative consolidations. Of the $26.5 million charge, $24.2 million related to future cash outflows, primarily associate severance costs, and $2.3 million related to a non-cash write-off of equipment taken out of service in Engineered Products and North American Tire.

Note 4.	Other (Income) and Expense

	2004	2003	2002
(In millions)
		Restated

Asset sales	$4.2	$25.1	$(28.0)
Interest income	(34.4)	(25.9)	(18.8)
Financing fees and financial instruments	116.5	99.4	48.4
General and product liability — discontinued products	52.7	138.1	33.8
Insurance fire loss deductible	11.7	—	—
Environmental insurance settlement	(156.6)	—	—
Miscellaneous	14.1	26.7	21.4

	$8.2	$263.4	$56.8

      Net losses on asset sales in 2004 were $4.2 million. Asset sales included a gain of $13.3 million ($10.3 million after tax or $0.05 per share) on the sale of assets in North American Tire, European Union Tire and Engineered Products. In addition, a loss of $17.5 million ($17.8 million after tax or $0.09 per share) was

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
recorded on the sale of corporate assets and assets in North American Tire and European Union Tire, including a loss of $14.5 million on the write-down of assets of our natural rubber plantations in Indonesia.
      Net losses on asset sales in 2003 were $25.1 million. Asset sales included a loss of $17.6 million ($8.9 million after tax or $0.05 per share) on the sale of 20,833,000 shares of common stock of Sumitomo Rubber Industries, Ltd. A loss of $14.4 million ($13.2 million after tax or $0.08 per share) was recorded in 2003 on the sale of assets in Engineered Products, North American Tire and European Union Tire. A gain of $6.9 million ($5.8 million after tax or $0.04 per share) was recorded in 2003 resulting from the sale of assets in Asia/ Pacific Tire, Latin American Tire and European Union Tire.
      Net gains on asset sales in 2002 were $28.0 million ($23.7 million after tax or $0.14 per share), and resulted from the sale of assets in Latin American Tire, Engineered Products and European Union Tire. The write-off of a miscellaneous investment of $4.1 million ($4.1 million after tax or $0.02 per share) was also included in Other (income) and expense in 2002.
      Interest income consisted primarily of amounts earned on cash deposits. The increase in 2004 and 2003 was due primarily to higher levels of cash deposits in the United States. At December 31, 2004, significant concentrations of cash, cash equivalents and restricted cash held by our international subsidiaries included the following amounts:

•	$590.3 million or 27.8% in Europe, primarily Western Europe, ($650.8 million (as restated) or 41.4% at December 31, 2003),

•	$197.8 million or 9.3% in Latin America, primarily Brazil, ($176.4 million or 11.2% at December 31, 2003), and

•	$140.1 million or 6.6% in Asia ($116.8 million or 7.4% at December 31, 2003).
      Financing fees and financial instruments included amortization of debt issuance costs and commitment fees, debt refinancing fees and accounts receivable sales fees totaling $116.5 million, $99.4 million and $48.4 million in 2004, 2003 and 2002, respectively. The increase in financing fees and financial instruments is due to the costs incurred in connection with the restructuring and refinancing of our bank credit and receivables securitization facilities, including $20.5 million of deferred costs written-off in 2004 in connection with our refinancing activities in 2004. Financing fees and financial instruments included $45.6 million in 2003 related to new facilities. Refer to Note 11.
      General and product liability-discontinued products charges were $52.7 million, $138.1 million (as restated) and $33.8 million in 2004, 2003 and 2002, respectively. These charges related to asbestos personal injury claims and for liabilities related to Entran II claims, net of insurance recoveries. Of the $52.7 million of net expense recorded in 2004, $41.4 million related to Entran II claims ($141.4 million of expense and $100.0 million of insurance recoveries) and $11.3 million related to asbestos claims ($13.0 million of expense and $1.7 million of probable insurance recoveries). Of the $138.1 million (as restated) of net expense recorded in 2003, $180.4 million related to Entran II claims ($255.4 million of expense and $75.0 million of probable insurance recoveries) and $(42.3) million (as restated) related to asbestos claims ($24.3 million of expense and $66.6 million of probable insurance recoveries). Of the $33.8 million of net expense recorded in 2002, $9.8 million related to Entran II claims and $24.0 million related to asbestos claims. We did not record any probable insurance recoveries in 2002.
      Insurance fire loss deductible included a charge of $11.7 million ($11.6 million after tax or $0.07 per share) related to fires at our facilities in Germany, France and Thailand. During 2004, approximately $36 million in insurance recoveries were received related to these fire losses. At December 31, 2004 we had recorded an insurance receivable of approximately $16.2 million to recover additional expenses associated with the fire losses in Germany. We did not record any insurance recoveries in excess of the net book value of the assets destroyed (less the insurance deductible limits) and other costs incurred. Additional insurance

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
recoveries in future periods will be accounted for pursuant to FASB Statement No. 5, “Accounting for Contingencies.”
      Environmental insurance settlement in 2004 included a benefit of $156.6 million resulting from a settlement with certain insurance companies. We will receive $159.4 million ($156.6 million plus imputed interest of $2.8 million) in installments in 2005 and 2006 in exchange for releasing the insurers from certain past, present and future environmental claims. A significant portion of the costs incurred by us related to these claims had been recorded in prior years.
      Miscellaneous items included financial transaction taxes in Latin America of $7.5 million, $12.6 million and $7.9 million in 2004, 2003 and 2002, respectively. Costs related to the exploration of a possible sale of Chemical Products totaling $3.5 million and $3.4 million were included in 2004 and 2003, respectively. A $6.1 million charge for the adoption of FIN 46 for lease-financing SPEs was recorded in 2003. Charges of $7.2 million for the write-off of miscellaneous investments were recorded in 2002.

Note 5.	Accounts and Notes Receivable

	2004	2003
(In millions)
		Restated

Accounts and notes receivable	$3,553.2	$2,731.2
Allowance for doubtful accounts	(144.4)	(128.9)

	$3,408.8	$2,602.3

      Accounts and Notes Receivable included non-trade receivables totaling $436.0 million and $340.6 million at December 31, 2004 and 2003, respectively. These amounts related to an environmental insurance settlement in 2004, derivative financial instruments, general and product liability insurance and various other items.
      The allowance for doubtful accounts represents an estimate of the losses expected from our accounts and notes receivable portfolio. The level of the allowance is based on many quantitative and qualitative factors, including historical loss experience by region, portfolio duration, economic conditions and credit risk quality. The adequacy of the allowance is assessed quarterly.
      Prior to April 1, 2003, we maintained a program for the continuous sale of substantially all of our domestic trade accounts receivable to Wingfoot A/ R LLC, a wholly-owned limited liability subsidiary company that was a bankruptcy-remote special purpose entity. A similar program also was maintained for substantially all of the trade accounts receivable of our wholly-owned subsidiary in Canada. The results of operations and financial position of Wingfoot A/ R LLC were not included in our consolidated financial statements as provided by Statement of Financial Accounting Standards No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities.” This program was terminated on April 1, 2003. Accordingly, accounts receivable sold under this program are now recognized on our Consolidated Balance Sheet. Our consolidated debt increased by $577.5 million at April 1, 2003 in connection with the termination of this program.
      The following table presents certain cash flows related to this program:

2003
(In millions)
Proceeds from collections reinvested in previous securitizations	$1,089.1
Servicing fees received	1.2
Reimbursement for rebates and discounts issued	28.2
Cash used for termination of program	545.3

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
      Certain of our international subsidiaries had established accounts receivable continuous sales programs whereunder these subsidiaries may receive proceeds from the sale of certain of their receivables to SPE affiliates of certain banks. These subsidiaries retained servicing responsibilities. At December 31, 2004, there were no amounts utilized under these programs. The value in U.S. dollars of which these international subsidiaries could borrow was $104.2 million at December 31, 2003. The following table presents certain cash flows related to these programs:

	2004	2003
(In millions)
Proceeds from collections reinvested in previous securitizations	$632.7	$1,440.3
Reimbursement for rebates and discounts issued	59.3	76.5
      In addition, various other international subsidiaries sold certain of their trade receivables under off-balance sheet programs during 2004 and 2003. The receivable financing programs of these international subsidiaries did not utilize an SPE at December 31, 2004. At December 31, 2004, the value in U.S. dollars of which these international subsidiaries could borrow was $4.8 million, compared to $18.6 million at December 31, 2003. The total amount of financing provided from all domestic and international agreements worldwide was $4.8 million at December 31, 2004, compared to $122.8 million at December 31, 2003.

Note 6.	Inventories

	2004	2003
(In millions)
		Restated

Raw materials	$585.9	$483.2
Work in process	139.5	109.7
Finished products	2,059.4	1,874.8

	$2,784.8	$2,467.7

Note 7.	Goodwill and Other Intangible Assets
      Goodwill and intangible assets with indefinite lives are tested for impairment annually or when events or circumstances indicate that impairment may have occurred. We elected to perform the annual impairment testing as of July 31. Based on the results of the testing, no impairment of goodwill or intangible assets with indefinite lives has been indicated.
      The following table presents information about goodwill and other intangible assets:

	2004			2003

				Restated

	Gross		Net	Gross		Net
	Carrying	Accumulated	Carrying	Carrying	Accumulated	Carrying
	Amount	Amortization	Amount	Amount	Amortization	Amount
(In millions)
Goodwill	$833.5	$(113.2)	$720.3	$764.8	$(106.6)	$658.2

Intangible assets with indefinite lives	$123.5	$(7.3)	$116.2	$117.3	$(7.3)	$110.0
Trademarks and Patents	50.5	(21.0)	29.5	44.6	(16.8)	27.8
Other intangible assets	25.6	(8.7)	16.9	19.9	(7.3)	12.6

Total Other intangible assets	$199.6	$(37.0)	$162.6	$181.8	$(31.4)	$150.4

      The net carrying amount of goodwill increased by approximately $45 million during 2004 due to currency translation, approximately $5 million due to the consolidation of SPT and T&WA and approximately $12 million due to the net affect of acquisitions and divestitures. Refer to Notes 1, 8 and 10.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
      The carrying amount of intangible assets with indefinite lives totaled $116.2 million and $110.0 million (as restated) at December 31, 2004 and 2003, respectively. This amount is comprised of the right to use certain brand names and trademarks on a non-competitive basis related to our global alliance with Sumitomo Rubber Industries, Ltd.
      Amortization expense for intangible assets totaled $4.5 million, $4.8 million and $4.3 million in 2004, 2003, 2002, respectively. We estimate that annual amortization expense related to intangible assets will range from approximately $3 million to $4 million during each of the next five years and the weighted average remaining amortization period is approximately 18 years.
      The net carrying amount of goodwill allocated by reporting unit, and changes during 2004, follow:

	Restated
	Balance at	Purchase		Translation &	Balance at
	December 31,	Price	FIN 46	Other	December 31,
	2003	Allocation	Impact	Adjustments	2004
(In millions)
North American Tire	$100.6	$—	$2.6	$(1.5)	$101.7
European Union Tire	357.3	13.5	—	29.4	400.2
Eastern Europe, Middle East and Africa Tire	116.7	0.7	—	12.9	130.3
Latin American Tire	1.2	—	—	(0.1)	1.1
Asia/ Pacific Tire	62.6	—	1.9	2.5	67.0
Engineered Products	19.8	—	—	0.2	20.0

	$658.2	$14.2	$4.5	$43.4	$720.3

      The net carrying amount of goodwill allocated by reporting unit, and changes during 2003, follow:

	Restated

	Balance at	Purchase Price	Translation &	Balance at
	December 31,	Allocation	Other	December 31,
	2002	Reversals	Adjustments	2003
(In millions)
North American Tire	$99.6	$—	$1.0	$100.6
European Union Tire	305.9	(2.9)	54.3	357.3
Eastern Europe, Middle East and Africa Tire	103.7	—	13.0	116.7
Latin American Tire	1.5	—	(0.3)	1.2
Asia/ Pacific Tire	60.0	—	2.6	62.6
Engineered Products	18.4	—	1.4	19.8

	$589.1	$(2.9)	$72.0	$658.2

Note 8.	Investments

Consolidation of Variable Interest Entities
      As discussed in Note 1, FIN 46 became effective immediately for all VIEs created after January 31, 2003, and required certain disclosures in financial statements issued after January 31, 2003, about the nature, purpose, size and activities of all VIEs covered by its provisions, and their maximum exposure to loss. FIN 46 also required companies to consolidate VIEs created before February 1, 2003, in financial statements for periods ending after June 15, 2003. During 2003, the FASB delayed the required implementation date of FIN 46 for entities that are not special purpose entities (SPEs) until the first reporting period ending after March 15, 2004.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
      We applied the provisions of FIN 46, effective July 1, 2003, to VIEs representing lease-financing arrangements with SPEs. We were a party to lease agreements with several unrelated SPEs that are VIEs as defined by FIN 46. The agreements were related to certain North American distribution facilities and certain corporate aircraft. The assets, liabilities and results of operations of these SPEs were consolidated in the third quarter of 2003. Refer to Note 10.
      We had evaluated the impact of FIN 46 for entities that are not SPEs and deferred, until the first quarter of 2004, the application of FIN 46 to two previously unconsolidated investments. South Pacific Tyres (SPT), a tire manufacturer, marketer and exporter of tires in Australia and New Zealand, and T&WA, a wheel mounting operation in the United States which sells to original equipment manufacturers, were consolidated effective January 1, 2004. This consolidation was treated as a non-cash transaction on the Consolidated Statements of Cash Flows with the exception of approximately $24 million of cash and cash equivalents from SPT and T&WA, which was included in Other assets and liabilities in the Operating activities section of the statement. The consolidation of SPT and T&WA resulted in an increase in total assets of approximately $371 million and total liabilities of approximately $373 million. Net sales for SPT and T&WA in 2004 were $707.4 million and $523.8 million, respectively, and were included in our consolidated net sales for 2004. SPT recorded net income of $0.4 million in 2004 and T&WA recorded a net loss of $2.7 million in 2004. In connection with the consolidation of SPT and T&WA, we recorded approximately $5 million of goodwill.
      Our parent company (Goodyear) and certain of our subsidiaries have guaranteed certain debt obligations of SPT and T&WA. Goodyear, Goodyear Australia PTY Limited (a wholly-owned subsidiary of Goodyear) and certain subsidiaries of Goodyear Australia PTY Limited guarantee SPT’s obligations under credit facilities in the amount of $74.2 million. The guarantees are unsecured. Assets of certain subsidiaries of SPT secure the SPT credit facilities. At December 31, 2004, the carrying amount of the secured assets of these subsidiaries was $224.4 million, consisting primarily of accounts receivable, inventory and fixed assets. Goodyear has guaranteed an industrial revenue bond obligation of T&WA in the amount of $5.4 million. The guarantee is unsecured.

Investments and Acquisitions
      We owned 3,421,305 shares of Sumitomo Rubber Industries, Ltd. (“SRI”) at December 31, 2004 and 2003 (the “Sumitomo Investment”). The fair value of the Sumitomo Investment was $32.1 million and $18.6 million at December 31, 2004 and 2003, respectively, and was included in Other Assets on the Consolidated Balance Sheet. We have classified the Sumitomo Investment as available-for-sale, as provided in Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities.” Accordingly, gains and losses resulting from changes in the fair value of the Sumitomo Investment are deferred and reported on the Consolidated Balance Sheet as Accumulated Other Comprehensive Income (OCI). At December 31, 2004, OCI included a gross unrealized holding gain on the Sumitomo Investment of $15.6 million ($17.0 million after tax), compared to $2.1 million ($3.6 million after tax) at December 31, 2003.
      During 2003, we sold 20,833,000 shares of the Sumitomo Investment for approximately $83 million and recorded a loss of $17.6 million ($8.9 million after tax or $0.05 per share). We had acquired a 10% ownership of SRI as part of the 1999 global alliance between the two companies. We now hold approximately 1.3% of SRI’s outstanding shares.
      During 2002, we acquired additional shares of Sava Tires Joint Venture Holding d.o.o. (“Sava Tire”), a tire manufacturing subsidiary in Slovenia, at a cost of $38.9 million. Our ownership of this subsidiary increased from 60% to 80%. During 2003, we transferred our 80% ownership of Sava Tire to Goodyear Dunlop Tires Europe B.V. (“GDTE”), a 75% owned subsidiary, for $282.3 million. In June 2004, we exercised our call option, purchased the remaining outstanding 20% ownership interest of Sava Tires for approximately $52 million, and sold it to GDTE for approximately $85.2 million. As a result of these transactions, we now

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
indirectly own 75% of Sava Tire, with GDTE’s joint venture partner, SRI, owning the remaining 25%. The acquisition was accounted for using the purchase method of accounting. Pursuant to these transactions, we recorded additions to goodwill of $0.7 million in 2004 and $6.8 million in 2002. The purchase price allocation has been completed at December 31, 2004.
      In July 2004, GDTE completed the acquisition of the remaining 50% outstanding ownership interest of Däckia, a major tire retail group in Sweden, for approximately $10 million. We originally acquired a 50% stake in 1995. As a result of this transaction, we now indirectly own 75% of Däckia, with SRI owning the remaining 25%. The acquisition was accounted for using the purchase method of accounting. The asset valuations have been completed and the purchase price has been allocated. Pursuant to the purchase and resulting consolidation, we recorded an addition to goodwill of $13.5 million. We also recorded intangible assets, including customer relationships, trademarks and partner relationships, totaling $8.2 million.
      In 2003, we purchased Arkansas Best Corporation’s remaining 19% ownership interest in Wingfoot Commercial Tire Systems, LLC, a joint venture company formed by Goodyear and Arkansas Best Corporation to sell and service commercial truck tires, provide retread services and conduct related business, for $71.2 million.
      Dividends received from our consolidated subsidiaries were $155.1 million, $219.0 million and $113.1 million in 2004, 2003 and 2002, respectively. Dividends received from our unconsolidated affiliates accounted for using the equity method were $3.4 million, $2.8 million and $1.6 million in 2004, 2003 and 2002, respectively.

Non-cash Investing and Financing Activities
      In 2002, we issued 11.3 million shares of our Common Stock from Treasury and recorded $137.9 million as a contribution to certain domestic pension plans.

Note 9.	Properties and Plants

	2004			2003

				Restated

	Owned	Capital Leases	Total	Owned	Capital Leases	Total
(In millions)
Properties and plants, at cost:
Land and improvements	$360.1	$16.6	$376.7	$343.1	$9.3	$352.4
Buildings and improvements	1,778.6	94.0	1,872.6	1,653.0	67.9	1,720.9
Machinery and equipment	10,491.2	102.5	10,593.7	9,873.6	92.1	9,965.7
Construction in progress	448.7	—	448.7	418.9	—	418.9

	13,078.6	213.1	13,291.7	12,288.6	169.3	12,457.9
Accumulated depreciation	(7,746.3)	(90.2)	(7,836.5)	(7,168.8)	(83.9)	(7,252.7)

	$5,332.3	$122.9	$5,455.2	$5,119.8	$85.4	$5,205.2

      The useful lives of property used in arriving at the annual amount of depreciation provided are as follows: buildings and improvements, 40 years; machinery and equipment, 15 years.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)

Note 10.	Leased Assets
      Net rental expense charged to income follows:

	2004	2003	2002
(In millions)
Gross rental expense	$349.4	$330.5	$298.8
Sublease rental income	(74.0)	(64.9)	(68.4)

	$275.4	$265.6	$230.4

      We enter into leases primarily for vehicles, data processing equipment and our wholesale and retail distribution facilities under varying terms and conditions. A portion of our domestic retail distribution network is sublet to independent dealers. Many of the leases require us to pay taxes assessed against leased property and the cost of insurance and maintenance.
      While substantially all subleases and some operating leases are cancellable for periods beyond 2005, management expects that in the normal course of its business nearly all of its independent dealer distribution network will be actively operated. As leases and subleases for existing locations expire, we evaluate such leases and either renew the leases or substitute another more favorable retail location.
      The following table presents minimum future lease payments:

						2010 and
	2005	2006	2007	2008	2009	Beyond	Total
(In millions)
Capital Leases
Minimum lease payments	$10.4	$9.5	$9.0	$8.9	$8.5	$44.8	$91.1
Imputed interest							(29.5)
Executory costs							(1.2)

Present value							$60.4

Operating Leases
Minimum lease payments	$320.3	$262.6	$203.1	$146.8	$110.5	$476.0	$1,519.3
Minimum sublease rentals	(52.2)	(42.9)	(34.2)	(25.6)	(17.0)	(32.0)	(203.9)

	$268.1	$219.7	$168.9	$121.2	$93.5	$444.0	1,315.4

Imputed interest							(369.4)

Present value							$946.0

      At December 31, 2004 and 2003, we were a party to lease agreements with certain unrelated SPEs that are VIEs as defined by FIN 46. The agreements were related to certain North American distribution facilities and, in 2003, certain corporate aircraft. The corporate aircraft agreements were terminated during 2004. At December 31, 2004, the carrying amount of these North American distribution facilities totaled $26.8 million. Refer to Note 11.
      The assets, liabilities and results of operations of these SPEs were consolidated effective July 1, 2003, pursuant to the provisions of FIN 46. This resulted in an increase in Total Liabilities of approximately $34 million and an increase in Properties and Plants of approximately $28 million. We also recorded a $6.1 million charge in Other (Income) and Expense due to the adoption of FIN 46 for these SPEs. Financing costs related to these SPEs were included in SAG prior to July 1, 2003. Subsequent to that date, the financing costs were recognized as Interest Expense. Refer to Notes 1 and 8.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)

Note 11.	Financing Arrangements and Derivative Financial Instruments
      At December 31, 2004, we had total credit arrangements totaling $7.30 billion, of which $1.12 billion were unused.

Notes Payable, Long Term Debt due Within One Year and Short Term Financing Arrangements
      At December 31, 2004, we had short term committed and uncommitted credit arrangements totaling $413.1 million, of which $122.5 million related to consolidated VIEs. Of these amounts, $192.4 million and $31.1 million, respectively, were unused. These arrangements are available primarily to certain of our international subsidiaries through various banks at quoted market interest rates. There are no commitment fees associated with these arrangements.
      The following table presents information about amounts due within one year at December 31:

	2004	2003
(In millions)
Notes payable:
Amounts related to VIEs	$91.4	$—
Other international subsidiaries	129.2	146.7

	$220.6	$146.7

Weighted-average interest rate	6.35	4.81%
Long term debt due within one year:
Amounts related to VIEs	$24.4	$—
6.375% Euro Notes due 2005	542.0	—
European credit facilities	400.0	—
Other (including capital leases)	43.5	113.5

	$1,009.9	$113.5

Weighted-average interest rate	6.78%	5.25%
Total obligations due within one year	$1,230.5	$260.2

      Amounts related to VIEs in Notes payable represent short term debt of SPT. Amounts related to VIEs in Long term debt due within one year represented amounts owed by T&WA and under lease-financing arrangements with SPEs. At December 31, 2004, we were a party to lease agreements with certain SPEs that are VIEs as defined by FIN 46. The agreements were related to certain North American distribution facilities.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)

Long Term Debt and Financing Arrangements
      At December 31, 2004, we had long term credit arrangements totaling $6.9 billion, of which $923.7 million were unused.
      The following table presents long term debt at December 31:

	2004	2003
(In millions)
6.375% Euro Notes due 2005 5.375% Swiss franc bonds due 2006	$542.0	$504.6
5.375% Swiss franc bonds due 2006 6.375% Euro Notes due 2005	139.3	128.0
4.00% Convertible Senior Notes due 2034	350.0	—
Notes:
6 5/8% due 2006	222.5	264.5
8 1/2% due 2007	300.0	300.0
6 3/8% due 2008	99.9	99.8
7 6/7% due 2011	650.0	650.0
Floating rate notes due 2011	200.0	—
11% due 2011	447.7	—
7% due 2028	149.1	149.1
Bank term loans:
$645 million senior secured U.S. term facility due 2005	—	583.3
$400 million senior secured term loan European facility due 2005	400.0	400.0
$800 million senior secured asset-based term loan due 2006	800.0	800.0
$650 million senior secured asset-based term loan due 2006	650.0	—
Revolving credit facilities due 2005 and 2006	—	839.0
Pan-European accounts receivable facility due 2009	224.7	—
Amounts related to VIEs	94.4	60.4
Other domestic and international debt	129.0	112.9

	5,398.6	4,891.6
Capital lease obligations	60.4	47.7

	5,459.0	4,939.3
Less portion due within one year	(1,009.9)	(113.5)

	$4,449.1	$4,825.8

      The following table presents information about long term fixed rate debt at December 31:

	2004	2003
(In billions)
Carrying amount	$3.05	$2.23
Fair value	3.22	2.11
      The fair value was estimated using quoted market prices or discounted future cash flows. The increase in the carrying amount and fair value from 2003 was due primarily to the issuance of the 11% Notes due 2011 and the 4% Convertible Senior Notes due 2034. The fair value exceeded the carrying amount at December 31, 2004 due primarily to an improvement in our credit spreads. The fair value of the 6 5/8% Notes due 2006 was hedged by floating rate swap contracts with notional principal amounts totaling $200 million at December 31, 2004 and 2003.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
      The fair value of our variable rate debt approximated its carrying amount at December 31, 2004 and 2003.
      The principal and interest of the Swiss franc bonds due 2006 were hedged by currency swap agreements at December 31, 2004 and 2003, as discussed below.
      The Euro Notes, Swiss franc bonds, Convertible Senior Notes and other Notes have an aggregate face amount of $3.10 billion and are reported net of unamortized discounts totaling $3.7 million ($1.96 billion and $1.7 million, respectively, at December 31, 2003).
      At December 31, 2004, the floating rate term loans due 2005 and 2006 and Notes due 2011 totaled $2.05 billion and were variable rate agreements based upon LIBOR plus a fixed spread. The weighted-average interest rate on amounts outstanding under these agreements was 6.87%. At December 31, 2003, $1.78 billion was outstanding at a weighted-average interest rate of 5.17%. The interest rate on $325 million principal amount of these borrowings was hedged by fixed rate swap contracts at December 31, 2003.
      At December 31, 2004, there were no borrowings outstanding under the revolving credit facilities due 2005 and 2006. At December 31, 2003, amounts outstanding were comprised of $839.0 million of variable rate agreements based upon LIBOR plus a fixed spread, with a weighted-average interest rate of 5.15%.
      The five-year pan-European accounts receivable facility due 2009 involves the twice-monthly sale of substantially all of the trade accounts receivable of certain subsidiaries of GDTE to a bankruptcy-remote French company controlled by one of the liquidity banks in the facility. At December 31, 2004, $224.7 million was outstanding with a weighted-average Euribor-based interest rate of 5.16%.
      At December 31, 2004, amounts related to VIEs represented long term debt of SPT and T&WA, and amounts owed under lease-financing arrangements with SPEs. At December 31, 2004, we were a party to lease agreements with certain SPEs that are VIEs as defined by FIN 46. The weighted-average rate in effect under the terms of these loans was 6.41%. The agreements were related to certain North American distribution facilities at December 31, 2004. At December 31, 2003, these amounts represented lease-financing arrangements with SPEs related to North American distribution facilities and corporate aircraft.
      Other domestic and international debt at December 31, 2004, consisted of fixed and floating rate loans denominated in U.S. dollars and other currencies that mature in 2005-2023. The weighted-average interest rate in effect under these loans was 6.15% at December 31, 2004, compared to 6.25% at December 31, 2003.

$350 Million Convertible Senior Note Offering
      On July 2, 2004, we completed an offering of $350 million aggregate principal amount of 4.00% convertible senior notes due June 15, 2034. The notes are convertible into shares of our common stock initially at a conversion rate of 83.07 shares of common stock per $1,000 principal amount of notes, which is equal to an initial conversion price of $12.04 per share. The proceeds from the notes were used to repay temporarily a revolving credit facility and for working capital purposes.

$650 Million Senior Secured Notes
      On March 12, 2004, we completed a private offering of $650 million of senior secured notes, consisting of $450 million of 11% senior secured notes due 2011 and $200 million of floating rate notes due 2011, which accrue interest at LIBOR plus 8%. The proceeds of the notes were used to prepay the remaining outstanding amount under the then-existing U.S. term loan facility, permanently reduce commitments under the then-existing revolving credit facility by $70 million, and for general corporate purposes. The notes are guaranteed by the same subsidiaries that guarantee the U.S. deposit-funded credit facility and asset-based credit facilities. The notes are secured by perfected fourth-priority liens on the same collateral securing those facilities (pari-

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
passu with the liens on that domestic collateral securing the parent guarantees of the European revolving credit facility).
      We have the right to redeem the fixed rate notes in whole or in part from time to time on and after March 1, 2008. The redemption price, plus accrued and unpaid interest to the redemption date, would be 105.5%, 102.75%, and 100.0% on and after March 1, 2008, 2009 and 2010, respectively. We may also redeem the fixed rate notes prior to March 1, 2008 at a redemption price equal to 100% of the principal amount plus a make-whole premium. We have the right to redeem the floating rate notes in whole or in part from time to time on and after March 1, 2008. The redemption price, plus accrued and unpaid interest to the redemption date, would be 104.0%, 102.0%, and 100.0% on and after March 1, 2008, 2009 and 2010, respectively. In addition, prior to March 1, 2007, we have the right to redeem up to 35% of the fixed and floating rate notes with net cash proceeds from one or more public equity offerings. The redemption price would be 111% for the fixed rate notes and 100% plus the then applicable floating rate for the floating rate notes, plus accrued and unpaid interest to the redemption date.
      The indenture for the senior secured notes contains restrictions on our operations, including limitations on:

•	incurring additional indebtedness or liens,

•	paying dividends, making distributions and stock repurchases,

•	making investments,

•	selling assets, and

•	merging and consolidating.
      The deposit-funded credit facility also limits the amount of capital expenditures we may make to $500 million in 2004, 2005 and 2006, and $375 million in 2007 (through September 30, 2007). The amounts of permitted capital expenditures may be increased by the amount of net proceeds retained by us from permitted asset sales and equity and debt issuances. In addition, unused capital expenditures may be carried over into the next year. As a result of certain activities, the capital expenditure limit for 2004 was increased from $500 million to approximately $1.10 billion. Our capital expenditures for 2004 totaled $518.6 million. The capital expenditure carryover from 2004 was $603.0 million, and in the absence of any other transactions, the limit for 2005 will be $1.10 billion.
      In the event that the senior secured notes have a rating equal to or greater than Baa3 from Moody’s and BBB-from Standard and Poor’s, a number of those restrictions will not apply, for so long as those credit ratings are maintained.

$645 Million Senior Secured U.S. Term Facility
      At December 31, 2003, the balance due on the U.S. term facility was $583.3 million due to a partial pay-down of the balance during the second quarter of 2003. On March 12, 2004, all outstanding amounts under the facility were prepaid and the facility was retired. The U.S. term facility had a maturity date of April 30, 2005.

$650 Million Senior Secured European Facilities
      Goodyear Dunlop Tires Europe B.V. and subsidiaries (“GDTE”) is party to a $250 million senior secured revolving credit facility and a $400 million senior secured term loan facility (collectively, the “European facilities”). These facilities mature on April 30, 2005. As of December 31, 2004, there were no borrowings outstanding under the revolving credit facility and $400 million outstanding under the term facility.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
      GDTE pays an annual commitment fee of 75 basis points on the undrawn portion of the commitments under the European revolving facility. GDTE may obtain loans under the European facilities bearing interest at LIBOR plus 400 basis points or an alternative base rate (the higher of JPMorgan’s prime rate or the federal funds rate plus 50 basis points) plus 300 basis points.
      The collateral pledged under the European facilities includes:

•	all of the capital stock of Goodyear Finance Holding S.A. and certain subsidiaries of GDTE,

•	a perfected first-priority interest in and mortgages on substantially all the tangible and intangible assets of GDTE in the United Kingdom, Luxembourg, France and Germany, including certain accounts receivable, inventory, real property, equipment, contract rights and cash and cash accounts, but excluding certain accounts receivable used in securitization programs, and

•	with respect to the European revolving credit facility, a perfected fourth priority interest in and mortgages on the collateral pledged under the deposit-funded credit facility and the asset-based facilities, except for real estate other than our U.S. corporate headquarters.
      Consistent with the covenants applicable to Goodyear in the U.S. facilities, the European facilities contain certain representations, warranties and covenants applicable to GDTE and its subsidiaries which, among other things, limit GDTE’s ability to:

•	incur additional indebtedness (including a limit of €275 million in accounts receivable transactions),

•	make investments,

•	sell assets beyond specified limits,

•	pay dividends, and

•	make loans or advances to Goodyear companies that are not subsidiaries of GDTE.
      The European facilities also contain certain additional covenants identical to those in the U.S. facilities. The European facilities also limit the amount of capital expenditures that GDTE may make to $100 million in 2005 (through April 30).
      Subject to the provisions in the European facilities and agreements with our joint venture partner, Sumitomo Rubber Industries, Ltd. (SRI), GDTE is permitted to transfer funds to Goodyear. These provisions and agreements include limitations on loans and advances from GDTE to Goodyear and a requirement that transactions with affiliates be consistent with past practices or on arms-length terms.
      Any amount outstanding under the term facility is required to be prepaid with:

•	75% of the net cash proceeds of all sales and dispositions of assets by GDTE and its subsidiaries greater than $5 million, and

•	50% of the net cash proceeds of debt and equity issuances by GDTE and its subsidiaries.
      The U.S. and European facilities can be used, if necessary, to fund ordinary course of business needs, to repay maturing debt, and for other needs as they arise.

U.S. Deposit-Funded Credit Facility
      On August 18, 2004, we refinanced our then existing $680 million senior secured U.S. revolving credit facility with a U.S. deposit-funded credit facility, which is a synthetic revolving credit and letter of credit facility. Pursuant to the refinancing, the lenders deposited the entire $680 million of the facility in an account held by the administrative agent, and those funds are used to support letters of credit or borrowings on a revolving basis, in each case subject to customary conditions. The lenders under the new facility will receive

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
annual compensation on the amount of the facility equivalent to 450 basis points over LIBOR, which includes commitment fees on the entire amount of the commitment (whether drawn or undrawn) and a usage fee on the amounts drawn. The full amount of the facility is available for the issuance of letters of credit or for revolving loans. The $500.7 million of letters of credit that were outstanding under the U.S. revolving credit facility as of June 30, 2004 were transferred to the deposit-funded credit facility. As of December 31, 2004, there were $509.9 million of letters of credit issued under the facility. The facility matures on September 30, 2007.
      Our obligations under the deposit-funded credit facility are guaranteed by most of our wholly-owned U.S. subsidiaries and by our wholly-owned Canadian subsidiary, Goodyear Canada Inc. Our obligations under this facility and our subsidiaries’ obligations under the related guarantees are secured by collateral that includes:

•	subject to certain exceptions, perfected first-priority security interests in the equity interests in our U.S. subsidiaries and 65% of the equity interests in our non-European foreign subsidiaries,

•	a perfected second priority security interest in 65% of the capital stock of Goodyear Finance Holding S.A., a Luxembourg company,

•	perfected first-priority security interests in and mortgages on our U.S. corporate headquarters and certain of our U.S. manufacturing facilities,

•	perfected third-priority security interests in all accounts receivable, inventory, cash and cash accounts pledged as security under our asset-based facilities, and

•	perfected first-priority security interests in substantially all other tangible and intangible assets, including equipment, contract rights and intellectual property.
      The bond agreement for our Swiss franc bonds due 2006 limits our ability to use our U.S. tire and automotive parts manufacturing facilities as collateral for secured debt without triggering a requirement that holders of the bonds be secured on an equal and ratable basis. The manufacturing facilities indicated above were pledged to ratably secure the bonds to the extent required by the bond agreement. However, the aggregate amount of our debt secured by these manufacturing facilities is limited to 15% of our positive consolidated shareholders’ equity. Consequently, the security interests granted to the lenders under the U.S. senior secured funded credit facility are not required to be shared with the holders of debt outstanding under our other existing unsecured bond indentures.
      The deposit-funded credit facility contains certain covenants that, among other things, limit our ability to incur additional unsecured and secured indebtedness (including a limit, subject to certain exceptions, of 275 million euros in accounts receivable transactions), make investments and sell assets beyond specified limits. The facility prohibits us from paying dividends on our common stock. We must also maintain a minimum consolidated net worth (as such term is defined in the deposit-funded credit facility) of at least $2.0 billion for quarters ending in 2005 and the first quarter of 2006, and $1.75 billion for each quarter thereafter through September 30, 2007. We are not permitted to allow the ratio of Consolidated EBITDA to consolidated interest expense to fall below a ratio of 2.00 to 1.00 for any period of four consecutive fiscal quarters. In addition, our ratio of consolidated senior secured indebtedness to Consolidated EBITDA is not permitted to be greater than 4.00 to 1.00 at any time.
      The deposit-funded credit facility also limits the amount of capital expenditures we may make to $500 million in 2004, 2005 and 2006, and $375 million in 2007 (through September 30, 2007). The amounts of permitted capital expenditures may be increased by the amount of net proceeds retained by us from permitted asset sales and equity and debt issuances. In addition, unused capital expenditures may be carried over into the next year. As a result of certain activities, the capital expenditure limit for 2004 was increased from $500 million to approximately $1.10 billion. Our capital expenditures for 2004 totaled $518.6 million.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
The capital expenditure carryover from 2004 was $603.0 million, and in the absence of any other transactions, the limit for 2005 will be $1.10 billion.

$1.95 Billion Senior Secured Asset-Based Credit Facilities
      In April 2003, we entered into senior secured asset-based credit facilities in an aggregate principal amount of $1.30 billion, consisting of a $500 million revolving credit facility and an $800 million term loan facility. At December 31, 2004, we had no borrowings outstanding under the revolving credit facility and $800 million drawn against the term loan asset-based facility, compared to $389 million and $800 million, respectively, at December 31, 2003. On February 20, 2004, we added a $650 million term loan tranche to the existing $1.30 billion facility, which was fully drawn as of December 31, 2004. The $650 million tranche is not subject to the borrowing base and provides for junior liens on the collateral securing the facility. The $650 million tranche was used partially to prepay our U.S. term loan facility, to repay other indebtedness, and for general corporate purposes. The facilities mature on March 31, 2006.
      Availability under the facilities, other than the $650 million term loan tranche, is limited by a borrowing base equal to the sum of (a) 85% of adjusted eligible accounts receivable and (b) (i) if the effective advance rate for inventory is equal to or greater than 85% of the recovery rate (as determined by a third party appraisal) of such inventory, 85% of the recovery rate multiplied by the inventory value, or (ii) if the effective advance rate for inventory is less than 85% of the recovery rate, (A) 35% of eligible raw materials, 65% of adjusted eligible finished goods relating to the North American Tire segment, and 60% of adjusted eligible finished goods relating to the retail division, Engineered Products segment, Chemical Products segment and Wingfoot Commercial Tire Systems minus (B) a rent reserve equal to three months’ rent and warehouse charges at facilities where inventory is stored and a priority payables reserve based on liabilities for certain taxes or certain obligations related to employees that have a senior or pari passu lien on the collateral.
      The calculation of the borrowing base and reserves against accounts receivable and inventory included in the borrowing base are subject to adjustment from time to time by the administrative agent and the majority lenders in their discretion (not to be exercised unreasonably). Adjustments would be based on the results of ongoing collateral and borrowing base evaluations and appraisals. A $50 million availability block further limits availability under the facilities. If at any time the amount of outstanding borrowings under the facilities subject to the borrowing base exceeds the borrowing base, we will be required to prepay borrowings sufficient to eliminate the excess or maintain compensating deposits with the agent bank.
      The facilities are collateralized by first and second priority security interests in all accounts receivable and inventory of Goodyear and its domestic and Canadian subsidiaries (excluding accounts receivable and inventory related to our North American joint venture with SRI). In addition, effective as of February 20, 2004, collateral included second and third priority security interests on the other assets securing the U.S. facilities. The facilities contain certain representations, warranties and covenants which are materially the same as those in the U.S. facilities, with capital expenditures of $500 million and $150 million permitted in 2005 and 2006 (through March 31), respectively. In addition, we must maintain a minimum consolidated net worth of at least $2.00 billion for quarters ending in 2005 and 2006 (through March 31, 2006).

International Accounts Receivable Securitization Facilities — On-Balance-Sheet Financing
      On December 10, 2004, GDTE and certain of its subsidiaries entered into a new five-year pan-European accounts receivable securitization facility. The facility initially provides €165 million of funding, but has the ability to be expanded to €275 million, and will be subject to customary annual renewal of back-up liquidity lines. The new facility replaces an €82.5 million facility in a subsidiary in France.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
      The new facility involves the twice-monthly sale of substantially all of the trade accounts receivable of certain GDTE subsidiaries to a bankruptcy-remote French company controlled by one of the liquidity banks in the facility. These subsidiaries retained servicing responsibilities. It is an event of default under the facility if:

•	the ratio of our consolidated EBITDA to our consolidated interest expense falls below 2.00 to 1.00,

•	the ratio of our consolidated senior secured indebtedness to our consolidated EBITDA is greater than 4.00 to 1.00,

•	the ratio of GDTE’s third party indebtedness (net of cash held by GDTE and its consolidated subsidiaries in excess of $100 million) to its consolidated EBITDA is greater than 3.00 to 1.00, or

•	for so long as such a provision is in our European Credit Facilities, our consolidated net worth is less than $2 billion on or prior to March 31, 2006, or is less than $1.75 billion after March 31, 2006, in each case subject to a 60 day grace period.
      The financial covenants listed above will be automatically amended to conform to the European Credit Facilities upon the refinancing of the European Credit Facilities. The defined terms used in the events of default tests are similar to those in the European Credit Facilities. As of December 31, 2004, the amount outstanding and fully-utilized under this program totaled $224.7 million. The program did not qualify for sale accounting pursuant to the provisions of Statement of Financial Accounting Standards No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, and accordingly, this amount is included in consolidated long term debt.
      In addition to the pan-European accounts receivable securitization facility discussed above, SPT and other subsidiaries in Australia had transferred accounts receivable under other programs totaling $63.2 million and $7.7 million at December 31, 2004 and 2003, respectively.

Debt Maturities
      The annual aggregate maturities of long term debt and capital leases for the five years subsequent to December 31, 2004 are presented below. Maturities of debt credit agreements have been reported on the basis that the commitments to lend under these agreements will be terminated effective at the end of their current terms.

	2005	2006	2007	2008	2009
(In millions)
Debt incurred under revolving credit agreements	$—	$—	$—	$—	$—
Other — domestic	569.7	111.0	2.9	6.4	229.8
Other — international	440.2	1,814.1	302.4	102.4	2.5

	$1,009.9	$1,925.1	$305.3	$108.8	$232.3

Derivative Financial Instruments
      We utilize derivative financial instrument contracts and nonderivative instruments to manage interest rate, foreign exchange and commodity price risks. We have established a control environment that includes policies and procedures for risk assessment and the approval, reporting and monitoring of derivative financial instrument activities. Company policy prohibits holding or issuing derivative financial instruments for trading purposes.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)

Interest Rate Exchange Contracts
      We manage our fixed and floating rate debt mix, within defined limitations, using refinancings and unleveraged interest rate swaps. We will enter into fixed and floating interest rate swaps to hedge against the effects of adverse changes in interest rates on consolidated results of operations and future cash outflows for interest. Fixed rate swaps are used to reduce our risk of increased interest costs during periods of rising interest rates, and are normally designated as cash flow hedges. Floating rate swaps are used to convert the fixed rates of long term borrowings into short term variable rates, and are normally designated as fair value hedges. We use interest rate swap contracts to separate interest rate risk management from the debt funding decision. At December 31, 2004, the interest rate on 50% of our debt was fixed by either the nature of the obligation or through the interest rate contracts, compared to 47% at December 31, 2003.
      The following tables present contract information and weighted average interest rates. Current market pricing models were used to estimate the fair values of interest rate exchange contracts.

	December 31,		December 31,
	2003	Settled	2004
(Dollars in millions)
Fixed rate contracts:
Notional principal amount	$325.0	$325.0	$—
Pay fixed rate	5.00%	5.00%	—
Receive variable LIBOR	1.17	1.18	—
Average years to maturity	0.25	—	—
Fair value: asset (liability)	$(3.1)	$—	$—
Carrying amount:
Current liability	(3.1)	—	—
Long term liability	—	—	—
Floating rate contracts:
Notional principal amount	$200.0	$—	$200.0
Pay variable LIBOR	2.96%	—	4.31%
Receive fixed rate	6.63	—	6.63
Average years to maturity	2.95	—	1.95
Fair value: asset (liability)	$13.0	$—	$6.0
Carrying amount:
Current asset	7.4	—	3.7
Long term asset	5.6	—	2.3

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
      Weighted average interest rate swap contract information follows:

	Twelve Months Ended
	December 31,

	2004	2003	2002
(Dollars in millions)
Fixed rate contracts:
Notional principal amount	$81.0	$325.0	$325.0
Pay fixed rate	5.00%	5.00%	5.00%
Receive variable LIBOR	1.18	1.24	1.91
Floating rate contracts:
Notional principal amount	$200.0	$207.0	$210.0
Pay variable LIBOR	3.27%	3.03%	3.68%
Receive fixed rate	6.63	6.63	6.63

Interest Rate Lock Contracts
      We will use, when appropriate, interest rate lock contracts to hedge the risk-free rate component of anticipated long term debt issuances. These contracts are designated as cash flow hedges of forecasted transactions. Gains and losses on these contracts are amortized to income over the life of the debt. No contracts were outstanding at December 31, 2004 or 2003.

Foreign Currency Contracts
      We will enter into foreign currency contracts in order to reduce the impact of changes in foreign exchange rates on consolidated results of operations and future foreign currency-denominated cash flows. These contracts reduce exposure to currency movements affecting existing foreign currency-denominated assets, liabilities, firm commitments and forecasted transactions resulting primarily from trade receivables and payables, equipment acquisitions, intercompany loans, royalty agreements and forecasted purchases and sales. In addition, the principal and interest on our Swiss franc bonds due 2006 and €100 million of Euro Notes due 2005 are hedged by currency swap agreements.
      Contracts hedging the Swiss franc bonds and the Euro Notes are designated as cash flow hedges. Contracts hedging short term trade receivables and payables normally have no hedging designation.
      Amounts are reclassified from OCI into earnings each period to offset the effects of exchange rate movements on the hedged amounts of principal and interest of the Swiss franc bonds and the Euro Notes. Amounts are also reclassified concurrently with the recognition of intercompany royalty expense and sales of intercompany purchases to third parties.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
      The following table presents foreign currency contract information at December 31:

	2004		2003

	Fair	Contract	Fair	Contract
	Value	Amount	Value	Amount
(In millions)
Buy currency:
Euro	$159.2	$115.9	$145.7	$111.3
Swiss franc	139.7	80.6	125.8	80.6
Japanese yen	22.6	22.7	13.0	16.7
U.S. dollar	144.4	144.9	137.3	136.3
All other	13.0	12.6	—	—

	$478.9	$376.7	$421.8	$344.9

Contract maturity:
Swiss franc swap	3/06		3/06
Euro swap	6/05		6/05
All other	1/05 - 10/19		1/04 - 10/19

	2004		2003

	Fair	Contract	Fair	Contract
	Value	Amount	Value	Amount
(In millions)
Sell currency:
British pound	$217.4	$218.8	$157.9	$155.2
Swedish krona	34.1	34.2	44.2	44.3
Canadian dollar	62.4	63.4	93.0	91.7
Euro	77.0	74.3	71.3	70.0
All other	23.0	23.1	19.8	19.8

	$413.9	$413.8	$386.2	$381.0

Contract maturity	1/05 - 12/05		1/04
      The following table presents foreign currency contract carrying amounts at December 31:

	2004	2003

Carrying amount — asset (liability):
Swiss franc swap — current	$(0.3)	$(1.6)
Swiss franc swap — long term	59.5	46.8
Euro swaps — current	46.4	20.5
Euro swaps — long term	—	13.2
Other — current asset	5.2	7.2
Other — current (liability)	(8.8)	(14.4)
      We were not a party to any foreign currency option contracts at December 31, 2004 or 2003.
      The counterparties to our interest rate and foreign exchange contracts were substantial and creditworthy multinational commercial banks or other financial institutions that are recognized market makers. Due to the creditworthiness of the counterparties, we consider the risk of counterparty nonperformance associated with these contracts to be remote. However, the inability of a counterparty to fulfill its obligations when due could

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
have a material effect on our consolidated financial position, results of operations or liquidity in the period in which it occurs.

Hedges of Net Investment in Foreign Operations
      In order to reduce the impact of changes in foreign exchange rates on consolidated shareholders’ equity, we will from time to time designate certain foreign currency-denominated non-derivative instruments as hedges of our net investment in various foreign operations. There were no such designations at December 31, 2004 or 2003.

Results of Hedging Activities
      Charges for ineffectiveness and premium amortization totaled $0.2 million and $1.0 million during the twelve months ended December 31, 2004 and 2003, respectively. At December 31, 2004, there were no deferred net pretax gains or losses on hedges of forecasted transactions expected to be recognized in income during the twelve months ending December 31, 2005. It is not practicable to estimate the amount of deferred gains and losses that will be recognized in income resulting from the remeasurement of certain long term currency exchange agreements.
      Deferred losses totaling $4.2 million were recorded as Foreign Currency Translation Adjustment during the twelve months ended December 31, 2003 as a result of the designation of nonderivative instruments as net investment hedges. These gains and losses are only recognized in earnings upon the complete or partial sale of the related investment or the complete liquidation of the investment.

Note 12.	Stock Compensation Plans and Dilutive Securities
      Our 1989 Goodyear Performance and Equity Incentive Plan, the 1997 Performance Incentive Plan of The Goodyear Tire & Rubber Company and the 2002 Performance Plan of The Goodyear Tire & Rubber Company provide for the granting of stock options and stock appreciation rights (SARs), restricted stock, performance grants and other stock-based awards. For options granted in tandem with SARs, the exercise of a SAR cancels the stock option; conversely, the exercise of the stock option cancels the SAR. The 1989 Plan expired on April 14, 1997, and the 1997 Plan expired on December 31, 2001, except, in each case, with respect to grants and awards outstanding. The 2002 Plan will expire by its terms on April 15, 2005, except with respect to grants and awards then outstanding. A maximum of 12,000,000 shares of our Common Stock are available for issuance pursuant to grants and awards made under the 2002 Plan through April 15, 2005. Stock options and related SARs granted under the above plans generally have a maximum term of ten years and vest pro rata over four years.
      Performance units granted during 2002 and 2001 are earned based on Return on Invested Capital and Total Shareholder Return relative to the S&P Auto Parts & Equipment Companies (each weighted at 50%) over a three year performance period beginning January 1 of the year subsequent to the year of grant. To the extent earned, a portion of the performance units will generally be paid 50% in cash and 50% in stock (subject to deferral under certain circumstances). A portion may be automatically deferred in the form of units until the participant is no longer an employee of the Company. Each unit is equivalent to a share of our Common Stock and payable in cash, shares of our Common Stock or a combination thereof at the election of the participant.
      On December 4, 2000, we adopted The Goodyear Tire & Rubber Company Stock Option Plan for Hourly Bargaining Unit Employees, under which options in respect of up to 3,500,000 shares of our Common Stock may be granted. We also adopted on that date the Hourly and Salaried Employee Stock Option Plan, under which options in respect of up to 600,000 shares of our Common Stock may be granted. Stock options granted under these plans generally have a maximum term of ten years and vest over one to three years. The Hourly

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
Bargaining Unit Plan expired on September 30, 2001, and the Hourly and Salaried Plan expired on December 31, 2002, except, in each case, with respect to options then outstanding.
      Stock-based compensation activity for the years 2004, 2003 and 2002 follows:

	2004		2003		2002

	Shares	SARs	Shares	SARs	Shares	SARs

Outstanding at January 1	26,999,985	4,965,789	24,476,229	4,110,830	21,841,798	3,398,781
Options granted	4,149,660	1,103,052	3,907,552	1,009,588	3,454,724	863,372
Options without SARs exercised	(293,795)	—	—	—	(110,642)	—
Options with SARs exercised	(16,300)	(16,300)	—	—	(6,439)	(6,439)
SARs exercised	(360)	(360)	—	—	(400)	(400)
Options without SARs expired	(1,105,084)	—	(1,011,943)	—	(509,313)	—
Options with SARs expired	(188,931)	(188,931)	(154,629)	(154,629)	(144,484)	(144,484)
Performance units granted	—	—	8,500	—	227,100	—
Performance unit shares issued	—	—	—	—	(28,196)	—
Performance units cancelled	(222,143)	—	(225,724)	—	(247,919)	—

Outstanding at December 31	29,323,032	5,863,250	26,999,985	4,965,789	24,476,229	4,110,830

Exercisable at December 31	20,362,573	3,517,595	18,697,146	2,899,381	15,205,724	2,314,354

Available for grant at December 31	965,138		4,846,238		8,497,830

      Significant option groups outstanding at December 31, 2004 and related weighted average price and remaining life information follows:

	Options	Options	Exercisable	Remaining
Grant Date	Outstanding	Exercisable	Price	Life (Years)

12/09/04	4,031,135	—	$12.54	10
12/03/03	3,597,453	890,136	6.81	9
12/03/02	2,554,120	1,376,049	7.94	8
12/03/01	2,795,299	2,303,256	22.05	7
12/04/00	5,290,258	5,290,258	17.68	6
12/06/99	2,956,808	2,956,808	32.00	5
11/30/98	1,946,282	1,946,282	57.25	4
12/02/97	1,708,037	1,708,037	63.50	3
12/03/96	1,452,268	1,452,268	50.00	2
01/09/96	1,077,217	1,077,217	44.00	1
All other	1,562,163	1,362,262	26.23	4.7
      The 1,562,163 options in the “All other” category were outstanding at exercise prices ranging from $5.52 to $74.25, with a weighted average exercise price of $24.44. All options, SARs and performance units were granted at an exercise price equal to the fair market value of our Common Stock at the date of grant.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
      Weighted average option exercise price information follows:

	2004	2003	2002

Outstanding at January 1	$26.90	$30.28	$33.87
Granted during the year	12.54	6.81	7.94
Exercised during the year	7.61	—	17.78
Outstanding at December 31	24.96	26.90	30.28
Exercisable at December 31	31.02	33.80	38.13
      Forfeitures and cancellations were insignificant.
      Weighted average fair values at date of grant for grants in 2004, 2003 and 2002 follow:

	2004	2003	2002

Options	$6.36	$3.41	$3.59
Performance units	12.54	6.81	7.94
      The above fair value of options at date of grant was estimated using the Black-Scholes model with the following weighted average assumptions:

	2004	2003	2002

Expected life (years)	5	5	5
Interest rate	3.55%	3.41%	3.18%
Volatility	54.7	54.0	47.5
Dividend yield	—	—	—

Earnings Per Share Information
      Basic earnings per share have been computed based on the average number of common shares outstanding.
      We have adopted the provisions of Emerging Issues Task Force Issue No. 04-08, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share”. Refer to Note 1.
      There are contingent conversion features included in our $350 million 4% Convertible Senior Notes due 2034, issued on July 2, 2004. Accordingly, average shares outstanding — diluted in 2004 included approximately 29.1 million contingently issuable shares in each of the third and fourth quarters and 14.5 million shares in the full year. Net income per share — diluted in 2004 included an earnings adjustment representing avoided after-tax interest expense of $3.5 million in each of the third and fourth quarters resulting from the assumed conversion of the Notes. Diluted earnings per share in 2004 was reduced by approximately $0.02 in the third quarter, $0.08 in the fourth quarter and $0.01 in the full year as a result of the adoption of this standard.
      The following table presents the number of incremental weighted-average shares used in computing diluted per share amounts:

	2004	2003	2002

Average shares outstanding — basic	175,377,316	175,314,449	167,020,375
4% Convertible Senior Notes due 2034	14,534,884	—	—
Stock options	2,346,070	—	—

Average shares outstanding — diluted	192,258,270	175,314,449	167,020,375

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
      In 2004, 2003 and 2002, approximately 23.1 million, 21.4 million and 21.1 million, respectively, equivalent shares related to stock options, restricted stock and performance grants with exercise prices that were greater than the average market price of our common shares were excluded from average shares outstanding-diluted, as inclusion would have been anti-dilutive. In addition, in 2003 and 2002, approximately 1.0 million and 2.6 million, respectively, equivalent shares of stock options, restricted stock and performance grants with exercise prices that were less than the average market price of our common shares were excluded from average shares outstanding — diluted as we were in a net loss position and inclusion would also have been anti-dilutive.
      The following table presents the computation of adjusted net income used in computing net income (loss) per share — diluted. The computation assumes that after-tax interest costs incurred on the 4% Convertible Senior Notes due 2034 would have been avoided had the Notes been converted when issued on July 2, 2004:

	2004	2003	2002
(In millions)
Net Income (Loss)	$114.8	$(807.4)	$(1,246.9)
After-tax impact of 4% Convertible Senior Notes due 2034 Stock options	7.0	—	—

Adjusted Net Income (Loss)	$121.8	$(807.4)	$(1,246.9)

Note 13.	Pension, Other Postretirement Benefit and Savings Plans
      We provide substantially all employees with pension benefits. The principal domestic hourly plan provides benefits based on length of service. The principal domestic plans covering salaried employees provide benefits based on final five-year average earnings formulas. Salaried employees making voluntary contributions to these plans receive higher benefits. Effective January 1, 2005, the U.S. salaried pension plan was frozen to new participants. Other pension plans provide benefits similar to the principal domestic plans as well as termination indemnity plans at certain international subsidiaries. At the end of 2004 and 2003, assets exceeded accumulated benefits in certain plans and accumulated benefits exceeded assets in others.
      We also provide substantially all domestic employees and employees at certain international subsidiaries with health care and life insurance benefits upon retirement. Insurance companies provide life insurance and certain health care benefits through premiums based on expected benefits to be paid during the year. Substantial portions of the health care benefits for domestic retirees are not insured and are paid by us. Benefit payments are funded from operations. At December 31, 2004, our benefit obligation for other postretirement benefits includes $15.2 million for the increase in our contribution requirements based upon the anticipated attainment of certain profit levels by certain businesses in 2004, 2005 and 2006.
      On December 8, 2003, the Medicare Prescription Drug, Improvement and Modernization Act (the “Act”) was signed into law. The Act will provide plan sponsors a federal subsidy for certain qualifying prescription drug benefits covered under the sponsor’s postretirement health care plans. FASB Staff Position No. FAS 106-2, “Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003” (the FSP), was issued on May 19, 2004. The FSP provides guidance on accounting for the effects of the new Medicare prescription drug legislation by employers whose prescription drug benefits are actuarially equivalent to the drug benefit under Medicare Part D. It also contains basic guidance on related income tax accounting, and complex rules for transition that permit various alternative prospective and retroactive transition approaches. Based on the proposed regulations, during 2004 we determined that the overall impact of the adoption of FSP 106-2 was a reduction of expense in 2004 of approximately $2 million on an annual basis. The adoption of FSP 106-2 also reduced our accumulated postretirement benefit obligation by approximately $19.7 million during 2004. On January 21, 2005 final regulations were issued. Based on the clarifications provided in the final regulations, our net periodic

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
postretirement cost is expected to be lower by approximately $50 million in 2005, and the accumulated postretirement benefit obligation is expected to be reduced by approximately $475 million to $525 million during 2005.
      We use a December 31 measurement date for the majority of our plans.
      Pension cost follows:

	2004	2003	2002
(In millions)
Service cost — benefits earned during the period	$85.8	$122.6	$116.7
Interest cost on projected benefit obligation	421.0	399.8	385.0
Expected return on plan assets	(350.3)	(310.6)	(391.1)
Amortization of unrecognized: — prior service cost	75.2	74.2	81.6
— net (gains) losses	118.0	125.9	36.7
— transition amount	1.3	1.1	0.6

Net periodic pension cost	351.0	413.0	229.5
Curtailments/settlements	6.8	45.2	0.3
Special termination benefits	4.2	43.0	0.8

Total pension cost	$362.0	$501.2	$230.6

      Postretirement benefit cost follows:

	2004	2003	2002
(In millions)
Service cost — benefits earned during the period	$24.7	$24.1	$19.5
Interest cost on accumulated benefit obligation	188.1	174.0	186.9
Amortization of unrecognized: — net losses	35.2	32.0	26.2
— prior service cost	44.5	17.0	19.4

Net periodic postretirement cost	292.5	247.1	252.0
Curtailments/settlements	12.5	23.6	—
Special termination benefits	0.3	20.0	—

Total postretirement cost	$305.3	$290.7	$252.0

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
      The change in benefit obligation and plan assets for 2004 and 2003 and the amounts recognized in our Consolidated Balance Sheet at December 31, 2004 and 2003 are as follows:

	Pension Plans		Other Benefits

	2004	2003	2004	2003
(In millions)
Change in benefit obligation:
Beginning balance	$(6,883.5)	$(6,070.2)	$(3,078.6)	$(2,723.1)
Newly adopted plans	(87.0)	—	(0.5)	—
Service cost — benefits earned	(85.8)	(122.6)	(24.7)	(24.1)
Interest cost	(421.0)	(399.8)	(188.1)	(174.0)
Plan amendments	1.1	(112.4)	4.0	(275.8)
Actuarial loss	(532.2)	(348.9)	(165.4)	(88.9)
Employee contributions	(19.2)	(18.8)	(8.8)	(6.6)
Curtailments/settlements	(1.6)	16.3	0.5	(15.0)
Special termination benefits	(4.3)	(42.9)	(0.3)	(21.3)
Foreign currency translation	(171.7)	(257.6)	(14.0)	(22.9)
Benefit payments	484.9	473.4	257.6	273.1

Ending balance	(7,720.3)	(6,883.5)	(3,218.3)	(3,078.6)
Change in plan assets:
Beginning balance	$4,129.1	$3,602.4	$—	$—
Newly adopted plans	84.4	—
Actual return on plan assets	478.7	707.4	—	—
Company contributions	264.6	115.7	—	—
Employee contributions	19.2	18.8	—	—
Foreign currency translation	107.2	158.2	—	—
Benefit payments	(484.9)	(473.4)	—	—

Ending balance	$4,598.3	$4,129.1	$—	$—
Funded status	(3,122.0)	(2,754.4)	(3,218.3)	(3,078.6)
Unrecognized prior service cost	418.1	503.4	420.1	480.9
Unrecognized net loss	2,548.5	2,194.1	895.4	763.1
Unrecognized net obligation at transition	2.8	3.9	—	—

Net amount recognized	$(152.6)	$(53.0)	$(1,902.8)	$(1,834.6)

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
      Amounts recognized in the Consolidated Balance Sheet consist of:

	Pension Plans		Other Benefits

	2004	2003	2004	2003
(In millions)
Prepaid benefit cost — current	$41.0	$86.4	$—	$—
— long term	374.2	345.1	—	—
Accrued benefit cost — current	(85.2)	(110.8)	(303.1)	(287.4)
— long term	(3,219.6)	(2,830.8)	(1,599.7)	(1,547.2)
Intangible asset	429.7	512.4	—	—
Deferred income taxes	305.0	273.0	—	—
Minority shareholders’ equity	173.3	126.5	—	—
Accumulated other comprehensive income (OCI)	1,829.0	1,545.2	—	—

Net amount recognized	$(152.6)	$(53.0)	$(1,902.8)	$(1,834.6)

      The increase (decrease) in minimum pension liability adjustment (net of tax) included in OCI follows:

	Pension Plans

		Restated		Other Benefits

	2004	2003	2002	2004	2003	2002
(In millions)
Increase (decrease) in minimum pension liability adjustment included in OCI	$283.8	$(128.3)	$1,283.6	N/A	N/A	N/A
      The following table presents significant weighted-average assumptions used to determine benefit obligations at December 31:

	Pension Plans		Other Benefits

	2004	2003	2004	2003

Discount rate: — U.S.	5.75%	6.25%	5.75%	6.25%
— International	5.41	5.93	6.91	7.22
Rate of compensation increase: — U.S.	4.04	4.00	4.00	4.00
— International	3.48	3.43	4.67	4.47
      The following table presents significant weighted-average assumptions used to determine net periodic pension/benefit cost for the years ended December 31:

	Pension Plans			Other Benefits

	2004	2003	2002	2004	2003	2002

Discount rate: — U.S.	6.25%	6.75%	7.25%	6.25%	6.75%	7.25%
— International	5.93	6.20	6.50	7.22	7.48	7.50
Expected long term return on plan assets: — U.S.	8.50	8.50	9.50	—	—	—
— International	8.03	8.03	8.50	—	—	—
Rate of compensation increase: — U.S.	4.00	4.00	4.00	4.00	4.00	4.00
— International	3.43	3.50	3.50	4.47	4.80	4.50
      For 2004, an assumed long-term rate of return of 8.5% was used for the U.S. pension plans. In developing this rate, we evaluated the compound annualized returns of our U.S. pension fund over periods of 15 years or more (through December 31, 2003). In addition, we evaluated input from our pension fund consultant on

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
asset class return expectations and long-term inflation. For our international locations, a weighted-average assumed long-term rate of return of 7.95% was used. Input from local pension fund consultants concerning asset class return expectations and long-term inflation form the basis of this assumption.
      The following table presents estimated future benefit payments from the plans as of December 31, 2004:

	Pension Plans	Other Benefits
(In millions)
2005	$419.3	$303.9
2006	437.5	320.7
2007	455.0	273.7
2008	469.9	266.5
2009	496.3	260.3
2010-2014	2,789.2	1,199.4
      The payments shown above for other benefits are gross of expected subsidy reimbursements under the Medicare Act. The subsidy is expected to be approximately $14 million in 2006 and approximately $1 million annually thereafter.
      The accumulated benefit obligation for all defined benefit pension plans was $7,448 million and $6,606 million at December 31, 2004 and 2003, respectively.
      For pension plans that are not fully-funded:

	2004	2003
(In millions)
Projected benefit obligation	$7,559.2	$6,768.7
Accumulated benefit obligation	7,303.2	6,507.6
Fair value of plan assets	4,431.6	4,020.5
      Certain international subsidiaries maintain unfunded pension plans consistent with local practices and requirements. At December 31, 2004, these plans accounted for $232.7 million of our accumulated pension benefit obligation, $247.4 million of our projected pension benefit obligation and $42.5 million of our minimum pension liability adjustment ($208.3 million, $215.9 million and $22.0 million, respectively, at December 31, 2003).
      Our pension plan weighted-average asset allocation at December 31, by asset category, follows:

	2004	2003

Equity securities	64%	69%
Debt securities	34	30
Cash and short term securities	2	1

Total	100%	100%

      At December 31, 2004, we did not directly hold any of our Common Stock. At December 31, 2003, equity securities included $35.6 million (0.9% of total plan assets) of our Common Stock.
      Our pension investment policy recognizes the long-term nature of pension liabilities, the benefits of diversification across asset classes and the effects of inflation. The diversified portfolio is designed to maximize returns consistent with levels of liquidity and investment risk that are prudent and reasonable. All assets are managed externally according to guidelines we have established individually with investment managers. The manager guidelines prohibit the use of any type of investment derivative without our prior approval. Portfolio risk is controlled by having managers comply with guidelines, establishing the maximum size of any single holding in their portfolios and by using managers with different investment styles. We periodically undertake

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
asset and liability modeling studies to determine the appropriateness of the investments. The portfolio includes holdings of domestic, international, and private equities, global high quality and high yield fixed income securities, and short-term interest bearing deposits. The target asset allocation of the U.S. pension fund is 70% equities and 30% fixed income.
      We expect to contribute approximately $470 million to $505 million to our funded major U.S. and international pension plans in 2005.
      Assumed health care cost trend rates at December 31 follow:

	2004	2003

Health care cost trend rate assumed for the next year	12.0%	12.5%
Rate to which the cost trend rate is assumed to decline (the ultimate trend rate)	5.0	5.0
Year that the rate reaches the ultimate trend rate	2013	2013
      A 1% change in the assumed health care cost trend would have increased (decreased) the accumulated postretirement benefit obligation at December 31, 2004 and the aggregate service and interest cost for the year then ended as follows:

	1% Increase	1% Decrease
(In millions)
Accumulated postretirement benefit obligation	$35.9	$(31.0)
Aggregate service and interest cost	2.8	(2.4)

Savings Plans
      Substantially all domestic employees are eligible to participate in a savings plan. The main Hourly Bargaining Plans provided for matching contributions, through April 20, 2003, (up to a maximum of 6% of the employee’s annual pay or, if less, $12,000) at the rate of 50%. We suspended the matching contributions for all participants in the main Salaried Plan effective January 1, 2003. Effective January 1, 2005, all salaried new hires in the U.S. will be eligible for a company-funded contribution into the Salaried Plan. This contribution will be 5% of their compensation up to an IRS determined compensation limit. Expenses recognized for Goodyear domestic contributions were $4.1 million, $9.8 million and $41.9 million for 2004, 2003 and 2002, respectively.
      In addition, defined contribution pension plans are available for certain foreign employees. Expenses recognized for our contributions to these plans were $13.7 million, $5.2 million and $3.8 million in 2004, 2003 and 2002, respectively. Expenses in 2004 increased from 2003 due primarily to the consolidation of SPT. Refer to Note 8.

Note 14.	Income Taxes
      The components of Income (Loss) before Income Taxes, adjusted for Minority Interest in Net Income (Loss) of Subsidiaries, follow:

	2004	2003	2002
(In millions)
U.S.	$(328.8)	$(1,047.8)	$(426.0)
Foreign	651.5	357.5	407.0

	322.7	(690.3)	(19.0)
Minority Interest in Net Income (Loss) of Subsidiaries	57.8	32.8	55.6

	$380.5	$(657.5)	$36.6

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
      A reconciliation of income taxes at the U.S. statutory rate to income taxes provided follows:

	2004	2003	2002
(In millions)
U.S. Federal income tax at the statutory rate of 35%	$133.2	$(230.1)	$12.8
Adjustment for foreign income taxed at different rates	(12.1)	(0.3)	(18.7)
Valuation allowance for U.S. tax assets	—	—	1,217.7
U.S. loss with no tax benefit	97.6	358.9	—
State income taxes, net of Federal benefit	(1.2)	(4.2)	(4.4)
Foreign operating loss with no tax benefit provided	45.3	35.9	5.5
Settlement of prior years’ liabilities	(46.3)	(44.2)	(36.4)
Provision for repatriation of foreign earnings	(4.9)	7.7	50.2
Other	(3.7)	(6.6)	1.2

United States and Foreign Taxes on Income (Loss)	$207.9	$117.1	$1,227.9

      The components of the provision (benefit) for income taxes by taxing jurisdiction follow:

	2004	2003	2002
(In millions)
Current:
Federal	$(59.7)	$(49.2)	$(46.6)
Foreign income and withholding taxes	273.3	180.4	150.9
State	(1.2)	(4.2)	(7.6)

	212.4	127.0	96.7
Deferred:
Federal	(1.0)	(7.5)	1,027.2
Foreign	(3.5)	(2.4)	(14.4)
State	—	—	118.4

	(4.5)	(9.9)	1,131.2

United States and Foreign Taxes on Income (Loss)	$207.9	$117.1	$1,227.9

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
      Temporary differences and carryforwards giving rise to deferred tax assets and liabilities at December 31 follow:

	2004	2003
(In millions)
Postretirement benefits and pensions	$1,234.8	$1,163.9
Tax credit and operating loss carryforwards	457.3	448.9
Capitalized expenditures for tax reporting	258.5	324.7
Accrued expenses deductible as paid	276.7	250.7
Alternative minimum tax credit carryforwards	62.0	68.2
Vacation and sick pay	52.1	39.0
Rationalizations and other provisions	16.8	25.9
Other	105.0	51.1

	2,463.2	2,372.4
Valuation allowance	(2,072.0)	(2,041.9)

Total deferred tax assets	391.2	330.5
Tax on undistributed subsidiary earnings	(18.4)	(22.9)
Total deferred tax liabilities:
— property basis differences	(481.8)	(446.4)

Total deferred tax assets (liabilities)	$(109.0)	$(138.8)

      In the fourth quarter of 2002, we recorded a non-cash charge of $1.22 billion (as restated), ($6.95 per share (as restated) in the fourth quarter or $7.29 per share (as restated) on a year-to-date basis), to establish a valuation allowance against net Federal and state deferred tax assets. In addition, a valuation allowance of $352.9 million was established against tax benefits related to our minimum pension liability adjustment that were recorded in OCI in 2002. We intend to maintain a valuation allowance until sufficient positive evidence exists to support realization of the Federal and state deferred tax assets.
      At December 31, 2004, we had $325.6 million of tax assets for net operating loss and tax credit carryforwards related to certain international subsidiaries, some of which are subject to expiration beginning in 2005. A valuation allowance totaling $287.6 million has been recorded against these and other deferred tax assets where recovery of the asset or carryforward is uncertain. In addition, we had $131.7 million of Federal and state tax assets for net operating loss and tax credit carryforwards, some of which are subject to expiration beginning in 2005. A full valuation allowance has also been recorded against these deferred tax assets as recovery is uncertain.
      We determined in 2002 that earnings of certain international subsidiaries would no longer be permanently reinvested in working capital. Accordingly, we recorded a provision of $50.2 million in 2002 for the incremental taxes incurred or to be incurred upon inclusion of such earnings in Federal taxable income. No provision for Federal income tax or foreign withholding tax on undistributed earnings of international subsidiaries of $1.70 billion is required because the amount has been or will be reinvested in properties and plants and working capital. It is not practicable to calculate the deferred taxes associated with the remittance of these investments.
      The American Job Creation Act of 2004 was signed into law in October 2004 and replaces an export incentive with a deduction from domestic manufacturing income. As we are both an exporter and a domestic manufacturer and in a U.S. tax loss position, this change should not have a material impact on our income tax provision. It also provides for a special one-time tax deduction of 85% of certain foreign earnings that are repatriated no later than 2005. We have started an evaluation of the effects of the repatriation provision. We

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
do not anticipate that the repatriation of foreign earnings under the Act would provide an overall tax benefit to us. However, we do not expect to be able to complete this evaluation until our 2005 tax position has been more precisely determined and the U.S. Congress or the U.S. Treasury Department provide additional guidance on certain of the Act’s provisions. Any repatriation of earnings under the Act is not expected to have a material impact on our results of operations, financial position or liquidity.
      Net cash payments for income taxes were $201.3 million, $73.0 million and $125.9 million in 2004, 2003 and 2002, respectively.

Note 15.	Interest Expense
      Interest expense includes interest and amortization of debt discounts, less amounts capitalized as follows:

	2004	2003	2002
(In millions)
			Restated

Interest expense before capitalization	$375.5	$304.3	$249.9
Capitalized interest	(6.7)	(8.0)	(7.2)

	$368.8	$296.3	$242.7

      Cash payments for interest were $356.5 million, $282.5 million (as restated) and $259.7 million (as restated) in 2004, 2003 and 2002, respectively.

Note 16.	Research and Development
      Research and development expenditures were $378.2 million, $351.0 million (as restated) and $386.5 million (as restated) in 2004, 2003 and 2002, respectively, and were expensed as incurred.

Note 17.	Advertising Costs
      Advertising costs, including costs for our cooperative advertising programs with dealers and franchisees, were $383.5 million, $331.3 million and $281.4 million in 2004, 2003 and 2002, respectively.

Note 18.	Business Segments
      Segment information reflects our strategic business units (SBUs), which are organized to meet customer requirements and global competition.
      The Tire business is comprised of five regional SBUs. Engineered Products is managed on a global basis. Segment information is reported on the basis used for reporting to our Chairman of the Board, Chief Executive Officer and President.
      Each of the five regional tire business segments is involved in the development, manufacture, distribution and sale of tires. Certain of the tire business segments also provide related products and services, which include retreads, automotive repair services and merchandise purchased for resale.
      North American Tire provides original equipment and replacement tires for autos, motorcycles, trucks, farm, aircraft and construction applications in the United States, Canada and export markets. North American Tire also provides related products and services including tread rubber, tubes, retreaded tires, automotive repair services and merchandise purchased for resale. North American Tire information in 2004 includes T&WA, which was consolidated effective January 1, 2004 pursuant to FIN 46. Refer to Note 8. Effective January 1, 2005, we integrated our Chemical Products business segment into our North American Tire business segment. Segment information for all periods presented has been restated to reflect the integration. Chemical Products develops, manufactures and sells synthetic rubber and rubber latices, synthetic

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
resins, and other organic chemical products for internal and external customers worldwide. Chemical Products also engages in natural rubber purchasing operations and, through 2004, plantation operations.
      The integration did not affect net income. During 2004, $818.6 million, or 53.4%, of Chemical Products’ sales and 75.2% of its segment operating income resulted from intercompany transactions. Our total segment sales no longer reflect these intercompany sales. In addition, the segment operating income previously attributable to Chemical Products’ intercompany transactions is no longer included in the total segment operating income that we report.
      European Union Tire provides original equipment and replacement tires for autos, motorcycles, trucks, farm and construction applications in Western Europe and export markets. European Union Tire also retreads truck and aircraft tires.
      Eastern Europe, Middle East and Africa Tire provides original equipment and replacement tires for autos, trucks, farm, bicycle, construction and mining applications in Eastern Europe, the Middle East, Africa and export markets.
      Latin American Tire provides original equipment and replacement tires for autos, trucks, tractors, aircraft and construction applications in Central and South America, Mexico and export markets. Latin American Tire also manufactures materials for tire retreading.
      Asia/ Pacific Tire provides original equipment and replacement tires for autos, trucks, farm, aircraft and construction applications in Asia, the Pacific and export markets. Asia/ Pacific Tire also retreads aircraft tires. Asia/ Pacific Tire information in 2004 includes SPT, which was consolidated effective January 1, 2004 pursuant to FIN 46. Refer to Note 8.
      Engineered Products develops, manufactures and sells belts, hoses, molded products, airsprings, tank tracks and other products for original equipment and replacement transportation applications and industrial markets worldwide.
      As part of our continuing effort to divest non-core businesses, in November 2004 we entered into an agreement to sell our natural rubber plantations in Indonesia for approximately $65 million, pending government approvals. Other (Income) and Expense in 2004 included a loss of $14.5 million ($15.6 million after tax) on the write-down of these assets, due primarily to the devaluation of the Indonesian rupiah versus the U.S. dollar over the years we held the investment. At December 31, 2004, the plantations were classified as held for sale and accordingly, the assets and liabilities were reclassified on the Consolidated Balance Sheet. Assets held for sale were included in Prepaid expenses and other current assets and totaled $33.6 million. Liabilities held for sale were included in Other current liabilities and totaled $16.3 million.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
      The following table presents segment sales and operating income, and the reconciliation of segment operating income to Income (Loss) before Income Taxes:

	2004	2003	2002
(In millions)
		Restated

Net Sales
North American Tire	$8,568.6	$7,279.2	$7,097.7
European Union Tire	4,476.2	3,921.5	3,319.4
Eastern Europe, Middle East and Africa Tire	1,279.0	1,073.4	807.1
Latin American Tire	1,245.4	1,041.0	947.7
Asia/ Pacific Tire	1,312.0	581.8	531.3

Total Tires	16,881.2	13,896.9	12,703.2
Engineered Products	1,470.3	1,203.7	1,126.3

Total Segment Sales	18,351.5	15,100.6	13,829.5
Other	18.9	21.5	26.5

	$18,370.4	$15,122.1	$13,856.0

Segment Operating Income
North American Tire	$73.5	$(102.5)	$(21.5)
European Union Tire	252.7	129.8	101.1
Eastern Europe, Middle East and Africa Tire	193.8	146.6	93.2
Latin American Tire	251.2	148.6	107.6
Asia/ Pacific Tire	61.1	49.9	43.7

Total Tires	832.3	372.4	324.1
Engineered Products	113.2	46.8	39.0

Total Segment Operating Income	945.5	419.2	363.1
Rationalizations and asset sales	(59.8)	(316.6)	22.5
Accelerated depreciation, asset impairment and asset write-offs	(10.4)	(132.8)	—
Interest expense	(368.8)	(296.3)	(242.7)
Foreign currency exchange	(23.4)	(40.7)	8.7
Minority interest in net (income) loss of subsidiaries	(57.8)	(32.8)	(55.6)
Financing fees and financial instruments	(116.5)	(99.4)	(48.4)
Equity in earnings (losses) of corporate affiliates	1.0	(18.3)	(15.7)
General and product liability — discontinued products	(52.7)	(138.1)	(33.8)
Expenses for fire loss deductibles	(11.7)	—	—
Professional fees associated with the restatement	(30.2)	(6.3)	—
Professional fees associated with Sarbanes-Oxley	(18.2)	(0.1)	—
Expenses for environmental remediation at non-operating sites	(11.7)	—	(8.3)
Environmental insurance settlement	156.6	—	—
Other	(19.2)	(28.1)	(8.8)

Income (Loss) before Income Taxes	$322.7	$(690.3)	$(19.0)

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
      The following table presents segment assets at December 31:

	2004	2003
(In millions)
		Restated

Assets
North American Tire	$5,692.5	$5,687.3
European Union Tire	4,264.0	4,001.9
Eastern Europe, Middle East and Africa Tire	1,315.1	1,102.7
Latin American Tire	845.6	710.0
Asia/ Pacific Tire	1,153.8	669.5

Total Tires	13,271.0	12,171.4
Engineered Products	764.7	680.5

Total Segment Assets	14,035.7	12,851.9
Corporate	2,497.6	1,849.2

	$16,533.3	$14,701.1

      Results of operations in the Tire and Engineered Products segments were measured based on net sales to unaffiliated customers and segment operating income. Segment operating income included transfers to other SBUs. Segment operating income was computed as follows: Net Sales less CGS (excluding accelerated depreciation charges, asset impairment charges and asset writeoffs) and SAG (including certain allocated corporate administrative expenses). Segment operating income also included equity in (earnings) losses of most unconsolidated affiliates. Equity in (earnings) loss of certain unconsolidated affiliates, including SPT (in 2003 and 2002) and Rubbernetwork.com, was not included in segment operating income. Segment operating income did not include rationalization charges (credits) and certain other items. Segment assets included those assets under the management of the SBU.
      Effective January 1, 2004, we consolidated our investment in South Pacific Tyres into Asia/ Pacific Tire and our investment in Tire & Wheels Assemblies into North American Tire pursuant to the provisions of FIN 46. For 2003, results of operations of SPT and T&WA were not reported in segment results, but were reflected in our Consolidated Statement of Income using the equity method.
      The following table presents segment investments in and advances to affiliates at December 31:

	2004	2003
(In millions)
		Restated

Investments in and Advances to Affiliates
North American Tire	$13.8	$57.8
European Union Tire	2.3	13.2
Eastern Europe, Middle East and Africa	3.1	2.3
Asia/ Pacific Tire	15.3	11.2

Total Segment Investments in and Advances to Affiliates	34.5	84.5
Corporate	0.4	99.7

	$34.9	$184.2

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
      The following table presents 100% of the sales and operating income (loss) of SPT for 2003 and 2002:

	2003	2002
(In millions)
Net Sales	$640.3	$523.4
Operating Income (Loss)	8.4	(0.5)
      SPT operating income (loss) did not include net rationalization charges (credits) of approximately $8.7 million in 2003 and $3.2 million in 2002. SPT debt totaled $255.2 million at December 31, 2003, of which $72.0 million was payable to Goodyear. Refer to Note 23.
      The following table presents geographic information. Net sales by country were determined based on the location of the selling subsidiary. Long-lived assets consisted primarily of properties and plants, deferred charges and other miscellaneous assets. Management did not consider the net sales or long-lived assets of individual countries outside the United States to be significant to the consolidated financial statements.

	2004	2003	2002
(In millions)
		Restated

Net Sales
United States	$8,477.0	$7,212.3	$7,144.3
International	9,893.4	7,909.8	6,711.7

	$18,370.4	$15,122.1	$13,856.0

Long-Lived Assets
United States	$3,046.5	$3,148.2
International	3,524.5	3,225.7

	$6,571.0	$6,373.9

      Portions of the items described in Note 3, Rationalizations, and Note 4, Other (Income) and Expense, were not charged (credited) to the SBUs for performance evaluation purposes but were attributable to the SBUs as follows:

	2004	2003	2002
(In millions)
		Restated

Rationalizations
North American Tire	$8.4	$191.9	$(1.9)
European Union Tire	23.1	54.3	(0.4)
Eastern Europe, Middle East and Africa Tire	3.6	(0.1)	(0.4)
Latin American Tire	(1.7)	10.0	—
Asia/ Pacific Tire	—	—	(1.7)

Total Tires	33.4	256.1	(4.4)
Engineered Products	22.8	29.4	4.6

Total Segment Rationalizations	56.2	285.5	0.2
Corporate	(0.6)	6.0	5.3

	$55.6	$291.5	$5.5

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)

	2004	2003	2002

		Restated

Other (Income) and Expense
North American Tire	$13.2	$3.8	$4.1
European Union Tire	(6.2)	1.5	(13.7)
Eastern Europe, Middle East and Africa Tire	0.1	—	—
Latin American Tire	—	(2.0)	(13.7)
Asia/ Pacific Tire	—	(2.1)	—

Total Tires	7.1	1.2	(23.3)
Engineered Products	(2.5)	6.3	(0.6)

Total Segment Other (Income) and Expense	4.6	7.5	(23.9)
Corporate	3.6	255.9	80.7

	$8.2	$263.4	$56.8

      The following table presents segment capital expenditures, depreciation and amortization:

(In millions)
Capital Expenditures
North American Tire	$171.2	$144.0	$250.5
European Union Tire	111.6	84.5	84.8
Eastern Europe, Middle East and Africa Tire	56.4	31.7	20.2
Latin American Tire	64.6	35.3	19.3
Asia/ Pacific Tire	66.6	48.7	30.2

Total Tires	470.4	344.2	405.0
Engineered Products	28.1	16.8	21.3

Total Segment Capital Expenditures	498.5	361.0	426.3
Corporate	20.1	14.4	31.8

	$518.6	$375.4	$458.1

		Restated

Depreciation and Amortization
North American Tire	$303.3	$313.7	$310.0
European Union Tire	129.7	120.4	119.6
Eastern Europe, Middle East and Africa Tire	45.8	44.1	44.2
Latin American Tire	24.3	19.6	23.4
Asia/ Pacific Tire	51.6	30.9	29.5

Total Tires	554.7	528.7	526.7
Engineered Products	32.9	39.1	33.1

Total Segment Depreciation and Amortization	587.6	567.8	559.8
Corporate	41.1	123.8	45.5

	$628.7	$691.6	$605.3

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
Note 19.     Accumulated Other Comprehensive Income (Loss)
      The components of Accumulated Other Comprehensive Income (Loss) follow:

	2004	2003
(In millions)
		Restated

Foreign currency translation adjustment	$(758.3)	$(1,011.5)
Minimum pension liability adjustment	(1,829.0)	(1,545.2)
Unrealized investment gain (loss)	17.0	3.6
Deferred derivative gain (loss)	5.8	0.3

	$(2,564.5)	$(2,552.8)

Note 20.     Commitments and Contingent Liabilities
      At December 31, 2004, we had binding commitments for raw materials and investments in land, buildings and equipment of $755.9 million and off-balance-sheet financial guarantees written and other commitments totaling $18.2 million.

Warranty
      At December 31, 2004 and 2003, we had recorded, in Other current liabilities, $15.6 million and $12.4 million, respectively, for potential claims under warranties offered by us. Tire replacement under most of the warranties we offer is on a prorated basis. Warranty reserves are based on past claims experience, sales history and other considerations. The amount of our ultimate liability in respect of these matters may differ from these estimates.
      The following table presents changes in the warranty reserve during 2004 and 2003:

	2004	2003
(In millions)
Balance at January 1	$12.4	$11.0
Payments made during the period	(20.6)	(17.0)
Expense recorded during the period	23.8	18.4

Balance at December 31	$15.6	$12.4

Environmental Matters
      We had recorded liabilities totaling $39.5 million at December 31, 2004 and $32.6 million (as restated) at December 31, 2003 for anticipated costs related to various environmental matters, primarily the remediation of numerous waste disposal sites and certain properties sold by us. Of these amounts, $8.5 million and $7.5 million (as restated) were included in Other current liabilities at December 31, 2004 and December 31, 2003, respectively. The costs include:

•	legal and consulting fees,

•	site studies,

•	the design and implementation of remediation plans, and

•	post-remediation monitoring and related activities.
      These costs will be paid over several years. The amount of our ultimate liability in respect of these matters may be affected by several uncertainties, primarily the ultimate cost of required remediation and the

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
extent to which other responsible parties contribute. During 2004, we reached a settlement with certain insurance companies under which we will receive approximately $159 million in installments during 2005 and 2006 in exchange for our releasing the insurers from certain past, present and future environmental claims. A significant portion of the costs incurred by us related to these claims had been recorded in prior years.

Workers’ Compensation
      We had recorded liabilities, on a discounted basis, totaling $230.7 million and $195.7 million (as restated) for anticipated costs related to workers’ compensation at December 31, 2004 and December 31, 2003, respectively. Of these amounts, $99.3 million and $112.6 million (as restated) were included in Current Liabilities as part of Compensation and benefits at December 31, 2004 and December 31, 2003, respectively. The costs include an estimate of expected settlements on pending claims, defense costs and a provision for claims incurred but not reported. These estimates are based on our assessment of potential liability using an analysis of available information with respect to pending claims, historical experience, and current cost trends. The amount of our ultimate liability in respect of these matters may differ from these estimates. We periodically update our loss development factors based on actuarial analyses. The increase in the liability from 2003 to 2004 was due primarily to an increase in reserves for existing claims, reflecting revised estimates of our ultimate liability in these cases, and updated actuarial assumptions related to unasserted claims. At December 31, 2004, the liability was discounted using the risk-free rate of return.

General and Product Liability and Other Litigation
      We had recorded liabilities totaling $549.4 million at December 31, 2004 and $495.3 million (as restated) at December 31, 2003 for potential product liability and other tort claims, including related legal fees expected to be incurred. Of these amounts, $114.5 million and $147.4 million (as restated) were included in Other current liabilities at December 31, 2004 and 2003, respectively. The amounts recorded were estimated based on an assessment of potential liability using an analysis of available information with respect to pending claims, historical experience and, where available, recent and current trends. We had recorded insurance receivables for potential product liability and other tort claims of $116.9 million at December 31, 2004 and $210.2 million (as restated) at December 31, 2003. Of these amounts, $14.2 million and $91.5 million (as restated) were included in Current Assets as part of Accounts and notes receivable at December 31, 2004 and December 31, 2003, respectively.
      Asbestos. We are a defendant in numerous lawsuits alleging various asbestos-related personal injuries purported to result from alleged exposure to asbestos in certain rubber encapsulated products or aircraft braking systems manufactured by us in the past, or to asbestos in certain of our facilities. Typically, these lawsuits have been brought against multiple defendants in state and Federal courts. To date, we have disposed of approximately 26,600 cases by defending and obtaining the dismissal thereof or by entering into a settlement. The sum of our accrued asbestos-related liability and gross payments to date, including legal costs, totaled $226.3 million through December 31, 2004, compared to $211.7 million (as restated) at December 31, 2003.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
      A summary of approximate asbestos claims activity in recent years follows. Because claims are often filed and disposed of by dismissal or settlement in large numbers, the amount and timing of settlements and the number of open claims during a particular period can fluctuate significantly from period to period.

	2004	2003	2002
(Dollars in millions)
Pending claims, beginning of year	118,000	99,700	64,200
New claims filed during the year	12,700	26,700	38,900
Claims settled/dismissed during the year	(3,400)	(8,400)	(3,400)

Pending claims, end of year	127,300	118,000	99,700

Payments(1)	$29.9	$29.6	$18.8

(1)	Represents amount spent by Goodyear and its insurers on asbestos litigation defense and claim resolution.
      Beginning with the preparation of our 2003 financial statements, we engaged an independent asbestos valuation firm to

•	review our existing reserves for pending claims,

•	determine whether or not we could make a reasonable estimate of the liability associated with unasserted asbestos claims, and

•	review our method of determining our receivables from probable insurance recoveries.
      Prior to the fourth quarter of 2003, our estimate for asbestos liability was based upon a review of the various characteristics of the pending claims by an experienced asbestos counsel. In addition, at that time we did not have an accrual for unasserted claims, as sufficient information was deemed to be not available to reliably estimate such an obligation prior to the fourth quarter of 2003. The valuation firm further confirmed this conclusion. The available information was deemed to be sufficient to begin reliably estimating an accrual for unasserted claims as of December 31, 2003.
      After reviewing our recent settlement history by jurisdiction, law firm, disease type and alleged date of first exposure, the valuation firm cited two primary reasons for us to refine our valuation assumptions. First, in calculating our estimated liability, the valuation firm determined that we had previously assumed that we would resolve more claims in the foreseeable future than is likely based on our historical record and nationwide trends. As a result, we now assume that a smaller percentage of pending claims will be resolved within the predictable future. Second, the valuation firm determined that it was not possible to estimate a liability for as many non-malignancy claims as we had done in the past. As a result, our current estimated liability includes fewer liabilities associated with non-malignancy claims than were included prior to December 2003.
      We had recorded liabilities for both asserted and unasserted claims, inclusive of defense costs, totaling $119.3 million at December 31, 2004 and $134.7 million (as restated) at December 31, 2003. The recorded liability represents our estimated liability through 2008, which represents the period over which the liability can be reasonably estimated. Due to the difficulties in making these estimates, analysis based on new data and/or changed circumstances arising in the future could result in an increase in the recorded obligation in an amount that cannot be reasonably estimated, and that increase could be significant. The portion of the liability associated with unasserted asbestos claims was $37.9 million at December 31, 2004 and $54.4 million (as restated) at December 31, 2003. At December 31, 2004, our liability with respect to asserted claims and related defense costs was $81.4 million, compared to $80.3 million (as restated) at December 31, 2003.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
      We maintain primary insurance coverage under coverage-in-place agreements as well as excess liability insurance with respect to asbestos liabilities. We record a receivable with respect to such policies when we determine that recovery is probable and we can reasonably estimate the amount of a particular recovery.
      Prior to 2003, we did not record a receivable for expected recoveries from excess carriers in respect of asbestos related matters. We have instituted coverage actions against certain of these excess carriers. After consultation with our outside legal counsel and giving consideration to relevant factors including the ongoing legal proceedings with certain of our excess coverage insurance carriers, their financial viability, their legal obligations and other pertinent facts, we determined an amount we expect is probable of recovery from such carriers. Accordingly, we recorded a receivable during 2003, which represents an estimate of recovery from our excess coverage insurance carriers relating to potential asbestos related liabilities.
      The valuation firm also reviewed our method of valuing receivables recorded for probable insurance recoveries. Based upon the model employed by the valuation firm, as of December 31, 2004, (i) we had recorded a receivable related to asbestos claims of $107.8 million, compared to $121.3 million (as restated) at December 31, 2003, and (ii) we expect that approximately 90% of asbestos claim related losses would be recoverable up to our accessible policy limits through the period covered by the estimated liability. The receivable recorded consists of an amount we expect to collect under coverage-in-place agreements with certain primary carriers as well as an amount we believe is probable of recovery from certain of our excess coverage insurance carriers. Of this amount, $9.4 million and $11.8 million (as restated) was included in Current Assets as part of Accounts and notes receivable at December 31, 2004 and 2003, respectively.
      We believe that at December 31, 2004, we had at least $260 million in aggregate limits of excess level policies potentially applicable to indemnity payments for asbestos products claims in addition to limits of available primary insurance policies. Some of these excess policies provide for payment of defense costs in addition to indemnity limits. A portion of the availability of the excess level policies is included in the $107.8 million insurance receivable recorded at December 31, 2004. We also had approximately $23 million in aggregate limits for products claims as well as coverage for premise claims on a per occurrence basis and defense costs available with our primary insurance carriers through coverage-in-place agreements at December 31, 2004.
      We believe that our reserve for asbestos claims, and the insurance asset recorded in respect of these claims, reflects reasonable and probable estimates of these amounts, subject to the exclusion of claims for which it is not feasible to make reasonable estimates. The estimate of the assets and liabilities related to pending and expected future asbestos claims and insurance recoveries is subject to numerous uncertainties, including, but not limited to, changes in:

•	the litigation environment,

•	federal and state law governing the compensation of asbestos claimants,

•	our approach to defending and resolving claims, and

•	the level of payments made to claimants from other sources, including other defendants.
      As a result, with respect to both asserted and unasserted claims, it is reasonably possible that we may incur a material amount of cost in excess of the current reserve, however such amount cannot be reasonably estimated. Coverage under insurance policies is subject to varying characteristics of asbestos claims including, but not limited to, the type of claim (premise vs. product exposure), alleged date of first exposure to our products or premises and disease alleged. Depending upon the nature of these characteristics, as well as the resolution of certain legal issues, some portion of the insurance may not be accessible by us.
      Heatway (Entran II). On June 4, 2004, we entered into an amended settlement agreement that was intended to address the claims arising out of a number of Federal, state and Canadian actions filed against us

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
involving a rubber hose product, Entran II. We supplied Entran II from 1989 to 1993 to Chiles Power Supply, Inc. (d/b/a Heatway Systems), a designer and seller of hydronic radiant heating systems in the United States. Heating systems using Entran II are typically attached or embedded in either indoor flooring or outdoor pavement, and use Entran II hose as a conduit to circulate warm fluid as a source of heat. We had recorded liabilities related to Entran II claims totaling $307.2 million at December 31, 2004 and $246.1 million at December 31, 2003.
      On October 19, 2004, the amended settlement received court approval. As a result, we will make annual cash contributions to a settlement fund of $60 million, $40 million, $15 million, $15 million and $20 million in 2004, 2005, 2006, 2007 and 2008, respectively. In addition to these annual payments, we contributed approximately $170 million we had received from insurance contributions to a settlement fund pursuant to the terms of the settlement agreement. We do not expect to receive any additional insurance reimbursements for Entran II related matters. In November 2004, we made our first annual cash contribution, approximately $60 million, to the settlement fund.
      Approximately 57 sites have been opted out of the amended settlement. There are three state court actions filed against us involving approximately 17 of these sites and additional actions may be filed against us in the future. Although any liability resulting from the opt outs will not be covered by the amended settlement, we will be entitled to assert a proxy claim against the settlement fund for the payment such claimant would have been entitled to under the amended settlement.
      In addition to the sites that have been opted out of the amended settlement, any liability related to five actions in which we have received adverse judgments also will not be covered by the amended settlement. With respect to two of these matters, however, we will be entitled to assert a proxy claim against the settlement fund for amounts (if any) paid to plaintiffs in these actions. Our recorded liabilities related to these five claims totaled $48.5 million at December 31, 2004.
      The ultimate cost of disposing of Entran II claims is dependent upon a number of factors, including our ability to resolve claims not subject to the amended settlement (including the cases in which we have received adverse judgments) and whether or not claimants opting out of the amendment settlement pursue claims against us in the future.
      Other Actions. We are currently a party to various claims and legal proceedings in addition to those noted above. If management believes that a loss arising from these matters is probable and can reasonably be estimated, we record the amount of the loss, or the minimum estimated liability when the loss is estimated using a range and when no point within the range is more probable than another. As additional information becomes available, any potential liability related to these matters is assessed and the estimates are revised, if necessary. Based on currently available information, management believes that the ultimate outcome of these matters, individually and in the aggregate, will not have a material adverse effect on our financial position or overall trends in results of operations. However, litigation is subject to inherent uncertainties, and unfavorable rulings could occur. An unfavorable ruling could include monetary damages or an injunction prohibiting us from selling one or more products. If an unfavorable ruling were to occur, there exists the possibility of a material adverse impact on the financial position and results of operations of the period in which the ruling occurs, or future periods.

Tax Matters
      The calculation of our tax liabilities involves dealing with uncertainties in the application of complex tax regulations. We recognize liabilities for anticipated tax audit issues based on our estimate of whether, and the extent to which, additional taxes will be due. If we ultimately determine that payment of these amounts is unnecessary, we reverse the liability and recognize a tax benefit during the period in which we determine that the liability is no longer necessary. We also recognize tax benefits to the extent that it is probable that our

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
positions will be sustained when challenged by the taxing authorities. As of December 31, 2004 we had not recognized tax benefits of approximately $180 million relating to the reorganization of legal entities in 2001. Pursuant to the reorganization, our tax payments have been reduced by approximately $67 million through December 31, 2004. Should the ultimate outcome be unfavorable, we would be required to make a cash payment for all tax reductions claimed as of that date.

Guarantees
      We are a party to various agreements under which we have undertaken obligations resulting from the issuance of certain guarantees. Guarantees have been issued on behalf of our affiliates or our customers. Normally there is no separate premium received by us as consideration for the issuance of guarantees. Our performance under these guarantees would normally be triggered by the occurrence of one or more events as provided in the specific agreements. Collateral and recourse provisions available to us under these agreements were not significant.
      Customer Financing. In the normal course of business, we will from time to time issue guarantees to financial institutions on behalf of our customers. We normally issue these guarantees in connection with the arrangement of financing by the customer. We generally do not require collateral in connection with the issuance of these guarantees. In the event of non-payment by a customer, we would be obligated to make payment to the financial institution, and would typically have recourse to the assets of that customer. At December 31, 2004, we had guarantees outstanding under which the maximum potential amount of payments totaled $7.5 million, and which expire at various times through 2012. We cannot estimate the extent to which the customers’ assets, in the aggregate, would be adequate to recover the maximum amount of potential payments. There were no recorded liabilities associated with these guarantees on the Consolidated Balance Sheet at December 31, 2004 or 2003.
      Affiliate Financing. We will from time to time issue guarantees to financial institutions on behalf of certain of our affiliates, which are accounted for using the equity method. The financing arrangements of the affiliates may be for either working capital or capital expenditures. We generally do not require collateral in connection with the issuance of these guarantees. In the event of non-payment by an affiliate, we are obligated to make payment to the financial institution, and will typically have recourse to the assets of that affiliate. At December 31, 2004, we had guarantees outstanding under which the maximum potential amount of payments totaled $9.8 million, and which expire at various times through 2007. We are unable to estimate the extent to which the affiliates’ assets would be adequate to recover the maximum amount of potential payments with that affiliate.
      Employee Guarantees. We will from time to time issue guarantees to financial institutions or other companies on behalf of certain employees or associates that are relocated to international operations. At December 31, 2004, we had guarantees outstanding under which the maximum potential amount of payments totaled $0.9 million.
      Indemnifications. At December 31, 2004, we were a party to various agreements under which we had assumed obligations to indemnify the counterparties from certain potential claims and losses. These agreements typically involve standard commercial activities undertaken by us in the normal course of business; the sale of our assets; the formation of joint venture businesses to which we have contributed assets in exchange for ownership interests; and other financial transactions. Indemnifications provided by us pursuant to these agreements relate to various matters including, among other things, environmental, tax and shareholder matters; intellectual property rights; government regulations and employment-related matters; and dealer, supplier and other commercial matters.
      Certain indemnifications expire from time to time, and certain other indemnifications are not subject to an expiration date. In addition, our potential liability under certain indemnifications is subject to maximum

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
caps, while other indemnifications are not subject to caps. Although we have been subject to indemnification claims in the past, we cannot reasonably estimate the number, type and size of indemnification claims that may arise in the future. Due to these and other uncertainties associated with the indemnifications, our maximum exposure to loss under these agreements cannot be estimated.
      We have determined that there are no guarantees other than liabilities for which amounts are already recorded or reserved in our financial statements under which it is probable that we have incurred a liability.

Note 21.	Preferred Stock Purchase Rights Plan
      On February 3, 2004, the Company’s Board of Directors approved an amendment to the Rights Agreement to change the final expiration date of the Rights Agreement from July 26, 2006 to June 1, 2004. As a result, the preferred stock purchase rights granted under the Rights Agreement expired at the close of business on June 1, 2004.

Note 22.	Future Liquidity Requirements
      At December 31, 2004, we had $1.97 billion in cash and cash equivalents, of which $1.02 billion was held in the United States and $415.6 million was in accounts of GDTE. The remaining amounts were held in our other non-U.S. operations. Our ability to move cash and cash equivalents among our various operating locations is subject to the operating needs of the operating locations as well as restrictions imposed by local laws and applicable credit facility agreements. At December 31, 2004, approximately $219.9 million of cash was held in locations where significant tax or legal impediments would make it difficult or costly to execute monetary transfers. Unused availability under our various credit agreements totaled approximately $1.12 billion at December 31, 2004. Based upon our projected operating results, we expect that cash flow from operations, together with amounts available under our primary credit facilities and other sources of liquidity, will be adequate to meet our anticipated liquidity requirements through December 31, 2005 (including working capital, debt service, pension funding and capital expenditures).
      The aggregate amount of long-term debt maturing in calendar years 2005 and 2006 is approximately $1.01 billion and $1.92 billion, respectively. Included in the amount for 2005 is $400.0 million related to our primary European credit facilities maturing on April 30, 2005 and our €400 million 6.375% Euro Notes due June 2005 (equivalent to approximately $542 million at December 31, 2004). In March 2006, $1.45 billion related to our asset-based facilities matures, and the $250 million 6 5/8% Senior Notes are due in December 2006. On February 23, 2005 we announced that we intend to refinance approximately $3.3 billion of our credit facilities. These include:

•	a $1.3 billion asset-based credit facility, due March 31, 2006,

•	a $650 million asset-based term loan, due March 31, 2006,

•	a $680 million deposit funded credit facility, due September 30, 2007, and

•	$650 million in credit facilities for our Goodyear Dunlop Tires Europe B.V. affiliate, due April 30, 2005.
      We expect to replace these facilities with $3.35 billion in new five-year facilities that will be due in 2010 and include:

•	a $1.5 billion asset-based credit facility,

•	a $1.2 billion second lien term loan, and

•	the Euro equivalent of $650 million in credit facilities for Goodyear Dunlop Tires Europe B.V.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
      These transactions are subject to market conditions and the execution of definitive documentation and are expected to close in April 2005. We expect to record pretax charges of approximately $40 million for the write-off of unamortized costs related to the replaced facilities, and the costs of refinancing could be significant. Failure to refinance the European credit facilities or asset-based facilities before they mature could have a material adverse affect on our liquidity. In order to ensure that our future liquidity requirements are addressed, we plan to seek additional financing in the capital markets. Because of our debt ratings, operating performance over the past few years and other factors, access to the capital markets cannot be assured.
      Our ongoing ability to access the capital markets is also dependent on the degree of success we have implementing our North American Tire turnaround strategy. Successful implementation of the turnaround strategy is also crucial to ensuring that we have sufficient cash flow from operations to meet our obligations. While we made progress in implementing the turnaround strategy in 2004, there is no assurance that our progress will continue, or that we will be able to sustain any future progress to a degree sufficient to maintain access to capital markets and meet liquidity requirements. As a result, failure to complete the turnaround strategy successfully could have a material adverse effect on our financial position, results of operations and liquidity.
      Future liquidity requirements also may make it necessary for us to incur additional debt. However, a substantial portion of our assets is already subject to liens securing our indebtedness. As a result, we are limited in our ability to pledge our remaining assets as security for additional secured indebtedness. In addition, unless we sustain or improve our financial performance, our ability to raise unsecured debt may be limited.
      In addition to maturing debt, we are required to make contributions to our domestic defined benefit pension plans. These contributions are required under the minimum funding requirements of the Employee Retirement Income Security Act (“ERISA”). Although subject to change, we expect to be required by ERISA to make contributions to our domestic pension plans of approximately $400 million to $425 million in 2005. At the end of 2005, the current interest rate relief measures used for pension funding calculations expire. If current measures are extended, we estimate that required contributions in 2006 will be in the range of $600 million to $650 million. If new legislation is not enacted, the interest rate used for 2006 and beyond will be based upon a 30-year U.S. Treasury bond rate, as calculated and published by the U.S. government as a proxy for the rate that could be attained if 30-year Treasury bonds were currently being issued. Using an estimate of these rates would result in estimated required contributions during 2006 in the range of $725 million to $775 million. The assumptions used to develop these estimates are described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Commitments and Contingencies.” We are not able to reasonably estimate our future required contributions beyond 2006. Nevertheless, we expect that the amount of contributions required in years beyond 2006 will be substantial. In 2005, in addition to required domestic plan contributions, we expect to contribute approximately $70 million to our funded international pension plans.
      Our postretirement benefit plans will require amounts to cover benefit payments in the future. Benefit payments are expected to be approximately $304 million in 2005, $321 million in 2006 and $274 million in 2007. These estimates are based upon the plan provisions currently in effect. Ultimate payments are expected to be $2.6 billion as calculated on December 31, 2004. The majority of these payments would be made more than five years hence. The estimated payments do not include an estimated reduction in our obligations totaling approximately $475 million to $525 million resulting from the provisions of the Medicare Prescription Drug, Improvement and Modernization Act of 2003.
      Pursuant to an agreement entered into in 2001, Ansell Ltd. (Ansell), our joint venture partner in South Pacific Tyres (SPT), has the right, during the period beginning August 2005 and ending one year later, to require Goodyear to purchase Ansell’s 50% interest in SPT. The purchase price is a formula price based on the earnings of SPT, subject to various adjustments. If Ansell does not exercise its right, we may require Ansell to

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
sell its interest to us during the 180 days following the expiration of Ansell’s right at a price established using the same formula.
      We are subject to various legal proceedings, including those described in Note 20. In the event we wish to appeal any future adverse judgment in any proceeding, we would be required to post an appeal bond with the relevant court. If we do not have sufficient availability under our U.S. deposit-funded credit facility to issue a letter of credit to support an appeal bond, we may be required to (i) pay down borrowings under the facility in order to increase the amount available for issuing letters of credit, or (ii) deposit cash collateral in order to stay the enforcement of the judgment pending an appeal. A significant deposit of cash collateral may have a material adverse effect on our liquidity.
      A substantial portion of our borrowings is at variable rates of interest and exposes us to interest rate risk. If interest rates rise, our debt service obligations would increase. An unanticipated significant rise in interest rates could have a material adverse effect on our liquidity in future periods.

Note 23.	Investments in Unconsolidated Affiliates
      At December 31, 2004, we had a number of investments in entities that engaged in the manufacture, distribution and sale of tires and tire related products and services. In addition, we had an investment in a rubber purchasing consortium, Rubbernetwork.com (RNC). Effective January 1, 2004, South Pacific Tyres (SPT) and Tire & Wheels Assemblies, Inc. (T&WA) were consolidated pursuant to FIN 46. Refer to Note 8. The other investments continued to be accounted for under the equity method.
      Investments in and Advances to Affiliates at December 31, 2004 and 2003 included balances related to the affiliates in the following table, among others. Balances related to SPT and T&WA were included only at December 31, 2003.
      Our percentage ownership of the investees indicated below follows:

Investment	Ownership

Dunlop Goodyear Kabushiki Kaisha	25.0%
Nippon Goodyear Kabushiki Kaisha	25.0
RNC	27.8
AOT, Inc.	50.0
Coast Tire & Auto Service (2002) Ltd	49.0
Fountain Tire Limited	49.0
SPT	50.0
T&WA	40.0
      Investments in and advances to the unconsolidated affiliates presented above totaled $28.9 million and $167.9 million (as restated) at December 31, 2004 and 2003, respectively. Our aggregate investments in and advances to unconsolidated affiliates were $34.9 million and $184.2 million (as restated) at December 31, 2004 and 2003, respectively. The balances at December 31, 2003 included SPT and T&WA.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
      Summarized financial information related to the unconsolidated affiliates in the table above is presented below.

	RNC	All Other	Total
(In millions)
2004
Statement of Income Information:
Net sales	$13.7	$981.6	$995.3
Gross profit	0.7	235.6	236.3
Net income (loss)	(1.0)	27.8	26.8
Financial Position Information:
Current assets	7.1	357.4	364.5
Noncurrent assets	0.5	37.6	38.1
Current liabilities	3.2	283.3	286.5
Noncurrent liabilities	12.1	25.3	37.4

	SPT	RNC	All Other	Total

2003
Statement of Income Information:
Net sales	$640.3	$9.0	$1,302.4	$1,951.7
Gross profit (loss)	183.6	(6.5)	267.4	444.5
Net income (loss)	(19.5)	(29.7)	12.9	(36.3)
Financial Position Information:
Current assets	287.8	10.1	354.3	652.2
Noncurrent assets	194.9	0.8	111.7	307.4
Current liabilities	321.5	12.8	314.7	649.0
Noncurrent liabilities	97.6	10.5	88.9	197.0
2002
Statement of Income Information:
Net sales	$523.4	$9.0	$1,056.1	$1,588.5
Gross profit (loss)	137.2	(6.9)	208.0	338.3
Net income (loss)	(14.5)	(15.3)	6.8	(23.0)

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)

Note 24.	Consolidating Financial Information
      Certain of our subsidiaries have guaranteed Goodyear’s obligations under $650 million of senior secured notes issued in March 2004. The following presents the condensed consolidating financial information separately for:

(i)	The Goodyear Tire & Rubber Company (the “Parent Company”), the issuer of the guaranteed obligations,

(ii)	Guarantor subsidiaries, on a combined basis, as specified in the Indenture related to Goodyear’s obligations under $650 million of Senior Secured Notes issued on March 12, 2004 ($450 million of 11% Senior Secured Notes due 2011 and $200 million of Senior Secured Floating Rate Notes due 2011 (the “Notes”)),

(iii)	Non-guarantor subsidiaries, on a combined basis,

(iv)	Consolidating entries and eliminations representing adjustments to (a) eliminate intercompany transactions and (b) eliminate the investments in our subsidiaries and (c) record consolidating entries, and

(v)	The Goodyear Tire & Rubber Company and Subsidiaries on a consolidated basis.
      Each guarantor subsidiary is 100% owned by the Parent Company at the date of each balance sheet presented. The Notes are fully and unconditionally guaranteed on a joint and several basis by each guarantor subsidiary. Each entity in the consolidating financial information follows the same accounting policies as described in the consolidated financial statements, except for using the equity method of accounting to reflect ownership interests in subsidiaries which are eliminated upon consolidation.
      Certain non-guarantor subsidiaries of the Parent Company are restricted from remitting funds to it by means of dividends, advances or loans, primarily due to restrictions in credit facility agreements entered into by those subsidiaries. At December 31, 2004 and 2003, approximately $221 million and $259 million, respectively, of non-guarantor net assets were restricted. There were no restrictions on the ability of the guarantor subsidiaries to remit net assets to the Parent Company at December 31, 2004 or 2003.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
Consolidating Balance Sheet

	December 31, 2004

				Consolidating
	Parent	Guarantor	Non-Guarantor	Entries and
	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
(In millions)
ASSETS
Current Assets:
Cash and cash equivalents	$1,004.2	$50.2	$913.5	$—	$1,967.9
Restricted cash	137.0	—	15.4	—	152.4
Accounts and notes receivable	1,209.1	202.5	1,997.2	—	3,408.8
Accounts and notes receivable from affiliates	—	611.6	—	(611.6)	—
Inventories	1,162.4	249.6	1,426.4	(53.6)	2,784.8
Prepaid expenses and other current assets	89.6	13.9	185.7	10.0	299.2

Total Current Assets	3,602.3	1,127.8	4,538.2	(655.2)	8,613.1
Long Term Accounts and Notes Receivable	240.7	7.3	59.5	—	307.5
Investments in and Advances to Affiliates	4.2	10.0	20.7	—	34.9
Other Assets	61.9	—	16.4	—	78.3
Goodwill	—	35.2	470.4	214.7	720.3
Other Intangible Assets	100.7	41.2	61.3	(40.6)	162.6
Deferred Income Tax	—	13.9	69.5	—	83.4
Prepaid and Deferred Pension Costs	432.1	178.8	219.0	—	829.9
Deferred Charges	159.9	3.9	84.3	—	248.1
Investments in Subsidiaries	3,970.7	431.9	3,075.4	(7,478.0)	—
Properties and Plants	2,088.8	332.2	3,010.7	23.5	5,455.2

Total Assets	$10,661.3	$2,182.2	$11,625.4	$(7,935.6)	$16,533.3

LIABILITIES
Current Liabilities:
Accounts payable — trade	$529.1	$61.5	$1,379.8	$—	$1,970.4
Accounts payable to affiliates	528.3	—	83.3	(611.6)	—
Compensation and benefits	647.8	45.8	335.6	—	1,029.2
Other current liabilities	276.6	18.0	294.8	—	589.4
United States and foreign taxes	62.7	31.6	177.0	—	271.3
Notes payable	—	—	220.6	—	220.6
Long term debt and capital leases due within one year	562.5	0.2	447.2	—	1,009.9

Total Current Liabilities	2,607.0	157.1	2,938.3	(611.6)	5,090.8
Long Term Debt and Capital Leases	4,009.8	1.5	437.8	—	4,449.1
Compensation and Benefits	3,336.3	312.4	1,387.1	—	5,035.8
Deferred Income Tax	93.7	6.7	326.8	(21.4)	405.8
Other Long Term Liabilities	541.7	9.2	82.0	—	632.9
Minority Equity in Subsidiaries	—	—	632.0	214.1	846.1

Total Liabilities	10,588.5	486.9	5,804.0	(418.9)	16,460.5
Commitments and Contingent Liabilities
Shareholders’ Equity (Deficit):
Preferred Stock	—	—	—	—	—
Common Stock	175.6	668.8	4,190.5	(4,859.3)	175.6
Capital Surplus	1,391.8	12.2	865.6	(877.8)	1,391.8
Retained Earnings	1,069.9	1,291.0	2,082.2	(3,373.2)	1,069.9
Accumulated Other Comprehensive Income (Loss)	(2,564.5)	(276.7)	(1,316.9)	1,593.6	(2,564.5)

Total Shareholders’ Equity (Deficit)	72.8	1,695.3	5,821.4	(7,516.7)	72.8

Total Liabilities and Shareholders’ Equity (Deficit)	$10,661.3	$2,182.2	$11,625.4	$(7,935.6)	$16,533.3

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
Consolidating Balance Sheet

	December 31, 2003

				Consolidating
	Parent	Guarantor	Non-Guarantor	Entries and
	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
(In millions)
ASSETS
Current Assets:
Cash and cash equivalents	$584.7	$24.8	$936.8	$—	$1,546.3
Restricted cash	17.7	—	6.2	—	23.9
Accounts and notes receivable	941.3	180.7	1,480.3	—	2,602.3
Accounts and notes receivable from affiliates	—	587.6	118.3	(705.9)	—
Inventories	1,176.8	243.7	1,098.1	(50.9)	2,467.7
Prepaid expenses and other current assets	134.7	8.4	145.9	16.4	305.4

Total Current Assets	2,855.2	1,045.2	3,785.6	(740.4)	6,945.6
Long Term Accounts and Notes Receivable	271.3	7.5	53.8	(42.9)	289.7
Investments in and Advances to Affiliates	57.9	9.7	116.5	0.1	184.2
Other Assets	49.6	—	21.9	—	71.5
Goodwill	—	35.3	389.0	233.9	658.2
Other Intangible Assets	102.3	45.0	47.5	(44.4)	150.4
Deferred Income Tax	—	4.3	66.0	0.2	70.5
Prepaid and Deferred Pension Costs	506.1	153.2	210.6	—	869.9
Deferred Charges	160.4	3.7	91.2	0.6	255.9
Investments in Subsidiaries	3,670.4	428.7	3,039.7	(7,138.8)	—
Properties and Plants	2,201.7	352.1	2,622.1	29.3	5,205.2

Total Assets	$9,874.9	$2,084.7	$10,443.9	$(7,702.4)	$14,701.1

LIABILITIES
Current Liabilities:
Accounts payable — trade	$426.4	$54.7	$1,076.9	$(0.2)	$1,557.8
Accounts payable to affiliates	705.9	—	—	(705.9)	—
Compensation and benefits	641.6	46.1	290.2	—	977.9
Other current liabilities	340.0	22.0	222.3	—	584.3
United States and foreign taxes	96.5	14.5	157.7	2.0	270.7
Notes payable	—	—	146.7	—	146.7
Long term debt and capital leases due within one year	70.2	0.1	43.2	—	113.5

Total Current Liabilities	2,280.6	137.4	1,937.0	(704.1)	3,650.9
Long Term Debt and Capital Leases	4,060.3	1.8	763.7	—	4,825.8
Compensation and Benefits	3,116.7	252.5	1,143.7	—	4,512.9
Deferred Income Tax	42.8	7.0	321.4	9.4	380.6
Other Long Term Liabilities	406.7	9.4	126.7	(33.7)	509.1
Minority Equity in Subsidiaries	—	—	655.1	198.9	854.0

Total Liabilities	9,907.1	408.1	4,947.6	(529.5)	14,733.3
Commitments and Contingent Liabilities
Shareholders’ Equity (Deficit)
Preferred Stock	—	—	—	—	—
Common Stock	175.3	668.8	3,992.7	(4,661.5)	175.3
Capital Surplus	1,390.2	12.1	904.5	(916.6)	1,390.2
Retained Earnings	955.1	1,240.5	1,967.6	(3,208.1)	955.1
Accumulated Other Comprehensive Income (Loss)	(2,552.8)	(244.8)	(1,368.5)	1,613.3	(2,552.8)

Total Shareholders’ Equity (Deficit)	(32.2)	1,676.6	5,496.3	(7,172.9)	(32.2)

Total Liabilities and Shareholders’ Equity (Deficit)	$9,874.9	$2,084.7	$10,443.9	$(7,702.4)	$14,701.1

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
Consolidating Statement of Income

	Year Ended December 31, 2004

				Consolidating
	Parent	Guarantor	Non-Guarantor	Entries and
	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
(In millions)
Net Sales	$8,746.1	$2,119.6	$14,902.3	$(7,397.6)	$18,370.4
Cost of Goods Sold	7,758.3	1,839.1	12,563.8	(7,452.0)	14,709.2
Selling, Administrative and General Expense	1,165.4	183.4	1,506.8	(22.5)	2,833.1
Rationalizations	40.6	(5.9)	20.9	—	55.6
Interest Expense	326.4	37.1	242.0	(236.7)	368.8
Other (Income) Expense	(200.9)	4.7	(93.9)	298.3	8.2
Foreign Currency Exchange	2.3	(3.3)	24.4	—	23.4
Equity in (Earnings) Loss of Affiliates	(2.0)	(0.5)	(5.9)	—	(8.4)
Minority Interest in Net Income of Subsidiaries	—	—	55.9	1.9	57.8

Income (Loss) before Income Taxes and Equity in (Earnings) Loss of Subsidiaries	(344.0)	65.0	588.3	13.4	322.7
United States and Foreign Taxes on Income	(53.3)	26.0	236.3	(1.1)	207.9
Equity in (Earnings) Loss of Subsidiaries	(405.5)	(30.3)	—	435.8	—

Net Income (Loss)	$114.8	$69.3	$352.0	$(421.3)	$114.8

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)

	Year Ended December 31, 2003

				Consolidating
	Parent	Guarantor	Non-Guarantor	Entries and
	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
(In millions)
Net Sales	$7,816.2	$1,950.1	$11,600.9	$(6,245.1)	$15,122.1
Cost of Goods Sold	7,240.8	1,698.0	9,879.0	(6,318.8)	12,499.0
Selling, Administrative and General Expense	1,071.4	176.2	1,140.3	(13.7)	2,374.2
Rationalizations	74.7	14.9	201.9	—	291.5
Interest Expense	252.3	35.8	181.9	(173.7)	296.3
Other (Income) Expense	(17.4)	4.6	(115.9)	392.1	263.4
Foreign Currency Exchange	14.7	4.5	21.5	—	40.7
Equity in (Earnings) Loss of Affiliates	8.2	0.9	5.4	—	14.5
Minority Interest in Net Income of Subsidiaries	—	—	32.8	—	32.8

Income (Loss) before Income Taxes and Equity in (Earnings) Loss of Subsidiaries	(828.5)	15.2	254.0	(131.0)	(690.3)
United States and Foreign Taxes on Income	(38.2)	2.1	150.9	2.3	117.1
Equity in (Earnings) Loss of Subsidiaries	17.1	(16.7)	—	(0.4)	—

Net Income (Loss)	$(807.4)	$29.8	$103.1	$(132.9)	$(807.4)

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)

	Year Ended December 31, 2002

				Consolidating
	Parent	Guarantor	Non-Guarantor	Entries and
	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
(In millions)
Net Sales	$7,613.1	$1,890.0	$9,382.9	$(5,030.0)	$13,856.0
Cost of Goods Sold	6,726.4	1,662.3	7,965.4	(5,047.2)	11,306.9
Selling, Administrative and General Expense	1,077.8	178.1	957.3	(10.8)	2,202.4
Rationalizations	10.4	(1.7)	(3.2)	—	5.5
Interest Expense	210.3	32.8	122.5	(122.9)	242.7
Other (Income) Expense	71.4	(0.2)	(132.2)	117.8	56.8
Foreign Currency Exchange	(1.2)	0.5	(8.0)	—	(8.7)
Equity in (Earnings) Loss of Affiliates	10.1	(0.7)	4.4	—	13.8
Minority Interest in Net Income of Subsidiaries	—	—	55.6	—	55.6

Income (Loss) before Income Taxes and Equity in (Earnings) Loss of Subsidiaries	(492.1)	18.9	421.1	33.1	(19.0)
United States and Foreign Taxes on Income	1,108.6	5.4	110.3	3.6	1,227.9
Equity in (Earnings) Loss of Subsidiaries	(353.8)	(2.6)	—	356.4	—

Net Income (Loss)	$(1,246.9)	$16.1	$310.8	$(326.9)	$(1,246.9)

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
Condensed Consolidating Statement of Cash Flows

	Twelve Months Ended December 31, 2004

				Consolidating
	Parent	Guarantor	Non-Guarantor	Entries and
	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
(In millions)
Cash Flows From Operating Activities:
Total Cash Flows From Operating Activities	$182.8	$42.2	$811.9	$(317.1)	$719.8
Cash Flows From Investing Activities:
Capital expenditures	(153.2)	(11.5)	(353.3)	(0.6)	(518.6)
Asset sales	105.9	1.1	13.8	(101.5)	19.3
Asset acquisitions	(51.4)	—	(112.5)	102.1	(61.8)
Capital contributions	(9.4)	(3.2)	(31.3)	43.9	—
Capital redemptions	5.8	—	115.8	(121.6)	—
Other transactions	35.9	—	—	—	35.9

Total Cash Flows From Investing Activities	(66.4)	(13.6)	(367.5)	(77.7)	(525.2)
Cash Flows From Financing Activities:
Short term debt incurred	43.7	—	118.8	—	162.5
Short term debt paid	—	(2.7)	(136.5)	—	(139.2)
Long term debt incurred	1,675.3	—	391.4	—	2,066.7
Long term debt paid	(1,247.0)	(0.2)	(446.7)	—	(1,693.9)
Common stock issued	1.8	—	—	—	1.8
Capital contributions	—	—	35.3	(35.3)	—
Capital redemptions	—	—	(117.1)	117.1	—
Dividends to minority interests in subsidiaries	—	—	(341.9)	313.0	(28.9)
Debt issuance costs	(51.4)	—	—	—	(51.4)
Increase in restricted cash	(119.3)	—	(9.2)	—	(128.5)

Total Cash Flows From Financing Activities	303.1	(2.9)	(505.9)	394.8	189.1
Effect of Exchange Rate Changes on Cash and Cash Equivalents	—	(0.3)	38.2	—	37.9

Net Change in Cash and Cash Equivalents	419.5	25.4	(23.3)	—	421.6
Cash and Cash Equivalents at Beginning of the Period	584.7	24.8	936.8	—	1,546.3

Cash and Cash Equivalents at End of the Period	$1,004.2	$50.2	$913.5	$—	$1,967.9

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
Condensed Consolidating Statement of Cash Flows

	Twelve Months Ended December 31, 2003

				Consolidating
	Parent	Guarantor	Non-Guarantor	Entries and
	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
(In millions)
Cash Flows From Operating Activities:
Total Cash Flows From Operating Activities	$(721.4)	$(66.9)	$750.4	$(250.9)	$(288.8)
Cash Flows From Investing Activities:
Capital expenditures	(158.9)	(5.3)	(204.7)	(6.5)	(375.4)
Short term securities redeemed	—	—	26.6	—	26.6
Asset sales	367.8	—	18.6	(282.0)	104.4
Asset acquisitions	(71.2)	—	(282.3)	282.3	(71.2)
Capital contributions	(30.7)	—	—	30.7	—
Capital redemptions	43.6	16.3	162.0	(221.9)	—
Other transactions	2.7	4.4	142.4	(69.9)	79.6

Total Cash Flows From Investing Activities	153.3	15.4	(137.4)	(267.3)	(236.0)
Cash Flows From Financing Activities:
Short term debt incurred	8.3	—	314.8	—	323.1
Short term debt paid	—	(0.3)	(469.0)	0.1	(469.2)
Long term debt incurred	2,379.7	—	604.0	0.1	2,983.8
Long term debt paid	(1,510.2)	(0.1)	(101.8)	—	(1,612.1)
Common stock issued	0.2	—	—	—	0.2
Capital contributions	—	48.7	30.7	(79.4)	—
Capital redemptions	—	—	(205.4)	205.4	—
Dividends paid to minority interests in subsidiaries	—	—	(432.6)	394.0	(38.6)
Dividends paid to Goodyear shareholders	—	2.0	—	(2.0)	—
Debt issuance costs	(104.1)	—	—	—	(104.1)
Increase in restricted cash	(17.7)	—	(6.2)	—	(23.9)
Other transactions	27.9	—	—	—	27.9

Total Cash Flows From Financing Activities	784.1	50.3	(265.5)	518.2	1,087.1
Effect of Exchange Rate Changes on Cash and Cash Equivalents	—	2.4	61.8	—	64.2

Net Change in Cash and Cash Equivalents	216.0	1.2	409.3	—	626.5
Cash and Cash Equivalents at Beginning of the Period	368.7	23.6	527.5	—	919.8

Cash and Cash Equivalents at End of the Period	$584.7	$24.8	$936.8	$—	$1,546.3

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)
Condensed Consolidating Statement of Cash Flows

	Twelve Months Ended December 31, 2002

				Consolidating
	Parent	Guarantor	Non-Guarantor	Entries and
	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
(In millions)
Cash Flows From Operating Activities:
Total Cash Flows From Operating Activities	$(172.7)	$56.4	$868.4	$(66.1)	$686.0
Cash Flows From Investing Activities:
Capital expenditures	(247.1)	(19.2)	(171.8)	(20.0)	(458.1)
Short term securities acquired	—	—	(64.7)	—	(64.7)
Short term securities redeemed	—	—	38.5	—	38.5
Asset sales	104.4	—	57.9	(106.7)	55.6
Asset acquisitions	(15.9)	—	(142.7)	103.8	(54.8)
Capital contributions	(43.1)	(27.3)	(38.4)	108.8	—
Capital redemptions	280.4	—	36.0	(316.4)	—
Other transactions	(30.4)	(0.3)	(45.0)	18.9	(56.8)

Total Cash Flows From Investing Activities	48.3	(46.8)	(330.2)	(211.6)	(540.3)
Cash Flows From Financing Activities:
Short term debt incurred	—	—	84.1	—	84.1
Short term debt paid	(3.6)	—	(83.9)	—	(87.5)
Long term debt incurred	0.5	—	37.9	—	38.4
Long term debt paid	(45.8)	(0.1)	(79.3)	—	(125.2)
Common stock issued	18.7	—	—	—	18.7
Capital contributions	—	3.0	113.9	(116.9)	—
Capital redemptions	—	—	(272.8)	272.8	—
Dividends paid to minority interest in subsidiaries	—	—	(138.0)	121.8	(16.2)
Dividends paid to Goodyear shareholders	(79.8)	—	—	—	(79.8)

Total Cash Flows From Financing Activities	(110.0)	2.9	(338.1)	277.7	(167.5)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	—	(0.2)	(13.5)	—	(13.7)

Net Change in Cash and Cash Equivalents	(234.4)	12.3	186.6	—	(35.5)
Cash and Cash Equivalents at Beginning of the Period	603.1	11.3	340.9	—	955.3

Cash and Cash Equivalents at End of the Period	$368.7	$23.6	$527.5	$—	$919.8

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO FINANCIAL STATEMENTS — (Continued)

Note 25.	Subsequent Events
      On February 28, 2005, we announced that we had entered into an agreement to sell the assets of our North American farm tire business to Titan International, Inc., for approximately $100 million, pending government, regulatory and union approvals. In connection with the transaction, we expect to record approximately $35 to 65 million of non-cash pension and retiree medical costs in the quarter in which the transaction closes. Additional charges also may be incurred in connection with the closing of the transaction. The assets to be sold include inventories and our manufacturing plant, property and equipment in Freeport, Illinois.
      Effective January 1, 2005, we integrated our Chemical Products business segment into our North American Tire business segment. The integration did not affect net income. Segment information for all periods presented has been restated. During 2004, $818.6 million, or 53.4%, of Chemical Products’ sales and 75.2% of its segment operating income resulted from intercompany transactions. Our total segment sales no longer reflect these intercompany sales. In addition, the segment operating income previously attributable to Chemical Products’ intercompany transactions is no longer included in the total segment operating income that we report.
      On January 21, 2005, final regulations were issued under the Medicare Prescription Drug, Improvement and Modernization Act. Based on the clarifications provided in the final regulations, our net periodic postretirement cost is expected to be lower by approximately $50 million in 2005, and the accumulated postretirement benefit obligation is expected to be reduced by approximately $475 million to $525 million during 2005. Refer to Note 13.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
Supplementary Data
(Unaudited)
Quarterly Data and Market Price Information

	Quarter

	Restated

	First	Second	Third	Fourth	Year
(In millions, except per share amounts)
2004
Net Sales	$4,301.9	$4,519.4	$4,714.2	$4,834.9	$18,370.4
Gross Profit	826.0	930.2	949.5	961.6	3,661.2
Net Income (Loss)	$(78.1)	$29.8	$38.5	$124.6	$114.8

Net Income (Loss) Per Share — Basic	$(0.45)	$0.17	$0.22	$0.71	$0.65

— Diluted	$(0.45)	$0.17	$0.20	$0.62	$0.63

Average Shares Outstanding — Basic	175.3	175.3	175.4	175.5	175.4
— Diluted	175.3	176.8	206.9	207.8	192.3
Price Range of Common Stock:* High	$11.97	$10.45	$12.00	$15.01	$15.01
Low	7.06	7.66	8.70	9.15	7.06
Selected Balance Sheet Items at Quarter-End:
Total Assets	$15,164.4	$14,997.2	$15,774.3	$16,533.3
Total Debt	5,401.4	5,316.8	5,660.5	5,679.6
Shareholders’ Equity (Deficit)	(144.2)	(167.3)	(47.8)	72.8

	Quarter as Originally Reported

	First(A)	Second(B)	Third(C)
(In millions, except per share amounts)
2004
Net Sales	$4,290.9	$4,508.9	$4,713.7
Gross Profit	825.2	926.1	947.1
Net Income (Loss)	$(76.9)	$25.1	$36.5

Net Income (Loss) Per Share — Basic	$(0.44)	$0.14	$0.21

— Diluted	$(0.44)	$0.14	$0.21

Average Shares Outstanding — Basic	175.3	175.3	175.4
— Diluted	175.3	176.8	177.9
Price Range of Common Stock:* High	$11.97	$10.45	$12.00
Low	7.06	7.66	9.09
Selected Balance Sheet Items at Quarter-End:
Total Assets	$15,421.3	$15,261.8	$15,675.0
Total Debt	5,341.4	5,257.1	5,603.8
Shareholders’ Equity (Deficit)	(121.5)	(147.5)	(38.4)

(A)	As reported in 2004 Form 10-Q filed on June 18, 2004.

(B)	As reported in 2004 Form 10-Q filed on August 5, 2004.

(C)	As reported in 2004 Form 10-Q filed on November 9, 2004.

*	New York Stock Exchange — Composite Transactions

Effect of restatement adjustments on Goodyear’s previously issued financial statements
Increase (Decrease) in Income (Loss)

	2004 Quarter Ended

	March 31	June 30	September 30	Total
(In millions, except per share amounts)
	(Unaudited)
Net income (loss) as originally reported(A)	$(76.9)	$25.1	$36.5	$(15.3)
Adjustments (pretax):
SPT	1.2	(1.2)	0.6	0.6
General and Product Liability	(1.5)	4.1	(0.4)	2.2
Account Reconciliations	0.2	1.1	1.2	2.5

Total adjustments (pretax)	(0.1)	4.0	1.4	5.3
Tax effect of restatement adjustments	(0.5)	1.4	(0.4)	0.5
Tax adjustments	(0.6)	(0.7)	1.0	(0.3)

Total taxes	(1.1)	0.7	0.6	0.2

Total net adjustments	(1.2)	4.7	2.0	5.5

Net income (loss) as restated	$(78.1)	$29.8	$38.5	$(9.8)

Per Share of Common Stock:
Net income (loss) — Basic as originally reported	$(0.44)	$0.14	$0.21

Effect of net adjustments	(0.01)	0.03	0.01

Net income (loss) — Basic as restated	$(0.45)	$0.17	$0.22

Net income (loss) — Diluted as originally reported	$(0.44)	$0.14	$0.21
Effect of net adjustments	(0.01)	0.03	0.01
Effect of Convertible Senior Notes	—	—	(0.02)

Net income (loss) — Diluted as restated	$(0.45)	$0.17	$0.20

(A)	As reported in 2004 Forms 10-Q filed on June 18, August 5 and November 9, 2004, respectively.
      Net income per share — diluted as restated in the third and fourth quarters of 2004 reflected the dilutive impact of the assumed conversion of our $350 million Convertible Senior Notes into shares of our Common Stock. The Notes were issued on July 2, 2004. Net income per share — diluted in 2004 included a pro forma earnings adjustment representing avoided after-tax interest expense of $3.5 million in each of the third and fourth quarters. Average shares outstanding — diluted included 29.1 million shares in each of the third and fourth quarters, and 14.5 million shares in the full year, resulting from the assumed conversion. Refer to Note 12.
      The first quarter of 2004 included net after-tax gains of $2.1 million from asset sales and net favorable tax adjustments of $1.9 million. The first quarter also included net after-tax charges of $20.5 million for rationalizations, $11.6 million for insurance fire loss deductibles, $9.2 million for general and product liability-discontinued products and $4.1 million for accelerated depreciation.
      The second quarter of 2004 included net favorable tax adjustments of $4.9 million and net after-tax gains $1.1 million from asset sales. The second quarter also included net after-tax charges of $8.5 million for rationalizations, $8.1 million for general and product liability-discontinued products and $0.5 million for accelerated depreciation.
      The third quarter of 2004 included net favorable tax adjustments of $43.6 million and net after-tax gains of $1.1 million from asset sales. The third quarter also included net after-tax charges of $30.3 million for rationalizations, $8.1 million for general and product liability-discontinued products and $1.9 million for accelerated depreciation.

      The fourth quarter of 2004 included net favorable tax adjustments of $9.7 million and net after-tax gains of $156.6 million from an environmental insurance settlement, $19.3 million from a favorable lawsuit settlement with certain suppliers and $7.3 million from net reversals of rationalization charges. The fourth quarter also included net after-tax charges of $27.4 million for general and product liability-discontinued products, $11.8 million from asset sales (including a loss on the write-down of the assets of our natural rubber plantations in Indonesia) and $2.9 million for accelerated depreciation.
Quarterly Data and Market Price Information

	Quarter

	Restated

	First	Second	Third	Fourth	Year
(In millions, except per share amounts)
2003
Net Sales	$3,546.5	$3,754.1	$3,906.7	$3,914.8	$15,122.1
Gross Profit	583.4	712.5	711.1	616.1	2,623.1
Net Loss	$(200.5)	$(59.6)	$(120.3)	$(427.0)	$(807.4)

Net Loss Per Share — Basic	$(1.14)	$(0.34)	$(0.69)	$(2.44)	$(4.61)

— Diluted	$(1.14)	$(0.34)	$(0.69)	$(2.44)	$(4.61)

Average Shares Outstanding — Basic	175.3	175.3	175.3	175.3	175.3
— Diluted	175.3	175.3	175.3	175.3	175.3
Price Range of Common Stock:* High	$7.33	$7.35	$8.19	$7.94	$8.19
Low	3.35	4.55	4.49	5.55	3.35
Selected Balance Sheet Items at Quarter-End:
Total Assets	$13,227.8	$14,639.0	$14,586.0	$14,701.1
Total Debt	3,830.1	5,026.1	4,944.8	5,086.0
Shareholders’ Equity (Deficit)	90.1	171.8	63.5	(32.2)

	Quarter

	As Previously Reported(A)

	First	Second	Third	Fourth	Year
(In millions, except per share amounts)
2003
Net Sales	$3,545.8	$3,753.3	$3,906.1	$3,913.8	$15,119.0
Gross Profit	583.0	714.5	711.7	614.5	2,623.7
Net Income (Loss)	$(196.5)	$(53.0)	$(118.2)	$(434.4)	$(802.1)

Net Income (Loss) Per Share — Basic	$(1.12)	$(0.30)	$(0.67)	$(2.49)	$(4.58)

— Diluted	$(1.12)	$(0.30)	$(0.67)	$(2.49)	$(4.58)

Average Shares Outstanding — Basic	175.3	175.3	175.3	175.3	175.3
— Diluted	175.3	175.3	175.3	175.3	175.3
Price Range of Common Stock:* High	$7.33	$7.35	$8.19	$7.94	$8.19
Low	3.35	4.55	4.49	5.55	3.35
Selected Balance Sheet Items at Quarter-End:
Total Assets	$13,246.5	$14,636.0	$14,575.9	$15,005.5
Total Debt	3,829.1	5,025.1	4,943.8	5,077.4
Shareholders’ Equity (Deficit)	126.1	207.9	96.0	(13.1)

(A)	As reported in 2004 Form 10-K filed on May 19, 2004.

*	New York Stock Exchange — Composite Transactions

Quarterly Data and Market Price Information

	Quarter as Originally Reported

	First(A)	Second(B)	Third(C)
(In millions, except per share amounts)
2003
Net Sales	$3,545.5	$3,758.2	$3,906.0
Gross Profit	621.1	707.2	719.4
Net Loss	$(163.3)	$(73.6)	$(105.9)

Net Loss Per Share — Basic	$(0.93)	$(0.42)	$(0.60)

— Diluted	$(0.93)	$(0.42)	$(0.60)

Average Shares Outstanding — Basic	175.3	175.3	175.3
— Diluted	175.3	175.3	175.3
Price Range of Common Stock:* High	$7.33	$7.35	$8.19
Low	3.35	4.55	4.49
Selected Balance Sheet Items at Quarter-End:
Total Assets	$13,367.9	$14,740.7	$14,597.6
Total Debt	3,826.7	5,022.7	4,941.5
Shareholders’ Equity	562.0	611.2	429.3

(A)	As reported in 2003 Form 10-Q filed on April 30, 2003.

(B)	As reported in 2003 Form 10-Q filed on July 30, 2003.

(C)	As reported in 2003 Form 10-Q filed on November 19, 2003.

*	New York Stock Exchange — Composite Transactions
Effect of restatement adjustments on Goodyear’s previously issued 2003 quarterly financial statements
Increase (decrease) in Income (loss)

	2003 Quarter Ended

	March 31	June 30	September 30	December 31		Total
(In millions, except per share amounts)
Net loss as originally reported(A)	$(163.3)	$(73.6)	$(105.9)	$(434.4	)(B)	$(777.2)
Adjustments (pretax):
Accounting Irregularities	(1.6)	(2.9)	4.9	—		0.4
Account Reconciliations	(27.7)	20.9	(10.5)	—		(17.3)
Out-of-Period	0.7	(0.2)	0.4	—		0.9
Discount Rate Adjustments	(4.3)	(4.4)	(4.3)	—		(13.0)
Chemical Products	2.4	(0.7)	(1.1)	—		0.6

Total adjustments (pretax)	(30.5)	12.7	(10.6)	—		(28.4)
Tax effect of restatement adjustments	(2.7)	3.7	(1.7)	—		(0.7)
Tax adjustments	—	4.2	—	—		4.2

Total taxes	(2.7)	7.9	(1.7)	—		3.5

Total net adjustments	(33.2)	20.6	(12.3)	—		(24.9)

Net loss as previously reported(B)	$(196.5)	$(53.0)	$(118.2)	$(434.4)		$(802.1)

	2003 Quarter Ended

	March 31	June 30	September 30	December 31		Total
(In millions, except per share amounts)
SPT	(0.4)	(2.0)	(0.4)	0.5		(2.3)
General and Product Liability	—	—	—	7.3		7.3
Account Reconciliations	(2.9)	(2.0)	(1.0)	0.5		(5.4)

Total adjustments (pretax)	(3.3)	(4.0)	(1.4)	8.3		(0.4)
Tax effect of restatement adjustments	(0.1)	0.4	(0.1)	(0.3)		(0.1)
Tax adjustments	(0.6)	(3.0)	(0.6)	(0.6)		(4.8)

Total taxes	(0.7)	(2.6)	(0.7)	(0.9)		(4.9)

Total net adjustments	(4.0)	(6.6)	(2.1)	7.4		(5.3)

Net loss as restated	$(200.5)	$(59.6)	$(120.3)	$(427.0)		$(807.4)

Per Share of Common Stock:
Net loss — Basic as originally reported(A)	$(0.93)	$(0.42)	$(0.60)	$(2.49	)(B)	$(4.44)
Effect of net adjustments	(0.19)	0.12	(0.07)	—		(0.14)

Net loss — Basic as previously reported(B)	$(1.12)	$(0.30)	$(0.67)	$(2.49)		$(4.58)
Effect of net adjustments	(0.02)	(0.04)	(0.02)	0.05		(0.03)

Net loss — Basic as restated	$(1.14)	$(0.34)	$(0.69)	$(2.44)		$(4.61)

Net loss — Diluted as originally reported(A)	$(0.93)	$(0.42)	$(0.60)	$(2.49	)(B)	$(4.44)
Effect of net adjustments	(0.19)	0.12	(0.07)	—		(0.14)

Net loss — Diluted as previously reported(B)	$(1.12)	$(0.30)	$(0.67)	$(2.49)		$(4.58)
Effect of net adjustments	(0.02)	(0.04)	(0.02)	0.05		(0.03)

Net loss — Diluted as restated	$(1.14)	$(0.34)	$(0.69)	$(2.44)		$(4.61)

(A)	As reported in 2003 Forms 10-Q filed on April 30, July 30 and November 19, 2003, respectively.

(B)	As reported in 2003 Form 10-K filed on May 19, 2004.
      The first quarter of 2003 included net after-tax charges of $57.9 million for rationalizations, $19.1 million for general and product liability-discontinued products and $7.5 million for accelerated depreciation. The first quarter also included net favorable tax adjustments of $1.2 million and a net after-tax gain of $0.2 million from asset sales.
      The second quarter of 2003 (as previously reported) included net charges for restatement adjustments totaling $25.6 million before tax ($31.3 million after tax). These adjustments related primarily to Interplant, Engineered Products and Tax adjustments, and have been restated to prior periods. Several factors relating to Goodyear’s enterprise resource planning systems implementation resulted in Engineered Products’ inability to locate or recreate account reconciliations for prior periods in the amount of $19.0 million before tax ($18.6 million after tax). As a result, Engineered Products was unable to allocate the amount to applicable periods and accordingly, recorded this adjustment in the first quarter of 2003.
      The second quarter of 2003 included net favorable tax adjustments of $12.8 million and a net after-tax gain of $9.1 million resulting from general and product liability-discontinued products. The second quarter also included net after-tax charges of $13.0 million for rationalizations, $6.4 million from asset sales and $0.5 million for accelerated depreciation.
      The third quarter of 2003 included net after-tax charges of $62.5 million for general and product liability-discontinued products, $46.3 million for rationalizations (including $1.5 million at SPT), $5.9 million from asset sales and $0.5 million for accelerated depreciation. The third quarter also included net favorable tax adjustments of $35.8 million.
      The fourth quarter of 2003 included net after-tax charges of $154.2 million for rationalizations (including $1.1 million at SPT), $122.9 million for accelerated depreciation, asset write-offs and impairments, $63.6 million (as restated) for general and product liability-discontinued products, $9.5 million related to a labor litigation judgment against Goodyear in Europe and $4.2 million (as restated) from asset sales. The fourth quarter also included net unfavorable tax adjustments of $0.2 million.

INDEX TO FINANCIAL STATEMENT SCHEDULES
Financial Statement Schedules:
All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.
      Financial statements relating to 50 percent or less owned companies other than SPT, the investments in which are accounted for by the equity method, have been omitted as permitted because these companies would not constitute a significant subsidiary.

SCHEDULE I — CONDENSED FINANCIAL INFORMATION OF REGISTRANT

THE GOODYEAR TIRE & RUBBER COMPANY
PARENT COMPANY STATEMENT OF INCOME

	Year Ended December 31,

		Restated

	2004	2003	2002
(In millions, except per share amounts)
Net Sales	$8,746.1	$7,816.2	$7,613.1
Cost of Goods Sold	7,758.3	7,240.8	6,726.4
Selling, Administrative and General Expense	1,165.4	1,071.4	1,077.8
Rationalizations	40.6	74.7	10.4
Interest Expense	326.4	252.3	210.3
Other (Income) and Expense	(200.9)	(17.4)	71.4
Foreign Currency Exchange	2.3	14.7	(1.2)
Equity in (Earnings) Losses of Affiliates	(2.0)	8.2	10.1

Loss before Income Taxes and Equity in (Earnings) Losses of Subsidiaries	(344.0)	(828.5)	(492.1)
United States and Foreign Taxes on Income (Loss)	(53.3)	(38.2)	1,108.6
Equity in (Earnings) Losses of Subsidiaries	(405.5)	17.1	(353.8)

Net Income (Loss)	$114.8	$(807.4)	$(1,246.9)

Net Income (Loss) Per Share — Basic	$0.65	$(4.61)	$(7.47)

Average Shares Outstanding	175.4	175.3	167.0
Net Income (Loss) Per Share — Diluted	$0.63	$(4.61)	$(7.47)

Average Shares Outstanding	192.3	175.3	167.0
The accompanying notes are an integral part of these financial statements.

THE GOODYEAR TIRE & RUBBER COMPANY
PARENT COMPANY BALANCE SHEET

	December 31,

		Restated
	2004	2003
(In millions)
Assets
Current Assets:
Cash and cash equivalents	$1,004.2	$584.7
Restricted cash	137.0	17.7
Accounts and notes receivable, less allowance — $32.0 ($36.8 in 2003)	1,209.1	941.3
Inventories:
Raw materials	220.8	187.5
Work in process	64.2	47.8
Finished products	877.4	941.5

	1,162.4	1,176.8
Prepaid expenses and other current assets	89.6	134.7

Total Current Assets	3,602.3	2,855.2
Long Term Accounts and Notes Receivable	240.7	271.3
Investments in and Advances to Affiliates	4.2	57.9
Other Assets	61.9	49.6
Intangible Assets	100.7	102.3
Prepaid and Deferred Pension Costs	432.1	506.1
Deferred Charges	159.9	160.4
Investments in Subsidiaries	3,970.7	3,670.4
Properties and Plants, less accumulated depreciation — $4,445.6 ($4,311.0 in 2003)	2,088.8	2,201.7

Total Assets	$10,661.3	$9,874.9

Liabilities
Current Liabilities:
Accounts payable-trade	$529.1	$426.4
Intercompany current accounts	528.3	705.9
Compensation and benefits	647.8	641.6
Other current liabilities	276.6	340.0
United States and foreign taxes	62.7	96.5
Long term debt and capital leases due within one year	562.5	70.2

Total Current Liabilities	2,607.0	2,280.6
Long Term Debt and Capital Leases	4,009.8	4,060.3
Compensation and Benefits	3,336.3	3,116.7
Deferred and Other Noncurrent Income Taxes	93.7	42.8
Other Long Term Liabilities	541.7	406.7

Total Liabilities	10,588.5	9,907.1
Commitments and Contingent Liabilities
Shareholders’ Equity (Deficit)
Preferred Stock, no par value: Authorized, 50.0 shares, unissued	—	—
Common Stock, no par value:
Authorized, 300.0 shares; Outstanding shares, 175.6 (175.3 in 2003)	175.6	175.3
Capital Surplus	1,391.8	1,390.2
Retained Earnings	1,069.9	955.1
Accumulated Other Comprehensive Income (Loss)	(2,564.5)	(2,552.8)

Total Shareholders’ Equity (Deficit)	72.8	(32.2)

Total Liabilities and Shareholders’ Equity	$10,661.3	$9,874.9

The accompanying notes are an integral part of these financial statements.

THE GOODYEAR TIRE & RUBBER COMPANY
PARENT COMPANY STATEMENT OF SHAREHOLDERS’ EQUITY (DEFICIT)

					Accumulated
					Other
	Common Stock				Comprehensive	Total
			Capital	Retained	Income	Shareholders’
	Shares	Amount	Surplus	Earnings	(Loss)	Equity
(Dollars in millions, except per share)
Balance at December 31, 2001 as originally restated(A)	163,165,698	$163.2	$1,245.4	$3,089.3	$(1,870.1)	$2,627.8
(after deducting 32,512,970 treasury shares)
Effect of restatement on periods ending on or before December 31, 2001				(0.1)	(30.9)	(31.0)

Balance at December 31, 2001 (as restated)	163,165,698	163.2	1,245.4	3,089.2	(1,901.0)	2,596.8
Comprehensive income (loss):
Net loss				(1,246.9)
Foreign currency translation (net of tax benefit of $0)					74.4
Minimum pension liability (net of tax of $42.4)					(1,283.6)
Unrealized investment gain (net of tax of $0)					7.3
Deferred derivative gain (net of tax of $0)					60.6
Reclassification adjustment for amounts recognized in income (net of tax of $0)					(64.5)
Total comprehensive loss						(2,452.7)
Cash dividends — $0.48 per share				(79.8)		(79.8)
Common stock issued from treasury:
Domestic pension funding	11,300,000	11.3	126.6			137.9
Common stock issued for acquisitions	693,740	0.7	15.2			15.9
Stock compensation plans	147,995	0.1	2.9			3.0

Balance at December 31, 2002 (as restated)	175,307,433	175.3	1,390.1	1,762.5	(3,106.8)	221.1
(after deducting 20,371,235 treasury shares) Comprehensive income (loss):
Net loss				(807.4)
Foreign currency translation (net of tax benefit of $0)					393.7
Minimum pension liability (net of tax of $2.2)					128.3
Unrealized investment gain (net of tax of $0)					4.1
Reclassification adjustment for amounts recognized in income (net of tax of $8.7)					8.8
Deferred derivative gain (net of tax of $0)					46.3
Reclassification adjustment for amounts recognized in income (net of tax of $1.9)					(27.2)
Total comprehensive loss						(253.4)
Common stock issued from treasury:
Stock compensation plans	18,996		0.1			0.1

Balance at December 31, 2003 (as restated)	175,326,429	175.3	1,390.2	955.1	(2,552.8)	(32.2)
(after deducting 20,352,239 treasury shares)
Comprehensive income (loss):
Net income				114.8
Foreign currency translation (net of tax benefit of $0)					253.2
Minimum pension liability (net of tax of $34.2)					(283.8)
Unrealized investment gain (net of tax of $0)					13.4
Deferred derivative gain (net of tax of $0)					29.6
Reclassification adjustment for amounts recognized in income (net of tax of $(3.5))					(24.1)
Total comprehensive income						103.1
Common stock issued from treasury:
Stock compensation plans	293,210	0.3	1.6			1.9

Balance at December 31, 2004	175,619,639	$175.6	$1,391.8	$1,069.9	$(2,564.5)	$72.8

(after deducting 20,059,029 treasury shares)
(A) As reported in Form 10-K filed on May 19, 2004.
The accompanying notes are an integral part of these financial statements.

THE GOODYEAR TIRE & RUBBER COMPANY
PARENT COMPANY STATEMENT OF CASH FLOWS

	Year Ended December 31,

	2004	2003	2002
(Dollars in millions)
Cash Flows from Operating Activities:
Net Income (Loss)	$114.8	$(807.4)	$(1,246.9)
Adjustments to reconcile net loss to cash flows from operating activities:
Depreciation and amortization	291.1	372.2	289.0
Amortization of debt issue costs	86.1	44.3	17.9
Deferred tax provision	(7.6)	(1.7)	1,160.7
Rationalizations	31.4	29.2	2.4
Asset sales	(30.4)	(104.5)	68.5
Insurance settlement gain	(156.6)	—	—
Minority interest and equity earnings	(6.1)	(3.2)	9.5
Net cash flows from sale of accounts receivable	—	(826.2)	55.9
Pension contributions	(124.9)	(26.8)	(150.6)
Changes in operating assets and liabilities, net of asset acquisitions and dispositions:
Accounts and notes receivable	(171.7)	10.0	(73.6)
Inventories	14.4	27.6	13.8
Accounts payable-trade	59.0	(18.0)	24.1
Prepaid expenses and other current assets	73.5	208.8	(129.9)
Deferred charges	(34.2)	8.1	(23.1)
Long term compensation and benefits	344.5	(106.3)	903.2
Accumulated other comprehensive income — deferred pension gain (loss)	(283.9)	191.0	(1,265.9)
Other long term liabilities	124.9	216.6	(82.9)
Other assets and liabilities	(141.5)	64.9	255.2

Total adjustments	68.0	86.0	1,074.2

Total cash flows from operating activities	182.8	(721.4)	(172.7)
Cash Flows from Investing Activities:
Capital expenditures	(153.2)	(158.9)	(247.1)
Asset dispositions	105.9	367.8	104.4
Asset acquisitions	(51.4)	(71.2)	(15.9)
Capital contributions to subsidiaries	(9.4)	(30.7)	(43.1)
Capital redemptions from subsidiaries	5.8	43.6	280.4
Other transactions	35.9	2.7	(30.4)

Total cash flows from investing activities	(66.4)	153.3	48.3
Cash Flows from Financing Activities:
Short term debt incurred	43.7	8.3	—
Short term debt paid	—	—	(3.6)
Long term debt incurred	1,675.3	2,379.7	0.5
Long term debt paid	(1,247.0)	(1,510.2)	(45.8)
Common stock issued	1.8	0.2	18.7
Debt issuance costs	(51.4)	(104.1)	—
Increase in restricted cash	(119.3)	(17.7)	—
Dividends paid to Goodyear shareholders	—	—	(79.8)
Other transactions	—	27.9	—

Total cash flows from financing activities	303.1	784.1	(110.0)

Net Change in Cash and Cash Equivalents	419.5	216.0	(234.4)
Cash and Cash Equivalents at Beginning of the Period	584.7	368.7	603.1

Cash and Cash Equivalents at End of the Period	$1,004.2	$584.7	$368.7

The accompanying notes are an integral part of these financial statements.

THE GOODYEAR TIRE & RUBBER COMPANY
NOTES TO PARENT COMPANY FINANCIAL STATEMENTS
ACCOUNTING POLICIES
The Parent Company follows the same accounting policies as described in the consolidated financial statements, except that it uses the equity method of accounting for its ownership interests in other subsidiaries.
LONG TERM DEBT AND FINANCING ARRANGEMENTS
At December 31, 2004, the Parent Company was a party to various long-term financing facilities. Under the terms of these facilities, the Parent Company pledged a significant portion of its assets as collateral. The collateral included the capital stock of certain subsidiaries, first-priority security interests in certain property, plant and equipment and other tangible and intangible assets, and second-priority security interests in accounts receivable, inventory and cash. In addition, the facilities contain certain covenants that, among other things, limit the Parent Company’s ability to secure additional indebtedness, make investments, and sell assets beyond specified limits. The facilities prohibit the Parent Company from paying dividends on its common stock and limit the amount of capital expenditures the Parent Company, together with its consolidated subsidiaries, may make. The facilities also contain certain financial covenants including the maintenance of a minimum consolidated net worth, a ratio of consolidated EBITDA to consolidated interest expense, and a ratio of consolidated senior secured indebtedness to consolidated EBITDA (as such terms are defined in the respective facility agreements). Repayment of the facilities is required with a defined percentage of the proceeds from certain asset sales and debt or equity issuances. For further information, refer to the Note to the Consolidated Financial Statements No. 11, Financing Arrangements and Derivative Financial Instruments.
      The annual aggregate maturities of long-term debt and capital leases for the five years subsequent to 2004 are presented below. Maturities of debt supported by the availability of revolving credit agreements have been reported on the basis that the commitments to lend under these agreements will be terminated effective at the end of their current terms.

	2005	2006	2007	2008	2009
(In millions)
Debt incurred under or supported by revolving credit agreements	$—	$—	$—	$—	$—
Other	0.6	1,812.0	0.3	0.1	—

	$0.6	$1,812.0	$0.3	$0.1	$—

COMMITMENTS AND CONTINGENT LIABILITIES
At December 31, 2004, the Parent Company had off-balance-sheet financial guarantees written and other commitments totaling $9.8 million.
      At December 31, 2004, the Parent Company had recorded costs related to a wide variety of contingencies. These contingencies included, among other things, environmental matters, workers’ compensation, general and product liability and other matters. For further information, refer to the Note to the Consolidated Financial Statements No. 20, Commitments and Contingent Liabilities.
DIVIDENDS
The Parent Company used the equity method of accounting for investments in consolidated subsidiaries during 2004, 2003 and 2002.

THE GOODYEAR TIRE & RUBBER COMPANY
NOTES TO PARENT COMPANY FINANCIAL STATEMENTS — Continued
      The following table presents dividends received during 2004, 2003 and 2002:

	2004	2003	2002
(In millions)
Consolidated subsidiaries	$155.1	$219.0	$113.1
50% or less-owned persons	0.5	2.5	1.8

	$155.6	$221.5	$114.9

Dividends received from consolidated subsidiaries included stock dividends of $14.7 million, $152.1 million and $31.9 million in 2004, 2003 and 2002, respectively.
SUPPLEMENTAL CASH FLOW INFORMATION
The Parent Company made cash payments for interest in 2004, 2003 and 2002 of $308.1 million, $234.8 million and $221.2 million, respectively. The Parent Company made net cash payments (receipts) for income taxes in 2004, 2003 and 2002 of $(10.0) million, $(43.9) million and $16.7 million, respectively.
INTERCOMPANY TRANSACTIONS
The following amounts included in the Parent Company Statement of Income have been eliminated in the preparation of the consolidated financial statements:

	2004	2003	2002
(In millions)
Sales	$1,506.2	$1,307.3	$1,255.1
Cost of goods sold	1,501.4	1,304.1	1,251.8
Interest expense	15.2	10.6	5.2
Other (income) and expense	(386.3)	(440.8)	(190.0)

Loss before income taxes	$375.9	$433.4	$188.1

SCHEDULE II — VALUATION AND QUALIFYING ACCOUNTS
Year Ended December 31,

		Additions
(In millions)	Balance						Translation
	at	Charged	Charged	Acquired	Deductions		adjustment	Balance
	beginning	(credited)	(credited)	by	from		during	at end of
Description	of period	to income	to OCI	purchase	reserves		period	period

2004

Allowance for doubtful accounts	$128.9	$50.1	$—	$—	$(42.0	)(a)	$7.4	$144.4
Valuation allowance – deferred tax assets	2,041.9	(41.1)	57.3	—	—		13.9	2,072.0

2003

Allowance for doubtful accounts	$102.1	$55.1	$—	$—	$(39.9	)(a)	$11.6	$128.9
Valuation allowance – deferred tax assets	1,811.7	307.9	(66.6)	—	(11.1)		—	2,041.9

2002

Allowance for doubtful accounts	$88.1	$39.1	$—	$—	$(29.1	)(a)	$4.0	$102.1
Valuation allowance – deferred tax assets	258.4	1,245.1	352.9	—	(44.7)		—	1,811.7

Note:(a) Accounts and notes receivable charged off.

Report of Independent Registered Public Accounting Firm
The Partners
South Pacific Tyres:
      We have audited the accompanying consolidated statement of financial position of South Pacific Tyres (the Partnership) as of June 30, 2004, 2003 and 2002 and the related consolidated statements of financial performance, partners’ equity and cash flows for each of the years in the three-year-period ended June 30, 2004. These consolidated financial statements are the responsibility of the Partnerships’ management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
      We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
      In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Partnership as of June 30, 2004, 2003 and 2002, and the results of its operations and its cash flows for each of the years in the three-year period ended June 30, 2004 in conformity with generally accepted accounting principles in Australia.
      Accounting principles generally accepted in Australia vary in certain significant respects from accounting principles generally accepted in the United States. Information relating to the nature and effect of such differences as it relates to Partnership is presented in Notes 31 to 33 to the consolidated financial statements. The application of accounting principles generally accepted in the United States would have affected consolidated financial performance for each of the years in the three-year period ended June 30, 2004 and the determination of partners’ equity as of June 30, 2004, 2003 and 2002, to the extent summarized in Notes 31 to 33 to the consolidated financial statements.
      As discussed in Note 31 to the consolidated financial statements, the Partnership has restated its description of significant differences between generally accepted accounting principles in Australia and generally accepted accounting principles in the United States and their effects on financial performance and partners’ equity for each of the years in the two-year period ended June 30, 2003.

/s/ KPMG
Dated in Melbourne, Australia
October 13, 2004,
except for notes 31, 32 and 33
which are as of March 15, 2005

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
Statement of Financial Performance
For the Year Ended 30th June 2004

		2004	2003	2002
	Notes	$	$	$

Revenue from sale of goods	3	763,609,409	737,027,575	769,790,943
Revenue from rendering services	3	55,127,229	56,569,421	59,595,043
Other revenues from ordinary activities	3	6,503,245	6,407,910	7,615,697

Total revenue from ordinary activities		825,239,883	800,004,906	837,001,683
Cost of goods sold		591,739,184	587,501,675	647,665,319
Selling, Administrative and General Expenses		218,086,061	219,985,037	225,688,548
Significant items	4(a)	11,790,923	9,752,650	93,108,359
Borrowing costs	4(b)	21,937,942	17,834,103	13,660,548
Other expenses from ordinary activities		297,389	287,389	485,062

Expenses from ordinary activities		843,851,499	835,360,854	980,607,836

Loss from ordinary activities before related income tax expense		(18,611,616)	(35,355,948)	(143,606,153)

Income tax expense/(benefit) relating to ordinary activities	6(a)	3,869,684	4,207,837	(13,579,453)

Loss from ordinary activities after related income tax expense		(22,481,300)	(39,563,785)	(130,026,700)
Net loss attributable to outside equity interests	21	—	—	(470)

Net Loss after income tax attributable to the consolidated entity		(22,481,300)	(39,563,785)	(130,027,170)

See accompanying notes to financial statements.

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
Statement of Financial Position
As at 30th June 2004

		2004	2003	2002
	Notes	$	$	$

CURRENT ASSETS
Cash assets	7	56,435,875	15,229,939	37,100,672
Receivables	8	130,174,880	137,441,630	141,657,657
Inventories	9	147,411,193	162,032,137	160,741,965
Prepayments	10	3,219,753	3,323,269	2,258,575

TOTAL CURRENT ASSETS		337,241,701	318,026,975	341,758,869

NON-CURRENT ASSETS
Receivables	8	1,651,270	9,546,303	30,384,952
Property, plant and equipment	12	197,823,676	218,425,028	202,827,093
Intangible assets	13	4,498,952	4,916,874	5,204,262
Deferred tax assets	6(c)	14,516,753	18,231,572	22,441,327

TOTAL NON-CURRENT ASSETS		218,490,651	251,119,777	260,857,634

TOTAL ASSETS		555,732,352	569,146,752	602,616,503

CURRENT LIABILITIES
Payables	14	144,028,406	159,953,830	161,782,718
Interest bearing liabilities	15	188,484,663	171,413,834	142,395,212
Current tax liabilities	6(b)	290,809	135,944	58,887
Provisions	16	54,318,272	53,365,690	102,837,858

TOTAL CURRENT LIABILITIES		387,122,150	384,869,298	407,074,675

NON-CURRENT LIABILITIES
Payables	14	704,179	7,986,959	28,491,815
Interest bearing liabilities	15	125,707,508	111,097,444	61,095,014
Provisions	16	6,357,177	6,883,413	7,978,203

TOTAL NON-CURRENT LIABILITIES		132,768,864	125,967,816	97,565,032

TOTAL LIABILITIES		519,891,014	510,837,114	504,639,707

PARTNERS’ EQUITY
Contributed equity	18	317,688,138	317,675,138	317,675,138
Reserves	19	12,374,551	12,570,229	12,570,229
Accumulated losses	20	(294,221,351)	(271,935,729)	(232,268,571)

TOTAL PARTNERS’ EQUITY		35,841,338	58,309,638	97,976,796
Outside equity interest	21	—	—	—

TOTAL PARTNERS’ EQUITY		35,841,338	58,309,638	97,976,796

TOTAL LIABILITIES AND PARTNERS’ EQUITY		555,732,352	569,146,752	602,616,503

See accompanying notes to financial statements.

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
Statement of Partners’ Equity

		Outside			Total
	Contributed	Equity	Accumulated		Partners’
	Equity	Interest	Losses	Reserves	Equity

Balance at June 30, 2001	317,675,137	485,688	(98,587,215)	9,220,023	228,793,633
Net loss			(130,027,170)		(130,027,170)
Foreign currency translation				(303,980)	(303,980)
Foreign Currency Translation Reserve — disposal			(3,645,848)	3,645,848
Asset Revaluation Reserve — disposal			(8,338)	8,338
Outside equity interest reduction		(485,688)			(485,688)
Additional contributed equity	1				1

Balance at June 30, 2002	317,675,138	—	(232,268,571)	12,570,229	97,976,796
Net loss			(39,563,785)		(39,563,785)
Initial adoption of AASB1028			(103,373)		(103,373)

Balance at June 30, 2003	317,675,138	—	(271,935,729)	12,570,229	58,309,638
Net loss			(22,481,300)		(22,481,300)
Asset Revaluation Reserve — disposal			195,678	(195,678)
Additional contributed equity	13,000				13,000

Balance at June 30, 2004	317,688,138	—	(294,221,351)	12,374,551	35,841,338

See accompanying notes to financial statements.

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
Statement of Cash Flows
For the Year Ended 30th June 2004

		2004	2003	2002
		$	$	$
		Inflows	Inflows	Inflows
	Notes	(Outflows)	(Outflows)	(Outflows)

Cash flows from operating activities
Cash receipts in the course of operations		941,655,101	836,176,622	856,792,111
Cash payments in the course of operations		(908,776,962)	(882,305,840)	(870,905,731)
Interest received		1,160,246	1,935,297	3,689,606
Borrowing costs paid		(13,589,472)	(12,737,555)	(13,368,875)
Income taxes (paid)/refunded	6(b)	—	79,774	(112,184)

Net cash provided by/(used in) operating activities	30(c)	20,448,913	(56,851,702)	(23,905,073)

Cash flows from investing activities
Proceeds on disposal of controlled entities		—	—	1,983,805
Proceeds on disposal of property, plant and equipment		5,342,999	4,472,613	2,919,839
Payments for businesses, (net of cash acquired)	30(b)	—	—	(1,246,831)
Payments for property, plant and equipment		(16,279,869)	(48,512,695)	(14,750,236)

Net cash used in investing activities		(10,936,870)	(44,040,082)	(11,093,423)

Cash flows from financing activities
Proceeds from partner contributions		13,000	—	—
Proceeds from borrowings		49,782,954	79,333,371	136,589,773
Repayment of borrowings		(18,195,000)	—	(79,935,051)
Dividends paid		—	—	(2,146)

Net cash provided by financing activities		31,600,954	79,333,371	56,652,576

Net increase/(decrease) in cash held		41,112,997	(21,558,413)	21,654,080
Cash at the beginning of the financial year		14,539,451	36,097,864	14,170,702
Effects of exchange rate fluctuations on the balances of cash held in foreign currencies		—	—	273,082

Cash at the end of the financial year	30(a)	55,652,448	14,539,451	36,097,864

See accompanying notes to financial statements.

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS
For the Year Ended 30th June 2004

Note 1.	Statement of Significant Accounting Policies
General
      The principal activities of the consolidated entity during the period were:

•	Manufacture of tyres for vehicles

•	Wholesaling and retailing of vehicle and aircraft tyres in Australia
      There were no significant changes in the nature of the principal activities of the consolidated entity during the year.
      The significant policies which have been adopted in the preparation of this financial report are:

(a)	Basis of Preparation
      In accordance with Section 11 of the Partnership Agreement, South Pacific Tyres (“the consolidated entity”) is required to prepare a financial report as if it were a public company under the provisions of the Corporations Act 2001.
      In the opinion of the directors, the consolidated entity is not a reporting entity. The financial report of the consolidated entity has been drawn up as a special purpose financial report for distribution to the partners and for the purpose of fulfilling the requirements of the Corporations Act 2001.
      The financial reports has been prepared in accordance with the Corporations Act 2001, the recognition and measurements aspects of all applicable accounting standards and other mandatory professional reporting requirements (Urgent Issues Group Consensus Views) that have a material effect.
      The financial report has been prepared on the accrual basis of accounting as defined in AASB1001, Accounting Policies, using historical cost convention and going concern assumption. Except where stated, it does not take into account changing money values or current valuations of non-current assets.
      These accounting policies have been consistently applied by each entity in the consolidated entity and, except where there is a change in accounting policy, are consistent with those of the previous year.

(b)	Principles of Consolidation

Controlled Entities
      The financial statements of controlled entities are included from the date control commences until the date control ceases.
      Outside interests in the equity and results of the entities that are controlled by the consolidated entity are shown as a separate item in the consolidated financial statements.

Transactions Eliminated on Consolidation
      Unrealised gains and losses and inter-entity balances resulting from transactions with or between controlled entities are eliminated in full on consolidation.

(c)	Revenue Recognition — Note 3
      Revenues are recognised at fair value of the consideration received net of the amount of goods and services tax (GST) payable to the taxation authority.

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 1.	Statement of Significant Accounting Policies (Continued)

Sale of Goods
      Revenue from the sale of goods is recognised (net of returns, discounts and allowances) when control of the goods passes to the customer.

Rendering of Services
      Revenue from rendering services is recognised when the service has been completed.

Interest Revenue
      Interest revenue is recognised as it accrues, taking into account the effective yield on the financial asset.

Sale of Non-Current Assets
      The gross proceeds of non-current asset sales are included as revenue at the date control of the asset passes to the buyer, usually when an unconditional contract of sale is signed.
      The gain or loss on disposal is calculated as the difference between the carrying amount of the asset at the time of disposal and the net proceeds on disposal (including incidental costs).

(d)	Goods and Services Tax
      Revenues, expenses and assets are recognised net of the amount of goods and services tax (GST), except where the amount of GST incurred is not recoverable from the Australian Tax Office (ATO). In these circumstances the GST is recognised as part of the cost of acquisition of the asset or as part of an item of the expense.
      Receivables and payables are stated with the amount of GST included.
      The net amount of GST recoverable from, or payable to, the ATO is included as a current asset or current liability in the statement of financial position.
      Cash flows are included in the statement of cash flows on a gross basis. The GST components of cash flows arising from investing and financing activities which are recoverable from, or payable to, the ATO are classified as operating cash flows.

(e)	Foreign Currency

Transactions
      Foreign currency transactions are translated to Australian currency at the rates of exchange ruling at the dates of the transactions. Amounts receivable and payable in foreign currencies at reporting date are translated at the rates of exchange ruling on that date.
      Exchange differences relating to amounts payable and receivable in foreign currencies are brought to account as exchange gains or losses in the statement of financial performance in the financial year in which the exchange rates change.

Translation of Controlled Foreign Entities
      The assets and liabilities of foreign operations that are self-sustaining are translated at the rates of exchange ruling at reporting date. Equity items are translated at historical rates. The statements of financial performance are translated at a weighted average rate for the year. Exchange differences arising on translation

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 1.	Statement of Significant Accounting Policies (Continued)
are taken directly to the foreign currency translation reserve until the disposal, or partial disposal, of the operations.
      The balance of the foreign currency translation reserve relating to a foreign operation that is disposed of, or partially disposed of, is transferred to retained profits in the year of disposal.

(f)	Derivatives
      The consolidated entity is exposed to changes in interest rates, foreign exchange rates and commodity prices from its activities. The consolidated entity uses the following derivative financial instruments to hedge these risks: interest rate swaps and forward foreign exchange contracts. Derivative financial instruments are not held for speculative purposes.

Hedges

Anticipated Transactions
      Transactions are designated as a hedge of the anticipated specific purchase or sale of goods or services, purchase of qualifying assets, or an anticipated interest transaction, only when they are expected to reduce exposure to the risks being hedged, are designated prospectively so that it is clear when an anticipated transaction has or has not occurred and it is probable the anticipated transaction will occur as designated. Gains or losses on the hedge arising up to the date of the anticipated transaction, together with any costs or gains arising at the time of entering into the hedge, are deferred and included in the measurement of the anticipated transaction when the transaction has occurred as designated. Any gains or losses on the hedge transaction after that date are included in the statement of financial performance.
      The net amounts receivable or payable under open swaps and forward rate agreements and the associated deferred gains or losses are not recorded in the statement of financial position until the hedge transaction occurs. When recognised the net receivables or payables are then revalued using the foreign currency and interest rates current at reporting date. Refer to Note 22.
      When the anticipated transaction is no longer expected to occur as designated, the deferred gains or losses relating to the hedged transaction are recognised immediately in the statement of financial performance.
      Where a hedge transaction is terminated early and the anticipated transaction is still expected to occur as designated, the deferred gains or losses that arose on the hedge prior to its termination continue to be deferred and are included in the measurement of the purchase or sale or interest transaction when it occurs. Where a hedge transaction is terminated early because the anticipated transaction is no longer expected to occur as designated, deferred gains or losses that arose on the hedge prior to its termination are included in the statement of financial performance for the period.
      Where a hedge is redesignated as a hedge of another transaction, gains or losses arising on the hedge prior to its redesignation are only deferred where the original anticipated transaction is still expected to occur as designated. When the original anticipated transaction is no longer expected to occur as designated, any gains or losses relating to the hedge instrument are included in the statement of financial performance for the period.
      Gains or losses that arise prior to and upon the maturity of transactions entered into under hedge rollover strategies are deferred and included in the measurement of the hedged anticipated transaction if the transaction is still expected to occur as designated. If the anticipated transaction is no longer expected to occur as designated, the gains or losses are recognised immediately in the statement of financial performance.

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 1.	Statement of Significant Accounting Policies (Continued)

Other Hedges
      All other hedge transactions are initially recorded at the relevant rate at the date of the transaction. Hedges outstanding at reporting date are valued at the rates ruling on that date and any gains or losses are brought to account in the statement of financial performance.
      Cost or gains arising at the time of entering into the hedge are deferred and amortised over the life of the hedge.

(g)	Borrowing Costs
      Borrowing costs include interest, amortisation of discounts or premiums relating to borrowings and amortisation of ancillary costs incurred in connection with arrangement of borrowings.
      Interest payments in respect of financial instruments classified as liabilities are included in borrowing costs.
      Where interest rates are hedged or swapped, the borrowing costs are recognised net of any effect of the hedge or the swap.
      Borrowing costs are expensed as incurred unless they relate to qualifying assets. Qualifying assets are assets which take more than 12 months to get ready for their intended use or sale. In these circumstances, borrowing costs are capitalised to the cost of the asset. Where funds are borrowed specifically for the acquisition, construction or production of a qualifying asset, the amount of borrowing costs capitalised is those incurred in relation to that borrowing, net of any interest earned on those borrowings. Where funds are borrowed generally, borrowing costs are capitalised using a weighted average capitalisation rate.

(h)	Taxation — Note 6

Consolidated Entity
      Income tax is only provided for in the financial statements in respect of the corporate entities forming part of the consolidated entity of South Pacific Tyres.

Controlled Entities
      The controlled entities adopt the income statement liability method of tax effect accounting.
      Income tax expense is calculated on operating profit adjusted for permanent differences between taxable and accounting income. The tax effect of timing differences, which arise from the items being brought to account in different periods for income tax and accounting purposes, is carried forward in the statement of financial position as a future income tax benefit or a provision for deferred income tax.
      Future income tax benefits are not brought to account unless realisation of the asset is assured beyond reasonable doubt. Future income tax benefits relating to tax losses are only brought to account when their realisation is virtually certain. The tax effects of capital losses are not recorded unless realisation is virtually certain.

(i)	Accounting for Acquisitions
      Acquired businesses are accounted for on the basis of the cost method. Fair values are assigned at the date of acquisition to all the identifiable underlying assets acquired and to the liabilities assumed. Specific assessment is undertaken at the date of acquisition of any additional costs to be incurred.

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 1.	Statement of Significant Accounting Policies (Continued)
      Goodwill, representing the excess of the purchase consideration plus incidental costs over the fair value of the identifiable net assets acquired on the acquisition of the business, is amortised to the statement of financial performance using the following criteria:

Goodwill Acquired	Write-Off Period

Up to $1.25m	Written off over 5 years in equal installments, but at a rate of not less than $250,000 pa
Over $1.25m	Written off over 20 years on a straight line basis, but at a rate of not less than $250,000 pa
      The unamortised balance of goodwill is reviewed at least annually. Where the balance exceeds the value of expected future benefits, the difference is charged to the statement of financial performance.
      For the purposes of this review process, goodwill is allocated to cash generating units (which equates to the consolidated entity’s reportable business units) upon acquisition. Acquired businesses can readily be allocated to one of the business units on the basis of product manufactured and/or marketed.

Acquisitions of Assets
      All assets acquired, including property, plant and equipment and intangibles other than goodwill, are initially recorded at their cost of acquisition at the date of acquisition, being the fair value of the consideration provided plus incidental costs directly attributable to the acquisition. Acquired in-process research and development is only recognised as a separate asset when future benefits are expected beyond any reasonable doubt to be recoverable.
      Where settlement of any part of cash consideration is deferred, the amounts payable are recorded at their present value, discounted at the rate applicable to the consolidated entity if a similar borrowing were obtained from an independent financier under comparable terms and conditions. The unwinding of the discount is treated as interest expense.
      The costs of assets constructed or internally generated by the consolidated entity, other than goodwill, include the cost of materials and direct labour. Directly attributable overheads and other incidental costs are also capitalised to the asset. Borrowing costs are capitalised to qualifying assets as set out in Note 1(g).
      Expenditure, including that on internally generated assets other than research and development costs, is only recognised as an assets when the entity controls future economic benefits as a result of the costs incurred that are probable and can be measured reliably. Costs attributable to feasibility and alternative approach assessments are expensed as incurred.

Subsequent Additional Costs
      Costs incurred on assets subsequent to initial acquisition are capitalised when it is probable that future economic benefits in excess of the originally assessed performance of the asset will flow to the consolidated entity in future years, otherwise, expensed as incurred.

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 1.	Statement of Significant Accounting Policies (Continued)

Research and Development Costs
      Research and development expenditure is expensed as incurred.

(j)	Use and Revisions of Accounting Estimates
      The preparation of the financial report requires the making of estimates and assumptions that affect the recognised amounts of assets, liabilities, revenues and expenses and the disclosure of contingent liabilities. The estimates and associated assumptions are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis of making the judgements about carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates.
      The estimates and underlying assumptions are viewed on an ongoing basis. Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period, or in the period of the revision and future periods if the revision affects both current and future periods.
(k) Receivables — Note 8
      The collectibility of debts is assessed at reporting date and specific provision is made for any doubtful accounts.

Trade Debtors
      Trade debtors to be settled within agreed terms are carried at amounts due.

(l)	Inventories — Note 9
      Raw materials and stores, work in progress and finished goods are carried at the lower of cost allocated and net realisable value.
      Cost includes direct materials, direct labour, other direct variable costs and allocated production overheads necessary to bring inventories to their present location and condition, based on normal operating capacity of the production facilities.

Manufacturing Activities
      The cost of manufacturing inventories and work-in-progress are assigned on a first-in, first-out basis. Costs arising from exceptional wastage are expensed as incurred.

Net Realisable Value
      Net realisable value is determined on the basis of each inventory line’s normal selling pattern. Expenses of marketing, selling and distribution to customers are estimated and are deducted to establish net realisable value.

(m)	Investments — Note 11
      Investments in controlled entities are carried in the financial statements of the consolidated entity at the lower of cost and recoverable amount.

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 1.	Statement of Significant Accounting Policies (Continued)

(n)	Leased Assets
      Leases under which the company assumes substantially all the risks and benefits of ownership are classified as finance leases. Other leases are classified as operating leases.

Operating Leases
      Payments made under operating leases are expensed on a straight line basis over the term of the lease, except where an alternative basis is more representative of the pattern of benefits to be derived from the leased property. Also refer to Note 23.

(o)	Recoverable Amount of Non-Current Assets Valued on Cost Basis
      The carrying amount of non-current assets valued on the cost basis are reviewed to determine whether they are in excess of their recoverable amount at reporting date. If the carrying amount of a non-current asset exceeds its recoverable amount, the asset is written down to the lower amount. The write-down is expensed in the reporting period in which it occurs.
      Where a group of assets working together supports the generation of cash inflows, recoverable amount is assessed in relation to that group of assets. In assessing recoverable amounts of non-current assets, the relevant cash flows have not been discounted to their present value.

(p)	Depreciation and Amortisation

Complex Assets
      The components of major assets that have materially different useful lives, are effectively accounted for as separate assets, and are separately depreciated.

Useful Lives
      All non-current assets have limited useful lives and are depreciated/ amortised using the straight line method over their estimated useful lives.
      Assets are depreciated or amortised from the date of acquisition or, in respect of internally constructed assets, from the time an asset is completed and held ready for use.
      Depreciation and amortisation rates and methods are reviewed annually for appropriateness. When changes are made, adjustments are reflected prospectively in current and future periods only. Depreciation and amortisation are expensed, except to the extent that they are included in the carrying amount of another asset as an allocation of production overheads.
      The depreciation/ amortisation rates used for each class of asset are as follows:

	2004	2003	2002

Freehold buildings	2.50%	2.50%	2.50%
Leasehold buildings and improvements	2.5%-40%	2.5%-40%	2.5%-40%
Plant and equipment	6.7%-33.33%	6.7%-33.33%	6.7%-33.33%
Leased plant and equipment	10%-20%	10%-20%	10%-20%

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 1.	Statement of Significant Accounting Policies (Continued)

(q)	Payables — Note 14
      Liabilities are recognised for amounts to be paid in the future for goods or services received. Trade accounts payable are settled within agreed terms.

(r)	Interest Bearing Liabilities — Note 15
      Bank loans are recognised at their principal amount, subject to set-off arrangements. Interest expense is accrued at the contracted rate.
      Debentures, bills of exchange and notes payable are recognised when issued and the net proceeds received, with the premium or discount on issue amortised over the period of maturity. Interest expense is recognised on an effective yield basis.

(s)	Employee Benefits

Wages, Salaries, Annual Leave, Sick Leave and Non-Monetary Benefits
      Liabilities for employee benefits for wages, salaries, annual leave and sick leave expected to be settled within 12 months of the year-end represent present obligations resulting from employees’ services provided up to the reporting date, calculated at undiscounted amounts based on remuneration wage and salary rates that the consolidated entity expects to pay as at reporting date including related on-costs. Related on-costs have been included in trade creditors.

Long Service Leave
      The provision for employee benefits to long service leave represents the present value of the estimated future cash outflows to be made resulting from employees’ services provided to reporting date.
      The provision is calculated using the expected future increases in wage and salary rates including related on-costs and expected settlement dates based on turnover history and is discounted using the rates attaching to national government bonds at reporting date which most closely match the terms of maturity of the related liabilities. The unwinding of the discount is treated as long service leave expense.

Superannuation Plan
      The partnership and its controlled entities contribute to various defined benefit and accumulation superannuation plans. Contributions are recognised as an expense as they are made. Further information is set out in Note 26.

(t)	Provisions
      A provision is recognised when there is a legal, equitable or constructive obligation as a result of a past event and it is probable that a future sacrifice of economic benefits will be required to settle the obligation, the timing or amount of which is uncertain.
      If the effect is material, a provision is determined by discounting the expected future cash flows (adjusted for expected future risks) required to settle the obligation at a pre tax rate that reflects current market assessments of the time value of money and the risks specific to the liability. The unwinding of the discount is treated as part of the expense related to the particular provision.

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 1.	Statement of Significant Accounting Policies (Continued)

Restructuring and Rationalisation
      A provision for restructuring including termination benefits is only recognised when a detailed plan has been approved and the restructuring has either commenced or been publicly announced. Costs relating to ongoing activities are not provided for. The liability for termination benefits are included in the provision for Rationalisation and restructure (Note 16).

Surplus Leased Premises
      Provision is made for non-cancellable operating lease rentals payable on surplus leased premises when it is determined that no substantive future benefit will be obtained from its occupancy and sub-lease rentals are less.
      The estimate is calculated based of discounted net future cash flows, using the interest rate implicit in the lease or an estimate thereof.

(u)	Advertising
      Under AGAAP, Advertising is generally expensed as the service is performed. Costs incurred under the consolidated entity’s cooperative advertising program with dealers and franchisees are recorded as reductions of sales as related revenues are recognised.

(v)	Environmental Remediation
      The consolidated entity expenses environmental expenditures related to existing conditions resulting from past or current operations and from which no current or future benefit is discernible. South Pacific Tyres determines its liability on a site by site basis and records a liability at the time when it is probable and can be reasonably estimated.

Note 2.	Change in Accounting Policy

Employee Benefits
      The consolidated entity have applied the revised AASB 1028 “Employee Benefits” for the first time from 1 July 2002.
      The liability for wages and salaries, annual leave and sick leave is now calculated using the remuneration rates the consolidated entity expects to pay as at each reporting date, not wage and salary rates current at reporting date.
      The initial adjustments to the consolidated financial report as at 1 July 2002 as a result of this change are:

•	$103,373 increase in provision for employee benefits

•	$103,373 decrease in opening retained profits
      As a result of this change in accounting policy, employee benefits expense increased by $139,957 and the income tax expense decreased by $2,222 for the year to 30 June 2003.

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 3.	Revenue from Ordinary Activities

	2004	2003	2002
	$	$	$

Sale of goods revenue from ordinary activities	763,609,409	737,027,575	769,790,943
Rendering of services revenue from ordinary activities	55,127,229	56,569,421	59,595,043
Other revenue from ordinary activities
Interest:
Associated entities	27,693	814,052	1,828,580
Other parties	1,132,553	1,121,245	1,861,026
Revenues from outside ordinary activities
Gross proceeds from sale of non-current assets	5,342,999	4,472,613	3,926,091

Total other revenue	6,503,245	6,407,910	7,615,697

Total revenue from ordinary activities	825,239,883	800,004,906	837,001,683

Note 4.	Profit from Ordinary Activities Before Income Tax Expense
      (a) Individually significant expenses/(revenues) included in profit from ordinary activities before income tax expense:

	2004	2003	2002
	$	$	$

Closure of Footscray & Thomastown tyre factories	9,458,682	3,927,911	94,900,000
Closure of BA Hamill	—	(1,769,227)	2,900,000
Retail store restructure programme	—	928,524	1,924,813
Reverse Radial truck factory plant & equipment storage and removal provision	(1,967,197)	—	—
Closure of radial truck tyre factory	—	—	(3,516,017)
Norhead dispute settlement	—	2,565,442	1,500,000
Retreading plant closures	513,743	—	—
Somerton factory plant & equipment stocktake loss	4,036,631	—	—
Write down of Thomastown/Footscray properties to recoverable amount	2,219,064	—	—
Activity alignment	—	—	(4,600,437)
Superannuation shortfall deficit/(gain) accrual	(2,470,000)	4,100,000	—

	11,790,923	9,752,650	93,108,359

      (b) Profit from ordinary activities before income tax expense has been arrived at after charging/ (crediting) the following items:

	2004	2003	2002
	$	$	$

Cost of goods sold	591,739,184	587,501,675	647,665,319
Write-down of Property, Plant & Equipment to recoverable amount	2,219,064	—	—

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 4.	Profit from Ordinary Activities Before Income Tax Expense (Continued)
      Relates to Footscray and Thomastown tyre plants. Fair value determined by registered valuer, Knight Frank, in 2004.

	2004	2003	2002
	$	$	$

Depreciation of:
Buildings	251,849	175,527	104,319
Plant and equipment	21,894,326	19,469,383	26,628,428

	22,146,175	19,644,910	26,732,747

Amortisation of:
Leasehold land and buildings	1,158,908	1,076,008	1,315,525
Goodwill	297,389	287,389	485,062

	1,456,297	1,363,397	1,800,587

Total depreciation and amortisation	23,602,472	21,008,307	28,533,334

Borrowing costs
Associated entities	8,904,264	5,816,482	3,164,641
Bank loans and overdrafts	13,033,678	12,017,621	10,495,907

Total borrowing costs	21,937,942	17,834,103	13,660,548

      (b) Profit from ordinary activities before income tax has been arrived at after charging/(crediting) the following items: (continued)

	2004	2003	2002
	$	$	$

Research and development expenditure
Expensed as incurred	1,573,420	2,849,443	1,938,620
Net bad and doubtful debts expense including movements in provision for doubtful debts	624,867	619,922	1,487,774
Net expense for movements in provision for:
Employee entitlements	23,330,487	18,361,047	83,347,032
Rationalisation and restructuring costs	2,162,833	2,565,442	91,183,546
Rebates and allowances	27,265,039	19,542,569	19,979,619
Net foreign exchange (gain)/loss:
Borrowings	165,022	(8,205)	(13,907)
Net loss on disposal/writedown of non-current assets:
Property, plant and equipment	6,134,607	7,721,228	13,327,002
Investments	—	—	625,815
Operating lease rental expense
Minimum lease payments	30,522,660	30,138,477	31,589,141

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 5.	Auditors’ Remuneration

	2004	2003	2002
	$	$	$

Audit services
Auditors of the company — KPMG Australia	312,437	330,000	388,622
For other services
Auditors of the company — KPMG Australia	3,901	—	2,550

Note 6.	Taxation

(a)	Income Tax Expense

	2004	2003	2002
	$	$	$

Prima facie income tax expense/(benefit) calculated at 30% (2003: 30%) (2002: 30%) on the profit/(loss) from ordinary activities	(5,583,485)	(10,606,784)	(43,081,846)
Increase in income tax expense due to:
Depreciation on buildings	68,953	65,465	61,316
Amortisation of goodwill	89,217	86,217	145,519
Thin Capitalisation	1,033,514	401,549	—
Entertainment	322,092	213,606	196,069
Sundry items	412,945	84,401	219,335
Decrease in income tax expense due to:
Effects of lower/ higher rates of tax on overseas income	—	—	157
Tax at standard rate on consolidated entity profits attributed to partners	(7,679,125)	(13,350,470)	(29,039,039)
Income tax expense/(benefit) on operating profit/(loss) before individually significant income tax items	4,022,361	3,594,924	(13,420,725)
Add: Income tax under/(over) provided in prior year	(152,677)	612,913	(158,728)

Income tax expense/(benefit) attributable to operating profit	3,869,684	4,207,837	(13,579,453)

Income tax expense/(benefit) attributable to operating profit is made up of:
Current income tax provision	4,633,950	2,057,845	(11,560,219)
Under/(over) provision in prior year	(152,677)	612,913	(158,728)
Future income tax benefit	(611,589)	1,537,079	(1,860,506)

	3,869,684	4,207,837	(13,579,453)

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 6.	Taxation (Continued)

(b)	Current Tax Liabilities

	2004	2003	2002
	$	$	$

Provision for current income tax
Movements during the year:
Balance at the beginning of year	135,944	58,887	167,096
Income tax (paid)/received	—	79,774	(112,184)
Under/(over) provision in prior year	539	635,755	(72,516)
Current year’s income tax expense/(benefit) on operating loss	4,633,949	2,057,845	(11,560,219)
Disposal of controlled entity	—	—	78,048
Tax loss transferred to FITB	(4,479,623)	(2,696,317)	11,558,662

	290,809	135,944	58,887

(c)	Deferred Tax Assets
Future Income Tax Benefit
      Future income tax benefit comprises the estimated future benefit at the applicable rate of 30% (2003: 30%) (2002: 30%) on the following items:

	2004	2003	2002
	$	$	$

Accumulated non-allowable provisions	5,761,608	4,979,376	6,499,991
Accumulated tax losses	8,755,145	13,252,196	15,941,336

	14,516,753	18,231,572	22,441,327

      The tax effect of temporary differences that give rise to significant portions of the future income tax benefit are presented below:

Trading stock adjustments	166,306	36,887	30,409
Depreciation on property, plant and equipment	(1,586,941)	(2,018,708)	(2,132,392)
Provisions	6,892,310	6,931,368	8,533,692
Accruals	237,699	160,408	251,990
Accumulated tax losses	8,755,145	13,252,196	15,941,336
Other	52,234	(130,579)	(183,708)

	14,516,753	18,231,572	22,441,327

      An amount of $48,389,177 of taxable income must be earned to allow for the realisation of the deferred tax assets in the foreseeable future. The combined taxable income of Tyre Marketers (Australia) Limited and SACRT Trading Pty Ltd in 2004 was $16,687,301 (2003 $6,919,370) and (2002 $36,556,061 loss). In the opinion of the directors of the consolidated entity, it is virtually certain that the results of future operations will generate sufficient taxable income to realise the deferred tax assets.
      The consolidated entity has unrecognised capital tax losses of $21,271,173 in 2004 (2003 $22,081,014) and (2002 $22,817,537).

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 6.	Taxation (Continued)
      As a consequence of the substantive enactment of the Tax Consolidation legislation and since the consolidated entity had not notified the Australian Tax Office at the date of signing this report of the implementation date for the tax consolidation, the consolidated entity has applied UIG39 “Effects of Proposed Tax Consolidation Legislation on Deferred Tax Balances”. There was no impact on the consolidated entity’s future income tax benefits, as at 30 June 2004.

Note 7.	Cash Assets

	2004	2003	2002
	$	$	$

Cash	56,435,875	5,629,939	8,400,672
Bank short term deposits, maturing daily and paying interest at a weighted average interest rate of 4.7% (2003: 4.5%) (2002: 4.7%)	—	9,600,000	28,700,000

	56,435,875	15,229,939	37,100,672

Note 8.	Receivables

	2004	2003	2002
	$	$	$

Current
Gross debtors	127,149,457	132,004,740	138,762,403
Less: Provision for doubtful trade debtors	(1,730,468)	(2,655,040)	(3,050,317)

	125,418,989	129,349,700	135,712,086
Other debtors	4,755,891	8,091,930	5,945,571

	130,174,880	137,441,630	141,657,657
Non-current
Other debtors	1,651,270	9,546,303	30,384,952

	131,826,150	146,987,933	172,042,609

      Other debtor amounts generally arise from transactions outside the usual operating activity of the consolidated entity.

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 9.	Inventories

	2004	2003	2002
	$	$	$

Current
Raw materials and stores at cost	8,406,434	11,548,888	10,302,933
Less: Provision for stock obsolescence	(56,185)	(462,697)	(490,527)

Raw materials and stores at net realisable value	8,350,249	11,086,191	9,812,406

Work in progress at cost	5,024,033	7,779,196	4,950,537
Less: Provision for stock obsolescence	—	—	(70,301)

Work in progress at net realisable value	5,024,033	7,779,196	4,880,236

Finished goods at cost	132,113,591	138,819,804	142,658,001
Less: Provision for stock obsolescence	(853,652)	(889,531)	(1,816,842)

Finished goods at net realisable value	131,259,939	137,930,273	140,841,159

Other stocks at cost	3,215,229	6,519,272	6,390,959
Less: Provision for stock obsolescence	(438,257)	(1,282,795)	(1,182,795)

Other stocks at net realisable value	2,776,972	5,236,477	5,208,164

	147,411,193	162,032,137	160,741,965

Note 10.	Other Current Assets

	2004	2003	2002
	$	$	$

Prepayments	3,219,753	3,323,269	2,258,575

Note 11.	Other Financial Assets

	2004	2003	2002
	$	$	$

Non-current
Investments in controlled entities
Unlisted shares at cost	—	—	—

	—	—	—

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 12.	Property, Plant and Equipment

	2004	2003	2002
	$	$	$

Freehold land
At cost	2,508,947	3,350,000	3,350,000

	2,508,947	3,350,000	3,350,000

Freehold buildings
At cost	10,769,845	11,886,348	11,841,455
Accumulated depreciation	(1,275,597)	(1,184,367)	(1,008,840)

	9,494,248	10,701,981	10,832,615

Leasehold land and buildings
At cost	34,438,146	57,165,525	57,096,991
Accumulated amortisation	(6,779,839)	(7,366,006)	(6,667,761)

	27,658,307	49,799,519	50,429,230
Held for sale at recoverable amount	19,104,877	—	—

	46,763,184	49,799,519	50,429,230

Plant and equipment
At cost	346,754,924	357,168,327	369,419,397
Accumulated depreciation	(211,578,026)	(227,312,706)	(242,149,279)

	135,176,898	129,855,621	127,270,118
Held for sale at recoverable amount	145,123	—	—

	135,322,021	129,855,621	127,270,118

Buildings and plant under construction
At cost	3,735,276	24,717,907	10,945,130

Total property, plant and equipment net book value	197,823,676	218,425,028	202,827,093

      Assets held for sale relate to Footscray tyre plant closed in December 2001 and Thomastown tyre plant closed in July 2002.
Reconciliations
      Reconciliations of the carrying amounts for each class of property, plant and equipment are set out below:
Freehold land

	2004	2003	2002
	$	$	$

Carrying amount at the beginning of year	3,350,000	3,350,000	3,350,000
Disposals	(841,053)	—	—

Carrying amount at the end of year	2,508,947	3,350,000	3,350,000

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 12.	Property, Plant and Equipment (Continued)

	2004	2003	2002
	$	$	$

Buildings
Carrying amount at the beginning of year	10,701,981	10,832,615	11,539,044
Currency conversion	—	—	(101,481)
Additions	—	—	11,706
Transfer from capital works in progress	12,543	44,893	30,818
Disposal of businesses/subsidiary (net)	—	—	(543,153)
Disposals	(968,427)	—	—
Depreciation	(251,849)	(175,527)	(104,319)

Carrying amount at the end of year	9,494,248	10,701,981	10,832,615

Leasehold land and buildings
Carrying amount at the beginning of year	49,799,519	50,429,230	51,725,245
Transfer from capital works in progress	344,534	458,306	39,515
Disposals	(2,221,960)	(12,009)	(20,005)
Depreciation	(1,158,909)	(1,076,008)	(1,315,525)

Carrying amount at the end of year	46,763,184	49,799,519	50,429,230

Plant and equipment
Carrying amount at the beginning of year	129,855,621	127,270,118	151,296,771
Currency conversion	—	—	(31,013)
Acquired businesses/ subsidiaries	—	—	458,033
Additions	189,115	11,306	188,971
Transfer from capital works in progress	36,562,647	34,225,413	15,784,417
Disposals	(9,391,035)	(12,181,833)	(13,639,725)
Disposal of businesses/subsidiary (net)	—	—	(158,909)
Depreciation	(21,894,327)	(19,469,383)	(26,628,427)

Carrying amount at the end of year	135,322,021	129,855,621	127,270,118

Capital works in progress
Carrying amount at the beginning of year	24,717,907	10,945,130	14,837,434
Acquired businesses/ subsidiaries	—	—	458,033
Additions	16,090,754	48,501,389	14,549,558
Transfer to property, plant and equipment	(36,919,723)	(34,728,612)	(16,312,783)
Other disposals	(153,662)	—	(2,587,112)

Carrying amount at the end of year	3,735,276	24,717,907	10,945,130

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 13.	Intangibles

	2004	2003	2002
	$	$	$

Goodwill — at cost	5,847,772	7,268,104	7,768,104
Accumulated amortisation	(1,348,820)	(2,351,230)	(2,563,842)

	4,498,952	4,916,874	5,204,262

      The consolidated entity estimates that the annual amortisation expense related to intangible assets will be $287,388 during each of the next 5 years and the weighted average remaining amortisation period is approximately 14 years.

Note 14.	Payables

	2004	2003	2002
	$	$	$

Current
Trade creditors	108,050,790	115,985,030	117,076,110
Accrued liabilities	35,797,893	41,841,676	43,903,827
Other creditors	179,723	2,127,124	802,781

Total Current	144,028,406	159,953,830	161,782,718

Non-current
Trade creditors	704,179	752,291	871,199
Other creditors	—	7,234,668	27,620,616

Total Non Current	704,179	7,986,959	28,491,815

Total Payables	144,732,585	167,940,789	190,274,533

Note 15.     Interest Bearing Liabilities

	2004	2003	2002
	$	$	$

Current
Bank overdrafts — secured	783,427	—	—
Bank overdrafts — unsecured	—	690,488	1,002,808
Bank loans — secured	77,638,119	—	—
Bank loans — unsecured	—	95,833,119	65,897,645
Goodyear Australia Pty Ltd loans	35,033,668	—	—
Securitisation	75,029,449	74,890,227	75,494,759

Total Current	188,484,663	171,413,834	142,395,212

Non-current
Partner Loan — Pacific Dunlop Tyres Pty Ltd	62,853,754	55,548,722	30,547,507
Partner Loan — Goodyear Tyres Pty Ltd	62,853,754	55,548,722	30,547,507

Total Non Current	125,707,508	111,097,444	61,095,014

Total Interest bearing liabilities	314,192,171	282,511,278	203,490,226

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 15.	Interest Bearing Liabilities (Continued)
Partner Loans — Pacific Dunlop Tyres Pty Ltd & Goodyear Tyres Pty Ltd
      On October 19, 2001, the partners in South Pacific Tyres (SPT) signed an agreement setting forth a plan to restructure certain operations of the consolidated entity, details of which are set forth in two agreements — the Australian Deed and the Co-ordination Deed (the “Agreements.”) The Agreements require the partners to advance (in one or more tranches) up to $56.3 million to the consolidated entity. As of June 30, 2003, the amounts due to each partner (including principal and interest) were $55.5 million compared to $30.5 million at June 30, 2003. Interest on the outstanding portion of the loan which is compounded and calculated at 90 day intervals based on the 90 day bank bill rate plus a margin of 0.6% per annum.
      Also included in the Agreements, is a put and call option giving the partners the right to acquire from the other partner, that partner’s interest in the partnership. The earliest date this provision can be exercised is August 15, 2005 (the “put option date”) by Pacific Dunlop Tyres Pty Ltd (“PDL.”) Beginning with the put option date, PDL has twelve months during which they may exercise their put option. At the end of this twelve month period, Goodyear Tyres Pty Ltd will have the right to exercise their call option during the subsequent twelve month period.
      The loans mature at the earlier of:

•	PDL exercising the put option (no earlier than August 2005);

•	the tenth anniversary of the Agreements (October 2011); and

•	the dissolution of the partnership (not expected.)
Bank Loans
      Pacific Dunlop Tyres Pty Ltd and Goodyear Tyres Pty Ltd (together comprising the SPT partnership in Australia) along with SPT’s Australian controlled entities, are borrowers under bank facilities (the “Facilities”) provided by a group of banks referred to as the “Lenders.”
      At June 30, 2004, the Facilities provided for borrowings of up to $79.7 million of which, $2.4 million was unused. In August 2003, the unsecured bank facilities were renewed for one year and restructured to reduce their size and to provide security to the Lenders by way of a fixed and floating charge over certain assets. Secured bank loans and overdrafts rank ahead in priority order of other interest bearing liabilities. Also in August 2004, a guarantee was provided by The Goodyear Tire & Rubber Company (U.S.).
      Interest on the facilities is calculated using the bank bill rate in effect at the time of borrowing plus a margin of up to 1.8% depending on the type of advance. The borrowers must also pay a fee equal to 3.00% per annum on the facility limit regardless of utilization.
      In addition to providing cash advances, the Facilities may be used for other purposes including borrowings relating to trade finance (such as bid/performance bonds and shipping guarantees), performance and financial guarantees, leasing, business credit cards, and payroll electronic payment requirements.
Accounts Receivable Financing
      During November 2001, the consolidated entity entered into an agreement with a major financial institution in relation to the securitisation of trade receivables. Under this arrangement, eligible receivables are transferred to a SPT Trust Special Purpose Vehicle (SPV) in return for cash and a “subordinated loan amount.” The SPV is managed by one of the bank facility lenders. Interest on the facility is calculated using the one month bank bill rate (determined each monthly settlement date) plus a margin. This facility must be renewed on November 2nd 2006.

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 15.	Interest Bearing Liabilities (Continued)
Financing arrangements
      The consolidated entity has access to the following lines of credit:

	2004	2003	2002
	$	$	$

Total facilities available:
Bank overdrafts	2,000,000	6,500,000	6,500,000
Bank loans	71,650,000	90,000,000	105,500,000
Trade bills	6,000,000	6,000,000	6,000,000

	79,650,000	102,500,000	118,000,000

Facilities utilised at balance date:
Bank overdrafts	743,773	574,845	1,012,585
Bank loans	71,650,000	90,000,000	63,500,000
Trade bills	4,859,813	5,589,308	2,247,952

	77,253,586	96,164,153	66,760,537

Facilities not utilised at balance date:
Bank overdrafts	1,256,227	5,925,155	5,487,415
Bank loans	—	—	42,000,000
Trade bills	1,140,187	410,692	3,752,048

	2,396,414	6,335,847	51,239,463

      Interest on bank overdrafts is charged at prevailing market rates. The effective interest rates for all overdrafts as at 30 June 2004 is 8.6% (2003: 8.6%) (2002: 8.6%).
      All bank loans are denominated in Australian dollars. The bank loans amount in current liabilities comprises the portion of the consolidated entity’s bank loan payable within one year. The effective interest rate on bank loans is 8.65% (2003: 8.34%) (2002: 6.56%).
      The effective interest rate on trade bills is 8.15% (2003: 5.66%) (2002: 5.32%).
      At 30 June 2002 the consolidated entity had committed lines of bank loans of $105,500,000 up to 1 December 2002.
      At 30 June 2002 $42,000,000 of the lines were undrawn. An annual commitment fee of 0.5% to 0.9% was paid.

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 16.	Provisions

	2004	2003	2002
	$	$	$

Current
Employee entitlements	33,143,515	30,803,805	35,447,716
Rationalisation and restructuring	13,995,281	16,981,066	60,411,626
Rebates	7,179,476	5,580,819	6,978,516

	54,318,272	53,365,690	102,837,858

Non-current
Employee entitlements	6,357,177	6,883,413	7,978,203

	6,357,177	6,883,413	7,978,203

Reconciliations
      Reconciliations of the carrying amounts of each class of provision, except for employee benefits are set out below.
      To maintain competitiveness, the consolidated entity has implemented rationalisation actions over the past several years for the purpose of reducing excess capacity, improving productivity and reducing costs. The net amounts of rationalisation charges to the Statement of Financial Performance were as follows:
Rationalisation and Restructuring

	2004	2003	2002
	$	$	$

Carrying amount at beginning of year	16,981,066	60,411,626	14,084,483
Provisions made during the year	2,162,833	2,565,442	91,183,546
Provision utilised by loss on disposal/scrappings of assets	—	(8,475,000)	(13,100,000)
Payments made during the period	(5,148,618)	(37,521,002)	(31,756,403)

Carrying amount at end of year	13,995,281	16,981,066	60,411,626

      In fiscal year 2000 and 2001, a rationalisation program was undertaken by the consolidated entity to close the tyre plants in Thomastown and Footscray, the MRT plant in Somerton and the BA Hamill engineering workshop for the purpose of reducing excess capacity, improving productivity and reducing costs. Rationalisation expense for this plan was $50.6 million, $91.2 million, $2.6 million, and $2.2 million in 2001, 2002, 2003 and 2004 respectively and was charged to significant items in the statement of financial performance.
      The number of people planned to be terminated at the MRT site at Somerton was 525. The actual number of people terminated was 519, all of whom were manufacturing related employees. The number of people planned to be terminated at the Thomastown, Footscray and BA Hamill sites was 868. The actual number of people terminated was 871, 799 of whom were manufacturing and 72 of whom were administrative. At 30th June 2004 there was a plan to close two tyre retreading plants at North Albury and Tamworth in July 2004. The planned number of people terminating is 6 people.
      Net Charges in 2004 of $2.2 million consisted of $3.6 million for environmental remediation of the Thomastown and Footscray tyre plants, $0.5 million for retreading plant closures and $(1.9) million reversal of provision made for storage, dismantling and packaging of plant and equipment at the MRT Plant at

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 16.	Provisions (Continued)
Somerton. In 2004, $5.1 million was incurred which comprised $3.6 million for settlement of contractual dispute with customer (Norhead) and $1.5 million for environmental remediation at Thomastown & Footscray.
      Net Charges in 2003 of $2.6 million related to settlement of contractual dispute with customer (Norhead). In 2003, $37.5 million was incurred which comprised $35.4 million of associate redundancy payments for employees at the Thomastown, Footscray and BA Hamill sites, $0.5 million for environmental remediation at Thomastown and Footscray, $0.5 million for settlement of contractual dispute with customer (Norhead) and $1.1 million for storage, dismantling and packaging costs of equipment at the MRT Plant at Somerton.
      Net Charges in 2002 of $91.2 million consisted $66.3 million for associate redundancy payments for associates at the Thomastown, Footscray and BA Hamill sites, $9.9 million for environmental remediation at the Thomastown and Footscray tyre plants, $21.6 million for plant and equipment write off at the Thomastown, Footscray and BA Hamill sites, $1.5 million for settlement of contractual dispute with customer (Norhead), $(1.5) million reversal of provision made for preparation of the land and buildings at the MRT site at Somerton for sale, $(4.0) million reversal of provision made for activity alignment redundancy plan and $(2.6) million reversal of provision of redundancy for closure of the MRT Plant at Somerton.
      In 2002, $31.8 million was incurred which comprised $9.3 million of associate redundancy payments for employees at the Thomastown, Footscray and BA Hamill sites, $0.2 million for the activity alignment redundancy plan, $0.4 million for associate redundancy payments at the MRT Plant at Somerton, $1.6 million for business interruption expenditure and $0.3 million for storage, dismantling and packaging of plant and equipment at the MRT Plant at Somerton.
      The provision at 30th June 2004 was $13,995,281, which included $1,996,622 for the future costs of storage, dismantling and packaging of plant & equipment at the MRT plant in Somerton, $11,484,916 for environmental remediation and $513,743 for the closure of the North Albury and Tamworth Retreading plants.

	2004	2003	2002
	$	$	$

Rebates
Carrying amount at beginning of year	5,580,819	6,978,516	6,236,155
Provisions made during the year	27,265,039	19,542,569	19,979,619
Payments made during the period	(25,666,382)	(20,940,266)	(19,237,258)

Carrying amount at end of year	7,179,476	5,580,819	6,978,516

Number of employees	3,063	3,133	3,730

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 17.	Amounts Payable/ Receivable in Foreign Currencies
      The Australian dollar equivalents of unhedged amounts payable or receivable in foreign currencies, calculated at year-end exchange rates, are as follows:

	2004	2003	2002
	$	$	$

United States dollars
Amounts payable:
Current	779,816	872,599	1,382,011
Japanese Yen
Amounts payable:
Current	—	—	1,432,379
Euro dollar
Amounts payable:
Current	764,127	435,439	195,889

Total	1,543,943	1,308,038	3,010,279

Note 18.	Contributed Equity

	2004	2003	2002
	$	$	$

Goodyear Tyres Pty Ltd
Contributed equity at the beginning of year	158,837,569	158,837,569	158,837,569
Additional contributed equity	13,000	—	—

Contributed equity at the end of year	158,850,569	158,837,569	158,837,569

Pacific Dunlop Tyres Pty Ltd
Contributed equity at the beginning of year	158,837,569	158,837,569	158,837,569

Contributed equity at the end of year	158,837,569	158,837,569	158,837,569

	317,688,138	317,675,138	317,675,138

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 19.	Reserves

	2004	2003	2002
	$	$	$

Asset revaluation	12,374,551	12,570,229	12,570,229

	12,374,551	12,570,229	12,570,229

Movements during the year
Asset revaluation reserve
Balance at the beginning of year	12,570,229	12,570,229	12,561,891
Transferred to retained profits	(195,678)	—	8,338

Balance at the end of year	12,374,551	12,570,229	12,570,229

Foreign currency translation reserve
Balance at the beginning of year	—	—	(3,341,868)
Translation adjustment on assets and liabilities held in foreign currencies	—	—	(303,980)
Transferred to retained profits	—	—	3,645,848

Balance at the end of year	—	—	—

Nature and Purpose of Reserves
Asset revaluation
      The asset revaluation reserve includes the net revaluation increments and decrements arising from the revaluation of non-current assets measured at fair value in accordance with AASB1041.
Foreign currency reserve
      The foreign currency translation reserve records the foreign currency differences arising from the translation of self-sustaining foreign operations, the translation of transactions that hedge the Entity’s net investment in a foreign operation or the translation of foreign currency monetary items forming part of the net investment in a self-sustaining operation. Refer to accounting policy Note 1(e).

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 20.	Accumulated Losses

	2004	2003	2002
	$	$	$

Goodyear Tyres Pty Ltd
Accumulated losses at the beginning of year	(136,469,457)	(116,635,878)	(49,795,200)
Net loss attributable to partners	(11,240,650)	(19,781,893)	(65,013,585)
Amounts transferred from reserves	97,839	—	(1,827,093)
Net effect of initial adoption of Revised AASB 1028 “Employee Benefits”	—	(51,686)	—

Accumulated losses at the end of year	(147,612,268)	(136,469,457)	(116,635,878)

Pacific Dunlop Tyres Pty Ltd
Accumulated losses at the beginning of year	(135,466,272)	(115,632,693)	(48,792,015)
Net loss attributable to partners	(11,240,650)	(19,781,892)	(65,013,585)
Amounts transferred from reserves	97,839	—	(1,827,093)
Net effect of initial adoption of Revised AASB 1028 “Employee Benefits”	—	(51,687)	—

Accumulated losses at the end of year	(146,609,083)	(135,466,272)	(115,632,693)

	(294,221,351)	(271,935,729)	(232,268,571)

      The consolidated entity’s ability to pay dividends is restricted by credit facility agreements.

Note 21.	Outside Equity Interest

	2004	2003	2002
	$	$	$

Outside equity interest in controlled entities comprise:
Interest in retained profits at the beginning of the financial year after adjusting for outside equity interests in entities	—	—	1,034,550
Interest in operating profit after income tax	—	—	470
Interest in dividends provided for or paid	—	—	(2,146)
Disposal of Interest in Retained Profits	—	—	(1,032,874)

Interest in retained profits at the end of the financial year	—	—	—
Interest in share capital	—	—	—
Interest in reserves	—	—	—

Total outside equity interest	—	—	—

Note 22.	Additional Financial Instruments Disclosure
(a) Interest Rate Risk
      The consolidated entity enters into interest rate swaps to manage cash flow risks associated with the floating interest rates on borrowings.

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 22.	Additional Financial Instruments Disclosure (continued)
Interest rate swaps and forward rate agreements
      Interest rate swaps allow the consolidated entity to swap floating rate borrowings into fixed rates. Maturities of swap contracts are principally between one to five years.
      Each contract involves quarterly payment or receipt of the net amount of interest. At 30 June 2004 the fixed rates were 5.9% (2003: 5.7% to 5.9%) (2002: 5.5% to 5.9%) and floating rates were at bank bill rates plus the consolidated entity’s credit margin. The weighted average effective floating interest rate at 30 June 2004 was 5.9% (2003: 5.8%) (2002: 5.7%).
Interest rate risk exposures
      The consolidated entity’s exposure to interest rate risk and the effective weighted average interest rate for classes of financial assets and financial liabilities is set out below:

		Fixed interest maturity in:

		Weighted
		average				More	Non-
		interest	Floating	1 year or	Over 1 year	than	interest
	Note	rate	interest rate	less	to 5 years	5 years	bearing	Total

2004
Financial assets
Cash	7	4.74%	56,343,803				92,072	56,435,875
Receivables	8	—					131,826,150	131,826,150

			56,343,803				131,918,222	188,262,025

Financial liabilities
Bank overdrafts and loans	15	8.65%	73,561,733					73,561,733
Securitisation	15	5.60%	75,029,449					75,029,449
Partner Loans	15	6.31%	160,741,176					160,741,176
Trade bills	15	8.15%	4,859,813					4,859,813
Accounts payable	14						144,732,585	144,732,585
Employee entitlements	16	0.00%		33,143,515	3,378,237	2,978,940		39,500,692

			314,192,171	33,143,515	3,378,237	2,978,940	144,732,585	498,425,448

Interest rate swaps			(20,000,000)	20,000,000

2003
Financial assets
Cash	7	4.51%	15,133,917				96,022	15,229,939
Receivables	8	—					146,987,933	146,987,933

			15,133,917				147,083,955	162,217,872

Financial liabilities
Bank overdrafts and loans	15	8.27%	90,934,299					90,934,299
Securitisation	15	4.88%	74,890,227					74,890,227
Partner Loans	15	5.35%	111,097,444					111,097,444
Trade bills	15	5.66%	5,589,308					5,589,308
Accounts payable	14						167,940,789	167,940,789
Employee entitlements	16	1.30%		30,803,805	3,177,964	3,705,449		37,687,218

			282,511,278	30,803,805	3,177,964	3,705,449	167,940,789	488,139,285

Interest rate swaps			(50,000,000)	30,000,000	20,000,000

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 22.	Additional Financial Instruments Disclosure (continued)

		Fixed interest maturity in:

		Weighted
		average				More	Non-
		interest	Floating	1 year or	Over 1 year	than	interest
	Note	rate	interest rate	less	to 5 years	5 years	bearing	Total

2002
Financial assets
Cash	7	4.70%	37,092,372				8,300	37,100,672
Receivables	8	—					172,042,609	172,042,609

			37,092,372	—	—	—	172,050,909	209,143,281

Financial liabilities
Bank overdrafts and loans	15	6.59%	64,652,501					64,652,501
Securitisation	15	5.06%	75,494,759					75,494,759
Partner Loans	15	5.46%	61,095,014					61,095,014
Trade bills	15	5.32%	2,247,952					2,247,952
Accounts payable	14						190,274,533	190,274,533
Employee entitlements	16	2.00%		35,447,716	4,278,361	3,699,842		43,425,919

			203,490,226	35,447,716	4,278,361	3,699,842	190,274,533	437,190,678

Interest rate swaps			(50,000,000)	20,000,000	30,000,000

(b)	Foreign exchange risk
      The consolidated entity enters into forward foreign exchange contracts to hedge foreign currency purchases expected in each month within the following six months within Board approval limits. The amount of anticipated future purchases and sales are forecast in light of current conditions in foreign markets, commitments from customers and experience.

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 22.	Additional Financial Instruments Disclosure (continued)
      The following table sets out the gross value to be received under foreign currency contracts, the weighted average contracted exchange rates and the settlement periods of outstanding contracts for the consolidated entity.

	Average rate

				2004	2003	2002
	2004	2003	2002	$	$	$

Buy US Dollars
Not later than one year	0.7029	0.63	0.56	17,860,867	26,558,702	43,978
Later than one year but not later than two years				—	—	—
Later than two year but not later than three years				—	—	—

				17,860,867	26,558,702	43,978

Sell US Dollars
Not later than one year	0.7155	0.64	—	1,623,900	814,196	—
Later than one year but not later than two years				—	—	—
Later than two year but not later than three years				—	—	—

				1,623,900	814,196	—

Buy EURO dollars
Not later than one year	0.59	0.55	0.60	5,693,338	9,937,775	1,096,037
Later than one year but not later than two years				—	—	—
Later than two year but not later than three years				—	—	—

				5,693,338	9,937,775	1,096,037

Sell EURO dollars
Not later than one year	0.61	0.55	—	18,245	179,783	—
Later than one year but not later than two years				—	—	—
Later than two year but not later than three years				—	—	—

				18,245	179,783	—

Buy Japanese yen
Not later than one year	79.33	70.57	67.3	1,560,868	2,101,635	223,131
Later than one year but not later than two years				—	—	—
Later than two year but not later than three years				—	—	—

				1,560,868	2,101,635	223,131

Sell Japanese yen
Not later than one year	76.45	73.94	—	133,059	56,934	—
Later than one year but not later than two years				—	—	—
Later than two year but not later than three years				—	—	—

				133,059	56,934	—

Buy English pound
Not later than one year	—	0.39	0.37	—	77,119	71,779
Later than one year but not later than two years				—	—	—
Later than two year but not later than three years				—	—	—

				—	77,119	71,779

      As these contracts are hedging anticipated purchases, any unrealised gains and losses on the contracts, together with the costs of the contracts, will be deferred and then recognised in the financial statements at the time the underlying transaction occurs as designated. The gross deferred gains and losses on hedges of anticipated foreign current purchases are:

	2004		2003		2002

	Gains	Losses	Gains	Losses	Gains	Losses
	$	$	$	$	$	$

Not later than one year	778,676	80,710	44,231	2,021,565	54,818	—
Later than one year but not later than two years	—	—	—	—	—	—
Later than two year but not later than three years	—	—	—	—	—	—

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 22.	Additional Financial Instruments Disclosure (continued)
      When the underlying transaction has occurred as designated, the effect of the hedge has been recognised in the financial statements.
(c) Commodity Price Risk
      The consolidated entity does not enter into futures contracts to hedge (or hedge a proportion of) commodity purchase prices on anticipated specific purchase commitments of natural rubber.
(d) Credit Risk Exposures
      Credit risk represents the loss that would be recognised if counterparties failed to perform as contracted.

Recognised Financial Instruments
      The credit risk on financial assets, excluding investments, of the consolidated entity which have been recognised on the statement of financial position, is the carrying amount, net of any provision for doubtful debts.
      The consolidated entity minimises concentrations of credit risk by undertaking transactions with a large number of customers and counterparties in various countries.
      The consolidated entity is not materially exposed to any individual overseas country or individual customer. Concentrations of credit risk on trade debtors and term debtors due from customers are the motor vehicle and transport industries.
     Unrecognised Financial Instruments
      Credit risk on derivative contracts which have not been recognised on the statement of financial position is minimised as counterparties are recognised financial intermediaries with acceptable credit ratings determined by a recognised ratings agency.
      Interest rate swaps and foreign exchange contracts are subject to credit risk in relation to the relevant counterparties, which are principally large banks.
      As all futures contracts are transacted through a recognised futures exchange, credit risk associated with these contracts is minimal.
(e) Net Fair Values of Financial Assets and Liabilities

Valuation approach
      Net fair values of financial assets and liabilities are determined by the consolidated entity on the following basis:
     Recognised Financial Instruments
      The carrying amounts of bank term deposits, trade debtors, other debtors, bank overdrafts, accounts payable, bank loans and employee entitlements approximate net fair value.
     Unrecognised Financial Instruments
      The valuation of financial instruments not recognised on the statement of financial position detailed in this note reflects the estimated amounts which the consolidated entity expects to pay or receive to terminate

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 22.	Additional Financial Instruments Disclosure (continued)
the contracts (net of transaction costs) or replace the contracts at their current market rates as at reporting date. This is based on independent market quotations and determined using standard valuation techniques.
     Net Fair Values
     Recognised Financial Instruments
      The carrying amounts and net fair values of financial assets and financial liabilities as at the reporting date are as follows:

	2004		2003		2002

	Carrying	Net fair	Carrying	Net fair	Carrying	Net fair
	amount	value	amount	value	amount	value
	$	$	$	$	$	$

Financial assets
Cash assets	56,435,875	56,435,875	15,229,939	15,229,939	37,100,672	37,100,672
Receivables	131,826,150	131,826,150	146,987,933	146,987,933	172,042,609	172,042,609
Financial liabilities
Payables	144,732,585	144,732,585	167,940,789	167,940,789	190,274,533	190,274,533
Bank overdrafts and loans	73,561,733	73,561,733	90,934,299	90,934,299	64,652,501	64,652,501
Securitisation	75,029,449	75,029,449	74,890,227	74,890,227	75,494,759	75,494,759
Partner Loans	160,741,176	160,741,176	111,097,444	111,097,444	61,095,014	61,095,014
Trade bills	4,859,813	4,859,813	5,589,308	5,589,308	2,247,952	2,247,952
Employee entitlements	39,572,002	39,572,002	37,687,218	37,687,218	43,425,919	43,425,919
     Unrecognised Financial Instruments
      The net fair values of the unmatured derivatives designated as hedges at balance date totalled:

	2004	2003	2002
	$	$	$

Forward foreign exchange contracts gains/(losses)	697,966	(1,977,334)	54,818

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 23.	Commitments

	2004	2003	2002
	$	$	$

Capital expenditure commitments
Plant
Contracted but not provided for and payable within one year	951,935	3,311,414	4,505,841

	951,935	3,311,414	4,505,841

Lease commitments
Operating lease expense commitments
Future operating lease commitments not provided for in the financial statements and payable:
Within one year	29,992,274	23,865,262	25,799,409
One year or later and no later than five years	60,779,467	47,292,290	48,518,490
Later than 5 years	6,720,240	15,992,314	10,596,215

	97,491,981	87,149,866	84,914,114

      The consolidated entity leases property under non-cancellable operating leases expiring from one to ten years.
      Leases generally provide the consolidated entity with a right of renewal at which time all terms are renegotiated.
Assets Pledged and Cash Restrictions
      Assets pledged to financial institutions as at 30 June 2004 ($175,571,699), 2003 ($nil) and 2002 ($nil). Agreements with financial institutions place certain restrictions on the use of cash balances. These restrictions do not affect the daily operations of the consolidated entity and will not have a material adverse affect on its operations.

Note 24.	Contingent Liabilities
      There were no material contingent liabilities as at 30 June 2004, 30 June 2003 and 30 June 2002.

Note 25.	Related Party Transactions
      The consolidated entity from time to time has dealings with Ansell Limited Group Companies and Goodyear Tire & Rubber Co. Group Companies.
      Under the partnership agreement, the consolidated entity leases certain properties from Ansell Limited and Goodyear Australia Limited (a wholly owned subsidiary of Goodyear Tire & Rubber Co.) on a basis of equitable rentals between the partners.
      The amounts of these transactions are detailed below:

	2004	2003	2002
Lease Payments	$	$	$

Ansell Limited Group Companies	217,885	217,885	217,885
Goodyear Tire & Rubber Co. Group Companies	75,273	75,273	75,273

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 25.	Related Party Transactions (Continued)
      During the financial year the consolidated entity received loans from the partners that are subject to interest at market rates compounding quarterly as detailed in Note 15.
      On 29/12/2000, the consolidated entity entered into supply agreements whereby Goodyear will be (subject to certain conditions) the supplier of certain tyres for a period of twelve years commencing 01/01/2001. The consolidated entity has received $25.0m plus interest in consideration for this supply.
      On 20/12/2000, the consolidated entity received a loan of $25.0m from Ansell Limited on which interest is charged quarterly in arrears.
      Interest brought to account by the consolidated entity in relation to these loans during the year:

	2004	2003	2002
	$	$	$

Interest expense	—	—	1,750,000
Interest revenue	—	—	1,750,000
      All other dealings with the above parties are on normal commercial terms and involve the purchase and/or supply of materials from/to both parties and the provision of forward exchange cover and commodity hedging by Ansell Limited Group Companies.
      The amounts of these transactions are detailed below:

	2004	2003	2002
	$	$	$

Sale of goods and services
Ansell Limited Group Companies	—	—	37,791
Goodyear Tire & Rubber Co. Group Companies	7,044,157	1,357,021	4,396,011
Purchase of goods and services
Ansell Limited Group Companies	—	4,092	1,252,256
Goodyear Tire & Rubber Co. Group Companies	115,062,875	118,165,909	107,439,259
      Details of interest received/paid to related parties are set out in Notes 3 & 4.
      The amounts included in receivables and payables in relation to the consolidated entity are set out in the notes to the financial statements and the amounts relating to the other parties are:

	2004	2003	2002
	$	$	$

Current receivables
Goodyear Tire & Rubber Co. Group Companies	588,874	182,079	526,745
Current payables
Ansell Limited Group Companies	—	—	81,767
Goodyear Tire & Rubber Co. Group Companies	20,921,867	21,072,760	23,663,413
      The consolidated entity has had since 1987 a significant Research and Development arrangement with Goodyear Tire and Rubber Limited. A fee is payable as a percentage of sales of locally produced tyres. The amount of costs incurred for this contract was, for the year ended 30 June 2004 $3,528,348 (June 2003 $4,928,422) and (June 2002 $10,856,910).

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 25.	Related Party Transactions (Continued)
      The names of each person holding the position of director of the consolidated entity during the year were:

Mr. Richard Kramer	Dr Edward Tweddell	Mr. Robert W. Tieken
Mr. Hugh D. Pace	Mr. Herbert J. Elliott	Mr. Clark E. Sprang
Ms. Janell Lopus	Mr. Douglas Tough	Mr. Harry Boon
Mr. Harold Smith	Mr. David Graham

Note 26.	Superannuation Commitments
Employer plans
      Up until April 1st 2004 the consolidated entity participated in the Pacific Dunlop Superannuation Fund for employees.
      Effective 1 April 2004 members were transferred out of the Pacific Dunlop Superannuation Fund to Equipsuper (an independent superannuation fund). The transfer of assets from the Pacific Dunlop Superannuation Fund to Equipsuper has not yet been completed.

2002
$

Net Assets	148,178,000
Accrued benefits	148,802,000

Deficiency	(624,000)

Vested benefits	146,578,000
Country	Australia
Benefit type	Defined benefit/Accumulation
Basis of contribution	Balance of cost/Defined contribution
Date of last actuarial valuation	6/30/2002
Actuary	Mercer Human Resource Consulting Pty Ltd
      Plan net assets, accrued benefits and vested benefits have been calculated at 30 June 2002, being the date of the most recent financial statements of the plan. Accrued benefits are based on an actuarial valuation undertaken at 30 June 2002.
      The consolidated entity has accrued a superannuation expense of $1,630,000 to meet expected fund deficiency as at 30 June 2004.
      The liabilities of the superannuation fund are covered by the assets in the fund or by specific provisions created by the consolidated entity.
      The consolidated entity is obliged to contribute to the superannuation fund as a consequence of Legislation or Trust Deed. Legal enforceability is dependent on the terms of the Legislation and the Trust Deed.

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 26.	Superannuation Commitments (Continued)
Definitions

Balance of cost	The consolidated entity’s contribution is assessed by the Actuary after taking into account the member’s contribution and the value of assets.
Defined contribution	The consolidated entity’s contribution is set out in the appropriate fund rules, usually as a fixed percentage of salary.
Industry/union plans
      The consolidated entity participates in industry and union plans on behalf of certain employees. These plans, which are reviewed periodically, operate on an accumulation basis and provide lump sum benefits for members on resignation, retirement or death.
      The consolidated entity has a legally enforceable obligation to contribute at varying rates to the plans.

Note 27.	Segment Reporting
      The principal activity of the group during the year was the manufacture and sale of motor vehicle and aircraft tyres in Australia.

Note 28.	Particulars Relating to Controlled Entities
      Details of controlled entities, including the extent that each contributed to the period’s result are given below:

							Contribution to the Consolidated
		Beneficial					Profit After Tax Inclusive of Abnormal
		Interest		Book Value of			Items and After Deducting the Amount
		Held by		Consolidated Entity’s Investment			Attributable to Outside Equity Interest
	Place of	Consolidated	Class of
Name of Company	Incorporation	Entity	Share	2004	2003	2002	2004	2003	2002

South Pacific Tyres							(28,982,129)	(44,501,568)	(96,796,795)
Tyre Marketers (Australia) Limited	Vic	100%	Ordinary	21,496,245	21,496,245	21,496,245	8,559,276	4,952,958	(33,840,907)
Sacrt Trading Pty Ltd	Vic	100%	Ordinary				491,696	158,826	365,417
South Pacific Tyres (PNG) Pty. Ltd.	PNG	80%	Ordinary				—	—	27,119
Dunlop PNG Pty. Ltd.	PNG	80%	Ordinary				—	—	(25,244)
Consolidation adjustments							(2,550,143)	(174,001)	243,240

				21,496,245	21,496,245	21,496,245	(22,481,300)	(39,563,785)	(130,027,170)

Note 29.	Events Subsequent to Balance Date
      This financial report has been prepared in accordance with Australian accounting standards and other financial reporting requirements (Australian GAAP). The differences between Australian GAAP and IFRS identified to date as potentially having a significant effect on the consolidated entity’s financial performance and financial position are summarised below. The summary should not be taken as an exhaustive list of all the differences between Australian GAAP and IFRS. No attempt has been made to identify all disclosure, presentation or classification differences that would affect the manner in which transactions or events are presented.

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 29.	Events Subsequent to Balance Date (Continued)
      The consolidated entity has not quantified the effects of the differences discussed below. Accordingly there can be no assurances that the consolidated financial performance and financial position as disclosed in this financial report would not be significantly different if determined in accordance with IFRS.
      Regulatory bodies that promulgate Australian GAAP and IFRS have significant ongoing projects that could affect the differences between Australian GAAP and IFRS described below and the impact of these differences relative to the consolidated entity’s financial reports in the future. The potential impacts on the consolidated entity’s financial performance and financial position of the adoption of IFRS, including system upgrades and other implementation costs which may be incurred, have not been quantified as at the transition date of 1 July 2004 due to the short timeframe between finalisation of the IFRS standards and the date of preparing this report. The impact of future years will depend on the particular circumstances prevailing in those years.
      The board has established a formal project, monitored by a steering committee, to achieve transition to IFRS reporting. The company’s implementation project consists of three phases as described below.

•	Assessment and planning phase

•	Design phase

•	Implementation phase
      Except for certain training that has been given to operational staff, the company has not yet commenced the implementation phase. However, the company expects this phase to be substantially complete by 30 June 2005.
      The key potential implications of the conversion to IFRS on the consolidated entity are as follows:

•	financial instruments must be recognised in the statement of financial position and all derivatives and most financial assets must be carried at fair value

•	income tax will be calculated based on the “balance sheet” approach, which may result in more deferred tax assets and liabilities and, as tax effects follow the underlying transaction, some tax effects will be recognised in equity

•	surpluses and deficits in the defined benefit superannuation plans sponsored by the entities within the consolidated entity will be recognised in the statement of financial position and the statement of financial performance

•	revaluation increments and decrements relating to revalued property, plant and equipment and intangible assets will be recognised on an individual asset basis, not a class of asset basis

•	intangible assets:

—	internally generated intangible assets will not be recognised

—	intangible assets can only be revalued if there is an active market

•	goodwill and intangible assets with indefinite useful lives will be tested for impairment annually and will not be amortised

•	impairment of assets will be determined on a discounted basis, with strict tests for determining whether goodwill and cash generating operations have been impaired

•	changes in accounting policies will be recognised by restating comparatives rather than making current year adjustments with note disclosure of prior year effects.

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 29.	Events Subsequent to Balance Date (Continued)
      Other than as noted above, there has not arisen in the interval between the end of the financial year and the date of this report any item, transaction or event of a material nature likely, in the opinion of the directors of the consolidated entity, to affect significantly the operations, or the state of affairs of the consolidated entity in subsequent financial years.

Note 30.	Notes to the Statements of Cash Flows

(a)	Reconciliation of Cash
      For the purposes of the statement of cash flows, cash includes cash on hand and at bank and investments in money market instruments net of outstanding bank overdrafts. Cash as at the end of the financial year as shown in the statement of cash flows is reconciled to the related items in the statement of financial position as follows:

	2004	2003	2002
	$	$	$

Cash assets	56,435,875	5,629,939	8,400,672
Cash on deposit	—	9,600,000	28,700,000
Bank overdrafts	(783,427)	(690,488)	(1,002,808)

	55,652,448	14,539,451	36,097,864

(b)	Acquisition/Disposal of Businesses and Entities
      During the 2004 and 2003 financial years the consolidated entity purchased no businesses.
      During the 2002 year the consolidated entity purchased 100% of businesses of which the details are as follows:

Acquisitions of Businesses

	2004	2003	2002
	$	$	$

Net assets acquired/disposed
Property, plant and equipment	—	—	458,033
Inventories	—	—	298,112
Receivables	—	—	268,685
Creditors	—	—	—

	—	—	1,024,830
Goodwill	—	—	222,001
Consideration
Cash paid/(received)	—	—	1,246,831

Outflow/(inflow) of cash
Cash consideration	—	—	1,246,831

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 30.	Notes to the Statements of Cash Flows (Continued)

Disposal of Entities
      During the 2002 year, the consolidated entity disposed of all of its 80% share of South Pacific Tyres PNG Ltd. Details of the disposal is as follows:

	2004	2003	2002
	$	$	$

Consideration (Cash)	—	—	1,983,805
Net assets of entity disposed of
Property, plant and equipment	—	—	702,062
Inventories	—	—	2,174,162
Receivables	—	—	1,096,993
Other assets	—	—	60,964
Prepayments	—	—	82,822
Creditors	—	—	(952,514)
Other liabilities and provisions	—	—	(146,852)
Outside equity	—	—	(408,017)

	—	—	2,609,620

Profit/(loss) on disposal	—	—	(625,815)

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 30.	Notes to the Statements of Cash Flows (Continued)

(c)	Reconciliation of Profit/(Loss) From Ordinary Activities After Income Tax to Net Cash Provided by Operating Activities

	2004	2003	2002
	$	$	$

Loss from ordinary activities after income tax	(22,481,300)	(39,563,785)	(130,026,700)
Add /(less) items classified as investing/financing activities:
(Profit)/loss on sale of non-current assets	6,134,607	7,721,228	13,327,002
(Profit)/loss on sale of controlled entities	—	—	625,815
Add /(less) non-cash items:
Amortisation	1,456,297	1,363,397	1,800,587
Depreciation	22,146,175	19,644,910	26,732,747
Write-down of Property, Plant & Equipment	2,219,064	—	—
Amounts set aside to provisions	(924,572)	40,073,781	134,902,663
(Decrease)/increase in income taxes payable	154,865	77,057	(180,144)
Decrease/(increase) in future income tax benefit	3,714,819	4,209,755	(13,605,285)
Write-off bad trade debts	1,549,439	1,015,199	1,386,762

Net cash provided by operating activities before change in assets and liabilities	13,969,394	34,541,542	34,963,447

Change in assets and liabilities adjusted for effects of purchase and disposal of controlled entities during the financial year:
(Increase)/decrease in receivables	14,536,916	3,494,488	(13,406,489)
(Increase)/decrease in inventories	14,620,947	(1,290,172)	4,628,518
(Increase)/decrease in prepayments	103,514	(1,064,694)	180,180
(Decrease)/increase in accounts payable	(23,186,218)	(22,333,744)	20,283,451
(Decrease)/increase in provisions	404,360	(70,199,122)	(70,029,855)
(Decrease)/increase in reserves	—	—	(524,325)

	6,479,519	(91,393,244)	(58,868,520)

Net cash provided by/(used in) operating activities	20,448,913	(56,851,702)	(23,905,073)

Note 31.	Summary of Significant Differences Between Generally Accepted Accounting Principles in Australia and Generally Accepted Accounting Principles in the United States — RESTATED
      The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in Australia (AGAAP), which differ in certain significant respects with accounting principles generally accepted in the United States (US GAAP). Pursuant to certain rules and regulations of the US Securities and Exchange Commission (SEC), financial statements to be included in filings with the SEC that are prepared on a basis of accounting other than US GAAP are required to provide a description of the significant differences and their effects on net income and equity in arriving at such amounts in accordance with US GAAP.
      Subsequent to the issuance of the Company’s consolidated financial statements as of June 30, 2003 and 2002 and for each of the years in the three-year period ended June 30, 2003, it was determined that

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 31.	Summary of Significant Differences Between Generally Accepted Accounting Principles in Australia and Generally Accepted Accounting Principles in the United States — RESTATED (Continued)
information previously provided with respect to material differences and the effects of such differences on the determination of net loss and partners’ equity in accordance with US GAAP was inaccurate and incomplete. Those previously issued consolidated financial statements indicated (i) a reduction of $10.6 million and $10.7 million as of June 30, 2003 and 2002, respectively, in arriving at partners’ equity pursuant to US GAAP would be required to eliminate the effects of an asset revaluation reserve recognized in partners’ equity under AGAAP; (ii) a decrease in depreciation expense of $125,000 would be required in arriving at net loss pursuant to US GAAP for each of the years in the three-year period ended June 30, 2003 to reflect the elimination of the asset revaluation reserve described above and; (iii) that there were no further adjustments of a material nature that would be required to be included in the determination of net loss and partners’ equity pursuant to US GAAP.
      Accordingly, the information set out in notes 32 and 33 provides, as at June 30th 2004, 2003 and 2002 and for each of the years in the three-year period ended June 30, 2004 a description of the material differences and their effects in reconciling net loss and partners’ equity as reported under AGAAP in the accompanying consolidated financial statements to such amounts pursuant to US GAAP. As indicated above, information as of, and for each of the years in the two-year period ended June 30th 2003 have been presented on a restated basis substantially in their entirety. In addition, the Company has supplementally included disclosures required pursuant to US GAAP that have not otherwise been provided in the consolidated financial statements prepared under AGAAP.

Note 32.	Major Differences Between Australian GAAP and US GAAP
(a) Property, Plant and Equipment
      As permitted by AGAAP, certain property, plant and equipment has been revalued by South Pacific Tyres at various times in prior financial periods. Revaluation increments have increased the carrying value of the assets and accordingly the depreciation charges are different from those which would be required on a historical cost basis pursuant to US GAAP. As a result, a reconciliation adjustment is required to eliminate this effect for US GAAP.
      Additionally, US GAAP has specific criteria in regard to assets designated as ‘held for sale’ versus ‘ held for use’. Accordingly, certain impairment charges taken under AGAAP may result in reversal under US GAAP, but with ongoing accelerated depreciation charges. Furthermore, certain assets written down to ‘fair value’ under AGAAP may continue to be further depreciated under US GAAP requirements if the ‘held for sale’ classification criteria are not fully satisfied.
      The annual depreciation and impairment charges under US GAAP are lower than the amounts reflected in the AGAAP consolidated financial statements for the years ended 2002 and 2004 for certain assets. This results in a higher net income for US GAAP purposes of $430,414 for the year ended June 2002 and $128,000 for the year ended June 2004. For the year ended June 2003, and having regard to certain accelerated depreciation charges under US GAAP, depreciation expense would be higher than the amount reflected in the AGAAP consolidated financial statements. Consequently, US GAAP net income for the year ended June 2003 would be lower by $157,714. The above policy also causes differences in reported gains and losses on the sale of property, plant and equipment. Gains and losses for AGAAP are based on consideration less revalued amounts net of accumulated depreciation and amortisation. For US GAAP purposes gains and losses are determined having regard to depreciated historical cost, and net revaluation reserves applicable to assets sold are reported in Income. The effect of this is to decrease US GAAP net income by $8,338 in the year ended 30 June 2002.

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 32.	Major Differences Between Australian GAAP and US GAAP (Continued)
      In the year ended 30 June 2004 the effect is to increase net income by $195,678.
      For US GAAP purposes the Company follows the Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standard (SFAS) No. 144 “Accounting for the Impairment or Disposal of Long-lived Assets”. SFAS No. 144 superseded SFAS No. 121 “Accounting for the Impairment of Long-lived Assets and for Long-lived Assets to be Disposed of” and was adopted by the Company effective 1 July 2002. SFAS No. 144 retains the requirements of SFAS No. 121 to (a) recognise an impairment loss if the carrying amount of a long-lived asset is not recoverable from its undiscounted cash flows and (b) measure an impairment loss as the difference between the carrying amount and fair value of the asset less estimated costs to sell and expands specific criteria relative to the classification and accounting for such assets.
      SFAS No. 144 also requires that long lived assets to be abandoned, exchanged for a similar productive asset, or distributed to owners in a spin-off be considered held and used until the asset is disposed of, exchanged or distributed.
(b)     Minority Interests
      Outside Equity interests are included as part of total Equity under AGAAP. The reconciliation to US GAAP in Note 33 has excluded these from Partners’ Equity in 2002 consistent with US GAAP treatment. The entity in which the outside equity interest existed was sold in the year ended 30 June 2002.
(c)     Provisions
      The term “provisions” is used in AGAAP to designate accrued expenses with no definitive payment date. Classification between current and non-current is generally based on management assessments, as subject to audit.
(d)     Pension Plans
      The consolidated entity sponsors contributory and non-contributory accumulation and defined benefit pension plans covering substantially all employees. The defined benefit plans generally provide benefits based on salary in the period prior to retirement. All defined benefit plans are funded based on actuarial determination, and contribution levels are revised, on a regular basis so as to ensure that the plans are fundamentally maintained on a fully funded basis. Actuarial calculations have been carried out for the defined benefit funds and the material provisions of the plans are as detailed in Note 26. The majority of assets of the funds are invested in pooled superannuation trusts in the case of the Australian funds and equity securities for other major funds. Limited disclosure in respect of pension plans is presently required by AGAAP. Under AGAAP the actual contributions to the various pension plans are recorded as an expense in the Statement of Financial Performance in the period they are paid or accrued. The disclosure requirements of Statement of Financial Accounting Standards No. 87 (SFAS No. 87) and No. 132 (SFAS No. 132 as revised) have been included in Note 33 to these consolidated financial statements. The consolidated entity reports pension plans aggregated where allowed by SFAS No. 87. Additionally, an adjustment is made to recognise the measurement principles of SFAS No. 87 and related standards in determining net income and shareholders’ equity under US GAAP.
(e)     Statement of Cash Flows
      Net profit (loss) determined under AGAAP differs in certain respects from the amount determined in accordance with US GAAP.

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 32.	Major Differences Between Australian GAAP and US GAAP (Continued)
      A reconciliation of net profit (loss) according to US GAAP to Cash Flows From Operating Activities under US GAAP is provided.
      There are no material differences between net cash provided by (used in) financing and investing activities determined in accordance with AGAAP and such amounts determined in accordance with US GAAP.
      Under AGAAP, cash is defined as cash on hand and deposits repayable on demand, less overdrafts repayable on demand.
      Under US GAAP, cash and cash equivalents are defined as cash and investments with original maturities of three months or less, and do not include bank overdrafts or restricted deposits. Cash and cash equivalents as of June 30, 2004, 2003 and 2002 would have been $56,435,875, $15,229,939 and $37,100,672 respectively, under US GAAP.
(f)     Income Taxes
      Under AGAAP, deferred tax assets (future income tax benefits) attributable to temporary differences are only brought to account when their realisation is assured beyond reasonable doubt. Future income tax benefits related to tax losses are only brought to account when their realisation is virtually certain. At each respective reporting date the value of gross tax losses for which future tax benefits have been brought to account under AGAAP totalled $29,183,817 in June 2004, (2003 $44,173,986) and (2002 $53,137,787). These losses have no expiry date. Refer Note 6(c). According to US GAAP deferred tax assets are only brought to account when their realisation is more likely that not. As US GAAP represents a lower threshold for assessing the realizability of deferred tax assets as compared to AGAAP, there is no material effect in arriving at net profit (loss) under US GAAP.
      The SPT operations are conducted through the Partnership (non taxable entity), and by its subsidiary — TMA. As TMA is a stand-alone taxable entity certain US GAAP adjustments related to TMA are subject to tax effects. The majority of the US GAAP adjustments are in respect of the Partnership, the results of which are taxed in the hands of the Partners. Accordingly, a substantial number of the adjustments have no tax effect in the SPT consolidated financial statement reconciliation.
      The consolidated entity has (gross) capital tax losses of $21,271,173 in 2004 (2003 $22,081,014) and (2002 $22,817,537). These losses have no expiry date. Total capital losses are offset by a valuation allowance. The adequacy of the valuation allowance is regularly assessed. The valuation allowance in respect of the capital losses decreased by $242,952 and $220,957 for the years ended 30 June 2004 and 2003, respectively.
      Analysis of Pre tax profit/ (loss):

		Restated

	2004	2003	2002

Australian operations	(18,611,616)	(35,355,948)	(143,606,153)
Foreign operations	—	—	—

Total	(18,611,616)	(35,355,948)	(143,606,153)

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 32.	Major Differences Between Australian GAAP and US GAAP (Continued)
                Temporary differences and carryforwards giving rise to deferred tax assets and liabilities at 30 June, follows:

		Restated

	2004	2003	2002

Trading stock adjustments	166,306	36,887	30,409
Provisions	6,892,310	6,931,368	8,533,692
Accruals	237,699	160,408	251,990
Accumulated tax losses	8,755,145	13,252,196	15,941,336
Accumulated capital losses	6,381,352	6,624,304	6,845,261
Other	52,234	—	—

	22,485,046	27,005,163	31,602,688

Less Valuation allowance	(6,381,352)	(6,624,304)	(6,845,261)

Total deferred assets	16,103,694	20,380,859	24,757,427

Total deferred liabilities
Property, plant and equipment	(1,586,941)	(2,018,708)	(2,132,392)
Other	—	(130,579)	(183,708)

Total deferred liabilities	(1,586,941)	(2,149,287)	(2,316,100)

Total net deferred tax assets	14,516,753	18,231,572	22,441,327

      As the amount of current deferred tax items are not material in nature, all deferred tax assets have been presented as non current in the Statement of Financial Position.
(g) Accounting for Goodwill
      Shares in controlled entities are valued on acquisition at the holding company’s cost. Any difference between the fair value of net assets acquired and cost is recognised as goodwill. Under AGAAP, goodwill is amortised on a straight line basis over varying periods not exceeding 20 years.
      In accounting for business combinations, the Company follows SFAS No. 141, “Business Combinations”, and SFAS No. 142, “Goodwill and Intangible Assets”. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations completed after 30 June 2002 which is consistent with AGAAP. SFAS No. 141 also specifies the types of acquired intangible assets that are required to be recognised and reported separately from goodwill and those acquired intangible assets that are required to be included in goodwill.
      SFAS No. 142 requires that goodwill no longer be amortised, but instead tested for impairment at least annually. This requirement creates a difference between the amortisation required under AGAAP and US GAAP. SFAS No. 142 also requires recognised intangible assets to be amortised over their respective estimated useful lives and reviewed for impairment in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-lived Assets”. SFAS No. 142 also permits indefinite useful lives to be assigned to recognised intangibles. Any recognised intangible assets determined to have an indefinite useful life will not be amortised, but instead tested for impairment in accordance with the SFAS No. 142 until its life is determined to no longer be indefinite.
      The Company has determined it has one reporting unit consistent with its single operating segment.

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 32.	Major Differences Between Australian GAAP and US GAAP (Continued)
      SFAS No. 142 requires goodwill and other intangible assets to be tested for impairment at the reporting unit level. A reporting unit is the same as, or one level below, an operating segment as defined by SFAS No. 131 “Disclosure about Segments of an Enterprise and Related Information”. Accordingly, goodwill and intangible assets with indefinite useful lives are tested for impairment annually or when events or circumstances indicate that impairment may have occurred. Any material diminution in value is charged to the Statement of Financial Performance for US GAAP purposes. For US GAAP purposes no goodwill amortisation has been charged against income since 1 July 2002, the effective date of SFAS No. 142. Goodwill amortisation of $287,389 under AGAAP in 2004 and 2003 has been added back to income in the Statement of Financial Performance for US GAAP purposes.
      Goodwill attributable to sold businesses is brought to account in determining the gain or loss on sale.
(h) Derivatives Not Designated as Hedges
      Derivatives not designated as hedges primarily consist of interest rate swaps and forward exchange contracts which, while mitigating economic risks to which the economic entity is exposed , do not qualify for hedge accounting under US GAAP pursuant to SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” as they relate to hedging of anticipated transactions. These amounts are adjusted in determining net profit (loss) according to US GAAP.
      The fair value of the interest rate swaps as at June 2003 was an unrealized loss of $517,350. The fair value at June 2004 was an unrealized loss of $62,176. The effect of the necessary reconciling adjustment is an increase in the US GAAP loss for June 2003 of $517,350 and a decrease in the loss of $455,174 for the year ended June 2004.

(i)	Derivative Instruments and Hedging Activities
      The nature of South Pacific Tyres’ business activities necessarily involves the management of various financial and market risks, including those related to changes in interest rates, currency exchange rates and commodity prices. South Pacific Tyres uses derivative financial instruments to mitigate or eliminate certain of those risks, as a component of its risk management strategy. The Company does not use derivative instruments for trading purposes.
      Under AGAAP, derivative financial instruments may have hedge accounting treatment applied if the hedging derivatives are effective in reducing the exposure being hedged and are designated as a hedge at the inception of the contract. Hedging derivatives are accounted for in a manner consistent with the accounting treatment of the hedged items.
      For US GAAP purposes, the Company follows SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” as amended, which became effective for South Pacific Tyres on 1 July 2000. Under SFAS No. 133, as amended, all derivative instruments are recognised in the Statement of Financial Position at their fair values and changes in fair value are recognised immediately in earnings, unless the derivatives qualify as hedges of future cash flows or of investments in foreign operations. For derivatives qualifying as hedges of future cash flows, the effective portion of changes in fair value is recorded temporarily in equity, then recognised in earnings along with the related effects of the hedged items. Any ineffective portion of hedges is reported in net profit (loss) as it occurs.
      Under US GAAP, all derivatives are recognised on the Statement of Financial Position at their fair value. On the date the derivative is entered into South Pacific Tyres designates the derivative as either a hedge of the fair value of a recognised asset or liability or firm commitment (fair value hedge) or of the variability of cash flows to be paid or received related to a recognised asset, liability or forecasted transaction (cash flow hedge).

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 32.	Major Differences Between Australian GAAP and US GAAP (Continued)
There is no material impact on net profit/(loss) as a result of these differences as the fair value of the derivative instruments at the balance sheet date is offset by the foreign currency translation of the hedged receivables and payables recorded at the forward rate for AGAAP to the spot rate at balance date. Any net difference arising relates to the forward points spread between the spot rate and the forward rate at the balance sheet date which is not material. No US GAAP adjustment has been recognized as a consequence.

(j)	Supply Agreement
      In December 2000, Goodyear contracted to pay SPT an amount of $28,500,000 in relation to a 10-year supply agreement commencing in 2003. The amount was to be paid on 1 January 2003. As there were no onerous conditions upon SPT as a result of the contract, and because the receipt of the contribution did not result in a change in the relative interests of the partners in the partnership, the present value of the sum was recognised as revenue under AGAAP in December 2000. SPT further recognised interest income on the determined present value on an accrual basis. Under US GAAP, SPT has recognised the amount of $25,000,000 not as revenue, but as a capital contribution. The capital contribution has been recognised in the period ended 30 June 2002, being the period in which the cash was actually received from Goodyear.

(k)	Provision for Environmental Remediation/ Impairment

(i) Remediation
      In December 2001, SPT recognized a liability to remediate its Footscray and Thomastown idled manufacturing facilities to prepare them for sale. The expenditure of $9,900,000 was authorized by the SPT Board of Directors and, under AGAAP, was recorded based on that approval. As a result of further development of the disposal plan, and not withstanding that the plan would not be completed within twelve months, $3,600,000 of additional expenditure was authorised in April 2004 and an additional liability was recorded under AGAAP.
      The expenditure is to cover environmental remediation, demolition and project management. This liability is included in the provision for Rationalisation and Restructure in the AGAAP consolidated balance sheet. Refer Note 16. In addition to the actual cash outlays of $508,113 charged against the provision in the year ended 30th June 2003 a further $1,506,970 was expended and charged against this provision in the year ended 30th June 2004.
      Under US GAAP, environmental liabilities are not recognised until a company has a legal or constructive obligation to remediate. Accordingly, because there is no such obligation to remediate, for US GAAP purposes only the actual cash outlays described above are recognised as expense when they were incurred.
      Accordingly, the net loss determined under US GAAP was decreased by $2,093,000 as a result of the reversal of the provision increase of $3,600,000 and the expensing of the actual cash outlays charged against the provision in 2004 of $1,506,970.

(ii) Asset Impairment
      In December 2001 and as referred to in (i) above, South Pacific Tyres committed to the closedown of its Footscray and Thomastown manufacturing facilities and to prepare them for sale. Because, as a result of this decision, the plants were no longer to generate operating cash flows, the asset carrying values at the time were considered for impairment.
      Under US GAAP, in accordance with the provisions of SFAS 121 and SFAS 144, a one time impairment charge of $7,800,000 was taken against property, plant and equipment in 2002 to write down the net book value of these facilities to the estimated fair values attributable to the unremediated sites. In 2004 following

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 32.	Major Differences Between Australian GAAP and US GAAP (Continued)
the further development of the plans for remediation and sale of the plants, and due to the plants not qualifying for “held for sale” classification under US GAAP, a further evaluation of impairment of the sites was undertaken. Based on the valuations obtained, a further impairment charge of $2,034,000 was required due to the reduction in the values of the unremediated sites.
      The further impairment charge of $2,034,000 significantly offsets the reversal of the excess Environmental remediation charge of $2,093,000 set out in (i) above. The net impact of these items is to decrease the 2004 loss determined in accordance with US GAAP by $59,030. Accordingly, the cumulative net increase in US GAAP equity at June 2004 for these items is $1,650,917.

(l)	Activity Alignment
      In December 2000 South Pacific Tyres recognized under AGAAP, a $6 million provision for redundancy costs for headcount reduction. The provision was based on an external consultant’s assessment of the required headcount reduction to achieve certain identified overhead efficiencies. The project was called “Activity Alignment”. The plan was not completed and $4,046,953 was reversed in the year ended 30 June 2002 under AGAAP. The $6 million provision at June 2001 did not meet US GAAP recognition criteria and as a result, US GAAP net income in that period is higher by the unspent amount of $4,046,953. In the year ended 30 June 2002 when the unspent amount was reversed for AGAAP, the net income for US GAAP is $4,046,953 less.

(m)	Manufacturing Plant — Accelerated Depreciation
      In September 2001 the SPT Board of Directors authorized the closure of operations at its Footscray and Thomastown manufacturing facilities. A provision was recognized in December 2001 under AGAAP for the eventual write-off of plant and equipment. The Thomastown facility was to remain partly in operation until July 2002. Under US GAAP the plant and equipment relating to this partial operation was subject to accelerated depreciation for seven months in accordance with SFAS 121, rather than immediate write off. At June 2002 one month’s depreciation in the amount of $285,714 was still to be brought to account having the effect of decreasing US GAAP losses in the year ended June 2002 and increasing US GAAP losses in the year ended June 2003.

(n)	Tyre Marketers Tax Adjustment
      The Retail/Corporate restructuring provisions (see Note 4) arose in a tax paying entity, Tyre Marketers (Australia) Ltd (TMA). The provision was therefore tax effected at TMA’s effective rate of 30%. Accordingly, US GAAP adjustments relating to TMA have been tax effected.

(o)	Business Interruption
      In June 2002 South Pacific Tyres released $1,577,315 of the rationalisation provision to net profit (loss) on the basis that production levels and operating capacity of the tyre plant were significantly reduced as a consequence of the restructuring activities at Somerton. While AGAAP allows for costs associated with effecting restructuring activities to be charged as a component of a restructuring provision, it was not considered appropriate under US GAAP. The specific cost cannot be provided for under US GAAP as they are considered future operating costs. This has the effect of increasing the net loss according to US GAAP in the year ended June 2002 by $1,577,316 and decreasing net loss according to US GAAP by the same amount in the year ended June 2003.

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 32.	Major Differences Between Australian GAAP and US GAAP (Continued)

(p)	Advertising
      Under AGAAP, advertising is generally expensed as the service is performed. Under US GAAP, advertising is expensed as incurred although there are exceptions to this, related to co-operative advertising programs and advertising related materials. Costs incurred under South Pacific Tyres’ co-operative advertising program with dealers and franchisees are initially deferred and then recorded as reductions of sales as related revenues are recognized under AGAAP. No direct response advertising is reported as an asset. The effect of this difference is that under US GAAP, Partners’ equity is lower by $840,000 after tax compared to that under AGAAP as such amounts are expensed as incurred under US GAAP. This difference relates to all periods presented as the Yellow Pages advertising cost has remained consistent.

(q)	Foreign Currency Translation Reserve
      In June 2002 South Pacific Tyres sold its interest in South Pacific Tyres PNG Pty Ltd. Under AGAAP the accumulated foreign currency translation reserve of $3,645,848 was transferred to retained earnings. Under US GAAP the accumulated foreign currency translation reserve included as a component of accumulated other comprehensive income for US GAAP, is reported as part of the gain or loss on sale for the period during which the sale occurs. Consequently the net loss according to US GAAP for the year ended June 2002 is greater than the loss according to AGAAP purposes by $3,645,848. However, there is no effect on partners’ equity under US GAAP.

(r)	Securitisation
      From November 2001 South Pacific Tyres has maintained a program for the continuous sale of substantially all its domestic trade accounts receivable to the South Pacific Tyres Trust, a bankruptcy remote qualifying special purpose vehicle (QSPV). The QSPV is consolidated for AGAAP, as well as US GAAP, because the program did not meet all the criteria for off balance sheet treatment in accordance with SFAS 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”. Accordingly there is no difference between AGAAP and US GAAP treatment of the Securitisation Program.
      The amount of the receivables securitised at June 2004 was $115,149,129 (June 2003 $112,899,035) and (June 2002 $114,957,253).
      The amount of interest paid by South Pacific Tyres to the QSPV for the year ended June 2004 was $3,941,622 (June 2003 $3,543,248) and (June 2002 $2,068,668). South Pacific Tyres retains the responsibility for servicing the receivables. As receivables are collected the cash proceeds are used to purchase additional receivables. The amount of service fees paid by the QSPV to South Pacific Tyres was approximately $120,000 for the year ended June 2004, $120,000 for the year ended 2003 and $80,000 for the year ended 2002.

(s)	Warranties
      South Pacific Tyres and its controlled entities offer warranties on the sale of certain of its products as required under the Australian Trade Practices Act. For AGAAP, warranty expense is charged as incurred. For US GAAP, a provision for warranties has been recognised based on past claims experience, sales history and other considerations. The effect of this difference is that under US GAAP, Partners’ equity is lower by $3,204,000 as compared to such amount pursuant to AGAAP.
      Due to the consistency in the Company’s operations, sales generated, customer base, warranty offerings and historical cost experience there has not been a material change in amount of accrued obligation at the balance sheet date since 2000.

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 32.	Major Differences Between Australian GAAP and US GAAP (Continued)

(t)	MRT Factory — Costs to Sell Land and Buildings
      In fiscal 2001 South Pacific Tyres decided to close its medium truck radial tyre plant at Somerton. $1,500,000 was recorded as an accrued obligation under AGAAP for the costs associated with the separation and ultimate sale of the land and buildings. In October 2001 the South Pacific Tyres Board reconsidered its decision and changed the classification of the site to “held for use” and reversed the provision. Since the AGAAP provision represented “costs to sell” and the land and buildings were not considered to be impaired under the “held for use” criteria pursuant to SFAS 121, the provision was reversed for US GAAP purposes. As a result, net profit according to US GAAP was increased by $1,500,000 in the year ended 30 June 2001 and reduced by the same amount for US GAAP in the year ended 30 June 2002.

(u)	Change in Accounting Policy — Employee Benefits
      The consolidated entity has applied the revised AASB 1028 “Employee Benefits” for the first time from 1 July 2002. The liability for wages and salaries, annual leave and sick leave is now calculated using the remuneration rates the consolidated entity expects to pay as at each reporting date, not wage and salary rates current at reporting date.
      Under AGAAP the initial adjustment of $103,373 to the consolidated financial report as at 1 July 2002 as a result of this change was charged directly to retained earnings. Under US GAAP, this has been accounted for as a reduction of net income of $103,373 in the year ended 30 June 2003.

(v)	Revenue Recognition
      Under AGAAP, interest revenue and proceeds from the sale of non current assets are recorded as other revenues from ordinary activities and the book basis of the assets and businesses sold is included in expenses. Under US GAAP, interest revenue is classified as other income and the difference between the sale proceeds and the book basis of the assets and business sold would be presented as a gain or loss and included in the determination of net profit (loss). Accordingly, revenue for the years 2004, 2003 and 2002 under US GAAP would have been $818,736,638, $793,596,996 and $829,385,986, respectively.

Note 33.	Reconciliation to United States Generally Accepted Accounting Principles (US GAAP)
Statement of Financial Performance

			Restated

		2004	2003	2002
		$	$	$

Net profit/(loss) of the consolidated entity per Australian GAAP		(22,481,300)	(39,563,785)	(130,026,700)
Less interest of outside equity holders	32(b)	—	—	470

Net profit/(loss) attributable to the consolidated entity		(22,481,300)	(39,563,785)	(130,027,170)
Adjustments required to accord with US GAAP:
Add/(deduct)		977,171	1,473,930	(5,123,240)

Net profit/(loss) according to US GAAP		(21,504,129)	(38,089,855)	(135,150,410)

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 33.	Reconciliation to United States Generally Accepted Accounting Principles (US GAAP) (Continued)
Statement of Comprehensive Income/(Loss)

		Restated

	2004	2003	2002
	$	$	$

Net profit/(loss) according to US GAAP	(21,504,129)	(38,089,855)	(135,150,410)
Foreign currency translation reserve (net of nil tax)	—	—	3,341,868

Comprehensive Income (Loss)	(21,504,129)	(38,089,855)	(131,808,542)

Reconciliation of Net Profit and Loss According to US GAAP to Net Cash Provided by Operating Activities Determined Under US GAAP.

		Restated

	2004	2003	2002
	$	$	$

Net Cash Provided by Operating Activities according to US GAAP	20,448,913	(56,851,702)	(23,905,073)
Write-down of Property, Plant & Equipment	(4,253,064)	—	(7,800,000)
Depreciation	(22,018,175)	(19,802,624)	(26,302,333)
Amortisation	(1,168,908)	(1,076,008)	(1,800,587)
Amounts set aside to provisions	4,524,572	(38,496,466)	(130,626,931)
Write-off bad trade debts	(1,549,439)	(1,015,199)	(1,386,762)
Gain/(loss) on sale of investments, properties, plant and equipment	(6,134,607)	(7,721,228)	(13,952,817)
Outside equity interest in (profit)/loss for the year	—	—	(470)
Change in assets and liabilities net of effects of purchase and disposal of controlled entities during the financial year:
Increase/(decrease) in receivables	(14,536,916)	(3,494,488)	13,406,489
Increase/(decrease) in inventories	(14,620,947)	1,290,172	(4,628,518)
Increase/(decrease) in prepayments	(103,514)	1,064,694	(180,180)
(Increase)/decrease in accounts payable	23,846,392	22,848,394	(16,683,451)
(Increase)/decrease in provisions	(1,911,330)	69,587,636	68,529,855
Increase/(decrease) in reserves	195,678	—	(3,129,861)
(Increase)/decrease in income taxes payable	(154,865)	(77,057)	180,144
Increase/(decrease) in future income tax benefit	(4,067,919)	(4,345,979)	13,130,085

Net profit/(loss) according to US GAAP	(21,504,129)	(38,089,855)	(135,150,410)

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 33.	Reconciliation to United States Generally Accepted Accounting Principles (US GAAP) (Continued)
Adjustments to reflect US GAAP:

			Restated

		2004	2003	2002
		$	$	$

Add/(Deduct):
Supply Agreement	32(j)	—	—	—
Manufacturing plant accelerated depreciation	32(m)	—	(285,714)	285,714
Depreciation difference Thomastown /Footscray	32(a)	(170,000)	(170,000)	—
Fixed Asset Revaluation depreciation difference	32(a)	298,000	298,000	144,700
Fixed Asset Disposal Difference	32(a)	195,678	—	(8,338)
FAS87 Pension	32(d)	205,000	1,032,000	3,600,000
Environmental remediation	32(k)	59,030	(508,113)	9,900,000
Impairment	32(k)	—	—	(7,800,000)
Advertising	32(p)	—	—	—
Activity Alignment	32(l)	—	—	(4,046,953)
Business Interruption	32(o)	—	1,577,315	(1,577,315)
MRT Factory — Costs to Sell	32(t)	—	—	(1,500,000)
Goodwill Amortisation	32(g)	287,389	287,389	—
Interest Rate Swaps	32(h)	455,174	(517,350)	—
Disposal of PNG — Translation Reserve	32(q)	—	—	(3,645,848)
Initial Adoption of Revised AASB1028	32(u)	—	(103,373)	—
Income tax (expense)/benefit	32(n)	(353,100)	(136,224)	(475,200)

Total Adjustments		977,171	1,473,930	(5,123,240)

Partners’ equity according to AGAAP		35,841,338	58,309,638	97,976,796
Deduct outside equity interests	32(b)	—	—	—

Partners’ equity attributable to the Partners		35,841,338	58,309,638	97,976,796

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 33.	Reconciliation to United States Generally Accepted Accounting Principles (US GAAP) (Continued)
Adjustments required to reflect US GAAP:

			Restated

		2004	2003	2002
		$	$	$

Add/(Deduct):
Asset Revaluation Reserve	32(a)	(12,374,551)	(12,570,229)	(12,570,229)
Supply Agreement	32(j)	—	—	—
Manufacturing plant accelerated depreciation	32(m)	—	—	285,714
Depreciation difference Thomastown/Footscray	32(a)	(340,000)	(170,000)	—
Fixed Asset Revaluation depreciation difference	32(a)	885,400	587,400	289,400
FAS87 Pension	32(d)	(363,000)	(568,000)	(1,600,000)
Environmental remediation/ Impairment	32(k)	1,650,917	1,591,887	2,100,000
Advertising	32(p)	(1,200,000)	(1,200,000)	(1,200,000)
Warranty	32(s)	(3,204,000)	(3,204,000)	(3,204,000)
Activity Alignment	32(l)	—	—	—
Business Interruption	32(o)	—	—	(1,577,315)
MRT Factory — Costs to Sell	32(t)	—	—	—
Goodwill Amortisation	32(g)	574,778	287,389	—
Interest Rate Swaps	32(h)	(62,176)	(517,350)	—
Income tax (expense)/benefit	32(n)	81,876	434,976	571,200

Total Adjustments		(14,350,756)	(15,327,927)	(16,905,230)

Partners’ equity according to US GAAP		21,490,582	42,981,711	81,071,566

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 33.	Reconciliation to United States Generally Accepted Accounting Principles (US GAAP) (Continued)

	Australian Fund

	2004	2003	2002
	$	$	$

Pension Plan data supporting Note 26
Plan’s funded status at 30 June is summarised as follows:
Actuarial present value of accumulated obligations:
— Vested	135,209,000	120,700,000	141,100,000
— Non Vested	—	—	—
Total accumulated benefit obligation	135,209,000	120,700,000	141,100,000
Projected benefit obligation	135,957,000	121,887,000	142,532,000
Plan assets at fair value	138,236,000	121,360,000	152,709,000
Excess/(deficiency) of assets over benefit obligations	2,279,000	(527,000)	10,177,000
Unrecognised net gain/(loss)	(11,588,000)	(11,719,000)	573,000
Net Pension (Liability)/Asset	13,867,000	11,192,000	9,604,000
NET PENSION COST
Defined Benefit Plans:
— Service cost-benefits earned during the year	10,240,000	13,914,000	10,311,000
— Interest cost on projected benefit obligation	7,313,000	7,131,000	10,072,000
— Expected return on plan assets	(8,495,000)	(10,092,000)	(13,084,000)
— Net amortisation and settlement and curtailment (gain)/loss	—	—	—
Net Pension Cost of Defined Benefit Plans	9,058,000	10,953,000	7,299,000
ASSUMPTIONS (used to determine net pension cost)
Weighted average discount rate	6.00%	6.00%	6.00%
Rate of increase in compensation level	3.50%	3.50%	3.50%
Expected long term rate of return	7.00%	7.00%	7.00%
      The expected long term rate of return on pension assets is based on a strategic asset allocation. The real rate of return (net of inflation) is expected to average 4.5% over the long term and the long term average rate of inflation is expected to be 2.5%.

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 33.	Reconciliation to United States Generally Accepted Accounting Principles (US GAAP) (Continued)

	30 June	30 June	30 June
MEASUREMENT DATE	2004	2003	2002
CHANGE IN BENEFIT OBLIGATION
Projected Benefit Obligation at beginning of year	121,887,000	142,532,000	179,926,000
Service cost	10,240,000	13,914,000	10,311,000
Interest cost	7,313,000	7,131,000	10,072,000
Member contributions	1,387,000	—	—
Actuarial (gain) /loss	8,511,000	(14,990,000)	(19,177,000)
Benefits, administrative expenses and tax paid	(13,381,000)	(26,700,000)	(38,600,000)
Projected Benefit Obligation at end of year	135,957,000	121,887,000	142,532,000
ASSUMPTIONS (used to determine end of the year benefit obligations)
Weighted average discount rate	5.50%	6.00%	6.00%
Rate of increase in compensation level	3.50%	3.50%	3.50%
CHANGE IN PLAN ASSETS
Market value of assets at beginning of year	121,360,000	152,709,000	180,630,000
Member/Employer Contributions	13,120,000	12,541,000	10,467,000
Benefits, administrative expenses and tax paid	(13,381,000)	(26,700,000)	(38,600,000)
Actual return on plan assets	17,137,000	(17,190,000)	212,000
Market value of assets at end of year	138,236,000	121,360,000	152,709,000
CONTRIBUTIONS
      Employer contributions to the Australian fund during the year ending 30 June 2005 are expected to be $13,580,000.
ADDITIONAL INFORMATION
Estimated Future Benefit Payments
      The following benefit payments, which reflect expected future service, as appropriate, are expected to be paid:

2005	14,936,000
2006	15,185,000
2007	18,597,000
2008	18,080,000
2009	18,739,000
2010-2014	82,616,000

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 33.	Reconciliation to United States Generally Accepted Accounting Principles (US GAAP) (Continued)
Plan Assets
      The allocation of the Fund’s assets by asset category is as follows:

		Plan assets

	Target	June	June
	Allocation	2004	2003

Asset Category
Equity securities	64%	64%	73%
Debt securities	22%	21%	15%
Real estate	9%	9%	10%
Other	5%	6%	2%
      The primary investment objective of the South Pacific Tyres Fund within Equipsuper is to achieve a rate of return (after tax and investment expenses) that exceeds inflation (CPI) increases by at least 4.0% per annum over rolling three year periods.
      The South Pacific Tyres partnership (SPT) has maintained Pension Plan benefits for its Australian employees which has comprised both Accumulation and Defined Benefit Components. Both the Defined Benefit and Accumulation components of the Plan have legally existed within a plan sponsored by its Australian partner, Ansell Limited (Ansell).
      SPT has maintained notional separation of the plan assets and the benefit obligations for all periods presented. Accordingly the accompanying financial information is intended to provide relevant disclosures required pursuant to SFAS 87 and SFAS 132 (revised) with respect to the defined benefit and accumulation components of the SPT plan.
      Effective 1 April 2004 legal separation from Ansell was achieved and members were transferred out of the Pacific Dunlop Superannuation Fund to Equipsuper (an independent superannuation fund).

				Restated

			2004	2003	2002
			$	$	$

Partners’ equity in accordance with US GAAP-Rollforward
Opening Balance July 1			42,981,711	81,071,566	217,507,945
Cumulative effect of restatement adjustments at 1st July 2001			—	—	(29,627,838)
Net Profit (loss)			(21,504,129)	(38,089,855)	(135,150,410)
Additional contributed equity — Goodyear Tyres Pty Ltd			13,000	—	—
Movement in Other Comprehensive Income			—	—	3,341,869
Additional Equity Contribution — Supply Agreement	32(j	)	—	—	25,000,000

Closing Balance			21,490,582	42,981,711	81,071,566

SOUTH PACIFIC TYRES AND CONTROLLED ENTITIES
NOTES TO THE FINANCIAL STATEMENTS — (Continued)

Note 33.	Reconciliation to United States Generally Accepted Accounting Principles (US GAAP) (Continued)
Balance Sheet GAAP Adjustment Reconciliation

		2004			2003			2002
		$			$			$

	Notes	AGAAP	Adjustment	US GAAP	AGAAP	Adjustment	US GAAP	AGAAP	Adjustment	US GAAP

STATEMENT OF FINANCIAL POSITION
CURRENT ASSETS
Cash assets		56,435,875		56,435,875	15,229,939		15,229,939	37,100,672		37,100,672
Receivables		130,174,880		130,174,880	137,441,630		137,441,630	141,657,657		141,657,657
Inventories		147,411,193		147,411,193	162,032,137		162,032,137	160,741,965		160,741,965
Prepayments		3,219,753		3,219,753	3,323,269		3,323,269	2,258,575		2,258,575

TOTAL CURRENT ASSETS		337,241,701	0	337,241,701	318,026,975	0	318,026,975	341,758,869	0	341,758,869

NON-CURRENT ASSETS
Receivables		1,651,270		1,651,270	9,546,303		9,546,303	30,384,952		30,384,952
Property, plant and equipment	32(a), 32(m),
	32(k)	197,823,676	(21,663,151)	176,160,525	218,425,028	(19,952,829)	198,472,199	202,827,093	(19,795,115)	183,031,978
Intangible assets	32(g)	4,498,952	574,778	5,073,730	4,916,874	287,389	5,204,263	5,204,262		5,204,262
Deferred tax assets	32(n)	14,516,753	81,876	14,598,629	18,231,572	434,976	18,666,548	22,441,327	571,200	23,012,527

TOTAL NON-CURRENT ASSETS		218,490,651	(21,006,497)	197,484,154	251,119,777	(19,230,464)	231,889,313	260,857,634	(19,223,915)	241,633,719

TOTAL ASSETS		555,732,352	(21,006,497)	534,725,855	569,146,752	(19,230,464)	549,916,288	602,616,503	(19,223,915)	583,392,588

CURRENT LIABILITIES
Payables	32(p), 32(d),
	32(h)	144,028,406	1,625,176	145,653,582	159,953,830	2,285,350	162,239,180	161,782,718	2,800,000	164,582,718
Interest bearing liabilities		188,484,663		188,484,663	171,413,834		171,413,834	142,395,212		142,395,212
Current tax liabilities		290,809		290,809	135,944		135,944	58,887		58,887
	32(k), 32(s),
	32(I),
Provisions	32(o), 32(t)	54,318,272	(8,280,917)	46,037,355	53,365,690	(6,187,887)	47,177,803	102,837,858	(5,118,685)	97,719,173

TOTAL CURRENT LIABILITIES		387,122,150	(6,655,741)	380,466,409	384,869,298	(3,902,537)	380,966,761	407,074,675	(2,318,685)	404,755,990

NON-CURRENT LIABILITIES
Payables		704,179		704,179	7,986,959		7,986,959	28,491,815		28,491,815
Interest bearing liabilities		125,707,508		125,707,508	111,097,444		111,097,444	61,095,014		61,095,014
Provisions		6,357,177		6,357,177	6,883,413		6,883,413	7,978,203		7,978,203

TOTAL NON-CURRENT LIABILITIES		132,768,864	0	132,768,864	125,967,816	0	125,967,816	97,565,032	0	97,565,032

TOTAL LIABILITIES		519,891,014	(6,655,741)	513,235,273	510,837,114	(3,902,537)	506,934,577	504,639,707	(2,318,685)	502,321,022

PARTNERS’ EQUITY/ ACCUMULATED LOSSES		35,841,338	(14,350,756)	21,490,582	58,309,638	(15,327,927)	42,981,711	97,976,796	(16,905,230)	81,071,566

TOTAL LIABILITIES AND PARTNERS’ EQUITY		555,732,352	(21,006,497)	534,725,855	569,146,752	(19,230,464)	549,916,288	602,616,503	(19,223,915)	583,392,588

Note 33.	Reconciliation to United States Generally Accepted Accounting Principles (US GAAP) (Continued)

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,

	2005	2004	2005	2004
(In millions, except per share amounts)
NET SALES	$4,992	$4,519	$9,759	$8,821
Cost of Goods Sold	3,945	3,590	7,764	7,066
Selling, Administrative and General Expense	746	693	1,432	1,376
Rationalizations (Note 2)	(5)	10	(13)	34
Interest Expense	101	89	203	173
Other (Income) and Expense (Note 3)	18	29	30	79
Minority Interest in Net Income of Subsidiaries	33	19	54	25

Income before Income Taxes	154	89	289	68
United States and Foreign Taxes on Income	85	59	152	116

NET INCOME (LOSS)	$69	$30	$137	$(48)

NET INCOME (LOSS) PER SHARE OF COMMON STOCK — BASIC	$0.39	$0.17	$0.78	$(0.28)

Average Shares Outstanding (Note 4)	176	175	176	175
NET INCOME (LOSS) PER SHARE OF COMMON STOCK — DILUTED	$0.34	$0.17	$0.69	$(0.28)

Average Shares Outstanding (Note 4)	208	177	208	175
The accompanying notes are an integral part of these consolidated financial statements.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
	2005	2004
(In millions)
ASSETS:
Current Assets:
Cash and Cash Equivalents	$1,621	$1,968
Restricted Cash (Note 1)	219	152
Accounts and Notes Receivable, less Allowance — $134 ($144 in 2004)	3,516	3,408
Inventories:
Raw Materials	617	586
Work in Process	146	140
Finished Products	2,157	2,059

	2,920	2,785
Prepaid Expenses and Other Current Assets	339	300

Total Current Assets	8,615	8,613
Other Assets	509	669
Goodwill	666	720
Other Intangible Assets	154	163
Deferred Income Tax	83	83
Deferred Pension Costs	823	830
Properties and Plants, less Accumulated Depreciation — $7,847 ($7,836 in 2004)	5,159	5,455

Total Assets	$16,009	$16,533

LIABILITIES:
Current Liabilities:
Accounts Payable-Trade	$1,850	$1,970
Compensation and Benefits	1,080	1,029
Other Current Liabilities	458	589
United States and Foreign Taxes	281	271
Notes Payable (Note 5)	265	221
Long Term Debt and Capital Leases due within one year (Note 5)	202	1,010

Total Current Liabilities	4,136	5,090
Long Term Debt and Capital Leases (Note 5)	5,033	4,449
Compensation and Benefits	4,969	5,036
Deferred and Other Noncurrent Income Taxes	394	406
Other Long Term Liabilities	616	633
Minority Equity in Subsidiaries	816	846

Total Liabilities	15,964	16,460
Commitments and Contingent Liabilities (Note 7)

SHAREHOLDERS’ EQUITY:
Preferred Stock, no par value:
Authorized, 50 shares, unissued	—	—
Common Stock, no par value:
Authorized, 300 shares, Outstanding shares — 176 (176 in 2004) after deducting 20 treasury shares (20 in 2004)	176	176
Capital Surplus	1,395	1,392
Retained Earnings	1,207	1,070
Accumulated Other Comprehensive Income (Loss)	(2,733)	(2,565)

Total Shareholders’ Equity	45	73

Total Liabilities and Shareholders’ Equity	$16,009	$16,533

The accompanying notes are an integral part of these consolidated financial statements.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,

	2005	2004	2005	2004
(In millions)
Net Income (Loss)	$69	$30	$137	$(48)
Other Comprehensive Income (Loss):
Foreign Currency Translation Loss	(91)	(65)	(203)	(104)
Minimum Pension Liability	23	7	35	2
Deferred Derivative Gain (Loss)	(3)	4	(16)	(1)
Reclassification Adjustment for Amounts Recognized in Income (Loss)	—	(4)	14	8
Tax on Derivative Reclassification Adjustment	—	—	(1)	(4)
Unrealized Investment Gain	2	5	3	12

Comprehensive Income (Loss)	$—	$(23)	$(31)	$(135)

The accompanying notes are an integral part of these consolidated financial statements.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months
	Ended June 30,

	2005	2004
(In millions)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$137	$(48)
Adjustments to reconcile net income (loss) to cash flows from operating activities:
Depreciation and amortization	307	310
Rationalizations (Note 2)	(15)	1
Net gain on the sale of assets (Note 3)	(12)	(3)
Fire loss deductible expense (Note 3)	(8)	12
Minority interest and equity earnings	51	20
Net cash flows from sale of accounts receivable	(1)	46
Pension contributions	(138)	(44)
Changes in operating assets and liabilities, net of asset acquisitions and dispositions:
Accounts and notes receivable	(172)	(583)
Inventories	(241)	(96)
Accounts payable — trade	(57)	(21)
Prepaids	(41)	75
Compensation and benefits	228	214
United States and foreign taxes	35	42
Other assets and liabilities	(12)	35

Total adjustments	(76)	8

TOTAL CASH FLOWS FROM OPERATING ACTIVITIES	61	(40)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(228)	(165)
Acquisitions	—	(51)
Proceeds from asset dispositions	19	11
Other transactions	5	—

TOTAL CASH FLOWS FROM INVESTING ACTIVITIES	(204)	(205)
CASH FLOWS FROM FINANCING ACTIVITIES:
Short term debt incurred	142	106
Short term debt paid	(72)	(95)
Long term debt incurred	2,310	1,363
Long term debt paid	(2,412)	(1,220)
Debt issuance costs	(50)	(37)
Increase in restricted cash	(67)	(61)
Other transactions	(4)	(17)

TOTAL CASH FLOWS FROM FINANCING ACTIVITIES	(153)	39
Effect of exchange rate changes on cash and cash equivalents	(51)	(34)

Net Change in Cash and Cash Equivalents	(347)	(240)
Cash and Cash Equivalents at Beginning of the Period	1,968	1,546

Cash and Cash Equivalents at End of the Period	$1,621	$1,306

The accompanying notes are an integral part of these consolidated financial statements.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)
NOTE 1.     ACCOUNTING POLICIES

Basis of Presentation
      The accompanying unaudited consolidated financial statements have been prepared in accordance with Form 10-Q instructions and in the opinion of management contain all adjustments (including normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for the periods presented. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. These interim consolidated financial statements should be read in conjunction with the consolidated financial statements and related notes thereto included in Current Report on Form 8-K for the year ended December 31, 2004 filed on June 20, 2005 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2005.
      Operating results for the three and six month periods ended June 30, 2005 are not necessarily indicative of the results expected in subsequent quarters or for the year ending December 31, 2005.

Consolidation of Variable Interest Entities
      In accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. 46, “Consolidation of Variable Interest Entities (“VIE”) — an Interpretation of ARB No. 51,” as amended by FASB Interpretation No. 46R (collectively, “FIN 46”), we consolidated two previously unconsolidated investments, effective January 1, 2004. South Pacific Tyres (SPT), a 50% owned manufacturer, marketer and exporter of tires in Australia and New Zealand and Tire and Wheel Assembly (T&WA), a 40% owned wheel mounting operation in the United States, which ships to original equipment manufacturers, are consolidated in all periods presented in the accompanying consolidated financial statements.

Restricted Cash
      Restricted cash includes, among other things, insurance proceeds received related to asbestos litigation and Entran II litigation and Goodyear contributions made related to Entran II litigation. Refer to Note 7, Commitments and Contingent Liabilities, for further information about Entran II claims. In addition, we will, from time to time, maintain balances on deposit at various financial institutions as collateral for borrowings incurred by various subsidiaries, as well as cash deposited in support of trade agreements and performance bonds. The availability of these balances is restricted to the extent of the borrowings.

Stock-Based Compensation
      We use the intrinsic value method to measure the cost of stock-based compensation. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of our common stock at the date of the grant over the amount an employee must pay to acquire the stock. Compensation cost for stock appreciation rights and performance units is recorded based on the quoted market price of our stock at the end of the reporting period.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The following table presents the pro forma effect from using the fair value method to measure compensation cost:

	Three Months		Six Months
	Ended June 30,		Ended June 30,

	2005	2004	2005	2004
(In millions, except per share amounts)
Net income (loss) as reported	$69	$30	$137	$(48)
Add: Stock-based compensation expense (income) included in net income (loss) (net of tax)	1	—	—	1
Deduct: Stock-based compensation expense calculated using the fair value method (net of tax)	(5)	(4)	(7)	(8)

Net income (loss) as adjusted	$65	$26	$130	$(55)

Net income (loss) per share:
Basic — as reported	$0.39	$0.17	$0.78	$(0.28)
— as adjusted	0.37	0.15	0.74	(0.31)
Diluted — as reported	$0.34	$0.17	$0.69	$(0.28)
— as adjusted	0.33	0.15	0.66	(0.31)

Recently Issued Accounting Standards
      The FASB has issued Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS 123R). Under the provisions of SFAS 123R, companies are required to measure the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exception). That cost will be recognized over the period during which an employee is required to provide service in exchange for the award, usually the vesting period. On April 14, 2005, the Securities and Exchange Commission (SEC) approved a delay to the effective date of SFAS 123R. Under the new SEC rule, SFAS 123R is effective for annual periods that begin after June 15, 2005. SFAS 123R applies to all awards granted, modified, repurchased or cancelled by us after December 31, 2005 and to unvested options at the date of adoption. We do not expect the adoption of SFAS 123R to have a material impact on our results of operations, financial position or liquidity.
      The FASB has issued Statement of Financial Accounting Standards No. 151, “Inventory Costs — an amendment of ARB No. 43, Chapter 4” (SFAS 151). The provisions of SFAS 151 are intended to eliminate narrow differences between the existing accounting standards of the FASB and the International Accounting Standards Board (IASB) related to inventory costs, in particular, the treatment of abnormal idle facility expense, freight, handling costs and spoilage. SFAS 151 requires that these costs be recognized as current period charges regardless of the extent to which they are considered abnormal. The provisions of SFAS 151 are effective for inventory costs incurred during fiscal years beginning after June 15, 2005. We are currently assessing the potential impact of implementing SFAS 151 on the consolidated financial statements.
      FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” (FIN 47) an interpretation of FASB Statement No. 143, “Accounting for Asset Retirement Obligations” (SFAS 143), clarifies the term conditional asset retirement obligation as used in SFAS 143. The term refers to a legal obligation to perform an asset retirement activity in which the timing and (or) method of settlement are conditional on a future event that may or may not be within the control of the entity. The obligation to perform the asset retirement activity is unconditional even though uncertainty exists about the timing and (or) method of settlement. Thus, the timing and (or) method of settlement may be conditional on a future event. Accordingly, an entity is required to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. The fair value of a liability for the conditional asset retirement obligation should be recognized when incurred — generally upon acquisition,

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
construction, or development and (or) through the normal operation of the asset. Uncertainty about the timing and (or) method of settlement of a conditional asset retirement obligation should be factored into the measurement of the liability when sufficient information exists. FIN 47 is effective for fiscal years ending after December 15, 2005. Retrospective application for interim financial information is permitted but is not required. We are currently evaluating the impact of FIN 47 on the consolidated financial statements and will implement this new standard for the year ended December 31, 2005, in accordance with its requirements.
      In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections.” SFAS No. 154 is a replacement of APB No. 20 and FASB Statement No. 3. SFAS No. 154 provides guidance on the accounting for and reporting of accounting changes and error corrections. It establishes retrospective application as the required method for reporting a change in accounting principle. SFAS No. 154 provides guidance for determining whether retrospective application of a change in accounting principle is impracticable and for reporting a change when retrospective application is impracticable. The reporting of a correction of an error by restating previously issued financial statements is also addressed by SFAS No. 154. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 31, 2005. We will adopt this pronouncement beginning in fiscal year 2006.
      In June 2005, the FASB staff issued a FASB Staff Position 143-1 “Accounting for Electronic Equipment Waste Obligations” (FSP 143-1) to address the accounting for obligations associated with the Directive 2002/96/ EC on Waste Electrical and Electronic Equipment (the “Directive”) adopted by the European Union. The Directive effectively obligates a commercial user to incur costs associated with the retirement of a specified asset that qualifies as historical waste equipment. The commercial user should apply the provisions of SFAS 143 and the related FIN 47 discussed above. An entity should recognize the cumulative effect of initially applying FSP 143-1 as a change in accounting principle as described in paragraph 20 of APB (Accounting Principals Board) Opinion No. 20, “Accounting Changes.” FSP 143-1 shall be applied the later of the first reporting period ending after June 8, 2005 or the date of the adoption of the law by the applicable EU-member country. We have adopted the FSP during the second quarter of 2005 at certain of our European operations where applicable legislation was adopted and the impact on the consolidated financial statements was not significant.

Reclassification
      Certain items previously reported in specific financial statement captions have been reclassified to conform to the current presentation.
NOTE 2.     COSTS ASSOCIATED WITH RATIONALIZATION PROGRAMS
      To maintain global competitiveness, we have implemented rationalization actions over the past several years for the purpose of reducing excess capacity, eliminating redundancies and reducing costs.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The following table shows the reconciliation of our liability for rationalization actions between periods:

		Other Than
	Associate-	Associate-related
	related Costs	Costs	Total
(In millions)
Balance at December 31, 2004	$41	$27	$68
First quarter charges	1	1	2
Incurred	(16)	(3)	(19)
Reversed	(4)	(6)	(10)

Balance at March 31, 2005	22	19	41
Second quarter charges	—	—	—
Incurred	(6)	(3)	(9)
Reversed	(5)	—	(5)

Balance at June 30, 2005	$11	$16	$27

      During the second quarter of 2005, $5 million ($5 million after-tax or $0.02 per share) of reserves were reversed for rationalization actions no longer needed for their originally-intended purposes. These reversals primarily consisted of associate-related costs related to a 2003 plant closure in the North American Tire Segment.
      For the first six months of 2005, $13 million ($12 million after-tax or $0.06 per share) of net reserves were reversed, which included reversals of $15 million ($14 million after-tax or $0.07 per share) for reserves from rationalization actions no longer needed for their originally-intended purpose, partially offset by charges related to plans initiated in 2004 of $2 million ($2 million after-tax or $0.01 per share). The $15 million in reversals consisted of $9 million of associate-related costs for plans initiated in 2004 and 2003, and $6 million primarily for non-cancelable leases that were exited during the first quarter related to plans initiated in 2001 and earlier.
      The accrual balance of $27 million at June 30, 2005 includes approximately $12 million related to long-term non-cancelable lease costs and approximately $15 million of other costs that are expected to be substantially utilized by December 31, 2005.
      Accelerated depreciation charges were recorded for fixed assets that will be taken out of service in connection with certain rationalization plans initiated in 2003 and 2004 in the Engineered Products and European Union Tire Segments. During the second quarter of 2005 there were no accelerated depreciation charges, and for the second quarter of 2004 $1 million was recorded in Cost of Goods Sold for accelerated depreciation charges. During the first six months of 2005 and 2004, $1 million and $5 million, respectively, were recorded in Cost of Goods Sold.
      2004 rationalization activities consisted primarily of warehouse, manufacturing and sales and marketing associate reductions in Engineered Products, a farm tire manufacturing consolidation in European Union Tire, administrative associate reductions in North American Tire, European Union Tire and corporate functional groups, and manufacturing, sales and research and development associate reductions in North American Tire. In fiscal year 2004, net charges were recorded totaling $56 million ($52 million after-tax or $0.27 per share). The net charges included reversals of $39 million ($32 million after-tax or $0.17 per share) related to reserves from rationalization actions no longer needed for their originally-intended purpose, and new charges of $95 million ($84 million after-tax or $0.44 per share). Included in the $95 million of new charges were $77 million for plans initiated in 2004, as described above. Approximately 1,400 associates will be released under programs initiated in 2004, of which approximately 900 have been released to date (265 during the first six months of 2005). The costs of the 2004 actions consisted of $40 million related to future cash outflows,

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
primarily for associate severance costs, $32 million in non-cash pension curtailments and postretirement benefit costs and $5 million for non-cancelable lease costs and other exit costs. Costs in 2004 also included $16 million related to plans initiated in 2003, consisting of $14 million of non-cancelable lease costs and other exit costs and $2 million of associate severance costs. The reversals are primarily the result of lower than initially estimated associate severance costs of $35 million and lower leasehold and other exit costs of $4 million. Of the $35 million of associate severance cost reversals, $12 million related to previously-approved plans in Engineered Products that were reorganized into the 2004 warehouse, manufacturing, and sales and marketing associate reductions.
      Additional restructuring charges of $3 million related to 2004 and 2003 rationalization plans not yet recorded are expected to be incurred and recorded primarily during the remainder of 2005.
NOTE 3.     OTHER (INCOME) AND EXPENSE

	Three Months		Six Months
	Ended June 30,		Ended June 30,

	2005	2004	2005	2004
(In millions)
Financing fees and financial instruments	$63	$28	$89	$61
Environmental insurance recoveries	(19)	—	(20)	—
Interest income	(13)	(7)	(27)	(14)
General & product liability — discontinued products	(8)	8	4	17
Foreign currency exchange	5	(2)	11	4
Equity in earnings of affiliates	(2)	(2)	(5)	(4)
Gain on asset sales	—	(2)	(13)	(5)
Miscellaneous	(8)	6	(9)	20

	$18	$29	$30	$79

      Financing fees and financial instruments in the three and six months ended June 30, 2005 included $47 million of debt issuance costs written-off in connection with our refinancing activities during the second quarter of 2005. This includes approximately $30 million of previously unamortized fees related to replaced facilities and $17 million of costs related to the new facilities. The six months of 2004 included $13 million of debt issuance costs written-off in connection with the first quarter 2004 refinancing. Refer to Note 5, Financing Arrangements, for further information on the 2005 refinancing activities.
      General & product liability–discontinued products includes charges for claims against us related to asbestos personal injury claims, anticipated liabilities related to Entran II claims and settlements with certain insurance companies related to asbestos. During the quarter ended June 30, 2005, we recorded a gain from an insurance settlement with certain insurance companies related to environmental and asbestos (included in general and product liability — discontinued products and environmental insurance recoveries) coverage. A portion of the costs incurred by us related to these claims had been recorded in prior years. Refer to Note 7, Commitments and Contingent Liabilities, for further information.
      Interest income consisted primarily of amounts earned on cash deposits. The increase in 2005 was due primarily to higher levels of cash deposits in the United States.
      (Gain) loss on asset sales for the second quarter of 2005 included a gain of $2 million ($2 million after-tax or $0.01 per share) primarily on the sale of retail stores in the North American Tire Segment and a loss of $2 million ($1 million after-tax or $0.00 per share) on the sale of assets in the European Union and Eastern Europe Tire Segments. Other (Income) and Expense for the second quarter of 2004 included a gain of $3 million ($2 million after-tax or $0.01 per share) on the sale of assets in North American Tire and European

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Union Tire and a loss of $1 million ($1 million after-tax or $0.00 per share) on the sale of retail outlets in European Union Tire.
      (Gain) loss on asset sales in the first six months of 2005 included a net gain of $13 million ($12 million after-tax or $0.06 per share) primarily on the sale of Corporate assets and assets in the North American Tire and European Union Tire Segments. Other (Income) and Expense in the first six months of 2004 included a gain of $8 million ($5 million after-tax or $0.03 per share) on the sale of assets in the North American Tire, European Union Tire and Engineered Products and a loss of $3 million ($2 million after-tax or $0.01 per share) on the sale of Corporate assets and assets in the European Union Tire Segment.
      Miscellaneous (income) expense includes gains of $12 million ($6 million after-tax or $0.02 per share) and $14 million ($7 million after-tax or $0.03 per share), during the second quarter and first six months of 2005, respectively, related to a 2004 fire at a company facility in Germany. The gains represent insurance recoveries in excess of the net book value of assets destroyed and clean-up expenses incurred by us at this facility. Goodyear has reached final settlement with its insurance providers. Miscellaneous (income) expense during the first six months of 2004 includes $12 million ($12 million after-tax or $0.07 per share) of expense for insurance deductibles related to fires at company facilities in Germany, France and Thailand.
NOTE 4.     PER SHARE OF COMMON STOCK
      Basic earnings per share has been computed based on the average number of common shares outstanding.
      In the fourth quarter of 2004, we adopted the provisions of Emerging Issues Task Force Issue No. 04-08, “The Effect of Contingently Convertible Debt on Diluted Earnings per Share.” This pronouncement requires shares issuable under contingent conversion provisions in a debt agreement to be included in the calculation of diluted earnings per share regardless of whether the provisions of the contingent feature have been met.
      There are contingent conversion features included in our $350 million 4% Convertible Senior Notes due 2034, issued on July 2, 2004. Accordingly, average shares outstanding — diluted in the three and six months ended 2005 includes approximately 29 million contingently issuable shares. Net income per share — diluted in the three and six months ended June 30, 2005 also includes an earnings adjustment representing avoided after-tax interest expense of $4 million and $8 million, respectively, resulting from the assumed conversion of the Notes.
      The Convertible Senior Notes became convertible on July 18, 2005. They are convertible at the option of the holders and will remain convertible through September 30, 2005, the last day of the third quarter. If all outstanding notes were surrendered for conversion, the aggregate number of shares of common stock issued would be approximately 29 million. The notes could be convertible after September 30, 2005 if the sale price condition is met in any future fiscal quarter or if any of the other conditions for conversion set forth in the indenture governing the Notes are met.
      The following table presents the number of incremental weighted average shares used in computing diluted per share amounts:

	Three Months		Six Months
	Ended		Ended
	June 30,		June 30,

	2005	2004	2005	2004
(In millions)
Average shares outstanding — basic	176	175	176	175
4% Convertible Senior Notes due 2034	29	—	29	—
Stock Options and other dilutive securities	3	2	3	—

Average shares outstanding — diluted	208	177	208	175

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      For the periods ended June 30, 2005 and 2004, approximately 29 million and 28 million, respectively, equivalent shares related to stock options, restricted stock and performance grants with exercise prices that were greater than the average market price of our common shares were excluded from average shares outstanding — diluted, as inclusion would have been anti-dilutive. In addition, for the first six months of 2004, 2 million equivalent shares of stock options, restricted stock and performance grants with exercise prices that were less than the average market price of our common shares were excluded from average shares outstanding — diluted as we were in a net loss position and, therefore, inclusion would have been anti-dilutive.
      The following table presents the computation of adjusted net income (loss) used in computing net income (loss) per share — diluted. The computation assumes that after-tax interest costs incurred on the 4% Convertible Senior Notes due 2034 would have been avoided had the Notes been converted as of April 1, 2005 for the three months ended June 30, 2005 and January 1, 2005 for the six months ended June 30, 2005.

	Three Months		Six Months
	Ended June 30,		Ended June 30,

	2005	2004	2005	2004
(In millions)
Net Income (Loss)	$69	$30	$137	$(48)
After-tax impact of 4% Convertible Senior Notes due 2034	4	—	8	—

Adjusted Net Income (Loss)	$73	$30	$145	$(48)

NOTE 5.     FINANCING ARRANGEMENTS
      At June 30, 2005, we had total credit arrangements totaling $7,504 million, of which $1,580 million were unused.

Notes Payable, Long Term Debt due Within One Year and Short Term Financing Arrangements
      At June 30, 2005, we had short term committed and uncommitted credit arrangements totaling $413 million, of which $136 million related to consolidated VIEs. Of these amounts, $148 million and $23 million, respectively, were unused. These arrangements are available primarily to certain of our international subsidiaries through various banks at quoted market interest rates. There are no commitment fees associated with these arrangements.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The following table presents information about amounts due within one year at June 30, 2005 and December 31, 2004:

	2005	2004
(In millions)
Notes payable:
International subsidiaries	$152	$130
Amounts related to VIEs	113	91

	$265	$221

Weighted-average interest rate	6.46%	6.74%
Long term debt due within one year:
6.375% Euro Notes due 2005	$—	$542
5.375% Swiss franc bonds due 2006	123	—
Amounts related to VIEs	6	24
European credit facilities	—	400
Other (including capital leases)	73	44

	$202	$1,010

Weighted-average interest rate	5.47%	6.78%
Total obligations due within one year	$467	$1,231

      Amounts related to VIEs in Notes payable represent short term debt of SPT. Amounts related to VIEs in Long term debt due within one year represent amounts owed by T&WA and amounts under lease-financing arrangements with SPEs. At June 30, 2005, we were a party to lease agreements with certain SPEs that are VIEs as defined by FIN 46. The agreements were related to certain North American distribution facilities.

Long Term Debt and Financing Arrangements
      At June 30, 2005, we had long term credit arrangements totaling $7,091 million, of which $1,432 million were unused.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      The following table presents long term debt at June 30, 2005 and December 31, 2004:

		Weighted		Weighted
		Average		Average
		Interest		Interest
	2005	Rate	2004	Rate
(In millions)
5.375% Swiss franc bonds due 2006	$123	*	$139	*
6.375% Euro notes due 2005	—	*	542	*
4.00% Convertible Senior Notes due 2034	350	*	350	*
Notes:
6 5/8% due 2006	219	*	223	*
8 1/2% due 2007	300	*	300	*
6 3/8% due 2008	100	*	100	*
7 6/7% due 2011	650	*	650	*
Floating rate notes due 2011	200	6.43%	200	6.87%
11% due 2011	448	*	448	*
9% due 2015	400	*	—	*
7% due 2028	149	*	149	*
Bank term loans:
$400 million senior secured term loan European facilities due 2005	—	*	400	6.87
$800 million senior secured asset-based term loan due 2006	—	*	800	6.87
$650 million senior secured asset-based term loan due 2006	—	*	650	6.87
$1.2 billion second lien term loan facility due 2010	1,200	6.43	—	*
$300 million third lien secured term loan due 2011	300	6.43	—	*
€155 million senior secured term loan European facility due 2010	187	6.43	—	*
Pan-European accounts receivable facility due 2009	332	3.84	225	5.16
Revolving credit facilities due 2010	30	4.85	—	—
Other domestic and international debt	106	5.56	129	6.15
Amounts related to VIEs	66	6.16	94	6.41

	5,160		5,399
Capital lease obligations	75		60

	5,235		5,459
Less portion due within one year	202		1,010

	$5,033		$4,449

*	Represents debt with fixed interest rate.
      The Swiss franc bonds, Convertible Senior Notes and other Notes have an aggregate book value amount of $2,939 million at June 30, 2005 and are reported net of unamortized discounts totaling $3 million compared to $3,101 million and $4 million, respectively, at December 31, 2004. The principal and interest of the Swiss franc bonds due 2006 were hedged by currency swap agreements at June 30, 2005 and December 31, 2004.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

$350 Million Convertible Senior Note Offering
      On July 2, 2004, we completed an offering of $350 million aggregate principal amount of 4.00% Convertible Senior Notes due June 15, 2034. The notes are convertible into shares of our common stock initially at a conversion rate of 83.07 shares of common stock per $1,000 principal amount of notes, which is equal to an initial conversion price of $12.04 per share. The proceeds from the notes were used to temporarily repay a revolving credit facility and for working capital purposes.

$650 Million Senior Secured Notes
      On March 12, 2004, we completed a private offering of $650 million of senior secured notes, consisting of $450 million of 11% senior secured notes due 2011 and $200 million of floating rate notes due 2011, which accrue interest at LIBOR plus 8%. The proceeds of the notes were used to prepay the remaining outstanding amount under the then-existing U.S. term loan facility, permanently reduce commitments under the then-existing revolving credit facility by $70 million, and for general corporate purposes. The notes are guaranteed by the same subsidiaries that guarantee the U.S. deposit-funded credit facility and asset-based credit facilities. The notes are secured by perfected fourth-priority liens on the same collateral securing those facilities.
      We have the right to redeem the fixed rate notes in whole or in part from time to time on and after March 1, 2008. The redemption price, plus accrued and unpaid interest to the redemption date, would be 105.5%, 102.75%, and 100.0% on and after March 1, 2008, 2009 and 2010, respectively. We may also redeem the fixed rate notes prior to March 1, 2008 at a redemption price equal to 100% of the principal amount plus a make-whole premium. We have the right to redeem the floating rate notes in whole or in part from time to time on and after March 1, 2008. The redemption price, plus accrued and unpaid interest to the redemption date, would be 104.0%, 102.0%, and 100.0% on and after March 1, 2008, 2009 and 2010, respectively. In addition, prior to March 1, 2007, we have the right to redeem up to 35% of the fixed and floating rate notes with net cash proceeds from one or more public equity offerings. The redemption price would be 111% for the fixed rate notes and 100% plus the then applicable floating rate for the floating rate notes, plus accrued and unpaid interest to the redemption date.
      The indenture for the senior secured notes contains restrictions on our operations, including limitations on:

•	incurring additional indebtedness or liens,

•	paying dividends, making distributions and stock repurchases,

•	making investments,

•	selling assets, and

•	merging and consolidating.
      In the event that the senior secured notes have a rating equal to or greater than Baa3 from Moody’s and BBB- from Standard and Poor’s, a number of those restrictions will not apply, for so long as those credit ratings are maintained.

$400 Million Senior Notes Offering
      On June 23, 2005, we completed an offering of $400 million aggregate principal amount of 9.00% Senior Notes due 2015 in a transaction under Rule 144A and Regulation S under the Securities Act. The senior notes are guaranteed by our U.S. and Canadian subsidiaries that also guarantee our obligations under our senior secured credit facilities. The guarantee is unsecured. The proceeds were used to repay $200 million in borrowings under our U.S. first lien revolving credit facility, and to replace $190 million of the cash, that we used to pay the $516 million principal amount of our 6.375% Euro Notes due 2005 at maturity on June 6,

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
2005. In conjunction with the debt issuance, we paid fees of approximately $10 million, which will be amortized over the term of the notes.
      The Indenture governing the senior notes limits our ability and the ability of certain of our subsidiaries to (i) incur additional debt or issue redeemable preferred stock, (ii) pay dividends, or make certain other restricted payments or investments, (iii) incur liens, (iv) sell assets, (v) incur restrictions on the ability of our subsidiaries to pay dividends to us, (vi) enter into affiliate transactions, (vii) engage in sale and leaseback transactions, and (viii) consolidate, merge, sell or otherwise dispose of all or substantially all of our assets. These covenants are subject to significant exceptions and qualifications. For example, if the senior notes are assigned an investment grade rating by Moody’s and S&P and no default has occurred or is continuing, certain covenants will be suspended.
      The following table presents information about long term fixed rate debt at June 30, 2005 and December 31, 2004:

	2005	2004
(In millions)
Carrying amount	$2,875	$3,055
Fair value	2,989	3,215
      The fair value was estimated using quoted market prices or discounted future cash flows. The fair value exceeded the carrying amount at June 30, 2005 and December 31, 2004 due primarily to lower market interest rates. The fair value of the 6 5/8% Notes due 2006 was partially hedged by floating rate swap contracts with notional principal amounts totaling $200 million at June 30, 2005 and December 31, 2004, respectively. The fair value of our variable rate debt approximated its carrying amount at June 30, 2005 and December 31, 2004.
April 8, 2005 Refinancing
      On April 8, 2005 we completed a refinancing in which we replaced approximately $3.28 billion of credit facilities with new facilities aggregating $3.65 billion. The new facilities consist of:

•	a $1.5 billion first lien credit facility due April 30, 2010 (consisting of a $1.0 billion revolving facility and a $500 million deposit-funded facility);

•	a $1.2 billion second lien term loan facility due April 30, 2010;

•	the Euro equivalent of approximately $650 million in credit facilities for Goodyear Dunlop Tires Europe B.V. (“GDTE”) due April 30, 2010 (consisting of approximately $450 million in revolving facilities and approximately $200 million in term loan facilities); and

•	a $300 million third lien term loan facility due March 1, 2011.
      In connection with the refinancing, we paid down and retired the following facilities:

•	our $1.3 billion asset-based credit facility, due March 2006 (the $800 million term loan portion of this facility was fully drawn prior to the refinancing);

•	our $650 million asset-based term loan facility, due March 2006 (this facility was fully drawn prior to the refinancing);

•	our $680 million deposit-funded credit facility due September 2007 (there were $492 million of letters of credit outstanding under this facility prior to the refinancing); and

•	our $650 million senior secured European facilities due April 2005 (the $400 million term loan portion of this facility was fully drawn prior to the refinancing).

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      In conjunction with the refinancing, we paid fees of approximately $57 million. In addition, we paid approximately $20 million of termination fees associated with the replaced facilities. We recognized approximately $47 million of expense in the second quarter to write-off fees associated with the refinancing, including approximately $30 million of previously unamortized fees related to the replaced facilities. The remaining fees will be amortized over the term of the new facilities.

$1.5 Billion First Lien Credit Facility
      The new $1.5 billion first lien credit facility consists of a $1.0 billion revolving facility and a $500 million deposit-funded facility. Our obligations under these facilities are guaranteed by most of our wholly-owned U.S. subsidiaries and by our wholly-owned Canadian subsidiary, Goodyear Canada Inc. Our obligations under this facility and our subsidiaries’ obligations under the related guarantees are secured by collateral that includes, subject to certain exceptions:

•	first-priority security interests in certain U.S. and Canadian accounts receivable and inventory;

•	first-priority security interests in and mortgages on our U.S. corporate headquarters and certain of our U.S. manufacturing facilities;

•	first-priority security interests in the equity interests in our U.S. subsidiaries and up to 65% of the equity interests in our foreign subsidiaries, excluding GDTE and its subsidiaries; and

•	first-priority security interests in substantially all other tangible and intangible assets, including equipment, contract rights and intellectual property.
      The facility, which matures on April 30, 2010, contains certain covenants that, among other things, limit our ability to incur additional unsecured and secured indebtedness (including a limit on accounts receivable transactions), and make investments and sell assets beyond specified limits. Under certain circumstances, borrowings under the facility are required to be prepaid with proceeds of asset sales greater than $15 million. The facility limits the amount of dividends we may pay on our common stock in any fiscal year to $10 million. This limit increases to $50 million in any fiscal year if Moody’s public senior implied rating and Standard & Poor’s (S&P) corporate credit rating improve to Ba2 or better and BB or better, respectively. The facility also limits the amount of capital expenditures we may make to $700 million in each year through 2010 (with increases with the proceeds of equity issuances). Any unused capital expenditures for a year may be carried over into succeeding years.
      We are not permitted to allow the ratio of Consolidated EBITDA to Consolidated Interest Expense to fall below a ratio of 2.00 to 1.00 for any period of four consecutive fiscal quarters. In addition, our ratio of Consolidated Secured Indebtedness (net of cash in excess of $400 million) to Consolidated EBITDA is not permitted to be greater than 3.50 to 1.00 at the end of any fiscal quarter.
      Availability under the facility is subject to a borrowing base, which is based on eligible accounts receivable and inventory, with reserves which are subject to adjustment from time to time by the administrative agent and the majority lenders at their discretion (not to be exercised unreasonably). Adjustments are based on the results of periodic collateral and borrowing base evaluations and appraisals. If at any time the amount of outstanding borrowings and letters of credit under the facility exceeds the borrowing base, we are required to prepay borrowings and/or cash collateralize letters of credit sufficient to eliminate the excess.
      Interest rates on the facility are dependent on the amount of the facility that is available and unused.

•	If the availability under the facility is greater than or equal to $400 million, then drawn amounts (including amounts outstanding under the deposit-funded facility) will bear interest at a rate of

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

175 basis points over LIBOR, and undrawn amounts under the facilities will be subject to an annual commitment fee of 50 basis points;

•	If the availability under the facility is less than $400 million and greater than or equal to $250 million, then drawn amounts (including amounts outstanding under the deposit-funded facility) will bear interest at a rate of 200 basis points over LIBOR, and undrawn amounts under the facilities will be subject to an annual commitment fee of 40 basis points; and

•	If the availability under the facility is less than $250 million, then drawn amounts (including amounts outstanding under the deposit-funded facility) will bear interest at a rate of 225 basis points over LIBOR, and undrawn amounts under the facilities will be subject to an annual commitment fee of 37.5 basis points.
      With respect to the deposit-funded facility, the lenders deposited the entire $500 million of the facility in an account held by the administrative agent, and those funds are used to support letters of credit or borrowings on a revolving basis, in each case subject to customary conditions. The full amount of the deposit-funded facility is available for the issuance of letters of credit or for revolving loans. As of June 30, 2005, there were $499 million of letters of credit issued under the deposit-funded facility. There were no borrowings under the revolver at June 30, 2005.

$1.2 Billion Second Lien Term Loan Facility
      At closing, we used the entire availability under this facility to pay down and retire our prior credit facilities. Our obligations under this facility are guaranteed by most of our wholly-owned U.S. subsidiaries and by our wholly-owned Canadian subsidiary, Goodyear Canada Inc. and are secured by second priority security interests in the same collateral securing the $1.5 billion asset-based credit facility. The facility contains covenants similar to those in the $1.5 billion first lien credit facility. However, the facility contains additional flexibility for the incurrence of indebtedness, making of investments and asset dispositions, the payment of dividends and the making of capital expenditures and does not contain the two financial covenants that are in the first lien credit facility. Under certain circumstances, borrowings under the facility are required to be prepaid with proceeds of asset sales greater than $15 million. Loans under this facility bear interest at LIBOR plus 275 basis points.

$300 Million Third Lien Secured Term Loan Facility
      At closing, we used the availability under this facility to pay down and retire our prior credit facilities and pay certain fees and expenses. Our obligations under this facility are guaranteed by most of our wholly-owned U.S. subsidiaries and by our wholly-owned Canadian subsidiary, Goodyear Canada Inc. and are secured by third priority security interests in the same collateral securing the $1.5 billion asset-based credit facility (however, the facility is not secured by any of the manufacturing facilities that secure the first and second lien facilities). The liens are pari-passu with the liens securing our $650 million secured notes due 2011. The facility contains covenants substantially identical to those in those notes, which limit our ability to incur additional indebtedness or liens, pay dividends, make distributions and stock repurchases, make investments and sell assets, among other limitations. Loans under this facility bear interest at LIBOR plus 350 basis points.

Euro Equivalent of $650 Million (€505 Million) Senior Secured European Credit Facilities
      These facilities consist of (i) a €195 million European revolving credit facility, (ii) an additional €155 million German revolving credit facility, and (iii) €155 million of German term loan facilities. We secure the U.S. facilities described above and provide unsecured guarantees to support these facilities. GDTE and certain of its subsidiaries in the United Kingdom, Luxembourg, France and Germany also provide

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
guarantees. GDTE’s obligations under the facilities and the obligations of subsidiary guarantors under the related guarantees are secured by collateral that includes, subject to certain exceptions:

•	first-priority security interests in the capital stock of the principal subsidiaries of GDTE; and

•	first-priority security interests in and mortgages on substantially all the tangible and intangible assets of GDTE and GDTE’s subsidiaries in the United Kingdom, Luxembourg, France and Germany, including certain accounts receivable, inventory, real property, equipment, contract rights and cash and cash accounts, but excluding certain accounts receivable and cash accounts in subsidiaries that are or may become parties to securitization programs.
      The facilities contain covenants similar to those in the $1.5 billion first lien credit facility, with special limits on the ability of GDTE and its subsidiaries to incur additional unsecured and secured indebtedness, make investments and sell assets beyond specified limits. The facilities also limit the amount of capital expenditures that GDTE may make to $200 million in 2005, $250 million in 2006 and $300 million per year thereafter, with the unused amount in any year carried forward to the succeeding years. In addition, under the facilities we are not permitted to allow the ratio of Consolidated Indebtedness (net of cash in excess of $100 million) to Consolidated EBITDA of GDTE to be greater than 2.75 to 1.00 at the end of any fiscal quarter. Under certain circumstances, borrowings under the term facility are required to be prepaid with proceeds of asset sales by GDTE and its subsidiaries greater than $15 million. Loans under the term loan facility bear interest at LIBOR plus 237.5 basis points. With respect to the revolving credit facilities, we pay an annual commitment fee of 75 basis points on the undrawn portion of the commitments and loans bear interest at LIBOR plus 275 basis points. As of June 30, 2005, $30 million was borrowed under the German revolving credit facility and $187 million under the German term loan facilities.

International Accounts Receivable Securitization Facilities (On-Balance-Sheet)
      On December 10, 2004, GDTE and certain of its subsidiaries entered into a new five-year pan-European accounts receivable securitization facility. The facility initially provided €165 million ($199 million) of funding. The facility was expanded to €275 million ($332 million) on May 23, 2005 and will be subject to customary annual renewal of back-up liquidity lines. The new facility replaces an €82.5 million ($100 million) facility in a subsidiary in France.
      The facility involves the twice-monthly sale of substantially all of the trade accounts receivable of certain GDTE subsidiaries to a bankruptcy-remote French company controlled by one of the liquidity banks in the facility. These subsidiaries retained servicing responsibilities. It is an event of default under the facility if:

•	the ratio of our Consolidated EBITDA to our Consolidated Interest Expense falls below 2.00 to 1.00,

•	the ratio of our Consolidated Secured Indebtedness (net of cash in excess of $400 million) to our Consolidated EBITDA is greater than 3.50 to 1.00,

•	the ratio of GDTE’s third party indebtedness (net of cash held by GDTE and its Consolidated subsidiaries in excess of $100 million) to its consolidated EBITDA is greater than 2.75 to 1.00.
      The defined terms used in the events of default tests are similar to those in the European Credit Facilities. As of June 30, 2005, and December 31, 2004, the amount outstanding and fully-utilized under this program totaled $332 million and $225 million, respectively. The program did not qualify for sale accounting pursuant to the provisions of Statement of Financial Accounting Standards No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”, and accordingly, this amount is included in Long term debt and capital leases.
      In addition to the pan-European accounts receivable securitization facility discussed above, SPT and other subsidiaries in Australia had sold accounts receivable under other programs totaling $72 million and

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
$63 million at June 30, 2005 and December 31, 2004, respectively. These amounts are included in Notes payable.

Debt Maturities
      The annual aggregate maturities of long term debt and capital leases for the five years subsequent to June 30, 2005 are presented below. Maturities of debt credit agreements have been reported on the basis that the commitments to lend under these agreements will be terminated effective at the end of their current terms.

	Twelve Months Ending June 30,

	2006	2007	2008	2009	2010
(In millions)
Domestic	$133	$525	$105	$5	$1,205
International	69	57	3	4	556

	$202	$582	$108	$9	$1,761

NOTE 6. PENSION, SAVINGS AND OTHER POSTRETIREMENT BENEFIT PLANS
      We provide substantially all employees with pension benefits and substantially all domestic employees and employees at certain international subsidiaries with health care and life insurance benefits upon retirement.
      Pension cost follows:

	Three Months		Six Months
	Ended June 30,		Ended June 30,

	2005	2004	2005	2004
(In millions)
Service cost — benefits earned during the period	$22	$22	$49	$45
Interest cost on projected benefit obligation	106	106	213	211
Expected return on plan assets	(94)	(87)	(188)	(172)
Amortization of unrecognized: — prior service cost	17	19	34	38
— net (gains) losses	36	29	72	61

Net periodic pension cost	87	89	180	183
Curtailments/ settlements	1	—	1	1

Total pension cost	$88	$89	$181	$184

      We previously disclosed in our consolidated financial statements for the year ended December 31, 2004 that we expect to contribute approximately $470 million to $505 million to our major funded U.S. and international pension plans in 2005. For the three and six months ended June 30, 2005, we contributed $16 million and $42 million, respectively, to our international plans and $96 million to our domestic plans.
      Substantially all employees in the U.S. and employees of certain international locations are eligible to participate in a savings plan. Effective January 1, 2005, all newly-hired salaried employees in the U.S. will be eligible for a Company-funded contribution into the Salaried Savings Plan, as they will no longer be eligible to participate in our defined benefit pension plan. The expenses recognized for Company contributions for these plans for the three months ended June 30, 2005 and 2004 were $5 million and $4 million, respectively, and $10 million and $8 million for the six months ended June 30, 2005 and 2004, respectively.
      On December 8, 2003, the Medicare Prescription Drug, Improvement and Modernization Act (the “Act”) was signed into law. The Act will provide plan sponsors a federal subsidy for certain qualifying prescription drug benefits covered under the sponsor’s postretirement health care plans. On May 19, 2004, the

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
FASB issued Staff Position No. 106-2, “Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003” (FSP 106-2), which requires measures of the accumulated postretirement benefit obligation and net periodic postretirement benefit cost to reflect the effects of the Act in the first interim or annual period beginning after June 15, 2004. On January 21, 2005 final regulations under the Act were issued. Based on the clarifications provided in the final regulations, our net periodic postretirement cost is expected to be lower by approximately $50 million in 2005, of which $16 million and $18 million was recorded in the three and six months ended June 30, 2005, respectively, and the accumulated postretirement benefit obligation is expected to be reduced by approximately $475 million to $525 million.
      Postretirement benefit cost follows:

	Three Months
	Ended		Six Months
	June 30,		Ended June 30,

	2005	2004	2005	2004
(In millions)
Service cost — benefits earned during the period	$6	$7	$12	$13
Interest cost on projected benefit obligation	39	49	80	98
Amortization of unrecognized: — prior service cost	11	12	22	24
— net (gains) losses	4	9	10	18

Net periodic postretirement cost	$60	$77	$124	$153

NOTE 7. COMMITMENTS AND CONTINGENT LIABILITIES
      At June 30, 2005, we had binding commitments for raw materials and investments in land, buildings and equipment of $1,081 million, and off-balance-sheet financial guarantees written and other commitments totaling $10 million.

Environmental Matters
      We have recorded liabilities totaling $42 million and $40 million for anticipated costs related to various environmental matters, primarily the remediation of numerous waste disposal sites and certain properties sold by us, at June 30, 2005 and December 31, 2004, respectively. Of these amounts, $10 million and $9 million was included in Other current liabilities at June 30, 2005 and December 31, 2004, respectively. The costs include legal and consulting fees, site studies, the design and implementation of remediation plans, post-remediation monitoring and related activities and will be paid over several years. The amount of our ultimate liability in respect of these matters may be affected by several uncertainties, primarily the ultimate cost of required remediation and the extent to which other responsible parties contribute. See “Asbestos” below for information regarding an insurance settlement completed during the second quarter 2005 related to both asbestos and environmental matters.

Workers’ Compensation
      We have recorded liabilities, on a discounted basis, totaling $249 million and $231 million for anticipated costs related to workers’ compensation at June 30, 2005 and December 31, 2004, respectively. Of these amounts, $99 million was included in Current Liabilities as part of Compensation and benefits at June 30, 2005 and December 31, 2004. The costs include an estimate of expected settlements on pending claims, defense costs and a provision for claims incurred but not reported. These estimates are based on our assessment of potential liability using an analysis of available information with respect to pending claims, historical experience, and current cost trends. The amount of our ultimate liability in respect of these matters may differ from these estimates.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

General and Product Liability and Other Litigation
      We have recorded liabilities totaling $547 million and $549 million for potential product liability and other tort claims, including related legal fees expected to be incurred, presently asserted against us at June 30, 2005 and December 31, 2004, respectively. Of these amounts, $121 million and $114 million were included in Other current liabilities at June 30, 2005 and December 31, 2004, respectively. The amounts recorded were estimated on the basis of an assessment of potential liability using an analysis of available information with respect to pending claims, historical experience and, where available, current trends. We have recorded insurance receivables for potential product liability and other tort claims of $83 million at June 30, 2005 and $117 million at December 31, 2004. Of these amounts, $15 million and $14 million was included in Current Assets as part of Accounts and notes receivable at June 30, 2005 and December 31, 2004, respectively.
      Asbestos. We are a defendant in numerous lawsuits alleging various asbestos-related personal injuries purported to result from alleged exposure to asbestos in certain rubber encapsulated products or aircraft braking systems manufactured by us in the past, or to asbestos in certain of our facilities. Typically, these lawsuits have been brought against multiple defendants in state and Federal courts. To date, we have disposed of approximately 28,600 claims by defending and obtaining the dismissal thereof or by entering into a settlement. The sum of our accrued asbestos-related liability and gross payments to date, including legal costs, totaled approximately $235 million through June 30, 2005 and $226 million through December 31, 2004.
      A summary of approximate asbestos claims activity in recent years follows. Because claims are often filed and disposed of by dismissal or settlement in large numbers, the amount and timing of settlements and the number of open claims during a particular period can fluctuate significantly.

	Six Months	Year Ended December 31,
	Ended
	June 30, 2005	2004	2003
(Dollars in millions)
Pending claims, beginning of period	127,300	118,000	99,700
New claims filed	3,800	12,700	26,700
Claims settled/ dismissed	(2,000)	(3,400)	(8,400)

Pending claims, end of period	129,100	127,300	118,000

Payments(1)	$13	$30	$30

(1)	Represents amount spent by us and our insurers on asbestos litigation defense and claim resolution.
      We engaged an independent asbestos valuation firm to review our existing reserves for pending claims, provide a reasonable estimate of the liability associated with unasserted asbestos claims, and determine our receivables from probable insurance recoveries.
      We had recorded liabilities for both asserted and unasserted claims, inclusive of defense costs, totaling $116 million at June 30, 2005 and $119 million at December 31, 2004. The recorded liability represents our estimated liability over the next four years, which represents the period over which the liability can be reasonably estimated. Due to the difficulties in making these estimates, analysis based on new data and/or a change in circumstances arising in the future could result in an increase in the recorded obligation in an amount that cannot be reasonably estimated, and that increase could be significant. The portion of the liability associated with unasserted asbestos claims was $27 million at June 30, 2005 and $38 million at December 31, 2004. At June 30, 2005, our liability with respect to asserted claims and related defense costs was $89 million, compared to $81 million at December 31, 2004.
      We maintain primary insurance coverage under coverage-in-place agreements, and also have excess liability insurance with respect to asbestos liabilities. We have instituted coverage actions against certain of

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
these excess carriers. After consultation with our outside legal counsel and giving consideration to relevant factors including the ongoing legal proceedings with certain of our excess coverage insurance carriers, their financial viability, their legal obligations and other pertinent facts, we determine an amount we expect is probable of recovery from such carriers. We record a receivable with respect to such policies when we determine that recovery is probable and we can reasonably estimate the amount of a particular recovery.
      Based upon a model employed by the valuation firm, as of June 30, 2005, (i) we had recorded a receivable related to asbestos claims of $74 million, compared to $108 million at December 31, 2004, and (ii) we expect that approximately 75% of asbestos claim related losses would be recoverable up to our accessible policy limits through the period covered by the estimated liability. The receivable recorded consists of an amount we expect to collect under coverage-in-place agreements with certain primary carriers as well as an amount we believe is probable of recovery from certain of our excess coverage insurance carriers. During the second quarter of 2005, as a result of a recent court determination, we further refined our method of allocating losses to excess coverage policies, resulting in a reduction in available insurance coverage over the period covered by the estimated liability. The recorded receivable also declined during the second quarter due to a settlement with an excess insurance carrier, Equitas Limited (“Equitas”), relating to certain excess insurance coverage, which is discussed below. Of this amount, $11 million and $9 million was included in Current Assets as part of Accounts and notes receivable at June 30, 2005 and December 31, 2004, respectively.
      We believe that at June 30, 2005, we had at least $220 million in aggregate limits of excess level policies potentially applicable to indemnity payments for asbestos products claims, in addition to limits of available primary insurance policies. Some of these excess policies provide for payment of defense costs in addition to indemnity limits. A portion of the availability of the excess level policies is included in the $74 million insurance receivable recorded at June 30, 2005. We also had approximately $21 million in aggregate limits for products claims, as well as coverage for premise claims on a per occurrence basis and defense costs available with our primary insurance carriers through coverage-in-place agreements at June 30, 2005.
      We reached an agreement effective April 13, 2005, to settle our claims for insurance coverage for asbestos and pollution related liabilities with respect to pre-1993 insurance policies issued by certain underwriters at Lloyd’s, London, and reinsured by Equitas. The settlement agreement generally provides for the payment of money to us in exchange for the release by us of past, present and future claims under those policies and the cancellation of those policies; agreement by us to indemnify the underwriters from claims asserted under those policies; and includes provisions addressing the impact on the settlement should federal asbestos reform legislation be enacted on or before January 3, 2007.
      Under the agreement, Equitas paid $22 million to us and placed $39 million into a trust. The trust funds may be used to reimburse us for a portion of costs we incur in the future to resolve certain asbestos claims. Our ability to use any of the trust funds is subject to specified confidential criteria, as well as limits on the amount that may be drawn from the trust in any one month. If federal asbestos reform legislation is enacted into law on or prior to January 3, 2007, then the trust would repay Equitas any amount it is required to pay with respect to our asbestos liabilities as a result of such legislation. If such legislation is not enacted by that date, any funds remaining in the trust will be disbursed to us to enable us to meet future asbestos-related liabilities or for other purposes.
      We believe that our reserve for asbestos claims, and the receivable for recoveries from insurance carriers recorded in respect of these claims, reflect reasonable and probable estimates of these amounts, subject to the exclusion of claims for which it is not feasible to make reasonable estimates. The estimate of the assets and

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
liabilities related to pending and expected future asbestos claims and insurance recoveries is subject to numerous uncertainties, including, but not limited to, changes in:

•	the litigation environment,

•	federal and state law governing the compensation of asbestos claimants,

•	recoverability of receivables due to potential insolvency of carriers,

•	our approach to defending and resolving claims, and

•	the level of payments made to claimants from other sources, including other defendants.
      As a result, with respect to both asserted and unasserted claims, it is reasonably possible that we may incur a material amount of cost in excess of the current reserve, however, such amount cannot be reasonably estimated. Coverage under insurance policies is subject to varying characteristics of asbestos claims including, but not limited to, the type of claim (premise vs. product exposure), alleged date of first exposure to our products or premises and disease alleged. Depending upon the nature of these characteristics, as well as the resolution of certain legal issues, some portion of the insurance may not be accessible by us.
      Heatway (Entran II). On June 4, 2004, we entered into an amended settlement agreement that was intended to address the claims arising out of a number of Federal, state and Canadian actions filed against us involving a rubber hose product, Entran II. We supplied Entran II from 1989 to 1993 to Chiles Power Supply, Inc. (d/b/a Heatway Systems), a designer and seller of hydronic radiant heating systems in the United States. Heating systems using Entran II are typically attached or embedded in either indoor flooring or outdoor pavement, and use Entran II hose as a conduit to circulate warm fluid as a source of heat. We had recorded liabilities related to Entran II claims totaling $302 million at June 30, 2005 and $307 million at December 31, 2004.
      On October 19, 2004, the amended settlement received court approval. As a result, we have made, or will make annual cash contributions to a settlement fund of $60 million, $40 million, $15 million, $15 million and $20 million in 2004, 2005, 2006, 2007 and 2008, respectively. In addition to these annual payments, we contributed approximately $170 million received from insurance contributions to a settlement fund pursuant to the terms of the settlement agreement. We do not expect to receive any additional insurance reimbursements for Entran II related matters.
      After reaching a preliminary settlement in a state court action involving 14 sites, approximately 41 sites remain opted-out of the amended settlement. Two actions involving approximately 10 of these sites are currently pending against us, and additional actions may be filed against us in the future. Although any liability resulting from the opt-outs will not be covered by the amended settlement, we will be entitled to assert a proxy claim against the settlement fund for the payment such claimant would have been entitled to under the amended settlement.
      In addition to the sites that have been opted-out of the amended settlement, any liability related to five actions in which we have received adverse judgments also will not be covered by the amended settlement. With respect to two of these matters, however, we will be entitled to assert a proxy claim against the settlement fund for amounts (if any) paid to plaintiffs in these actions.
      The ultimate cost of disposing of Entran II claims is dependent upon a number of factors, including our ability to resolve claims not subject to the amended settlement (including the cases in which we have received adverse judgments), the extent to which the liability, if any, associated with such a claim may be offset by our ability to assert a proxy claim against the settlement fund and whether or not claimants opting-out of the amendment settlement pursue claims against us in the future.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Other Actions. We are currently a party to various claims and legal proceedings in addition to those noted above. If management believes that a loss arising from these matters is probable and can reasonably be estimated, we record the amount of the loss, or the minimum estimated liability when the loss is estimated using a range, and no point within the range is more probable than another. As additional information becomes available, any potential liability related to these matters is assessed and the estimates are revised, if necessary. Based on currently available information, management believes that the ultimate outcome of these matters, individually and in the aggregate, will not have a material adverse effect on our financial position or overall trends in results of operations. However, litigation is subject to inherent uncertainties, and unfavorable rulings could occur. An unfavorable ruling could include monetary damages or an injunction prohibiting us from selling one or more products. If an unfavorable ruling were to occur, there exists the possibility of a material adverse impact on the financial position and results of operations of the period in which the ruling occurs, or future periods.

Guarantees
      We are a party to various agreements under which we have undertaken obligations resulting from the issuance of certain guarantees. Guarantees have been issued on behalf of certain of our affiliates and customers. Normally there is no separate premium received by us as consideration for the issuance of guarantees. Our performance under these guarantees would normally be triggered by the occurrence of one or more events as provided in the specific agreements. Collateral and recourse provisions available to us under these agreements were not significant.

Subsidiary Guarantees
      Certain of our subsidiaries guarantee certain debt obligations of SPT and T&WA. Goodyear, Goodyear Australia Limited, a wholly-owned subsidiary of Goodyear, and certain subsidiaries of Goodyear Australia Limited guarantee SPT’s obligations under credit facilities in the amount of $74 million, which expire at various times through 2009. The guarantees are unsecured. The SPT credit facilities are secured by certain subsidiaries of SPT. As of June 30, 2005, the carrying amount of the secured assets of these certain subsidiaries was $210 million, consisting primarily of accounts receivable, inventory and fixed assets. We guarantee an industrial revenue bond obligation of T&WA in the amount of $5 million. The guarantee is unsecured.

Other Financing
      We will from time to time issue guarantees to financial institutions on behalf of certain of our unconsolidated affiliates or our customers. We generally do not require collateral in connection with the issuance of these guarantees. In the event of non-payment by an affiliate, we are obligated to make payment to the financial institution, and will typically have recourse to the assets of that affiliate or customer. At June 30, 2005, we had affiliate and customer guarantees outstanding under which the maximum potential amount of payments totaled $3 million and $6 million, respectively. The affiliate and customer guarantees expire at various times through 2006 and 2019, respectively. We are unable to estimate the extent to which our affiliates’ or customers’ assets, in the aggregate, would be adequate to recover the maximum amount of potential payments with that affiliate or customer.

Indemnifications
      At June 30, 2005, we were a party to various agreements under which we had assumed obligations to indemnify the counterparties from certain potential claims and losses. These agreements typically involve standard commercial activities undertaken by us in the normal course of business; the sale of assets by us; the formation of joint venture businesses to which we had contributed assets in exchange for ownership interests;

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
and other financial transactions. Indemnifications provided by us pursuant to these agreements relate to various matters including, among other things, environmental, tax and shareholder matters; intellectual property rights; government regulations and employment-related matters; and dealer, supplier and other commercial matters.
      Certain indemnifications expire from time to time, and certain other indemnifications are not subject to an expiration date. In addition, our potential liability under certain indemnifications is subject to maximum caps, while other indemnifications are not subject to caps. Although we have been subject to indemnification claims in the past, we cannot reasonably estimate the number, type and size of indemnification claims that may arise in the future. Due to these and other uncertainties associated with the indemnifications, our maximum exposure to loss under these agreements cannot be estimated.
      We have determined that there are no guarantees other than liabilities for which amounts are already recorded or reserved in our consolidated financial statements under which it is probable that we have incurred a liability.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NOTE 8. BUSINESS SEGMENTS
      Effective January 1, 2005, Chemical Products was integrated into North American Tire. Intercompany sales from Chemical Products to other segments are no longer reflected in our segment sales. In addition, segment operating income from intercompany sales from Chemical Products to other segments is no longer reflected in our total segment operating income.

	Three Months		Six Months
	Ended June 30,		Ended June 30,

	2005	2004	2005	2004
(In millions)
Sales:
North American Tire	$2,296	$2,171	$4,434	$4,109
European Union Tire	1,178	1,060	2,376	2,171
Eastern Europe, Middle East and Africa Tire	342	301	682	584
Latin American Tire	381	291	729	594
Asia/ Pacific Tire	368	328	709	651

Total Tires	4,565	4,151	8,930	8,109
Engineered Products	427	368	829	712

Net Sales	$4,992	$4,519	$9,759	$8,821

Segment Operating Income:
North American Tire	$55	$41	$66	$17
European Union Tire	85	57	192	127
Eastern Europe, Middle East and Africa Tire	49	45	96	88
Latin American Tire	77	61	164	123
Asia/ Pacific Tire	20	17	39	25

Total Tires	286	221	557	380
Engineered Products	30	33	51	55

Total Segment Operating Income	316	254	608	435
Rationalizations and asset sales	5	(8)	26	(29)
Interest expense	(101)	(89)	(203)	(173)
Foreign currency exchange	(5)	2	(11)	(4)
Minority interest in net income of subsidiaries	(33)	(19)	(54)	(25)
Financing fees and financial instruments	(63)	(28)	(89)	(61)
General and product liability — discontinued products	8	(8)	(4)	(17)
Recovery (expense) for fire loss deductibles	12	—	14	(12)
Professional fees associated with the restatement	(1)	(9)	(2)	(24)
Environmental insurance recoveries	19	—	20	—
Other	(3)	(6)	(16)	(22)

Income before Income Taxes	$154	$89	$289	$68

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      Rationalizations and portions of items reported as Other (Income) and Expense on the Consolidated Statement of Income were not charged to the strategic business units (“SBUs”) for performance evaluation purposes, but were attributable to the SBUs as follows:

	Three Months		Six Months
	Ended		Ended
	June 30,		June 30,

	2005	2004	2005	2004
(In millions)
Rationalizations:
North American Tire	$(5)	$4	$(9)	$6
European Union Tire	—	4	(2)	25
Latin American Tire	—	2	—	2
Asia/ Pacific Tire	—	—	(2)	—
Corporate	—	—	—	1

Total Rationalizations	$(5)	$10	$(13)	$34

Other (Income) and Expense(1):
North American Tire	$(2)	$(1)	$(8)	$(2)
European Union Tire	1	(1)	(4)	(2)
Eastern Europe, Middle East and Africa Tire	1	—	1	—
Engineered Products	—	—	—	(1)
Corporate	15	35	35	84

Total Other (Income) and Expense	$15	$33	$24	$79

(1)	Excludes equity in (earnings) losses of affiliates and foreign currency exchange.
      During the second quarter ended June 30, 2005, we recorded approximately $8 million in net after tax expenses relating to prior periods. Out-of-period adjustments increased net sales by $9 million (pre-tax), Cost of goods sold by $15 million (pre-tax) and Selling, administrative and general expenses and Minority interest, each by $1 million (pre-tax), respectively, in the second quarter of 2005. The net tax effect on these items was not significant. In addition, we recorded $2 million in out-of-period tax adjustments in the first quarter of 2005. The out-of-period adjustments identified in 2005 include net after tax charges of $6 million to write-off negative equity of a minority partner’s interest in a consolidated affiliate, recognized in Corporate, $4 million to write-down the carrying value of certain fixed assets in the Latin American Tire Segment to correct translation recorded during the period an economy was under highly-inflationary accounting, $3 million related to the elimination of intercompany profit in inventory, primarily in the European Union Tire Segment and Corporate, and $2 million related to the application of a tax law change in the European Union Tire Segment, partially offset by $6 million in out-of-period primarily income due to the overaccrual of dealer incentives in the European Union Tire Segment.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
NOTE 9.     CONSOLIDATING FINANCIAL INFORMATION
      Certain of our subsidiaries have guaranteed Goodyear’s obligations under the $650 million of senior secured notes issued in March 2004. The following presents the condensed consolidating financial information separately for:

(i)	The Goodyear Tire & Rubber Company (the “Parent Company”), the issuer of the guaranteed obligations,

(ii)	Guarantor subsidiaries, on a combined basis, as specified in the Indenture related to Goodyear’s obligations under the $650 million of Senior Secured Notes issued on March 12, 2004 ($450 million of 11% Senior Secured Notes due 2011 and $200 Senior Secured Floating Rate Notes due 2011) and the Indenture related to Goodyear’s obligation under the $400 million aggregate principal amount of 9.00% Senior Notes due 2015 issued on June 23, 2005 (the “Notes”),

(iii)	Non-guarantor subsidiaries, on a combined basis,

(iv)	Consolidating entries and eliminations representing adjustments to (a) eliminate intercompany transactions and (b) eliminate the investments in our subsidiaries and (c) record consolidating entries, and

(v)	The Goodyear Tire & Rubber Company and Subsidiaries on a consolidated basis.
      Each guarantor subsidiary is 100% owned by the Parent Company at the date of each balance sheet presented. The Notes are fully and unconditionally guaranteed on a joint and several basis by each guarantor subsidiary. Each entity in the consolidating financial information follows the same accounting policies as described in the consolidated financial statements, except for using the equity method of accounting to reflect ownership interests in subsidiaries which are eliminated upon consolidation.
      Certain non-guarantor subsidiaries of the Parent Company are restricted from remitting funds to it by means of dividends, advances or loans, primarily due to restrictions in credit facility agreements entered into by those subsidiaries.
Consolidating Balance Sheet

	June 30, 2005

				Consolidating
	Parent	Guarantor	Non-Guarantor	Entries and
	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
(In millions)
ASSETS:
Current Assets:
Cash and Cash Equivalents	$843	$18	$760	$—	$1,621
Restricted Cash	204	—	15	—	219
Accounts and Notes Receivable	1,212	223	2,081	—	3,516
Accounts and Notes Receivables from Affiliates	—	621	—	(621)	—
Inventories	1,246	289	1,446	(61)	2,920
Prepaid Expenses and Other Current Assets	100	16	215	8	339

Total Current Assets	3,605	1,167	4,517	(674)	8,615
Other Assets	317	22	170	—	509

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	June 30, 2005

				Consolidating
	Parent	Guarantor	Non-Guarantor	Entries and
	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
(In millions)
Goodwill	—	32	431	203	666
Other Intangible Assets	100	37	53	(36)	154
Deferred Income Tax	—	14	69	—	83
Deferred Pension Costs	457	177	189	—	823
Investments in Subsidiaries	4,030	416	3,247	(7,693)	—
Properties and Plants	2,032	300	2,803	24	5,159

Total Assets	$10,541	$2,165	$11,479	$(8,176)	$16,009

LIABILITIES:
Current Liabilities:
Accounts Payable-Trade	$587	$66	$1,197	$—	$1,850
Accounts Payable to Affiliates	443	—	178	(621)	—
Compensation and Benefits	713	48	319	—	1,080
Other Current Liabilities	301	10	147	—	458
United States and Foreign Taxes	59	31	191	—	281
Notes Payable	—	—	265	—	265
Long Term Debt and Capital Leases due within one year	124	—	78	—	202

Total Current Liabilities	2,227	155	2,375	(621)	4,136
Long Term Debt and Capital Leases	4,337	1	695	—	5,033
Compensation and Benefits	3,346	310	1,313	—	4,969
Deferred and Other Noncurrent Income Taxes	68	2	317	7	394
Other Long Term Liabilities	518	15	83	—	616
Minority Equity in Subsidiaries	—	—	627	189	816

Total Liabilities	10,496	483	5,410	(425)	15,964
Commitments and Contingent Liabilities
Shareholders’ Equity (Deficit):
Preferred Stock	—	—	—	—	—
Common Stock	176	667	4,291	(4,958)	176
Capital Surplus	1,395	5	874	(879)	1,395
Retained Earnings	1,207	1,321	2,259	(3,580)	1,207
Accumulated Other Comprehensive Income (Loss)	(2,733)	(311)	(1,355)	1,666	(2,733)

Total Shareholders’ Equity(Deficit)	45	1,682	6,069	(7,751)	45

Total Liabilities and Shareholders’ Equity (Deficit)	$10,541	$2,165	$11,479	$(8,176)	$16,009

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Consolidating Balance Sheet

	December 31, 2004

				Consolidating
	Parent	Guarantor	Non-Guarantor	Entries and
	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
(In millions)
ASSETS:
Current Assets:
Cash and Cash Equivalents	$1,004	$50	$914	$—	$1,968
Restricted Cash	137	—	15	—	152
Accounts and Notes Receivable	1,209	203	1,996	—	3,408
Accounts and Notes Receivable from Affiliates	—	612	—	(612)	—
Inventories	1,162	250	1,426	(53)	2,785
Prepaid Expenses and Other Current Assets	90	13	187	10	300

Total Current Assets	3,602	1,128	4,538	(655)	8,613
Other Assets	467	21	181	—	669
Goodwill	—	35	470	215	720
Other Intangible Assets	101	41	61	(40)	163
Deferred Income Tax	—	14	69	—	83
Deferred Pension Costs	432	179	219	—	830
Investments in Subsidiaries	3,970	432	3,075	(7,477)	—
Properties and Plants	2,089	332	3,011	23	5,455

Total Assets	$10,661	$2,182	$11,624	$(7,934)	$16,533

LIABILITIES:
Current Liabilities:
Accounts Payable — Trade	$529	$62	$1,379	$—	$1,970
Accounts Payable to Affiliates	528	—	84	(612)	—
Compensation and Benefits	648	46	335	—	1,029
Other Current Liabilities	276	17	296	—	589
United States and Foreign Taxes	63	32	176	—	271
Notes Payable	—	—	221	—	221
Long Term Debt and Capital Leases due within one year	563	—	447	—	1,010

Total Current Liabilities	2,607	157	2,938	(612)	5,090
Long Term Debt and Capital Leases	4,010	2	437	—	4,449
Compensation and Benefits	3,336	312	1,388	—	5,036
Deferred and Other Noncurrent Income Taxes	92	7	327	(20)	406
Other Long Term Liabilities	543	9	81	—	633
Minority Equity in Subsidiaries	—	—	632	214	846

Total Liabilities	10,588	487	5,803	(418)	16,460

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	December 31, 2004

				Consolidating
	Parent	Guarantor	Non-Guarantor	Entries and
	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
(In millions)
Commitments and Contingent Liabilities
Shareholders’ Equity (Deficit):
Preferred Stock	—	—	—	—	—
Common Stock	176	669	4,191	(4,860)	176
Capital Surplus	1,392	12	866	(878)	1,392
Retained Earnings	1,070	1,291	2,082	(3,373)	1,070
Accumulated Other Comprehensive Income (Loss)	(2,565)	(277)	(1,318)	1,595	(2,565)

Total Shareholders’ Equity (Deficit)	73	1,695	5,821	(7,516)	73

Total Liabilities and Shareholders’ Equity (Deficit)	$10,661	$2,182	$11,624	$(7,934)	$16,533

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Consolidating Statement of Income (Loss)

	Three Months Ended June 30, 2005

				Consolidating
	Parent	Guarantor	Non-Guarantor	Entries and
	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
(In millions)
Net Sales	$2,388	$557	$4,325	$(2,278)	$4,992
Cost of Goods Sold	2,091	490	3,675	(2,311)	3,945
Selling, Administrative and General Expense	301	46	398	1	746
Rationalizations	(1)	—	(4)	—	(5)
Interest Expense	87	9	44	(39)	101
Other (Income) and Expense	(26)	(1)	(32)	77	18
Minority Interest in Net Income of Subsidiaries	—	—	33	—	33

Income (Loss) before Income Taxes and Equity in (Earnings) Loss of Subsidiaries	(64)	13	211	(6)	154
United States and Foreign Taxes on Income (Loss)	(2)	9	79	(1)	85
Equity in (Earnings) Loss of Subsidiaries	(131)	(12)	—	143	—

Net Income (Loss)	$69	$16	$132	$(148)	$69

	Three Months Ended June 30, 2004

				Consolidating
	Parent	Guarantor	Non-Guarantor	Entries and
(In millions)	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated

Net Sales	$2,201	$514	$3,609	$(1,805)	$4,519
Cost of Goods Sold	1,935	446	3,036	(1,827)	3,590
Selling, Administrative and General Expense	284	43	370	(4)	693
Rationalizations	4	—	7	(1)	10
Interest Expense	76	9	53	(49)	89
Other (Income) and Expense	(21)	1	(38)	87	29
Minority Interest in Net Income of Subsidiaries	—	—	18	1	19

Income (Loss) before Income Taxes and Equity in (Earnings) Loss of Subsidiaries	(77)	15	163	(12)	89
United States and Foreign Taxes on Income (Loss)	—	—	50	9	59
Equity in (Earnings) Loss of Subsidiaries	(107)	(6)	11	102	—

Net Income (Loss)	$30	$21	$102	$(123)	$30

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Consolidating Statement of Income (Loss)

	Six Months Ended June 30, 2005

				Consolidating
	Parent	Guarantor	Non-Guarantor	Entries and
	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
(In millions)
Net Sales	$4,662	$1,086	$8,555	$(4,544)	$9,759
Cost of Goods Sold	4,135	954	7,281	(4,606)	7,764
Selling, Administrative and General Expense	571	94	772	(5)	1,432
Rationalizations	(4)	—	(9)	—	(13)
Interest Expense	176	18	100	(91)	203
Other (Income) and Expense	(69)	(2)	(74)	175	30
Minority Interest in Net Income of Subsidiaries	—	—	54	—	54

Income (Loss) before Income Taxes and Equity in (Earnings) Loss of Subsidiaries	(147)	22	431	(17)	289
United States and Foreign Taxes on Income (Loss)	(9)	12	150	(1)	152
Equity in (Earnings) Loss of Subsidiaries	(275)	(24)	—	299	—

Net Income (Loss)	$137	$34	$281	$(315)	$137

	Six Months Ended June 30, 2004

				Consolidating
	Parent	Guarantor	Non-Guarantor	Entries and
	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
(In millions)
Net Sales	$4,236	$1,011	$7,211	$(3,637)	$8,821
Cost of Goods Sold	3,791	872	6,076	(3,673)	7,066
Selling, Administrative and General Expense	561	86	739	(10)	1,376
Rationalizations	6	—	28	—	34
Interest Expense	146	18	110	(101)	173
Other (Income) and Expense	(26)	1	(24)	128	79
Minority Interest in Net Income of Subsidiaries	—	—	23	2	25

Income (Loss) before Income Taxes and Equity in (Earnings) Loss of Subsidiaries	(242)	34	259	17	68
United States and Foreign Taxes on Income (Loss)	(17)	6	122	5	116
Equity in (Earnings) Loss of Subsidiaries	(177)	(11)	11	177	—

Net Income (Loss)	$(48)	$39	$126	$(165)	$(48)

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Condensed Consolidating Statement of Cash Flows

	Six Months Ended June 30, 2005

				Consolidating
	Parent	Guarantor	Non-Guarantor	Entries and
	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
(In millions)
Cash Flows From Operating Activities:
Total Cash Flows From Operating Activities	$75	$(27)	$99	$(86)	$61
Cash Flows From Investing Activities:
Capital expenditures	(75)	(6)	(143)	(4)	(228)
Asset sales	18	1	7	(7)	19
Acquisitions	—	—	(7)	7	—
Other transactions	3	—	(104)	106	5

Total Cash Flows From Investing Activities	(54)	(5)	(247)	102	(204)
Cash Flows From Financing Activities:
Short term debt incurred	13	—	129	—	142
Short term debt paid	—	2	(74)	—	(72)
Long term debt incurred	1,920	—	390	—	2,310
Long term debt paid	(2,001)	(1)	(410)	—	(2,412)
Debt issuance costs	(50)	—	—	—	(50)
Increase in restricted cash	(67)	—	—	—	(67)
Other transactions	3	—	9	(16)	(4)

Total Cash Flows From Financing Activities	(182)	1	44	(16)	(153)
Effect of exchange rate changes on cash and cash equivalents	—	(1)	(50)	—	(51)

Net Change in Cash and Cash Equivalents	(161)	(32)	(154)	—	(347)
Cash and Cash Equivalents at Beginning of the Period	1,004	50	914	—	1,968

Cash and Cash Equivalents at End of the Period	$843	$18	$760	$—	$1,621

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
Condensed Consolidating Statement of Cash Flows

	Six Months Ended June 30, 2004

				Consolidating
	Parent	Guarantor	Non-Guarantor	Entries and
	Company	Subsidiaries	Subsidiaries	Eliminations	Consolidated
(In millions)
Cash Flows From Operating Activities:
Total Cash Flows From Operating Activities	$(213)	$6	$258	$(91)	$(40)
Cash Flows From Investing Activities:
Capital expenditures	(35)	(2)	(128)	—	(165)
Asset sales	88	1	8	(86)	11
Acquisition	(51)	—	(86)	86	(51)
Other Transaction	(4)	13	—	(9)	—

Total Cash Flows From Investing Activities	(2)	12	(206)	(9)	(205)
Cash Flows From Financing Activities:
Short term debt incurred	30	(6)	82	—	106
Short term debt paid	—	—	(95)	—	(95)
Long term debt incurred	1,298	—	65	—	1,363
Long term debt paid	(1,192)	—	(28)	—	(1,220)
Debt issuance costs	(37)	—	—	—	(37)
Increase in restricted cash	(58)	—	(3)	—	(61)
Other transactions	(1)	(13)	(103)	100	(17)

Total Cash Flows From Financing Activities	40	(19)	(82)	100	39
Effect of exchange rate changes on cash and cash equivalents	—	(1)	(33)	—	(34)

Net Change in Cash and Cash Equivalents	(175)	(2)	(63)	—	(240)
Cash and Cash Equivalents at Beginning of the Period	585	25	936	—	1,546

Cash and Cash Equivalents at End of the Period	$410	$23	$873	$—	$1,306

NOTE 10.     INCOME TAXES
      For the first six months of 2005, we recorded tax expense of $152 million on income before income taxes and minority interest in net income of subsidiaries of $343 million. Included in tax expense for the first six months was a net tax charge of $6 million, that is primarily related to the settlement of prior years tax liabilities. For the first half of 2004, we recorded tax expense of $116 million on income before income taxes and minority interest in net income of subsidiaries of $93 million. Included in tax expense for the first six months was a net tax benefit of $7 million, that is primarily related to the settlement of prior years tax liabilities. The difference between our effective tax rate and the U.S. statutory rate was primarily attributable to continuing to maintain a full valuation allowance against our net Federal and state deferred tax assets.

THE GOODYEAR TIRE & RUBBER COMPANY AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)
      On June 30, 2005, the State of Ohio enacted significant changes to its tax system that will be phased in over a five year period including repealing the Corporate Ohio Franchise/ Income Tax, repealing the Tangible Personal Property Tax on business equipment and fixtures, and enacting a new Commercial Activity Tax based on Ohio gross receipts. The effect of these tax changes is not expected to have a material impact on our results of operations, financial position or liquidity.
NOTE 11. ASSET DISPOSITIONS
      On June 27, 2005, we agreed to sell our Wingtack adhesives resins business, which includes a manufacturing operation in Beaumont, Texas, to Sartomer Company Inc., a unit of the French energy firm Total S.A., pending government and regulatory approvals. We will receive approximately $55 million in cash proceeds and retain $10 million in working capital for the business. On February 28, 2005, we entered into an agreement to sell the assets of our North American farm tire business to Titan International, for approximately $100 million, pending government, regulatory and union approvals. In November 2004, we entered into an agreement to sell our natural rubber plantations in Indonesia at a purchase price of approximately $62 million, subject to regulatory approval. We continue to work on obtaining the necessary approvals for these transactions.

The Goodyear Tire & Rubber Company
OFFER TO EXCHANGE
$450,000,000 11% SENIOR SECURED NOTES DUE 2011 THAT HAVE BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933 FOR ANY AND ALL OUTSTANDING
UNREGISTERED 11% SENIOR SECURED NOTES DUE 2011
$200,000,000 SENIOR SECURED FLOATING RATE NOTES DUE 2011 THAT HAVE BEEN
REGISTERED UNDER THE SECURITIES ACT OF 1933 FOR ANY AND ALL OUTSTANDING
UNREGISTERED SENIOR SECURED FLOATING RATE NOTES DUE 2011

PROSPECTUS

, 2005

Part II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers
The Goodyear Tire & Rubber Company
      The Goodyear Tire & Rubber Company is an Ohio corporation. Section 1701.13(E) of the Ohio Revised Code gives a corporation incorporated under the laws of Ohio authority to indemnify or agree to indemnify its directors and officers, against certain liabilities they may incur in such capacities in connection with criminal or civil suits or proceedings, other than an action brought by or in the right of the corporation, provided that the director or officer acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action or suit by or in the right of the corporation, the corporation may indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities, provided that the director or officer acted in good faith and in a manner that the person reasonably believed to be in or not opposed to the best interests of the corporation, except that an indemnification shall not be made in respect of any claim, issue, or matter as to which (a) the person is adjudged to be liable for negligence or misconduct in the performance of their duty to the company unless and only to the extent that the court of common pleas or the court in which the action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper or (b) any action or suit in which the only liability asserted against a director is pursuant to section 1701.95 of the Ohio Revised Code.
      The Goodyear Tire & Rubber Company has adopted provisions in its Code of Regulations that provide that it shall indemnify its directors and officers against any and all liability and reasonable expense that may be incurred by a director or officer in connection with or resulting from any claim, action, suit or proceeding in which the person may become involved by reason of his or her being or having been a director or officer of the company, or by reason of any past or future action taken or not taken in his or her capacity as such director or officer, provided such person acted in good faith, in what he reasonably believed to be the best interests of the company, and, in addition, in any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful.
      The Goodyear Tire & Rubber Company maintains and pays the premiums on contracts insuring the company and its subsidiaries (with certain exclusions) against any liability to directors and officers they may incur under the above provisions for indemnification and insuring each director and officer of the company and its subsidiaries (with certain exclusions) against liability and expense, including legal fees, which he or she may incur by reason of his or her relationship to the company even if the company does not have the obligation or right to indemnify such director or officer against such liability or expense.
Delaware Guarantors
      Each of the guarantors, except for those described separately below, is a Delaware corporation. Section 145 of the Delaware General Corporation Law authorizes a corporation to indemnify its directors and officers, against certain liabilities they may incur in such capacities in connection with criminal or civil suits or proceedings, other than an action brought by or in the right of the corporation, provided that the director or officer acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action or suit by or in the right of the corporation, the corporation may indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities, provided that the director or officer acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the corporation, except that an indemnification shall not be made in respect of any claim, issue, or matter as to which the person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the Court of Chancery or the court in which the action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper. The bylaws of each Delaware guarantor require such guarantor to indemnify its officers, directors, employees and agents to the full extent permitted by Delaware law.
      In addition, the bylaws of Wingfoot Ventures Eight, Inc., Wheel Assemblies, Inc., The Kelly-Springfield Tire Corporation, Goodyear Western Hemisphere Corporation, Goodyear International Corporation, Cosmoflex, Inc. and Belt Concepts of America, Inc. provide that the directors and officers of each of these guarantors shall not be liable to the respective guarantor for any loss, damage, liability or expense suffered by such guarantor, provided that the director or officer (i) exercised the same degree of care and skill as a prudent man would have exercised under the circumstances in the conduct of his own affairs, or (ii) took or omitted to take such action in reliance upon advice of counsel for the corporation or upon statements made or information furnished by directors, officers, employees or agents of the corporation which he had no reasonable grounds to disbelieve.
Wingfoot Commercial Tire Systems, LLC
      Wingfoot Commercial Tire Systems, LLC is an Ohio limited liability Company. Section 1705.32 of the Ohio Revised Code gives a limited liability company formed under the laws of Ohio authority to indemnify or agree to indemnify its directors and officers, against certain liabilities they may incur in such capacities in connection with criminal or civil suits or proceedings, other than an action brought by or in the right of the company, provided that the director or officer acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the company and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action or suit by or in the right of the company, the company may indemnify or agree to indemnify its directors and officers against certain liabilities they may incur in such capacities, provided that the director or officer acted in good faith and in a manner that such person reasonably believed to be in or not opposed to the best interests of the company, except that an indemnification shall not be made in respect of any claim, issue, or matter as to which the person is adjudged to be liable for negligence or misconduct in the performance of his or her duty to the company unless and only to the extent that the court of common pleas or the court in which the action or suit was brought determines, upon application, that, despite the adjudication of liability but in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnification for expenses that the court considers proper. The operating agreement of Wingfoot Commercial Tire Systems, LLC requires the company to indemnify and advance expenses to each present and future director or officer of the company to the full extent allowed by the laws of the State of Ohio.
Goodyear Canada, Inc.
      Goodyear Canada Inc. is an Ontario corporation. Under the Business Corporations Act (Ontario) (the “OBCA”), a corporation may indemnify a director or officer of the corporation (or former directors or officers or persons who have acted as a director or officer of another body corporate at the request of the corporation) against all costs, charges and expenses (including any settlement amount paid) reasonably incurred by such person in respect of any civil, criminal or administrative action or proceeding to which such person is made a party by reason of being or having been a director or officer of such corporation or body corporate, if: (i) the person acted honestly and in good faith with a view to the best interests of the corporation; and (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the person had reasonable grounds for believing that his or her conduct was lawful. A director or officer of a corporation is entitled to such indemnity from the corporation if he or she was substantially successful on the merits in his or her defense of the action or proceeding and if he or she fulfilled the conditions set out in (i) and (ii) above. A corporation may, with the approval of a court, also indemnify a director or officer in respect of an action by or on behalf of the corporation to procure a judgment in its favor, to which such person is made a party by reason of being or having been a director or an officer of the corporation, if he or she fulfills the conditions set out in (i) and (ii), above.

      In addition, the bylaws of Goodyear Canada, Inc. require the corporation to indemnify its directors and officers, subject to the OBCA, from and against (a) any liability and all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, that the director or officer sustains or incurs in respect of any civil, criminal or administrative action, suit or proceeding that is proposed or commenced against such person by reason of his or her being or having been a director or officer of the corporation or such other body corporate; and (b) all other costs, charges and expenses that the person sustains or incurs in respect of the affairs of the corporation.
Divested Litchfield Park Properties, Inc. and Goodyear Farms, Inc.
      Divested Litchfield Park Properties, Inc. and Goodyear Farms, Inc. are Arizona corporations. Section 10-851 of the Arizona Revised Statutes authorizes a corporation to indemnify a director made a party to a proceeding in such capacity, provided that the individual’s conduct was in good faith and the individual reasonably believed that the conduct was in best interests of the corporation and, in the case of any criminal proceedings, the individual had no reasonable cause to believe the conduct was unlawful. Indemnification permitted in connection with a proceeding by or in the right of the corporation is limited to reasonable expenses incurred in connection with the proceeding. Additionally, a corporation may not indemnify a director in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper financial benefit to the director in which the director was adjudged liable on the basis that financial benefit was improperly received by the director.
      Unless otherwise limited by its articles of incorporation, Section 10-854 of the Arizona Revised Statutes requires a corporation to indemnify (a) an outside director whose conduct was in good faith and who reasonably believed that the conduct was in best interests of the corporation and, in the case of any criminal proceedings, the director had no reasonable cause to believe the conduct was unlawful and (b) a director who was the prevailing party, on the merits or otherwise, in the defense of any proceeding to which the director was a party because the director is or was a director of the corporation against reasonable expenses incurred by the director in connection with the proceeding. Neither of the articles of incorporation of Divested Litchfield Park Properties, Inc. or Goodyear Farms, Inc. limit the indemnification provisions provided by Section 10-854.
      Section 10-856 of the Arizona Revised Statutes provides that a corporation may indemnify and advance expenses to an officer of the corporation who is a party to a proceeding because the individual is or was an officer of the corporation to the same extent as a director.
Dapper Tire Co., Inc.
      Dapper Tire Co., Inc. is a California corporation. Section 317 of the California Corporations Code authorizes a corporation to indemnify its directors and officers against certain liabilities they may incur in such capacities in connection with criminal or civil suits or proceedings, provided that the director or officer acted in good faith and in a manner that such person reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, the indemnification is limited to expenses actually and reasonably incurred by that person in connection with the defense or settlement of the action. A corporation is required to indemnify a director or officer to the extent that such person has been successful on the merits in defense of such criminal or civil suit. However, a corporation is not authorized to indemnify a director or officer: (a) in respect of any claim, issue or matter as to which the person shall have been adjudged to be liable to the corporation in the performance of that person’s duty to the corporation and its shareholders, unless and only to the extent that the court in which the proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine, (b) of amounts paid in settling or otherwise disposing of a pending action without court approval or (c) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.

Item 21.	Exhibits and Financial Statement Schedules

Exhibit
Table
Item No.

Exhibit
	Description of Exhibit		Number

3		Articles of Incorporation and By-Laws
	(a)	Certificate of Amended Articles of Incorporation of The Goodyear Tire & Rubber Company, dated December 20, 1954, and Certificate of Amendment to Amended Articles of Incorporation of The Goodyear Tire & Rubber Company, dated April 6, 1993, and Certificate of Amendment to Amended Articles of Incorporation of the Company dated June 4, 1996, three documents comprising the Company’s Articles of Incorporation, as amended (incorporated by reference, filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-1, File No. 333-127918).

	(b)	Code of Regulations of The Goodyear Tire & Rubber Company, adopted November 22, 1955, and amended April 5, 1965, April 7, 1980, April 6, 1981, April 13, 1987, May 7, 2003 and April 26, 2005 (incorporated by reference, filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-1, File No. 333-127918).
	(c)	Certificate of Incorporation of Wingfoot Ventures Twelve, Inc., dated May 21, 1993 and Certificate of Amendment of Certificate of Incorporation, dated November 15, 1995, changing name from “Wingfoot Ventures Twelve, Inc.” to “Belt Concepts of America, Inc.,” two documents comprising the Certificate of Incorporation, as amended, of Belt Concepts of America, Inc. (incorporated by reference, filed as Exhibit 3.1 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(d)	Bylaws of Belt Concepts of America, Inc. (incorporated by reference, filed as Exhibit 3.2 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(e)	Certificate of Incorporation of Celeron Corporation, dated March 17, 1982 (incorporated by reference, filed as Exhibit 3.3 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(f)	Bylaws of Celeron Corporation (incorporated by reference, filed as Exhibit 3.4 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(g)	Certificate of Incorporation of Cosmoflex, Inc., dated May 29, 1973 (incorporated by reference, filed as Exhibit 3.5 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(h)	Bylaws of Cosmoflex, Inc. (incorporated by reference, filed as Exhibit 3.6 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(i)	Restated Articles of Incorporation of Service Station Supply Co., dated November 30, 1983 and Certificate of Amendment of Articles of Incorporation, dated November 22, 1988, changing name from Service Station Supply Co. to Dapper Tire Co., Inc., two documents comprising the Articles of Incorporation, as amended, of Dapper Tire Co., Inc. (incorporated by reference, filed as Exhibit 3.7 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(j)	Amended and Restated Bylaws of Dapper Tire Co., Inc. (incorporated by reference, filed as Exhibit 3.8 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(k)	Certificate of Incorporation of Divested Companies Holding Company, dated November 24, 1987 (incorporated by reference, filed as Exhibit 3.9 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(l)	Bylaws of Divested Companies Holding Company (incorporated by reference, filed as Exhibit 3.10 to the Company’s Registration Statement on Form S-4, File No. 333-128932).

Exhibit
Table
Item No.

Exhibit
	Description of Exhibit		Number

	(m)	Articles of Incorporation of Divested Litchfield Park Properties, Inc., dated November 25, 1987 (incorporated by reference, filed as Exhibit 3.11 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(n)	Bylaws of Divested Litchfield Park Properties, Inc. (incorporated by reference, filed as Exhibit 3.12 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(o)	Restated Articles of Incorporation of Goodyear Farms, Inc., dated May 30, 1980 (incorporated by reference, filed as Exhibit 3.13 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(p)	Bylaws of Goodyear Farms, Inc. (incorporated by reference, filed as Exhibit 3.14 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(q)	Certificate of Incorporation of the Goodyear Tire and Rubber Export Company, dated January 16, 1922; Certificate of Amendment of the Certificate of Incorporation of the Goodyear Tire and Rubber Export Company, dated February 12, 1957; changing name from “Goodyear Tire and Rubber Export Company” to “Goodyear International Corporation,” two documents comprising the Certificate of Incorporation, as amended, of Goodyear International Corporation (incorporated by reference, filed as Exhibit 3.15 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(r)	Bylaws of Goodyear International Corporation (incorporated by reference, filed as Exhibit 3.16 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(s)	Certificate of Incorporation of Goodyear Western Hemisphere Corporation, dated February 27, 1950 (incorporated by reference, filed as Exhibit 3.17 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(t)	Bylaws of Goodyear Western Hemisphere Corporation (incorporated by reference, filed as Exhibit 3.18 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(u)	Certificate of Incorporation of Wingfoot Ventures Fourteen Inc., dated May 21, 1993 and Certificate of Amendment of Certificate of Incorporation of Wingfoot Ventures Fourteen Inc., dated March 7, 1997 changing name from “Wingfoot Ventures Fourteen Inc.” to “The Kelly-Springfield Tire Corporation,” two documents comprising the Certificate of Incorporation, as amended, of The Kelly-Springfield Tire Corporation (incorporated by reference, filed as Exhibit 3.19 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(v)	Bylaws of The Kelly-Springfield Tire Corporation (incorporated by reference, filed as Exhibit 3.20 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(w)	Certificate of Incorporation of Wheel Assemblies Inc., dated July 15, 1998 (incorporated by reference, filed as Exhibit 3.21 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(x)	Bylaws of Wheel Assemblies Inc. (incorporated by reference, filed as Exhibit 3.22 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(y)	Articles of Organization of Wingfoot Commercial Tire Systems, LLC, dated September 21, 2000 (incorporated by reference, filed as Exhibit 3.23 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(z)	Operating Agreement of Wingfoot Commercial Tire Systems, LLC, dated October 31, 2000 (incorporated by reference, filed as Exhibit 3.24 to the Company’s Registration Statement on Form S-4, File No. 333-128932).

Exhibit
Table
Item No.

Exhibit
	Description of Exhibit		Number

	(aa)	Certificate of Incorporation of Wingfoot Ventures Eight Inc., dated July 22, 1988 (incorporated by reference, filed as Exhibit 3.25 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(bb)	Bylaws of Wingfoot Ventures Eight Inc. (incorporated by reference, filed as Exhibit 3.26 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(cc)	Certificate and Articles of Amalgamation of Goodyear Canada Inc., dated January 1, 2002 (incorporated by reference, filed as Exhibit 3.27 to the Company’s Registration Statement on Form S-4, File No. 333-128932).
	(dd)	Bylaws of Goodyear Canada Inc. (incorporated by reference, filed as Exhibit 3.28 to the Company’s Registration Statement on Form S-4, File No. 333-128932).

4		Instruments Defining the Rights of Security Holders, Including Indentures
	(a)	Specimen nondenominational Certificate for shares of the Common Stock, Without Par Value, of the Company; EquiServe Trust Company, transfer agent and registrar (incorporated by reference, filed as Exhibit 4.1 to the Company’s Registration Statement on Form S-1, File No. 333-127918).
	(b)	Indenture, dated as of March 15, 1996, between the Company and JPMorgan Chase Bank, as Trustee, as supplemented on December 3, 1996, March 11, 1998, and March 17, 1998 (incorporated by reference, filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, File No. 1-1927).

	(c)	Indenture, dated as of March 1, 1999, between the Company and JPMorgan Chase Bank, as Trustee, as supplemented on March 14, 2000 in respect of $300,000,000 principal amount of the Company’s 8.50% Notes due 2007 (incorporated by reference, filed as Exhibit 4.1, to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2000, File No. 1-1927), and as further supplemented on August 15, 2001, in respect of the Company’s $650,000,000 principal amount of the Company’s 7.857% Notes due 2011 (incorporated by reference, filed as Exhibit 4.3 to the Company’s Quarterly Report on Form 10-Q for the period ended September 30, 2001, File No. 1-1927).

	(d)	First Lien Credit Agreement, dated as of April 8, 2005, among Goodyear, the lenders party thereto, the issuing banks party thereto, Citicorp USA, Inc. as Syndication Agent, Bank of America, N.A., as Documentation Agent, the CIT Group/ Business Credit, Inc., as Documentation Agent, General Electric Capital Corporation, as Documentation Agent, GMAC Commercial Finance LLC, as Documentation Agent and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent (incorporated by reference, filed as Exhibit 4.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, File No. 1-1927).

	(e)	Second Lien Credit Agreement, dated as of April 8, 2005, among Goodyear, the lenders party thereto, Deutsche Bank Trust Company Americas, as Collateral Agent, and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference, filed as Exhibit 4.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, File No. 1-1927).

	(f)	Third Lien Credit Agreement, dated as of April 8, 2005, among Goodyear, the subsidiary guarantors listed on the signature pages thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference, filed as Exhibit 4.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, File No. 1-1927).

Exhibit
Table
Item No.

Exhibit
	Description of Exhibit		Number

	(g)	Amended and Restated Term Loan and Revolving Credit Agreement, dated as of April 8, 2005, among Goodyear, Goodyear Dunlop Tires Europe B.V., Goodyear Dunlop Tires Germany GmbH, Goodyear GmbH & Co. KG, Dunlop GmbH & Co. KG, Goodyear Luxembourg Tires S.A., the lenders party thereto, J.P. Morgan Europe Limited, as Administrative Agent, and JPMorgan Chase Bank, N.A., as Collateral Agent, including Amendment and Restatement Agreement, dated as of April 8, 2005 (incorporated by reference, filed as Exhibit 4.4 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, File No. 1-1927).

	(h)	First Lien Guarantee and Collateral Agreement, dated as of April 8, 2005, among Goodyear, the Subsidiaries of Goodyear identified therein and JPMorgan Chase Bank, N.A., as collateral agent (incorporated by reference, filed as Exhibit 4.5 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, File No. 1-1927).

	(i)	Second Lien Guarantee and Collateral Agreement, dated as of April 8, 2005, among Goodyear, the Subsidiaries of Goodyear identified therein and Deutsche Bank Trust Company Americas, as collateral agent (incorporated by reference, filed as Exhibit 4.6 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, File No. 1-1927).

	(j)	Master Guarantee and Collateral Agreement, dated as of March 31, 2003, as Amended and Restated as of February 20, 2004, and as further Amended and Restated as of April 8, 2005, among Goodyear, Goodyear Dunlop Tires Europe B.V., the other subsidiaries of Goodyear identified therein and JPMorgan Chase Bank, N.A., as Collateral Agent, including Amendment and Restatement Agreement, dated as of April 8, 2005 (incorporated by reference, filed as Exhibit 4.7 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, File No. 1-1927).

	(k)	Lenders Lien Subordination and Intercreditor Agreement, dated as of April 8, 2005, among JPMorgan Chase Bank, N.A. as collateral agent for the First Lien Secured Parties referred to therein, Deutsche Bank Trust Company Americas, as collateral agent for the Second Lien Secured Parties referred to therein, Goodyear, and the subsidiaries of Goodyear named therein (incorporated by reference, filed as Exhibit 4.8 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005, File No. 1-1927).

	(l)	Purchase Agreement, dated June 20, 2005, among Goodyear, certain subsidiaries of Goodyear and Citigroup Global Markets Inc., as representative of the several Purchasers listed therein (incorporated by reference, filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K filed June 24, 2005, File No. 1-1927).

	(m)	Indenture, dated as of June 23, 2005 among Goodyear, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as Trustee (incorporated by reference, filed as Exhibit 4.2 to the Company’s Current Report on Form 8-K filed June 24, 2005, File No. 1-1927).

	(n)	Registration Rights Agreement, dated as of June 23, 2005, among Goodyear, Citigroup Global Markets Inc., BNP Paribas Securities Corp., Credit Suisse First Boston LLC, Goldman, Sachs & Co., J.P. Morgan Securities Inc., Calyon Securities (USA) Inc., Deutsche Bank Securities, Inc., Natexis Bleichroeder Inc. and KBC Financial Products USA, Inc. (incorporated by reference, filed as Exhibit 4.3 to the Company’s Current Report on Form 8-K filed June 24, 2005, File No. 1-1927).

Exhibit
Table
Item No.

Exhibit
	Description of Exhibit		Number

	(o)	Amendment No. 2 to the General Master Purchase Agreement dated May 23, 2005 and August 26, 2005 between Ester Finance Titrisation, as Purchaser, Eurofactor, as Agent, Calyon, as Joint Lead Arranger and as Calculation Agent, Natexis Banques Populairies, as Joint Lead Arranger, Goodyear Dunlop Tires Finance Europe B.V. and the Sellers listed therein (including Amended and Restated General Master Purchase Agreement) (incorporated by reference, filed as Exhibit 4.1 to Goodyear’s Registration Statement on Form S-4, File No. 333-128932).

	(p)	Amendment No. 2 to the Master Subordinated Deposit Agreement dated May 23, 2005 and August 26, 2005 between Eurofactor, as Agent, Calyon, as Calculation Agent, Ester Finance Titrisation, as Purchaser, and Goodyear Dunlop Tires Finance Europe B.V. (including Amended and Restated Master Subordinated Deposit Agreement) (incorporated by reference, filed as Exhibit 4.2 to Goodyear’s Registration Statement on Form S-4, File No. 333-128932).

	(q)	Master Complementary Deposit Agreement dated December 10, 2004 between Eurofactor, as Agent, Calyon, as Calculation Agent, Ester Finance Titrisation, as Purchaser, and Goodyear Dunlop Tires Finance Europe B.V. (incorporated by reference, filed as Exhibit 4.3 to Goodyear’s Annual Report on Form 10-K for the year ended December 31, 2003, File No. 1-1927).

	(r)	Indenture dated as of March 12, 2004 among Goodyear, the subsidiary guarantors party thereto and Wells Fargo Bank, N.A., as Trustee (incorporated by reference, filed as Exhibit 4.11 to Goodyear’s Annual Report on Form 10-K for the year ended December 31, 2003, File No. 1-1927).

	(s)	Note Purchase Agreement dated as of March 12, 2004 among Goodyear, certain subsidiaries of Goodyear and the investors listed therein (incorporated by reference, filed as Exhibit 4.12 to Goodyear’s Annual Report on Form 10-K for the year ended December 31, 2003, File No. 1-1927).

	(t)	Registration Rights Agreement dated as of March 12, 2004 among Goodyear, certain subsidiaries of Goodyear and the investors listed therein (incorporated by reference, filed as Exhibit 4.13 to Goodyear’s Annual Report on Form 10-K for the year ended December 31, 2003, File No. 1-1927).

	(u)	Collateral Agreement dated as of March 12, 2004 among Goodyear, certain subsidiaries of Goodyear and Wilmington Trust Company, as Collateral Agent (incorporated by reference, filed as Exhibit 4.14 to Goodyear’s Annual Report on Form 10-K for the year ended December 31, 2003, File No. 1-1927).

	(v)	Lien Subordination and Intercreditor Agreement dated as of March 12, 2004 among Goodyear, certain subsidiaries of Goodyear, JPMorgan Chase Bank and Wilmington Trust Company (incorporated by reference, filed as Exhibit 4.15 to Goodyear’s Annual Report on Form 10-K for the year ended December 31, 2003, File No. 1-1927).

	(w)	Note Purchase Agreement, dated June 28, 2004, among Goodyear and the purchasers listed therein (incorporated by reference, filed as Exhibit 4.3 to Goodyear’s Form 10-Q for the quarter ended September 30, 2004, File No. 1-1927).

	(x)	Indenture, dated as of July 2, 2004, between Goodyear, as Company, and Wells Fargo Bank, N.A., as Trustee (incorporated by reference, filed as Exhibit 4.4 to Goodyear’s Form 10-Q for the quarter ended September 30, 2004, File No. 1-1927).

Exhibit
Table
Item No.

Exhibit
	Description of Exhibit		Number

	(y)	Registration Rights Agreement, dated as of July 2, 2004, among Goodyear, Goldman, Sachs & Co., Deutsche Bank Securities Inc., and J.P. Morgan Securities Inc. (incorporated by reference, filed as Exhibit 4.5 to Goodyear’s Form 10-Q for the quarter ended September 30, 2004, File No. 1-1927).

In accordance with Item 601(b)(4)(iii) of Regulation S-K, agreements and instruments defining the rights of holders of long-term debt of the Company pursuant to which the amount of securities authorized thereunder does not exceed 10% of the consolidated assets of the Company and its subsidiaries are not filed herewith. The Company hereby agrees to furnish a copy of any such agreement or instrument to the Securities and Exchange Commission upon request.

5		Legal Opinion
	(a)**	Opinion of Covington & Burling.

10		Material Contracts
	(a)*	2005 Performance Plan of the Company (incorporated by reference, filed as Exhibit 10.1 to Goodyear’s Current Report on Form 8-K filed April 27, 2005, File No. 1-1927).

	(b)*	2002 Performance Plan of the Company (incorporated by reference, filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, File No. 1-1927).

	(c)*	1997 Performance Incentive Plan of the Company (incorporated by reference, filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, File No. 1-1927).

	(d)*	1989 Goodyear Performance and Equity Incentive Plan (incorporated by reference, filed as Exhibit A to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 1989, File No. 1-1927).

	(e)*	Performance Recognition Plan of the Company adopted effective January 1, 2003 (incorporated by reference, filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, File No. 1-1927).

	(f)*	Goodyear Supplementary Pension Plan, as restated and amended December 3, 2001 (incorporated by reference, filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, File No. 1-1927).

	(g)*	Goodyear Employee Severance Plan, as adopted on February 14, 1989 (incorporated by reference, filed as Exhibit A-II to the Company’s Annual Report on Form 10-K for the year ended December 31, 1988, File No. 1-1927).

	(h)*	The Goodyear Tire & Rubber Company Stock Option Plan for Hourly Bargaining Unit Employees at Designated Locations, as amended December 4, 2001 (incorporated by reference, filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, File No. 1-1927).

	(i)*	The Goodyear Tire & Rubber Company Deferred Compensation Plan for Executives, amended and restated as of January 1, 2002 (incorporated by reference, filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2001, File No. 1-1927).

	(j)*	First Amendment to The Goodyear Tire & Rubber Company Deferred Compensation Plan for Executives effective as of December 3, 2002 (incorporated by reference, filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, File No. 1-1927).

Exhibit
Table
Item No.

Exhibit
	Description of Exhibit		Number

	(k)*	1994 Restricted Stock Award Plan for Non-Employee Directors of the Company, as adopted effective June 1, 1994 (incorporated by reference, filed as Exhibit B to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1994, File No. 1-1927).

	(l)*	Outside Directors’ Equity Participation Plan, as adopted February 2, 1996 and amended February 3,1998 (incorporated by reference, filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1997, File No. 1-1927).

	(m)*	Executive Performance Plan of The Goodyear Tire & Rubber Company (incorporated by reference, filed as Exhibit 10.1 to Goodyear’s Annual Report on Form 10-K for the year ended December 31, 2003, File No. 1-1927).

	(n)	Umbrella Agreement, dated as of June 14, 1999, between the Company and Sumitomo Rubber Industries, Ltd. (incorporated by reference, filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, File No. 1-1927).

	(o)	Amendment No. 1 to the Umbrella Agreement dated as of January 1, 2003, between the Company and Sumitomo Rubber Industries, Ltd. (incorporated by reference, filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2002, File No. 1-1927).

	(p)	Amendment No. 2 to the Umbrella Agreement dated as of April 7, 2003, between the Company and Sumitomo Rubber Industries, Ltd (incorporated by reference, filed as Exhibit 10.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, File No. 1-1927).

	(q)	Agreement dated as of March 3, 2003, between Goodyear and Sumitomo Rubber Industries, Ltd. amending certain provisions of the alliance agreements (incorporated by reference, filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, File No. 1-1927).

	(r)	Amendment No. 3 to the Umbrella Agreement dated July 15, 2004, between the Company and Sumitomo Rubber Industries, Ltd. (incorporated by reference, filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, File No. 1-1927).

	(s)	Joint Venture Agreement for Europe, dated as of June 14, 1999 (and amendment No. 1 dated as of September 1, 1999), among the Company, Goodyear S.A., a French corporation, Goodyear S.A., a Luxembourg corporation, Goodyear Canada Inc., Sumitomo Rubber Industries, Ltd., and Sumitomo Rubber Europe B.V. (incorporated by reference, filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, File No. 1-1927).

	(t)	Shareholders Agreement for the Europe JVC, dated as of June 14, 1999, among the Company, Goodyear S.A., a French corporation, Goodyear S.A., a Luxembourg corporation, Goodyear Canada Inc., and Sumitomo Rubber Industries, Ltd. (incorporated by reference, filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, File No. 1-1927).

	(u)	Amendment No. 1 to the Shareholders Agreement for the Europe JVC, dated April 21, 2000, among the Company, Goodyear S.A., a French corporation, Goodyear S.A., a Luxembourg corporation, Goodyear Canada Inc. and Sumitomo Rubber Industries, Ltd (incorporated by reference, filed as Exhibit 10.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, File No. 1-1927).

Exhibit
Table
Item No.

Exhibit
	Description of Exhibit		Number

	(v)	Amendment No. 2 to the Shareholders Agreement for the Europe JVC dated July 15, 2004, (incorporated by reference, filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2004, File No. 1-1927).

	(w)	Amendment No. 3 to the Shareholders Agreement for the Europe JVC dated August 30, 2005 (incorporated by reference, filed as Exhibit 10.1 to Goodyear’s Registration Statement on Form S-4, File No. 333-128932).

	(x)*	Letter agreement dated September 11, 2000, between the Company and Robert J. Keegan (incorporated by reference, filed as Exhibit 10.1 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, File No. 1-1927).

	(y)*	Supplement and amendment to letter agreement between the Company and Robert J. Keegan dated February 3, 2004 (incorporated by reference, filed as Exhibit 10.2 to Goodyear’s Annual Report on Form 10-K for the year ended December 31, 2003, File. No. 1-1927).

	(z)*	Form of Restricted Stock Purchase Agreement (incorporated by reference, filed as Exhibit 10.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, File No. 1-1927).

	(aa)*	Stock Option Grant Agreement dated October 3, 2000, between the Company and Robert J. Keegan (incorporated by reference, filed as Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2000, File No. 1-1927).

	(bb)*	Form of Performance Equity Grant Agreement (incorporated by reference, filed as Exhibit 10.3 to Goodyear’s Annual Report on Form 10-K for the year ended December 31, 2003, File No. 1-1927).

	(cc)*	Copy of Hourly and Salaried Employees Stock Option Plan of the Company as amended September 30, 2002 (incorporated by reference, filed as Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2002, File No. 1-1927).

	(dd)*	Forms of Stock Option Grant Agreements for options and SARs, Part I, Agreement for Non-Qualified Stock Options, and Part II, Agreement for Non-Qualified Stock Options with tandem Stock Appreciation Rights (incorporated by reference, filed as Exhibit 10.4 to Goodyear’s Annual Report on Form 10-K for the year ended December 31, 2003, File No. 1-1927).

	(ee)*	Form of Grant Agreement for Executive Performance Plan (incorporated by reference, filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on February 28, 2005, File No. 1-1927).

	(ff)*	Letter Agreement dated July 14, 2004, between the Company and Robert W. Tieken (incorporated by reference, filed as Exhibit 10.1 to Goodyear’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, File No. 1-1927).

	(gg)*	Schedule of Outside Directors’ Annual Compensation (incorporated by reference, filed as Exhibit 10.1 to Goodyear’s Current Report on Form 8-K filed April 14, 2005, File No. 1-1927).

	(hh)*	Schedule of Salary and Bonus for Named Executive Officers (incorporated by reference, filed as Exhibit 10.5 to Goodyear’s Annual Report on Form 10-K for the year ended December 31, 2004, File No. 1-1927).

12		Statement re Computation of Ratios
	(a)	Statement setting forth the Computation of Ratio of Earnings to Fixed Charges (incorporated by reference, filed as Exhibit 12 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005, File No. 1-1927).

Exhibit
Table
Item No.

			Exhibit
	Description of Exhibit		Number

21		Subsidiaries
	(a)	List of subsidiaries of the Company at December 31, 2004 (incorporated by reference, filed as Exhibit 21.1 to Goodyear’s Annual Report on Form 10-K for the year ended December 31, 2004, File No. 1-1927).

23		Consents of Independent Registered Public Accounting Firms
	(a)	Consent of PricewaterhouseCoopers LLP.	23.1
	(b)	Consent of KPMG.	23.2

24		Powers of Attorney
	(a)	Powers of Attorney of Officers and Directors signing this report.	24.1
99
	(a)**	Form of Letter of Transmittal.

*	Indicates management contract or compensatory plan or arrangement.
**	To be filed in amendment.

Item 22.	Undertakings
      The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
      The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.
      The undersigned registrants hereby undertake that insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on this 11th day of October 2005.

The Goodyear Tire & Rubber Company

By:	/s/ RICHARD J. KRAMER

Name: Richard J. Kramer
Title: Executive Vice President and
Chief Financial Officer
      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature		Title	Date

* Robert J. Keegan		Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

/s/ RICHARD J. KRAMER Richard J. Kramer		Executive Vice President and Chief Financial Officer (Principal Financial Officer)	October 11, 2005

/s/ THOMAS A. CONNELL Thomas A. Connell		Vice President and Controller (Principal Accounting Officer)	October 11, 2005

* Rodney O’Neal		Director

* Shirley D. Peterson		Director

* John G. Breen		Director

* Denise M. Morrison		Director

* Gary D. Forsee		Director

* William J. Hudson, Jr.		Director

* James C. Boland		Director

* Steven A. Minter		Director

* Thomas H. Weidemeyer		Director

*By:	/s/ RICHARD J. KRAMER Richard J. Kramer		October 11, 2005
Attorney-in-fact for each of the persons indicated

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on this 11th day of October, 2005.

Belt Concepts of America, Inc.

By:	/s/ TIMOTHY R. TOPPEN

Timothy R. Toppen
President
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints RICHARD J. KRAMER, C. THOMAS HARVIE, THOMAS A. CONNELL AND DARREN R. WELLS, and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on October 11, 2005.

Signature	Title

/s/ TIMOTHY R. TOPPEN Timothy R. Toppen	Director and President (Principal Executive Officer)

/s/ DARREN R. WELLS Darren R. Wells	Director, Vice President and Treasurer (Principal Financial Officer)

/s/ CHRISTOPHER JONES Christopher Jones	Director and Assistant Comptroller (Principal Accounting Officer)

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on this 11th day of October, 2005.

Celeron Corporation

By:	/s/ RICHARD J. KRAMER

Richard J. Kramer
President
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints RICHARD J. KRAMER, C. THOMAS HARVIE, THOMAS A. CONNELL AND DARREN R. WELLS, and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on October 11, 2005.

Signature	Title

/s/ RICHARD J. KRAMER Richard J. Kramer	Director and President (Principal Executive Officer)

/s/ DARREN R. WELLS Darren R. Wells	Director, Vice President and Treasurer (Principal Financial Officer)

/s/ THOMAS A. CONNELL Thomas A. Connell	Director, Vice President and Comptroller (Principal Accounting Officer)

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on this 11th day of October, 2005.

Cosmoflex, Inc.

By:	/s/ RICHARD E. CAMPBELL

Richard E. Campbell
President
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints RICHARD J. KRAMER, C. THOMAS HARVIE, THOMAS A. CONNELL AND DARREN R. WELLS, and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on October 11, 2005.

Signature	Title

/s/ RICHARD E. CAMPBELL Richard E. Campbell	President (Principal Executive Officer)

/s/ DARREN R. WELLS Darren R. Wells	Director, Vice President and Treasurer (Principal Financial Officer)

/s/ CHRISTOPHER JONES Christopher Jones	Comptroller (Principal Accounting Officer)

/s/ THOMAS A. CONNELL Thomas A. Connell	Director

/s/ TIMOTHY R. TOPPEN Timothy R. Toppen	Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on this 11th day of October, 2005.

Dapper Tire Co., Inc.

By:	/s/ SAL MARQUEZ

Sal Marquez
President
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints RICHARD J. KRAMER, C. THOMAS HARVIE, THOMAS A. CONNELL AND DARREN R. WELLS, and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on October 11, 2005.

Signature	Title

/s/ SAL MARQUEZ Sal Marquez	President (Principal Executive Officer)

/s/ DARREN R. WELLS Darren R. Wells	Director, Vice President and Treasurer (Principal Financial Officer)

/s/ THOMAS CONNELL Thomas Connell	Vice President (Principal Accounting Officer)

/s/ MICHAEL R. RICKMAN Michael R. Rickman	Director

/s/ JOHN F. WINTERTON John F. Winterton	Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on this 11th day of October, 2005.

Divested Companies Holding Company

By:	/s/ D. BRENT COPELAND

D. Brent Copeland
President
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints RICHARD J. KRAMER, C. THOMAS HARVIE, THOMAS A. CONNELL AND DARREN R. WELLS, and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on October 11, 2005.

Signature	Title

/s/ D. BRENT COPELAND D. Brent Copeland	Director and President (Principal Executive Officer)

/s/ RONALD J. CARR Ronald J. Carr	Director, Vice President, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)

/s/ RANDALL M. LOYD Randall M. Loyd	Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on this 11th day of October, 2005.

Divested Litchfield Park Properties, Inc.

By:	/s/ D. BRENT COPELAND

D. Brent Copeland
President
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints RICHARD J. KRAMER, C. THOMAS HARVIE, THOMAS A. CONNELL AND DARREN R. WELLS, and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on October 11, 2005.

Signature	Title

/s/ D. BRENT COPELAND D. Brent Copeland	Director and President (Principal Executive Officer)

/s/ RONALD J. CARR Ronald J. Carr	Director, Vice President, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)

/s/ RANDALL M. LOYD Randall M. Loyd	Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario, on this 11th day of October, 2005.

Goodyear Canada Inc.

By:	/s/ JAMES S. COULTER

James S. Coulter
President
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints RICHARD J. KRAMER, C. THOMAS HARVIE, THOMAS A. CONNELL AND DARREN R. WELLS, and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on October 11, 2005.

Signature	Title

/s/ JAMES S. COULTER James S. Coulter	Director and President (Principal Executive Officer)

/s/ LINDA M. ALEXANDER Linda M. Alexander	Director and Vice President Finance and Administration (Principal Financial Officer and Principal Accounting Officer)

/s/ DOUGLAS S. HAMILTON Douglas S. Hamilton	Director

/s/ FARRIS J.H. JABOOR Farris J.H. Jaboor	Director

/s/ AUGUSTINE M. LIOTTA Augustine M. Liotta	Director

/s/ LAWRENCE D. MASON Lawrence D. Mason	Director and Authorized Representative in the United States

/s/ STEPHEN R. McCLELLAN Stephen R. McClellan	Director

Signature	Title

/s/ CHARLES L. MICK Charles L. Mick	Director

/s/ JONATHAN D. RICH Jonathan D. Rich	Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on this 11th day of October, 2005.

Goodyear Farms, Inc.

By:	/s/ RICHARD J. KRAMER

Richard J. Kramer
President
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints RICHARD J. KRAMER, C. THOMAS HARVIE, THOMAS A. CONNELL AND DARREN R. WELLS, and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on October 11, 2005.

Signature	Title

/s/ RICHARD J. KRAMER Richard J. Kramer	Director and President (Principal Executive Officer)

/s/ DARREN R. WELLS Darren R. Wells	Director, Vice President and Treasurer (Principal Financial Officer)

/s/ THOMAS A. CONNELL Thomas A. Connell	Director, Vice President and Comptroller (Principal Accounting Officer)

/s/ BERTRAM BELL Bertram Bell	Director

/s/ ANTHONY E. MILLER Anthony E. Miller	Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on this 11th day of October, 2005.

Goodyear International Corporation

By:	/s/ ROBERT J. KEEGAN

Robert J. Keegan
President
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints RICHARD J. KRAMER, C. THOMAS HARVIE, THOMAS A. CONNELL AND DARREN R. WELLS, and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on October 11, 2005.

Signature	Title

/s/ ROBERT J. KEEGAN Robert J. Keegan	Chairman of the Board and President (Principal Executive Officer)

/s/ DARREN R. WELLS Darren R. Wells	Vice President and Treasurer (Principal Financial Officer)

/s/ THOMAS A. CONNELL Thomas A. Connell	Director, Vice President and Comptroller (Principal Accounting Officer)

/s/ BERTRAM BELL Bertram Bell	Director

/s/ CHRISTOPHER W. CLARK Christopher W. Clark	Director

/s/ RICHARD J. KRAMER Richard J. Kramer	Director

/s/ JONATHAN D. RICH Jonathan D. Rich	Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on this 11th day of October, 2005.

Goodyear Western Hemisphere Corporation

By:	/s/ RICHARD J. KRAMER

Richard J. Kramer
President
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints RICHARD J. KRAMER, C. THOMAS HARVIE, THOMAS A. CONNELL AND DARREN R. WELLS, and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on October 11, 2005.

Signature	Title

/s/ RICHARD J. KRAMER Richard J. Kramer	Director and President (Principal Executive Officer)

/s/ DARREN R. WELLS Darren R. Wells	Director, Vice President and Treasurer (Principal Financial Officer)

/s/ THOMAS A. CONNELL Thomas A. Connell	Director, Vice President and Comptroller (Principal Accounting Officer)

/s/ BERTRAM BELL Bertram Bell	Director

/s/ ROBERT J. KEEGAN Robert J. Keegan	Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on this 11th day of October, 2005.

The Kelly-Springfield Tire Corporation

By:	/s/ JONATHAN D. RICH

Jonathan D. Rich
President and Chief Executive Officer
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints RICHARD J. KRAMER, C. THOMAS HARVIE, THOMAS A. CONNELL AND DARREN R. WELLS, and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on October 11, 2005.

Signature	Title

/s/ JONATHAN D. RICH Jonathan D. Rich	Director, President and Chief Executive Officer (Principal Executive Officer)

/s/ J. WILLIAM HEITMAN J. William Heitman	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ RICHARD J. KRAMER Richard J. Kramer	Director

/s/ STEPHEN R. McCLELLAN Stephen R. McClellan	Director

/s/ MICHAEL R. RICKMAN Michael R. Rickman	Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Akron, State of Ohio, on this 11th day of October, 2005.

Wheel Assemblies Inc.

By:	/s/ JONATHAN D. RICH

Jonathan D. Rich
President and Chief Executive Officer
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints RICHARD J. KRAMER, C. THOMAS HARVIE, THOMAS A. CONNELL AND DARREN R. WELLS, and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on October 11, 2005.

Signature	Title

/s/ JONATHAN D. RICH Jonathan D. Rich	Director and President and Chief Executive Officer (Principal Executive Officer)

/s/ DARREN R. WELLS Darren R. Wells	Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ RICHARD J. KRAMER Richard J. Kramer	Director

/s/ MICHAEL R. RICKMAN Michael R. Rickman	Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Ohio, on this 11th day of October, 2005.

Wingfoot Commercial Tire Systems, LLC

By:	/s/ D. BRENT COPELAND

D. Brent Copeland
President and Chief Operating Officer
President
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints RICHARD J. KRAMER, C. THOMAS HARVIE, THOMAS A. CONNELL AND DARREN R. WELLS, and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on October 11, 2005.

Signature	Title

/s/ D. BRENT COPELAND D. Brent Copeland	President and Chief Operating Officer (Principal Executive Officer)

/s/ RONALD J. CARR Ronald J. Carr	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ THOMAS A. CONNELL Thomas A. Connell	Director

/s/ J. WILLIAM HEITMAN J. William Heitman	Director

/s/ STEPHEN R. McCLELLAN Stephen R. McClellan	Director

/s/ JONATHAN D. RICH Jonathan D. Rich	Director

Signature	Title

/s/ MICHAEL R. RICKMAN Michael R. Rickman	Director

/s/ DARREN R. WELLS Darren R. Wells	Director

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Smith, State of Arkansas, on this 11th day of October, 2005.

Wingfoot Ventures Eight Inc.

By:	/s/ D. BRENT COPELAND

D. Brent Copeland
President
POWER OF ATTORNEY
      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints RICHARD J. KRAMER, C. THOMAS HARVIE, THOMAS A. CONNELL AND DARREN R. WELLS, and each of them, his true and lawful attorneys-in-fact, with full power of substitution, for him and his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such said attorneys-in-fact and agents with full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
      Pursuant to the requirements of the Securities Act, this registration statement has been signed by each of the following persons in the capacities indicated on October 11, 2005.

Signature	Title

/s/ D. BRENT COPELAND D. Brent Copeland	Director and President (Principal Executive Officer)

/s/ RONALD J. CARR Ronald J. Carr	Director, Vice President, Treasurer and Secretary (Principal Financial Officer and Principal Accounting Officer)

/s/ RANDALL M. LOYD Randall M. Loyd	Director